Exhibit 10.4

LEEF - ICANIC

JANUARY 21, 2022

LEEF - ICANIC

Party Name	Party Name Abbreviation
LEEF Holdings, Inc.	“Company”
Endeavor Trust Corporation	“Depositary”
Endeavor Trust Corporation	“Escrow Agent”
Icanic Brands Company Inc.	“Purchaser”
Icanic Merger Sub, Inc.	“Subco”
Jackson Tidus, a Law Corporation, US legal counsel to Company	“JT”
Cassels Brock & Blackwell LLP, Canadian legal counsel to Company	“CBB”
Bayline Capital, financial advisor to the Company	“BC”
McMillan LLP, legal counsel to Purchaser	“McM”
Micah Anderson	“Representative”
Micah Anderson, Emily Heitman and Bryon James [other]	“Company Key Personnel”
Mark Smith, Nishal Kumar, Suhas Patel, Brandon Kou, Chris Cherry, Ripal Patel	“Purchaser Key Personnel”

Capitalized terms used and not defined herein have the meanings given them in the Merger Agreement among the Purchaser, the Company, Subco, and the Representative dated January 21, 2022.

INDEX

DOCUMENTS

A.	PRE- CLOSING MATTERS

1.	Merger Agreement

2.	Company Disclosure Letter

3.	Purchaser Disclosure Letter

4.	Option Agreement

5.	Side Letter Agreement – Lock-Up

6.	Promissory Note

7.	Company Authorizing Board Resolution

8.	Company Extension Agreement

9.	News Release Announcing Transaction

B.	CLOSING MATTERS

10.	Company Capitalization Spreadsheet

11.	Information Statement

12.	Referred Revenue Schedule

13.	Company Investments Reorganization

14.	Updated Company Disclosure Letter

15.	Company Stockholder Approval

16.	Drag-Along Notice

17.	Accredited Investor Questionnaires

18.	Employment Agreement for Micah Anderson

19.	Lock-Up Agreement from each Company Key Personnel

20.	Officers’ Certificate pursuant to Section 9.2(a) and (b) of the Merger Agreement

21.	Good Standing Certificate from Nevada

22.	Pre-filing Articles of Merger in Nevada

23.	Articles of Merger

24.	Waiver re: US$3 Million Cash Balance Condition Precedent

25.	Initial CSE Form 10

26.	Material Change Report for the Transaction

27.	Updated Purchaser Disclosure Letter

28.	Lock-Up Agreement from each Purchaser Key Personnel

29.	Purchaser’s Officers’ Certificate pursuant to Section 9.3(b) of the Merger Agreement

30.	Subco’s Officers’ Certificate pursuant to Section 9.3(c) of the Merger Agreement

31.	Purchaser’s Officers’ Certificate pursuant to Section 9.3(f) of the Merger Agreement

32.	Financial Certificate pursuant to Section 9.3(k) of the Merger Agreement

33.	Purchaser Good Standing Certificate

34.	Subco Good Standing Certificate

35.	Supplemental Indenture

36.	News Release Announcing Closing of the Transaction

C.	DEPOSITARY MATTERS

37.	Letter of Transmittal

38.	Depositary Agreement among the Depositary, the Company and the Purchaser

39.	Treasury Direction of Purchaser with Respect to the Issuance of the Payment Shares Registered in Trust to the Depositary

D.	CONDITIONAL PURCHASE AGREEMENT ESCROW MATTERS

40.	Escrow Agreement

41.	Share Certificates of Kamaldeep Thindal and Jagdish Thindal

MERGER AGREEMENT

Made as of Between

ICANIC BRANDS COMPANY INC.

(the “Purchaser”)

and

LEEF HOLDINGS, INC.

(the “Company”)

and

ICANIC MERGER SUB, INC.

(“Subco”)

and

MICAH ANDERSON

(the “Stockholders Representative”)

MERGER AGREEMENT

MERGER AGREEMENT

- i -

MERGER AGREEMENT

- ii -

Section 12.18 Number and Gender	61
Section 12.19 Time of Essence.	61

Exhibits and Appendix

Exhibit A	Form of Accredited Investor Certification
Exhibit B	Form of Employment Agreement
Exhibit C	Lock-Up Agreement
Exhibit D	Legending of Payment Shares
Appendix I	Earn-Out Example

MERGER AGREEMENT

- iii -

MERGER AGREEMENT

This Agreement is entered into on January 21, 2022 by and among Icanic Brands Company Inc. (the “Purchaser”), a company incorporated pursuant to the Business Corporations Act (British Columbia), LEEF Holdings, Inc. (the “Company”), a Nevada corporation, Icanic Merger Sub, Inc., a Nevada corporation (“Subco”), and Micah Anderson, solely in his capacity as representative of the Company Stockholders (the “Stockholders Representative”). Defined terms used herein have the meaning set forth in Section 1.1.

To the extent possible under the Tax Act, the Parties intend that for Canadian federal income purposes, an Eligible Holder shall be entitled to make a joint income tax election, pursuant to section 85 of the Tax Act (and any analogous provision of provincial income tax law), to have the Eligible Holder’s disposition of their Company Common Shares pursuant to the Merger occur on a full or partial rollover basis.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions

In this Agreement (including the preamble, recitals and each Schedule hereto), the following terms have the meanings ascribed thereto as follows:

(1) “Accredited Investor” means an accredited investor as defined in Rule 501(a) under the U.S. Securities Act.

(2) “Accredited Investor Certification” means the Accredited Investor Certification, in substantially the form attached hereto as Exhibit A.

(3) “Acquisition” means the acquisition of the Company by Purchaser effected through the Merger.

(4) “Affiliate” has the meaning ascribed thereto in the BCBCA.

(5) “Aggregate Company Shares Deemed Outstanding” means the aggregate number of Company Common Shares issued and outstanding as of immediately prior to the Effective Time.

(6) “Agreement” means this Agreement and any instrument supplemental or ancillary hereto; and the expressions “Article”, “Section”, and “subsection” followed by a number means and refer to the specified Article, section or subsection of this Agreement.

(7) “Ancillary Agreements” means all agreements, certificates and other instruments delivered or given pursuant to this Agreement, including without limitation the Employment Agreement.

(8) “Applicable Money Laundering Laws” has the meaning ascribed thereto in Section 3.1(mm).

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(9) “Applicable Securities Laws” means applicable securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders having the force of law, in force from time to time.

(10) “Arbitration” has the meaning ascribed thereto in Section 12.5(a).

(11) “Arbitrator” has the meaning ascribed thereto in Section 12.5(a).

(12) “Articles of Merger” means the Articles of Merger as required pursuant to Section 92A.200 of the NRS to be filed with the Secretary of Sate of the State of Nevada to effect the Merger.

(13) “Basket” has the meaning ascribed thereto in Section 11.4(a).

(14) “BCBCA” means Business Corporations Act (British Columbia).

(15) “BCC License” means each and all Cannabis Licenses issued to the Company and its Subsidiaries by the State of California Bureau of Cannabis Control, as required for, or in connection with, the Company’s business operations.

(16) “Business Day” means any day, other than a Saturday, Sunday or statutory holiday in Vancouver, British Columbia or in the State of California, United States.

(17) “Cannabis License” means any temporary, provisional or permanent permit, license, registration, variance, clearance, consent, commission, franchise, exemption, order, authorization, or approval from any Governmental Authority that regulates the cultivation, manufacture, processing, marketing, sale or distribution of cannabis products, whether for medical or recreational use, including but not limited to the annual cannabis license issued by the State of California (including by the Bureau of Cannabis Control, the California Department of Food and Agriculture or the California Department of Public Health, as applicable).

(18) “Cash” means the consolidated amount of cash and cash equivalents of the Purchaser, as defined by and determined in accordance with IFRS and shall also include any funds advanced to the Company with respect to the Company’s cannabis manufacturing facility located in Arvin, California, including the Loan; provided, however, Cash shall (a) not include (i) any Restricted Cash or (ii) cash and cash equivalents in respect of uncollected accounts receivable (other than the Loan) and (b) be calculated net of any amounts required to cover wire transfers, automated clearing house transactions, checks and similar instruments issued by the Company which have not cleared.

(19) “Claim” means any claim, action, audit, suit, assessment, arbitration, mediation, litigation, demand, inquiry, governmental charge, order, hearing or any proceeding or investigation, in each case that is by or before any Governmental Authority, whether civil, criminal, investigative, informal, administrative or otherwise.

(20) “Closing” means the completion of the Acquisition in accordance with the terms and conditions of this Agreement.

(21) “Closing Date” means the Business Day on which all conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived or such other Business Day as the Parties may agree to in writing.

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(22) “Closing Payment” has the meaning ascribed thereto in Section 2.2(a)(i).

(23) “Closing Press Release” has the meaning ascribed thereto in Section 12.1(b)(ii).

(24) “Code” means the United States Internal Revenue Code of 1986, as amended.

(25) “Company” means LEEF Holdings, Inc., a corporation incorporated under the laws of Nevada.

(26) “Company Auditors” means MGO.

(27) “Company Capitalization Spreadsheet” means the spreadsheet delivered at Closing setting out the outstanding share capital of the Company, including the issued and outstanding Company Common Shares, Company Options, Company Warrants and Company Debentures, together with the address of record of each such holder.

(28) “Company Common Shares” means the shares of common stock of the Company, $0.001 par value per share.

(29) “Company Debentures” means each of the outstanding 9% Convertible Senior Secured Debentures due June 6, 2022 issued pursuant to the Company Indenture.

(30) “Company Disclosure Letter” means the disclosure letter dated as of the date hereof delivered by the Company to Purchaser prior to the execution and delivery of this Agreement.

(31) “Company Financial Statements” means (i) the unaudited income statement for the years ended December 31, 2019 and 2020 and for the five month period ended May 31, 2021, (ii) the unaudited statement of financial position as at December 31, 2019, December 31, 2020 and May 31, 2021, (iii) the unaudited statement of cash flows for the year ended December 31, 2020 and for the five month period ended May 31, 2021, and (iv) the unaudited statement of changes in equity as at December 31, 2020.

(32) “Company Fundamental Representations” shall mean the representations of the Company set forth in Section 4.1(a), (b), (f), (g), (h) and (m).

(33) “Company Indenture” means that certain Indenture dated June 6, 2019 by and among the Company and Odyssey Trust Company, as both Trustee and Collateral Agent thereunder.

(34) “Company Key Personnel” means each officer and director of the Company.

(35) “Company Options” means the outstanding stock options of the Company, as set forth in the Company Capitalization Spreadsheet, with each such option entitling the holder thereof to acquire the number of Company Common Shares set forth beside such holder’s name on the Company Capitalization Spreadsheet, subject to adjustments, pursuant to the terms of the applicable option agreement.

(36) “Company Revenue” means the sum of (i) all Direct Revenue plus (ii) all Referred Revenue.

(37) “Company Stockholder Indemnified Persons” has the meaning ascribed thereto in Section 11.2.

(38) “Company Stockholders” means holders of the Company Common Shares.

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(39) “Company Warrants” means common share purchase warrants of the Company, each entitling the holder thereof to acquire the number of Company Common Shares set forth beside such holder’s name on the Company Capitalization Spreadsheet.

(40) “Confidential Information” means any information concerning the Company or Purchaser (the “Disclosing Party”) or its business, properties and assets made available to the other party or its representatives (the “Receiving Party”); provided that it does not include information which (i) is generally available to or known by the public other than as a result of improper disclosure by the Receiving Party or pursuant to a breach of Section 12.1 by the Receiving Party, or (ii) is obtained by the Receiving Party from a source other than the Disclosing Party, provided that (to the reasonable knowledge of the Receiving Party) such source was not bound by a duty of confidentiality to the Disclosing Party or another party with respect to such information.

(41) “Contract” means, with respect to a Person, any contract, instrument, permit, concession, licence, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, partnership or joint venture agreement or other legally binding agreement, arrangement or understanding, whether written or oral, to which the Person is a party or by which, to the knowledge of such Person, the Person or its property and assets is bound or affected.

(42) “CSE” means the Canadian Securities Exchange.

(43) “Depositary” means National Securities Administrators Ltd. or any other trust company, bank or other financial institution agreed to in writing by the Company and the Purchaser for the purpose of, among other things, exchanging certificates representing Company Common Shares for the Resulting Issuer Common Shares in connection with the Merger.

(44) “Direct Revenue” means the revenue of the Company and each of its Subsidiaries.

(45) “Dissenting Shares” means any Company Common Shares that are held by a Company Stockholder immediately prior to the Effective Time and in respect of which appraisal rights have been perfected in accordance with the NRS in connection with the Merger and have not been effectively withdrawn or lost (through failure to perfect or otherwise).

(46) “DRS” means the Direct Registration System of the Purchaser’s transfer agent for Resulting Issuer Common Shares.

(47) “Earn-Out Payments” means collectively, the First Earn-Out Payment, the Second Earn-Out Payment and the Third Earn-Out Payment, and “Earn-Out Payment” means any one of them.

(48) “Earn-Out Payments Certificate” has the meaning ascribed thereto in Section 2.10.

(49) “Earn-Out Payments Certificate Objection” has the meaning ascribed thereto in Section 2.10.

(50) “Earn-Out Payments Firm” has the meaning ascribed thereto in Section 2.12.

(51) “Effective Date” means the day on which the Effective Time of the Merger occurs.

(52) “Effective Time” means the time of acceptance by the Secretary of State of the State of Nevada of the Articles of Merger in accordance with Section 92A.200 of the NRS or such later time as may be agreed to by the Parties and set forth in such filing for the effectiveness of the Merger.

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(53) “Eligible Holder” means a beneficial owner of Company Common Shares immediately prior to the Effective Time (other than with respect to Dissenting Shares) who is: (a) a resident of Canada for purposes of the Tax Act (other than a Tax Exempt Person) or (b) a partnership any member of which is a resident of Canada for the purposes of the Tax Act (other than a Tax Exempt Person).

(54) “Employee” means an officer or employee of the Company, Purchaser or Subco.

(55) “Employee Plan” has the meaning ascribed thereto in Section 3.1(dd).

(56) “Employment Agreement” means the form of Employment Agreement, in substantially the form attached hereto as Exhibit B.

(57) “Environmental Laws” means all Laws relating to workplace safety or health, pollution or protection of the environment, including without limitation, laws relating to the exposure to, or Releases or threatened Releases of, hazardous materials, substances or wastes as the foregoing are enacted or in effect on or prior to Closing.

(58) “Escrow Agreement” means that certain escrow agreement to be dated as of the Closing Date, and substantially in the form agreed to by the Purchaser and Leef as of the date hereof, pursuant to which the Purchaser Common Shares issuable to Mark Smith under the Smith Employment Agreement shall be deposited.

(59) “Exchange Ratio” means an amount equal to the number of Payment Shares divided by the Aggregate Company Shares Deemed Outstanding (as shown on the Company Capitalization Spreadsheet), but excluding any Dissenting Shares.

(60) “Expiration Date” has the meaning ascribed thereto in Section 11.3(a).

(61) “First Earn-Out Payment” has the meaning ascribed thereto in Section 2.10(a).

(62) “First Pay-Out Date” has the meaning ascribed thereto in Section 2.10(a).

(63) “Fraud” means common law fraud that is committed with actual (as opposed to imputed or constructive) knowledge of falsity and with the intention to deceive or mislead (as opposed to reckless indifference to the truth) another who is relying thereon (excluding, for the avoidance of doubt, any theory of fraud premised upon recklessness or gross negligence).

(64) “Fundamental Representations” means the Company Fundamental Representations and the Purchaser Fundamental Representations;

(65) “GAAP” means United States Generally Accepted Accounting Principles.

(66) “Governmental Authority” means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, including the CSE.

(67) “Hazardous Materials” means any materials or substances or wastes as to which liability or standards of conduct may be imposed under any Environmental Law.

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(68) “IFRS” means International Financial Reporting Standards.

(69) “include” or “including” shall be deemed to be followed by the words “without limitation”.

(70) “Indemnifiable Claim” has the meaning ascribed thereto in Section 11.5.

(71) “Indemnification Notice” has the meaning ascribed thereto in Section 11.5.

(72) “Indemnified Party” has the meaning ascribed thereto in Section 11.5.

(73) “Indemnifying Party” has the meaning ascribed thereto in Section 11.5.

(74) “Information Statement” has the meaning ascribed thereto in Section 6.6.

(75) “Intellectual Property” means, in any and all jurisdictions throughout the world, all (a) patents and patent applications, (b) registered trademarks, trade names, service marks, logos, corporate names, internet domain names, and any applications for registration of any of the foregoing, together with all goodwill associated with each of the foregoing, (c) registered and material unregistered copyrights, including copyrights in computer software, mask works and databases and (d) trade secrets and other proprietary know-how.

(76) “JAMS” has the meaning ascribed thereto in Section 12.5(a).

(77) “Laws” means all laws, statutes, by-laws, rules, regulations, orders, decrees, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Authority applicable to the Company or Purchaser, other than U.S. Federal Cannabis Laws.

(78) “Leased Real Property” means any real property leased, subleased, licensed or otherwise used by the Company or the Purchaser, as applicable, as tenant, subtenant, licensee or occupant, as applicable, together with, to the extent leased by the Company or the Purchaser, as applicable. all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or the Purchaser, as applicable, attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

(79) “Leases” has the meaning ascribed thereto in Section 3.1(y).

(80) “Letter of Transmittal” means that certain Letter of Transmittal included with the Information Statement to be delivered to the Company Stockholders.

(81) “Loan” means the $500,000 loan advanced by Purchaser to the Company pursuant to the promissory note dated October 22, 2021 between Purchaser and the Company.

(82) “Lock-Up Agreement” means that certain Lock-Up Agreement, in substantially the form attached hereto as Exhibit C.

(83) “Losses” shall mean all direct, out of pocket costs related to any awards, Liabilities, damages, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses), whether or not involving a Third Party Claim. For the avoidance of doubt Losses shall not include any indirect, incidental, consequential or punitive damages or diminution in value or lost profits.

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(84) “Material Adverse Change” or “Material Adverse Effect” with respect to Purchaser or the Company, as the case may be, means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of Purchaser or the Company, as the case may be, taken as a whole on a consolidated basis; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Change or Material Adverse Effect with respect to such entity (except to the extent, in the case of clauses (i) through (iii) below, they have a disproportionate effect on such Party and its Subsidiaries, taken as a whole, as compared to the other companies in the industry in which such Party and its Subsidiaries operate): (i) changes in conditions in the U.S., Canadian or global economy, capital or financial markets generally, including, without limitation, changes in interest or exchange rates, (ii) changes in legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Party and its Subsidiaries conduct business, (iii) changes in GAAP and/or IFRS, (iv) the negotiation, execution, announcement or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including, without limitation, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, landlords, tenants, lenders, investors or employees, (v) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism that do not disproportionately affect the Party or its Subsidiaries, (vi) any pandemic, epidemic or any publicly declared health emergency (including the COVID-19 virus); (vii) any action taken by the Party at the request of the other Party or (viii) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided that the underlying changes, events, circumstances, conditions or effects that contributed to such failure may be taken into account in determining whether such failure has resulted in a Material Adverse Change or Material Adverse Effect).

(85) “Mergeco” means the Company, which shall be the surviving corporation of the Merger of Subco with and into the Company pursuant to the Merger.

(86) “Merger” means the merger of Subco with and into the Company pursuant to the provisions of the NRS in the manner contemplated in and pursuant to the terms and conditions of this Agreement.

(87) “Minimum Cash Balance” means $3,000,000.

(88) “NRS” means the Nevada Revised Statutes.

(89) “Ordinary Course” means, with respect to the Company and Purchaser, as applicable, the operation of its business in a prudent and business-like manner consistent with the normal day-to-day operations of the business of such Party and in a manner consistent with past practice.

(90) “Party” means each of the Company, Purchaser, Subco and the Stockholders Representative and “Parties” means the Company, Purchaser, Subco and the Stockholders Representative.

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(91) “Pay-Out Dates” means the First Pay-Out Date, the Second Pay-Out Date and the Third Pay-Out Date and “Pay-Out Date” means any of the First Pay-Out Date, the Second Pay-Out Date or the Third Pay-Out Date.

(92) “Payment Shares” means that number of Purchaser Common Shares equal to the higher of (a) $120,000,000 or (b) two times the TTM Company Revenue for the period ended September 30, 2021, divided by the 30-day VWAP of the Purchaser Common Shares on the CSE for the period ended on the Business Day prior to the Closing Date, using the daily foreign exchange rate for Canadian to United States dollars published by the Bank of Canada on the date the 30-day VWAP of the Purchaser Common Shares on the CSE is determined.

(93) “Permits” has the meaning ascribed thereto in Section 3.1(r).

(94) “Person” includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other juridical entity.

(95) “Pro Rata Share” means with respect to any Company Stockholder, a ratio (expressed as a percentage) equal to (a) the number of Company Common Shares held by such Company Stockholder as of immediately prior to the Effective Time divided by (b) the Aggregate Company Shares Deemed Outstanding.

(96) “Purchase Price” has the meaning ascribed thereto in Section 2.2(a).

(97) “Purchaser” has the meaning ascribed thereto on the first page of this Agreement.

(98) “Purchaser Assets” means the property and assets of Purchaser, of every kind and description and wheresoever situated.

(99) “Purchaser Common Shares” means the common shares in the capital of Purchaser.

(100) “Purchaser Disclosure Letter” means the disclosure letter dated as of the date hereof delivered by Purchaser to the Company prior to the execution and delivery of this Agreement.

(101) “Purchaser Financial Statements” means (i) the audited consolidated financial statements of the Purchaser for the years ended July 31, 2021 and 2020, prepared in accordance with IFRS, and (ii) the unaudited interim financial statements of the Company for the three month period ended October 31, 2021, prepared in accordance with IFRS.

(102) “Purchaser Fundamental Representations” shall mean the following representations of the Purchaser set forth in Section 3.1(a), (b), (c), (g), (h) and (i).

(103) “Purchaser Indemnified Persons” has the meaning ascribed thereto in Section 11.1.

(104) “Purchaser Key Personnel” means each officer and director of Purchaser.

(105) “Purchaser Stock Option Plan” means the stock option and incentive plan adopted by the shareholders of the Purchaser on May 27, 2016, as amended from time to time.

(106) “Purchaser Transaction Approvals” has the meaning ascribed thereto in Section 7.8(b).

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(107) “Referred Revenue” means all revenue of Purchaser and its Subsidiaries (other than Direct Revenue) resulting from (i) the acquisition, whether by merger, stock sale or purchase of assets, of any Person by the Purchaser or its Subsidiaries that is first introduced by Micah Anderson and/or his Representatives or Affiliates, including without limitation, those Persons set forth in that certain written list delivered to Purchaser by Micah Anderson prior to the Closing Date, and (ii) sales and services to any Person that is directly referred to Purchaser and its Subsidiaries by the Company or Micah Anderson and/or his Representatives or Affiliates.

(108) “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the soil, surface water or groundwater.

(109) “Representatives” means, with respect to any Person, the advisors, attorneys, accountants, consultants or other representatives (acting in such capacity) retained by such Person or any of its controlled Affiliates, together with directors, officers and employees of such Person and its Subsidiaries.

(110) “Requisite Stockholder Vote” means the affirmative vote of greater than fifty percent (50.0%) of the issued and outstanding Company Common Shares as of the date of this Agreement approving this Agreement and the Merger.

(111) “Restricted Cash” means any trapped cash, cash security or performance deposits, cash escrow accounts, cash subject to a lockbox, dominion, control or similar agreement, cash held on behalf of or for the benefit of another Person or otherwise subject to any restrictions, limitations on use, or Taxes on use, transfer or distribution by Law, Contract or otherwise, including outstanding and un-cleared checks, wires in transit, repatriations, cash securing letters of credit obligations and customer, landlord or security deposits.

(112) “Resulting Issuer” means the Purchaser from and after the Effective Time.

(113) “Resulting Issuer Common Shares” means the common shares in the capital of the Resulting Issuer.

(114) “Resulting Issuer Options” means the options of the Resulting Issuer to be issued in exchange for the Company Options as provided in Section 2.2 hereof, with each such Resulting Issuer Option entitling the holder to purchase one Resulting Issuer Common Share.

(115) “Second Earn-Out Payment” has the meaning ascribed thereto in Section 2.10(b).

(116) “Second Pay-Out Date” has the meaning ascribed thereto in Section 2.10(b).

(117) “Signing Press Release” has the meaning ascribed thereto in Section 12.1(b)(ii).

(118) “Smith Employment Agreement” means the executive employment agreement dated January 27, 2021 between Mark Smith and the Purchaser.

(119) “Stockholders Representative” has the meaning ascribed thereto on the first page of this Agreement.

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(120) “Subco” means Icanic Merger Sub, Inc., a direct, wholly-owned subsidiary of Purchaser incorporated under the NRS for the sole purpose of effecting the Merger in accordance with the terms of this Agreement.

(121) “Subsidiary” means, when used with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that, in the case of Purchaser, the term “Subsidiary” will be deemed to include Subco prior to the Effective Time and Mergeco following the Effective Time.

(122) “Supplemental Indenture” means a Supplemental Indenture entered into by and among Purchaser and Odyssey Trust Company, as both trustee and collateral agent thereunder, pursuant to Section 10.01(b) of the Company Indenture, pursuant to which Purchaser shall assume the duties and obligations of the Company under the Company Indenture and the Company Debentures outstanding thereunder as of Closing.

(123) “Taxes” means all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto.

(124) “Tax Act” means the Income Tax Act (Canada), as amended.

(125) “Tax Exempt Person” means a person who is exempt from tax under Part I of the Tax Act.

(126) “Termination Date” has the meaning ascribed thereto in Section 10.1.

(127) “Third Earn-Out Payment” has the meaning ascribed thereto in Section 2.10(c).

(128) “Third Pay-Out Date” has the meaning ascribed thereto in Section 2.10(c).

(129) “Third Party” shall mean any Person other than Purchaser or the Company or their respective Affiliates.

(130) “Third Party Claim” mean any claim, demand, action, suit, proceeding or litigation asserted by a Third Party against any Party entitled to indemnification under Article 11 of this Agreement.

(131) “TTM” means the trailing 12-months.

(132) “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

(133) “U.S. Federal Cannabis Laws” means any U.S. federal law, civil, criminal or otherwise, that prohibit or penalize, the advertising, cultivation, harvesting, production, distribution, sale and possession of Cannabis and/or related substances or products containing or relating to the same, and related activities, including the prohibition on drug trafficking under the Controlled Substances Act (21 U.S.C. § 801, et seq.), the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957 and 1960.

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(134) “U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(135) “VWAP” means the volume-weighted average trading price.

ARTICLE 2

ACQUISITION

Section 2.1 Agreement to Merge.

Upon the terms and subject to the conditions contained in this Agreement, the Parties hereby agree to implement the Merger in accordance with the NRS. Purchaser shall, in its capacity as the sole stockholder of Subco, approve the Merger as soon as reasonably practicable with the intent that the same shall be completed on or before the date that is 60 days following the date hereof.

Section 2.2 Merger Events.

(a)	Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Subco and Purchaser, or any holder of Company Common Shares:

(i)	each issued and outstanding Company Common Share (other than Dissenting Shares) will automatically be converted into the right to receive: (A) a number of Resulting Issuer Common Shares equal to one multiplied by the Exchange Ratio (the “Closing Payment”); and (B) the Pro Rata Share of each Earn-Out Payment, if any, payable pursuant to Section 2.10 (the amounts payable pursuant to this Section 2.2(a)(i) collectively, the “Purchase Price”). For greater certainty, issued and outstanding Company Common Shares (other than Dissenting Shares) will be disposed of to the Purchaser by an Eligible Holder for the Purchase Price;

(ii)	each Company Option outstanding immediately prior to the Effective Time will be cancelled and exchanged for one Resulting Issuer Option on the following basis:

(A)	the number of Resulting Issuer Common Shares subject to the Resulting Issuer Option, rounded down to the nearest whole share, will equal the number of Company Common Shares issuable upon exercise of the Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio;

(B)	the exercise price of each Resulting Issuer Option will equal the exercise price of the Company Option divided by the Exchange Ratio;

(C)	the other terms and conditions of the Resulting Issuer Option will be equivalent to the terms and conditions of the Company Option, including with respect to term, expiry date and vesting;

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(D)	the Resulting Issuer Options will otherwise be governed by the Purchaser Stock Option Plan;

(E)	it is the intention of the Parties that each Resulting Issuer Option issued pursuant to this Section 2.2(ii) shall continue to qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent the related Company Option qualified as an incentive stock option immediately prior to the Effective Time; and

(F)	notwithstanding Section 2.2(a)(ii)(B), the exercise price per share and the number of Resulting Issuer Common Shares purchasable pursuant to each exchanged for Company Option following the Effective Time as well as the terms and conditions of such option shall be adjusted, to the extent necessary, in order to comply with Sections 424(a) and 409A of the Code;

(iii)	each outstanding Company Warrant will be assumed by Purchaser on the following basis:

(A)	the number of Resulting Issuer Common Shares subject to the Company Warrant will equal the number of Company Common Shares issuable upon exercise of the Company Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio;

(B)	the exercise price of each Company Warrant will equal the exercise price of the Company Warrant divided by the Exchange Ratio;

(C)	the other terms and conditions of the Company Warrant will remain unchanged and will continue to be governed by the applicable warrant certificate evidencing such Company Warrant; and

(iv)	each share of Subco common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of Mergeco such that Mergeco shall be a wholly-owned subsidiary of the Resulting Issuer. As consideration for the issuance of the Payment Shares, Mergeco shall issue Purchaser one share of Mergeco common stock for each Resulting Issuer Common Share issued to the Company Stockholders as a part of the Merger.

Section 2.3 Payment of Consideration and Exchange Procedures.

(a)	On the day immediately prior to the Effective Date, the Purchaser shall deposit in escrow pending the Effective Time, with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably), sufficient Payment Shares to satisfy the Closing Payment to be paid to the Company Stockholders in accordance with Section 2.2(a)(i) of this Agreement. The Depositary shall hold the Payment Shares as agent and nominee for the Company Stockholders for distribution to such Company Stockholders and, following the Effective Time, the Depositary shall deliver the Payment Shares deposited with the Depositary to the Company Stockholders in accordance with Section 2.3(d) and the depositary agreement to be entered into among the Parties and the Depositary.

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(b)	Following the Effective Time on the Effective Date, the original stock certificate of Subco registered in the name of Purchaser shall be cancelled and Purchaser shall be issued a stock certificate for the number of shares of the common stock of Mergeco to be issued to Purchaser as provided in Section 2.2(iv) hereof;

(c)	Upon the Effective Time and subject to the treatment of Dissenting Shares in Section 2.7 hereof, certificates or other evidence representing the Company Common Shares, Company Options or Company Warrants, as applicable, shall cease to represent any claim upon or interest in the Company other than the right of the holder to receive, pursuant to the terms hereof and thereof, the Purchase Price, Resulting Issuer Options and Resulting Issuer Common Shares upon exercise of Company Warrants, respectively, in accordance with Section 2.2 hereof;

(d)	On or prior to the Effective Date, the Purchaser shall mail or otherwise cause to be delivered to each holder of record of Company Common Shares, at the address of record for such Company Stockholder: (i) a Letter of Transmittal for the surrender of stock certificates representing the Company Common Shares, (ii) an Accredited Investor Certification (for Company Stockholders that are a U.S. Person) and (iii) instructions for use in effecting the surrender of the Company Common Shares and certificates therefor to the Purchaser in exchange for the applicable portion of the Purchase Price. As soon as reasonably practicable after, but in no event more than five Business Days after the date that the Company Stockholder has surrendered the Company Common Shares for cancellation to the Purchaser, together with such Letter of Transmittal (including a completed and duly executed Accredited Investor Certification, if applicable) and any required Form W-9 or Form W-8, duly completed and validly executed in accordance with the instructions thereto (including all required deliverables), the holder of such Company Common Shares shall receive, and the Purchaser shall cause the Depositary, upon surrender thereof, to deliver share certificates or evidence of DRS entry in such Common Stockholder’s name of the aggregate amount of Resulting Issuer Common Shares issuable to such Company Stockholder pursuant to Section 2.2(a)(i), and any Company Common Shares so surrendered to the Purchaser shall be canceled.

(e)	As soon as practicable following the Effective Date, the Purchaser shall mail or otherwise cause to be delivered to each holder of Company Options, at the address set forth for such holder of Company Options on the Company Capitalization Spreadsheet the new Resulting Issuer Options in such holder’s name pursuant to Section 2.2(a)(ii).

(f)	As soon as practicable following the Effective Date, the Purchaser shall mail or otherwise cause to be delivered to each holder of a Company Warrant, at the address set forth for such holder of Company Warrants on the Company Capitalization Spreadsheet a written notice setting forth (i) the terms of the Company Warrant as adjusted pursuant to their terms and as provided for in Section 2.2(a)(iii), and (ii) that such Company Warrants will continue to be governed by the applicable warrant certificate as so adjusted.

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Section 2.4 Legending of Payment Shares

(a)	The Company, on behalf of the Company Stockholders, acknowledges that at the discretion of the Purchaser and the Stock Representative, the Payment Shares issued as consideration to the Company Stockholders pursuant to this Agreement shall be issued bearing the legends set forth in Exhibit D attached hereto (in additional to any legend required pursuant to the U.S. Securities Act).

Section 2.5 Merged Corporation.

(a)	The Articles of Incorporation and the Bylaws of the Company shall be the Certificate of Incorporation and Bylaws of Mergeco, with any amendments thereto, to be made in accordance with applicable law at the Effective Time, as may be necessary to give effect to this Agreement, including the following provisions (i) through (vii):

(i)	Number of Directors. The board of directors of Mergeco shall consist of a minimum of one (1) director and a maximum of two (2) directors.

(ii)	Officers and Directors. As of the Effective Time, the initial directors of Mergeco shall be Micah Anderson and Emily Heitman. As of the Effective Time, the initial officers of Mergeco shall be:

Name	Title

Micah Anderson	Chief Executive Officer and President
Emily Heitman	Chief Operating Officer

(iii)	Fiscal Year. The fiscal year end of Mergeco shall be July 31 in each year, unless and until changed by resolution of the board of directors.

(iv)	Registered Office. The registered office of Mergeco shall be the registered office of the Company.

(v)	Authorized Capital. The authorized capital of Mergeco shall be 100,000,000,000 shares of common stock with a par value of $0.001 each, all of which shall be common stock.

(vi)	Business and Powers. There shall be no restriction on the business that Mergeco may carry on or on the powers that Mergeco may exercise.

Section 2.6 Fractional Shares.

No fractional Resulting Issuer Common Shares will be issued or delivered pursuant to the Merger. Any fractional share will be rounded down to the next lowest number and no consideration will be paid in lieu thereof.

Section 2.7 Dissenting Shares.

(a)	Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares shall not be converted into or represent a right to receive the Company Stockholder’s Pro-Rata Share of the Purchase Price for Company Common Shares pursuant to Section 2.2(a)(i), but shall instead be converted into and represent only the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to Section 92A.300 et seq. of the NRS.

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(b)	Notwithstanding the provisions of Section 2.7(a), if any Company Stockholder who demands appraisal of such Company Common Shares under the NRS shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time, or (ii) the occurrence of such event, such Company Stockholder’s Company Common Shares shall automatically be converted into and represent only the right to receive such Company Stockholder’s Pro-Rata Share of the Purchase Price as provided in Section 2.2(a)(i).

(c)	The Company shall give Purchaser prompt notice of any written demands for appraisal of any Company Common Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Purchaser, make any payment with respect to any demands for appraisal of Company Common Shares or offer to settle or settle any such demands unless required by applicable Laws.

Section 2.8 Effect of Merger.

At the Effective Time:

(a)	Subco shall merge with and into the Company in accordance with the NRS and the separate existence of Subco shall cease and the Company shall continue as the surviving corporation.

(b)	Mergeco shall possess all the rights, powers, privileges and franchise and be subject to all the obligations, liabilities and duties of the Company and Subco, all as provided under the NRS.

Section 2.9 Filing of Articles of Merger.

Following receipt of the Requisite Stockholder Vote and the approval of the stockholders of Subco to implement the Merger and subject to the satisfaction or waiver of all of the conditions precedent to the Merger set forth herein, the Company shall file the Articles of Merger and such other documents as required under the NRS to effect the Merger pursuant to the NRS.

Section 2.10 Earn-Out Payments

Following the Effective Date and the completion of the transactions contemplated by this Agreement, Purchaser shall pay to the Company Stockholders, on a Pro Rata Share basis, the following performance earn-out payments:

(a)	15 months following Closing (the “First Pay-Out Date”), an amount equal to 10% of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following Closing minus (B) the Closing Payment (the “First Earn-Out Payment”);

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(b)	27 months following Closing (the “Second Pay-Out Date”), an amount equal to 10% of (A) the product equal to two times the TTM Company Revenue calculated for the 12- month period immediately following the first anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment (the “Second Earn-Out Payment”); and

(c)	39 months following Closing (the “Third Pay-Out Date”), an amount equal to 10% of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following the second anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment minus (D) any amounts paid pursuant to the Second Earn-Out Payment (the “Third Earn- Out Payment”).

By way of example and for illustrative purposes only, Appendix I, attached hereto, sets forth a sample calculation of each of the First Earn-Out Payment, the Second Earn-Out Payment and the Third Earn-Out Payment.

Each Earn-Out Payment will be payable in Resulting Issuer Common Shares (the “Earn-Out Shares”) at a price per Earn-Out Share equal to the 30-day VWAP of the Resulting Issuer Common Shares for the period ending on the Business Day prior to the date of issuance. All Earn-Out Shares issuable pursuant to this Section 2.10 shall be issued in DRS entry in such Common Stockholder’s name within five Business Days following final resolution of the applicable Earn-Out Payment Certificate pursuant to Section 2.10 or Section 2.12(b).

Section 2.11 Review of Earn-Out Payment Certificate

Within 30 days following the applicable Pay-Out Date, Purchaser shall deliver to the Stockholders Representative a statement, executed by the Chief Financial Officer of Purchaser, setting forth Purchaser’s good faith calculation of the applicable Earn-Out Payment, together with all supporting documentation (the “Earn-Out Payments Certificate”). If the Stockholders Representative disagrees with the computation of the applicable Earn-Out Payment set forth in the Earn-Out Payment Certificate, the Stockholders Representative may, within 30 calendar days after its receipt of the Earn- Out Payments Certificate, deliver a notice (an “Earn-Out Payments Certificate Objection Notice”) to Purchaser setting forth in reasonable detail which components of the calculation and reasonable supporting details for such disagreement to the extent known at such time. If the Stockholders Representative agrees with the computation of the applicable Earn-Out Payment set forth in the Earn- Out Payment Certificate, the Stockholders Representative shall confirm same in writing to the Purchaser and the Earn-Out Payment Certificate shall be final and binding and the Purchaser shall effect the applicable Earn-Out Payment as soon as practicable and in any event, no later than five Business Days thereafter.

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Section 2.12 Dispute Settlement

(a)	Purchaser and the Stockholders Representative will attempt in good faith to resolve any disagreements set forth in any Earn-Out Payments Certificate Objection Notice for a period of not less than 30 calendar days. Any disputed items resolved in writing between Purchaser and the Stockholders Representative within such 30 day period shall be final and binding with respect to such items and shall not be subject to appeal or further review, absent Fraud or manifest error. If Purchaser and the Stockholders Representative do not agree in writing on a final resolution of all objections set forth in the Earn-Out Payments Certificate Objection Notice within such 30 calendar days after delivery of any Earn-Out Payments Certificate Objection Notice, Purchaser and the Stockholders Representative will, as promptly as practicable, jointly retain an independent accounting firm of national recognition to be mutually agreed upon (the “Earn-Out Payments Firm”) to resolve any remaining disagreements, which determination must be in writing and must set forth, in reasonable detail, the basis therefor and must be based solely on (i) the definitions and other applicable provisions of this Agreement, (ii) a single presentation (which presentations shall be limited to the remaining items in dispute set forth in the Earn-Out Payments Certificate Objection Notice (and not otherwise resolved by Purchaser and the Stockholders Representative in writing)) submitted by each of Purchaser and the Stockholders Representative to the Earn-Out Payments Firm within 15 calendar days after the engagement of such firm (which the Earn-Out Payments Firm shall forward to Purchaser or the Stockholders Representative, as applicable) and (iii) one written response submitted to the Earn-Out Payments Firm within 10 calendar days after receipt of each such other Party’s presentation (which the Earn-Out Payments Firm shall forward to Purchaser or the Stockholders Representative, as applicable), and not on independent review, which such determination shall be conclusive and binding on each Party and the Company Stockholders, absent Fraud or manifest error. Purchaser and the Stockholders Representative shall use commercially reasonable efforts to cause the Earn-Out Payments Firm to render a written determination as to each disputed item and the amount of the applicable Earn-Out Payment within 45 days of the date of its engagement, and Purchaser and the Stockholders Representative shall, and shall cause their respective Affiliates and Representatives to, cooperate with the Earn-Out Payments Firm during its engagement. In resolving any disputed item, the Earn-Out Payments Firm may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. All communications with the Earn-Out Payments Firm must include each of Purchaser and the Stockholders Representative. In acting under this Agreement, the Earn-Out Payments Firm shall function solely as an expert and not as an arbitrator. Purchaser and the Stockholders Representative shall bear the costs and expenses of any dispute resolution pursuant to this Section 2.12, including the fees and expenses of the Earn-Out Payments Firm and any enforcement of the determination thereof, based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party, which percentage allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Earn-Out Payments Firm at the time the determination of such Earn-Out Payments Firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each Party incurred in connection with the preparation or review of the Earn-Out Payments Certificate and preparation or review of any Earn-Out Payments Certificate Objection Notice, as applicable, shall be borne by such Party. The determination by the Earn-Out Payments Firm shall be conclusive and binding and judgment may be entered upon the written determination of the Earn-Out Payments Firm in accordance with this Section 2.12.

(b)	The Earn-Out Payments Certificate shall be deemed final for the purposes of this Section 2.11 upon the earliest of (i) the date Purchaser and the Stockholders Representative so agree in writing, (ii) the failure of the Stockholders Representative to deliver an Earn-Out Payments Certificate Objection Notice within thirty (30) calendar days of the date of receipt of the applicable Earn-Out Payments Certificate, and (iii) the resolution of all disputes, pursuant to Section 2.12, by Purchaser and the Stockholders Representative or the Earn-Out Payments Firm.

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Section 2.13 Reasonable Cooperation.

At all times prior to the date that the Earn-Out Payments are paid to the Company Stockholders in accordance with Section 2.10, Purchaser shall, and shall cause Mergeco and their respective Subsidiaries to, make available all financial records and personnel that the Stockholders Representative (including any of its Representatives) or the Earn-Out Payments Firm may request, at any time during normal business hours, in connection with the transactions contemplated by Section 2.10, 2.11 and 2.12 subject to execution by the Stockholders Representative of a confidentiality agreement to reasonably ensure the confidentiality of the information provided by Purchaser, Mergeco and their respective Subsidiaries.

Section 2.14 Canadian Tax Treatment.

An Eligible Holder shall be entitled to make a joint income tax election, pursuant to section 85 of the Tax Act (and any analogous provision of provincial income tax law) with respect to the disposition of Company Common Shares under this Merger by providing two signed copies of the necessary joint election form(s) to an appointed representative, as directed by the Purchaser, within 60 days after the Effective Date, duly completed with the details of the Company Common Shares transferred and the applicable agreed amount for the purposes of such joint election(s). Purchaser shall, within 30 days after receiving the completed joint election form(s) from an Eligible Holder, and subject to such joint election form(s) being correct and complete and in compliance with requirements imposed under the Tax Act (or any analogous provision of provincial income tax law), sign and return such form(s) to such Eligible Holder for filing with the Canada Revenue Agency (or any applicable provincial taxation authority). Neither Purchaser, the Company nor any successor corporation shall be responsible for the proper completion and filing of any joint election form, and except for the obligation to sign and return the duly completed joint election form(s) which are received within 60 days of the Effective Date, for any taxes, interest or penalties arising as a result of the failure of an Eligible Holder to properly or timely complete and file such joint election form(s) in the form and manner prescribed by the Tax Act (or any applicable provincial legislation). In its sole discretion, Purchaser or any successor corporation may choose to sign and return a joint election form received by it more than 60 days following the Effective Date, but will have no obligation to do so.

Section 2.15 Company Debentures.

The Purchaser acknowledges and agrees that following the Effective Time, (i) the Company Debentures will remain outstanding and will continue to be governed in accordance with the terms of the Company Indenture, (ii) that the transactions contemplated by this Agreement will constitute a “Liquidity Event” (as such term is defined in the Company Indenture) entitling the holders of the Company Debentures to convert their Company Debentures for Resulting Issuer Common Shares in accordance with the terms of the Company Indenture, and (iii) all obligations of the Company pursuant to the Company Indenture (including, for greater certainty, the obligation to repay the principal amount outstanding under each such Company Debenture) will become obligations of the Resulting Issuer. The Purchaser agrees to execute and enter into such documents as may be requested by Odyssey, as collateral agent, to give effect to the foregoing, including, without limitation, the Supplemental Indenture.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 3.1 Representations and Warranties of Purchaser.

Purchaser represents and warrants to and in favour of the Company as follows, and acknowledges that the Company is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	Each of Purchaser and Subco is a corporation incorporated and validly existing under the laws of their respective jurisdiction of incorporation. In each case, each such entity has all requisite corporate power and authority and is duly qualified and holds all Permits necessary or required to carry on its business as now conducted and in the case of Purchaser, to own, lease or operate the Purchaser Assets, and neither Purchaser nor, to the knowledge of Purchaser, any other Person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing the dissolution or winding up of Purchaser or Subco, and Purchaser and Subco have all requisite corporate power and authority to enter into this Agreement and to carry out their obligations hereunder.

(b)	The authorized share capital of Purchaser consists of: (i) an unlimited number of Purchaser Common Shares, of which 238,235,947 Purchaser Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of Purchaser; and (ii) an unlimited number of preferred shares, of which no preferred shares are issued and outstanding. Other than described in the Purchaser Disclosure Letter, there are no other options, warrants, other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by Purchaser of any securities of Purchaser or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire any shares of Purchaser.

(c)	Other than as described in the Purchaser Disclosure Letter, Purchaser has no direct or indirect Subsidiaries nor any investment in any Person or any agreement, option or commitment to acquire any such investment. All of the issued and outstanding securities of Subco are held by Purchaser. Subco has no liabilities and is not party to any agreement other than this Agreement.

(d)	Purchaser is conducting its business in compliance in all material respects with all applicable Laws and regulations of each jurisdiction in which it carries on business and has not received a notice of non-compliance, and, to the knowledge of Purchaser, there are no facts that would give rise to a notice of material noncompliance with any such Laws and regulations. Each of Purchaser and its Subsidiaries and their respective Affiliates hold the applicable Cannabis Licenses required to conduct their present business. Each Cannabis License is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired. There are no pending or, to Purchaser’s knowledge, threatened actions by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate and/or materially adversely modify any Cannabis License. True and complete copies of all of Cannabis Licenses held by Purchaser or its Subsidiaries have been made available to the Company and are set forth in Section 3.1(d) of the Purchaser Disclosure Letter.

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(e)	No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to Purchaser and Subco in connection with the execution and delivery of and the performance by Purchaser and Subco of their respective obligations under this Agreement, the Ancillary Agreements and the consummation by Purchaser and Subco of the transactions contemplated hereunder and thereunder.

(f)	Since July 31, 2021, (i) Purchaser and its Subsidiaries have operated their respective businesses in the Ordinary Course, and (ii) there has not been any Material Adverse Change with respect to the Purchaser or any of its Subsidiaries.

(g)	Each of the execution and delivery of this Agreement and the applicable Ancillary Agreements, the performance by each of Purchaser and Subco of their obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and the applicable Ancillary Agreements, including the Merger and the issue of the Resulting Issuer Common Shares and Resulting Issuer Options and Resulting Issuer Common Shares issuable upon the exercise of the Resulting Issuer Options and Company Warrants in connection with the Merger, do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to Purchaser or Subco, including Applicable Securities Laws; (ii) the constating documents, Bylaws or resolutions of Purchaser or Subco; (iii) any material mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which Purchaser or Subco is a party or by which it is bound; or (iv) any judgment, decree or order binding Purchaser or Subco or their respective assets. Upon consummation of the Merger, the Company Stockholders will own the Payment Shares to which each such Company Stockholder is entitled free and clear of any liens.

(h)	This Agreement has been duly authorized and executed by Purchaser and Subco and constitutes a valid and binding obligation of each of them and shall be enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable Law.

(i)	Other than this Agreement, the Purchaser is not currently party to any binding agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Purchaser whether by asset sale, transfer of shares or otherwise in excess of $100,000 in the aggregate; or (ii) the change of control of the Purchaser (whether by sale or transfer of shares or sale of all or substantially all of the property or assets of the Purchaser or otherwise).

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(j)	The Purchaser Financial Statements will be prepared in accordance with IFRS consistently applied throughout the periods referred to therein and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise as required by IFRS) of Purchaser as at such dates and the results of its operations and its cash flows for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of Purchaser in accordance with IFRS and there has been no change in accounting policies or practices of Purchaser since July 31, 2020. The Purchaser does not have any outstanding indebtedness or any liabilities or obligations including any unfunded obligation under any Employee plan, whether accrued, absolute, contingent or otherwise as of the date of the applicable Purchaser Financial Statements other than those required to be set forth in such Purchaser Financial Statements by IFRS and as disclosed in writing to the Company on or substantially concurrently with the date of this Agreement. The Purchaser Financial Statements will present fairly, in all material respects, the consolidated financial position, financial performance and cash flows of the Purchaser for the dates and periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal period-end adjustments) and reflect reserves required by IFRS in respect of all material contingent liabilities, if any, of the Purchaser on a consolidated basis. There has been no material change in the Purchaser’s accounting policies since July 31, 2020.

(k)	Purchaser is a taxable Canadian corporation for Canadian tax purposes and all Taxes due and payable or required to be collected or withheld and remitted, by Purchaser and Subco have been paid, collected or withheld and remitted as applicable. All tax returns, declarations, remittances and filings required to be filed by Purchaser and Subco have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Purchaser has not received notice of any examination of any tax return of Purchaser or Subco, and to the knowledge of Purchaser, no such examination is currently in progress by any Governmental Authorities and there are no issues or disputes outstanding with any Governmental Authorities respecting any Taxes that have been paid, or may be payable, by Purchaser or Subco. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to Purchaser and its Subsidiaries.

(l)	The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements (including the Purchaser Financial Statements) in conformity with IFRS and to maintain accountability for assets.

(m)	The Purchaser’s current auditors who will audit the Purchaser Financial Statements are independent with respect to the Purchaser within the meaning of the rules of professional conduct applicable to auditors in Canada and there has never been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with the current or, to the knowledge of the Purchaser, any predecessor auditors of the Purchaser during the last three years.

(n)	No Person is entitled to any pre-emptive or any similar rights to subscribe for any Purchaser Common Shares or other securities of Purchaser and no rights to acquire, or instruments convertible into or exchangeable for, any securities in the capital of Purchaser or Subco are outstanding.

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(o)	No legal or governmental actions, suits, judgments, investigations or proceedings are pending to which Purchaser or Subco, or to the knowledge of Purchaser, the directors or officers of Purchaser or Subco are a party, or to which the Purchaser Assets are subject and, to the knowledge of Purchaser, no such proceedings have been threatened against or are pending with respect to Purchaser or Subco, or with respect to the Purchaser Assets and neither Purchaser or Subco is subject to any judgment, order, writ, injunction, decree or award of any Governmental Authorities. Neither Purchaser, nor any of its Subsidiaries, nor any of the Purchaser Assets or properties, is subject to any material outstanding judgment, order, writ, injunction or decree applicable to Purchaser or any of its subsidiaries on a consolidated basis.

(p)	Neither the Purchaser nor Subco is in violation of its organizational documents or in default, in any material respect, in the performance or observance of any obligation, agreement, covenant or condition contained in any material Contract to which it is a party or by which it or its property and the Purchaser Assets may be bound and all material Contracts to which the Purchaser is a party are in good standing in all respects and in full force and effect.

(q)	Except as set forth in Section 3.1(q) of the Purchaser Disclosure Letter, the Purchaser owns or has all necessary rights to use (as currently used) all material property and assets owned or used that are necessary in the conduct of the business of the Purchaser as now conducted free and clear of any actual, pending or, to the knowledge of the Purchaser, threatened claims, liens, charges, options, set-offs, free-carried interests, royalties, encumbrances, security interests or other interests whatsoever other than such security interests, liens and encumbrances granted in the Ordinary Course of business by the Purchaser. Such assets comprise all of the assets, properties and rights used in or necessary to the conduct of the business of the Purchaser and are adequate and sufficient to conduct the business of the Purchaser.

(r)	Except as set forth in Section 3.1(r) of the Purchaser Disclosure Letter, the Purchaser holds all material permits, licenses, approvals, consents, orders, markings, certificates and like authorizations necessary for it to own, lease and license its property and the Purchaser Assets and carry on its business, as now carried on as of the date of this Agreement, in each jurisdiction where such business is carried on, including, but not limited to, permits, licenses, approvals, consents, orders, certificates and like authorizations from Governmental Authorities(collectively, the “Permits”).

(s)	Section 3.1(s) of the Purchaser Disclosure Letter sets forth a complete and accurate list of all of the following that constitutes material Intellectual Property: (i) registered Intellectual Property, (ii) pending applications for registration of Intellectual Property, (iii) all computer software (other than commercially available, off-the-shelf software with a replacement cost or annual license fee of less than $10,000), and (iv) trade or corporate names and material unregistered trademarks and service marks. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Purchaser, (i) to the knowledge of the Purchaser, (A) the conduct of the Purchaser’s business as currently conducted does not infringe or otherwise violate any Person’s registered Intellectual Property and (B) there is no claim of such infringement or other violation pending or to the knowledge of the Purchaser, threatened in writing, against the Purchaser, and (ii) to the knowledge of the Purchaser (A) no Person is infringing or otherwise violating any Intellectual Property owned by the Purchaser and (B) no claims of such infringement or other violation are pending or threatened in writing against any Person by the Purchaser.

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(t)	The information technology equipment and related systems owned, used or held for use by the Purchaser (“Systems”) are reasonably sufficient to operate the business of the Purchaser as currently conducted. During the last three (3) years, to the Purchaser’s knowledge, there has been no unauthorized access, use, intrusion, or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Systems that has caused any substantial disruption to the use of such Systems or the business of the Purchaser or any material loss or harm to the Purchaser or its personnel, property, or the Purchaser Assets.

(u)	The Purchaser has complied in all material respects with all Laws and contractual and fiduciary obligations as to protection and security of personal data to which it is subject. The Purchaser has not received any written inquiries from or been subject to any audit or legal proceeding by any Governmental Authority regarding personal data. The Purchaser has complied with its policies and procedures as to collection, use, processing, storage and transfer of personal data. No legal proceeding alleging (i) a material violation of any Person’s privacy rights or (ii) unauthorized access, use or disclosure of personal data has been asserted or threatened in writing to the Purchaser.

(v)	Section 3.1(v) of the Purchaser Disclosure Letter sets forth a complete and accurate list of the Purchaser Transaction Approvals. Except as set forth in Section 3.1(v) of the Purchaser Disclosure Letter, there are no third party consents or other approvals required to be obtained in order for the Purchaser to implement the Merger and complete the Acquisition.

(w)	Except for those matters that, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Purchaser, (i) the Purchaser is in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Permits required under Environmental Laws for the operation of its business, (ii) there is no investigation, suit, claim or action relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material) that is pending or, to the knowledge of the Purchaser, threatened in writing against the Purchaser or any real property currently owned, operated or leased by the Purchaser and (iii) the Purchaser has not received any written notice of, or entered into any order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved liabilities or corrective or remedial obligations relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material).

(x)	The Purchaser is not a party to or bound by any collective bargaining agreement and is not currently conducting negotiations with any labour union or employee association.

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(y)	Other than as disclosed in Section 3.1(y) of the Purchaser Disclosure Letter, the Purchaser does not own any real property. Section 3.1(y) of the Purchaser Disclosure Letter lists: (i) each lease, sublease, license or other agreement and any amendments or modifications thereto relating to all Leased Real Property (each a “Lease” and collectively, the “Leases”), true and complete copies of which have been made available to the Company, (ii) the street address of each parcel of Leased Real Property, (iii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iv) the current use of each such parcel of Leased Real Property. The Purchaser and each Subsidiary, as applicable, has a valid and enforceable leasehold interest under each Lease relating to Leased Real Property used by it. Each Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Purchaser or Subsidiary and each other party thereto. Neither the Purchaser nor any Subsidiary is in default nor has it received a notice of default or termination that remains outstanding under any Lease, and to the Purchaser’s knowledge, no uncured default or breach on the part of the landlord exists under any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under any such Lease. The Leased Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Purchaser or any of its Subsidiaries.

(z)	Other than as disclosed in Section 3.1(z) of the Purchaser Disclosure Letter, no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Purchaser has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Purchaser, are pending, contemplated or threatened by any Governmental Authority.

(aa)	The Purchaser is in material compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and has not and is not engaged in any unfair labour practice and there has never been any material labour disruption. There is no action with respect to any employment-related matters, including payment of wages, salary or overtime pay, that has been asserted or is now pending or, to Purchaser’s knowledge, threatened by or before any Governmental Authority with respect to any Persons currently or formerly employed (or engaged as an independent contractor) by, or who are or were applicants for employment with, Purchaser or any Subsidiary.

(bb)	Other than as set forth in Section 3.1(bb) of the Purchaser Disclosure Letter, neither Purchaser nor Subco are party to any Contract, written or oral, involving an amount in excess of $50,000 other than this Agreement and the Loan Agreement.

(cc)	Neither Purchaser nor, to the knowledge of Purchaser, any other party thereto is in default or breach of any Contract of Purchaser and, to the knowledge of Purchaser, there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute a default or breach under any Contract of Purchaser which would give rise to a right of termination on the part of any other party to such Contract or would otherwise have a Material Adverse Effect on the Purchaser. Purchaser has not received written, or to the knowledge of Purchaser, other notice of, any alleged breach of or alleged default under or dispute in connection with any Contract or of any intention of any party to any Contract of Purchaser to cancel, terminate or otherwise materially modify or not renew its relationship with the Purchaser.

(dd)	Purchaser is not a party to any agreement, nor, to the knowledge of Purchaser, is there any shareholders agreement, pooling agreement, voting trust, or other contract which in any manner affects the ownership or voting control of any of the securities of Purchaser or Subco.

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(ee)	Other than as set forth in Section 3.1(ee) of the Purchaser Disclosure Letter, the Purchaser does not have any agreements, plans or practices relating to the payment of any management, consulting, service or other fees or any bonuses, pensions, share of profits or retirement allowance, insurance, health or other Employee benefits or any plan for retirement, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Purchaser for the benefit of any current or former director, officer, Employee or consultant of the Purchaser (each, an “Employee Plan”). The Purchaser has made available to the Company the opportunity to review true and complete copies of documents, contracts and arrangements relating to the Employee Plans. The Employee Plans have been established, operated in the Ordinary Course and administered in all material respects in accordance with their terms and applicable Laws.

(ff)	Except as set out in the Purchaser Disclosure Letter, none of the directors or officers of the Purchaser or any of its associates or Affiliates has any interest, direct or indirect, in any transaction with the Purchaser that materially affects the Purchaser and its Subsidiaries, taken as a whole.

(gg)	Copies of the minute books and records of the Purchaser and Subco made available to the Company in connection with the due diligence investigation of the Purchaser and Subco for the period from July 31, 2018 to the date hereof are all of the minute books of the Purchaser and Subco and contain copies of all material organizational documents, bylaws, shareholder minutes, directors minutes and committee minutes of the Purchaser and Subco.

(hh)	There is no Person acting or purporting to act at the request or on behalf of Purchaser that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated by this Agreement.

(ii)	The Payment Shares will, on Closing, be issued, and the Earn-Out Shares will, if issued in accordance with the terms and conditions of this Agreement, at the time of issuance be issued, in compliance with all applicable Laws (including Applicable Securities Laws). The Payment Shares, Earn-Out Shares and Resulting Issuer Common Shares issuable upon exercise of the Resulting Issuer Options and Company Warrants have been reserved for issuance by all necessary action on the part of Purchaser and, when issued by Purchaser and delivered by Purchaser, will be validly issued and will be outstanding as fully paid and non-assessable.

(jj)	Purchaser is a “reporting issuer” and not on the list of reporting issuers in default in the provinces of British Columbia, Alberta and Ontario and, other than in respect of the Purchaser’s failure to file the audited financial statements comprising the Purchaser Financial Statements, is in compliance, in all material respects, with the Applicable Securities Laws of such provinces and the applicable rules and regulations of the CSE. The issued and outstanding Purchaser Common Shares are listed and posted for trading on the CSE, and the Payment Shares, Earn-Out Shares, and Resulting Issuer Common Shares issuable upon exercise of the Resulting Issuer Options and Company Warrants when, and if, issued, will be listed and posted for trading on the CSE. Other than with respect to the Purchaser Financial Statements, no delisting, suspension of trading in, or cease trading order with respect to, the Purchaser Common Shares or any other securities of Purchaser is in effect, pending or, to the knowledge of Purchaser, threatened, and no legal proceedings have been instituted that might result in any such action being taken or order being made, and no written notification or other communication in writing from a securities regulator threatening to take any such action or make any such order has been received by Purchaser.

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(kk)	Other than the audited financial statements comprising the Purchaser Financial Statements, Purchaser has prepared and filed with the securities regulators in each of the jurisdictions where it is a “reporting issuer”, and under its profile on System for Electronic Document Analysis and Retrieval, all material documents required to be filed by it under Applicable Securities Laws and the rules of the CSE. All documents and information included in the public record were, as of their respective dates, in compliance in all material respects with applicable Laws and did not, as of their respective dates, contain a misrepresentation (as such term is defined in the Securities Act (British Columbia) and its equivalent legislation in the United States), untrue statement of material fact or omit to state a material fact required to be stated therein or required in order to make the statements therein, in light of the circumstances under which they were made. As of the date of this Agreement (i) Purchaser has not filed any confidential material change report or similar document that is not generally available to the public with any securities regulator or any stock exchange, and (ii) there is no adverse “material change” (as such term is defined the Securities Act (British Columbia) and its equivalent legislation in the United States) or material fact in respect of Purchaser or the Purchaser Common Shares that has not been generally disclosed (within the meaning of Applicable Securities Laws).

(ll)	The Purchaser has conducted all transactions, negotiations, discussions and dealings in full compliance with anti-bribery and anti-corruption Laws and regulations applicable in any jurisdiction in which they are located or conducting business. The Purchaser has not made any offer, payment, promise to pay or authorization of payment of money or anything of value to any government official, or any other person while having reasonable grounds to believe that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a government official, for the purpose of (i) assisting the parties in obtaining, retaining or directing business; (ii) influencing any act or decision of a government official in his or its official capacity; (iii) inducing a government official to do or omit to do any act in violation of his or its lawful duty, or to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; or (iv) securing any improper advantage.

(mm)	The operations of the Purchaser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Applicable Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority involving the Purchaser with respect to Applicable Money Laundering Laws is, to the knowledge of the Purchaser, pending or threatened.

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(nn)	The Purchaser’s Cash balance as of the Closing Date will equal or exceed the Minimum Cash Balance.

No representation or warranty by Purchaser in this Agreement and no statement contained in the Purchaser Disclosure Letter or any certificate or other document furnished or to be furnished to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein in any material respect as of the date they were provided, in light of the circumstances in which they are made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1 Representations and Warranties of the Company.

The Company represents and warrants to and in favour of Purchaser and Subco as follows, and acknowledges that Purchaser and Subco are relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada and has all requisite corporate power and corporate authority and is duly qualified and holds all Permits necessary or required to carry on its business as now conducted in each of the jurisdictions it carries on business and to own, lease or operate its assets and properties and neither the Company nor, to the knowledge of the Company, any other Person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing the Company’s dissolution or winding up, and the Company has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations hereunder.

(b)	Other than as set forth in Section 4.1(b) of the Company Disclosure Letter, the Company has no direct or indirect Subsidiaries nor any investment in any Person or any agreement, option or commitment to acquire any such investment.

(c)	The Company is conducting its business in compliance in all material respects with all applicable Laws and regulations of each jurisdiction in which it carries on business and has not received a notice of non-compliance, and, to the knowledge of the Company, there are no facts that would give rise to a notice of material noncompliance with any such Laws and regulations. Each of the Company and its Subsidiaries and their respective Affiliates hold the applicable Cannabis Licenses required to conduct their present business. Each Cannabis License is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired. There are no pending or, to the Company’s knowledge, threatened actions by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate and/or materially adversely modify any Cannabis License. True and complete copies of all of Cannabis Licenses held by the Company or its Subsidiaries have been made available to the Purchaser and are set forth in Section 4.1(c) of the Company Disclosure Letter.

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(d)	Other than as set forth in Section 4.1(d) of the Company Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of and the performance by the Company of its obligations under this Agreement, the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereunder and thereunder.

(e)	Since January 1, 2021 (i) the Company and its Subsidiaries have operated their respective businesses in the Ordinary Course, and (ii) there has not been any Material Adverse Change with respect to the Company.

(f)	Each of the execution and delivery of this Agreement and the applicable Ancillary Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and the applicable Ancillary Agreements do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both), (i) the Articles of Incorporation, Bylaws or resolutions of the Company which are in effect at the date hereof; or (ii) any material mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company is a party or by which it is bound.

(g)	This Agreement has been duly authorized and executed by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable Law.

(h)	Other than as set forth in Section 4.1(h) of the Company Disclosure Letter, other than this Agreement, the Company is not currently party to any binding agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares or otherwise in excess of $100,000 in the aggregate; or (ii) the change of control of the Company (whether by sale or transfer of shares or sale of all or substantially all of the property or assets of the Company or otherwise).

(i)	Other than as set forth in Section 4.1(i) of the Company Disclosure Letter, the Company Financial Statements are based on the books and records of the Company, and fairly present, in all material respects, the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

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(j)	Other than as set forth in Section 4.1(j) of the Company Disclosure Letter, all Taxes due and payable shown to be due on the Company’s tax returns or required to be collected or withheld and remitted, by the Company have been paid, collected or withheld and remitted as applicable. Other than as set forth in Section 4.1(j) of the Company Disclosure Letter, all tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Other than as set forth in Section 4.1(j) of the Company Disclosure Letter, to the knowledge of the Company, no examination of any tax return of the Company is currently in progress by any Governmental Authorities and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to the Company.

(k)	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets.

(l)	The Company Auditors who will audit the audited consolidated financial statements of the Company for the financial year ended December 31, 2021 will be independent public accountants for the purposes of IFRS.

(m)	The authorized share capital of the Company is 250,000,000 Company Common Shares. The number of Company Common Shares issued and outstanding as of the date hereof is set out in Section 4.1(m) of the Company Disclosure Letter, each of which is outstanding as fully paid and non-assessable. Except as set forth in Section 4.1(m) of the Company Disclosure Letter, there are no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Company of any shares of the Company or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of the Company as of the date hereof. The number of Company Common Shares issued and outstanding as of the Effective Time will be set out in the Company Capitalization Spreadsheet, each of which will be outstanding as fully paid and non-assessable. Except as set forth in the Company Capitalization Spreadsheet, there will be no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Company of any shares of the Company or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of the Company as of the Effective Time.

(n)	Except as set forth in Section 4.1(n) of the Company Disclosure Letter, the Company is not aware of any legal or governmental actions, suits, judgments, investigations or proceedings to which the Company, or to the knowledge of the Company, the directors or officers of the Company are a party or to which the property and assets of the Company is subject and, to the knowledge of the Company, no such proceedings have been threatened against or are pending with respect to the Company, or with respect to its property and assets, and the Company is not subject to any judgment, order, writ, injunction, decree or award of any Governmental Authority. Neither the Company nor any of its Subsidiaries, nor any of its assets or properties, is subject to any material outstanding judgment, order, writ, injunction or decree applicable to the Company or any of its Subsidiaries on a consolidated basis.

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(o)	The Company is not in violation of its organizational documents or, to the Company’s knowledge, in default, in any material respect, in the performance or observance of any obligation, agreement, covenant or condition contained in any material Contract to which it is a party or by which it or its property and assets may be bound and all material Contracts to which the Company is a party are in good standing in all respects and in full force and effect, other than the Company is currently in arrears in remitting rental payments to its landlord.

(p)	Other than as set forth in Section 4.1(p) of the Company Disclosure Letter, the Company owns or has all necessary rights to use (as currently used) all material property and assets owned or used that are necessary in the conduct of the business of the Company as now conducted free and clear of any actual, pending or, to the knowledge of the Company, threatened claims, liens, charges, options, set-offs, free-carried interests, royalties, encumbrances, security interests or other interests whatsoever other than such security interests, liens and encumbrances granted in the Ordinary Course of business by the Company. Such assets comprise all of the assets, properties and rights used in and necessary to the conduct of the business of the Company and are adequate and sufficient to conduct the business of the Company.

(q)	Except as set forth in Section 4.1(q) of the Company Disclosure Letter, the Company holds all material Permits necessary for it to own, lease and license its property and assets and carry on its business, as now carried on as of the date of this Agreement, in each jurisdiction where such business is carried on, including, but not limited to, Permits from Governmental Authorities.

(r)	Section 4.1(r) of the Company Disclosure Letter sets forth a complete and accurate list of all of the following that constitutes material Intellectual Property: (i) registered Intellectual Property, (ii) pending applications for registration of Intellectual Property, (iii) all computer software (other than commercially available, off-the-shelf software with a replacement cost or annual license fee of less than $10,000), and (iv) trade or corporate names and material unregistered trademarks and service marks. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (i) to the knowledge of the Company, (A) the conduct of the Company’s business as currently conducted does not infringe or otherwise violate any Person’s registered Intellectual Property and (B) there is no claim of such infringement or other violation pending or to the knowledge of the Company, threatened in writing, against the Company, and (ii) to the knowledge of the Company (A) no Person is infringing or otherwise violating any Intellectual Property owned by the Company and (B) no claims of such infringement or other violation are pending or threatened in writing against any Person by the Company.

(s)	The Systems are reasonably sufficient to operate the business of the Company as currently conducted. During the last three (3) years, to the Company’s knowledge, there has been no unauthorized access, use, intrusion, or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Systems that has caused any substantial disruption to the use of such Systems or the business of the Company or any material loss or harm to the Company or its personnel, property, or other assets.

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(t)	The Company has complied in all material respects with all Laws and contractual and fiduciary obligations as to protection and security of personal data to which it is subject. The Company has not received any written inquiries from or been subject to any audit or legal proceeding by any Governmental Authority regarding personal data. The Company has complied with its policies and procedures as to collection, use, processing, storage and transfer of personal data. No legal proceeding alleging (i) a material violation of any Person’s privacy rights or (ii) unauthorized access, use or disclosure of personal data has been asserted or threatened in writing to the Company.

(u)	Except for the Requisite Stockholder Vote required in connection with the Merger or as otherwise set forth in Section 4.1(u) in the Company Disclosure Letter, there are no third party consents or other approvals required to be obtained in order for the Company to complete the Acquisition.

(v)	Except for those matters that, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company, (i) the Company is in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Permits required under Environmental Laws for the operation of its business, (ii) there is no investigation, suit, claim or action relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material) that is pending or, to the knowledge of the Company, threatened in writing against the Company or any real property currently owned, operated or leased by the Company and (iii) the Company has not received any written notice of, or entered into any order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved liabilities or corrective or remedial obligations relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material).

(w)	Other than as set forth in Section 4.1(w) of the Company Disclosure Letter, the Company is not a party to or bound by any collective bargaining agreement and is not currently conducting negotiations with any labour union or employee association.

(x)	The Company does not own any real property. Section 4.1(x) of the Company Disclosure Letter lists: (i) each Lease relating to all Leased Real Property, true and complete copies of which have been made available to the Purchaser, (ii) the street address of each parcel of Leased Real Property, (iii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iv) the current use of each such parcel of Leased Real Property. The Company and each Subsidiary, as applicable, has a valid and enforceable leasehold interest under each Lease relating to Leased Real Property used by it. Each Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Company or Subsidiary and each other party thereto. Neither the Company nor any Subsidiary is in default nor has it received a notice of default or termination that remains outstanding under any Lease, and to the Company’s knowledge, no uncured default or breach on the part of the landlord exists under any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under any such Lease. The Leased Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

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(y)	No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened by any Governmental Authority.

(z)	Except for employment contracts entered into in the Ordinary Course of business and the agreements set forth in Section 4.1(z) in the Company Disclosure Letter, there are no agreements with holders of Company Common Shares to which the Company is a party or any pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the securities of the Company.

(aa)	The Company is in material compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and has not and is not engaged in any unfair labour practice and there has never been any material labour disruption. There is no action with respect to any employment-related matters, including payment of wages, salary or overtime pay, that has been asserted or is now pending or, to the Company’s knowledge, threatened by or before any Governmental Authority with respect to any Persons currently or formerly employed (or engaged as an independent contractor) by, or who are or were applicants for employment with, the Company or any Subsidiary.

(bb)	Other than Employee Plans established or entered into in the Ordinary Course of business by the Company, the Company does not have any Employee Plans. The Company has made available to Purchaser the opportunity to review true and complete copies of documents, contracts and arrangements relating to the Employee Plans. The Employee Plans have been established, operated in the Ordinary Course and administered in all material respects in accordance with their terms and applicable Laws.

(cc)	Except as set forth in Section 4.1(cc) of the Company Disclosure Letter, neither the Company nor its Subsidiaries are party to any Contract, written or oral, involving an amount in excess of $50,000, other than this Agreement.

(dd)	Neither the Company nor, to the knowledge of the Company, any party thereto is in default or breach of Contract of the Company and, to the knowledge of the Company, there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute a default or breach under any Contract of the Company which would give rise to a right of termination on the part of any other party to such Contract or would otherwise have a Material Adverse Effect on the Company. The Company has not received written, or to the knowledge of the Company, other notice of, any alleged breach of or alleged default under or dispute in connection with any Contract or of any intention of any party to any Contract of the Company to cancel, terminate or otherwise materially modify or not renew its relationship with the Company.

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(ee)	Except as set out in Section 4.1(ee) Company Disclosure Letter, none of the directors or officers of the Company or any of its associates or Affiliates has any interest, direct or indirect, in any transaction with the Company that materially affects the Company and its Subsidiaries, taken as a whole.

(ff)	Copies of the minute books and records of the Company made available to Purchaser in connection with the due diligence investigation of the Company for the period from the date of incorporation to the date hereof are all of the minute books of the Company and contain copies of all material organizational documents, bylaws, shareholder minutes, directors minutes and committee minutes of the Company.

(gg)	Except as set out in Section 4.1(gg) of the Company Disclosure Letter, there is no Person acting or purporting to act at the request or on behalf of the Company that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated hereby.

(hh)	The Company has conducted all transactions, negotiations, discussions and dealings in full compliance with anti-bribery and anti-corruption Laws and regulations applicable in any jurisdiction in which they are located or conducting business. The Company has not made any offer, payment, promise to pay or authorization of payment of money or anything of value to any government official, or any other person while having reasonable grounds to believe that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a government official, for the purpose of (i) assisting the parties in obtaining, retaining or directing business; (ii) influencing any act or decision of a government official in his or its official capacity; (iii) inducing a government official to do or omit to do any act in violation of his or its lawful duty, or to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; or (iv) securing any improper advantage.

(ii)	The operations of the Company are and have been conducted at all times in compliance with Applicable Money Laundering Laws and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to Applicable Money Laundering Laws is, to the knowledge of the Company, pending or threatened.

(jj)	The Company is not an “investment company” pursuant to the United States Investment Company Act of 1940, as amended.

(kk)	Except for the representations and warranties contained in this Article 4 and the Company Disclosure Letter, the Company makes no other express or implied representation or warranty and hereby disclaims any such representations or warranties.

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ARTICLE 5

STOCKHOLDERS REPRESENTATIVE

Section 5.1 Stockholders Representative.

(a)	The Stockholders Representative is hereby appointed, authorized and empowered to act as the representative of the Company Stockholders for all purposes hereunder and for the benefit of the Company Stockholders, as the exclusive agent and attorney-in-fact to act on behalf of each of the Company Stockholders, in connection with and to facilitate the consummation of the Acquisition, which shall include the power, authority and discretion:

(i)	to enter into amendments to this Agreement and to execute and deliver any Ancillary Agreements (with such modifications or changes therein as to which the Stockholders Representative, in its sole discretion, shall have consented) and to agree to such amendments or modifications thereto as the Stockholders Representative, in its sole discretion, determines to be desirable, in each case, whether before or after the Closing;

(ii)	to execute and deliver such waivers and consents in connection with this Agreement and any Ancillary Agreements and the consummation of the Merger as the Stockholders Representative, in its sole discretion, may deem necessary or desirable;

(iii)	to enforce and protect the rights and interests of the Company Stockholders (including the Stockholders Representative, in his capacity as a Company Stockholder) and to enforce and protect the rights and interests of the Stockholders Representative arising out of or under or in any manner relating to this Agreement, and each other agreement, document, instrument or certificate referred to herein or therein or the transactions provided for herein or therein, including the Ancillary Agreements, and to take any and all actions which the Stockholders Representative believes are necessary or appropriate under this Agreement for and on behalf of the Company Stockholders, including asserting or pursuing any Claim against Purchaser, Subco, Mergeco or any of their Affiliates or Representatives, consenting to, compromising or settling any such Claims, conducting negotiations with Purchaser, Subco, Mergeco or any of their Affiliates and Representatives, regarding such Claims, and, in connection therewith, to: (A) assert or institute any Claim; (B) investigate, defend, contest or litigate any Claim initiated by Purchaser, Subco, Mergeco or any other Person, or by any federal, state or local Governmental Authority against the Stockholders Representative or against all Company Stockholders, and receive process on behalf of any or all such Company Stockholders in any such Claim and compromise or settle on such terms as the Stockholders Representative shall determine to be appropriate, and give receipts, releases and discharges with respect to, any such Claim; (C) file any proofs of debt, claims and petitions as the Stockholders Representative may deem advisable or necessary; and (D) file and prosecute appeals from any decision, judgment or award rendered in any such Claim, it being understood that the Stockholders Representative shall not (x) have any obligation to take any such actions, and shall not have any liability for any failure to take any such actions and (y) shall not have the authority to investigate, defend, contest or litigate any Claim (or compromise or settlement thereof) made against one or more Company Stockholders that is not made against all such Persons;

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(iv)	to refrain from enforcing any right of the Company Stockholders or the Stockholders Representative arising out of or under or in any manner relating to this Agreement, or any other agreement, instrument or document in connection with the foregoing; provided, however, that no such failure to act on the part of the Stockholders Representative, except as otherwise provided in this Agreement, shall be deemed a waiver of any such right or interest by the Stockholders Representative or by such Company Stockholder unless such waiver is in writing signed by the waiving party or by the Stockholders Representative;

(v)	to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholders Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to implement the Merger, and all other agreements, documents or instruments referred to herein or therein or executed in connection herewith and therewith; and

(vi)	to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Stockholders Representative) to conclusively rely on the opinions and advice of such Persons.

(b)	This Article 5 and all of the indemnities, immunities and powers granted to the Stockholders Representative hereunder and under this Agreement shall survive the Closing Date or any termination of this Agreement in accordance with its terms.

(c)	Except as provided for herein, Purchaser, Subco and Mergeco shall have the right to rely upon all actions taken or omitted to be taken by the Stockholders Representative pursuant to this Agreement and any Ancillary Agreement, as applicable, all of which actions or omissions shall be legally binding upon the Company Stockholders.

(d)	The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Company Stockholder, and (ii) shall survive the consummation of the Merger.

(e)	Upon the written request of any Company Stockholder, the Stockholders Representative shall provide such Person with an accounting of all monies or proceeds (including the Payment Shares and Earn-Out Shares) received and distributed by the Stockholders Representative, in its capacity as the Stockholders Representative, and shall provide such Person with such other reasonable information regarding the Stockholders Representative’s actions and its other costs and expenses, in its capacity as the Stockholders Representative, as such Person may reasonably request.

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Section 5.2 Indemnification of Stockholders Representative.

Except as contemplated pursuant to Section 5.1(e), the Stockholders Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the payment by the Company Stockholders of all its expenses incurred as the Stockholders Representative. In connection with this Agreement, and any Ancillary Agreement, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholders Representative hereunder (i) the Stockholders Representative shall incur no responsibility whatsoever to any Company Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with any such Ancillary Agreement, excepting only responsibility for any act or failure to act which represents gross negligence or willful misconduct, and (ii) the Stockholders Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholders Representative pursuant to such advice shall in no event subject the Stockholders Representative to liability to any Company Stockholders. Each of the Company Stockholders shall indemnify, pro rata based upon such Person’s Pro Rata Share, the Stockholders Representative against all Losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against them, of any nature whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any Claim or in connection with any appeal thereof, relating to the acts or omissions of the Stockholders Representative hereunder or otherwise in his capacity as the Stockholders Representative. The foregoing indemnification shall not apply in the event of any Claim which finally adjudicates the liability of the Stockholders Representative hereunder for its gross negligence or willful misconduct. In the event of any indemnification hereunder, upon written notice from the Stockholders Representative to the Company Stockholders as to the existence of a deficiency toward the payment of any such indemnification amount, each of the Company Stockholders shall promptly deliver to the Stockholders Representative full payment of his or her Pro Rata Share of the amount of such deficiency, in accordance with such Person’s Pro Rata Share.

ARTICLE 6

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with Purchaser as follows until the earlier of the Effective Date or the termination of this Agreement in accordance with its terms:

Section 6.1 Necessary Consents.

The Company shall use its commercially reasonable efforts to obtain from the Company’s directors, stockholders and all federal, state or other governmental or administrative bodies such approvals or consents (other than with respect to any BCC License) as are required to complete the transactions contemplated herein. Following the Closing, the Company and Purchaser shall, as promptly as possible, with respect to any BCC License, (a) make, or cause to be made, all filings and submissions required by an Governmental Authority to transfer ownership of such BCC License from the Company to the Purchaser and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary in connection thereof.

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Section 6.2 Conduct of Business of the Company.

The Company will operate its business in the Ordinary Course, and to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted or required by this Agreement, as required by applicable Law or as set forth in Section 6.2 of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)	split, combine, or reclassify any equity securities of the Company or any Subsidiary;

(b)	repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of the Company or any Subsidiary;

(c)	declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

(d)	issue, sell, pledge, dispose of or encumber any debt, equity or other securities, except the issuance of Company Common Shares upon the exercise of any outstanding Company Options, Company Warrants, Company Debentures or other convertible securities outstanding on the date hereof;

(e)	borrow money or incur any indebtedness for money borrowed or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing;

(f)	make loans, advances, or other payments, excluding salaries and bonuses at current rates and routine advances to Employees of the Company for expenses incurred in the Ordinary Course or as contemplated pursuant to or in conjunction with the transactions contemplated herein;

(g)	acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person;

(h)	transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien, any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, in each case in the Ordinary Course;

(i)	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

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(j)	enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Contract that is material to the Company and its Subsidiaries or any lease with respect to material real estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a material Contract or Lease with respect to material real estate hereunder;

(k)	institute, settle, or compromise any Claim involving the payment of monetary damages by the Company or any of its Subsidiaries;

(l)	declare or pay any dividends or distribute any of the Company’s properties or assets to shareholders or otherwise dispose of any of the Company’s properties or assets;

(m)	alter, amend or propose to alter or amend the Company’s articles or by-laws in any manner which may adversely affect the success of the transactions contemplated herein;

(n)	except as otherwise permitted or contemplated herein, enter into any transaction or material Contract which is not in the Ordinary Course of business or engage in any business enterprise or activity materially different from that carried on by the Company as of the date hereof;

(o)	abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Intellectual Property, or grant any right or license to any Intellectual Property other than pursuant to non-exclusive licenses entered into in the Ordinary Course;

(p)	provide any guarantee in respect of the obligations of any Person;

(q)	except as may be contemplated pursuant to the Employment Agreement between Micah Anderson and the Company, increase any compensation for any director, officer, Employee or consultant of the Company;

(r)	except in respect of capital and operating expenditures at the Company’s cannabis manufacturing facility located in Arvin, California, incur any expense in excess of $150,000 individually or make any capital expenditures, other than in the Ordinary Course of business of the Company;

(s)	terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(t)	adopt or implement any stockholder rights plan or similar arrangement;

(u)	organize any new Subsidiary (other than those that are wholly-owned) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(v)	use funds from its treasury or the net proceeds received by the Company from the exercise of the Company Warrants to address or pay any tax liabilities of any Company Stockholder; or

(w)	agree or commit to do any of the foregoing.

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Section 6.3 All Other Action.

The Company shall cooperate fully with Purchaser and will use all reasonable commercial efforts to assist Purchaser in its efforts to implement the Merger, unless such cooperation and efforts would subject the Company to liability or would be in breach of applicable statutory or regulatory requirements.

Section 6.4 Updated Company Disclosure Letter.

No later than 5 Business Days prior to Closing, the Company shall deliver an updated Company Disclosure Letter to reflect any updates or changes to the Company Disclosure Letter between the date hereof and the Closing Date. Any new disclosures set forth in such updated Company Disclosure Letter shall not constitute an exception to the representations and warranties set forth in Article 4, shall not limit the rights of Purchaser under this Agreement for any breach by the Company of such representations and warranties and shall not have the effect of satisfying any of the conditions to obligations of Purchaser; provided, that (a) if (i) such disclosure by the Company is made in order to set forth any matter, fact or item first occurring or arising after the date hereof and (ii) Purchaser has the right to, but does not elect to, terminate this Agreement in accordance with Section 10.1, then from and after the Closing, the Purchaser shall be deemed to have irrevocably waived its right to indemnification under Article 11 with respect to such matter; or (b) if such disclosure is made in order to set forth any matter, fact or item first occurring or arising on or prior to the date hereof, then from and after the Closing, Purchaser shall have the right to indemnification pursuant to Article 11 with respect to such matter, and the applicable representation and warranty (and related schedule in the Company Disclosure Letter) shall be read for purposes of Article 11 as if such disclosure had not been made by the Company hereunder.

Section 6.5 Company Capitalization Spreadsheet.

Three (3) Business Days prior to Closing, the Company shall deliver the Company Capitalization Spreadsheet to the Purchaser.

Section 6.6 Company Information Statement.

The Company shall promptly, but in no event later than ten (10) Business Days after the date hereof arrange to provide to each Company Stockholder an information statement (as amended or supplemented, the “Information Statement”), for Company Stockholders to adopt this Agreement and approve the Merger. The Information Statement shall include information regarding (i) the Company and the Purchaser (the latter of which shall be furnished by the Purchaser no later than five (5) Business Days after the date hereof), (ii) the terms of the Merger and this Agreement, (ii) the notice of appraisal rights required pursuant to the NRS to Company Stockholders who may be entitled to elect appraisal rights under such Laws, (iv) the notice required by Section 92A.410 of the NRS, and (v) the written consent of the Company Stockholder and Accredited Investor Certification to be executed by the Company Stockholders who have not yet executed the Accredited Investor Certifications and written consent of the Company Stockholder.

Section 6.7 Audited Company Financial Statements

On or before 120 days following the Closing Date, the Company shall provide to the Purchaser audited financial statements of the Company for the periods ended December 31, 2021 and 2020, prepared in accordance with IFRS and, if any, unaudited interim financial statements of the Company most recently ended prior to the Closing Date prepared in accordance with IFRS.

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Section 6.8 Notices of Certain Events

Subject to applicable Law, the Company shall notify the Purchaser and Subco, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Section 8.1 of this Agreement to be satisfied; provided that, the delivery of any notice pursuant to this Section 6.7 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

ARTICLE 7

COVENANTS OF PURCHASER

Purchaser hereby covenants and agrees with the Company as follows until the earlier of the Effective Date or the termination of this Agreement in accordance with its terms, or as otherwise set forth in the applicable covenant:

Section 7.1 Necessary Consents.

Purchaser shall use its reasonable efforts to obtain from Purchaser’s directors, shareholders, if applicable, and all federal, provincial, municipal or other governmental or administrative bodies such approvals or consents as are required to complete the transactions contemplated herein. Following the Closing, the Company and Purchaser shall, as promptly as possible, with respect to any BCC License, (a) make, or cause to be made, all filings and submissions required by an Governmental Authority to transfer ownership of such BCC License from the Company to the Purchaser and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary in connection thereof.

Section 7.2 Non-Solicitation.

Purchaser hereby covenants and agrees until the Termination Date not to, directly or indirectly, solicit, initiate, knowingly encourage, cooperate with or facilitate (including by way of furnishing any non-public information or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or written inquiries or proposals or expressions of interest regarding, constituting or that may reasonably be expected to lead to any activity, arrangement or transaction or propose any activities or solicitations in opposition to or in competition with the Acquisition, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid,” exempt or otherwise, within the meaning of the Securities Act (British Columbia), for securities of Purchaser, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Acquisition, including, without limitation, allowing access to any third party (other than its representatives) to conduct due diligence, nor to permit any of its officers or directors to do so, except as required by statutory obligations or in respect of which Purchaser board of directors determines, in its good faith judgment, after receiving advice from its legal advisors, that failure to recommend such alternative transaction to Purchaser shareholders would be a breach of its fiduciary duties under applicable law. In the event Purchaser or any of its Affiliates, including any of their officers or directors, receives any form of offer or inquiry in respect of any of the foregoing, Purchaser shall forthwith (in any event within one (1) Business Day following receipt) notify the Company of such offer or inquiry and provide the Company with such details as it may request.

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Section 7.3 Conduct of Business of the Purchaser

Purchaser will operate its business in the Ordinary Course, and to the extent consistent therewith, the Purchaser shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted or required by this Agreement, or as required by applicable Law, the Purchaser shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)	split, combine, or reclassify any equity securities of the Purchaser or any Subsidiary;

(b)	repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of the Purchaser or any Subsidiary;

(c)	declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

(d)	issue, sell, pledge, dispose of or encumber any debt, equity or other securities, except in connection with or the transactions contemplated herein;

(e)	borrow money or incur any indebtedness for money borrowed or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Purchaser or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing;

(f)	make any loans, advances or other payments other than payment of professional fees or expenses in connection with or ancillary to the transactions contemplated herein;

(g)	acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person;

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(h)	transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien, any assets, including the capital stock or other equity interests in any Subsidiary of the Purchaser; provided, that the foregoing shall not prohibit the Purchaser and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, in each case in the Ordinary Course;

(i)	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(j)	enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Contract that is material to the Purchaser and its Subsidiaries or any lease with respect to material real estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a material Contract or Lease with respect to material real estate hereunder;

(k)	institute, settle, or compromise any Claim involving the payment of monetary damages by the Purchaser or any of its Subsidiaries;

(l)	declare or pay any dividends or distribute any of Purchaser’s properties or assets to shareholders or otherwise of any of the Purchaser’s properties or assets;

(m)	alter, amend or propose to alter or amend Purchaser’s notice of articles or articles in any manner which may adversely affect the success of the transactions contemplated herein;

(n)	except as otherwise permitted or contemplated herein, enter into any transaction or material Contract which is not in the Ordinary Course of business or engage in any business enterprise or activity materially different from that carried on by Purchaser as of the date hereof;

(o)	abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Intellectual Property, or grant any right or license to any Intellectual Property other than pursuant to non-exclusive licenses entered into in the Ordinary Course;

(p)	provide any guarantee in respect of the obligations of any person;

(q)	increase any compensation for any director, officer, Employee or consultant of Purchaser;

(r)	incur any expense in excess of $100,000 individually or in the aggregate or make any capital expenditures, other than in the Ordinary Course of business of the Purchaser;

(s)	terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(t)	adopt or implement any stockholder rights plan or similar arrangement;

(u)	organize any new Subsidiary (other than those that are wholly-owned) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(v)	use funds from its treasury or the net proceeds received by the Purchaser from the exercise of any outstanding convertible securities of the Purchaser to address or pay any tax liabilities of any shareholder of the Purchaser; or

(w)	agree or commit to do any of the foregoing.

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Section 7.4 Reasonable Best Efforts.

Purchaser and Subco shall cooperate fully with the Company and will use all reasonable best efforts to assist the Company in its efforts to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the date that is 60 days following the date hereof), the Merger and the transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from a Governmental Authority and the making of all necessary registrations, filings, and notifications (including filings with a Governmental Authority) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any a Governmental Authority; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement, including without limitation the Supplemental Indenture. Purchaser and Subco shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the Company in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the Company with any information that may be reasonably required in order to effectuate the taking of such actions. Purchaser and Subco shall promptly inform the Company of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement.

Section 7.5 Notices of Certain Events

Subject to applicable Law, Purchaser and Subco shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Section 8.2 of this Agreement to be satisfied; provided that, the delivery of any notice pursuant to this Section 7.5 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 7.6 Subco.

Subco shall be validly subsisting and in good standing under the NRS immediately prior to the Merger. Purchaser covenants and agrees that Subco shall not carry on any business, shall not enter into any contracts, agreements, commitments, indentures or other instruments prior to the Closing Date other than as required to effect the Merger and shall be debt free as of the time of the Merger.

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Section 7.7 Stockholder Approval.

Subject to and conditioned upon a determination at any time that approval of this Agreement, the Merger and the transaction contemplated hereby by the Purchaser’s stockholders and/or the CSE is required at any time under applicable Law (including Applicable Securities Laws) or by the rules and regulations of the CSE, the Purchaser shall:

(a)	promptly notify the Company of such fact;

(b)	as promptly as practicable after the date thereof, prepare with the assistance, cooperation and commercially reasonable efforts of the Company, and file with all applicable Governmental Authorities (including the CSE, as applicable) all necessary statements, documents, materials for the purpose of (i) soliciting proxies from Purchaser’s stockholders for the approval of this Agreement and the Merger and (ii) approval of all Governmental Authorities (including the CSE) of the Agreement, the Merger and the issuance of all Resulting Issuer Common Shares (collectively, “Purchaser Transaction Approvals”); and

(c)	take any and all reasonable and necessary actions required to satisfy the requirements of applicable Law, Applicable Securities Law and the regulations of the CSE in connection with the Purchaser Transaction Approvals, if any.

Section 7.8 Warrant Exercise Price.

The Purchaser covenants and agrees that it will not, for a period of 6 months following the Closing Date, reduce the exercise price of any outstanding warrants to purchase Purchaser Common Shares.

Section 7.9 Further Assurances.

Purchaser will take all action necessary to cause Subco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. At and after the Effective Time, the officers and directors of Mergeco shall execute and deliver, in the name and on behalf of Mergeco, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of Mergeco, any other actions and things to vest, perfect, or confirm of record or otherwise in Mergeco any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by Mergeco as a result of, or in connection with, the Merger.

Section 7.10 Updated Purchaser Disclosure Letter.

No later than 5 Business Days prior to Closing, the Purchaser shall deliver an updated Purchaser Disclosure Letter to reflect any updates or changes to the Purchaser Disclosure Letter between the date hereof and the Closing Date. Any new disclosures set forth in such updated Purchaser Disclosure Letter shall not constitute an exception to the representations and warranties set forth in Article 3, shall not limit the rights of the Company under this Agreement for any breach by the Purchaser of such representations and warranties and shall not have the effect of satisfying any of the conditions to obligations of Company; provided, that (a) if (i) such disclosure by the Purchaser is made in order to set forth any matter, fact or item first occurring or arising after the date hereof and (ii) the Company has the right to, but does not elect to, terminate this Agreement in accordance with Section 10.1, then from and after the Closing, the Company shall be deemed to have irrevocably waived its right to indemnification under Article 11 with respect to such matter; or (b) if such disclosure is made in order to set forth any matter, fact or item first occurring or arising on or prior to the date hereof, then from and after the Closing, Company shall have the right to indemnification pursuant to Article 11 with respect to such matter, and the applicable representation and warranty (and related schedule in the Purchaser Disclosure Letter) shall be read for purposes of Article 11 as if such disclosure had not been made by the Purchaser hereunder.

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ARTICLE 8

CONDITIONS PRECEDENT

Section 8.1 Conditions for the Benefit of Purchaser.

The transactions contemplated herein are subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of Purchaser and may be waived, in whole or in part, by Purchaser in its sole discretion:

(a)	Truth of Representations and Warranties. With respect to the representations and warranties of the Company set forth in Article 4 (in each case as qualified by the Company Disclosure Letter and as updated pursuant to Section 6.4):

(i)	the Company Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date;

(ii)	the representations and warranties made by the Company in this Agreement that are qualified by materiality or the expression “Material Adverse Effect” shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date; and

(iii)	all other representations and warranties of the Company in this agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, in each case except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

(b)	Performance of Obligations. The Company shall have performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by the Company at or prior to the Closing Date.

(c)	Approvals and Consents. All required approvals, consents and authorizations of third parties in respect of the transactions contemplated herein, including without limitation all necessary shareholder and regulatory approvals (other than with respect to the Company’s BCC Licenses, which may be obtained after Closing), shall have been obtained on terms acceptable to Purchaser acting reasonably.

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(d)	Deliveries. The Company shall deliver or cause to be delivered to Purchaser the closing documents set forth in Section 9.2 in a form satisfactory to Purchaser acting reasonably.

(e)	Proceedings. All proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be satisfactory in form and substance to Purchaser, acting reasonably, and Purchaser shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation or closing of such transactions and the taking of all necessary proceedings in connection therewith.

(f)	No Legal Action or Prohibition of Law. There shall be no action or proceeding pending or threatened by any Person in any jurisdiction, or any applicable Laws proposed, enacted, promulgated or applied, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a Material Adverse Effect on the Company.

(g)	Securities Law Exemptions. The issuance of all securities of the Resulting Issuer contemplated hereunder to be issued in connection with the Merger or otherwise pursuant to this Agreement shall be exempt from, or not subject to, the registration requirements of the U.S. Securities Act, and all applicable state securities Laws and shall be exempt from the prospectus requirements of Applicable Securities Laws in Canada either by virtue of exemptive relief from the securities authorities of each of the provinces of Canada or by virtue of exemptions under Applicable Securities Laws and shall not be subject to resale restrictions under Applicable Securities Laws.

(h)	Company Capitalization Spreadsheet. The Purchaser shall have received the Company Capitalization Spreadsheet, in a form satisfactory to the Purchaser, acting reasonably.

Section 8.2 Conditions for the Benefit of the Company.

The transactions contemplated herein are subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of the Company and may be waived, in whole or in part, by the Company in its sole discretion:

(a)	Truth of Representations and Warranties. With respect to the representations and warranties of Purchaser set forth in Article 3 of this Agreement:

(i)	the Purchaser Fundamental Representations shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date;

(ii)	the representations and warranties made by Purchaser in this Agreement that are qualified by materiality or the expression “Material Adverse Effect” shall be true and correct as of the Closing Date as if made on and as of the Closing Date; and

(iii)	all other representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date, in each case, except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

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(b)	Performance of Obligations. Purchaser shall have performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by Purchaser at or prior to the Closing Date.

(c)	No Material Adverse Change. There shall have been no Material Adverse Change in the business, results of operations, assets, liabilities, financial condition or affairs of Purchaser or any subsidiaries of the Purchaser, or any change that would, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Change.

(d)	Approvals and Consents. All required approvals, consents and authorizations of third parties in respect of the transactions contemplated herein, including without limitation all necessary shareholder and regulatory approvals (other than with respect to the Company’s BCC Licenses, which will be obtained after Closing), shall have been obtained on terms acceptable to the Company acting reasonably.

(e)	Issuance. The Resulting Issuer Common Shares that are issued as consideration for the Company Common Shares at Closing shall be issued as fully paid and non-assessable Resulting Issuer Common Shares, free and clear of any and all encumbrances, liens, charges and demands of whatsoever nature;

(f)	Securities Law Exemptions. The issuance of all securities of the Resulting Issuer contemplated hereunder to be issued in connection with the Merger or otherwise pursuant to this Agreement shall be exempt from, or not subject to, the registration requirements of the U.S. Securities Act, and all applicable state securities Laws and shall be exempt from the prospectus requirements of Applicable Securities Laws in Canada either by virtue of exemptive relief from the securities authorities of each of the provinces of Canada or by virtue of exemptions under Applicable Securities Laws and shall not be subject to resale restrictions under Applicable Securities Laws.

(g)	Deliveries. Purchaser and Subco, as applicable shall deliver or cause to be delivered to the Company, the closing documents as set forth in Section 9.3 in a form satisfactory to the Company, acting reasonably.

(h)	Proceedings. All proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be satisfactory in form and substance to the Company, acting reasonably, and the Company shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation or closing of such transactions and the taking of all necessary proceedings in connection therewith.

(i)	No Legal Action or Prohibition of Law. There shall be no action or proceeding pending or threatened by any Person in any jurisdiction, or any applicable Laws proposed, enacted, promulgated or applied, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a Material Adverse Effect on Purchaser.

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(j)	Requisite Stockholder Vote. This Agreement and the Merger shall have been approved by the Requisite Stockholder Vote.

(k)	Purchaser Transaction Approvals. All Purchaser Transaction Approvals, if any, shall have been obtained and the Company shall have received evidence satisfactory to the Company to that effect.

(l)	Cash Balance. The Purchaser’s Cash shall equal or exceed the Minimum Cash Balance.

(m)	Purchaser Financial Statements. The Purchaser shall have filed (i) audited financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries for the year ended July 31, 2021, (ii) unaudited income statement of the Company and its consolidated subsidiaries for the three months ended October 31, 2021, and (iii) unaudited statement of financial position of the Company and its subsidiaries dated October 31, 2021, such financial statements having been prepared in conformity with IFRS.

(n)	No Cease Trade Order. The Purchaser shall have delivered evidence satisfactory to the Company that the Purchaser is not subject to any cease trade or other order of any applicable stock exchange or securities regulatory authority which may operate to prevent or restrict trading of any securities of the Purchaser, and no such order being pending before any applicable stock exchange or securities regulatory authority, whether as a result of any failure of the Company to file the financial statements pursuant to Section 8.2(m) or otherwise (including, for greater certainty, the management cease trade in effect as of the date of this Agreement).

(o)	Purchaser’s Liabilities. The Purchaser’s liabilities as determined in accordance with IFRS, excluding lease payable, payroll payable, derivative liability and accounts payable shall not exceed $500,000.

(p)	Issuance of Purchaser Common Shares to Mark Smith. Immediately prior to the Closing, the 15,000,000 Purchaser Common Shares payable to Mark Smith in accordance with the terms of the Smith Employment Agreement shall have been issued and deposited in escrow with a third-party escrow agent pursuant to the terms of the Escrow Agreement.

ARTICLE 9

CLOSING

Section 9.1 Time of Closing.

The Closing of the transactions contemplated herein shall be held remotely via the electronic exchange of counterpart signature pages on the Closing Date, or in such other manner or at such other time or date as the parties may mutually agree upon in writing.

Section 9.2 Company Closing Documents.

On Closing, the Company shall deliver to Purchaser the following documents:

(a)	a certificate signed on behalf of the Company by a duly authorized officer certifying as to (i) the Company’s Articles of Incorporation and Bylaws in effect immediately prior to Closing, (ii) the resolutions of the board of directors of the Company approving the Merger and the transactions contemplated hereby, (ii) receipt of the Requisite Stockholder Approval for the Merger and (iv) the incumbency of the officers and directors of the Company executing the documents contemplated by this Agreement.

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(b)	a certificate signed on behalf of the Company by a duly authorized officer of the Company to the effect of Section 8.1(a) and Section 8.1(b);

(c)	executed counterpart and delivery of the applicable Employment Agreements by Micah Anderson;

(d)	a certificate of good standing from the Secretary of State of Nevada;

(e)	a Lock-Up Agreement, duly executed by each Company Key Personnel; and

(f)	the Articles of Merger, duly executed by an authorized officer of the Company.

Section 9.3 Purchaser’s Closing Documents.

On Closing, Purchaser shall deliver to the Company the following:

(a)	evidence that the Payment Shares have been registered in the name of the Depositary in trust for the former holders of Company Common Shares;

(b)	a certificate signed on behalf of Purchaser by a duly authorized officer of Purchaser certifying as to (i) Purchaser’s constating documents in effect immediately prior to Closing, (ii) the resolutions of the board of directors of Purchaser approving the Merger and the transactions contemplated hereby, (iii) any Purchaser Transaction Approvals and (iv) the incumbency of the officers and directors of Purchaser executing the documents contemplated by this Agreement;

(c)	a certificate signed on behalf of Subco by a duly authorized officer of Subco certifying as to (i) Subco’s constating documents in effect immediately prior to Closing, (ii) the resolutions of the board of directors of Subco approving the Merger and the transactions contemplated hereby, and (iii) the incumbency of the officers and directors of Subco executing the documents contemplated by this Agreement;

(d)	a certificate of status for Purchaser from the jurisdiction in which Purchaser is incorporated, dated as of a date not earlier than two (2) days prior to the Closing;

(e)	a certificate of status for Subco from the jurisdiction in which Subco is incorporated, dated as of a date not earlier than two (2) days prior to the Closing;

(f)	a certificate signed on behalf of the Purchaser by a duly authorized officer of the Purchaser to the effect of Section 9.2(a), (b) and (c);

(g)	executed counterpart signature pages to the Employment Agreement of Micah Anderson;

(h)	if required pursuant to CSE rules applicable to Purchaser, the consent of the CSE in respect of the Acquisition and the issuance of the Payment Shares, Resulting Issuer Options and Resulting Issuer Common Shares upon exercise of the Company Warrants as contemplated in this Agreement;

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(i)	the Articles of Merger, duly executed by an authorized officer of Subco;

(j)	the Supplemental Indenture, duly executed by an authorized officer of Purchaser and Odyssey Trust Company, as both trustee and collateral agent;

(k)	a certificate signed on behalf of the Purchaser by the Purchaser’s Chief Financial Officer certifying (i) as to Purchaser’s Cash balance, (ii) that the Purchaser’s liabilities as determined in accordance with IFRS excluding lease payable, payroll payable, derivative liability and accounts payable do not exceed $500,000 and (iii) attaching evidence satisfactory to the Company as to such Cash balance and liabilities thereto;

(l)	a Lock-Up Agreement, duly executed by each Purchaser Key Personnel; and

(m)	such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings or other instruments as may be reasonably requested by the Company or the Shareholder Representative in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE 10

TERMINATION

Section 10.1 Termination.

This Agreement may be terminated at any time prior to Closing (the “Termination Date”) in any of the following circumstances:

(a)	written agreement of the Parties to terminate this Agreement;

(b)	by written notice from Purchaser if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company has not cured such breach within ten (10) Business Days after Purchaser delivers written notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) if not cured within such ten (10) Business Day period and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 8.1 to be satisfied, provided further, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 10.1(b) if the Purchaser or Subco is then in material breach of any representation, warranty, covenant, or agreement hereunder that would cause any condition set forth in Section 8.2 not to be satisfied.

(c)	by written notice from Company if (i) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Purchaser or Subco and (i) the Purchaser or Subco has not cured such breach within ten (10) Business Days after Company delivers written notice of such breach to the Purchaser or Subco (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) if not cured within such ten (10) Business Day period and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 8.2 to be satisfied, provided further, that Company shall not have the right to terminate this Agreement pursuant to this Section 10.1(c) if the Company is then in material breach of any representation, warranty, covenant, or agreement hereunder that would cause any condition set forth in Section 8.1 not to be satisfied.

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(d)	by written notice from either Purchaser or the Company if: (i) the Effective Time has not occurred on or before 5:00 p.m. (Vancouver time) on March 22, 2022 (provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to any Party whose willful breach has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date), (ii) there shall be a final and non-appealable order of any Governmental Authority in effect preventing consummation of the Merger, (iii) there shall be any final and non-appealable Law or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority that would make consummation of the Merger illegal, or (iv) if the Company Stockholders do not ratify and approve the Merger Agreement.

Section 10.2 Notice and Effect of Termination.

The Party desiring to terminate this Agreement pursuant to this Article 10 shall deliver written notice of such termination to each other Party specifying with particularity the reason for such termination, and any such termination in accordance with this Section 10.2 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article 10, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, Employee, agent, or Representative of such party) to any other party hereto; provided, however, that Purchaser, Subco and the Company shall each remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of this Section 10.2, Article 12 and the applicable definitions set forth in Article 1 shall remain in full force and effect and survive any termination of this Agreement.

ARTICLE 11

INDEMNIFICATION

Section 11.1 Indemnification by the Company Stockholders.

Subject to the limits set forth in this Article 11, from and after the Closing, each Company Stockholder shall severally (according to such Company Stockholder’s Pro Rata Share), and not jointly and severally, indemnify, defend and hold harmless Purchaser and each of Purchaser’s Affiliates, officers, agents, representatives, directors, employees, successors and assigns (Purchaser and such Persons are collectively hereinafter referred to as the “Purchaser Indemnified Persons”), from and against any and all Losses that such Purchaser Indemnified Persons may suffer, sustain, incur or become subject to, arising out of, caused by or directly or indirectly relating to:

(a)	any inaccuracy of any representation or warranty of the Company set forth in Article 4 of this Agreement (as supplemented or qualified by the Company Disclosure Letter) or in any certificate, agreement or other document delivered pursuant hereto; and

(b)	the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under this Agreement, or any certificate, agreement or other document delivered pursuant hereto.

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Section 11.2 Indemnification by Purchaser.

Subject to the limits set forth in this Article 11, from and after the Closing, Purchaser shall indemnify, defend and hold harmless each of the Company Stockholders and each of their respective Affiliates, officers, controlling Persons, agents, representatives, directors, employees, successors and assigns (such Persons are hereinafter collectively referred to as the “Company Stockholder Indemnified Persons”), from and against any and all Losses that such Company Stockholder Indemnified Persons may suffer, sustain, incur or become subject to arising out of, caused by or directly or indirectly relating to:

(a)	any inaccuracy of any representation or warranty of Purchaser set forth in Article 3 of this Agreement (as supplemented or qualified by the Purchaser Disclosure Letter) or in any certificate, agreement or other document delivered pursuant hereto; and

(b)	the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation of Purchaser or Subco under this Agreement or in any certificate, agreement or other document delivered pursuant hereto.

Section 11.3 Survival of Representations and Warranties.

(a)	The representations and warranties contained in this Agreement (other than the Fundamental Representations), or in any certificate or document delivered pursuant hereto, and the right to indemnity pursuant to Section 11.1(a) and 11.2(a) in connection therewith, shall survive the Closing and shall remain in full force and effect thereafter for a period of twelve (12) months after the Closing Date (the “Expiration Date”) and shall thereupon terminate and be of no further force or effect;

(b)	The Fundamental Representations (and the right to indemnity pursuant to Section 11.1(a) and 11.2(a) in connection therewith) shall survive the Closing and shall remain in full force and effect until the date that is thirty (30) days after the expiration of the statute of limitations period applicable to the matters covered thereby;

(c)	Notwithstanding the foregoing, none of the covenants or agreements contained in this Agreement or any agreement delivered pursuant hereto shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, which shall survive the Closing in accordance with their terms; provided, however, that claims for indemnification pursuant to Section 11.1(b) and 11.2(b) in connection with breaches of such covenants or agreements to be performed prior to or at the Closing may be made at any time after the Closing until the Expiration Date.

(d)	Each Indemnified Party shall give written notice to the respective Indemnifying Party of any claim for indemnification pursuant to this Article 11; provided, however, that failure to provide such notice shall not affect such Indemnified Party’s right to indemnification hereunder unless and only to the extent the Indemnifying Party was actually prejudiced by such failure to deliver notice. Any claim for indemnification made in writing by the Indemnified Party on or prior to the expiration of the applicable survival period shall survive until such claim is finally and fully resolved.

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Section 11.4 Limitation on Indemnification.

(a)	Except as set forth in Section 11.4(e), no Purchaser Indemnified Person shall be entitled to any recovery pursuant to Section 11.1(a) and Section 11.1(b) unless and until the aggregate amount of Losses for which all Purchaser Indemnified Persons are otherwise entitled to indemnification pursuant to Section 11.1(a) and Section 11.1(b) exceeds $700,000.00 (the “Basket”), at which point the Purchaser Indemnified Persons shall be entitled to be indemnified for the aggregate amount of all Losses in excess of such Basket.

(b)	At the time of recovery by a Purchaser Indemnified Person under any indemnification claim under Section 11.1(a) and Section 11.1(b), the maximum aggregate recovery by all Purchaser Indemnified Persons pursuant to Section 11.1(a) and Section 11.1(b) shall not exceed an amount equal to ten percent (10.0%) of the aggregate proceeds paid to the Company Stockholders under this Agreement, at the time of such recovery.

(c)	Except as set forth in Section 11.4(e), no Company Stockholder Indemnified Person shall be entitled to any recovery pursuant to Section 11.2(a) and Section 11.2(b) unless and until the aggregate amount of Losses for which all Company Stockholder Indemnified Persons are otherwise entitled to indemnification pursuant to Section 11.2(a) and Section 11.2(b) exceeds the Basket, at which point the Company Stockholder Indemnified Persons shall be entitled to be indemnified for the aggregate amount of all Losses in excess of such Basket.

(d)	Notwithstanding any provision herein to the contrary, but subject to limitations on recovery set forth in Section 11.6, the restrictions and limitations set forth in Sections 11.4(a), 11.4(b) and 11.4(c) shall not be applicable to claims based upon Fraud or arising under any breach of a Fundamental Representation; provided, however, that in no event shall any Company Stockholder be liable hereunder for any amount in excess of such Company Stockholder’s Pro Rata Share of sixty percent (60.0%) of the proceeds paid to such Company Stockholder pursuant to this Agreement.

(e)	The amount of any and all Losses subject to indemnification pursuant to Section 11.4 or this Article 11 shall be determined net of any indemnity, contribution, insurance proceeds, tax benefit or other similar payment actually received or realized, as applicable, by such Indemnified Party with respect to such Losses (less the reasonable costs of recovery incurred by such Purchaser Indemnified Person in connection therewith).

(f)	Purchaser shall, and shall cause each of its Affiliates (including Mergeco) to (i) use commercially reasonable efforts to mitigate any of its Losses (except for Losses relating to Taxes) that Purchaser Indemnified Persons may recover pursuant to this Article 11 solely to the extent required by common law, and (ii) notify all of their respective applicable insurance carriers of such possible Losses and diligently seek to recover all possible insurance coverage, payments and proceeds relating to such Losses under any and all policies of insurance held by them. The Company Stockholders shall, and shall cause each of their respective Affiliates to use commercially reasonable efforts to mitigate any of their Losses that the Company Stockholder Indemnified Persons may recover pursuant to this Article 11 solely to the extent required by common law.

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(g)	Notwithstanding any other provision of this Agreement, no Losses shall be recoverable under this Article 11 or otherwise under this Agreement that constitute punitive or special damages or consequential or indirect damages, except in the case owed to a Third Party in connection with a Third Party Claim.

(h)	Notwithstanding the rights of the Purchaser Indemnified Persons to recover Losses pursuant to Section 11.1, Purchaser and Mergeco are not aware of any facts or circumstances that would serve as the basis for a claim by any Purchaser Indemnified Person against Company or any Company Stockholder based upon a breach of any representation or warranty of the Company contained in this Agreement or breach of any of Company’s covenants or agreement to be performed by it at or prior to Closing. Purchaser and Mergeco, on behalf of themselves and all Purchaser Indemnified Persons, shall be deemed to have waived in full any breach of any of Company’s representations and warranties and any such covenants and agreements of which Purchaser and/or Mergeco has such awareness at the Closing.

Section 11.5 Indemnification Procedure.

Promptly after the incurrence of any Losses by any Purchaser Indemnified Person or Company Stockholder Indemnified Person (an “Indemnified Party”), or receipt by an Indemnified Party of notice of a Third Party Claim for which such Indemnified Party is entitled to indemnification pursuant to Section 11.1 or 11.2 (an “Indemnifiable Claim”), such Indemnified Party will give the Stockholders Representative written notice thereof, and if the Indemnified Party is a Company Stockholder Indemnified Party, the Stockholders Representative shall also provide the Purchaser with written notice thereof (an “Indemnification Notice”); provided, however, that delay or failure to so notify the Stockholders Representative and Purchaser, as applicable, shall only relieve the indemnifying Party (an “Indemnifying Party”) of its obligations to the extent, if at all, that it is materially prejudiced by reasons of such delay or failure. Such Indemnification Notice by the Indemnified Party shall describe the Indemnifiable Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Stockholders Representative, in the case the Indemnified Party is a Purchaser Indemnified Person, and the Purchaser, in the case the Indemnified Party is a Company Stockholder Indemnified Person, as applicable, shall have a period of thirty (30) days within which to respond to such Indemnification Notice. If the Stockholders Representative or Purchaser, as applicable, accepts responsibility for the entirety of such Indemnifiable Claim within such thirty (30) day period, the Stockholders Representative or Purchaser, whichever is the Indemnifying Party as the case may be, shall be entitled to compromise or defend, at its own expense and by counsel chosen by it and reasonably satisfactory to the Indemnified Party, such matter. If the Stockholders Representative (on behalf of the Company Stockholder Indemnified Persons) or Purchaser (on behalf of the Purchaser Indemnified Persons), as applicable, rejects responsibility for the matter set forth in an Indemnification Notice in whole or in part or does not respond within thirty (30) calendar days after receiving such Indemnification Notice, the Indemnified Party shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to the Indemnified Party under applicable Law at the Indemnifying Party’s expense. The applicable Indemnified Party agrees to cooperate fully with the Stockholders Representative or Purchaser, as the case may be, and its respective counsel in the defense against any such Indemnifiable Claim. In any event, the Indemnified Party shall have the right to participate in a non-controlling manner and at its own expense in the defense of such Indemnifiable Claim. Neither the Stockholders Representative nor Purchaser shall enter into a settlement of such Indemnifiable Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed), and until such consent is obtained the Stockholders Representative or Purchaser, as applicable, shall continue the defense of such Indemnifiable Claim. If a firm offer is made to settle an Indemnifiable Claim (i) that does not involve any admission of liability or wrongdoing by any Indemnified Party or its Affiliates or the creation of financial or other obligation on the part of the Indemnified Party or its Affiliates, (ii) provides for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Indemnifiable Claim, (iii) does not involve injunctive relief binding upon the Indemnified Party or any of its Affiliates, and (iv) such settlement does not encumber any of the material assets of any Indemnified Party or impose any restriction or condition that would apply to or materially affect any Indemnified Party or the conduct of any Indemnified Party’s business, and the Indemnifying Party desires to accept and agree to such offer, the Stockholders Representative or Purchaser, as applicable, shall give written notice to that effect to the Indemnified Party. The Indemnified Party shall thereupon have the option of either consenting to such firm offer or assuming the defense of such Indemnifiable Claim. If the Indemnified Party fails to consent to such firm offer within thirty (30) calendar days after its receipt of such notice, and also fails to assume defense of such Indemnifiable Claim, the Stockholders Representative or Purchaser, as applicable, may settle the Indemnifiable Claim upon the terms set forth in such firm offer to settle such Indemnifiable Claim. If the Indemnified Party has assumed the defense pursuant to this Section 11.5, it shall not agree to any settlement without the written consent of the Stockholders Representative (in the case the Indemnified Party is a Purchaser Indemnified Person) or the Purchaser (in the case the Indemnified Party is a Company Stockholder Indemnified Person), in each case which such consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provisions in this Section 11.5 to the contrary, neither the Stockholders Representative (in the case the Indemnified Party is a Purchaser Indemnified Person) nor the Purchaser (in the case the Indemnified Party is a Company Stockholder Indemnified Person), shall be entitled to assume or continue control of the defense of any Indemnifiable Claim of the other Party if (i) such Indemnifiable Claim relates to or arises in connection with any governmental proceeding, action, indictment, allegation or investigation involving the Indemnified Party; (ii) such Indemnifiable Claim relates primarily to the Intellectual Property of such Indemnified Party; (iii) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (iv) the Indemnifying Party fails to defend such Indemnifiable Claim in good faith. If the Indemnified Party controls the defense of any Indemnifiable Claim, the Indemnified Party shall be entitled to be reimbursed by the Indemnifying Party for its reasonable defense costs as such costs are incurred.

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Section 11.6 Remedies.

(a)	Notwithstanding any provisions contained in this Agreement to the contrary, except as provided in Section 5.2 (Indemnification of Stockholder Representative) and Section 12.10 (Specific Performance) or in respect of claims based upon Fraud, indemnification pursuant to the provisions of this Article 11 shall be the sole and exclusive remedy for any claim under this Agreement, the Merger or the other transactions contemplated by this Agreement.

(b)	Notwithstanding any provisions contained in this Agreement, except in respect of claims based upon Fraud, the Purchaser’s right to set-off under Section 11.9 shall be the Purchaser Indemnified Persons’ sole and exclusive remedies for any such claim for indemnification under this Article 11.

(c)	Any and all amounts payable to Purchaser Indemnified Persons as a result of any claim for indemnification based upon Fraud by the Company shall be paid directly by the Company Stockholders to Purchaser in accordance with their Pro Rata Share, (i) first by set-off of any consideration payable to such Company Stockholders pursuant to Section 11.9, and second, if such set-off is insufficient to satisfy the entire Losses suffered, (ii) by wire payment of immediately available funds for such excess.

(d)	Any and all amounts payable to Purchaser Indemnified Persons as a result of any claim for indemnification for Fraud by such Company Stockholder shall be paid directly by the applicable Company Stockholder to Purchaser, by wire payment of immediately available funds. Notwithstanding any provisions contained in this Agreement to the contrary, no Company Stockholder shall be liable for the Fraud committed by any other Company Stockholder.

(e)	The indemnification provisions set forth in this Article 11 are intended as a bargained- for contractual remedy for the Indemnified Parties, contain all of the terms and provisions that the Parties intend be applied in any connection with any claim or action for indemnification pursuant to this Article 11 and are intended to be enforced without regard to principles of breach of contract or other Law that would result in a broader or narrower remedy.

Section 11.7 Adjustment to Purchase Price.

To the extent permitted by applicable Law, any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes.

Section 11.8 Right to Bring Actions; No Contribution.

Notwithstanding any provision in this Article 11 or elsewhere in this Agreement to the contrary, only the Stockholders Representative shall have the right, power and authority to commence any action, suit or proceeding after the Closing, by and on behalf of any or all Company Stockholders, against Purchaser or Mergeco or any other Indemnifying Party in connection with this Agreement and the transactions contemplated hereby and thereby, and in no event shall any Company Stockholder himself, herself or itself have the right to commence any action, suit or proceeding against Purchaser or Mergeco, or any other Indemnifying Party in such connection. By virtue of the adoption of this Agreement and the approval of the Merger by the Company Stockholders, each Company Stockholder (regardless of whether or not such Company Stockholder votes in favor of the adoption of the Agreement and the approval of the Merger, whether at a meeting or by written consent in lieu thereof) shall be deemed to have waived, and shall be deemed to have acknowledged and agreed that such Company Stockholder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Mergeco in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the related facts and circumstances underlying any such indemnification obligation or other liability.

Section 11.9 Set-Off.

In addition to all other remedies contemplated herein, subject to the limitations on recovery set forth in Article 11 (including, without limitation Section 11.4), Purchaser’s exclusive right to payment under this Article 11 (except in the case of Fraud) shall be to set-off, deduct or retain any amount due or payable to Purchaser in respect of any claim (for indemnification) against the Company Stockholders under Section 11.1 by a reduction to any obligation of Purchaser to pay any unpaid Earn-Out Payment, in each case in accordance with each Company Stockholder’s Pro Rata Share. In addition, Purchaser may carry-forward and set-off against a future Earn-Out Payment the amount of any Losses not deducted from a previous Earn-Out Payment. In no event, other than in the case of Fraud, shall Purchaser be entitled to claw-back any consideration actually paid to the Company Stockholders.

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ARTICLE 12

GENERAL

Section 12.1 Confidential Information; Press Release.

(a)	Confidential Information.

(i)	A Receiving Party will not disclose or use, and it will cause its Representatives not to disclose or use, any Confidential Information furnished, or to be furnished, by a Disclosing Party or its Representatives to the Receiving Party or its Representatives at any time or in any manner other than for purposes of evaluating and completing the transactions proposed in this Agreement, unless such information is known, or until such information becomes known, to the public without wrongful disclosure by any Disclosing Party or its Representatives, or such information is required, in legal counsel’s written opinion, to be disclosed in legal or administrative proceedings; provided, however, that the Parties may disclose such information to their respective attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services.

(ii)	If this Agreement is terminated, each Receiving Party will promptly return to the Disclosing Party or destroy any Confidential Information and any work product produced from such Confidential Information in its possession or in the possession of any of its Representatives.

(b)	Press Releases.

(i)	No disclosure or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated herein will be made by Purchaser or the Company or the respective Representatives without the prior agreement of the other Party as to timing, content and method, hereto, provided that the obligations herein will not prevent any party from making, after consultation with the other Party, such disclosure as its counsel advises is required by applicable law or the rules and policies of the CSE, and provided further, that the Party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance.

(ii)	Purchaser and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement, issue a press release announcing the execution of this Agreement (the “Signing Press Release”). The form, contents and timing of the Signing Press Release shall be subject to the review, comment and approval of the Stockholders Representative prior to its issuance.

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(iii)	Purchaser and the Stockholders Representative shall mutually agree upon and, as promptly as practicable after the Closing, issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). The form, contents and timing of the Closing Press Release shall be subject to the review, comment and approval of the Stockholders Representative prior to its issuance.

Section 12.2 Counterparts.

This Agreement may be executed in several counterparts (by original or facsimile signature), each of which when so executed shall be deemed to be an original and each of such counterparts, if executed by each of the Parties, shall constitute a valid and enforceable agreement among the Parties.

Section 12.3 Severability.

In the event that any provision or part of this Agreement is determined by any court or other judicial or administrative body to be illegal, null, void, invalid or unenforceable, that provision shall be severed to the extent that it is so declared and the other provisions of this Agreement shall continue in full force and effect.

Section 12.4 Applicable Law; Jurisdiction; Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of law principles therein. Subject to Section 12.5, the Parties hereto irrevocably consent to the exclusive jurisdiction and venue of any court within San Diego County, State of California in connection with any matter based upon or arising out of this Agreement, the Merger or any other matters contemplated herein (and any federal court within the Southern District of California). Subject to Section 12.5, each Party agrees not to commence any legal proceedings related hereto except in such court. By execution and delivery of this Agreement, subject to Section 12.5, each Party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The Parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such Party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law. The Parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

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Section 12.5 Arbitration.

(a)	Any dispute, claim or controversy arising out of or relating to this Agreement, the Merger and any transactions contemplated hereby or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration (the “Arbitration”) in San Diego County, California before one arbitrator. Any Arbitration will be held under the auspices of the San Diego County office of the Judicial Arbitration & Mediation Services (“JAMS”), or any successor. The Arbitration shall be in accordance with its Comprehensive Rules & Procedures (or, to the extent available, the Streamlined Ruled & Procedures, and in no event any other rules); provided, however, that notwithstanding any provision to the contrary in the JAMS Rules, a court will resolve any dispute over the formation, enforceability, revocability, or validity of this Agreement or any portion thereof. The arbitrator (the “Arbitrator”) shall be selected pursuant to JAMS rules or by mutual agreement of the Parties.

(b)	Should any Party refuse or neglect to appear for, or participate in, the arbitration hearing, the Arbitrator shall have the authority to decide the dispute based upon whatever evidence is presented.

(c)	Within thirty (30) days of the close of the Arbitration hearing, any Party will have the right to prepare, serve on the other party, and file with the Arbitrator, a brief. The Arbitrator shall render an award and written opinion, normally no later than thirty (30) calendar days from the date the Arbitration hearing concludes or the post-hearing briefs are received, whichever is later. The opinion shall include the factual basis for the award. Except as may be permitted or required by law neither a Party nor an Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all Parties. Any decision of the Arbitrator hereunder shall be deemed final, binding and non-appealable.

Section 12.6 Disclosure Schedule

Nothing in the Company Disclosure Letter or Purchaser Disclosure Letter, as applicable, is intended to broaden the scope of any representation or warranty contained in this Agreement or to create any covenant unless clearly specified to the contrary herein or therein. Inclusion of any item in the Company Disclosure Letter or Purchaser Disclosure Letter, as applicable, (a) does not represent a determination that such item is material nor shall it be deemed to establish a standard of materiality, (b) does not represent a determination that such item did not arise in the Ordinary Course, and (c) shall not constitute, or be deemed to be, an admission to any third party concerning such item. The Company Disclosure Letter and Purchaser Disclosure Letter, as applicable, include descriptions of instruments or brief summaries of certain aspects of the Company and the Purchaser and their respective business and operations. The descriptions and brief summaries are not necessarily complete and are provided therein to identify documents or other materials previously delivered or made available.

Section 12.7 Successors and Assigns.

This Agreement shall accrue to the benefit of and be binding upon each of the Parties hereto and their respective heirs, executors, administrators and assigns, provided that this Agreement shall not be assigned by any one of the Parties without the prior written consent of the other Parties.

Section 12.8 Interpretation.

The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

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Section 12.9 Expenses.

Each of the Parties hereto shall be responsible for its own costs and charges incurred with respect to the transactions contemplated herein including, without limitation, all costs and charges incurred prior to the date hereof and all legal and accounting fees and disbursements relating to preparing this Agreement or any Ancillary Agreement or otherwise relating to the transactions contemplated herein.

Section 12.10 Specific Enforcement

The Parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Parties agree that, if for any reason Purchaser or the Company or any other Person shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the Party seeking to enforce this Agreement against such nonperforming Party under this Agreement shall be entitled to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity.

Section 12.11 Further Assurances.

Each of the Parties hereto will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such other documents, instruments of transfer, conveyance, assignment and assurances and secure all necessary consents and authorizations as may be reasonably requested by another Party and take such further action as the other may reasonably require to give effect to any matter provided for herein.

Section 12.12 Entire Agreement.

This Agreement and the schedules referred to herein constitute the entire agreement among the Parties hereto and supersede all prior communications, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the Parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the schedules, documents and instruments to be delivered on the Closing Date pursuant to this Agreement. The Parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on the Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

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Section 12.13 Notices.

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent prepaid courier service or (iii) sent by registered or certified mail (return receipt requested) addressed as follows:

in the case of notice to Purchaser or Subco:

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

Attn: Brandon Kou

Email: brandon@icaninc.com

with a copy to (which shall not constitute notice):

McMillan LLP

1500-1055 West Georgia Street

Vancouver, British Columbia

V6E 4N7

Attn: Desmond Balakrishnan

Email: desmond.balakrishnan@mcmillan.ca

in the case of notice to the Company:

LEEF Holdings, Inc.

5580 La Jolla Boulevard #395

La Jolla, CA 92037

Attn: Micah Anderson

Email: micah@leefca.com

with a copy to (which shall not constitute notice):

Jackson Tidus, A Law Corporation

2030 Main Street, 12th Floor

Irvine, California 92614

Attn: Jason R. Wisniewski

Email: jwisniewski@jacksontidus.law

and

Cassels, Brock & Blackwell LLP

2100 Scotia Plaza, 40 King Street

West Toronto, Ontario

M5H 3C2

Attn: Jonathan Sherman

Email: jsherman@cassels.com

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Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

(a)	if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery; and

(b)	if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mail, allowing for such discontinuance or interruption of regular postal service.

Section 12.14 Waiver.

Any Party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Date, provided however that such waiver shall be evidenced by written instrument duly executed on behalf of such Party.

Section 12.15 Amendments.

No modification or amendment to this Agreement may be made unless agreed to by the Parties hereto in writing.

Section 12.16 Remedies Cumulative.

The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any Party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

Section 12.17 Currency.

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in the lawful money of the United States of America.

Section 12.18 Number and Gender.

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a)	words in the singular number include the plural and such words shall be construed as if the plural had been used;

(b)	words in the plural include the singular and such words shall be construed as if the singular had been used; and

(c)	words importing the use of any gender shall include all genders where the context or the Party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

Section 12.19 Time of Essence.

Time shall be of the essence hereof.

[Remainder of page intentionally blank]

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The Parties have executed this Agreement as of the first date written above.

ICANIC BRANDS COMPANY INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	Chief Executive Officer

LEEF HOLDINGS, INC.

By:	/s/ Micah Anderson
Name:	Micah Anderson
Title:	Chief Executive Officer

ICANIC MERGER SUB, INC.

By:	/s/ Suhas Patel
Name:	Suhas Patel
Title:	President

MICAH ANDERSON

(solely in its capacity as the Stockholders Representative)

[Signature Page to Merger Agreement]

The Parties have executed this Agreement as of the first date written above.

ICANIC BRANDS COMPANY INC.

By:
Name:
Title:

LEEF HOLDINGS, INC.

By:	/s/ Micah Anderson
Name:	Micah Anderson
Title:	Chief Executive Officer

ICANIC MERGER SUB, INC.

By:
Name:
Title:

MICAH ANDERSON

(solely in its capacity as the Stockholders Representative)

/s/ Micah Anderson

[Signature Page to Merger Agreement]

EXHIBIT A

FORM OF ACCREDITED INVESTOR CERTIFICATION

(attached hereto)

U.S. Representation Letter

To:	Icanic Brands Company Inc. (“Icanic”)

Re:	Merger Agreement dated January 21, 2022 (the “Merger Agreement”) between Icanic and Leef Holdings, Inc. (“Leef”)

Upon the completion of the acquisition by Icanic of Leef by way of a merger (the “Merger”) contemplated by the Merger Agreement, Leef shall become a wholly-owned subsidiary of Icanic. Pursuant to the Merger, the undersigned holder of shares of common stock of Leef (“Leef Shares”) will receive common shares of Icanic in exchange for the shareholder’s Leef Shares (the “Icanic Shares”).

This Representation Letter is to be executed and delivered by each holder of Leef Shares or securities convertible into Leef Shares (collectively, “Leef Securities”) who is, or is acting for the account or benefit of, a U.S. Person or a person within the United States (each, an “Leef U.S. Securityholder”).

The undersigned holder of Leef Securities covenants, represents and warrants to Icanic that:

(a)	It has full right, power and authority to deliver its Leef Securities and this Representation Letter.

(b)	It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Icanic Shares or securities convertible into the common shares of Icanic (the “Consideration Securities”) to be issued to it pursuant to the Merger, and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the Leef U.S. Securityholder has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Merger Agreement and owning the Consideration Securities.

(c)	Icanic has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement and it has had access to such information concerning Icanic as it has considered necessary or appropriate in connection with its investment decision to acquire the Consideration Securities, including disclosure document(s) furnished to the Leef U.S. Securityholder in connection with the solicitation of written consents of the shareholders of Leef to approve the Merger, and access to Icanic’s public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the Leef U.S. Securityholder’s satisfaction.

(d)	It is acquiring the Consideration Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Consideration Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph shall not restrict the Leef U.S. Securityholder from selling or otherwise disposing of the Consideration Securities pursuant to registration thereof pursuant to the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Act”) and any applicable state securities laws or under an exemption from such registration requirements.

(e)	The address of the Leef U.S. Securityholder set out in the signature block below is the true and correct principal address of the Leef U.S. Securityholder and can be relied on by Icanic for the purposes of state blue sky laws, and the Leef U.S. Securityholder is not an entity that has been formed for the specific purpose of purchasing or acquiring the Securities.

(f)	It understands (i) the Consideration Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated by the Merger Agreement is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act.

(g)	The Leef U.S. Securityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the criteria set forth in Appendix A hereto (please initial on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof.

(h)	The Leef U.S. Securityholder has not purchased the Consideration Securities as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)	It understands and agrees that the Consideration Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(j)	It acknowledges that it is not acquiring the Consideration Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Consideration Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Consideration Securities.

(k)	If it is entitled to receive share purchase warrants or options convertible into Icanic Shares under the Merger Agreement, it acknowledges and agrees that:

i)	the securities of Icanic issuable upon exercise of such warrants or options convertible into Icanic Shares (the “Icanic Underlying Securities” and together with the Consideration Securities, the “Securities”) have not been and will not be registered under the U.S. Securities Act or any state securities laws; and

ii)	such warrants or options convertible into Icanic Shares may not be exercised in the United States, or for the account or benefit of a U.S. Person or a person in the United States, absent an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(l)	It acknowledges that the Securities will be “restricted securities”, as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(i)	to Icanic;

(i)	outside the United States in an “offshore transaction” meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(ii)	in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iii)	in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities,

and, in the case of each of (ii) and (iii) above, it has prior to such sale furnished to Icanic an opinion of counsel in form and substance reasonably satisfactory to Icanic stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (m) below may be removed.

(m)	The certificates representing the Securities, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY [for Icanic options and warrants add: AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (C) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION SHALL FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAW. [For Icanic Shares add: DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]”

provided, that if at the time of original issuance of the Securities, Icanic is a “foreign issuer” (as such term is defined in Rule 902(e) of Regulation S under the U.S. Securities Act), and are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, the legend set forth above may be removed by providing to the registrar and transfer agent of Icanic:

(i)	an executed declaration and undertaking in substantially the form set forth as Appendix B attached hereto (or in such other forms as Icanic may prescribe from time to time);

(ii)	an executed broker affirmation, in substantially the form included in Appendix B attached hereto (or in such other forms as Icanic may prescribe from time to time); and

(iii)	if requested by Icanic or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to Icanic and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and

provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to Icanic, the legend may be removed by delivery to the registrar and transfer agent and Icanic of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to Icanic, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(n)	It understands and agrees that there may be material tax consequences to the Leef U.S. Securityholder of an acquisition, holding or disposition of any of the securities of Icanic. Icanic gives no opinion and makes no representation with respect to the tax consequences to the Leef U.S. Securityholder under United States federal, state, local or other tax laws of the undersigned’s acquisition, holding or disposition of such securities.

(o)	It consents to Icanic making a notation on its records or giving instructions to any transfer agent of Icanic in order to implement the restrictions on transfer set forth and described in this Representation Letter and the Merger Agreement.

(p)	It understands that (i) Icanic may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if Icanic is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Securities unless the requirements of Rule 144(i) under the U.S. Securities Act are met, and (iii) Icanic will not be obligated to make Rule 144 under the U.S. Securities Act available for resales of the Securities.

(q)	It understands and agrees that the financial statements of Icanic have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(r)	It understands and acknowledges that Icanic is incorporated outside the United States, consequently, it may be difficult to provide service of process on Icanic and it may be difficult to enforce any judgment against Icanic.

(s)	It understands that Icanic will not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or “blue sky” laws or to take action so as to permit resales of such Securities. Accordingly, the Leef U.S. Securityholder understands that absent registration, it may be required to hold the Securities indefinitely. As a consequence, the Leef U.S. Securityholder understands it must bear the economic risks of the investment in such Securities for an indefinite period of time.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing. If any such representations shall not be true and accurate prior to the Closing, the undersigned shall give immediate written notice of such fact to Icanic prior to the Closing.

Dated ______________________ 2022.

X
Signature of individual (if Leef U.S.
Securityholder is an individual)

X
Signature of Authorized signatory (if Leef U.S.
Securityholder is not an individual)

Name of Leef U.S. Securityholder (please print)

Address of Leef U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “A” to

U.S. Representation Letter for Leef U.S. Securityholders

To be completed by Leef U.S. Securityholders who qualify as Accredited Investors

In addition to the covenants, representations and warranties contained in the Merger Agreement and the Representation Letter to which this Appendix is attached, the undersigned Leef U.S. Securityholder covenants, represents and warrants to Icanic that the Leef U.S. Securityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the following criteria (please initial on the appropriate lines):

1. Initials ________	Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the “Commission”) under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any rural business investment company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D under the U.S. Securities Act);

2. Initials ________	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

3. Initials ________	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

4. Initials________

Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

5. Initials________	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), excluding the value of that person’s primary residence, at the time of purchase, exceeds US$1,000,000 (Note: For purposes of calculating net worth,

(i) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this Representation Letter, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this Representation Letter exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability);

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; and

(iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A) joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly);

6. Initials________	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Initials________	Any director or executive officer of Icanic; or

8. Initials________	Any entity in which all of the equity owners meet the requirements of at least one of the above categories – if this category is selected, you must identify each equity owner and indicate the category of accredited investor (by reference to the applicable number in this Representation Letter):

Name of Equity Owner	Category of Accredited Investor

Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category will be available;

9. Initials________	Any entity, of a type not listed in Categories 1- 4 or 8, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 9, “investments is defined in Rule 2a51-1(b) under the Investment Company Act of 1940);

10. Initials________	Any natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65);

11. Initials________	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

12. Initials________	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 11 above and whose prospective investment in Icanic is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

Dated __________________ 2022.

X
Signature of individual (if Leef U.S. Securityholder is an individual)

X
Signature of authorized signatory (if Leef U.S. Securityholder is not an individual)

Name of Leef U.S. Securityholder (please print)

Address of Leef U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “B”

Form of Declaration and Undertaking for Removal of Legend –

Rule 904 under the U.S. Securities Act of 1933

To:	Icanic Brands Company Inc. (the “Company”)

And To:	The transfer agent for the Company’s Common Shares

The undersigned (A) acknowledges that the sale of ________________________common shares in the capital of the Company, represented by Share Certificate No.(s) ________________________________________or held through the Direct Registration System (DRS) in DRS Holder Account No. ____________________,to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company (except solely by virtue of being an officer or director of the Company) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the

U.S. Securities Act.

Dated __________20_____.

X
Signature of individual (if Seller is an individual)

X
Signature of authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representations of our customer _______________(the “Seller”) contained in the foregoing Declaration for Removal of Legend, dated _________________, 20______ , with regard to the sale, for such Seller’s account, of ______________________common shares (the “Securities”) of the Company represented by certificate number(s) ____________________________, or held through the Direct Registration System (DRS) in DRS Holder Account No. _____________________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1) no offer to sell Securities was made to a person in the United States;

(2) the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3) no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4) we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated this _________day of ____________________________, 20 _____.

Signature of Signatory:

Name and Title of Authorized Signatory:

Name of Brokerage Company:

EXHIBIT B

FORM OF EMPLOYMENT AGREEMENT

(attached hereto)

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of [•], 2022 by and between Icanic Brands Company Inc., a company incorporated pursuant to the Business Corporations Act (British Columbia) (the “Corporation”), and Micah Anderson, an individual and resident of the State of California (hereinafter called “Executive”).

W I T N E S S E T H:

WHEREAS, this Agreement is entered into in connection with that certain Merger Agreement dated as of January 21 2022 (the “Merger Agreement”) by and among the Corporation, LEEF Holdings, Inc., a Nevada corporation (the “Company”), Icanic Merger Sub, Inc., a Nevada corporation (“Subco”), and Micah Anderson, in his capacity as representative of the Company Stockholders, pursuant to which Subco was merged with and into the Company with the Company surviving as a wholly-owned subsidiary of the Corporation (the “Merger”);

WHEREAS, the Closing (as defined in the Merger Agreement) of the Merger is conditioned upon the execution and delivery of this Agreement; and

WHEREAS, the Corporation and/or its Affiliates (as defined below) desires to employ Executive from and after the Closing under the terms of this new Agreement, and Executive is willing to accept such employment on the terms and subject to the conditions hereinafter set forth from and after the Closing.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Employment by Corporation; Location. The Corporation and/or its Affiliates hereby agrees to employ Executive as the Company’s full-time Chief Executive Officer. As the Company’s Chief Executive Officer, Executive will report to the Corporation’s Board of Directors (the “Board of Directors”), and shall have such duties consistent with that of a Chief Executive Officer of the Company and/or that may from time to time be designated or assigned to Executive pursuant to the directives of the Board of Directors. Upon mutual agreement of the Corporation and Executive, the Executive’s title and/or position may be changed.

Except for travel when and as required in the performance of Executive’s duties hereunder, Executive shall perform his duties hereunder from the Company’s principal executive offices in San Diego, California. Executive shall not be required to relocate his primary residency to perform his duties under this Agreement. Executive shall only be required to travel to the Corporation’s corporate headquarters not more than once a calendar quarter and for any scheduled meetings of the Board of Directors or meetings in which the entire executive team is required.

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2. Executive’s Acceptance of Employment. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote the necessary attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporation and companies in which the Corporation owns at least 50% of the entity’s voting shares (its “Affiliates”), he will perform the duties assigned to him pursuant to Section 1 hereof, subject, at all times, to the direction and control of the Board of Directors, and he will do such reasonable traveling as may be required of him in the performance thereof. Notwithstanding the foregoing, the Corporation acknowledges that Executive currently maintains an ownership interest in the entities identified in Attachment A and that Executive shall be authorized to devote sufficient time to managing those investments provided that (i) such activities in no way interfere with the performance of Executive’s duties pursuant to this Agreement, and (ii) Executive will not take on any additional ownership interests in any other cannabis related entities absent disclosure to and approval of the Board of Directors, not to be unreasonably withheld.

Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Corporation shall from time to time establish. Executive agrees that he shall not, without the prior written approval of the Board of Directors, directly or indirectly, accept employment or compensation from or perform services of any nature for, any business enterprise other than the Corporation and its Affiliates, excluding those entities attached on Attachment A. Nothing in this Agreement shall preclude Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, as long as such activities and/or services do not interfere or conflict with his responsibilities or duties to the Corporation as determined by the Board of Directors in its sole reasonable discretion.

3. Term. The term of Executive’s employment under this Agreement shall be the period commencing on the Closing Date (as defined in the Merger Agreement) and continuing until the third (3rd) anniversary thereof, unless terminated earlier pursuant to Section 7 (the “Initial Term”). At the conclusion of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless either party gives the other written notice of non-renewal at least ninety (90) days’ prior to the end of the Initial Term or a Renewal Term, as the case may be, and subject to earlier termination as provided in Section 7 hereof. As used in this Agreement, the “Term” shall mean the Initial Term together with any Renewal Terms, if any.

4.	Compensation/Bonus/Options/Benefits/Equity.

4.1 The Corporation will pay to Executive as compensation for his services hereunder an annual base salary (the “Base Salary”) of Two Hundred Fifty Thousand U.S. Dollars (US$250,000) per annum payable in equal installments in accordance with the Corporation’s normal payroll policy, but not less than monthly. The Base Salary shall be reviewed annually by Executive and the Board of Directors may be increased at any time; provided, however, that Executive’s Base Salary shall not be subject to reduction. Upon any increase to Executive’s Base Salary, the then current salary as so increased shall be the “Base Salary” for purposes of this Agreement.

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4.2 Commencing with the calendar year ending December 31, 2021, and for each calendar year thereafter while this Agreement is in effect (each, a “Plan Year”), Executive shall be eligible for an annual incentive performance bonus (the “Incentive Bonus”). The target potential amount of the Incentive Bonus payable to Executive shall be up to 100% of Executive’s Base Salary earned during the applicable Plan Year. The Incentive Bonus will be conditioned on the satisfaction of individual and company objectives as set forth below and subject to Section 7 of this Agreement, and shall be payable on or before February 15 of the year following the Plan Year. By the end of January of each Plan Year, the Corporation’s Board of Directors and/or Compensation Committee of the Board of Directors and Executive shall jointly establish the incentive target objectives that Executive has to meet to earn the Incentive Bonus; provided, however, for the initial partial year of this Agreement through December 31, 2021, the targets shall be those as previously determined by the Board of Directors of the Company pursuant to the terms and conditions of Executive’s Prior Agreement (as defined below). The payment of any Incentive Bonus pursuant to this Section 4.2 shall be made in accordance with the normal payroll practices of the Corporation, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions, and provided Executive satisfies the conditions for earning the Incentive Bonus.

4.3 Effective upon the Closing, the Corporation shall grant you stock options to purchase up to 4,200,000 (as adjusted for stock splits, reclassifications and the like) shares (the “Option Shares”) of the Company’s common stock. Additionally, following the Closing, the Executive shall, subject to the approval of the Board of Directors, receive such other grants of Option Shares, restricted stock (“Restricted Stock”) and/or restricted stock units (“RSUs”, and together with the Option Shares and Restricted Stock, the “Equity Awards”) in connection with (a) Executive’s individual performance and/or (b) the performance of the Corporation and/or certain operating subsidiaries of the Corporation (including the Company and its subsidiaries), in each case equivalent in amount and value granted to other similar situated executives of the Corporation. All such Equity Awards shall be issued pursuant to, and subject to the terms and conditions of the Corporation’s stock option and incentive plan adopted by the shareholders of the Corporation on May 27, 2016, as amended from time to time (the “Equity Plan”) and an award agreement thereunder (the “Award Agreement”) to be entered into with the Corporation. The Equity Awards shall vest as set forth in the Award Agreement; provided, that to the extent the Corporation grants any Equity Awards to Executive during the Term, then the Corporation shall in such Award Agreement provide that (x) in the event a Change of Control (as defined below) is consummated during the Term, or (y) Executive either (i) is terminated other than for Cause, death or Disability or (ii) resigns for Good Reason (as defined below), then all of Executive’s unvested Equity Awards shall automatically and immediately vest in full. Executive shall, subject to the approval of the Board of Directors, participate in a management incentive plan (the “Management Plan”). The Management Plan shall allocate stock grants of the Corporation’s common shares based on all business acquisitions (whether by merger, asset purchase or stock purchase) completed by the Corporation as well as revenue growth of the Corporation post-closing of any such acquisition transaction. The Management Plan shall also provide for stock grants of the Corporation’s common shares to Executive if there is a Change of Control (as defined below) of the Corporation.

4.4 Executive shall be entitled to the Corporation’s group medical and dental insurance benefits. At Executive’s request, however, in lieu of providing Executive with group medical and dental insurance benefits, the Corporation shall reimburse Executive for the cost of obtaining his own private medical and dental insurance policy, provided that the monthly amount of such insurance premiums shall not exceed Five Thousand Dollars ($5,000) per month. Executive shall also be entitled to a life insurance policy covering his own death with the beneficiary as determined by Executive in his sole discretion in the amount of not less than One Million U.S. Dollars (US$1,000,000) with the Corporation responsible for paying all expenses and premiums of such policy during the Term.

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4.5 The Corporation recognizes that Executive is required to drive throughout California to fully perform his duties. As such the Corporation agrees to provide Executive with a monthly auto subsidy of One Thousand U.S. Dollars (US$1,000), and shall also reimburse Executive up to Two Thousand U.S. Dollars (US$2,000) for other travel expense, including airfare. Such auto subsidy payments shall be in lieu of any obligation to reimburse Executive for mileage or other driving related expenses, notwithstanding any other policy of the Corporation.

4.6 The Corporation shall issue to Executive and/or to such other employees of the Corporation and its Affiliates as the Executive shall direct, the following performance equity payments (capitalized terms used in this Section 4.6 shall have the meaning ascribed to them in the Merger Agreement):

(a) On the First Payout-Date, a number of Resulting Issuer Common Shares equal to the number of Earnout-Shares issued to the Company Stockholders pursuant to Section 2.9(a) of the Merger Agreement;

(b) On the Second Payout-Date, a number of Resulting Issuer Common Shares equal to the number of Earnout-Shares issued to the Company Stockholders pursuant to Section 2.9(b) of the Merger Agreement; and

(c) On the Third Payout-Date, a number of Resulting Issuer Common Shares equal to the number of Earnout-Shares issued to the Company Stockholders pursuant to Section 2.9(c) of the Merger Agreement.

The Resulting Issuer Common Shares issuable pursuant to this Section 4.6 may be issued as Equity Awards under the Equity Plan; provided, that such Resulting Issuer Common Shares so issued under the Equity Plan shall be fully vested upon issuance and shall not be subject to vesting or any other condition of issuance.

5. Business Expenses. For business travel related to Executive’s duties, the Corporation shall reimburse Executive for all out-of-pocket expenses reasonably incurred by him in accordance with the Corporation’s travel and entertainment policy and procedures and any amendment thereof that the Corporation may adopt during his employment. Executive shall be authorized to fly Business Class or First Class for any air travel.

6. Vacation. Executive shall be entitled to vacation in accordance with the Corporation’s vacation policy as in effect from time to time; provided that Executive shall be entitled to no less than a minimum amount of six (6) weeks per year.

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7.	Termination.

7.1 Termination by the Corporation for Cause. The Corporation may terminate Executive’s employment immediately at any time and without notice for “Cause”, subject to any applicable notice and cure period. For purposes of this Agreement, “Cause” shall mean (a) a material breach by Executive of his obligations under this Agreement that is not cured within thirty (30) days following receipt of written notice thereof from the Corporation’s Board of Directors; (b) Executive’s theft or knowing falsification of any Corporation documents or records; (c) Executive’s conviction (including any plea of guilty or nolo contendere) of any felony or other misdemeanor (excepting in each case any conviction or plea relating to any charge associated with state or federal laws relating to cannabis, hemp and/or psychedelics) that involves theft, fraud or an act of dishonesty; (d) Executive’s repeated failure to perform his duties on behalf of the Corporation in a competent and diligent manner, which such failure causes material financial harm to the Corporation, if such failure is not cured within thirty (30) days following receipt of written notice thereof from the Corporation’s Board of Directors. Any notice of termination required under this Section 7.1 shall identify the events or conduct constituting the grounds for termination with sufficient specificity so as to enable Executive to take steps to cure such default as permitted. In the event Executive’s employment is terminated in accordance with this Section 7.1, Executive shall be entitled to receive only the Base Salary through the effective date of termination, plus payment for any expenses that may be due hereunder through the effective date of termination, plus any other amounts required by applicable law.

7.2 Termination Without Cause By The Corporation/By the Executive for Good Reason/By the Corporation - Separation Package. In the event that at any time (a) the Corporation terminates Executive’s employment under this Agreement without Cause (as defined above) or (b) Executive terminates his employment for Good Reason, Executive will receive all Base Salary and Incentive Bonus amounts payable through the effective date of termination plus (A) a lump sum cash severance payment equal to twenty-four (24) months of his Base Salary then in effect, plus (B) a lump sum cash severance payment for a prorated portion of any Incentive Bonus for which Executive was eligible during the Plan Year in which the termination occurs, provided that the relevant milestones have been achieved on a pro rata basis for the relevant period, plus (C) payment for any expenses that may be due hereunder through the effective date of termination, plus (D) any other amounts required by applicable law. In addition, all Equity Awards granted shall fully accelerate and vest. For the purposes of this Agreement, the term “Good Reason” shall mean (i) any material reduction in Executive’s annual Base Salary, bonus potential or overall compensation, (ii) Executive’s position, authority, or duties are materially reduced, (iii) Executive’s assigned work location is moved to a location more than 50 miles from San Diego, California, or (iv) the Corporation materially breaches the provisions of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice thereof from Executive. Executive shall not be entitled to any portion of the Separation Package described in this Section 7.2 unless Executive first executes, and does not revoke as may be allowed by law, a complete release of all claims in favor of the Corporation, its employees, officers, and agents, in form chosen by the Corporation in its reasonable discretion.

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7.3 Termination by the Corporation for Disability or upon Death. This Agreement shall automatically terminate upon the death of Executive. In addition, this Agreement may be terminated by the Corporation upon Executive’s Disability. For the purposes of this Agreement, the term “Disability” shall mean Executive’s failure to substantially perform his duties hereunder for either three (3) consecutive months or an aggregate of 120 days in any rolling twelve (12) month period, as determined by the Board acting in good faith, and after making reasonable accommodations and complying with all requirements of the Americans with Disabilities Act and any state law equivalent legislation. Any questions as to the existence, extent or potentiality of illness or incapacity of Executive upon which the Corporation and Executive cannot agree shall be determined by a qualified independent physician selected by Executive, a physician selected by the Corporation’s Board of Directors, and a third physician selected by the other two physicians. The determination of such physicians certified in writing to Executive and to the Corporation shall be final and conclusive for all purposes of this Agreement. In the event Executive’s employment is terminated in accordance with this Section 7.3, Executive shall be entitled to receive (a) the Base Salary through the effective date of termination, plus (b) payment for any expenses that may be due hereunder through the effective date of termination, plus (c) a lump sum cash severance payment for a prorated portion of any Incentive Bonus for which Executive was eligible during the Plan Year in which the termination occurs, provided that the relevant milestones have been achieved on a pro rata basis for the relevant period, plus (d) any other amounts required by applicable law.

7.4 Termination Upon a Change of Control. For purposes of this Agreement, “Change of Control” shall mean: (1) a merger or consolidation or the sale or exchange by the stockholders of the Corporation of all or substantially all of the capital stock of the Corporation, where the stockholders of the Corporation immediately before such transaction do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the surviving or acquiring corporation or other surviving or acquiring entity, in substantially the same proportion as before such transaction; (2) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred; or (3) the sale or exchange of all or substantially all of the Corporation’s assets (other than a sale or transfer to a subsidiary of the Corporation as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)), where the stockholders of the Corporation immediately before such sale or exchange do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the corporation or other entity acquiring the Corporation’s assets, in substantially the same proportion as before such transaction; provided, however, that a Change of Control shall not be deemed to have occurred pursuant to any transaction or series of transactions relating to a public or private financing or re-financing, the principal purpose of which is to raise money for the Corporation’s working capital or capital expenditures and which does not result in a change in a majority of the members of the Board of Directors. Immediately preceding a Change of Control, any then unvested portion of the Option will become fully vested. If, within three (3) months immediately preceding a Change of Control or within six (6) months immediately following a Change of Control, the Executive’s employment is terminated by the Corporation for any reason other than Cause or because of a Disability, then the Executive shall be entitled to receive each of the payments, accelerated vesting and other benefits provided in Section 7.2 above.

7.5 Resignation. In the event that Executive resigns or otherwise terminates this Agreement, other than for Good Reason, Executive will only be entitled to receive Executive’s Base Salary earned up to the date of termination.

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8.	Duty of Loyalty. In consideration of the Corporation entering into this Agreement

8.1 Executive agrees that during the Term of this Agreement he will not directly or indirectly own, manage, operate, join, control, participate in, perform any services for, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, consultant, partner, investor or otherwise, any business entity which is engaged in any business in which the Corporation or any of its Affiliates is currently engaged or is engaged at the termination of this Agreement, provided however that nothing in this Section 8.1 shall be deemed to prohibit Executive (a) from managing the businesses or his investments identified on Attachment A or (ii) investing his funds in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive’s holdings therein represent less than five percent (5%) of the total number of shares or principal amount of other securities of such company outstanding.

8.2 Executive agrees that Executive will not, during the Term, and during the one (1) year period following the termination of the Executive’s employment, directly or indirectly, by action alone or in concert with others, induce or influence, or seek to induce or influence any person who is engaged by the Corporation or any of its Affiliates as an employee, agent, independent contractor or otherwise, to terminate his employment or engagement, nor shall Executive, directly or indirectly, through any other person, firm or corporation, employ or engage, or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by the Corporation.

9.	Confidentiality Agreement.

9.1 As used herein, the term “Confidential Information” shall mean any and all information of the Corporation and of its Affiliates (for purposes of Sections 9, 10 and 11 of this Agreement, the Corporation’s Affiliates shall be deemed included within the meaning of “Corporation”), including, but not limited to, all data, compilations, programs, devices, strategies, or methods concerning or related to (a) the Corporation’s finances, financial condition, results of operations, employee relations, amounts of compensation paid to officers and employees and any other data or information relating to the internal affairs of the Corporation and its operations; (b) the terms and conditions (including prices) of sales and offers of sales of the Corporation’s products and services; (c) the terms, conditions and current status of the Corporation’s agreements and relationship with any customer or supplier; (d) the customer and supplier lists and the identities and business preferences of the Corporation’s actual and prospective customers and suppliers or any employee or agent thereof with whom the Corporation communicates; (e) the trade secrets, manufacturing and operating techniques, price data, costs, methods, systems, plans, procedures, formulas, processes, hardware, software, machines, inventions, designs, drawings, artwork, blueprints, specifications, and strategic plans possessed, developed, accumulated or acquired by the Corporation; (f) any communications between the Corporation, its officers, directors, shareholders, or employees, and any attorney retained by the Corporation for any purpose, or any person retained or employed by such attorney for the purpose of assisting such attorney in his or her representation of the Corporation; (g) any other non-public information and knowledge with respect to the Corporation’s products, whether developed or in any stage of development by the Corporation; (h) the abilities and specialized training or experience of others who as employees or consultants of the Corporation during the Executive’s employment have engaged in the design or development of any such products; and (i) any other matter or thing, whether or not recorded on any medium, (x) by which the Corporation derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (y) which gives the Corporation an opportunity to obtain an advantage over its competitors who do not know or use the same.

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9.2 Executive acknowledges and agrees that the Corporation is engaged in a highly competitive business and has expended, or will expend, significant sums of money and has invested, or will invest, a substantial amount of time to develop and maintain the secrecy of the Confidential Information. The Corporation has thus obtained, or will obtain, a valuable economic asset which has enabled, or will enable, it to develop an extensive reputation and to establish long-term business relationships with its suppliers and customers. If such Confidential Information were disclosed to another person or entity or used for the benefit of anyone other than the Corporation, the Corporation would suffer irreparable harm, loss and damage. Accordingly, Executive acknowledges and agrees that, unless the Confidential Information becomes publicly known through legitimate origins not involving an act or omission by Executive:

(a) the Confidential Information is, and at all times hereafter shall remain, the sole property of the Corporation;

(b) Executive shall use his best efforts and the utmost diligence to guard and protect the Confidential Information from disclosure to any competitor, customer or supplier of the Corporation or any other person, firm, corporation or other entity; and

(c) unless the Corporation gives Executive prior express written permission, during his employment and thereafter, Executive shall not use for his own benefit, or divulge to any competitor or customer or any other person, firm, corporation, or other entity, any of the Confidential Information which Executive may obtain, learn about, develop or be entrusted with as a result of Executive’s employment by the Corporation.

9.3 Executive also acknowledges and agrees that all documentary and tangible Confidential Information including, without limitation, such Confidential Information as Executive has committed to memory, is supplied or made available by the Corporation to the Executive solely to assist him in performing his services under this Agreement. Executive further agrees that after his employment with the Corporation is terminated for any reason:

(a) Executive shall not remove from the property of the Corporation and shall immediately return to the Corporation, all documentary or tangible Confidential Information in his possession, custody, or control and not make or keep any copies, notes, abstracts, summaries or other record of any type of Confidential Information; and

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(b) Executive shall immediately return to the Corporation any and all other property of the Corporation in his possession, custody or control, including, without limitation, any and all keys, security cards, passes, credit cards and marketing literature.

9.4 Execute understands that nothing in this Agreement prohibits Executive from reporting to any governmental authority information concerning possible violations of law or regulation and that Executive may disclose Confidential Information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability, provided Executive files any document containing Confidential Information under seal and does not disclose the Confidential Information, except pursuant to court order.

10. Invention Disclosure. Executive agrees to disclose to the Corporation promptly and fully all ideas, inventions, discoveries, developments or improvements (“Inventions”) that may be made, conceived, created or developed by him (whether such Inventions are developed solely by him or jointly with others) during the course of and in connection with his employment by the Corporation which either (a) in any way is connected with or related to the actual or contemplated business, work, research or undertakings of the Corporation or (b) results from or is suggested by any task, project or work that he may do for, in connection with, or on behalf of the Corporation. Executive agrees that such Inventions shall become the sole and exclusive property of the Corporation and Executive hereby assigns to the Corporation all of his rights to any such Inventions. With respect to Inventions, Executive shall during the period of his employment hereunder and at any time and from time to time hereafter (i) execute all documents requested by the Corporation for vesting in the Corporation the entire right, title and interest in and to the same, (ii) execute all documents requested by the Corporation for filing and prosecuting such applications for patents, trademarks and/or copyrights as the Corporation, in its sole discretion, may desire to prosecute, and (iii) give the Corporation all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Corporation’s right therein and thereto. In any such assistance is required following the termination of Executive’s employment with the Corporation, the Corporation shall reimburse Executive for his lost wages or salary and the reasonable expenses incurred by him in rendering such assistance. Anything contained in this paragraph to the contrary notwithstanding, this paragraph does not apply to an Invention or Intellectual Material for which no equipment, supplies, facilities, or trade secret information of the Corporation was used and which was developed entirely on the Executive’s own time, unless the Invention or Intellectual Material relates: (x) to the business of the Corporation, (y) to the Corporation’s actual or demonstrably anticipated research or development, or (z) the Invention or Intellectual Material results from any work performed by Executive for the Corporation. Notwithstanding the foregoing, nothing in this Section 10 shall apply to any Inventions created by Executive in conjunction with the entities listed on Attachment A including without limitation the development of proprietary cannabis strains.

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11. Remedies. Executive acknowledges and agrees that the business of the Corporation is highly competitive and that the provisions of Sections 8, 9 and 10 are reasonable and necessary for the protection of the Corporation and that any violation of such covenants would cause immediate, immeasurable and irreparable harm, loss and damage to the Corporation not adequately compensable by a monetary award. Accordingly, Executive agrees without limiting any of the other remedies available to the Corporation, that any violation of said covenants, or any one of them, may be enjoined or restrained by any court of competent jurisdiction, and that any temporary restraining order or emergency, preliminary or final injunctions may be issued by any court of competent jurisdiction, without notice and without bond. In the event any proceedings are commenced by the Corporation against Executive for any actual or threatened violation of any of said covenants and if the Corporation prevails in such litigation, then, Executive shall be liable to the Corporation for, and shall pay to the Corporation, all costs and expenses of any kind, including reasonable attorneys’ fees, which the Corporation may incur in connection with such proceedings.

12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and no amendment or modification hereof shall be valid or binding unless made in writing and signed by both parties hereto.

13. Notices. Any notice, required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid as follows:

if to the Corporation at:

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

Attn: Brandon Kou

and, if to Executive:

Micah Anderson

2752 Carriagedale Row

La Jolla, CA 92037

Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given as provided herein. The date of the giving of any notice hereunder shall be the date delivered or if sent by mail, shall be the date of the posting of the mail.

14. Non-Assignability. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive except as may be permitted by the laws of decent or distribution in the event of Executive’s death or disability. This Agreement shall be binding upon Executive and inure to the benefit of his heirs, executors and administrators and be binding upon the Corporation and inure to the benefit of its successors and assigns.

15. Choice of Law And Forum. This Agreement shall be governed, interpreted and construed under the laws of the State of California without regard to its conflict of law principles. The parties agree that any dispute or litigation arising in whole or in part hereunder shall only be litigated in any state or Federal court of competent subject matter jurisdiction sitting in San Diego County, California, to the jurisdiction of which and venue in which each party irrevocably consents.

16. Waiver. No course of dealing nor any delay on the part of any party in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

17. Severability. If any provision of this Agreement, including any paragraph, sentence, clause or part thereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions of such paragraph, sentence, clause or part thereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

18. Counterparts. This Agreement may be executed in counterparts (by physical or electronic means, including DocuSign), each of which shall be deemed an original and together shall constitute one and the same agreement.

19. Survival at Termination. The termination of this Agreement or Executive’s employment hereunder shall not affect either party’s obligations under this Agreement which by the nature thereof are intended to survive any such termination including, without limitation, Executive’s obligations under Sections 8, 9 and 10.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above set forth.

CORPORATION:

ICANIC BRANDS COMPANY INC.

By:
Name:
Title:

EXECUTIVE:

Micah Anderson

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Attachment A

●	33 Holdings
●	Anderson Dev SB
●	ADSB Management
●	Anderson Dev Holdings SJ
●	Anderson Development SJ
●	Anderson Development Willits
●	Little Ry Holding
●	Lower Thomas Road
●	LTR Realty
●	MPA Farms, Inc
●	MPA Legacy Holdings Inc
●	Sunset Ridge Road
●	Orr Springs Road
●	Orr Springs Land Road
●	Chula Vista 2
●	Willowbrook Realestate
●	Willits Retail

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EXHIBIT C

LOCK-UP AGREEMENT

(attached hereto)

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	[●], 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) [FOR MARK ADD]: any obligations of the undersigned under the Conditional Purchase Agreement dated as of the date hereof among Leef, Micah Anderson, as the representative of the shareholders of Leef, Mark Smith and Kamaldeep Thindal the (“Conditional Purchase Agreement”)], (B) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (C) securities sold to satisfy tax obligations on the exercise of any convertible securities; (D) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (E) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (D) and (E) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

[FOR MARK ADD]: For greater certainty, nothing in this Lock-Up Agreement shall restrict the undersigned from performing or satisfying his obligations under the Conditional Purchase Agreement.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

[Corporate Shareholder]

By:
Name:
Title:

[Individual Shareholder]

Signature of Witness		Signing Party Name

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

EXHIBIT D

LEGENDING OF PAYMENT SHARES

i.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 12 months following Closing;

ii.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 15 months following Closing;

iii.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 18 months following Closing;

iv.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 21 months following Closing;

v.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 24 months following Closing;

vi.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 27 months following Closing;

vii.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 30 months following Closing; and

viii.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 33 months following Closing.

APPENDIX I

EARN-OUT EXAMPLE

COMPANY DISCLOSURE LETTER

STRICTLY CONFIDENTIAL

The Directors

ICANIC BRANDS COMPANY INC.

789 West Pender Street, Suite 810 Vancouver, British Columbia

V6C 1H2

January 21, 2022

Re: Merger Agreement dated January 21, 2022 (the “Merger Agreement”), between Icanic Brands Company Inc. (the “Purchaser”), LEEF Holdings, Inc. (the “Company”), Icanic Merger Sub, Inc., and Micah Anderson

Dear Sirs:

1.	We refer to the Merger Agreement relating to the proposed acquisition of the entire issued share capital of the Company.

2.	This letter constitutes the Company Disclosure Letter as defined in the Merger Agreement (referred to herein as the “Disclosure Letter”), and none of the Company, nor any of its stockholders, directors, officers or employees shall have any liability in respect of any claim to the extent that such claim, or the subject matter thereof, arises from or in connection with or consists of any fact, matter or circumstance which has been disclosed in this Disclosure Letter.

3.	Capitalized words and expressions used in this Disclosure Letter have the same meanings as ascribed to such capitalized words and expressions in the Merger Agreement unless otherwise defined herein or the context otherwise requires.

4.	All matters described in this Disclosure Letter are to be taken as having been “disclosed” for the purposes of the Merger Agreement.

5.	The Company makes no representation or warranty, express or implied, nor does it accept any other liability in contract, tort or otherwise, with respect to the information disclosed in this Disclosure Letter, except as provided in the Merger Agreement.

6.	In the event that any inconsistency is revealed between any provision of the Merger Agreement and any part of this Disclosure Letter (including the information referred to herein) this Disclosure Letter will prevail and will be and deemed to be the relevant disclosure.

Section 4.1 (b)

The Company owns the following wholly-owned subsidiaries:

●	Paleo Paw Corp. (LEEF Organics)
●	Seven Zero Seven, LLC
●	LEEF EC Retail, LLC
●	Anderson Development SB, LLC (“ADSB”)
●	Willits Retail, LLC
●	Payne’s Distribution, LLC

The Company intends to close on the acquisition of Arvin Drying Facility, LLC (“Arvin”) in January 2022, at which time Arvin will become a wholly-owned subsidiary.

The Company owns, through Paleo Paw Corp., 51.01% of outstanding equity interests in Aya Biosciences, Inc.

Section 4.1(c)

The Company and its subsidiaries hold the following cannabis licenses and permits (the “Cannabis Licenses”):

Licensee	Type of License	License #	Issued By	Expiration Date	Issue Date
Paynes Distribution, LLC	Distribution	C11-0000916-LIC	BCC-DCA	7-25-2022	1/9/2018
Paynes Distribution, LLC	Distribution	CAP 17-09	City of Willits	9/24/2022	9/24/2018
Seven Zero Seven, LLC	Manufacturing	CDPH-10002848	CDPH	4/25/2022	1/9/2018
Willits Retail LLC	Dispensary	App #C10-21- 0000144-AAP	BCC-DCA		Pending
Willits Retail LLC	Dispensary	CAP 19-04 (Pending commencement of operations)	City of Willits		3/11/2021
Paynes Distribution (Arvin)	Distribution	App #C-11-21- 0000019-APP	BCC-DCA		Pending

Section 4.1(d)

The information set forth and disclosed in Section 4.1(c) above in this Disclosure Letter regarding the Cannabis Licenses is incorporated herein by reference. Each of the Cannabis Licenses will require approval from the relevant licensing agency in connection with the transaction.

Section 4.1(h)

●	Option Agreement dated January 29, 2019 by and between Lenore Street Properties, LLC and Anderson Development Willits, LLC

●	Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated August 3, 2020 by and between Tom and Karen Brundy and the Company

●	Option (To Buy) Agreement dated October 16, 2020 by and between John James Trino & Roslyn R. Trino and the Company

●	Option Agreement dated December 22, 2020 by and between Salisbury Canyon Ranch, LLC and Anderson Development SB, LLC

●	The Company intends to acquire the solventless brand “Real Deal Resin” (“RDR”). The proposed acquisition of RDR is under negotiation between the Company and Headieslaps, LLC pursuant to the Letter of Intent dated October 20, 2021. The negotiations are not yet finalized.

●	Asset Purchase Agreement dated June 7, 2019 by and among Utica Leasco, LLC, the Company, Paleo Paw Corp., Seven Zero Seven, LLC and Payne’s Distribution, LLC, as amended on March 6, 2020.

●	Membership Unit Purchase Agreements in September-October 2021 between the Company and Anderson Development unit holders, ADSB Management, LLC, JAKFT, LLC, Ken Kavanagh, Air G, LLC, and the Marley Trust for acquisition of 100% of the outstanding membership interest of ADSB for approximately $1.2 million and up to an additional approximately $2.4 million in Earnout Consideration (both payable in combination of cash and shares of the Company’s common stock).

Section 4.1 (i)

●	The Company has approximately US$14 Million of convertible debentures due in June 2022 pursuant to the terms and conditions of that certain Indenture dated June 6, 2019 by and between the Company, Odyssey Trust Company as trustee and Odyssey Trust Company as the collateral agent (the “Indenture”). The Indenture is secured by substantially all of the Company’s assets.

●	The Company is currently indebted in the aggregate principal amount of US$332,900 for one Paycheck Protection Program loans. US$5,253.44 of interest has accrued as of December 31, 2021.

●	Capital Lease payments, pursuant to that certain Asset Purchase Agreement dated June 7, 2019 by and among Utica Leasco, LLC, the Company, Paleo Paw Corp., Seven Zero Seven, LLC and Payne’s Distribution, LLC

●	The Company has accrued for employee paid time off and potential monthly employee benefits charges in the aggregate amount not to exceed US$150,000.

Section 4.1 (j)

●	The Company has outstanding audit inquires with the Employment Development Department (EDD).

●	The Company’s current cultivation tax strategy for the purchase of biomass and trim is subject to interpretation under the CDTFA rules. As a result, the Company may have an unaccrued liability and overstated gross margins should the CDTFA rule against the Company’s position in any future audit inquiry.

Section 4.1(m)

The Company’s capitalization table is attached hereto as Appendix A, which is incorporated herein by reference.

In the event that ADSB obtains a Business License from the County of Santa Barbara, CA, the Company will be required to issue additional Company Common Shares to the former shareholders of ADSB equal in value to $2.4 Million (the “ADSB Shares”). Following the Closing, Purchaser shall be obligated to assume this obligation and issue Resulting Issuer Shares for the ADSB Shares.

Section 4.1 (n)

The Company has the following pending legal actions:

●	Juan Somano. Mr. Somano was a former employee who was terminated for cause in September 2020. Mr. Samano had knowledge that another former employee stole $90,000 from the Company’s safe. Mr. Samano retained an attorney and threatened legal action against the Company. The Company has not received any further correspondence from Mr. Somano nor his attorney. The Company considers this matter closed.

●	As per the letter dated May 18, 2021 from Custodio & Dubey LLP, legal action has been threatened against the Company because its website is not accessible to blind individuals. Olivo IP Law Group has advised that the Company implement a strategy to address ADA, California CCPA, GDPR, and other standards to ensure compliance of the Company’s e- portal. No further correspondence has been received from Custodio & Dubey LLP.

●	Letters from Greenbaum Law Group, LLP dated August 23, 2021 and September 21, 2021, respectively, both addressed to Kevin Wilson. The letters pertain to a judgment enforcement in the amount of $114,855.26. No further correspondence has been received.

Section 4.1(p)

The information set forth and disclosed in Section 4.1(i) above in this Disclosure Letter regarding the Indenture is incorporated herein by reference. The Indenture is secured by substantially all of the Company’s assets.

Section 4.1 (q)

The information set forth and disclosed in Section 4.1(c) above in this Disclosure Letter regarding the Cannabis Licenses is incorporated herein by reference.

Section 4.1 (r)

The Company has the following registered trademarks and pending applications:

Mark	Serial No. / Registration No.	Filing Date / Registration Date	Registrant	Class of Goods
HEADY	88111965/6130918	2018-09-11/2020-08-18	Paleo Paw Corp.	4 STANDARD CHARACTER MARK
LEEF	88141978/6456131	2018-12-20/2021-08-17	Paleo Paw Corp.	3 DESIGN PLUS WORDS, LETTERS, AND/OR NUMBERS
LEEF	88141970/6456130	2018-12-20/2021-08-17	Paleo Paw Corp.	4 STANDARD CHARACTER MARK
FARM TO LIFESTYLE	88671265	2019-10-28	Paleo Paw Corp.	Agricultural services for hemp
NOOKS + CRANNIES	88303616/6348662	2019-02-15/2021-05-11	Paleo Paw Corp.	4 STANDARD CHARACTER MARK
CANNAPARK	889631106391519	2020-06-12/2021-06-15	Paleo Paw Corp.	4 STANDARD CHARACTER MARK
PALEO PAW	86052153/4594322	2013-08-30/2014-08-26	Lyndsey Roach and Micah Anderson	Dog food; dog treats; pet food

The Company uses the following unregistered trademarks and service marks:

●	“LEEF Labs” (DBA is currently pending)

●	“Boxcar Manufacturing”

●	“Boxcar Supply Co.”

The Company licenses the following software:

●	Dynamics NAV 365

●	Microsoft Office Suite/Go Daddy web hosting

●	Canix

Section 4.1(u)

●	Stockholders’ Agreement dated January 2019 by and among the Company and certain of the Company Stockholders. There are also corresponding Joinder Agreements.

Section 4.1 (w)

Under California law, the Company is obligated to begin discussions with its employees in regard to forming a Labour Peace Agreement and to engage with a union to offer Company employees the opportunity to form a collective bargaining agreement.

Section 4.1(x)

●	Asset Purchase Agreement dated June 7, 2019 by and among Utica Leasco, LLC, the Company, Paleo Paw Corp., Seven Zero Seven, LLC and Payne’s Distribution, LLC, as amended on March 6, 2020

●	Residential Lease Agreement dated July 1, 2021 between Leef Holdings c/o Emily Heitman (tenant) and Ian Powell (landlord) for 588 Hazel Avenue, Ukiah, CA 95482

●	Commercial Lease Agreement dated October 19, 2018 between the Company (tenant) and Page Family Trust, Anseth Richards, and Keith Richards (landlord) for 5644 La Jolla Boulevard, La Jolla, CA 92037. This lease has expired and the property is being occupied and leased on a month-to-month basis.

●	Professional Office Lease Agreement dated September 29, 2021 between the Company (tenant) and Village One (landlord) for 303 – 650 Alamo Pintado Road, Solvang, CA

●	Commercial Lease Agreement dated August 2, 2018 between the Company (tenant) and Lenore Street Properties, LLC (landlord) for 175 North Lenore Avenue, Willits, California 95490

Section 4.1(z)

The Company is a party to the following employment and/or consulting agreements:

●	Employment Agreement dated June 1, 2019 by and between the Company and Micah Anderson

●	Employment Agreement dated June 1, 2019 by and between the Company and Emily Heitman

●	Employment Agreement dated January 1, 2019 by and between Seven Zero Seven, LLC and Gary Vandenberghe

The Company maintains the following bonus plans for the employees listed below:

●	Shawn Sellers: up to 40% of gross wages

●	Calvin Billings: up to $10,000 per annum. Mr. Billings is not a party to an employment agreement.

Section 4.1(cc)

●	The information set forth and disclosed in Section 4.1(b) above in this Disclosure Letter regarding Arvin is incorporated herein by reference. The acquisition cost of Arvin will be approximately $2.8 Million.

●	The information set forth and disclosed in Section 4.1(m) above in this Disclosure Letter regarding the ADSB Shares is incorporated herein by reference.

●	The information set forth and disclosed in Section 4.1(h) above in this Disclosure Letter regarding the RDR is incorporated herein by reference

Section 4.1 (ee)

Micah Anderson, Emily Heitman and Kevin Wilson each have an ownership interest in Anderson Development SB, LLC

Micah Anderson has an ownership interest in each of the following entities:

●	33 Holdings

●	Anderson Dev SB

●	ADSB Management

●	Anderson Dev Holdings SJ

●	Anderson Development SJ, LLC

●	Anderson Development Willits, LLC

●	Little Ry Holding

●	Lower Thomas Road, LLC

●	LTR Realty

●	MPA Farms, Inc

●	MPA Legacy Holdings Inc

●	Sunset Ridge Road, LLC

●	Orr Springs Road

●	Orr Springs Land Road

●	Chula Vista 2

●	Willowbrook Realestate

●	Willits Retail

●	The Leaf El Paseo

●	Anderson Development Chula Vista 1, LLC

Section 4.1(gg)

The Company retained Bayline Capital Partners, Inc. (“Bayline”) to advise it in connection with the Transaction. Pursuant to the terms of the engagement agreement with Bayline as compensation for its services in connection with the Transaction, Bayline will be entitled to a fee equal in amount to 2.65% of the first $175,000,000 of consideration payable in the Transaction, plus 3.25% of any consideration payable in the Transaction in excess of $175,000,000. Bayline’s fee will be paid by the issuance of Purchaser Common Shares equal in value to fifty percent (50%) of such fee (the “Bayline Shares”) and the remaining fifty percent (50%) of such fee will be paid in cash. As such, Bayline will be entitled to receive its portion of any consideration (including any Earnout Payment) payable to the Company Stockholders under the Agreement. Bayline has confirmed to the Company the fees disclosed herein.

Section 6.2

●	Prior to the Closing, the Company will acquire Leef Investments, Inc., one of its existing stockholders, and issue to the stockholders of Leef Investments, Inc. an aggregate amount of 6,077,400 Company Common Shares equal to the amount of shares held by Leef Investments, Inc. in the Company.

●	The Company will acquire Arvin and the solventless brand RDR.

●	Upon the acquisition of Arvin, the Company will acquire a cannabis drying facility, which will be a new line of business.

●	The Company will issue the Bayline Shares.

●	The Company shall be permitted to raise up to $3.6 Million in the aggregate in an equity financing (in one or more closings) based upon a Company valuation of $100 Million to one or more investors identified by the Company.

Yours faithfully,

/s/ Micah Anderson
Micah Anderson
Chief Executive Officer
LEEF Holdings, Inc.

We hereby accept the contents of this Disclosure Letter and acknowledge receipt of the same

Brandon Kao
lcanic Brands Company, Inc.

Brandon Kao
lcanic Merger Sub, Inc.

Yours faithfully,

Micah Anderson
Chief Executive Officer
LEEF Holdings, Inc.

We hereby accept the contents of this Disclosure Letter and acknowledge receipt of the same

/s/ Brandon Kou
Brandon Kou
Icanic Brands Company, Inc.

/s/ Suhas Patel
Suhas Patel
Icanic Merger Sub, Inc.

APPENDIX A

Company Capitalization Table

(attached hereto)

[illegible]

	Total	Cumulative	Money Raised	Price per Share	Valuation
Founders Round	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
First Round	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Second Round	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Third Round	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Fourth & Fifth Round	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Sixth Round	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Seventh Round	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Actual Bond Conversion	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Eighth Round	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
December 2017 Issuance	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Stock Option Exercise	[illegible]	[illegible]	[illegible]	[illegible]	
[illegible]	[illegible]	[illegible]			
Stock Options	[illegible]	[illegible]			
Outstanding Bond Converted	[illegible]	[illegible]			
Out of the Money Warrants	[illegible]	[illegible]			
Total	[illegible]		[illegible]		
Actual	[illegible]				
Variance	[illegible]

January 21, 2022

PRIVATE AND CONFIDENTIAL

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia, V6C 1H2

Dear Sirs:

Re:	Merger Agreement between Icanic Brands Company, Inc. (the “Company”), Icanic Merger Sub, Inc. and LEEF Holdings, Inc. (“LEEF”) dated January 21, 2022 (the “Merger Agreement”)

This letter constitutes the Purchaser Disclosure Letter (the “Disclosure Letter”) as referred to in the Merger Agreement. The purpose of this Disclosure Letter is to set forth, in writing, certain additional disclosures, exceptions and exclusions contemplated or permitted by the Merger Agreement. Any capitalized terms used herein but not defined in this Disclosure Letter shall have the respective meanings attributed to such terms in the Merger Agreement.

Before dealing in detail with the various representations and warranties of the Company set out in the Merger Agreement, the Company makes the following general disclosures:

(a)	any information contained or referred to in this Disclosure Letter is to be treated as a disclosure by the Company to LEEF or the agreement of the Parties with respect to the matters disclosed herein, as the case may be, in respect of each and every covenant, representation, warranty, term and condition contained in the Merger Agreement to which such information may reasonably be regarded as being relevant (regardless of the section number references set forth below) and not solely in respect of any particular representation, warranty, covenant or condition contained in the Merger Agreement, provided that the relevance of the information so disclosed for any other section of the Merger Agreement or this Disclosure Letter is reasonably apparent on the face of such disclosure.

(b)	where any statement contained in the text of this Disclosure Letter is in conflict with any information contained in any of the documents provided to the Company and it is reasonable to assume that the Company would have been misled thereby, the statement contained in the text of this Disclosure Letter shall prevail over the information contained in the relevant document;

(c)	no reference to or disclosure of any item or other matter in this Disclosure Letter shall be construed as an admission or indication that such item or other matter is material, unless expressly stated;

(d)	nothing in this Disclosure Letter constitutes an admission of any liability or obligation of the Company or any of its subsidiaries or affiliates to any third party, nor an admission against the interests of the Company or any of its subsidiaries or affiliate;

(e)	notwithstanding paragraph (a) hereof, this Disclosure Letter and the information and disclosure contained in this Disclosure Letter are intended only to qualify and limit the representations, warranties and covenants of the Company contained in the Merger Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants. This Disclosure Letter itself does not constitute or imply and shall not be construed as any representation, warranty, covenant, agreement, assurance or undertaking which is not expressly set out in the Merger Agreement; and

(f)	disclosure of any information in this Disclosure Letter that is not strictly required under the Merger Agreement has been made for informational purposes only and does not imply disclosure of all matters of a similar nature.

All of the information contained in this Disclosure Letter is provided as of the date of this Disclosure Letter. This Disclosure Letter forms an integral part of the Merger Agreement and all references to the Merger Agreement include this Disclosure Letter. The titles and headings in this Disclosure Letter are for convenient reference only and are not to affect the interpretation of the Merger Agreement or this Disclosure Letter. This Disclosure Letter may not be amended, supplemented or otherwise modified except by written agreement signed by the Parties.

[Remainder of page has been left intentionally blank]

Yours truly,

ICANIC BRANDS COMPANY INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	Chief Executive Officer

The section number reference set forth below correspond to sections of the Merger Agreement.

Section 3.1(b) – Capitalization of the Company

The Company is authorized to issue unlimited common shares without par value and unlimited preferred shares without par value.

As of the date hereof, the Company has 13,852,998 options and 7,880,000 common share purchase warrants outstanding.

Share Exchange Agreement dated June 1, 2021 between the Company, De Krown Enterprises LLC (“De Krown”) and the unitholders of De Krown whereby the Company shall issue additional common shares to the unitholders upon meeting certain conditions as set out in the Share Exchange Agreement.

Share Exchange Agreement dated April 7, 2021 between the Company, THC Engineering, LLC, THC Engineering Holdings, LLC and and the unitholders of De Krown whereby the Company shall issue additional common shares to the unitholders upon meeting certain conditions as set out in the Share Exchange Agreement.

Section 3.1(c) – Subsidiaries

Subsidiary	Jurisdiction	Ownership
1127466 B.C. Ltd.	British Columbia	Icanic Brands Company Inc. (100%)
1200665 B.C. Ltd.	British Columbia	Icanic Brands Company Inc. (100%)
Canna Network Enterprise Inc.	California	Icanic Brands Company Inc. (100%)
Preferred Brand LLC	California	Icanic Brands Company Inc. (100%)
THC Engineering, LLC	California	Icanic Brands Company Inc. (100%)
THC Engineering Holdings, LLC	California	Icanic Brands Company Inc. (100%)
Ganja Gold Inc.	California	Icanic Brands Company Inc. (100%)
De Krown Enterprises, LLC	California	Icanic Brands Company Inc. (100%)
X-Sprays Industries Inc.	Delaware	1127466 B.C. Ltd. (100%)

The Company has a binding letter of intent to acquire all the issued and outstanding shares of common stock of Substance USA LLC.

Section 3.1(d) – Cannabis Licenses

Licensee	License	Jurisdiction	Term
Canna Network Enterprise Inc.	Annual Manufacturing License (CDPH- 10002450)	California	April 15, 2021 to April 15, 2022
Preferred Brand LLC	Cannabis Manufacturer License Adult-Use and Medicinal (CDPH- 10004678)	California	August 12, 2021 to August 12, 2022
De Krown Enterprises, LLC	Annual Manufacturing License (10003571)	California	June 27, 2021 to June 27, 2022

Section 3.1(q) – Encumbrances

Secured Loan Agreement between the Company and Block One Capital Inc. dated March 1, 2020 as amended. The Company is in the process of amending of the Secured Loan Agreement such that the security will be released. The Company expects the amendment to be completed on or around January 21, 2022.

Section 3.1(r) – Permits

Nil

Section 3.1(s) – Intellectual Property

There is a pending patent with the U.S Patent and Trademark (USPTO) office for an Automated Fill and Twist Machine and Method. The patent application is at the publication stage of the process pending power of attorney filing and any subsequent requests from the USPTO.

Section 3.1(v) – Purchaser Transaction Approvals

The Purchaser is required to file a Form 10 with the CSE.

Section 3.1(y) – Real Property and Leases

The Company, through 1200665 B.C. Ltd., holds title to 2917 East Alexander Road, North Las Vegas, Nevada 89030.

Lease Agreement dated January 2, 2020 between PCH Partners LLC and Preferred Brand LLC. for the premises located at 5135 Port Chicago Highway, Concord, California 94520.

Lease Agreement dated January 15th, 2022 between 6002 Warehouse Way Investors LLC and De Krown Enterprises, LLC for the premises located at 6002 Warehouse Way Sacramento, CA 95828.

Lease Agreement dated June 1st, 2020 between 8583 Holdings, LLC for the premises located at as 8583 Elder Creek Road, Suite 300, Sacramento, California 95828.

Lease Agreement dated September 23rd, 2016 between Wilcox Embarcadero Associates LLC and Canna Network Enterprise, Inc. for the premises located at 1001 22nd #400 Ave Oakland, CA 94606.

Section 3.1(z) – Cease Trade Orders

The Company currently has a Management Cease Trade Order issued on November 30th, 2021 with respect to the Company’s failure to file the audited annual financial statements and accompanying management’s discussion and analysis for the year ended July 31, 2021 by November 29, 2021.

Section 3.1(bb) – Contracts exceeding $50,000

Letter of Intent between the Company and Substance USA LLC dated August 30, 2021.

Share Exchange Agreement among the Company, THC Engineering, LLC, THC Engineering Holdings, LLC and unitholders of THC Engineering, LLC and THC Engineering Holdings, LLC dated April 7, 2021.

Share Exchange Agreement between the Company and de Krown Enterprise, LLC dated June 30th, 2021. Employment Agreement dated June 30th, 2021 between De Krown Enterprises, LLC and Stuart Chang.

Employment Agreement dated June 30th, 2021 between De Krown Enterprises, LLC and Josh Gjoraas. Employment Agreement dated June 30th, 2021 between De Krown Enterprises, LLC and Dave Johnson. Employment Agreement dated June 30th, 2021 between De Krown Enterprises, LLC and David Kirsch. Corporate Officer Engagement Agreement dated December 9, 2019 and Brandon Kou.

Executive Employment Agreement dated in January 2021 between the Company and Mark Austin Smith.

Section 3.1(ee) – Employee Plans

Stock option plan adopted by the board of directors on May 27, 2016.

Corporate Officer Engagement Agreement dated December 9, 2019 between the Company and Brandon Kou, which provides shares and warrants compensation based on meeting certain milestones.

Executive Employment Agreement dated in January 2021 between the Company and Mark Austin Smith, which provides a bonus payment of cash and shares based on meeting certain conditions.

Section 3.1(ff ) – Interest of Directors, Officers, associates and Affiliates

Nil

Execution Copy

CONDITIONAL PURCHASE AGREEMENT

This Conditional Purchase Agreement (this “Agreement”) is dated as of January 21, 2022 among Leef Holdings, Inc. (“Leef”), Micah Anderson (the “Leef Representative”), Mark Smith (“Smith”), Kamaldeep Thindal (“Kam”) and Jagdish Thindal (“Jagdish”) (Smith, Kam and Jagdish, collectively, the “Grantors” and each a “Grantor”).

WHEREAS Leef and Icanic Brands Inc. (the “Corporation”) are proposing to enter into a merger agreement (the “Merger Agreement”) to combine their respective businesses by way of a three- cornered amalgamation pursuant to the laws of Nevada (the “Transaction”).

WHEREAS the Grantors have agreed to sell the Option Shares (as defined herein) if the Conditions (as defined herein) are not satisfied following the closing of the Transaction, and no later than the Outside Date (as defined herein).

NOW THEREFORE in consideration of the foregoing premises, which are an integral part hereof, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement:

(a)	“Additional Board Appointment Condition” means, following or concurrently with the appointment of the Leef Nominees to the Board, the appointment of the Additional Nominee to the Board;

(b)	“Additional Nominee” means, in addition to the Leef Nominees, such other nominee to the Board to be determined by the Board; provided that if the Additional Nominee is appointed concurrently with the appointment of the Leef Nominees, the Additional Nominee shall be mutually agreed upon by the Board and the Leef Nominees.

(c)	“Aggregate Exercise Price” has the meaning given to such term in Section 3(a);

(d)	“Board” means the board of directors of the Corporation as constituted from time to time, and includes, for greater certainty, the board of directors of the Corporation following the consummation of the Transaction;

(e)	“Board Appointment Condition” means the appointment of the Leef Nominees to the Board;

(f)	“Conditions” means, collectively, the Financing Condition, the Board Appointment Condition, the Additional Board Appointment Condition and the Management Appointment Condition.

(g)	“Corporation Shares” means the common shares in the capital of the Corporation;

(h)	“CSE” has the meaning given to such term in the Recitals;

(i)	“Debt Security” means any bond, debenture, note or other evidence of indebtedness of any kind, nature or description whatsoever;

(j)	“Effective Date” has the meaning given to such term in Section 2(a);

(k)	“Equity Securities” means the Corporation Shares and any other security of the Corporation that carries a residual right to participate in the earnings of the Corporation and, on liquidation or winding up of the Corporation, in its assets;

(l)	“Escrow Agent” has the meaning given to such term in Section 6(a);

(m)	“Escrow Arrangements” has the meaning given to such term in Section 6(a);

(n)	“Escrow Delivery Date” has the meaning given to such term in Section 6(a);

(o)	“Financing” means a private placement financing of at least $5,000,000 of Equity Securities at a price per Equity Security to be determined by the Board at the time of announcing the Financing, to be completed, in one tranche or multiple tranches, on or before the Financing Outside Date; provided that the Financing shall not be approved by the Board or publicly announced prior to the appointment of the Leef Nominees to the Board.

(p)	“Financing Outside Date” has the meaning given to such term in Section 3(a)(i);

(q)	“Leef Nominees” means two nominees to be selected by the Leef Representative or his successors or assigns in his sole and absolute discretion, such nominees expected, as of the date hereof, to be: (i) Micah Anderson, and (ii) such other individual as the Leef Representative may determine in his sole discretion;

(r)	“Market Capitalization” means the number of issued and outstanding Corporation Shares as of the close of business on the date that such calculation is performed, multiplied by the closing price of the Corporation Shares on such date;

(s)	“Merger Agreement” has the meaning given to such term in the Recitals;

(t)	“Management Appointment Condition” means (i) the appointment of Micah Anderson as Co-CEO of the Corporation, and (ii) the appointment of Emily Heitman to an executive position with the Corporation to be determined;

(u)	“New Securities” means any Equity Securities, Debt Securities or Share Rights which are issued by the Corporation for any reason;

(v)	“Option” has the meaning given to such term in Section 3(a);

(w)	“Option Shares” means 25,000,000 Corporation Shares;

(x)	“Outside Date” means 90 days following the date of closing of the Transaction;

(y)	“Share Rights” means warrants, stock options, exchangeable or convertible securities, subscriptions or other like rights to purchase or otherwise acquire Equity Securities;

(z)	“Transaction” has the meaning given to such term in the Recitals; and

(aa)	“Triggering Event” means, as applicable, the occurrence of any of the following: (i) the Financing having not been completed by the Financing Outside Date; (ii) the Board Appointment Condition having not been satisfied by the Outside Date; (iii) the Additional Board Appointment Condition having not been satisfied by the Outside Date; (iv) the Management Appointment Condition having not been satisfied by the Outside Date; or (v) any issuance of New Securities before the Board Appointment Condition is satisfied, other than New Securities issued in connection with the Transaction, the Financing or upon the exercise of any convertible securities of the Corporation outstanding on the date hereof.

2.	EFFECTIVE DATE

(a)	Notwithstanding anything to the contrary contained herein, this Agreement shall only take effect and become binding upon the parties upon such date, and at such time, that the Transaction is consummated (the “Effective Date”).

3.	CONDITIONS AND OPTION GRANT

(a)	For consideration received, the Grantors hereby irrevocably grant the Leef Representative, for, and on behalf of the Leef shareholders, the right, but not the obligation (the “Option”), exercisable to acquire all of the Option Shares from the Grantors for $1.00 (the “Aggregate Exercise Price”), upon the occurrence of any of the following:

(i)	the Financing having not been completed by the date that is 6 months following the completion of the Transaction (the “Financing Outside Date”);

(ii)	the Board Appointment Condition having not been satisfied by the Outside Date;

(iii)	the Additional Board Appointment Condition having not been satisfied by the Outside Date; and

(iv)	the Management Appointment Condition having not been satisfied by the Outside Date.

(b)	The Leef Representative shall be entitled to exercise the Option in his sole and absolute discretion at any time following the occurrence of a Triggering Event. The Leef Representative may exercise the Option in whole, but not in part, by delivery of written notice to the Grantors and the Escrow Agent (as defined below) along with payment to Smith, on behalf of the Grantors, the Aggregate Exercise Price. Upon receipt of such notice and the Aggregate Exercise Price by Smith, the Grantors shall immediately execute any and all documents required by the Escrow Agent in order to cause the Option Shares to be transferred and delivered to the Leef Representative. For greater certainty, the parties acknowledge that following a Triggering Event, the Option shall remain in effect and be capable of being exercised in perpetuity.

(c)	For greater certainty, the Grantors acknowledge and agree that the Option may be exercised if any Condition is not satisfied by the applicable outside date set forth in Section 3(a), irrespective of whether any of the other Conditions remain capable of being satisfied as of such date.

4.	ADDITIONAL ACKNOWLEDGMENTS OF THE GRANTORS – BOARD APPOINTMENT CONDITION

(a)	The Grantors acknowledge that it is in the intention of the Corporation and Leef that following the implementation of the Board Appointment Condition and the Additional Board Appointment Condition set forth in Section 3, above, the Board of the Corporation will be comprised of five individuals as follows: (i) two nominees of the Corporation, (ii) the Leef Nominees, and (iii) the Additional Nominee. The Grantors agree to use all best efforts to cause the Corporation to, except with the prior written consent of the Leef Representative, maintain the size of the Board at five directors, and not appoint any additional nominees to the Board until such time that the Board Appointment Condition and Additional Board Appointment Condition are satisfied or this Agreement is otherwise terminated in accordance with its terms. If necessary, the Grantor agrees to use its best efforts to cause the Corporation to obtain such resignations as may be necessary from the current directors of the Corporation to ensure that the Board is constituted as contemplated under this Section 4(a) upon the appointment of the Leef Nominees and Additional Nominee to the Board.

(b)	Notwithstanding anything to the contrary contained herein, the Grantors expressly acknowledge and agree that if any additional nominees are appointed to the Board without the consent of the Leef Representative before the appointment of the Leef Nominees and the Additional Nominee to the Board, the Board Appointment Condition shall be deemed incapable of being satisfied, and a Triggering Event shall be deemed to have occurred.

(c)	For greater certainty, the Grantors acknowledge and agree that if the Board Appointment Condition is not satisfied for whatever reason (including the shareholders of the Corporation failing to elect the Leef Nominees to the Board), the Option shall remain in effect and be capable of being exercised by the Leef Representative in accordance with the terms of this Agreement.

5.	FINANCING AND NEW EQUITY ISSUANCES

(a)	The Grantors acknowledge and agree that if the Corporation is unable to raise aggregate gross proceeds of at least $5,000,000 under the Financing, the Grantors (including any affiliates of the Grantors) shall be required to make up any shortfall out of their own funds, or, if applicable, fund the entire amount of the Financing if the Corporation is unable to locate any subscribers for the Financing. Notwithstanding the foregoing, if the Corporation is unable to complete the Financing from third-party investors or otherwise and the Grantors fail to backstop the Financing in accordance with this Section 5(a) by the Financing Outside Date, the Leef Representative shall be entitled to exercise the Option in accordance with the terms of this Agreement. .

6.	ESCROW

(a)	On the Effective Date (the “Escrow Delivery Date”), the Grantors shall deliver to National Securities Administrators Ltd or such other escrow agent as agreed upon by the parties (the “Escrow Agent”) all of the Option Shares, to be held in escrow by the Escrow Agent until such time as the Leef Representative exercises the Option or consents to terminate this Agreement (the “Escrow Arrangements”). On or prior to the Escrow Delivery Date, the Grantors shall immediately execute any and all documents required by the Escrow Agent in order to hold the Option Shares in escrow pursuant to the terms of this Agreement, including, without limitation, the Escrow Agreement appended hereto as Schedule “A”.

(b)	Until the date the earlier of the date when the Leef Representative exercises the Option and the date that the Merger Agreement is terminated in accordance with its terms, the Grantors hereby agree that they shall not sell, transfer, assign, give, bequeath, hypothecate, pledge, create a security interest in, or lien on, encumber, place in trust (voting or other), or otherwise dispose of all or any portion of their respective interest in the Option Shares, or enter into any agreement to do any of the foregoing. In the event that this Agreement is terminated, the Escrow Agent shall return the Option Shares to the Grantors.

7.	REPRESENTATIONS AND WARRANTIES.

Each of the Grantors, on his or her own behalf and not on the behalf of any other Grantor, hereby severally (and, for greater certainty, not jointly with any other Grantor) represents and warrants to the Leef Representative that, as of the Effective Date and at all times until the earlier of the Leef Representative’s exercise of the Option or the date the Leef Representative consents to the termination of this Agreement:

(i)	Smith will be the registered and beneficial owner of 12,317,270 Corporation Shares that will be issued to Smith pursuant to his executive employment agreement immediately prior to the closing of the Transaction, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance.

(ii)	Kam is the registered owner of 6,211,379 Corporation Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance.

(iii)	Jagdish is the registered owner of 6,471,351 Corporation Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance.

(iv)	Each Grantor is, or will be, the sole registered and beneficial owner of the Option Shares set forth opposite his or her name in Schedule “B” hereto, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance. Upon exercise of the Option, the Leef Representative will acquire the legal and beneficial ownership of such Option Shares free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance.

(v)	there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting, issuance or transfer of any of the Option Shares;

(vi)	Each Grantor has all requisite power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby; and

(vii)	the execution and delivery by each Grantor of this Agreement and the performance by each Grantor of its obligations hereunder does not require the consent of any other person.

8.	MISCELLANEOUS.

(a)	Obligations Joint and Several. Any obligations owing to the Leef Representative by the Grantors under this Agreement (including, greater certainty, the obligation of the Grantors to sell the Option Shares to the Leef Representative upon exercise of the Option in accordance with the terms of this Agreement) shall be a joint and several obligation of the Grantors.

(b)	Successors and Assigns. The rights under this Agreement may only be assigned (and only with all related obligations) in whole or in part by the Leef Representative. Any assignment by the Corporation, any Grantor or Leef may be made only with the prior written consent of the Leef Representative. The terms and conditions of this Agreement ensure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(c)	Governing Law. This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard to any conflicts of laws provisions.

(d)	Counterparts. This Agreement may be executed in two or more written, facsimile, PDF or other electronically delivered counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)	Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)	Notices. Except as otherwise provided in this Agreement or required by law, any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes if, upon the earlier of actual receipt, or:

(i)	personal delivery to the party to be notified;

(ii)	when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day;

(iii)	five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(iv)	one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

All communications shall be sent to the respective parties at their address as set forth on the signature page or to such address as subsequently modified by written notice given in accordance with this Section.

(g)	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of each of the parties. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h)	Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

(i)	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(j)	Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts in Vancouver, British Columbia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts in Vancouver, British Columbia, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)	Costs and Expenses. The Corporation shall be responsible for all costs and expenses in connection with the transfer of the Option Shares to the Escrow Agent and all fees payable to the Escrow Agent in connection with the Escrow Arrangements. Each party will bear its own costs in respect of any disputes arising under this Agreement.

(l)	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(m)	Currency. All references to dollars or to $ are references to U.S. dollars, unless otherwise specified. Canadian Dollar equivalents of U.S. Dollars on any day shall be determined with reference to the foreign exchange ratio then in effect as of the end of such trading day, as reported on Bank of Canada, and with respect to any period during which a volume weighted average is calculated, such volume weighted average shall be calculated by further weighting each trading day’s activity by the foreign exchange ratio then in effect as of the end of such trading day, as reported on Bank of Canada.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

LEEF HOLDINGS, INC.

By:	/s/ Micah Anderson
Name:	MICAH ANDERSON
Title	CEO

/s/ Micah Anderson
MICAH ANDERSON

MARK SMITH

KAMALDEEP THINDAL

JAGDISH THINDAL

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

LEEF HOLDINGS, INC.

By:
Name:
Title

MICAH ANDERSON

/s/ Mark Smith
MARK SMITH

/s/ Kamaldeep Thindal
KAMALDEEP THINDAL

/s/ Jagdish Thindal
JAGDISH THINDAL

SCHEDULE A

Escrow Agreement

(see attached)

ESCROW AGREEMENT

THIS AGREEMENT is made as of the ________________ day of January, 2022,

AMONG:

LEEF HOLDINGS INC., a corporation existing under the laws of the State of Nevada

(“Leef”)

- and –

MICAH ANDERSON, an individual resident in the State of California, in his capacity as representative of the shareholders of Leef

(“Leef Representative”)

- and –

MARK SMITH, an individual resident in the State of Colorado

(“Smith”)

- and -

KAMALDEEP THINDAL, an individual resident in the Province of British Columbia

(“Kam”)

- and -

JAGDISH THINDAL, an individual resident in the Province of British Columbia

(“Jagdish” and together with Smith and Kam, the “Grantors”)

- and -

NATIONAL SECURITIES ADMINISTRATORS LTD., a company incorporated under the laws of the Province of British Columbia,

(the “Escrow Agent” and together with Leef, the Leef Representative and the Grantors, the “Parties”)

RECITALS:

A.	Leef and Icanic Brands Company Inc. (“Icanic”) entered into a merger agreement (the “Merger Agreement”) dated January 21, 2022 to combine their respective businesses by way of a three-cornered amalgamation pursuant to the laws of Nevada (the “Transaction”).

B.	Concurrently with the execution of the Merger Agreement, Leef, the Leef Representative and the Grantors entered into a conditional purchase agreement dated January 21, 2022 (the “Conditional Purchase Agreement”), appended as Schedule “A” hereto, pursuant to which the Leef Representative, for and on behalf of the shareholders of Leef (the “Leef Shareholders”) acquired an option (the “Option”) to purchase 25,000,00 common shares of Icanic held by the Grantors (the “Escrow Shares”) if certain conditions are not satisfied by a certain specified date following the completion of the Transaction.

C.	Pursuant to the terms of the Conditional Purchase Agreement, the Grantors have agreed, among other things, to place all of the Escrowed Shares in escrow with the Escrow Agent, to be released in accordance with the terms and conditions herein.

D.	The parties have requested that the Escrow Agent act as escrow agent in connection with the escrow of the Escrowed Shares and in accordance with the terms of this Agreement.

NOW THEREFORE in consideration of the premises and mutual representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1.	Appointment of Escrow Agent

(a)	Leef, the Leef Representative and the Grantors hereby appoint the Escrow Agent to act as the escrow agent in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby agrees to act in accordance with the terms and conditions of this Agreement. For the purposes of this Agreement, all references herein to “Escrow Agent” will mean National Securities Administrators Ltd. acting in the capacity of escrow agent hereunder or any other person that replaces National Securities Administrators Ltd. as escrow agent hereunder pursuant to the provisions hereof.

(b)	The Grantors shall pay the Escrow Agent fees as laid out in Schedule A, plus expenses reasonably incurred in connection with this Agreement, for acting as escrow agent (the “Escrow Fees”).

2.	Deposit of Escrowed Shares

The Grantors agrees with the Leef Representative that the Escrowed Shares will be delivered directly to the Escrow Agent to be deposited into escrow and released in accordance with the terms of this Escrow Agreement. The Escrow Agent will accept the Escrowed Shares upon their delivery and will hold the Escrowed Shares and administer the Escrowed Shares in accordance with the provisions of this Agreement. In addition, the Grantors will deliver to the Escrow Agent, concurrent with the execution hereof, an executed and undated stock transfer power of attorney in blank for the Escrowed Shares.

Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving the Escrowed Shares, or a sale or conveyance of all or substantially all the assets of Icanic to any other body corporate, trust, partnership or other entity (each, a “Change of Control”), other than the Transaction, the Escrow Agent shall receive and thereafter hold the consideration (the “Replacement Consideration”) payable to holders of common shares in the capital of Icanic (“Icanic Shares”), including the Escrowed Shares. The Escrow Agent will accept the Replacement Consideration and will hold and administer the Replacement Consideration in accordance with the provisions of this Agreement on the same terms, mutatis mutandis, as the Escrowed Shares. Any cash that forms part of the Replacement Consideration will be held by the Escrow Agent in a segregated interest-bearing account for the benefit of the Leef Representative. If, in connection with a Change of Control, a holder of Icanic Shares may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then the Escrow Agent will elect to receive an equal percentage of each of the different types of consideration offered, unless otherwise directed in writing by the Leef Representative prior to any applicable election deadline.

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In the event that Icanic makes any distribution of cash, shares, other securities or other property (the “Distributed Property”) to the holders of the Icanic Shares, including the Escrowed Shares, the Escrow Agent shall receive and thereafter hold the Distributed Property in respect of the Escrowed Shares. The Escrow Agent will accept the Distributed Property and will hold and administer the Distributed Property in accordance with the provisions of this Agreement on the same terms, mutatis mutandis, as the Escrowed Shares. Any cash that forms part of the Distributed Property will be held by the Escrow Agent in a segregated interest-bearing account for the benefit of the Leef Representative.

3.	Escrow Release

The Escrow Agent shall not release any Escrowed Shares until it receives written notice (the “Release Notice”) from the Leef Representative and the Grantors that either:

a)	a Triggering Event (as such term is defined in the Conditional Purchase Agreement) has occurred and it has made a payment of $1.00 to the Grantors, in which case the Escrow Agent shall be authorized to release the Escrowed Shares to the Leef Representative in accordance with the Release Notice; or

b)	the Conditions (as such term is defined in the Conditional Purchase Agreement) have been satisfied, in which case the Escrow Agent shall be authorized to release the Escrowed Shares to the Grantors in accordance with the Release Notice.

Upon receipt of the Release Notice in the case of Section 3(a), the Escrow Agent shall be entitled to and shall take all steps necessary to re-register and deliver the Escrowed Shares as so directed by the Leef Representative in the Release Notice.

4.	Rights of Escrow Agent

4.1	Escrow Agent Not a Trustee

The Escrow Agent accepts duties and responsibilities under this Agreement and the Escrowed Shares and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

4.2	Escrow Agent Not Responsible for Genuineness

The Escrow Agent will not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any Escrowed Shares deposited with it.

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4.3	Escrow Agent Not Responsible for Furnished Information

The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of the Escrowed Shares within escrow under this Agreement.

4.4	Escrow Agent Not Responsible after Release

The Escrow Agent will have no responsibility for the Escrowed Shares that it has released in accordance with this Agreement.

4.5	Additional Provisions

(1)	The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as “Documents”) furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(2)	The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and, if required, approved by the securities regulators with jurisdiction and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

(3)	The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to Leef, the Leef Representative and the Grantors as soon as practicable that it has retained legal counsel or other advisors. Grantors will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(4)	In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(5)	The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

(6)	The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(7)	The Escrow Agent is authorized to cancel any share certificate delivered to it and hold the Escrowed Shares in electronic or uncertificated form only, pending release of such securities from escrow.

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4.6	Limitation of Liability of Escrow Agent

The Escrow Agent will not be liable to any of the Parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, willful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more Parties, except for losses directly caused by its bad faith, willful misconduct or gross negligence, exceed the amount of its annual fees under this Agreement or the amount of $3,000.00, whichever amount shall be greater.

4.7	Remuneration of Escrow Agent

The Grantors will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days’ written notice. The Grantors will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

In the event the Grantors fail to pay the Escrow Agent any amounts owing to the Escrow Agent hereunder, the Escrow Agent shall have the right not to act (including the right not to release the Escrowed Shares from escrow) and will not be liable for refusing to act until it has been fully paid all amounts owing to it hereunder. Further, in the event that the Grantors fail to pay the Escrow Agent its reasonable remuneration for its services hereunder, the Escrow Agent shall be entitled to charge Leef or the Leef Representative for any release of Escrowed Shares and shall have the right not to act (including the right not to release the Escrowed Shares) until such amounts have been paid to the Escrow Agent.

In the event that the Grantors have failed to pay the amounts owing the Escrow Agent hereunder, the Escrow Agent shall not be liable for any loss caused by a delay in the release of the Escrowed Shares.

5.	Interpleader

The Escrow Agent may, in its sole discretion, deliver the Escrowed Shares into court by way of interpleader if any person, whether or not a party hereto, sues or threatens to sue the Escrow Agent in connection with the Escrowed Shares or the actions or omissions of any of the parties hereunder including the Escrow Agent or if the Escrow Agent is unable or unwilling to continue acting and there is no replacement under Section 6 within 30 days after the written notice of resignation in Section 6 or in the event of any disagreement or apparent disagreement between the parties hereto resulting in conflicting claims or demands with respect to the Escrowed Shares or if any of the parties hereto, including the Escrow Agent, are in or appear to be in disagreement about the interpretation of this Agreement or about the rights and obligations of the Escrow Agent or the propriety of an action contemplated by the Escrow Agent under this Agreement. Upon the Escrow Agent making such delivery, the Escrow Agent shall be released from all its duties and obligations under this Agreement.

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6.	Resignation of Escrow Agent

(1)	If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to Leef, the Leef Representative and the Grantors.

(2)	If Leef, the Leef Representative and the Grantors wish to terminate the Escrow Agent as escrow agent, Leef, the Leef Representative and the Grantors will give written notice to the Escrow Agent.

(3)	If the Escrow Agent resigns or is terminated, the Grantors will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date by another escrow agent that is acceptable to the securities regulators having jurisdiction in the matter and that has accepted such appointment, which appointment will be binding on Leef, the Leef Representative and the Grantors.

(4)	The resignation or termination of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above or on such other date as the Parties may agree upon (the “resignation or termination date”), provided that the resignation or termination date will not be less than 10 business days before a release date.

(5)	If the Grantors have not appointed a successor escrow agent within 60 days of the resignation or termination date, the Escrow Agent will apply, at the Grantor’s expense, to a court of competent jurisdiction for the appointment of a successor escrow agent and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment.

(6)	On any new appointment under this section, the successor Escrow Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor Escrow Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Escrow Agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Escrow Agent in relation to this Agreement and the predecessor Escrow Agent will thereupon be discharged as Escrow Agent.

(7)	If any changes are made to Part 8 of this Agreement as a result of the appointment of the successor Escrow Agent, those changes must not be inconsistent with the terms of this Agreement.

7.	Indemnification

(a)	Indemnity. In consideration of the premises and of the Escrow Agent agreeing to act hereunder, Leef, the Leef Representative and Grantors agree to save, defend and keep harmless and fully indemnify the Escrow Agent, its partners, associates, employees and agents, and their respective heirs, executors, administrators, successors and assigns, from and against all losses, costs, liabilities, charges, suits, demands, claims, damages (including consequential damages) and expenses of any nature which the Escrow Agent, its successors or assigns, may at any time hereafter bear, sustain, suffer or be put to for or by any reason of or on account of its acting as escrow agent or anything in any matter relating thereto or by reason of the Escrow Agent’s compliance with the terms hereof. Notwithstanding any other provision of this Agreement, the Escrow Agent’s liability shall be limited, in the aggregate, to the amount of fees paid by the Grantors to the Escrow Agent under this Agreement, provided that the foregoing shall not apply to any liability arising from the Escrow Agent’s bad faith, fraud, wilful misconduct or gross negligence.

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(b)	Not Obliged to Defend. Without restricting the foregoing indemnity, if proceedings are taken by arbitration or in any court respecting the Escrowed Shares, the Escrow Agent shall not be obliged to defend or otherwise participate in any such proceedings until it shall have such security as the Escrow Agent determines, in its sole discretion, to be adequate for its costs in such proceedings in addition to the indemnity set out above.

(c)	Survival. The provisions of Section 7(a) and Section 7(b) will survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

(d)	Not to Expend Own Funds. None of the provisions contained in this Agreement shall require the Escrow Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

8.	Expenses

The Escrow Agent shall be entitled to be reimbursed for all documented expenses reasonably incurred in connection with acting hereunder, including without limitation, legal fees paid by the Escrow Agent in respect of this Agreement, such expenses and fees to be borne by the Grantors. The provisions of this Section 8 will survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

9.	General

(a)	Notices. Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by email, or other similar means of electronic communication, in each case to the applicable address set out below:

If to Leef:

Leef Holdings, Inc.

5580 La Jolla Boulevard #395

La Jolla, CA 92037

Attention:	Micah Anderson
Email:	micah@leefca.com

If to the Leef Representative:

[●]
Email:	micah@leefca.com

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If to Smith:

1187 Gore Trail

Cordillera, Colorado 81632

United States

Email:	austinenergygroup@gmail.com

If to Kam or Jagdish:

[●]
Email:	[●]

If to the Escrow Agent:

National Securities Administrators Ltd.

702 – 777 Hornby Street

Vancouver, BC V6Z 1S4

Attention:	Securities Processing
Email:	admin@endeavortrust.com

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of emailing or sending by other means of recorded electronic communication, provided that such day in either event is a business day (at the place of receipt) and the communication is so delivered, emailed, or sent prior to 4:30pm (at the place of receipt) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following business day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth business day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

Any party may from time to time change its address under this Section 9(a) by notice to the other parties given in the manner provided by this Section.

(b)	Time of Essence. Time shall be of the essence of this Agreement in all respects.

(c)	Further Assurances. Each party shall promptly do, execute, deliver, or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that another party may reasonably require for the purposes of giving effect to this Agreement.

(d)	Successors and Assigns. This Agreement shall ensure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns. No party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior consent of the other parties.

(e)	Amendment. No amendment of this Agreement will be effective unless made in writing and signed by all of the parties.

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(f)	Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

(g)	Waiver. A waiver of any default, breach, or non-compliance under this Agreement is not effective unless in writing and signed by the parties to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by another party. The waiver by a party of any default, breach, or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

(h)	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(i)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province and shall be treated, in all respects, as an British Columbia contract.

(j)	Counterparts. This Agreement may be executed by the parties in separate counterparts (by original or facsimile signature) each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together be construed as one and the same document.

(k)	Termination. This Agreement may be terminated at any time by and upon the receipt of the Escrow Agent of a written notice of termination executed by Leef, the Leef Representative and the Grantors, directing the release of the Escrowed Shares to the Grantors and such termination will be effective immediately after compliance by the Escrow Agent with such direction. This Agreement shall automatically terminate if and when all of the Escrowed Shares shall have been distributed by the Escrow Agent in accordance with this Agreement.

10.	Privacy

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Agreement. Notwithstanding any other provision of this Agreement, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. Leef, the Leef Representative and the Grantors shall, prior to transferring or causing to be transferred personal information to the Escrow Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Escrow Agent shall use commercially-reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Escrow Agent agrees: (i) to have a designated chief privacy officer;

(ii) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (iii) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from Leef, the Leef Representative and the Grantors or the individual involved or as permitted by Privacy Laws; (iv) not to sell or otherwise improperly disclose personal information to any third party; and (v) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

11.	Right Not to Act

The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Escrow Agent, in its sole judgment, acting reasonably, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti- money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days prior written notice sent to all parties hereby provided that: (i) the Escrow Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the day and year first above written.

LEEF HOLDINGS, INC.

Per:
Authorized Signatory

NATIONAL SECURITIES ADMINISTRATORS LTD.

Per:
Authorized Signatory

Per:
Authorized Signatory

MICAH ANDERSON

MARK SMITH

KAMALDEEP THINDAL

JAGDISH THINDAL

SCHEDULE B

Grantor and Option Shares

Grantor	Number and Description of Option Shares	Share Certificate Number
Mark Smith	12,317,270	N/A
Kamaldeep Thindal	6,211,379	ICAN.1001107
Jagdish Thindal	6,471,351	ICAN.1001106

January 21, 2022

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

Re:       Lock-Up Legend Removal

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is written and delivered in connection with that certain Merger Agreement dated as of the date hereof (the “Merger Agreement”) by and among Icanic Brands Company Inc. (the “Purchaser”), a company incorporated pursuant to the Business Corporations Act (British Columbia), LEEF Holdings, Inc. (the “Company”), a Nevada corporation, Icanic Merger Sub, Inc., a Nevada corporation (“Subco”), and Micah Anderson, solely in his capacity as representative of the Company’s stockholders (the “Representative”). Capitalized terms used, but not defined, herein shall have the meanings given to them in the Merger Agreement. The Purchaser, the Company and the Representative are entering into this Letter Agreement to memorialize certain additional agreements between them with respect to the release of certain lock-up obligations and the removal of legends in connection therewith.

Pursuant to Section 2.4(a) of the Merger Agreement, the Payment Shares issued to the Company Stockholders in connection with the Merger shall bear a restrictive legend prohibiting the sale and transfer of such Payment Shares in the amounts and for the periods of time set forth on Exhibit D to the Merger Agreement (the “Lock-Up Restrictions”). Notwithstanding such Lock-Up Restrictions, the Purchaser, the Company and Representative hereby agree that following the Closing and upon the mutual agreement of the Purchaser and the Representative, the Purchaser shall cause to be removed from any certificate evidencing the Payment Shares of any Company Stockholder the legends with respect to the Lock-Up Restrictions as necessary to permit the sale and transfer of any such Payment Shares in the amounts and at the times as mutually agreed to by the Purchaser and Representative as necessary to enable any such Company Stockholder to satisfy and discharge his, her or its respective tax liabilities resulting from the Merger.

This Letter Agreement is binding on and enforceable against the Purchaser, the Company and Representative notwithstanding any contrary provisions in the Merger Agreement. This Letter Agreement is made pursuant to and shall be governed by the laws of the State of California, without regard to conflict of law principles. No consents, waivers, or approvals under this Letter Agreement shall be effective unless agreed to in writing. This Letter Agreement may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

If the above correctly reflects your understanding and agreement with respect to the foregoing matters, please so confirm by signing this Letter Agreement.

Sincerely,

LEEF HOLDINGS, INC.

By:	/s/ Micah Anderson
Name:	Micah Anderson
Title:	CEO

REPRESENTATIVE
/s/ Micah Anderson
Micah Anderson

Accepted and Agreed on

the date first above written:

ICANIC BRANDS COMPANY INC.

By:
Name:
Title:

[Signature Page to Letter Agreement]

If the above correctly reflects your understanding and agreement with respect to the foregoing matters, please so confirm by signing this Letter Agreement.

Sincerely,

LEEF HOLDINGS, INC.

By:
Name:
Title:

REPRESENTATIVE

Micah Anderson

Accepted and Agreed on

the date first above written:

ICANIC BRANDS COMPANY INC.

By:	/s/Brandon Kou
Name:	Brandon Kou
Title:	CEO

[Signature Page to Letter Agreement]

EXECUTION COPY

$500,000.00

PROMISSORY NOTE

TO:	ICANIC BRANDS COMPANY, INC. (together with any of its successors and permitted assigns, the “Lender”)

FROM:	LEEF HOLDINGS, INC. (together with any of its successors and permitted assigns, the “Borrower”)

DATE:	OCTOBER 22__ , 2021

1.	Definitions. In this note, in addition to the terms defined above, the following definitions apply:

“Business Combination” means the proposed business combination transaction involving the Borrower and the Lender as contemplated in the Term Sheet (as defined below).

“Business Combination Termination Event” means the termination of the Term Sheet or the Definitive Agreement, other than as contemplated under a Leef Default Event.

“Business Day” means a day other than a Saturday, a Sunday, or any other day on which the principal chartered banks located in Vancouver, British Columbia or the State of California are not open for business.

“Definitive Agreement” means any definitive transaction agreement entered into between the Lender and the Borrower to effect the Business Combination.

“Leef Default Event” means the termination of the Term Sheet or the Definitive Agreement, as applicable, by the Lender if the Borrower breaches any representation, warranty, covenant or agreement contained in the Term Sheet or the Definitive Agreement and the Lender has determined, acting reasonably, and provided Notice to the Borrower in writing, that such breach was deliberate and undertaken in bad faith with a view to terminating or causing the termination of, the Term Sheet or the Definitive Agreement, as the case may be.

“Maturity Date” means the date that is 180 days immediately following the earlier of (i) the date that a Business Combination Termination Event occurs; and (ii) the date that a Leef Default Event occurs.

“Notice” means any notice, request, direction, or other document that a party can or must make or give under this note.

“Person” includes any individual, corporation, company, partnership, governmental authority, joint venture, association, trust, or any other entity.

“Principal” means the amount of $500,000.00.

“Term Sheet” means the binding term sheet dated August 18, 2021 entered into between the Borrower and the Lender to effect the Business Combination.

2.	References to specific terms.

(a)	Currency. Unless specified otherwise, all dollar amounts expressed in this note refer to United States currency.

(b)	“Including.” Where this note uses the word “including,” it means “including without limitation,” and where it uses the word “includes,” it means “includes without limitation.”

3.	Indebtedness. For value received, unless the Maturity Date occurs as a result of a Business Combination Termination Event (in which case, $250,000 of the indebtedness under this note will be deemed to be automatically and irrevocably forgiven by the Lender in accordance with Section 6 of this note), the Borrower promises to pay to, or to the order of, the Lender the Principal in lawful money of the United States of America in immediately available funds at 789 West Pender Street, Suite 810, Vancouver, B.C. V6C 1H2 (or as the Lender may otherwise designate in writing from time to time) in the manner provided in this note.

4.	Interest. The Principal, both before and after maturity, default or judgment and overdue interest on the Principal, both before and after default or judgment, shall bear interest computed on the outstanding daily principal balance of the Principal at the rate of 2% per annum, calculated monthly, not in advance, on the basis of a 365 day year (or in the case of a leap year, a 366 day year), based on the actual number of days elapsed, on a nominal rate basis without allowance or deduction for deemed re-investment or otherwise. Notwithstanding anything contained herein to the contrary, interest shall only begin to accrue on and after the date that is 180 days following the occurrence of a Business Combination Termination Event, or a Leef Default Event, as the case may be.

5.	Repayment. The Borrower shall pay the Lender the Principal by 5:00 p.m. Eastern Time on the Maturity Date, provided that if the Maturity Date occurs as a result of a Business Combination Termination Event (in which case, $250,000 of the indebtedness under this note will be deemed to be automatically and irrevocably forgiven by the Lender in accordance with Section 6 of this note) only the remaining portion of the Principal (being

$250,000) will become payable on the Maturity Date in accordance with Section 6. Any payments not received by 5:00 p.m. Eastern Time on a Business Day will be deemed to have been received on the next Business Day.

6.	Forgiveness. Notwithstanding anything contained herein to the contrary including, without limitation, Sections 3 and 5 of this note, if the Maturity Date occurs as a result of a Business Combination Termination Event, effective as of 12:00 p.m. Eastern Time on the date on which the Business Combination Termination Event occurs (the “Effective Time”), without any further or other act or formality on the part of the Borrower or the Lender whatsoever, the Lender will automatically be deemed to irrevocably forgive $250,000 of the Principal, and the remaining $250,000 of Principal owing to the Lender hereunder shall be repaid by the Borrower to the Lender on the Maturity Date. For greater certainty, if the Maturity Date occurs as a result of a Leef Default Event, the entire amount of the Principal (being $500,000) shall be repaid to the Lender on the Maturity Date in accordance with Section 5 of this note.

7.	Prepayment. At any time prior to the Maturity Date, the Borrower may prepay the Principal either in whole at one time or in part from time to time without Notice to the Lender, penalty, or bonus whatsoever.

8.	Security. The Borrower and the Lender each acknowledge that this note is unsecured.

9.	No set-off. The Borrower may exercise any right of set-off in connection with amounts that may be owed to the Borrower from time to time as against any amounts that the Borrower may owe under this note.

10.	Further assurances. The Borrower, at its expense and at the Lender’s request, shall sign (or cause to be signed) all further documents or do (or cause to be done) all further acts and provide all reasonable assurances as may reasonably be necessary or desirable to give effect to this note.

11.	Amendment. This note may only be amended by a written document signed by each of the Borrower and Lender.

12.	Binding effect. This note enures to the benefit of and binds the Borrower and the Lender and their respective successors and permitted assigns.

13.	Assignment. Neither the Lender nor the Borrower may assign this note without the prior written consent of the other.

14.	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof, including, for greater certainty, the treatment of the $250,000 purchase price deposit contemplated under the Term Sheet. This note does not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

15.	Notice. To be effective, a Notice must be in writing and delivered (a) personally, either to the individual designated below for that party or to an individual having apparent authority to accept deliveries on behalf of that individual at its address set out below, (b) by registered mail, or (c) by electronic mail to the address or electronic mail address set out opposite the party’s name below or to any other address or electronic mail address for a party as that party from time to time designates to the other parties in the same manner:

in the case of the Borrower, to:

LEEF HOLDINGS, INC.

5580 La Jolla Boulevard #395

La Jalla, California 92037

Attention:	Micah Anderson
Email:	micah@leef.ca

in the case of the Lender, to:

ICANIC BRANDS COMPANY INC.

789 West Pender Street, Suite 810

Vancouver, BC V6C 1H2

Attention:	Mark Smith
Email:	[<>]

Any Notice is effective (i) if personally delivered, as described above, on the day of delivery if that day is a Business Day and it was received before 5:00 p.m. local time in the place of receipt and otherwise on the next Business Day, (ii) if sent by registered mail, on the fourth Business Day following the day on which it is mailed, except that if at any time between the date of mailing and the fourth Business Day thereafter there is a disruption of postal service then, Notice must be given by means other than mail, or (iii) if sent by electronic mail, on the day the sender receives confirmation of receipt by return electronic mail from the recipient if that day is a Business Day and if that confirmation was received before 5:00 p.m. local time in the place of receipt, and otherwise on the next Business Day.

16.	Severability. The invalidity or unenforceability of any particular term of this note will not affect or limit the validity or enforceability of the remaining terms.

17.	Waiver

(a)	General. No waiver of satisfaction of a condition or breach or non-performance of an obligation (including any Default) under this note is effective unless it is in writing and signed by the party granting the waiver. No waiver under this section will be deemed to extend to a subsequent occurrence, whether or not that occurrence is the same or similar to the original occurrence that was waived nor will it affect the exercise of any other rights or remedies under this note. Any failure or delay in exercising any right or remedy will not constitute, or be deemed to constitute, a waiver of that right or remedy. No single or partial exercise of any right or remedy will preclude any other or further exercise of any right or remedy.

(b)	Specific. The Borrower waives presentment for payment, demand, protest, Notice of any kind, and statutory days of grace in connection with this note. The Borrower agrees that it is not necessary for the Lender to first bring legal action in order to enforce payment of this note.

18.	Governing law. The laws of British Columbia and the laws of Canada applicable in that province, excluding any rule or principle of conflicts of law that may provide otherwise, govern this note.

19.	Submission to jurisdiction. The parties irrevocably attorn to the jurisdiction of the courts of British Columbia, which will have non-exclusive jurisdiction over any matter arising out of this note.

20.	Copy of note. The Borrower acknowledges receipt of an executed copy of this note.

[Remainder of page intentionally left blank. Signature page follows.]

EXECUTION COPY

Dated as of the first date written above.

ICANIC BRANDS COMPANY, INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	CEO

LEEF HOLDINGS, INC.

By:	/s/ Micah Anderson
Name:	Micah Anderson
Title:	Chief Executive Officer

ACTION BY UANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

LEEF HOLDINGS, INC.,

a Nevada corporation January 21, 2022

Under and in accordance with Section 78.315 of Chapter 78 of the Nevada Revised Statutes (the “NRS”) and the Bylaws of Leef Holdings, Inc., a Nevada corporation (the “Company”), the undersigned, constituting all of the members of the Company’s Board of Directors (the “Board”) hereby execute this instrument to evidence their consent to the taking of the actions set forth herein, and the adoption of the following preambles and resolutions without the holding of a meeting).

APPROVAL OF MERGER AGREEMENT AND RELATED ACTIONS

WHEREAS, the Board has fully reviewed and considered the price, terms and conditions of the proposed business combination with Icanic Brands Company Inc., a company incorporated pursuant to the Business Corporations Act (British Columbia) (“Parent”), proposed to be effected pursuant to a Merger Agreement by and among the Company, Parent, Icanic Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Stockholders Representative (as defined therein, the “Representative”), including all exhibits and schedules attached thereto, in substantially the form attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which the Company will be merged with and into Merger Sub, with the Company surviving as a wholly-owned subsidiary of Parent (such combination of transactions, the “Transaction”);

WHEREAS, in connection with the Merger Agreement, the Board has considered all of the Company Ancillary Agreements (as defined in the Merger Agreement) referenced in the Merger Agreement attached thereto as exhibits (the “Ancillary Agreements”);

WHEREAS, in making its determination to recommend the Merger Agreement and Transaction to the stockholders of the Company (the “Stockholders”), the Board considered, among other things, the following factors: (i) the consideration to be received by the Stockholders in the Transaction; (ii) the Company’s prospects if it were to remain independent; (iii) the financial condition, results of operations and business and strategic objectives of the Company on both an historical and prospective basis, and current industry, economic and market conditions; (iv) the possible strategic growth opportunities that might be available to the Company absent the Transaction, and the belief, based on the review of such opportunities, that the Stockholders would benefit most from the potential Transaction; (v) the alternatives available to the Company, including the likelihood that the Company would be able to negotiate and consummate a transaction with another party; (vi) the strategic fit of the Company’s business with that of Parent and its affiliates; (vii) the relative certainty associated with consummating a transaction with Parent; and (viii) the terms of the Merger Agreement, including the parties’ representations warranties and covenants and the conditions to their respective obligations; and

WHEREAS, the Board has determined the following: (i) the Merger Agreement and the Transaction is advisable, fair and in the best interests of the Company and its Stockholders; (ii) it is advisable and in the best interests of the Company and the Stockholders to enter into definitive agreements with respect to the Merger and the other transactions contemplated by the Merger Agreement (including, without limitation, the Merger Agreement and the Company Ancillary Agreements to which the Company is a party); and (iii) it is advisable and in the best interests of the Company and the Stockholders that the Company take all such additional actions, including the actions set forth below, in connection with and in furtherance of the Merger and the other transactions contemplated by the Merger Agreement and Transaction.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby determines that the Merger Agreement and the Transaction (and the consideration to be paid to the Stockholders with respect thereto) are fair to, and in the best interests of, the Company and its Stockholders, and that the execution, delivery and performance of the Merger Agreement, the Ancillary Agreements and all other transactions, agreements, certificates, documents, exhibits and schedules contemplated thereby or related thereto (collectively, the “Transaction Documents”), are advisable and in the best interests of the Company and its Stockholders, and are hereby approved and adopted in all respects;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered to finalize negotiations with Parent and Merger Sub regarding the Transaction and the Transaction Documents and execute, deliver and perform the Transaction Documents to which the Company is a party in substantially the forms attached hereto or otherwise presented to the Board together with such changes, modifications or amendments thereto as any officer of the Company may approve, after consultation with the Company’s counsel, and their execution and delivery thereof to be conclusive evidence of such approval as so executed and delivered and as may be changed, modified or amended;

RESOLVED FURTHER, that the Board hereby directs that the Transaction, the Transaction Documents and the transactions contemplated thereby be submitted to the Stockholders of the Company for approval and unanimously recommends that the Stockholders approve and adopt the Transaction, the Transaction Documents and the transactions contemplated thereby;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered to: (i) prepare, execute and deliver an information statement to the Stockholders of the Company that sets forth the material terms, conditions and other information regarding the Transaction Documents and the Transaction contemplated thereby; and (ii) generally take any and all actions necessary or advisable to solicit written consents and/or waivers of dissenters’ rights from the Stockholders in connection with the approval and adoption of the Transaction Documents;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered to cause to be prepared and delivered on behalf of the Company to the Stockholders any other notices, agreements, certificates or other documents deemed necessary or advisable by the officers of the Company in connection with the approval and adoption of the Transaction Documents by the Company’s Stockholders;

RESOLVED FURTHER, that, subject to obtaining the requisite consent of the Stockholders, the officers of the Company be, and each of them hereby is, authorized, directed and empowered to take all actions and to execute such documents as they may deem necessary or advisable in order to carry out the purposes of the foregoing resolutions and consummate the proposed Transaction and other transactions contemplated by the Transaction Documents, including the filing of a Articles of Merger with the Secretary of State of the State of Nevada in accordance with the NRS; and

RESOLVED FURTHER, that all acts and deeds heretofore done or actions taken by any officer of the Company in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents in carrying out the terms and intentions of the foregoing resolutions are hereby ratified, confirmed and approved in all respects.

APPROVAL OF ANCILLARY AGREEMENTS

WHEREAS, in connection with the Merger Agreement, it is proposed that the Company enter into that certain (i) Conditional Purchase Agreement, in substantially the form attached hereto as Exhibit B (the “Option Agreement”), and (ii) Escrow Agreement, in substantially the form attached hereto as Exhibit C (the “Escrow Agreement”, and together with the Option Agreement, the “Side Agreements”); and

WHEREAS, the Board has determined (i) that the Side Agreements are advisable, fair and in the best interests of the Company and its Stockholders; (ii) that it is advisable and in the best interests of the Company and the Stockholders to enter into the Side Agreements; and (iii) to authorized the execution, delivery and performance thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby determines that the Side Agreements are advisable, fair to, and in the best interests of, the Company and its Stockholders, and that the execution, delivery and performance of the Side Agreements and all other transactions, agreements, certificates, documents, exhibits and schedules contemplated thereby or related thereto, are advisable and in the best interests of the Company and its Stockholders, and are hereby approved and adopted in all respects;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered to execute, deliver and perform the Side Agreements, in substantially the forms attached hereto or otherwise presented to the Board together with such changes, modifications or amendments thereto as any officer of the Company may approve, after consultation with the Company’s counsel, and their execution and delivery thereof to be conclusive evidence of such approval as so executed and delivered and as may be changed, modified or amended;

RESOLVED FURTHER, that, the officers of the Company be, and each of them hereby is, authorized, directed and empowered to take all actions and to execute such documents as they may deem necessary or advisable in order to carry out the purposes of the foregoing resolutions; and

RESOLVED FURTHER, that all acts and deeds heretofore done or actions taken by any officer of the Company in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents in carrying out the terms and intentions of the foregoing resolutions are hereby ratified, confirmed and approved in all respects

APPOINTMENT OF REPRESENTATIVE

WHEREAS, under the terms of the Merger Agreement, Micah Anderson shall act on behalf of the Company Stockholders (as defined in the Merger Agreement) as the Representative.

NOW, THEREFORE, BE IT RESOLVED, that the appointment of Micah Anderson as the Representative to act on behalf of the Company Stockholders in accordance with the terms, provisions and powers set forth in the Merger Agreement be, and hereby is, acknowledged, ratified and approved.

SIZE OF BOARD OF DIRECTORS

WHEREAS, pursuant to the terms of the Merger Agreement, upon the Effective Time (as defined in the Merger Agreement) of the Merger, the total number of directors that shall constitute the entire Board is to be fixed at two (2) directors; and

WHEREAS, upon the Effective Time, all of the Company’s existing directors other than Micah Anderson and Emily Heitman shall resign as directors.

NOW, THEREFORE, BE IT RESOLVED, that effective immediately upon the Effective Time, the number of directors that shall constitute the entire Board be, and hereby is, fixed at two (2) directors; and

RESOLVED FURTHER, that effective immediately upon the Effective Time, the resignations of all directors of the Company other than Micah Anderson and Emily Heitman be, and hereby are, accepted.

APPOINTMENT OF OFFICERS

WHEREAS, the Board desires to appoint and confirm the officers of the Company as of the Effective Time of the Merger.

NOW, THEREFORE, BE IT RESOLVED, that effective immediately upon the Effective Time, the following individuals be, and hereby are, appointed and confirmed as the officers of the Company to the offices set forth besides their respective name, to hold such office at the pleasure of the Board and until their earlier death, resignation or removal:

Name	Title

Micah Anderson	Chief Executive Officer and President
Emily Heitman	Chief Operating Officer

GENERAL AUTHORIZATION

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered, for and on behalf of the Company, to execute all documents and take such further action, as they may deem necessary, appropriate or advisable to effect the purposes of each of the foregoing preambles and resolutions; and

RESOLVED FURTHER, that any and all actions heretofore taken by any officer of the Company in connection with the carrying out of the actions contemplated by these resolutions are hereby ratified, adopted, approved and confirmed in all respects as authorized acts in the name and on behalf of the Company and the Stockholders.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board, have executed this Action by Unanimous Written Consent of the Board of Directors as of the date first set forth above. This action shall be filed with the minutes of the proceedings of the Board of Directors and shall be effective as of the date first above written. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing.

/s/ Micah Anderson
Micah Anderson

/s/ Emily Heitman
Emily Heitman

/s/ Bryon James
Bryon James

[WRITTEN CONSENT OF THE BOARD OF DIRECTORS]

EXHIBIT A

Form of Merger Agreement

(attached hereto)

EXHIBIT A-1

MERGER AGREEMENT

Made as of

Between

ICANIC BRANDS COMPANY INC.

(the “Purchaser”)

and

LEEF HOLDINGS, INC.

(the “Company”)

and

ICANIC MERGER SUB, INC.

(“Subco”)

and

MICAH ANDERSON

(the “Stockholders Representative”)

MERGER AGREEMENT

Section 5.2 Indemnification of Stockholders Representative	35

ARTICLE 6 COVENANTS OF THE COMPANY	36

Section 6.1 Necessary Consents	36

Exhibits and Appendix

Exhibit A	Form of Accredited Investor Certification Exhibit B
Exhibit B	Form of Employment Agreement
Exhibit C	Lock-Up Agreement
Exhibit D	Legending of Payment Shares
Appendix I	Earn-Out Example

MERGER AGREEMENT

This Agreement is entered into on January 21, 2022 by and among Icanic Brands Company Inc. (the “Purchaser”), a company incorporated pursuant to the Business Corporations Act (British Columbia), LEEF Holdings, Inc. (the “Company”), a Nevada corporation, Icanic Merger Sub, Inc., a Nevada corporation (“Subco”), and Micah Anderson, solely in his capacity as representative of the Company Stockholders (the “Stockholders Representative”). Defined terms used herein have the meaning set forth in Section 1.1.

To the extent possible under the Tax Act, the Parties intend that for Canadian federal income purposes, an Eligible Holder shall be entitled to make a joint income tax election, pursuant to section 85 of the Tax Act (and any analogous provision of provincial income tax law), to have the Eligible Holder’s disposition of their Company Common Shares pursuant to the Merger occur on a full or partial rollover basis.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions

In this Agreement (including the preamble, recitals and each Schedule hereto), the following terms have the meanings ascribed thereto as follows:

(1) “Accredited Investor” means an accredited investor as defined in Rule 501(a) under the U.S. Securities Act.

(2) “Accredited Investor Certification” means the Accredited Investor Certification, in substantially the form attached hereto as Exhibit A.

(3) “Acquisition” means the acquisition of the Company by Purchaser effected through the Merger.

(4) “Affiliate” has the meaning ascribed thereto in the BCBCA.

(5) “Aggregate Company Shares Deemed Outstanding” means the aggregate number of Company Common Shares issued and outstanding as of immediately prior to the Effective Time.

(6) “Agreement” means this Agreement and any instrument supplemental or ancillary hereto; and the expressions “Article”, “Section”, and “subsection” followed by a number means and refer to the specified Article, section or subsection of this Agreement.

(7) “Ancillary Agreements” means all agreements, certificates and other instruments delivered or given pursuant to this Agreement, including without limitation the Employment Agreement.

(8) “Applicable Money Laundering Laws” has the meaning ascribed thereto in Section 3.1(mm).

1

(9) “Applicable Securities Laws” means applicable securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders having the force of law, in force from time to time.

(10) “Arbitration” has the meaning ascribed thereto in Section 12.5(a).

(11) “Arbitrator” has the meaning ascribed thereto in Section 12.5(a).

(12) “Articles of Merger” means the Articles of Merger as required pursuant to Section 92A.200 of the NRS to be filed with the Secretary of Sate of the State of Nevada to effect the Merger.

(13) “Basket” has the meaning ascribed thereto in Section 11.4(a).

(14) “BCBCA” means Business Corporations Act (British Columbia).

(15) “BCC License” means each and all Cannabis Licenses issued to the Company and its Subsidiaries by the State of California Bureau of Cannabis Control, as required for, or in connection with, the Company’s business operations.

(16) “Business Day” means any day, other than a Saturday, Sunday or statutory holiday in Vancouver, British Columbia or in the State of California, United States.

(17) “Cannabis License” means any temporary, provisional or permanent permit, license, registration, variance, clearance, consent, commission, franchise, exemption, order, authorization, or approval from any Governmental Authority that regulates the cultivation, manufacture, processing, marketing, sale or distribution of cannabis products, whether for medical or recreational use, including but not limited to the annual cannabis license issued by the State of California (including by the Bureau of Cannabis Control, the California Department of Food and Agriculture or the California Department of Public Health, as applicable).

(18) “Cash” means the consolidated amount of cash and cash equivalents of the Purchaser, as defined by and determined in accordance with IFRS and shall also include any funds advanced to the Company with respect to the Company’s cannabis manufacturing facility located in Arvin, California, including the Loan; provided, however, Cash shall (a) not include (i) any Restricted Cash or (ii) cash and cash equivalents in respect of uncollected accounts receivable (other than the Loan) and (b) be calculated net of any amounts required to cover wire transfers, automated clearing house transactions, checks and similar instruments issued by the Company which have not cleared.

(19) “Claim” means any claim, action, audit, suit, assessment, arbitration, mediation, litigation, demand, inquiry, governmental charge, order, hearing or any proceeding or investigation, in each case that is by or before any Governmental Authority, whether civil, criminal, investigative, informal, administrative or otherwise.

(20) “Closing” means the completion of the Acquisition in accordance with the terms and conditions of this Agreement.

(21) “Closing Date” means the Business Day on which all conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived or such other Business Day as the Parties may agree to in writing.

2

(22) “Closing Payment” has the meaning ascribed thereto in Section 2.2(a)(i).

(23) “Closing Press Release” has the meaning ascribed thereto in Section 12.1(b)(ii).

(24) “Code” means the United States Internal Revenue Code of 1986, as amended.

(25) “Company” means LEEF Holdings, Inc., a corporation incorporated under the laws of Nevada.

(26) “Company Auditors” means MGO.

(27) “Company Capitalization Spreadsheet” means the spreadsheet delivered at Closing setting out the outstanding share capital of the Company, including the issued and outstanding Company Common Shares, Company Options, Company Warrants and Company Debentures, together with the address of record of each such holder.

(28) “Company Common Shares” means the shares of common stock of the Company, $0.001 par value per share.

(29) “Company Debentures” means each of the outstanding 9% Convertible Senior Secured Debentures due June 6, 2022 issued pursuant to the Company Indenture.

(30) “Company Disclosure Letter” means the disclosure letter dated as of the date hereof delivered by the Company to Purchaser prior to the execution and delivery of this Agreement.

(31) “Company Financial Statements” means (i) the unaudited income statement for the years ended December 31, 2019 and 2020 and for the five month period ended May 31, 2021, (ii) the unaudited statement of financial position as at December 31, 2019, December 31, 2020 and May 31, 2021, (iii) the unaudited statement of cash flows for the year ended December 31, 2020 and for the five month period ended May 31, 2021, and (iv) the unaudited statement of changes in equity as at December 31, 2020.

(32) “Company Fundamental Representations” shall mean the representations of the Company set forth in Section 4.1(a), (b), (f), (g), (h) and (m).

(33) “Company Indenture” means that certain Indenture dated June 6, 2019 by and among the Company and Odyssey Trust Company, as both Trustee and Collateral Agent thereunder.

(34) “Company Key Personnel” means each officer and director of the Company.

(35) “Company Options” means the outstanding stock options of the Company, as set forth in the Company Capitalization Spreadsheet, with each such option entitling the holder thereof to acquire the number of Company Common Shares set forth beside such holder’s name on the Company Capitalization Spreadsheet, subject to adjustments, pursuant to the terms of the applicable option agreement.

(36) “Company Revenue” means the sum of (i) all Direct Revenue plus (ii) all Referred Revenue.

(37) “Company Stockholder Indemnified Persons” has the meaning ascribed thereto in Section 11.2.

(38) “Company Stockholders” means holders of the Company Common Shares.

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(39) “Company Warrants” means common share purchase warrants of the Company, each entitling the holder thereof to acquire the number of Company Common Shares set forth beside such holder’s name on the Company Capitalization Spreadsheet.

(40) “Confidential Information” means any information concerning the Company or Purchaser (the “Disclosing Party”) or its business, properties and assets made available to the other party or its representatives (the “Receiving Party”); provided that it does not include information which (i) is generally available to or known by the public other than as a result of improper disclosure by the Receiving Party or pursuant to a breach of Section 12.1 by the Receiving Party, or (ii) is obtained by the Receiving Party from a source other than the Disclosing Party, provided that (to the reasonable knowledge of the Receiving Party) such source was not bound by a duty of confidentiality to the Disclosing Party or another party with respect to such information.

(41) “Contract” means, with respect to a Person, any contract, instrument, permit, concession, licence, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, partnership or joint venture agreement or other legally binding agreement, arrangement or understanding, whether written or oral, to which the Person is a party or by which, to the knowledge of such Person, the Person or its property and assets is bound or affected.

(42) “CSE” means the Canadian Securities Exchange.

(43) “Depositary” means National Securities Administrators Ltd. or any other trust company, bank or other financial institution agreed to in writing by the Company and the Purchaser for the purpose of, among other things, exchanging certificates representing Company Common Shares for the Resulting Issuer Common Shares in connection with the Merger.

(44) “Direct Revenue” means the revenue of the Company and each of its Subsidiaries.

(45) “Dissenting Shares” means any Company Common Shares that are held by a Company Stockholder immediately prior to the Effective Time and in respect of which appraisal rights have been perfected in accordance with the NRS in connection with the Merger and have not been effectively withdrawn or lost (through failure to perfect or otherwise).

(46) “DRS” means the Direct Registration System of the Purchaser’s transfer agent for Resulting Issuer Common Shares.

(47) “Earn-Out Payments” means collectively, the First Earn-Out Payment, the Second Earn-Out Payment and the Third Earn-Out Payment, and “Earn-Out Payment” means any one of them.

(48) “Earn-Out Payments Certificate” has the meaning ascribed thereto in Section 2.10.

(49) “Earn-Out Payments Certificate Objection” has the meaning ascribed thereto in Section 2.10.

(50) “Earn-Out Payments Firm” has the meaning ascribed thereto in Section 2.12.

(51) “Effective Date” means the day on which the Effective Time of the Merger occurs.

(52) “Effective Time” means the time of acceptance by the Secretary of State of the State of Nevada of the Articles of Merger in accordance with Section 92A.200 of the NRS or such later time as may be agreed to by the Parties and set forth in such filing for the effectiveness of the Merger.

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(53) “Eligible Holder” means a beneficial owner of Company Common Shares immediately prior to the Effective Time (other than with respect to Dissenting Shares) who is: (a) a resident of Canada for purposes of the Tax Act (other than a Tax Exempt Person) or (b) a partnership any member of which is a resident of Canada for the purposes of the Tax Act (other than a Tax Exempt Person).

(54) “Employee” means an officer or employee of the Company, Purchaser or Subco.

(55) “Employee Plan” has the meaning ascribed thereto in Section 3.1(dd).

(56) “Employment Agreement” means the form of Employment Agreement, in substantially the form attached hereto as Exhibit B.

(57) “Environmental Laws” means all Laws relating to workplace safety or health, pollution or protection of the environment, including without limitation, laws relating to the exposure to, or Releases or threatened Releases of, hazardous materials, substances or wastes as the foregoing are enacted or in effect on or prior to Closing.

(58) “Escrow Agreement” means that certain escrow agreement to be dated as of the Closing Date, and substantially in the form agreed to by the Purchaser and Leef as of the date hereof, pursuant to which the Purchaser Common Shares issuable to Mark Smith under the Smith Employment Agreement shall be deposited.

(59) “Exchange Ratio” means an amount equal to the number of Payment Shares divided by the Aggregate Company Shares Deemed Outstanding (as shown on the Company Capitalization Spreadsheet), but excluding any Dissenting Shares.

(60) “Expiration Date” has the meaning ascribed thereto in Section 11.3(a).

(61) “First Earn-Out Payment” has the meaning ascribed thereto in Section 2.10(a).

(62) “First Pay-Out Date” has the meaning ascribed thereto in Section 2.10(a).

(63) “Fraud” means common law fraud that is committed with actual (as opposed to imputed or constructive) knowledge of falsity and with the intention to deceive or mislead (as opposed to reckless indifference to the truth) another who is relying thereon (excluding, for the avoidance of doubt, any theory of fraud premised upon recklessness or gross negligence).

(64) “Fundamental Representations” means the Company Fundamental Representations and the Purchaser Fundamental Representations;

(65) “GAAP” means United States Generally Accepted Accounting Principles.

(66) “Governmental Authority” means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, including the CSE.

(67) “Hazardous Materials” means any materials or substances or wastes as to which liability or standards of conduct may be imposed under any Environmental Law.

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(68) “IFRS” means International Financial Reporting Standards.

(69) “include” or “including” shall be deemed to be followed by the words “without limitation”.

(70) “Indemnifiable Claim” has the meaning ascribed thereto in Section 11.5.

(71) “Indemnification Notice” has the meaning ascribed thereto in Section 11.5.

(72) “Indemnified Party” has the meaning ascribed thereto in Section 11.5.

(73) “Indemnifying Party” has the meaning ascribed thereto in Section 11.5.

(74) “Information Statement” has the meaning ascribed thereto in Section 6.6.

(75) “Intellectual Property” means, in any and all jurisdictions throughout the world, all (a) patents and patent applications, (b) registered trademarks, trade names, service marks, logos, corporate names, internet domain names, and any applications for registration of any of the foregoing, together with all goodwill associated with each of the foregoing, (c) registered and material unregistered copyrights, including copyrights in computer software, mask works and databases and (d) trade secrets and other proprietary know-how.

(76) “JAMS” has the meaning ascribed thereto in Section 12.5(a).

(77) “Laws” means all laws, statutes, by-laws, rules, regulations, orders, decrees, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Authority applicable to the Company or Purchaser, other than U.S. Federal Cannabis Laws.

(78) “Leased Real Property” means any real property leased, subleased, licensed or otherwise used by the Company or the Purchaser, as applicable, as tenant, subtenant, licensee or occupant, as applicable, together with, to the extent leased by the Company or the Purchaser, as applicable. all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or the Purchaser, as applicable, attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

(79) “Leases” has the meaning ascribed thereto in Section 3.1(y).

(80) “Letter of Transmittal” means that certain Letter of Transmittal included with the Information Statement to be delivered to the Company Stockholders.

(81) “Loan” means the $500,000 loan advanced by Purchaser to the Company pursuant to the promissory note dated October 22, 2021 between Purchaser and the Company.

(82) “Lock-Up Agreement” means that certain Lock-Up Agreement, in substantially the form attached hereto as Exhibit C.

(83) “Losses” shall mean all direct, out of pocket costs related to any awards, Liabilities, damages, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses), whether or not involving a Third Party Claim. For

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the avoidance of doubt Losses shall not include any indirect, incidental, consequential or punitive damages or diminution in value or lost profits.

(84) “Material Adverse Change” or “Material Adverse Effect” with respect to Purchaser or the Company, as the case may be, means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of Purchaser or the Company, as the case may be, taken as a whole on a consolidated basis; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Change or Material Adverse Effect with respect to such entity (except to the extent, in the case of clauses (i) through (iii) below, they have a disproportionate effect on such Party and its Subsidiaries, taken as a whole, as compared to the other companies in the industry in which such Party and its Subsidiaries operate): (i) changes in conditions in the U.S., Canadian or global economy, capital or financial markets generally, including, without limitation, changes in interest or exchange rates, (ii) changes in legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Party and its Subsidiaries conduct business, (iii) changes in GAAP and/or IFRS, (iv) the negotiation, execution, announcement or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including, without limitation, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, landlords, tenants, lenders, investors or employees, (v) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism that do not disproportionately affect the Party or its Subsidiaries, (vi) any pandemic, epidemic or any publicly declared health emergency (including the COVID-19 virus); (vii) any action taken by the Party at the request of the other Party or (viii) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided that the underlying changes, events, circumstances, conditions or effects that contributed to such failure may be taken into account in determining whether such failure has resulted in a Material Adverse Change or Material Adverse Effect).

(85) “Mergeco” means the Company, which shall be the surviving corporation of the Merger of Subco with and into the Company pursuant to the Merger.

(86) “Merger” means the merger of Subco with and into the Company pursuant to the provisions of the NRS in the manner contemplated in and pursuant to the terms and conditions of this Agreement.

(87) “Minimum Cash Balance” means $3,000,000.

(88) “NRS” means the Nevada Revised Statutes.

(89) “Ordinary Course” means, with respect to the Company and Purchaser, as applicable, the operation of its business in a prudent and business-like manner consistent with the normal day-to-day operations of the business of such Party and in a manner consistent with past practice.

(90) “Party” means each of the Company, Purchaser, Subco and the Stockholders Representative and “Parties” means the Company, Purchaser, Subco and the Stockholders Representative.

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(91) “Pay-Out Dates” means the First Pay-Out Date, the Second Pay-Out Date and the Third Pay-Out Date and “Pay-Out Date” means any of the First Pay-Out Date, the Second Pay-Out Date or the Third Pay-Out Date.

(92) “Payment Shares” means that number of Purchaser Common Shares equal to the higher of (a)

$120,000,000 or (b) two times the TTM Company Revenue for the period ended September 30, 2021, divided by the 30-day VWAP of the Purchaser Common Shares on the CSE for the period ended on the Business Day prior to the Closing Date, using the daily foreign exchange rate for Canadian to United States dollars published by the Bank of Canada on the date the 30-day VWAP of the Purchaser Common Shares on the CSE is determined.

(93) “Permits” has the meaning ascribed thereto in Section 3.1(r).

(94) “Person” includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other juridical entity.

(95) “Pro Rata Share” means with respect to any Company Stockholder, a ratio (expressed as a percentage) equal to (a) the number of Company Common Shares held by such Company Stockholder as of immediately prior to the Effective Time divided by (b) the Aggregate Company Shares Deemed Outstanding.

(96) “Purchase Price” has the meaning ascribed thereto in Section 2.2(a).

(97) “Purchaser” has the meaning ascribed thereto on the first page of this Agreement.

(98) “Purchaser Assets” means the property and assets of Purchaser, of every kind and description and wheresoever situated.

(99) “Purchaser Common Shares” means the common shares in the capital of Purchaser.

(100) “Purchaser Disclosure Letter” means the disclosure letter dated as of the date hereof delivered by Purchaser to the Company prior to the execution and delivery of this Agreement.

(101) “Purchaser Financial Statements” means (i) the audited consolidated financial statements of the Purchaser for the years ended July 31, 2021 and 2020, prepared in accordance with IFRS, and (ii) the unaudited interim financial statements of the Company for the three month period ended October 31, 2021, prepared in accordance with IFRS.

(102) “Purchaser Fundamental Representations” shall mean the following representations of the Purchaser set forth in Section 3.1(a), (b), (c), (g), (h) and (i).

(103) “Purchaser Indemnified Persons” has the meaning ascribed thereto in Section 11.1.

(104) “Purchaser Key Personnel” means each officer and director of Purchaser.

(105) “Purchaser Stock Option Plan” means the stock option and incentive plan adopted by the shareholders of the Purchaser on May 27, 2016, as amended from time to time.

(106) “Purchaser Transaction Approvals” has the meaning ascribed thereto in Section 7.8(b).

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(107) “Referred Revenue” means all revenue of Purchaser and its Subsidiaries (other than Direct Revenue) resulting from (i) the acquisition, whether by merger, stock sale or purchase of assets, of any Person by the Purchaser or its Subsidiaries that is first introduced by Micah Anderson and/or his Representatives or Affiliates, including without limitation, those Persons set forth in that certain written list delivered to Purchaser by Micah Anderson prior to the Closing Date, and (ii) sales and services to any Person that is directly referred to Purchaser and its Subsidiaries by the Company or Micah Anderson and/or his Representatives or Affiliates.

(108) “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the soil, surface water or groundwater.

(109) “Representatives” means, with respect to any Person, the advisors, attorneys, accountants, consultants or other representatives (acting in such capacity) retained by such Person or any of its controlled Affiliates, together with directors, officers and employees of such Person and its Subsidiaries.

(110) “Requisite Stockholder Vote” means the affirmative vote of greater than fifty percent (50.0%) of the issued and outstanding Company Common Shares as of the date of this Agreement approving this Agreement and the Merger.

(111) “Restricted Cash” means any trapped cash, cash security or performance deposits, cash escrow accounts, cash subject to a lockbox, dominion, control or similar agreement, cash held on behalf of or for the benefit of another Person or otherwise subject to any restrictions, limitations on use, or Taxes on use, transfer or distribution by Law, Contract or otherwise, including outstanding and un-cleared checks, wires in transit, repatriations, cash securing letters of credit obligations and customer, landlord or security deposits.

(112) “Resulting Issuer” means the Purchaser from and after the Effective Time.

(113) “Resulting Issuer Common Shares” means the common shares in the capital of the Resulting Issuer.

(114) “Resulting Issuer Options” means the options of the Resulting Issuer to be issued in exchange for the Company Options as provided in Section 2.2 hereof, with each such Resulting Issuer Option entitling the holder to purchase one Resulting Issuer Common Share.

(115) “Second Earn-Out Payment” has the meaning ascribed thereto in Section 2.10(b).

(116) “Second Pay-Out Date” has the meaning ascribed thereto in Section 2.10(b).

(117) “Signing Press Release” has the meaning ascribed thereto in Section 12.1(b)(ii).

(118) “Smith Employment Agreement” means the executive employment agreement dated January 27, 2021 between Mark Smith and the Purchaser.

(119) “Stockholders Representative” has the meaning ascribed thereto on the first page of this Agreement.

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(120) “Subco” means Icanic Merger Sub, Inc., a direct, wholly-owned subsidiary of Purchaser incorporated under the NRS for the sole purpose of effecting the Merger in accordance with the terms of this Agreement.

(121) “Subsidiary” means, when used with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that, in the case of Purchaser, the term “Subsidiary” will be deemed to include Subco prior to the Effective Time and Mergeco following the Effective Time.

(122) “Supplemental Indenture” means a Supplemental Indenture entered into by and among Purchaser and Odyssey Trust Company, as both trustee and collateral agent thereunder, pursuant to Section 10.01(b) of the Company Indenture, pursuant to which Purchaser shall assume the duties and obligations of the Company under the Company Indenture and the Company Debentures outstanding thereunder as of Closing.

(123) “Taxes” means all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto.

(124) “Tax Act” means the Income Tax Act (Canada), as amended.

(125) “Tax Exempt Person” means a person who is exempt from tax under Part I of the Tax Act.

(126) “Termination Date” has the meaning ascribed thereto in Section 10.1.

(127) “Third Earn-Out Payment” has the meaning ascribed thereto in Section 2.10(c).

(128) “Third Pay-Out Date” has the meaning ascribed thereto in Section 2.10(c).

(129) “Third Party” shall mean any Person other than Purchaser or the Company or their respective Affiliates.

(130) “Third Party Claim” mean any claim, demand, action, suit, proceeding or litigation asserted by a Third Party against any Party entitled to indemnification under Article 11 of this Agreement.

(131) “TTM” means the trailing 12-months.

(132) “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

(133) “U.S. Federal Cannabis Laws” means any U.S. federal law, civil, criminal or otherwise, that prohibit or penalize, the advertising, cultivation, harvesting, production, distribution, sale and possession of Cannabis and/or related substances or products containing or relating to the same, and related activities, including the prohibition on drug trafficking under the Controlled Substances Act (21 U.S.C. § 801, et seq.), the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957 and 1960.

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(134) “U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(135) “VWAP” means the volume-weighted average trading price.

ARTICLE 2

ACQUISITION

Section 2.1 Agreement to Merge.

Upon the terms and subject to the conditions contained in this Agreement, the Parties hereby agree to implement the Merger in accordance with the NRS. Purchaser shall, in its capacity as the sole stockholder of Subco, approve the Merger as soon as reasonably practicable with the intent that the same shall be completed on or before the date that is 60 days following the date hereof.

Section 2.2 Merger Events.

(a)	Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Subco and Purchaser, or any holder of Company Common Shares:

(i)	each issued and outstanding Company Common Share (other than Dissenting Shares) will automatically be converted into the right to receive: (A) a number of Resulting Issuer Common Shares equal to one multiplied by the Exchange Ratio (the “Closing Payment”); and (B) the Pro Rata Share of each Earn-Out Payment, if any, payable pursuant to Section 2.10 (the amounts payable pursuant to this Section 2.2(a)(i) collectively, the “Purchase Price”). For greater certainty, issued and outstanding Company Common Shares (other than Dissenting Shares) will be disposed of to the Purchaser by an Eligible Holder for the Purchase Price;

(ii)	each Company Option outstanding immediately prior to the Effective Time will be cancelled and exchanged for one Resulting Issuer Option on the following basis:

(A)	the number of Resulting Issuer Common Shares subject to the Resulting Issuer Option, rounded down to the nearest whole share, will equal the number of Company Common Shares issuable upon exercise of the Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio;

(B)	the exercise price of each Resulting Issuer Option will equal the exercise price of the Company Option divided by the Exchange Ratio;

(C)	the other terms and conditions of the Resulting Issuer Option will be equivalent to the terms and conditions of the Company Option, including with respect to term, expiry date and vesting;

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(D)	the Resulting Issuer Options will otherwise be governed by the Purchaser Stock Option Plan;

(E)	it is the intention of the Parties that each Resulting Issuer Option issued pursuant to this Section 2.2(ii) shall continue to qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent the related Company Option qualified as an incentive stock option immediately prior to the Effective Time; and

(F)	notwithstanding Section 2.2(a)(ii)(B), the exercise price per share and the number of Resulting Issuer Common Shares purchasable pursuant to each exchanged for Company Option following the Effective Time as well as the terms and conditions of such option shall be adjusted, to the extent necessary, in order to comply with Sections 424(a) and 409A of the Code;

(iii)	each outstanding Company Warrant will be assumed by Purchaser on the following basis:

(A)	the number of Resulting Issuer Common Shares subject to the Company Warrant will equal the number of Company Common Shares issuable upon exercise of the Company Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio;

(B)	the exercise price of each Company Warrant will equal the exercise price of the Company Warrant divided by the Exchange Ratio;

(C)	the other terms and conditions of the Company Warrant will remain unchanged and will continue to be governed by the applicable warrant certificate evidencing such Company Warrant; and

(iv)	each share of Subco common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of Mergeco such that Mergeco shall be a wholly-owned subsidiary of the Resulting Issuer. As consideration for the issuance of the Payment Shares, Mergeco shall issue Purchaser one share of Mergeco common stock for each Resulting Issuer Common Share issued to the Company Stockholders as a part of the Merger.

Section 2.3 Payment of Consideration and Exchange Procedures.

(a)

On the day immediately prior to the Effective Date, the Purchaser shall deposit in escrow pending the Effective Time, with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably), sufficient Payment Shares to satisfy the Closing Payment to be paid to the Company Stockholders in accordance with Section 2.2(a)(i) of this Agreement. The Depositary shall hold the Payment Shares as agent and nominee for the Company Stockholders for distribution to such Company Stockholders and, following the Effective Time, the Depositary shall deliver the Payment Shares deposited with the Depositary to the Company Stockholders in accordance with Section 2.3(d) and the depositary agreement to be entered into among the Parties and the Depositary.

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(b)	Following the Effective Time on the Effective Date, the original stock certificate of Subco registered in the name of Purchaser shall be cancelled and Purchaser shall be issued a stock certificate for the number of shares of the common stock of Mergeco to be issued to Purchaser as provided in Section 2.2(iv) hereof;

(c)	Upon the Effective Time and subject to the treatment of Dissenting Shares in Section 2.7 hereof, certificates or other evidence representing the Company Common Shares, Company Options or Company Warrants, as applicable, shall cease to represent any claim upon or interest in the Company other than the right of the holder to receive, pursuant to the terms hereof and thereof, the Purchase Price, Resulting Issuer Options and Resulting Issuer Common Shares upon exercise of Company Warrants, respectively, in accordance with Section 2.2 hereof;

(d)	On or prior to the Effective Date, the Purchaser shall mail or otherwise cause to be delivered to each holder of record of Company Common Shares, at the address of record for such Company Stockholder: (i) a Letter of Transmittal for the surrender of stock certificates representing the Company Common Shares, (ii) an Accredited Investor Certification (for Company Stockholders that are a U.S. Person) and (iii) instructions for use in effecting the surrender of the Company Common Shares and certificates therefor to the Purchaser in exchange for the applicable portion of the Purchase Price. As soon as reasonably practicable after, but in no event more than five Business Days after the date that the Company Stockholder has surrendered the Company Common Shares for cancellation to the Purchaser, together with such Letter of Transmittal (including a completed and duly executed Accredited Investor Certification, if applicable) and any required Form W-9 or Form W-8, duly completed and validly executed in accordance with the instructions thereto (including all required deliverables), the holder of such Company Common Shares shall receive, and the Purchaser shall cause the Depositary, upon surrender thereof, to deliver share certificates or evidence of DRS entry in such Common Stockholder’s name of the aggregate amount of Resulting Issuer Common Shares issuable to such Company Stockholder pursuant to Section 2.2(a)(i), and any Company Common Shares so surrendered to the Purchaser shall be canceled.

(e)	As soon as practicable following the Effective Date, the Purchaser shall mail or otherwise cause to be delivered to each holder of Company Options, at the address set forth for such holder of Company Options on the Company Capitalization Spreadsheet the new Resulting Issuer Options in such holder’s name pursuant to Section 2.2(a)(ii).

(f)	As soon as practicable following the Effective Date, the Purchaser shall mail or otherwise cause to be delivered to each holder of a Company Warrant, at the address set forth for such holder of Company Warrants on the Company Capitalization Spreadsheet a written notice setting forth (i) the terms of the Company Warrant as adjusted pursuant to their terms and as provided for in Section 2.2(a)(iii), and (ii) that such Company Warrants will continue to be governed by the applicable warrant certificate as so adjusted.

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Section 2.4 Legending of Payment Shares

(a)	The Company, on behalf of the Company Stockholders, acknowledges that at the discretion of the Purchaser and the Stock Representative, the Payment Shares issued as consideration to the Company Stockholders pursuant to this Agreement shall be issued bearing the legends set forth in Exhibit D attached hereto (in additional to any legend required pursuant to the U.S. Securities Act).

Section 2.5 Merged Corporation.

(a)	The Articles of Incorporation and the Bylaws of the Company shall be the Certificate of Incorporation and Bylaws of Mergeco, with any amendments thereto, to be made in accordance with applicable law at the Effective Time, as may be necessary to give effect to this Agreement, including the following provisions (i) through (vii):

(i)	Number of Directors. The board of directors of Mergeco shall consist of a minimum of one (1) director and a maximum of two (2) directors.

(ii)	Officers and Directors. As of the Effective Time, the initial directors of Mergeco shall be Micah Anderson and Emily Heitman. As of the Effective Time, the initial officers of Mergeco shall be:

Name	Title

Micah Anderson	Chief Executive Officer and President
Emily Heitman	Chief Operating Officer

(iii)	Fiscal Year. The fiscal year end of Mergeco shall be July 31 in each year, unless and until changed by resolution of the board of directors.

(iv)	Registered Office. The registered office of Mergeco shall be the registered office of the Company.

(v)	Authorized Capital. The authorized capital of Mergeco shall be 100,000,000,000 shares of common stock with a par value of $0.001 each, all of which shall be common stock.

(vi)	Business and Powers. There shall be no restriction on the business that Mergeco may carry on or on the powers that Mergeco may exercise.

Section 2.6 Fractional Shares.

No fractional Resulting Issuer Common Shares will be issued or delivered pursuant to the Merger. Any fractional share will be rounded down to the next lowest number and no consideration will be paid in lieu thereof.

Section 2.7 Dissenting Shares.

(a)

Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares shall not be converted into or represent a right to receive the Company Stockholder’s Pro-Rata Share of the Purchase Price for Company Common Shares pursuant to Section 2.2(a)(i), but shall instead be converted into and represent only the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to Section 92A.300 et seq. of the NRS.

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(b)	Notwithstanding the provisions of Section 2.7(a), if any Company Stockholder who demands appraisal of such Company Common Shares under the NRS shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time, or (ii) the occurrence of such event, such Company Stockholder’s Company Common Shares shall automatically be converted into and represent only the right to receive such Company Stockholder’s Pro-Rata Share of the Purchase Price as provided in Section 2.2(a)(i).

(c)	The Company shall give Purchaser prompt notice of any written demands for appraisal of any Company Common Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Purchaser, make any payment with respect to any demands for appraisal of Company Common Shares or offer to settle or settle any such demands unless required by applicable Laws.

Section 2.8 Effect of Merger.

At the Effective Time:

(a)	Subco shall merge with and into the Company in accordance with the NRS and the separate existence of Subco shall cease and the Company shall continue as the surviving corporation.

(b)	Mergeco shall possess all the rights, powers, privileges and franchise and be subject to all the obligations, liabilities and duties of the Company and Subco, all as provided under the NRS.

Section 2.9 Filing of Articles of Merger.

Following receipt of the Requisite Stockholder Vote and the approval of the stockholders of Subco to implement the Merger and subject to the satisfaction or waiver of all of the conditions precedent to the Merger set forth herein, the Company shall file the Articles of Merger and such other documents as required under the NRS to effect the Merger pursuant to the NRS.

Section 2.10 Earn-Out Payments

Following the Effective Date and the completion of the transactions contemplated by this Agreement, Purchaser shall pay to the Company Stockholders, on a Pro Rata Share basis, the following performance earn-out payments:

(a)	15 months following Closing (the “First Pay-Out Date”), an amount equal to 10% of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following Closing minus (B) the Closing Payment (the “First Earn-Out Payment”);

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(b)	27 months following Closing (the “Second Pay-Out Date”), an amount equal to 10% of (A) the product equal to two times the TTM Company Revenue calculated for the 12- month period immediately following the first anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment (the “Second Earn-Out Payment”); and

(c)	39 months following Closing (the “Third Pay-Out Date”), an amount equal to 10% of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following the second anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment minus (D) any amounts paid pursuant to the Second Earn-Out Payment (the “Third Earn- Out Payment”).

By way of example and for illustrative purposes only, Appendix I, attached hereto, sets forth a sample calculation of each of the First Earn-Out Payment, the Second Earn-Out Payment and the Third Earn-Out Payment.

Each Earn-Out Payment will be payable in Resulting Issuer Common Shares (the “Earn-Out Shares”) at a price per Earn-Out Share equal to the 30-day VWAP of the Resulting Issuer Common Shares for the period ending on the Business Day prior to the date of issuance. All Earn-Out Shares issuable pursuant to this Section 2.10 shall be issued in DRS entry in such Common Stockholder’s name within five Business Days following final resolution of the applicable Earn-Out Payment Certificate pursuant to Section 2.10 or Section 2.12(b).

Section 2.11 Review of Earn-Out Payment Certificate

Within 30 days following the applicable Pay-Out Date, Purchaser shall deliver to the Stockholders Representative a statement, executed by the Chief Financial Officer of Purchaser, setting forth Purchaser’s good faith calculation of the applicable Earn-Out Payment, together with all supporting documentation (the “Earn-Out Payments Certificate”). If the Stockholders Representative disagrees with the computation of the applicable Earn-Out Payment set forth in the Earn-Out Payment Certificate, the Stockholders Representative may, within 30 calendar days after its receipt of the Earn- Out Payments Certificate, deliver a notice (an “Earn-Out Payments Certificate Objection Notice”) to Purchaser setting forth in reasonable detail which components of the calculation and reasonable supporting details for such disagreement to the extent known at such time. If the Stockholders Representative agrees with the computation of the applicable Earn-Out Payment set forth in the Earn- Out Payment Certificate, the Stockholders Representative shall confirm same in writing to the Purchaser and the Earn-Out Payment Certificate shall be final and binding and the Purchaser shall effect the applicable Earn-Out Payment as soon as practicable and in any event, no later than five Business Days thereafter.

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Section 2.12 Dispute Settlement

(a)	Purchaser and the Stockholders Representative will attempt in good faith to resolve any disagreements set forth in any Earn-Out Payments Certificate Objection Notice for a period of not less than 30 calendar days. Any disputed items resolved in writing between Purchaser and the Stockholders Representative within such 30 day period shall be final and binding with respect to such items and shall not be subject to appeal or further review, absent Fraud or manifest error. If Purchaser and the Stockholders Representative do not agree in writing on a final resolution of all objections set forth in the Earn-Out Payments Certificate Objection Notice within such 30 calendar days after delivery of any Earn-Out Payments Certificate Objection Notice, Purchaser and the Stockholders Representative will, as promptly as practicable, jointly retain an independent accounting firm of national recognition to be mutually agreed upon (the “Earn-Out Payments Firm”) to resolve any remaining disagreements, which determination must be in writing and must set forth, in reasonable detail, the basis therefor and must be based solely on (i) the definitions and other applicable provisions of this Agreement, (ii) a single presentation (which presentations shall be limited to the remaining items in dispute set forth in the Earn-Out Payments Certificate Objection Notice (and not otherwise resolved by Purchaser and the Stockholders Representative in writing)) submitted by each of Purchaser and the Stockholders Representative to the Earn-Out Payments Firm within 15 calendar days after the engagement of such firm (which the Earn-Out Payments Firm shall forward to Purchaser or the Stockholders Representative, as applicable) and (iii) one written response submitted to the Earn-Out Payments Firm within 10 calendar days after receipt of each such other Party’s presentation (which the Earn-Out Payments Firm shall forward to Purchaser or the Stockholders Representative, as applicable), and not on independent review, which such determination shall be conclusive and binding on each Party and the Company Stockholders, absent Fraud or manifest error. Purchaser and the Stockholders Representative shall use commercially reasonable efforts to cause the Earn-Out Payments Firm to render a written determination as to each disputed item and the amount of the applicable Earn-Out Payment within 45 days of the date of its engagement, and Purchaser and the Stockholders Representative shall, and shall cause their respective Affiliates and Representatives to, cooperate with the Earn-Out Payments Firm during its engagement. In resolving any disputed item, the Earn-Out Payments Firm may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. All communications with the Earn-Out Payments Firm must include each of Purchaser and the Stockholders Representative. In acting under this Agreement, the Earn-Out Payments Firm shall function solely as an expert and not as an arbitrator. Purchaser and the Stockholders Representative shall bear the costs and expenses of any dispute resolution pursuant to this Section 2.12, including the fees and expenses of the Earn-Out Payments Firm and any enforcement of the determination thereof, based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party, which percentage allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Earn-Out Payments Firm at the time the determination of such Earn-Out Payments Firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each Party incurred in connection with the preparation or review of the Earn-Out Payments Certificate and preparation or review of any Earn-Out Payments Certificate Objection Notice, as applicable, shall be borne by such Party. The determination by the Earn-Out Payments Firm shall be conclusive and binding and judgment may be entered upon the written determination of the Earn-Out Payments Firm in accordance with this Section 2.12.

(b)

The Earn-Out Payments Certificate shall be deemed final for the purposes of this Section 2.11 upon the earliest of (i) the date Purchaser and the Stockholders Representative so agree in writing, (ii) the failure of the Stockholders Representative to deliver an Earn-Out Payments Certificate Objection Notice within thirty (30) calendar days of the date of receipt of the applicable Earn-Out Payments Certificate, and (iii) the resolution of all disputes, pursuant to Section 2.12, by Purchaser and the Stockholders Representative or the Earn-Out Payments Firm.

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Section 2.13 Reasonable Cooperation.

At all times prior to the date that the Earn-Out Payments are paid to the Company Stockholders in accordance with Section 2.10, Purchaser shall, and shall cause Mergeco and their respective Subsidiaries to, make available all financial records and personnel that the Stockholders Representative (including any of its Representatives) or the Earn-Out Payments Firm may request, at any time during normal business hours, in connection with the transactions contemplated by Section 2.10, 2.11 and 2.12 subject to execution by the Stockholders Representative of a confidentiality agreement to reasonably ensure the confidentiality of the information provided by Purchaser, Mergeco and their respective Subsidiaries.

Section 2.14 Canadian Tax Treatment.

An Eligible Holder shall be entitled to make a joint income tax election, pursuant to section 85 of the Tax Act (and any analogous provision of provincial income tax law) with respect to the disposition of Company Common Shares under this Merger by providing two signed copies of the necessary joint election form(s) to an appointed representative, as directed by the Purchaser, within 60 days after the Effective Date, duly completed with the details of the Company Common Shares transferred and the applicable agreed amount for the purposes of such joint election(s). Purchaser shall, within 30 days after receiving the completed joint election form(s) from an Eligible Holder, and subject to such joint election form(s) being correct and complete and in compliance with requirements imposed under the Tax Act (or any analogous provision of provincial income tax law), sign and return such form(s) to such Eligible Holder for filing with the Canada Revenue Agency (or any applicable provincial taxation authority). Neither Purchaser, the Company nor any successor corporation shall be responsible for the proper completion and filing of any joint election form, and except for the obligation to sign and return the duly completed joint election form(s) which are received within 60 days of the Effective Date, for any taxes, interest or penalties arising as a result of the failure of an Eligible Holder to properly or timely complete and file such joint election form(s) in the form and manner prescribed by the Tax Act (or any applicable provincial legislation). In its sole discretion, Purchaser or any successor corporation may choose to sign and return a joint election form received by it more than 60 days following the Effective Date, but will have no obligation to do so.

Section 2.15 Company Debentures.

The Purchaser acknowledges and agrees that following the Effective Time, (i) the Company Debentures will remain outstanding and will continue to be governed in accordance with the terms of the Company Indenture, (ii) that the transactions contemplated by this Agreement will constitute a “Liquidity Event” (as such term is defined in the Company Indenture) entitling the holders of the Company Debentures to convert their Company Debentures for Resulting Issuer Common Shares in accordance with the terms of the Company Indenture, and (iii) all obligations of the Company pursuant to the Company Indenture (including, for greater certainty, the obligation to repay the principal amount outstanding under each such Company Debenture) will become obligations of the Resulting Issuer. The Purchaser agrees to execute and enter into such documents as may be requested by Odyssey, as collateral agent, to give effect to the foregoing, including, without limitation, the Supplemental Indenture.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 3.1 Representations and Warranties of Purchaser.

Purchaser represents and warrants to and in favour of the Company as follows, and acknowledges that the Company is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	Each of Purchaser and Subco is a corporation incorporated and validly existing under the laws of their respective jurisdiction of incorporation. In each case, each such entity has all requisite corporate power and authority and is duly qualified and holds all Permits necessary or required to carry on its business as now conducted and in the case of Purchaser, to own, lease or operate the Purchaser Assets, and neither Purchaser nor, to the knowledge of Purchaser, any other Person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing the dissolution or winding up of Purchaser or Subco, and Purchaser and Subco have all requisite corporate power and authority to enter into this Agreement and to carry out their obligations hereunder.

(b)	The authorized share capital of Purchaser consists of: (i) an unlimited number of Purchaser Common Shares, of which 238,235,947 Purchaser Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of Purchaser; and

(ii) an unlimited number of preferred shares, of which no preferred shares are issued and outstanding. Other than described in the Purchaser Disclosure Letter, there are no other options, warrants, other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by Purchaser of any securities of Purchaser or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire any shares of Purchaser.

(c)	Other than as described in the Purchaser Disclosure Letter, Purchaser has no direct or indirect Subsidiaries nor any investment in any Person or any agreement, option or commitment to acquire any such investment. All of the issued and outstanding securities of Subco are held by Purchaser. Subco has no liabilities and is not party to any agreement other than this Agreement.

(d)	Purchaser is conducting its business in compliance in all material respects with all applicable Laws and regulations of each jurisdiction in which it carries on business and has not received a notice of non-compliance, and, to the knowledge of Purchaser, there are no facts that would give rise to a notice of material noncompliance with any such Laws and regulations. Each of Purchaser and its Subsidiaries and their respective Affiliates hold the applicable Cannabis Licenses required to conduct their present business. Each Cannabis License is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired. There are no pending or, to Purchaser’s knowledge, threatened actions by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate and/or materially adversely modify any Cannabis License. True and complete copies of all of Cannabis Licenses held by Purchaser or its Subsidiaries have been made available to the Company and are set forth in Section 3.1(d) of the Purchaser Disclosure Letter.

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(e)	No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to Purchaser and Subco in connection with the execution and delivery of and the performance by Purchaser and Subco of their respective obligations under this Agreement, the Ancillary Agreements and the consummation by Purchaser and Subco of the transactions contemplated hereunder and thereunder.

(f)	Since July 31, 2021, (i) Purchaser and its Subsidiaries have operated their respective businesses in the Ordinary Course, and (ii) there has not been any Material Adverse Change with respect to the Purchaser or any of its Subsidiaries.

(g)	Each of the execution and delivery of this Agreement and the applicable Ancillary Agreements, the performance by each of Purchaser and Subco of their obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and the applicable Ancillary Agreements, including the Merger and the issue of the Resulting Issuer Common Shares and Resulting Issuer Options and Resulting Issuer Common Shares issuable upon the exercise of the Resulting Issuer Options and Company Warrants in connection with the Merger, do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to Purchaser or Subco, including Applicable Securities Laws;

(ii) the constating documents, Bylaws or resolutions of Purchaser or Subco; (iii) any material mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which Purchaser or Subco is a party or by which it is bound; or (iv) any judgment, decree or order binding Purchaser or Subco or their respective assets. Upon consummation of the Merger, the Company Stockholders will own the Payment Shares to which each such Company Stockholder is entitled free and clear of any liens.

(h)	This Agreement has been duly authorized and executed by Purchaser and Subco and constitutes a valid and binding obligation of each of them and shall be enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable Law.

(i)	Other than this Agreement, the Purchaser is not currently party to any binding agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Purchaser whether by asset sale, transfer of shares or otherwise in excess of $100,000 in the aggregate; or (ii) the change of control of the Purchaser (whether by sale or transfer of shares or sale of all or substantially all of the property or assets of the Purchaser or otherwise).

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(j)	The Purchaser Financial Statements will be prepared in accordance with IFRS consistently applied throughout the periods referred to therein and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise as required by IFRS) of Purchaser as at such dates and the results of its operations and its cash flows for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of Purchaser in accordance with IFRS and there has been no change in accounting policies or practices of Purchaser since July 31, 2020. The Purchaser does not have any outstanding indebtedness or any liabilities or obligations including any unfunded obligation under any Employee plan, whether accrued, absolute, contingent or otherwise as of the date of the applicable Purchaser Financial Statements other than those required to be set forth in such Purchaser Financial Statements by IFRS and as disclosed in writing to the Company on or substantially concurrently with the date of this Agreement. The Purchaser Financial Statements will present fairly, in all material respects, the consolidated financial position, financial performance and cash flows of the Purchaser for the dates and periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal period-end adjustments) and reflect reserves required by IFRS in respect of all material contingent liabilities, if any, of the Purchaser on a consolidated basis. There has been no material change in the Purchaser’s accounting policies since July 31, 2020.

(k)	Purchaser is a taxable Canadian corporation for Canadian tax purposes and all Taxes due and payable or required to be collected or withheld and remitted, by Purchaser and Subco have been paid, collected or withheld and remitted as applicable. All tax returns, declarations, remittances and filings required to be filed by Purchaser and Subco have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Purchaser has not received notice of any examination of any tax return of Purchaser or Subco, and to the knowledge of Purchaser, no such examination is currently in progress by any Governmental Authorities and there are no issues or disputes outstanding with any Governmental Authorities respecting any Taxes that have been paid, or may be payable, by Purchaser or Subco. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to Purchaser and its Subsidiaries.

(l)	The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements (including the Purchaser Financial Statements) in conformity with IFRS and to maintain accountability for assets.

(m)	The Purchaser’s current auditors who will audit the Purchaser Financial Statements are independent with respect to the Purchaser within the meaning of the rules of professional conduct applicable to auditors in Canada and there has never been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with the current or, to the knowledge of the Purchaser, any predecessor auditors of the Purchaser during the last three years.

(n)	No Person is entitled to any pre-emptive or any similar rights to subscribe for any Purchaser Common Shares or other securities of Purchaser and no rights to acquire, or instruments convertible into or exchangeable for, any securities in the capital of Purchaser or Subco are outstanding.

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(o)	No legal or governmental actions, suits, judgments, investigations or proceedings are pending to which Purchaser or Subco, or to the knowledge of Purchaser, the directors or officers of Purchaser or Subco are a party, or to which the Purchaser Assets are subject and, to the knowledge of Purchaser, no such proceedings have been threatened against or are pending with respect to Purchaser or Subco, or with respect to the Purchaser Assets and neither Purchaser or Subco is subject to any judgment, order, writ, injunction, decree or award of any Governmental Authorities. Neither Purchaser, nor any of its Subsidiaries, nor any of the Purchaser Assets or properties, is subject to any material outstanding judgment, order, writ, injunction or decree applicable to Purchaser or any of its subsidiaries on a consolidated basis.

(p)	Neither the Purchaser nor Subco is in violation of its organizational documents or in default, in any material respect, in the performance or observance of any obligation, agreement, covenant or condition contained in any material Contract to which it is a party or by which it or its property and the Purchaser Assets may be bound and all material Contracts to which the Purchaser is a party are in good standing in all respects and in full force and effect.

(q)	Except as set forth in Section 3.1(q) of the Purchaser Disclosure Letter, the Purchaser owns or has all necessary rights to use (as currently used) all material property and assets owned or used that are necessary in the conduct of the business of the Purchaser as now conducted free and clear of any actual, pending or, to the knowledge of the Purchaser, threatened claims, liens, charges, options, set-offs, free-carried interests, royalties, encumbrances, security interests or other interests whatsoever other than such security interests, liens and encumbrances granted in the Ordinary Course of business by the Purchaser. Such assets comprise all of the assets, properties and rights used in or necessary to the conduct of the business of the Purchaser and are adequate and sufficient to conduct the business of the Purchaser.

(r)	Except as set forth in Section 3.1(r) of the Purchaser Disclosure Letter, the Purchaser holds all material permits, licenses, approvals, consents, orders, markings, certificates and like authorizations necessary for it to own, lease and license its property and the Purchaser Assets and carry on its business, as now carried on as of the date of this Agreement, in each jurisdiction where such business is carried on, including, but not limited to, permits, licenses, approvals, consents, orders, certificates and like authorizations from Governmental Authorities(collectively, the “Permits”).

(s)	Section 3.1(s) of the Purchaser Disclosure Letter sets forth a complete and accurate list of all of the following that constitutes material Intellectual Property: (i) registered Intellectual Property, (ii) pending applications for registration of Intellectual Property,

(iii) all computer software (other than commercially available, off-the-shelf software with a replacement cost or annual license fee of less than $10,000), and (iv) trade or corporate names and material unregistered trademarks and service marks. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Purchaser, (i) to the knowledge of the Purchaser, (A) the conduct of the Purchaser’s business as currently conducted does not infringe or otherwise violate any Person’s registered Intellectual Property and (B) there is no claim of such infringement or other violation pending or to the knowledge of the Purchaser, threatened in writing, against the Purchaser, and (ii) to the knowledge of the Purchaser (A) no Person is infringing or otherwise violating any Intellectual Property owned by the Purchaser and

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(B) no claims of such infringement or other violation are pending or threatened in writing against any Person by the Purchaser.

(t)	The information technology equipment and related systems owned, used or held for use by the Purchaser (“Systems”) are reasonably sufficient to operate the business of the Purchaser as currently conducted. During the last three (3) years, to the Purchaser’s knowledge, there has been no unauthorized access, use, intrusion, or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Systems that has caused any substantial disruption to the use of such Systems or the business of the Purchaser or any material loss or harm to the Purchaser or its personnel, property, or the Purchaser Assets.

(u)	The Purchaser has complied in all material respects with all Laws and contractual and fiduciary obligations as to protection and security of personal data to which it is subject. The Purchaser has not received any written inquiries from or been subject to any audit or legal proceeding by any Governmental Authority regarding personal data. The Purchaser has complied with its policies and procedures as to collection, use, processing, storage and transfer of personal data. No legal proceeding alleging (i) a material violation of any Person’s privacy rights or (ii) unauthorized access, use or disclosure of personal data has been asserted or threatened in writing to the Purchaser.

(v)	Section 3.1(v) of the Purchaser Disclosure Letter sets forth a complete and accurate list of the Purchaser Transaction Approvals. Except as set forth in Section 3.1(v) of the Purchaser Disclosure Letter, there are no third party consents or other approvals required to be obtained in order for the Purchaser to implement the Merger and complete the Acquisition.

(w)	Except for those matters that, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Purchaser, (i) the Purchaser is in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Permits required under Environmental Laws for the operation of its business, (ii) there is no investigation, suit, claim or action relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material) that is pending or, to the knowledge of the Purchaser, threatened in writing against the Purchaser or any real property currently owned, operated or leased by the Purchaser and (iii) the Purchaser has not received any written notice of, or entered into any order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved liabilities or corrective or remedial obligations relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material).

(x)	The Purchaser is not a party to or bound by any collective bargaining agreement and is not currently conducting negotiations with any labour union or employee association.

(y)	Other than as disclosed in Section 3.1(y) of the Purchaser Disclosure Letter, the Purchaser does not own any real property. Section 3.1(y) of the Purchaser Disclosure Letter lists: (i) each lease, sublease, license or other agreement and any amendments or modifications thereto relating to all Leased Real Property (each a “Lease” and collectively, the “Leases”), true and complete copies of which have been made available

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to the Company, (ii) the street address of each parcel of Leased Real Property, (iii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iv) the current use of each such parcel of Leased Real Property. The Purchaser and each Subsidiary, as applicable, has a valid and enforceable leasehold interest under each Lease relating to Leased Real Property used by it. Each Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Purchaser or Subsidiary and each other party thereto. Neither the Purchaser nor any Subsidiary is in default nor has it received a notice of default or termination that remains outstanding under any Lease, and to the Purchaser’s knowledge, no uncured default or breach on the part of the landlord exists under any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under any such Lease. The Leased Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Purchaser or any of its Subsidiaries.

(z)	Other than as disclosed in Section 3.1(z) of the Purchaser Disclosure Letter, no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Purchaser has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Purchaser, are pending, contemplated or threatened by any Governmental Authority.

(aa)	The Purchaser is in material compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and has not and is not engaged in any unfair labour practice and there has never been any material labour disruption. There is no action with respect to any employment-related matters, including payment of wages, salary or overtime pay, that has been asserted or is now pending or, to Purchaser’s knowledge, threatened by or before any Governmental Authority with respect to any Persons currently or formerly employed (or engaged as an independent contractor) by, or who are or were applicants for employment with, Purchaser or any Subsidiary.

(bb)	Other than as set forth in Section 3.1(bb) of the Purchaser Disclosure Letter, neither Purchaser nor Subco are party to any Contract, written or oral, involving an amount in excess of $50,000 other than this Agreement and the Loan Agreement.

(cc)	Neither Purchaser nor, to the knowledge of Purchaser, any other party thereto is in default or breach of any Contract of Purchaser and, to the knowledge of Purchaser, there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute a default or breach under any Contract of Purchaser which would give rise to a right of termination on the part of any other party to such Contract or would otherwise have a Material Adverse Effect on the Purchaser. Purchaser has not received written, or to the knowledge of Purchaser, other notice of, any alleged breach of or alleged default under or dispute in connection with any Contract or of any intention of any party to any Contract of Purchaser to cancel, terminate or otherwise materially modify or not renew its relationship with the Purchaser.

(dd)	Purchaser is not a party to any agreement, nor, to the knowledge of Purchaser, is there any shareholders agreement, pooling agreement, voting trust, or other contract which in any manner affects the ownership or voting control of any of the securities of Purchaser or Subco.

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(ee)	Other than as set forth in Section 3.1(ee) of the Purchaser Disclosure Letter, the Purchaser does not have any agreements, plans or practices relating to the payment of any management, consulting, service or other fees or any bonuses, pensions, share of profits or retirement allowance, insurance, health or other Employee benefits or any plan for retirement, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Purchaser for the benefit of any current or former director, officer, Employee or consultant of the Purchaser (each, an “Employee Plan”). The Purchaser has made available to the Company the opportunity to review true and complete copies of documents, contracts and arrangements relating to the Employee Plans. The Employee Plans have been established, operated in the Ordinary Course and administered in all material respects in accordance with their terms and applicable Laws.

(ff)	Except as set out in the Purchaser Disclosure Letter, none of the directors or officers of the Purchaser or any of its associates or Affiliates has any interest, direct or indirect, in any transaction with the Purchaser that materially affects the Purchaser and its Subsidiaries, taken as a whole.

(gg)	Copies of the minute books and records of the Purchaser and Subco made available to the Company in connection with the due diligence investigation of the Purchaser and Subco for the period from July 31, 2018 to the date hereof are all of the minute books of the Purchaser and Subco and contain copies of all material organizational documents, bylaws, shareholder minutes, directors minutes and committee minutes of the Purchaser and Subco.

(hh)	There is no Person acting or purporting to act at the request or on behalf of Purchaser that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated by this Agreement.

(ii)	The Payment Shares will, on Closing, be issued, and the Earn-Out Shares will, if issued in accordance with the terms and conditions of this Agreement, at the time of issuance be issued, in compliance with all applicable Laws (including Applicable Securities Laws). The Payment Shares, Earn-Out Shares and Resulting Issuer Common Shares issuable upon exercise of the Resulting Issuer Options and Company Warrants have been reserved for issuance by all necessary action on the part of Purchaser and, when issued by Purchaser and delivered by Purchaser, will be validly issued and will be outstanding as fully paid and non-assessable.

(jj)	Purchaser is a “reporting issuer” and not on the list of reporting issuers in default in the provinces of British Columbia, Alberta and Ontario and, other than in respect of the Purchaser’s failure to file the audited financial statements comprising the Purchaser Financial Statements, is in compliance, in all material respects, with the Applicable Securities Laws of such provinces and the applicable rules and regulations of the CSE. The issued and outstanding Purchaser Common Shares are listed and posted for trading on the CSE, and the Payment Shares, Earn-Out Shares, and Resulting Issuer Common Shares issuable upon exercise of the Resulting Issuer Options and Company Warrants when, and if, issued, will be listed and posted for trading on the CSE. Other than with respect to the Purchaser Financial Statements, no delisting, suspension of trading in, or cease trading order with respect to, the Purchaser Common Shares or any other securities of Purchaser is in effect, pending or, to the knowledge of Purchaser, threatened, and no legal proceedings have been instituted that might result in any such action being taken or order being made, and no written notification or other communication in writing from a securities regulator threatening to take any such action or make any such order has been received by Purchaser.

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(kk)	Other than the audited financial statements comprising the Purchaser Financial Statements, Purchaser has prepared and filed with the securities regulators in each of the jurisdictions where it is a “reporting issuer”, and under its profile on System for Electronic Document Analysis and Retrieval, all material documents required to be filed by it under Applicable Securities Laws and the rules of the CSE. All documents and information included in the public record were, as of their respective dates, in compliance in all material respects with applicable Laws and did not, as of their respective dates, contain a misrepresentation (as such term is defined in the Securities Act (British Columbia) and its equivalent legislation in the United States), untrue statement of material fact or omit to state a material fact required to be stated therein or required in order to make the statements therein, in light of the circumstances under which they were made. As of the date of this Agreement (i) Purchaser has not filed any confidential material change report or similar document that is not generally available to the public with any securities regulator or any stock exchange, and (ii) there is no adverse “material change” (as such term is defined the Securities Act (British Columbia) and its equivalent legislation in the United States) or material fact in respect of Purchaser or the Purchaser Common Shares that has not been generally disclosed (within the meaning of Applicable Securities Laws).

(ll)	The Purchaser has conducted all transactions, negotiations, discussions and dealings in full compliance with anti-bribery and anti-corruption Laws and regulations applicable in any jurisdiction in which they are located or conducting business. The Purchaser has not made any offer, payment, promise to pay or authorization of payment of money or anything of value to any government official, or any other person while having reasonable grounds to believe that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a government official, for the purpose of (i) assisting the parties in obtaining, retaining or directing business; (ii) influencing any act or decision of a government official in his or its official capacity; (iii) inducing a government official to do or omit to do any act in violation of his or its lawful duty, or to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; or (iv) securing any improper advantage.

(mm)	The operations of the Purchaser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Applicable Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority involving the Purchaser with respect to Applicable Money Laundering Laws is, to the knowledge of the Purchaser, pending or threatened.

(nn)	The Purchaser’s Cash balance as of the Closing Date will equal or exceed the Minimum Cash Balance.

No representation or warranty by Purchaser in this Agreement and no statement contained in the Purchaser Disclosure Letter or any certificate or other document furnished or to be furnished to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein in any material respect as of the date they were provided, in light of the circumstances in which they are made, not misleading.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1 Representations and Warranties of the Company.

The Company represents and warrants to and in favour of Purchaser and Subco as follows, and acknowledges that Purchaser and Subco are relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada and has all requisite corporate power and corporate authority and is duly qualified and holds all Permits necessary or required to carry on its business as now conducted in each of the jurisdictions it carries on business and to own, lease or operate its assets and properties and neither the Company nor, to the knowledge of the Company, any other Person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing the Company’s dissolution or winding up, and the Company has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations hereunder.

(b)	Other than as set forth in Section 4.1(b) of the Company Disclosure Letter, the Company has no direct or indirect Subsidiaries nor any investment in any Person or any agreement, option or commitment to acquire any such investment.

(c)	The Company is conducting its business in compliance in all material respects with all applicable Laws and regulations of each jurisdiction in which it carries on business and has not received a notice of non-compliance, and, to the knowledge of the Company, there are no facts that would give rise to a notice of material noncompliance with any such Laws and regulations. Each of the Company and its Subsidiaries and their respective Affiliates hold the applicable Cannabis Licenses required to conduct their present business. Each Cannabis License is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired. There are no pending or, to the Company’s knowledge, threatened actions by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate and/or materially adversely modify any Cannabis License. True and complete copies of all of Cannabis Licenses held by the Company or its Subsidiaries have been made available to the Purchaser and are set forth in Section 4.1(c) of the Company Disclosure Letter.

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(d)	Other than as set forth in Section 4.1(d) of the Company Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of and the performance by the Company of its obligations under this Agreement, the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereunder and thereunder.

(e)	Since January 1, 2021 (i) the Company and its Subsidiaries have operated their respective businesses in the Ordinary Course, and (ii) there has not been any Material Adverse Change with respect to the Company.

(f)	Each of the execution and delivery of this Agreement and the applicable Ancillary Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and the applicable Ancillary Agreements do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both), (i) the Articles of Incorporation, Bylaws or resolutions of the Company which are in effect at the date hereof; or (ii) any material mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company is a party or by which it is bound.

(g)	This Agreement has been duly authorized and executed by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable Law.

(h)	Other than as set forth in Section 4.1(h) of the Company Disclosure Letter, other than this Agreement, the Company is not currently party to any binding agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares or otherwise in excess of $100,000 in the aggregate; or (ii) the change of control of the Company (whether by sale or transfer of shares or sale of all or substantially all of the property or assets of the Company or otherwise).

(i)	Other than as set forth in Section 4.1(i) of the Company Disclosure Letter, the Company Financial Statements are based on the books and records of the Company, and fairly present, in all material respects, the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

(j)	Other than as set forth in Section 4.1(j) of the Company Disclosure Letter, all Taxes due and payable shown to be due on the Company’s tax returns or required to be collected or withheld and remitted, by the Company have been paid, collected or withheld and remitted as applicable. Other than as set forth in Section 4.1(j) of the Company

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Disclosure Letter, all tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Other than as set forth in Section 4.1(j) of the Company Disclosure Letter, to the knowledge of the Company, no examination of any tax return of the Company is currently in progress by any Governmental Authorities and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to the Company.

(k)	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets.

(l)	The Company Auditors who will audit the audited consolidated financial statements of the Company for the financial year ended December 31, 2021 will be independent public accountants for the purposes of IFRS.

(m)	The authorized share capital of the Company is 250,000,000 Company Common Shares. The number of Company Common Shares issued and outstanding as of the date hereof is set out in Section 4.1(m) of the Company Disclosure Letter, each of which is outstanding as fully paid and non-assessable. Except as set forth in Section 4.1(m) of the Company Disclosure Letter, there are no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Company of any shares of the Company or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of the Company as of the date hereof. The number of Company Common Shares issued and outstanding as of the Effective Time will be set out in the Company Capitalization Spreadsheet, each of which will be outstanding as fully paid and non-assessable. Except as set forth in the Company Capitalization Spreadsheet, there will be no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Company of any shares of the Company or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of the Company as of the Effective Time.

(n)

Except as set forth in Section 4.1(n) of the Company Disclosure Letter, the Company is not aware of any legal or governmental actions, suits, judgments, investigations or proceedings to which the Company, or to the knowledge of the Company, the directors or officers of the Company are a party or to which the property and assets of the Company is subject and, to the knowledge of the Company, no such proceedings have been threatened against or are pending with respect to the Company, or with respect to its property and assets, and the Company is not subject to any judgment, order, writ, injunction, decree or award of any Governmental Authority. Neither the Company nor any of its Subsidiaries, nor any of its assets or properties, is subject to any material outstanding judgment, order, writ, injunction or decree applicable to the Company or any of its Subsidiaries on a consolidated basis.

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(o)	The Company is not in violation of its organizational documents or, to the Company’s knowledge, in default, in any material respect, in the performance or observance of any obligation, agreement, covenant or condition contained in any material Contract to which it is a party or by which it or its property and assets may be bound and all material Contracts to which the Company is a party are in good standing in all respects and in full force and effect, other than the Company is currently in arrears in remitting rental payments to its landlord.

(p)	Other than as set forth in Section 4.1(p) of the Company Disclosure Letter, the Company owns or has all necessary rights to use (as currently used) all material property and assets owned or used that are necessary in the conduct of the business of the Company as now conducted free and clear of any actual, pending or, to the knowledge of the Company, threatened claims, liens, charges, options, set-offs, free-carried interests, royalties, encumbrances, security interests or other interests whatsoever other than such security interests, liens and encumbrances granted in the Ordinary Course of business by the Company. Such assets comprise all of the assets, properties and rights used in and necessary to the conduct of the business of the Company and are adequate and sufficient to conduct the business of the Company.

(q)	Except as set forth in Section 4.1(q) of the Company Disclosure Letter, the Company holds all material Permits necessary for it to own, lease and license its property and assets and carry on its business, as now carried on as of the date of this Agreement, in each jurisdiction where such business is carried on, including, but not limited to, Permits from Governmental Authorities.

(r)	Section 4.1(r) of the Company Disclosure Letter sets forth a complete and accurate list of all of the following that constitutes material Intellectual Property: (i) registered Intellectual Property, (ii) pending applications for registration of Intellectual Property, (iii) all computer software (other than commercially available, off-the-shelf software with a replacement cost or annual license fee of less than $10,000), and (iv) trade or corporate names and material unregistered trademarks and service marks. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (i) to the knowledge of the Company, (A) the conduct of the Company’s business as currently conducted does not infringe or otherwise violate any Person’s registered Intellectual Property and (B) there is no claim of such infringement or other violation pending or to the knowledge of the Company, threatened in writing, against the Company, and (ii) to the knowledge of the Company (A) no Person is infringing or otherwise violating any Intellectual Property owned by the Company and (B) no claims of such infringement or other violation are pending or threatened in writing against any Person by the Company.

(s)	The Systems are reasonably sufficient to operate the business of the Company as currently conducted. During the last three (3) years, to the Company’s knowledge, there has been no unauthorized access, use, intrusion, or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Systems that has caused any substantial disruption to the use of such Systems or the business of the Company or any material loss or harm to the Company or its personnel, property, or other assets.

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(t)	The Company has complied in all material respects with all Laws and contractual and fiduciary obligations as to protection and security of personal data to which it is subject. The Company has not received any written inquiries from or been subject to any audit or legal proceeding by any Governmental Authority regarding personal data. The Company has complied with its policies and procedures as to collection, use, processing, storage and transfer of personal data. No legal proceeding alleging (i) a material violation of any Person’s privacy rights or (ii) unauthorized access, use or disclosure of personal data has been asserted or threatened in writing to the Company.

(u)	Except for the Requisite Stockholder Vote required in connection with the Merger or as otherwise set forth in Section 4.1(u) in the Company Disclosure Letter, there are no third party consents or other approvals required to be obtained in order for the Company to complete the Acquisition.

(v)	Except for those matters that, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company, (i) the Company is in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Permits required under Environmental Laws for the operation of its business, (ii) there is no investigation, suit, claim or action relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material) that is pending or, to the knowledge of the Company, threatened in writing against the Company or any real property currently owned, operated or leased by the Company and (iii) the Company has not received any written notice of, or entered into any order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved liabilities or corrective or remedial obligations relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material).

(w)	Other than as set forth in Section 4.1(w) of the Company Disclosure Letter, the Company is not a party to or bound by any collective bargaining agreement and is not currently conducting negotiations with any labour union or employee association.

(x)	The Company does not own any real property. Section 4.1(x) of the Company Disclosure Letter lists: (i) each Lease relating to all Leased Real Property, true and complete copies of which have been made available to the Purchaser, (ii) the street address of each parcel of Leased Real Property, (iii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iv) the current use of each such parcel of Leased Real Property. The Company and each Subsidiary, as applicable, has a valid and enforceable leasehold interest under each Lease relating to Leased Real Property used by it. Each Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Company or Subsidiary and each other party thereto. Neither the Company nor any Subsidiary is in default nor has it received a notice of default or termination that remains outstanding under any Lease, and to the Company’s knowledge, no uncured default or breach on the part of the landlord exists under any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under any such Lease. The Leased Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

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(y)	No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened by any Governmental Authority.

(z)	Except for employment contracts entered into in the Ordinary Course of business and the agreements set forth in Section 4.1(z) in the Company Disclosure Letter, there are no agreements with holders of Company Common Shares to which the Company is a party or any pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the securities of the Company.

(aa)	The Company is in material compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and has not and is not engaged in any unfair labour practice and there has never been any material labour disruption. There is no action with respect to any employment-related matters, including payment of wages, salary or overtime pay, that has been asserted or is now pending or, to the Company’s knowledge, threatened by or before any Governmental Authority with respect to any Persons currently or formerly employed (or engaged as an independent contractor) by, or who are or were applicants for employment with, the Company or any Subsidiary.

(bb)	Other than Employee Plans established or entered into in the Ordinary Course of business by the Company, the Company does not have any Employee Plans. The Company has made available to Purchaser the opportunity to review true and complete copies of documents, contracts and arrangements relating to the Employee Plans. The Employee Plans have been established, operated in the Ordinary Course and administered in all material respects in accordance with their terms and applicable Laws.

(cc)	Except as set forth in Section 4.1(cc) of the Company Disclosure Letter, neither the Company nor its Subsidiaries are party to any Contract, written or oral, involving an amount in excess of $50,000, other than this Agreement.

(dd)	Neither the Company nor, to the knowledge of the Company, any party thereto is in default or breach of Contract of the Company and, to the knowledge of the Company, there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute a default or breach under any Contract of the Company which would give rise to a right of termination on the part of any other party to such Contract or would otherwise have a Material Adverse Effect on the Company. The Company has not received written, or to the knowledge of the Company, other notice of, any alleged breach of or alleged default under or dispute in connection with any Contract or of any intention of any party to any Contract of the Company to cancel, terminate or otherwise materially modify or not renew its relationship with the Company.

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(ee)	Except as set out in Section 4.1(ee) Company Disclosure Letter, none of the directors or officers of the Company or any of its associates or Affiliates has any interest, direct or indirect, in any transaction with the Company that materially affects the Company and its Subsidiaries, taken as a whole.

(ff)	Copies of the minute books and records of the Company made available to Purchaser in connection with the due diligence investigation of the Company for the period from the date of incorporation to the date hereof are all of the minute books of the Company and contain copies of all material organizational documents, bylaws, shareholder minutes, directors minutes and committee minutes of the Company.

(gg)	Except as set out in Section 4.1(gg) of the Company Disclosure Letter, there is no Person acting or purporting to act at the request or on behalf of the Company that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated hereby.

(hh)	The Company has conducted all transactions, negotiations, discussions and dealings in full compliance with anti-bribery and anti-corruption Laws and regulations applicable in any jurisdiction in which they are located or conducting business. The Company has not made any offer, payment, promise to pay or authorization of payment of money or anything of value to any government official, or any other person while having reasonable grounds to believe that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a government official, for the purpose of (i) assisting the parties in obtaining, retaining or directing business; (ii) influencing any act or decision of a government official in his or its official capacity; (iii) inducing a government official to do or omit to do any act in violation of his or its lawful duty, or to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; or (iv) securing any improper advantage.

(ii)	The operations of the Company are and have been conducted at all times in compliance with Applicable Money Laundering Laws and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to Applicable Money Laundering Laws is, to the knowledge of the Company, pending or threatened.

(jj)	The Company is not an “investment company” pursuant to the United States Investment Company Act of 1940, as amended.

(kk)	Except for the representations and warranties contained in this Article 4 and the Company Disclosure Letter, the Company makes no other express or implied representation or warranty and hereby disclaims any such representations or warranties.

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ARTICLE 5

STOCKHOLDERS REPRESENTATIVE

Section 5.1 Stockholders Representative.

(a)	The Stockholders Representative is hereby appointed, authorized and empowered to act as the representative of the Company Stockholders for all purposes hereunder and for the benefit of the Company Stockholders, as the exclusive agent and attorney-in-fact to act on behalf of each of the Company Stockholders, in connection with and to facilitate the consummation of the Acquisition, which shall include the power, authority and discretion:

(i)	to enter into amendments to this Agreement and to execute and deliver any Ancillary Agreements (with such modifications or changes therein as to which the Stockholders Representative, in its sole discretion, shall have consented) and to agree to such amendments or modifications thereto as the Stockholders Representative, in its sole discretion, determines to be desirable, in each case, whether before or after the Closing;

(ii)	to execute and deliver such waivers and consents in connection with this Agreement and any Ancillary Agreements and the consummation of the Merger as the Stockholders Representative, in its sole discretion, may deem necessary or desirable;

(iii)	to enforce and protect the rights and interests of the Company Stockholders (including the Stockholders Representative, in his capacity as a Company Stockholder) and to enforce and protect the rights and interests of the Stockholders Representative arising out of or under or in any manner relating to this Agreement, and each other agreement, document, instrument or certificate referred to herein or therein or the transactions provided for herein or therein, including the Ancillary Agreements, and to take any and all actions which the Stockholders Representative believes are necessary or appropriate under this Agreement for and on behalf of the Company Stockholders, including asserting or pursuing any Claim against Purchaser, Subco, Mergeco or any of their Affiliates or Representatives, consenting to, compromising or settling any such Claims, conducting negotiations with Purchaser, Subco, Mergeco or any of their Affiliates and Representatives, regarding such Claims, and, in connection therewith, to: (A) assert or institute any Claim; (B) investigate, defend, contest or litigate any Claim initiated by Purchaser, Subco, Mergeco or any other Person, or by any federal, state or local Governmental Authority against the Stockholders Representative or against all Company Stockholders, and receive process on behalf of any or all such Company Stockholders in any such Claim and compromise or settle on such terms as the Stockholders Representative shall determine to be appropriate, and give receipts, releases and discharges with respect to, any such Claim; (C) file any proofs of debt, claims and petitions as the Stockholders Representative may deem advisable or necessary; and (D) file and prosecute appeals from any decision, judgment or award rendered in any such Claim, it being understood that the Stockholders Representative shall not (x) have any obligation to take any such actions, and shall not have any liability for any failure to take any such actions and (y) shall not have the authority to investigate, defend, contest or litigate any Claim (or compromise or settlement thereof) made against one or more Company Stockholders that is not made against all such Persons;

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(iv)	to refrain from enforcing any right of the Company Stockholders or the Stockholders Representative arising out of or under or in any manner relating to this Agreement, or any other agreement, instrument or document in connection with the foregoing; provided, however, that no such failure to act on the part of the Stockholders Representative, except as otherwise provided in this Agreement, shall be deemed a waiver of any such right or interest by the Stockholders Representative or by such Company Stockholder unless such waiver is in writing signed by the waiving party or by the Stockholders Representative;

(v)	to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholders Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to implement the Merger, and all other agreements, documents or instruments referred to herein or therein or executed in connection herewith and therewith; and

(vi)	to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Stockholders Representative) to conclusively rely on the opinions and advice of such Persons.

(b)	This Article 5 and all of the indemnities, immunities and powers granted to the Stockholders Representative hereunder and under this Agreement shall survive the Closing Date or any termination of this Agreement in accordance with its terms.

(c)	Except as provided for herein, Purchaser, Subco and Mergeco shall have the right to rely upon all actions taken or omitted to be taken by the Stockholders Representative pursuant to this Agreement and any Ancillary Agreement, as applicable, all of which actions or omissions shall be legally binding upon the Company Stockholders.

(d)	The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Company Stockholder, and (ii) shall survive the consummation of the Merger.

(e)	Upon the written request of any Company Stockholder, the Stockholders Representative shall provide such Person with an accounting of all monies or proceeds (including the Payment Shares and Earn-Out Shares) received and distributed by the Stockholders Representative, in its capacity as the Stockholders Representative, and shall provide such Person with such other reasonable information regarding the Stockholders Representative’s actions and its other costs and expenses, in its capacity as the Stockholders Representative, as such Person may reasonably request.

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Section 5.2 Indemnification of Stockholders Representative.

Except as contemplated pursuant to Section 5.1(e), the Stockholders Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the payment by the Company Stockholders of all its expenses incurred as the Stockholders Representative. In connection with this Agreement, and any Ancillary Agreement, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholders Representative hereunder (i) the Stockholders Representative shall incur no responsibility whatsoever to any Company Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with any such Ancillary Agreement, excepting only responsibility for any act or failure to act which represents gross negligence or willful misconduct, and (ii) the Stockholders Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholders Representative pursuant to such advice shall in no event subject the Stockholders Representative to liability to any Company Stockholders. Each of the Company Stockholders shall indemnify, pro rata based upon such Person’s Pro Rata Share, the Stockholders Representative against all Losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against them, of any nature whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any Claim or in connection with any appeal thereof, relating to the acts or omissions of the Stockholders Representative hereunder or otherwise in his capacity as the Stockholders Representative. The foregoing indemnification shall not apply in the event of any Claim which finally adjudicates the liability of the Stockholders Representative hereunder for its gross negligence or willful misconduct. In the event of any indemnification hereunder, upon written notice from the Stockholders Representative to the Company Stockholders as to the existence of a deficiency toward the payment of any such indemnification amount, each of the Company Stockholders shall promptly deliver to the Stockholders Representative full payment of his or her Pro Rata Share of the amount of such deficiency, in accordance with such Person’s Pro Rata Share.

ARTICLE 6

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with Purchaser as follows until the earlier of the Effective Date or the termination of this Agreement in accordance with its terms:

Section 6.1 Necessary Consents.

The Company shall use its commercially reasonable efforts to obtain from the Company’s directors, stockholders and all federal, state or other governmental or administrative bodies such approvals or consents (other than with respect to any BCC License) as are required to complete the transactions contemplated herein. Following the Closing, the Company and Purchaser shall, as promptly as possible, with respect to any BCC License, (a) make, or cause to be made, all filings and submissions required by an Governmental Authority to transfer ownership of such BCC License from the Company to the Purchaser and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary in connection thereof.

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Section 6.2 Conduct of Business of the Company.

The Company will operate its business in the Ordinary Course, and to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted or required by this Agreement, as required by applicable Law or as set forth in Section 6.2 of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)	split, combine, or reclassify any equity securities of the Company or any Subsidiary;

(b)	repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of the Company or any Subsidiary;

(c)	declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

(d)	issue, sell, pledge, dispose of or encumber any debt, equity or other securities, except the issuance of Company Common Shares upon the exercise of any outstanding Company Options, Company Warrants, Company Debentures or other convertible securities outstanding on the date hereof;

(e)	borrow money or incur any indebtedness for money borrowed or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing;

(f)	make loans, advances, or other payments, excluding salaries and bonuses at current rates and routine advances to Employees of the Company for expenses incurred in the Ordinary Course or as contemplated pursuant to or in conjunction with the transactions contemplated herein;

(g)	acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person;

(h)	transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien, any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, in each case in the Ordinary Course;

(i)	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(j)	enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Contract that is material to the Company and its Subsidiaries or any lease with respect to material real estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a material Contract or Lease with respect to material real estate hereunder;

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(k)	institute, settle, or compromise any Claim involving the payment of monetary damages by the Company or any of its Subsidiaries;

(l)	declare or pay any dividends or distribute any of the Company’s properties or assets to shareholders or otherwise dispose of any of the Company’s properties or assets;

(m)	alter, amend or propose to alter or amend the Company’s articles or by-laws in any manner which may adversely affect the success of the transactions contemplated herein;

(n)	except as otherwise permitted or contemplated herein, enter into any transaction or material Contract which is not in the Ordinary Course of business or engage in any business enterprise or activity materially different from that carried on by the Company as of the date hereof;

(o)	abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Intellectual Property, or grant any right or license to any Intellectual Property other than pursuant to non-exclusive licenses entered into in the Ordinary Course;

(p)	provide any guarantee in respect of the obligations of any Person;

(q)	except as may be contemplated pursuant to the Employment Agreement between Micah Anderson and the Company, increase any compensation for any director, officer, Employee or consultant of the Company;

(r)	except in respect of capital and operating expenditures at the Company’s cannabis manufacturing facility located in Arvin, California, incur any expense in excess of $150,000 individually or make any capital expenditures, other than in the Ordinary Course of business of the Company;

(s)	terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(t)	adopt or implement any stockholder rights plan or similar arrangement;

(u)	organize any new Subsidiary (other than those that are wholly-owned) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(v)	use funds from its treasury or the net proceeds received by the Company from the exercise of the Company Warrants to address or pay any tax liabilities of any Company Stockholder; or

(w)	agree or commit to do any of the foregoing.

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Section 6.3 All Other Action.

The Company shall cooperate fully with Purchaser and will use all reasonable commercial efforts to assist Purchaser in its efforts to implement the Merger, unless such cooperation and efforts would subject the Company to liability or would be in breach of applicable statutory or regulatory requirements.

Section 6.4 Updated Company Disclosure Letter.

No later than 5 Business Days prior to Closing, the Company shall deliver an updated Company Disclosure Letter to reflect any updates or changes to the Company Disclosure Letter between the date hereof and the Closing Date. Any new disclosures set forth in such updated Company Disclosure Letter shall not constitute an exception to the representations and warranties set forth in Article 4, shall not limit the rights of Purchaser under this Agreement for any breach by the Company of such representations and warranties and shall not have the effect of satisfying any of the conditions to obligations of Purchaser; provided, that (a) if (i) such disclosure by the Company is made in order to set forth any matter, fact or item first occurring or arising after the date hereof and (ii) Purchaser has the right to, but does not elect to, terminate this Agreement in accordance with Section 10.1, then from and after the Closing, the Purchaser shall be deemed to have irrevocably waived its right to indemnification under Article 11 with respect to such matter; or (b) if such disclosure is made in order to set forth any matter, fact or item first occurring or arising on or prior to the date hereof, then from and after the Closing, Purchaser shall have the right to indemnification pursuant to Article 11 with respect to such matter, and the applicable representation and warranty (and related schedule in the Company Disclosure Letter) shall be read for purposes of Article 11 as if such disclosure had not been made by the Company hereunder.

Section 6.5 Company Capitalization Spreadsheet.

Three (3) Business Days prior to Closing, the Company shall deliver the Company Capitalization Spreadsheet to the Purchaser.

Section 6.6 Company Information Statement.

The Company shall promptly, but in no event later than ten (10) Business Days after the date hereof arrange to provide to each Company Stockholder an information statement (as amended or supplemented, the “Information Statement”), for Company Stockholders to adopt this Agreement and approve the Merger. The Information Statement shall include information regarding (i) the Company and the Purchaser (the latter of which shall be furnished by the Purchaser no later than five (5) Business Days after the date hereof), (ii) the terms of the Merger and this Agreement, (ii) the notice of appraisal rights required pursuant to the NRS to Company Stockholders who may be entitled to elect appraisal rights under such Laws, (iv) the notice required by Section 92A.410 of the NRS, and (v) the written consent of the Company Stockholder and Accredited Investor Certification to be executed by the Company Stockholders who have not yet executed the Accredited Investor Certifications and written consent of the Company Stockholder.

Section 6.7 Audited Company Financial Statements

On or before 120 days following the Closing Date, the Company shall provide to the Purchaser audited financial statements of the Company for the periods ended December 31, 2021 and 2020, prepared in accordance with IFRS and, if any, unaudited interim financial statements of the Company most recently ended prior to the Closing Date prepared in accordance with IFRS.

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Section 6.8 Notices of Certain Events

Subject to applicable Law, the Company shall notify the Purchaser and Subco, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Section 8.1 of this Agreement to be satisfied; provided that, the delivery of any notice pursuant to this Section 6.7 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

ARTICLE 7 COVENANTS OF PURCHASER

Purchaser hereby covenants and agrees with the Company as follows until the earlier of the Effective Date or the termination of this Agreement in accordance with its terms, or as otherwise set forth in the applicable covenant:

Section 7.1 Necessary Consents.

Purchaser shall use its reasonable efforts to obtain from Purchaser’s directors, shareholders, if applicable, and all federal, provincial, municipal or other governmental or administrative bodies such approvals or consents as are required to complete the transactions contemplated herein. Following the Closing, the Company and Purchaser shall, as promptly as possible, with respect to any BCC License, (a) make, or cause to be made, all filings and submissions required by an Governmental Authority to transfer ownership of such BCC License from the Company to the Purchaser and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary in connection thereof.

Section 7.2 Non-Solicitation.

Purchaser hereby covenants and agrees until the Termination Date not to, directly or indirectly, solicit, initiate, knowingly encourage, cooperate with or facilitate (including by way of furnishing any non-public information or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or written inquiries or proposals or expressions of interest regarding, constituting or that may reasonably be expected to lead to any activity, arrangement or transaction or propose any activities or solicitations in opposition to or in competition with the Acquisition, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid,” exempt or otherwise, within the meaning of the Securities Act (British Columbia), for securities of Purchaser, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Acquisition, including, without limitation, allowing access to any third party (other than its representatives) to conduct due diligence, nor to permit any of its officers or directors to do so, except as required by statutory obligations or in respect of which Purchaser board of directors determines, in its good faith judgment, after receiving advice from its legal advisors, that failure to recommend such alternative transaction to Purchaser shareholders would be a breach of its fiduciary duties under applicable law. In the event Purchaser or any of its Affiliates, including any of their officers or directors, receives any form of offer or inquiry in respect of any of the foregoing, Purchaser shall forthwith (in any event within one (1) Business Day following receipt) notify the Company of such offer or inquiry and provide the Company with such details as it may request.

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Section 7.3 Conduct of Business of the Purchaser

Purchaser will operate its business in the Ordinary Course, and to the extent consistent therewith, the Purchaser shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted or required by this Agreement, or as required by applicable Law, the Purchaser shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)	split, combine, or reclassify any equity securities of the Purchaser or any Subsidiary;

(b)	repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of the Purchaser or any Subsidiary;

(c)	declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

(d)	issue, sell, pledge, dispose of or encumber any debt, equity or other securities, except in connection with or the transactions contemplated herein;

(e)	borrow money or incur any indebtedness for money borrowed or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Purchaser or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing;

(f)	make any loans, advances or other payments other than payment of professional fees or expenses in connection with or ancillary to the transactions contemplated herein;

(g)	acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person;

(h)	transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien, any assets, including the capital stock or other equity interests in any Subsidiary of the Purchaser; provided, that the foregoing shall not prohibit the Purchaser and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, in each case in the Ordinary Course;

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(i)	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(j)	enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Contract that is material to the Purchaser and its Subsidiaries or any lease with respect to material real estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a material Contract or Lease with respect to material real estate hereunder;

(k)	institute, settle, or compromise any Claim involving the payment of monetary damages by the Purchaser or any of its Subsidiaries;

(l)	declare or pay any dividends or distribute any of Purchaser’s properties or assets to shareholders or otherwise of any of the Purchaser’s properties or assets;

(m)	alter, amend or propose to alter or amend Purchaser’s notice of articles or articles in any manner which may adversely affect the success of the transactions contemplated herein;

(n)	except as otherwise permitted or contemplated herein, enter into any transaction or material Contract which is not in the Ordinary Course of business or engage in any business enterprise or activity materially different from that carried on by Purchaser as of the date hereof;

(o)	abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Intellectual Property, or grant any right or license to any Intellectual Property other than pursuant to non-exclusive licenses entered into in the Ordinary Course;

(p)	provide any guarantee in respect of the obligations of any person;

(q)	increase any compensation for any director, officer, Employee or consultant of Purchaser;

(r)	incur any expense in excess of $100,000 individually or in the aggregate or make any capital expenditures, other than in the Ordinary Course of business of the Purchaser;

(s)	terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(t)	adopt or implement any stockholder rights plan or similar arrangement;

(u)	organize any new Subsidiary (other than those that are wholly-owned) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

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(v)	use funds from its treasury or the net proceeds received by the Purchaser from the exercise of any outstanding convertible securities of the Purchaser to address or pay any tax liabilities of any shareholder of the Purchaser; or

(w)	agree or commit to do any of the foregoing.

Section 7.4 Reasonable Best Efforts.

Purchaser and Subco shall cooperate fully with the Company and will use all reasonable best efforts to assist the Company in its efforts to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the date that is 60 days following the date hereof), the Merger and the transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from a Governmental Authority and the making of all necessary registrations, filings, and notifications (including filings with a Governmental Authority) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any a Governmental Authority; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement, including without limitation the Supplemental Indenture. Purchaser and Subco shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the Company in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the Company with any information that may be reasonably required in order to effectuate the taking of such actions. Purchaser and Subco shall promptly inform the Company of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement.

Section 7.5 Notices of Certain Events

Subject to applicable Law, Purchaser and Subco shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Section 8.2 of this Agreement to be satisfied; provided that, the delivery of any notice pursuant to this Section 7.5 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 7.6 Subco.

Subco shall be validly subsisting and in good standing under the NRS immediately prior to the Merger. Purchaser covenants and agrees that Subco shall not carry on any business, shall not enter into any contracts, agreements, commitments, indentures or other instruments prior to the Closing Date other than as required to effect the Merger and shall be debt free as of the time of the Merger.

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Section 7.7 Stockholder Approval.

Subject to and conditioned upon a determination at any time that approval of this Agreement, the Merger and the transaction contemplated hereby by the Purchaser’s stockholders and/or the CSE is required at any time under applicable Law (including Applicable Securities Laws) or by the rules and regulations of the CSE, the Purchaser shall:

(a)	promptly notify the Company of such fact;

(b)	as promptly as practicable after the date thereof, prepare with the assistance, cooperation and commercially reasonable efforts of the Company, and file with all applicable Governmental Authorities (including the CSE, as applicable) all necessary statements, documents, materials for the purpose of (i) soliciting proxies from Purchaser’s stockholders for the approval of this Agreement and the Merger and (ii) approval of all Governmental Authorities (including the CSE) of the Agreement, the Merger and the issuance of all Resulting Issuer Common Shares (collectively, “Purchaser Transaction Approvals”); and

(c)	take any and all reasonable and necessary actions required to satisfy the requirements of applicable Law, Applicable Securities Law and the regulations of the CSE in connection with the Purchaser Transaction Approvals, if any.

Section 7.8 Warrant Exercise Price.

The Purchaser covenants and agrees that it will not, for a period of 6 months following the Closing Date, reduce the exercise price of any outstanding warrants to purchase Purchaser Common Shares.

Section 7.9 Further Assurances.

Purchaser will take all action necessary to cause Subco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. At and after the Effective Time, the officers and directors of Mergeco shall execute and deliver, in the name and on behalf of Mergeco, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of Mergeco, any other actions and things to vest, perfect, or confirm of record or otherwise in Mergeco any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by Mergeco as a result of, or in connection with, the Merger.

Section 7.10 Updated Purchaser Disclosure Letter.

No later than 5 Business Days prior to Closing, the Purchaser shall deliver an updated Purchaser Disclosure Letter to reflect any updates or changes to the Purchaser Disclosure Letter between the date hereof and the Closing Date. Any new disclosures set forth in such updated Purchaser Disclosure Letter shall not constitute an exception to the representations and warranties set forth in Article 3, shall not limit the rights of the Company under this Agreement for any breach by the Purchaser of such representations and warranties and shall not have the effect of satisfying any of the conditions to obligations of Company; provided, that (a) if (i) such disclosure by the Purchaser is made in order to set forth any matter, fact or item first occurring or arising after the date hereof and (ii) the Company has the right to, but does not elect to, terminate this Agreement in accordance with Section 10.1, then from and after the Closing, the Company shall be deemed to have irrevocably waived its right to indemnification under Article 11 with respect to such matter; or (b) if such disclosure is made in order to set forth any matter, fact or item first occurring or arising on or prior to the date hereof, then from and after the Closing, Company shall have the right to indemnification pursuant to Article 11 with respect to such matter, and the applicable representation and warranty (and related schedule in the Purchaser Disclosure Letter) shall be read for purposes of Article 11 as if such disclosure had not been made by the Purchaser hereunder.

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ARTICLE 8

CONDITIONS PRECEDENT

Section 8.1 Conditions for the Benefit of Purchaser.

The transactions contemplated herein are subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of Purchaser and may be waived, in whole or in part, by Purchaser in its sole discretion:

(a)	Truth of Representations and Warranties. With respect to the representations and warranties of the Company set forth in Article 4 (in each case as qualified by the Company Disclosure Letter and as updated pursuant to Section 6.4):

(i)	the Company Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date;

(ii)	the representations and warranties made by the Company in this Agreement that are qualified by materiality or the expression “Material Adverse Effect” shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date; and

(iii)	all other representations and warranties of the Company in this agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, in each case except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

(b)	Performance of Obligations. The Company shall have performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by the Company at or prior to the Closing Date.

(c)	Approvals and Consents. All required approvals, consents and authorizations of third parties in respect of the transactions contemplated herein, including without limitation all necessary shareholder and regulatory approvals (other than with respect to the Company’s BCC Licenses, which may be obtained after Closing), shall have been obtained on terms acceptable to Purchaser acting reasonably.

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(d)	Deliveries. The Company shall deliver or cause to be delivered to Purchaser the closing documents set forth in Section 9.2 in a form satisfactory to Purchaser acting reasonably.

(e)	Proceedings. All proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be satisfactory in form and substance to Purchaser, acting reasonably, and Purchaser shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation or closing of such transactions and the taking of all necessary proceedings in connection therewith.

(f)	No Legal Action or Prohibition of Law. There shall be no action or proceeding pending or threatened by any Person in any jurisdiction, or any applicable Laws proposed, enacted, promulgated or applied, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a Material Adverse Effect on the Company.

(g)	Securities Law Exemptions. The issuance of all securities of the Resulting Issuer contemplated hereunder to be issued in connection with the Merger or otherwise pursuant to this Agreement shall be exempt from, or not subject to, the registration requirements of the U.S. Securities Act, and all applicable state securities Laws and shall be exempt from the prospectus requirements of Applicable Securities Laws in Canada either by virtue of exemptive relief from the securities authorities of each of the provinces of Canada or by virtue of exemptions under Applicable Securities Laws and shall not be subject to resale restrictions under Applicable Securities Laws.

(h)	Company Capitalization Spreadsheet. The Purchaser shall have received the Company Capitalization Spreadsheet, in a form satisfactory to the Purchaser, acting reasonably.

Section 8.2 Conditions for the Benefit of the Company.

The transactions contemplated herein are subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of the Company and may be waived, in whole or in part, by the Company in its sole discretion:

(a)	Truth of Representations and Warranties. With respect to the representations and warranties of Purchaser set forth in Article 3 of this Agreement:

(i)	the Purchaser Fundamental Representations shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date;

(ii)	the representations and warranties made by Purchaser in this Agreement that are qualified by materiality or the expression “Material Adverse Effect” shall be true and correct as of the Closing Date as if made on and as of the Closing Date; and

(iii)	all other representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date, in each case, except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

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(b)	Performance of Obligations. Purchaser shall have performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by Purchaser at or prior to the Closing Date.

(c)	No Material Adverse Change. There shall have been no Material Adverse Change in the business, results of operations, assets, liabilities, financial condition or affairs of Purchaser or any subsidiaries of the Purchaser, or any change that would, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Change.

(d)	Approvals and Consents. All required approvals, consents and authorizations of third parties in respect of the transactions contemplated herein, including without limitation all necessary shareholder and regulatory approvals (other than with respect to the Company’s BCC Licenses, which will be obtained after Closing), shall have been obtained on terms acceptable to the Company acting reasonably.

(e)	Issuance. The Resulting Issuer Common Shares that are issued as consideration for the Company Common Shares at Closing shall be issued as fully paid and non-assessable Resulting Issuer Common Shares, free and clear of any and all encumbrances, liens, charges and demands of whatsoever nature;

(f)	Securities Law Exemptions. The issuance of all securities of the Resulting Issuer contemplated hereunder to be issued in connection with the Merger or otherwise pursuant to this Agreement shall be exempt from, or not subject to, the registration requirements of the U.S. Securities Act, and all applicable state securities Laws and shall be exempt from the prospectus requirements of Applicable Securities Laws in Canada either by virtue of exemptive relief from the securities authorities of each of the provinces of Canada or by virtue of exemptions under Applicable Securities Laws and shall not be subject to resale restrictions under Applicable Securities Laws.

(g)	Deliveries. Purchaser and Subco, as applicable shall deliver or cause to be delivered to the Company, the closing documents as set forth in Section 9.3 in a form satisfactory to the Company, acting reasonably.

(h)	Proceedings. All proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be satisfactory in form and substance to the Company, acting reasonably, and the Company shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation or closing of such transactions and the taking of all necessary proceedings in connection therewith.

(i)	No Legal Action or Prohibition of Law. There shall be no action or proceeding pending or threatened by any Person in any jurisdiction, or any applicable Laws proposed, enacted, promulgated or applied, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a Material Adverse Effect on Purchaser.

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(j)	Requisite Stockholder Vote. This Agreement and the Merger shall have been approved by the Requisite Stockholder Vote.

(k)	Purchaser Transaction Approvals. All Purchaser Transaction Approvals, if any, shall have been obtained and the Company shall have received evidence satisfactory to the Company to that effect.

(l)	Cash Balance. The Purchaser’s Cash shall equal or exceed the Minimum Cash Balance.

(m)	Purchaser Financial Statements. The Purchaser shall have filed (i) audited financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries for the year ended July 31, 2021, (ii) unaudited income statement of the Company and its consolidated subsidiaries for the three months ended October 31, 2021, and (iii) unaudited statement of financial position of the Company and its subsidiaries dated October 31, 2021, such financial statements having been prepared in conformity with IFRS.

(n)	No Cease Trade Order. The Purchaser shall have delivered evidence satisfactory to the Company that the Purchaser is not subject to any cease trade or other order of any applicable stock exchange or securities regulatory authority which may operate to prevent or restrict trading of any securities of the Purchaser, and no such order being pending before any applicable stock exchange or securities regulatory authority, whether as a result of any failure of the Company to file the financial statements pursuant to Section 8.2(m) or otherwise (including, for greater certainty, the management cease trade in effect as of the date of this Agreement).

(o)	Purchaser’s Liabilities. The Purchaser’s liabilities as determined in accordance with IFRS, excluding lease payable, payroll payable, derivative liability and accounts payable shall not exceed $500,000.

(p)	Issuance of Purchaser Common Shares to Mark Smith. Immediately prior to the Closing, the 15,000,000 Purchaser Common Shares payable to Mark Smith in accordance with the terms of the Smith Employment Agreement shall have been issued and deposited in escrow with a third-party escrow agent pursuant to the terms of the Escrow Agreement.

ARTICLE 9

CLOSING

Section 9.1 Time of Closing.

The Closing of the transactions contemplated herein shall be held remotely via the electronic exchange of counterpart signature pages on the Closing Date, or in such other manner or at such other time or date as the parties may mutually agree upon in writing.

Section 9.2 Company Closing Documents.

On Closing, the Company shall deliver to Purchaser the following documents:

(a)	a certificate signed on behalf of the Company by a duly authorized officer certifying as to (i) the Company’s Articles of Incorporation and Bylaws in effect immediately prior to Closing, (ii) the resolutions of the board of directors of the Company approving the Merger and the transactions contemplated hereby, (ii) receipt of the Requisite Stockholder Approval for the Merger and (iv) the incumbency of the officers and directors of the Company executing the documents contemplated by this Agreement.

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(b)	a certificate signed on behalf of the Company by a duly authorized officer of the Company to the effect of Section 8.1(a) and Section 8.1(b);

(c)	executed counterpart and delivery of the applicable Employment Agreements by Micah Anderson;

(d)	a certificate of good standing from the Secretary of State of Nevada;

(e)	a Lock-Up Agreement, duly executed by each Company Key Personnel; and

(f)	the Articles of Merger, duly executed by an authorized officer of the Company.

Section 9.3 Purchaser’s Closing Documents.

On Closing, Purchaser shall deliver to the Company the following:

(a)	evidence that the Payment Shares have been registered in the name of the Depositary in trust for the former holders of Company Common Shares;

(b)	a certificate signed on behalf of Purchaser by a duly authorized officer of Purchaser certifying as to (i) Purchaser’s constating documents in effect immediately prior to Closing, (ii) the resolutions of the board of directors of Purchaser approving the Merger and the transactions contemplated hereby, (iii) any Purchaser Transaction Approvals and (iv) the incumbency of the officers and directors of Purchaser executing the documents contemplated by this Agreement;

(c)	a certificate signed on behalf of Subco by a duly authorized officer of Subco certifying as to (i) Subco’s constating documents in effect immediately prior to Closing, (ii) the resolutions of the board of directors of Subco approving the Merger and the transactions contemplated hereby, and (iii) the incumbency of the officers and directors of Subco executing the documents contemplated by this Agreement;

(d)	a certificate of status for Purchaser from the jurisdiction in which Purchaser is incorporated, dated as of a date not earlier than two (2) days prior to the Closing;

(e)	a certificate of status for Subco from the jurisdiction in which Subco is incorporated, dated as of a date not earlier than two (2) days prior to the Closing;

(f)	a certificate signed on behalf of the Purchaser by a duly authorized officer of the Purchaser to the effect of Section 9.2(a), (b) and (c);

(g)	executed counterpart signature pages to the Employment Agreement of Micah Anderson;

(h)	if required pursuant to CSE rules applicable to Purchaser, the consent of the CSE in respect of the Acquisition and the issuance of the Payment Shares, Resulting Issuer Options and Resulting Issuer Common Shares upon exercise of the Company Warrants as contemplated in this Agreement;

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(i)	the Articles of Merger, duly executed by an authorized officer of Subco;

(j)	the Supplemental Indenture, duly executed by an authorized officer of Purchaser and Odyssey Trust Company, as both trustee and collateral agent;

(k)	a certificate signed on behalf of the Purchaser by the Purchaser’s Chief Financial Officer certifying (i) as to Purchaser’s Cash balance, (ii) that the Purchaser’s liabilities as determined in accordance with IFRS excluding lease payable, payroll payable, derivative liability and accounts payable do not exceed $500,000 and (iii) attaching evidence satisfactory to the Company as to such Cash balance and liabilities thereto;

(l)	a Lock-Up Agreement, duly executed by each Purchaser Key Personnel; and

(m)	such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings or other instruments as may be reasonably requested by the Company or the Shareholder Representative in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE 10

TERMINATION

Section 10.1 Termination.

This Agreement may be terminated at any time prior to Closing (the “Termination Date”) in any of the following circumstances:

(a)	written agreement of the Parties to terminate this Agreement;

(b)	by written notice from Purchaser if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company has not cured such breach within ten (10) Business Days after Purchaser delivers written notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) if not cured within such ten (10) Business Day period and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 8.1 to be satisfied, provided further, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 10.1(b) if the Purchaser or Subco is then in material breach of any representation, warranty, covenant, or agreement hereunder that would cause any condition set forth in Section 8.2 not to be satisfied.

(c)	by written notice from Company if (i) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Purchaser or Subco and (i) the Purchaser or Subco has not cured such breach within ten (10) Business Days after Company delivers written notice of such breach to the Purchaser or Subco (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) if not cured within such ten (10) Business Day period and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 8.2 to be satisfied, provided further, that Company shall not have the right to terminate this Agreement pursuant to this Section 10.1(c) if the Company is then in material breach of any representation, warranty, covenant, or agreement hereunder that would cause any condition set forth in Section 8.1 not to be satisfied.

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(d)	by written notice from either Purchaser or the Company if: (i) the Effective Time has not occurred on or before 5:00 p.m. (Vancouver time) on March 22, 2022 (provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to any Party whose willful breach has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date), (ii) there shall be a final and non-appealable order of any Governmental Authority in effect preventing consummation of the Merger, (iii) there shall be any final and non-appealable Law or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority that would make consummation of the Merger illegal, or (iv) if the Company Stockholders do not ratify and approve the Merger Agreement.

Section 10.2 Notice and Effect of Termination.

The Party desiring to terminate this Agreement pursuant to this Article 10 shall deliver written notice of such termination to each other Party specifying with particularity the reason for such termination, and any such termination in accordance with this Section 10.2 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article 10, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, Employee, agent, or Representative of such party) to any other party hereto; provided, however, that Purchaser, Subco and the Company shall each remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of this Section 10.2, Article 12 and the applicable definitions set forth in Article 1 shall remain in full force and effect and survive any termination of this Agreement.

ARTICLE 11

INDEMNIFICATION

Section 11.1 Indemnification by the Company Stockholders.

Subject to the limits set forth in this Article 11, from and after the Closing, each Company Stockholder shall severally (according to such Company Stockholder’s Pro Rata Share), and not jointly and severally, indemnify, defend and hold harmless Purchaser and each of Purchaser’s Affiliates, officers, agents, representatives, directors, employees, successors and assigns (Purchaser and such Persons are collectively hereinafter referred to as the “Purchaser Indemnified Persons”), from and against any and all Losses that such Purchaser Indemnified Persons may suffer, sustain, incur or become subject to, arising out of, caused by or directly or indirectly relating to:

(a)	any inaccuracy of any representation or warranty of the Company set forth in Article 4 of this Agreement (as supplemented or qualified by the Company Disclosure Letter) or in any certificate, agreement or other document delivered pursuant hereto; and

(b)	the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under this Agreement, or any certificate, agreement or other document delivered pursuant hereto.

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Section 11.2 Indemnification by Purchaser.

Subject to the limits set forth in this Article 11, from and after the Closing, Purchaser shall indemnify, defend and hold harmless each of the Company Stockholders and each of their respective Affiliates, officers, controlling Persons, agents, representatives, directors, employees, successors and assigns (such Persons are hereinafter collectively referred to as the “Company Stockholder Indemnified Persons”), from and against any and all Losses that such Company Stockholder Indemnified Persons may suffer, sustain, incur or become subject to arising out of, caused by or directly or indirectly relating to:

(a)	any inaccuracy of any representation or warranty of Purchaser set forth in Article 3 of this Agreement (as supplemented or qualified by the Purchaser Disclosure Letter) or in any certificate, agreement or other document delivered pursuant hereto; and

(b)	the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation of Purchaser or Subco under this Agreement or in any certificate, agreement or other document delivered pursuant hereto.

Section 11.3 Survival of Representations and Warranties.

(a)	The representations and warranties contained in this Agreement (other than the Fundamental Representations), or in any certificate or document delivered pursuant hereto, and the right to indemnity pursuant to Section 11.1(a) and 11.2(a) in connection therewith, shall survive the Closing and shall remain in full force and effect thereafter for a period of twelve (12) months after the Closing Date (the “Expiration Date”) and shall thereupon terminate and be of no further force or effect;

(b)	The Fundamental Representations (and the right to indemnity pursuant to Section 11.1(a) and 11.2(a) in connection therewith) shall survive the Closing and shall remain in full force and effect until the date that is thirty (30) days after the expiration of the statute of limitations period applicable to the matters covered thereby;

(c)	Notwithstanding the foregoing, none of the covenants or agreements contained in this Agreement or any agreement delivered pursuant hereto shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, which shall survive the Closing in accordance with their terms; provided, however, that claims for indemnification pursuant to Section 11.1(b) and 11.2(b) in connection with breaches of such covenants or agreements to be performed prior to or at the Closing may be made at any time after the Closing until the Expiration Date.

(d)	Each Indemnified Party shall give written notice to the respective Indemnifying Party of any claim for indemnification pursuant to this Article 11; provided, however, that failure to provide such notice shall not affect such Indemnified Party’s right to indemnification hereunder unless and only to the extent the Indemnifying Party was actually prejudiced by such failure to deliver notice. Any claim for indemnification made in writing by the Indemnified Party on or prior to the expiration of the applicable survival period shall survive until such claim is finally and fully resolved.

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Section 11.4 Limitation on Indemnification.

(a)	Except as set forth in Section 11.4(e), no Purchaser Indemnified Person shall be entitled to any recovery pursuant to Section 11.1(a) and Section 11.1(b) unless and until the aggregate amount of Losses for which all Purchaser Indemnified Persons are otherwise entitled to indemnification pursuant to Section 11.1(a) and Section 11.1(b) exceeds $700,000.00 (the “Basket”), at which point the Purchaser Indemnified Persons shall be entitled to be indemnified for the aggregate amount of all Losses in excess of such Basket.

(b)	At the time of recovery by a Purchaser Indemnified Person under any indemnification claim under Section 11.1(a) and Section 11.1(b), the maximum aggregate recovery by all Purchaser Indemnified Persons pursuant to Section 11.1(a) and Section 11.1(b) shall not exceed an amount equal to ten percent (10.0%) of the aggregate proceeds paid to the Company Stockholders under this Agreement, at the time of such recovery.

(c)	Except as set forth in Section 11.4(e), no Company Stockholder Indemnified Person shall be entitled to any recovery pursuant to Section 11.2(a) and Section 11.2(b) unless and until the aggregate amount of Losses for which all Company Stockholder Indemnified Persons are otherwise entitled to indemnification pursuant to Section 11.2(a) and Section 11.2(b) exceeds the Basket, at which point the Company Stockholder Indemnified Persons shall be entitled to be indemnified for the aggregate amount of all Losses in excess of such Basket.

(d)	Notwithstanding any provision herein to the contrary, but subject to limitations on recovery set forth in Section 11.6, the restrictions and limitations set forth in Sections 11.4(a), 11.4(b) and 11.4(c) shall not be applicable to claims based upon Fraud or arising under any breach of a Fundamental Representation; provided, however, that in no event shall any Company Stockholder be liable hereunder for any amount in excess of such Company Stockholder’s Pro Rata Share of sixty percent (60.0%) of the proceeds paid to such Company Stockholder pursuant to this Agreement.

(e)	The amount of any and all Losses subject to indemnification pursuant to Section 11.4 or this Article 11 shall be determined net of any indemnity, contribution, insurance proceeds, tax benefit or other similar payment actually received or realized, as applicable, by such Indemnified Party with respect to such Losses (less the reasonable costs of recovery incurred by such Purchaser Indemnified Person in connection therewith).

(f)	Purchaser shall, and shall cause each of its Affiliates (including Mergeco) to (i) use commercially reasonable efforts to mitigate any of its Losses (except for Losses relating to Taxes) that Purchaser Indemnified Persons may recover pursuant to this Article 11 solely to the extent required by common law, and (ii) notify all of their respective applicable insurance carriers of such possible Losses and diligently seek to recover all possible insurance coverage, payments and proceeds relating to such Losses under any and all policies of insurance held by them. The Company Stockholders shall, and shall cause each of their respective Affiliates to use commercially reasonable efforts to mitigate any of their Losses that the Company Stockholder Indemnified Persons may recover pursuant to this Article 11 solely to the extent required by common law.

(g)	Notwithstanding any other provision of this Agreement, no Losses shall be recoverable under this Article 11 or otherwise under this Agreement that constitute punitive or special damages or consequential or indirect damages, except in the case owed to a Third Party in connection with a Third Party Claim.

(h)	Notwithstanding the rights of the Purchaser Indemnified Persons to recover Losses pursuant to Section 11.1, Purchaser and Mergeco are not aware of any facts or circumstances that would serve as the basis for a claim by any Purchaser Indemnified Person against Company or any Company Stockholder based upon a breach of any representation or warranty of the Company contained in this Agreement or breach of any of Company’s covenants or agreement to be performed by it at or prior to Closing. Purchaser and Mergeco, on behalf of themselves and all Purchaser Indemnified Persons, shall be deemed to have waived in full any breach of any of Company’s representations and warranties and any such covenants and agreements of which Purchaser and/or Mergeco has such awareness at the Closing.

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Section 11.5 Indemnification Procedure.

Promptly after the incurrence of any Losses by any Purchaser Indemnified Person or Company Stockholder Indemnified Person (an “Indemnified Party”), or receipt by an Indemnified Party of notice of a Third Party Claim for which such Indemnified Party is entitled to indemnification pursuant to Section 11.1 or 11.2 (an “Indemnifiable Claim”), such Indemnified Party will give the Stockholders Representative written notice thereof, and if the Indemnified Party is a Company Stockholder Indemnified Party, the Stockholders Representative shall also provide the Purchaser with written notice thereof (an “Indemnification Notice”); provided, however, that delay or failure to so notify the Stockholders Representative and Purchaser, as applicable, shall only relieve the indemnifying Party (an “Indemnifying Party”) of its obligations to the extent, if at all, that it is materially prejudiced by reasons of such delay or failure. Such Indemnification Notice by the Indemnified Party shall describe the Indemnifiable Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Stockholders Representative, in the case the Indemnified Party is a Purchaser Indemnified Person, and the Purchaser, in the case the Indemnified Party is a Company Stockholder Indemnified Person, as applicable, shall have a period of thirty (30) days within which to respond to such Indemnification Notice. If the Stockholders Representative or Purchaser, as applicable, accepts responsibility for the entirety of such Indemnifiable Claim within such thirty (30) day period, the Stockholders Representative or Purchaser, whichever is the Indemnifying Party as the case may be, shall be entitled to compromise or defend, at its own expense and by counsel chosen by it and reasonably satisfactory to the Indemnified Party, such matter. If the Stockholders Representative (on behalf of the Company Stockholder Indemnified Persons) or Purchaser (on behalf of the Purchaser Indemnified Persons), as applicable, rejects responsibility for the matter set forth in an Indemnification Notice in whole or in part or does not respond within thirty (30) calendar days after receiving such Indemnification Notice, the Indemnified Party shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to the Indemnified Party under applicable Law at the Indemnifying Party’s expense. The applicable Indemnified Party agrees to cooperate fully with the Stockholders Representative or Purchaser, as the case may be, and its respective counsel in the defense against any such Indemnifiable Claim. In any event, the Indemnified Party shall have the right to participate in a non-controlling manner and at its own expense in the defense of such Indemnifiable Claim. Neither the Stockholders Representative nor Purchaser shall enter into a settlement of such Indemnifiable Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed), and until such consent is obtained the Stockholders Representative or Purchaser, as applicable, shall continue the defense of such Indemnifiable Claim. If a firm offer is made to settle an Indemnifiable Claim (i) that does not involve any admission of liability or wrongdoing by any Indemnified Party or its Affiliates or the creation of financial or other obligation on the part of the Indemnified Party or its Affiliates, (ii) provides for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Indemnifiable Claim, (iii) does not involve injunctive relief binding upon the Indemnified Party or any of its Affiliates, and (iv) such settlement does not encumber any of the material assets of any Indemnified Party or impose any restriction or condition that would apply to or materially affect any Indemnified Party or the conduct of any Indemnified Party’s business, and the Indemnifying Party desires to accept and agree to such offer, the Stockholders Representative or Purchaser, as applicable, shall give written notice to that effect to the Indemnified Party. The Indemnified Party shall thereupon have the option of either consenting to such firm offer or assuming the defense of such Indemnifiable Claim. If the Indemnified Party fails to consent to such firm offer within thirty (30) calendar days after its receipt of such notice, and also fails to assume defense of such Indemnifiable Claim, the Stockholders Representative or Purchaser, as applicable, may settle the Indemnifiable Claim upon the terms set forth in such firm offer to settle such Indemnifiable Claim. If the Indemnified Party has assumed the defense pursuant to this Section 11.5, it shall not agree to any settlement without the written consent of the Stockholders Representative (in the case the Indemnified Party is a Purchaser Indemnified Person) or the Purchaser (in the case the Indemnified Party is a Company Stockholder Indemnified Person), in each case which such consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provisions in this Section 11.5 to the contrary, neither the Stockholders Representative (in the case the Indemnified Party is a Purchaser Indemnified Person) nor the Purchaser (in the case the Indemnified Party is a Company Stockholder Indemnified Person), shall be entitled to assume or continue control of the defense of any Indemnifiable Claim of the other Party if (i) such Indemnifiable Claim relates to or arises in connection with any governmental proceeding, action, indictment, allegation or investigation involving the Indemnified Party; (ii) such Indemnifiable Claim relates primarily to the Intellectual Property of such Indemnified Party; (iii) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (iv) the Indemnifying Party fails to defend such Indemnifiable Claim in good faith. If the Indemnified Party controls the defense of any Indemnifiable Claim, the Indemnified Party shall be entitled to be reimbursed by the Indemnifying Party for its reasonable defense costs as such costs are incurred.

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Section 11.6 Remedies.

(a)	Notwithstanding any provisions contained in this Agreement to the contrary, except as provided in Section 5.2 (Indemnification of Stockholder Representative) and Section 12.10 (Specific Performance) or in respect of claims based upon Fraud, indemnification pursuant to the provisions of this Article 11 shall be the sole and exclusive remedy for any claim under this Agreement, the Merger or the other transactions contemplated by this Agreement.

(b)	Notwithstanding any provisions contained in this Agreement, except in respect of claims based upon Fraud, the Purchaser’s right to set-off under Section 11.9 shall be the Purchaser Indemnified Persons’ sole and exclusive remedies for any such claim for indemnification under this Article 11.

(c)	Any and all amounts payable to Purchaser Indemnified Persons as a result of any claim for indemnification based upon Fraud by the Company shall be paid directly by the Company Stockholders to Purchaser in accordance with their Pro Rata Share, (i) first by set-off of any consideration payable to such Company Stockholders pursuant to Section 11.9, and second, if such set-off is insufficient to satisfy the entire Losses suffered, (ii) by wire payment of immediately available funds for such excess.

(d)	Any and all amounts payable to Purchaser Indemnified Persons as a result of any claim for indemnification for Fraud by such Company Stockholder shall be paid directly by the applicable Company Stockholder to Purchaser, by wire payment of immediately available funds. Notwithstanding any provisions contained in this Agreement to the contrary, no Company Stockholder shall be liable for the Fraud committed by any other Company Stockholder.

(e)	The indemnification provisions set forth in this Article 11 are intended as a bargained- for contractual remedy for the Indemnified Parties, contain all of the terms and provisions that the Parties intend be applied in any connection with any claim or action for indemnification pursuant to this Article 11 and are intended to be enforced without regard to principles of breach of contract or other Law that would result in a broader or narrower remedy.

Section 11.7 Adjustment to Purchase Price.

To the extent permitted by applicable Law, any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes.

Section 11.8 Right to Bring Actions; No Contribution.

Notwithstanding any provision in this Article 11 or elsewhere in this Agreement to the contrary, only the Stockholders Representative shall have the right, power and authority to commence any action, suit or proceeding after the Closing, by and on behalf of any or all Company Stockholders, against Purchaser or Mergeco or any other Indemnifying Party in connection with this Agreement and the transactions contemplated hereby and thereby, and in no event shall any Company Stockholder himself, herself or itself have the right to commence any action, suit or proceeding against Purchaser or Mergeco, or any other Indemnifying Party in such connection. By virtue of the adoption of this Agreement and the approval of the Merger by the Company Stockholders, each Company Stockholder (regardless of whether or not such Company Stockholder votes in favor of the adoption of the Agreement and the approval of the Merger, whether at a meeting or by written consent in lieu thereof) shall be deemed to have waived, and shall be deemed to have acknowledged and agreed that such Company Stockholder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Mergeco in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the related facts and circumstances underlying any such indemnification obligation or other liability.

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Section 11.9 Set-Off.

In addition to all other remedies contemplated herein, subject to the limitations on recovery set forth in Article 11 (including, without limitation Section 11.4), Purchaser’s exclusive right to payment under this Article 11 (except in the case of Fraud) shall be to set-off, deduct or retain any amount due or payable to Purchaser in respect of any claim (for indemnification) against the Company Stockholders under Section 11.1 by a reduction to any obligation of Purchaser to pay any unpaid Earn-Out Payment, in each case in accordance with each Company Stockholder’s Pro Rata Share. In addition, Purchaser may carry-forward and set-off against a future Earn-Out Payment the amount of any Losses not deducted from a previous Earn-Out Payment. In no event, other than in the case of Fraud, shall Purchaser be entitled to claw-back any consideration actually paid to the Company Stockholders.

ARTICLE 12

GENERAL

Section 12.1 Confidential Information; Press Release.

(a)	Confidential Information.

(i)	A Receiving Party will not disclose or use, and it will cause its Representatives not to disclose or use, any Confidential Information furnished, or to be furnished, by a Disclosing Party or its Representatives to the Receiving Party or its Representatives at any time or in any manner other than for purposes of evaluating and completing the transactions proposed in this Agreement, unless such information is known, or until such information becomes known, to the public without wrongful disclosure by any Disclosing Party or its Representatives, or such information is required, in legal counsel’s written opinion, to be disclosed in legal or administrative proceedings; provided, however, that the Parties may disclose such information to their respective attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services.

(ii)	If this Agreement is terminated, each Receiving Party will promptly return to the Disclosing Party or destroy any Confidential Information and any work product produced from such Confidential Information in its possession or in the possession of any of its Representatives.

(b)	Press Releases.

(i)	No disclosure or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated herein will be made by Purchaser or the Company or the respective Representatives without the prior agreement of the other Party as to timing, content and method, hereto, provided that the obligations herein will not prevent any party from making, after consultation with the other Party, such disclosure as its counsel advises is required by applicable law or the rules and policies of the CSE, and provided further, that the Party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance.

(ii)	Purchaser and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement, issue a press release announcing the execution of this Agreement (the “Signing Press Release”). The form, contents and timing of the Signing Press Release shall be subject to the review, comment and approval of the Stockholders Representative prior to its issuance.

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(iii)	Purchaser and the Stockholders Representative shall mutually agree upon and, as promptly as practicable after the Closing, issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). The form, contents and timing of the Closing Press Release shall be subject to the review, comment and approval of the Stockholders Representative prior to its issuance.

Section 12.2 Counterparts.

This Agreement may be executed in several counterparts (by original or facsimile signature), each of which when so executed shall be deemed to be an original and each of such counterparts, if executed by each of the Parties, shall constitute a valid and enforceable agreement among the Parties.

Section 12.3 Severability.

In the event that any provision or part of this Agreement is determined by any court or other judicial or administrative body to be illegal, null, void, invalid or unenforceable, that provision shall be severed to the extent that it is so declared and the other provisions of this Agreement shall continue in full force and effect.

Section 12.4 Applicable Law; Jurisdiction; Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of law principles therein. Subject to Section 12.5, the Parties hereto irrevocably consent to the exclusive jurisdiction and venue of any court within San Diego County, State of California in connection with any matter based upon or arising out of this Agreement, the Merger or any other matters contemplated herein (and any federal court within the Southern District of California). Subject to Section 12.5, each Party agrees not to commence any legal proceedings related hereto except in such court. By execution and delivery of this Agreement, subject to Section 12.5, each Party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The Parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such Party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law. The Parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

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Section 12.5 Arbitration.

(a)	Any dispute, claim or controversy arising out of or relating to this Agreement, the Merger and any transactions contemplated hereby or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration (the “Arbitration”) in San Diego County, California before one arbitrator. Any Arbitration will be held under the auspices of the San Diego County office of the Judicial Arbitration & Mediation Services (“JAMS”), or any successor. The Arbitration shall be in accordance with its Comprehensive Rules & Procedures (or, to the extent available, the Streamlined Ruled & Procedures, and in no event any other rules); provided, however, that notwithstanding any provision to the contrary in the JAMS Rules, a court will resolve any dispute over the formation, enforceability, revocability, or validity of this Agreement or any portion thereof. The arbitrator (the “Arbitrator”) shall be selected pursuant to JAMS rules or by mutual agreement of the Parties.

(b)	Should any Party refuse or neglect to appear for, or participate in, the arbitration hearing, the Arbitrator shall have the authority to decide the dispute based upon whatever evidence is presented.

(c)	Within thirty (30) days of the close of the Arbitration hearing, any Party will have the right to prepare, serve on the other party, and file with the Arbitrator, a brief. The Arbitrator shall render an award and written opinion, normally no later than thirty (30) calendar days from the date the Arbitration hearing concludes or the post-hearing briefs are received, whichever is later. The opinion shall include the factual basis for the award. Except as may be permitted or required by law neither a Party nor an Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all Parties. Any decision of the Arbitrator hereunder shall be deemed final, binding and non-appealable.

Section 12.6 Disclosure Schedule

Nothing in the Company Disclosure Letter or Purchaser Disclosure Letter, as applicable, is intended to broaden the scope of any representation or warranty contained in this Agreement or to create any covenant unless clearly specified to the contrary herein or therein. Inclusion of any item in the Company Disclosure Letter or Purchaser Disclosure Letter, as applicable, (a) does not represent a determination that such item is material nor shall it be deemed to establish a standard of materiality, (b) does not represent a determination that such item did not arise in the Ordinary Course, and (c) shall not constitute, or be deemed to be, an admission to any third party concerning such item. The Company Disclosure Letter and Purchaser Disclosure Letter, as applicable, include descriptions of instruments or brief summaries of certain aspects of the Company and the Purchaser and their respective business and operations. The descriptions and brief summaries are not necessarily complete and are provided therein to identify documents or other materials previously delivered or made available.

Section 12.7 Successors and Assigns.

This Agreement shall accrue to the benefit of and be binding upon each of the Parties hereto and their respective heirs, executors, administrators and assigns, provided that this Agreement shall not be assigned by any one of the Parties without the prior written consent of the other Parties.

Section 12.8 Interpretation.

The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

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Section 12.9 Expenses.

Each of the Parties hereto shall be responsible for its own costs and charges incurred with respect to the transactions contemplated herein including, without limitation, all costs and charges incurred prior to the date hereof and all legal and accounting fees and disbursements relating to preparing this Agreement or any Ancillary Agreement or otherwise relating to the transactions contemplated herein.

Section 12.10 Specific Enforcement

The Parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Parties agree that, if for any reason Purchaser or the Company or any other Person shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the Party seeking to enforce this Agreement against such nonperforming Party under this Agreement shall be entitled to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity.

Section 12.11 Further Assurances.

Each of the Parties hereto will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such other documents, instruments of transfer, conveyance, assignment and assurances and secure all necessary consents and authorizations as may be reasonably requested by another Party and take such further action as the other may reasonably require to give effect to any matter provided for herein.

Section 12.12 Entire Agreement.

This Agreement and the schedules referred to herein constitute the entire agreement among the Parties hereto and supersede all prior communications, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the Parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the schedules, documents and instruments to be delivered on the Closing Date pursuant to this Agreement. The Parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on the Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

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Section 12.13 Notices.

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent prepaid courier service or (iii) sent by registered or certified mail (return receipt requested) addressed as follows:

in the case of notice to Purchaser or Subco:

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

Attn: Brandon Kou

Email: brandon@icaninc.com

with a copy to (which shall not constitute notice):

McMillan LLP

1500-1055 West Georgia Street

Vancouver, British Columbia

V6E 4N7

Attn: Desmond Balakrishnan

Email: desmond.balakrishnan@mcmillan.ca

in the case of notice to the Company:

LEEF Holdings, Inc.

5580 La Jolla Boulevard #395

La Jolla, CA 92037

Attn: Micah Anderson

Email: micah@leefca.com

with a copy to (which shall not constitute notice):

Jackson Tidus, A Law Corporation

2030 Main Street, 12th Floor

Irvine, California 92614

Attn: Jason R. Wisniewski

Email: jwisniewski@jacksontidus.law

and

Cassels, Brock & Blackwell LLP

2100 Scotia Plaza, 40 King Street West

Toronto, Ontario

M5H 3C2

Attn: Jonathan Sherman

Email: jsherman@cassels.com

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Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

(a)	if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery; and

(b)	if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mail, allowing for such discontinuance or interruption of regular postal service.

Section 12.14 Waiver.

Any Party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Date, provided however that such waiver shall be evidenced by written instrument duly executed on behalf of such Party.

Section 12.15 Amendments.

No modification or amendment to this Agreement may be made unless agreed to by the Parties hereto in writing.

Section 12.16 Remedies Cumulative.

The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any Party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

Section 12.17 Currency.

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in the lawful money of the United States of America.

Section 12.18 Number and Gender.

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a)	words in the singular number include the plural and such words shall be construed as if the plural had been used;

(b)	words in the plural include the singular and such words shall be construed as if the singular had been used; and

(c)	words importing the use of any gender shall include all genders where the context or the Party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

Section 12.19 Time of Essence.

Time shall be of the essence hereof.

[Remainder of page intentionally blank]

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The Parties have executed this Agreement as of the first date written above.

ICANIC BRANDS COMPANY INC.

By:
Name:
Title:

LEEF HOLDINGS, INC.

By:
Name:	Micah Anderson
Title:	Chief Executive Officer

ICANIC MERGER SUB, INC.

By:
Name:
Title:

MICAH ANDERSON

(solely in its capacity as the Stockholders Representative)

[Signature Page to Merger Agreement]

EXHIBIT A

FORM OF ACCREDITED INVESTOR CERTIFICATION

(attached hereto)

U.S. Representation Letter

To:	Icanic Brands Company Inc. (“Icanic”)

Re:	Merger Agreement dated January 21, 2022 (the “Merger Agreement”) between Icanic and Leef Holdings, Inc. (“Leef”)

Upon the completion of the acquisition by Icanic of Leef by way of a merger (the “Merger”) contemplated by the Merger Agreement, Leef shall become a wholly-owned subsidiary of Icanic. Pursuant to the Merger, the undersigned holder of shares of common stock of Leef (“Leef Shares”) will receive common shares of Icanic in exchange for the shareholder’s Leef Shares (the “Icanic Shares”).

This Representation Letter is to be executed and delivered by each holder of Leef Shares or securities convertible into Leef Shares (collectively, “Leef Securities”) who is, or is acting for the account or benefit of, a U.S. Person or a person within the United States (each, an “Leef U.S. Securityholder”).

The undersigned holder of Leef Securities covenants, represents and warrants to Icanic that:

(a)	It has full right, power and authority to deliver its Leef Securities and this Representation Letter.

(b)	It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Icanic Shares or securities convertible into the common shares of Icanic (the “Consideration Securities”) to be issued to it pursuant to the Merger, and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the Leef U.S. Securityholder has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Merger Agreement and owning the Consideration Securities.

(c)	Icanic has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement and it has had access to such information concerning Icanic as it has considered necessary or appropriate in connection with its investment decision to acquire the Consideration Securities, including disclosure document(s) furnished to the Leef U.S. Securityholder in connection with the solicitation of written consents of the shareholders of Leef to approve the Merger, and access to Icanic’s public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the Leef U.S. Securityholder’s satisfaction.

(d)	It is acquiring the Consideration Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Consideration Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph shall not restrict the Leef U.S. Securityholder from selling or otherwise disposing of the Consideration Securities pursuant to registration thereof pursuant to the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Act”) and any applicable state securities laws or under an exemption from such registration requirements.

(e)	The address of the Leef U.S. Securityholder set out in the signature block below is the true and correct principal address of the Leef U.S. Securityholder and can be relied on by Icanic for the purposes of state blue sky laws, and the Leef U.S. Securityholder is not an entity that has been formed for the specific purpose of purchasing or acquiring the Securities.

(f)	It understands (i) the Consideration Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated by the Merger Agreement is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act.

(g)	The Leef U.S. Securityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the criteria set forth in Appendix A hereto (please initial on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof.

(h)	The Leef U.S. Securityholder has not purchased the Consideration Securities as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)	It understands and agrees that the Consideration Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(j)	It acknowledges that it is not acquiring the Consideration Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Consideration Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Consideration Securities.

(k)	If it is entitled to receive share purchase warrants or options convertible into Icanic Shares under the Merger Agreement, it acknowledges and agrees that:

i)	the securities of Icanic issuable upon exercise of such warrants or options convertible into Icanic Shares (the “Icanic Underlying Securities” and together with the Consideration Securities, the “Securities”) have not been and will not be registered under the U.S. Securities Act or any state securities laws; and

ii)	such warrants or options convertible into Icanic Shares may not be exercised in the United States, or for the account or benefit of a U.S. Person or a person in the United States, absent an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(l)	It acknowledges that the Securities will be “restricted securities”, as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(i)	to Icanic;

(i)	outside the United States in an “offshore transaction” meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(ii)	in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iii)	in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities,

and, in the case of each of (ii) and (iii) above, it has prior to such sale furnished to Icanic an opinion of counsel in form and substance reasonably satisfactory to Icanic stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (m) below may be removed.

(m)	The certificates representing the Securities, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY [for Icanic options and warrants add: AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (C) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION SHALL FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAW. [For Icanic Shares add: DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]”

provided, that if at the time of original issuance of the Securities, Icanic is a “foreign issuer” (as such term is defined in Rule 902(e) of Regulation S under the U.S. Securities Act), and are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, the legend set forth above may be removed by providing to the registrar and transfer agent of Icanic:

(i)	an executed declaration and undertaking in substantially the form set forth as Appendix B attached hereto (or in such other forms as Icanic may prescribe from time to time);

(ii)	an executed broker affirmation, in substantially the form included in Appendix B attached hereto (or in such other forms as Icanic may prescribe from time to time); and

(iii)	if requested by Icanic or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to Icanic and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and

provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to Icanic, the legend may be removed by delivery to the registrar and transfer agent and Icanic of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to Icanic, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(n)	It understands and agrees that there may be material tax consequences to the Leef U.S. Securityholder of an acquisition, holding or disposition of any of the securities of Icanic. Icanic gives no opinion and makes no representation with respect to the tax consequences to the Leef U.S. Securityholder under United States federal, state, local or other tax laws of the undersigned’s acquisition, holding or disposition of such securities.

(o)	It consents to Icanic making a notation on its records or giving instructions to any transfer agent of Icanic in order to implement the restrictions on transfer set forth and described in this Representation Letter and the Merger Agreement.

(p)	It understands that (i) Icanic may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if Icanic is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Securities unless the requirements of Rule 144(i) under the U.S. Securities Act are met, and (iii) Icanic will not be obligated to make Rule 144 under the U.S. Securities Act available for resales of the Securities.

(q)	It understands and agrees that the financial statements of Icanic have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(r)	It understands and acknowledges that Icanic is incorporated outside the United States, consequently, it may be difficult to provide service of process on Icanic and it may be difficult to enforce any judgment against Icanic.

(s)	It understands that Icanic will not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or “blue sky” laws or to take action so as to permit resales of such Securities. Accordingly, the Leef U.S. Securityholder understands that absent registration, it may be required to hold the Securities indefinitely. As a consequence, the Leef U.S. Securityholder understands it must bear the economic risks of the investment in such Securities for an indefinite period of time.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing. If any such representations shall not be true and accurate prior to the Closing, the undersigned shall give immediate written notice of such fact to Icanic prior to the Closing.

Dated _____________________ 2022.

X
Signature of individual (if Leef U.S. Securityholder is an individual)

X
Signature of Authorized signatory (if Leef U.S. Securityholder is not an individual)

Name of Leef U.S. Securityholder (please print)

Address of Leef U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “A” to

U.S. Representation Letter for Leef U.S. Securityholders

To be completed by Leef U.S. Securityholders who qualify as Accredited Investors

In addition to the covenants, representations and warranties contained in the Merger Agreement and the Representation Letter to which this Appendix is attached, the undersigned Leef U.S. Securityholder covenants, represents and warrants to Icanic that the Leef U.S. Securityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the following criteria (please initial on the appropriate lines):

1. Initials_____	Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the “Commission”) under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any rural business investment company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D under the U.S. Securities Act);

2. Initials_____	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

3. Initials_____	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

4. Initials_____	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

5. Initials_____	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), excluding the value of that person’s primary residence, at the time of purchase, exceeds US$1,000,000 (Note: For purposes of calculating net worth,

(i) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this Representation Letter, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this Representation Letter exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability);

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; and

(iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A) joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly);

6. Initials_____	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Initials_____	Any director or executive officer of Icanic; or

8. Initials_____	Any entity in which all of the equity owners meet the requirements of at least one of the above categories – if this category is selected, you must identify each equity owner and indicate the category of accredited investor (by reference to the applicable number in this Representation Letter):

Name of Equity Owner	Category of Accredited Investor

Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category will be available;

9. Initials_____	Any entity, of a type not listed in Categories 1- 4 or 8, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 9, “investments is defined in Rule 2a51-1(b) under the Investment Company Act of 1940);

10. Initials_____	Any natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65);

11. Initials_____	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

12. Initials_____	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 11 above and whose prospective investment in Icanic is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

Dated___________________ 2022.

X
Signature of individual (if Leef U.S. Securityholder is an individual)

X
Signature of authorized signatory (if Leef U.S. Securityholder is not an individual)

Name of Leef U.S. Securityholder (please print)

Address of Leef U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “B”

Form of Declaration and Undertaking for Removal of Legend –
Rule 904 under the U.S. Securities Act of 1933

To:	Icanic Brands Company Inc. (the “Company”)

And To:	The transfer agent for the Company’s Common Shares

The undersigned (A) acknowledges that the sale of __________________________common shares in the capital of the Company, represented by Share Certificate No.(s) __________________________or held through the Direct Registration System (DRS) in DRS Holder Account No. __________________________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company (except solely by virtue of being an officer or director of the Company) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the

U.S. Securities Act.

Dated__________________20____.

X
Signature of individual (if Seller is an individual)

X
Signature of authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer
(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representations of our customer __________________________(the “Seller”) contained in the foregoing Declaration for Removal of Legend, dated __________________________,20_____, with regard to the sale, for such Seller’s account, of __________________________common shares (the “Securities”) of the Company represented by certificate number(s) __________________________, or held through the Direct Registration System (DRS) in DRS Holder Account No. __________________________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)  no offer to sell Securities was made to a person in the United States;

(2) the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3) no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4) we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated this__________day of _____________________, 20_______.

Signature of Signatory:

Name and Title of Authorized Signatory:

Name of Brokerage Company:

EXHIBIT B

FORM OF EMPLOYMENT AGREEMENT

(attached hereto)

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of [•], 2022 by and between Icanic Brands Company Inc., a company incorporated pursuant to the Business Corporations Act (British Columbia) (the “Corporation”), and Micah Anderson, an individual and resident of the State of California (hereinafter called “Executive”).

W I T N E S S E T H:

WHEREAS, this Agreement is entered into in connection with that certain Merger Agreement dated as of January 21 2022 (the “Merger Agreement”) by and among the Corporation, LEEF Holdings, Inc., a Nevada corporation (the “Company”), Icanic Merger Sub, Inc., a Nevada corporation (“Subco”), and Micah Anderson, in his capacity as representative of the Company Stockholders, pursuant to which Subco was merged with and into the Company with the Company surviving as a wholly-owned subsidiary of the Corporation (the “Merger”);

WHEREAS, the Closing (as defined in the Merger Agreement) of the Merger is conditioned upon the execution and delivery of this Agreement; and

WHEREAS, the Corporation and/or its Affiliates (as defined below) desires to employ Executive from and after the Closing under the terms of this new Agreement, and Executive is willing to accept such employment on the terms and subject to the conditions hereinafter set forth from and after the Closing.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Employment by Corporation; Location. The Corporation and/or its Affiliates hereby agrees to employ Executive as the Company’s full-time Chief Executive Officer. As the Company’s Chief Executive Officer, Executive will report to the Corporation’s Board of Directors (the “Board of Directors”), and shall have such duties consistent with that of a Chief Executive Officer of the Company and/or that may from time to time be designated or assigned to Executive pursuant to the directives of the Board of Directors. Upon mutual agreement of the Corporation and Executive, the Executive’s title and/or position may be changed.

Except for travel when and as required in the performance of Executive’s duties hereunder, Executive shall perform his duties hereunder from the Company’s principal executive offices in San Diego, California. Executive shall not be required to relocate his primary residency to perform his duties under this Agreement. Executive shall only be required to travel to the Corporation’s corporate headquarters not more than once a calendar quarter and for any scheduled meetings of the Board of Directors or meetings in which the entire executive team is required.

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2. Executive’s Acceptance of Employment. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote the necessary attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporation and companies in which the Corporation owns at least 50% of the entity’s voting shares (its “Affiliates”), he will perform the duties assigned to him pursuant to Section 1 hereof, subject, at all times, to the direction and control of the Board of Directors, and he will do such reasonable traveling as may be required of him in the performance thereof. Notwithstanding the foregoing, the Corporation acknowledges that Executive currently maintains an ownership interest in the entities identified in Attachment A and that Executive shall be authorized to devote sufficient time to managing those investments provided that (i) such activities in no way interfere with the performance of Executive’s duties pursuant to this Agreement, and (ii) Executive will not take on any additional ownership interests in any other cannabis related entities absent disclosure to and approval of the Board of Directors, not to be unreasonably withheld.

Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Corporation shall from time to time establish. Executive agrees that he shall not, without the prior written approval of the Board of Directors, directly or indirectly, accept employment or compensation from or perform services of any nature for, any business enterprise other than the Corporation and its Affiliates, excluding those entities attached on Attachment A. Nothing in this Agreement shall preclude Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, as long as such activities and/or services do not interfere or conflict with his responsibilities or duties to the Corporation as determined by the Board of Directors in its sole reasonable discretion.

3. Term. The term of Executive’s employment under this Agreement shall be the period commencing on the Closing Date (as defined in the Merger Agreement) and continuing until the third (3rd) anniversary thereof, unless terminated earlier pursuant to Section 7 (the “Initial Term”). At the conclusion of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless either party gives the other written notice of non-renewal at least ninety (90) days’ prior to the end of the Initial Term or a Renewal Term, as the case may be, and subject to earlier termination as provided in Section 7 hereof. As used in this Agreement, the “Term” shall mean the Initial Term together with any Renewal Terms, if any.

4. Compensation/Bonus/Options/Benefits/Equity.

4.1 The Corporation will pay to Executive as compensation for his services hereunder an annual base salary (the “Base Salary”) of Two Hundred Fifty Thousand U.S. Dollars (US$250,000) per annum payable in equal installments in accordance with the Corporation’s normal payroll policy, but not less than monthly. The Base Salary shall be reviewed annually by Executive and the Board of Directors may be increased at any time; provided, however, that Executive’s Base Salary shall not be subject to reduction. Upon any increase to Executive’s Base Salary, the then current salary as so increased shall be the “Base Salary” for purposes of this Agreement.

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4.2 Commencing with the calendar year ending December 31, 2021, and for each calendar year thereafter while this Agreement is in effect (each, a “Plan Year”), Executive shall be eligible for an annual incentive performance bonus (the “Incentive Bonus”). The target potential amount of the Incentive Bonus payable to Executive shall be up to 100% of Executive’s Base Salary earned during the applicable Plan Year. The Incentive Bonus will be conditioned on the satisfaction of individual and company objectives as set forth below and subject to Section 7 of this Agreement, and shall be payable on or before February 15 of the year following the Plan Year. By the end of January of each Plan Year, the Corporation’s Board of Directors and/or Compensation Committee of the Board of Directors and Executive shall jointly establish the incentive target objectives that Executive has to meet to earn the Incentive Bonus; provided, however, for the initial partial year of this Agreement through December 31, 2021, the targets shall be those as previously determined by the Board of Directors of the Company pursuant to the terms and conditions of Executive’s Prior Agreement (as defined below). The payment of any Incentive Bonus pursuant to this Section 4.2 shall be made in accordance with the normal payroll practices of the Corporation, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions, and provided Executive satisfies the conditions for earning the Incentive Bonus.

4.3 Effective upon the Closing, the Corporation shall grant you stock options to purchase up to 4,200,000 (as adjusted for stock splits, reclassifications and the like) shares (the “Option Shares”) of the Company’s common stock. Additionally, following the Closing, the Executive shall, subject to the approval of the Board of Directors, receive such other grants of Option Shares, restricted stock (“Restricted Stock”) and/or restricted stock units (“RSUs”, and together with the Option Shares and Restricted Stock, the “Equity Awards”) in connection with (a) Executive’s individual performance and/or (b) the performance of the Corporation and/or certain operating subsidiaries of the Corporation (including the Company and its subsidiaries), in each case equivalent in amount and value granted to other similar situated executives of the Corporation. All such Equity Awards shall be issued pursuant to, and subject to the terms and conditions of the Corporation’s stock option and incentive plan adopted by the shareholders of the Corporation on May 27, 2016, as amended from time to time (the “Equity Plan”) and an award agreement thereunder (the “Award Agreement”) to be entered into with the Corporation. The Equity Awards shall vest as set forth in the Award Agreement; provided, that to the extent the Corporation grants any Equity Awards to Executive during the Term, then the Corporation shall in such Award Agreement provide that (x) in the event a Change of Control (as defined below) is consummated during the Term, or (y) Executive either (i) is terminated other than for Cause, death or Disability or (ii) resigns for Good Reason (as defined below), then all of Executive’s unvested Equity Awards shall automatically and immediately vest in full. Executive shall, subject to the approval of the Board of Directors, participate in a management incentive plan (the “Management Plan”). The Management Plan shall allocate stock grants of the Corporation’s common shares based on all business acquisitions (whether by merger, asset purchase or stock purchase) completed by the Corporation as well as revenue growth of the Corporation post-closing of any such acquisition transaction. The Management Plan shall also provide for stock grants of the Corporation’s common shares to Executive if there is a Change of Control (as defined below) of the Corporation.

4.4 Executive shall be entitled to the Corporation’s group medical and dental insurance benefits. At Executive’s request, however, in lieu of providing Executive with group medical and dental insurance benefits, the Corporation shall reimburse Executive for the cost of obtaining his own private medical and dental insurance policy, provided that the monthly amount of such insurance premiums shall not exceed Five Thousand Dollars ($5,000) per month. Executive shall also be entitled to a life insurance policy covering his own death with the beneficiary as determined by Executive in his sole discretion in the amount of not less than One Million U.S. Dollars (US$1,000,000) with the Corporation responsible for paying all expenses and premiums of such policy during the Term.

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4.5 The Corporation recognizes that Executive is required to drive throughout California to fully perform his duties. As such the Corporation agrees to provide Executive with a monthly auto subsidy of One Thousand U.S. Dollars (US$1,000), and shall also reimburse Executive up to Two Thousand U.S. Dollars (US$2,000) for other travel expense, including airfare. Such auto subsidy payments shall be in lieu of any obligation to reimburse Executive for mileage or other driving related expenses, notwithstanding any other policy of the Corporation.

4.6 The Corporation shall issue to Executive and/or to such other employees of the Corporation and its Affiliates as the Executive shall direct, the following performance equity payments (capitalized terms used in this Section 4.6 shall have the meaning ascribed to them in the Merger Agreement):

(a) On the First Payout-Date, a number of Resulting Issuer Common Shares equal to the number of Earnout-Shares issued to the Company Stockholders pursuant to Section 2.9(a) of the Merger Agreement;

(b) On the Second Payout-Date, a number of Resulting Issuer Common Shares equal to the number of Earnout-Shares issued to the Company Stockholders pursuant to Section 2.9(b) of the Merger Agreement; and

(c) On the Third Payout-Date, a number of Resulting Issuer Common Shares equal to the number of Earnout-Shares issued to the Company Stockholders pursuant to Section 2.9(c) of the Merger Agreement.

The Resulting Issuer Common Shares issuable pursuant to this Section 4.6 may be issued as Equity Awards under the Equity Plan; provided, that such Resulting Issuer Common Shares so issued under the Equity Plan shall be fully vested upon issuance and shall not be subject to vesting or any other condition of issuance.

5. Business Expenses. For business travel related to Executive’s duties, the Corporation shall reimburse Executive for all out-of-pocket expenses reasonably incurred by him in accordance with the Corporation’s travel and entertainment policy and procedures and any amendment thereof that the Corporation may adopt during his employment. Executive shall be authorized to fly Business Class or First Class for any air travel.

6. Vacation. Executive shall be entitled to vacation in accordance with the Corporation’s vacation policy as in effect from time to time; provided that Executive shall be entitled to no less than a minimum amount of six (6) weeks per year.

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7. Termination.

7.1 Termination by the Corporation for Cause. The Corporation may terminate Executive’s employment immediately at any time and without notice for “Cause”, subject to any applicable notice and cure period. For purposes of this Agreement, “Cause” shall mean (a) a material breach by Executive of his obligations under this Agreement that is not cured within thirty (30) days following receipt of written notice thereof from the Corporation’s Board of Directors; (b) Executive’s theft or knowing falsification of any Corporation documents or records; (c) Executive’s conviction (including any plea of guilty or nolo contendere) of any felony or other misdemeanor (excepting in each case any conviction or plea relating to any charge associated with state or federal laws relating to cannabis, hemp and/or psychedelics) that involves theft, fraud or an act of dishonesty; (d) Executive’s repeated failure to perform his duties on behalf of the Corporation in a competent and diligent manner, which such failure causes material financial harm to the Corporation, if such failure is not cured within thirty (30) days following receipt of written notice thereof from the Corporation’s Board of Directors. Any notice of termination required under this Section 7.1 shall identify the events or conduct constituting the grounds for termination with sufficient specificity so as to enable Executive to take steps to cure such default as permitted. In the event Executive’s employment is terminated in accordance with this Section 7.1, Executive shall be entitled to receive only the Base Salary through the effective date of termination, plus payment for any expenses that may be due hereunder through the effective date of termination, plus any other amounts required by applicable law.

7.2 Termination Without Cause By The Corporation/By the Executive for Good Reason/By the Corporation - Separation Package. In the event that at any time (a) the Corporation terminates Executive’s employment under this Agreement without Cause (as defined above) or (b) Executive terminates his employment for Good Reason, Executive will receive all Base Salary and Incentive Bonus amounts payable through the effective date of termination plus (A) a lump sum cash severance payment equal to twenty-four (24) months of his Base Salary then in effect, plus (B) a lump sum cash severance payment for a prorated portion of any Incentive Bonus for which Executive was eligible during the Plan Year in which the termination occurs, provided that the relevant milestones have been achieved on a pro rata basis for the relevant period, plus (C) payment for any expenses that may be due hereunder through the effective date of termination, plus (D) any other amounts required by applicable law. In addition, all Equity Awards granted shall fully accelerate and vest. For the purposes of this Agreement, the term “Good Reason” shall mean (i) any material reduction in Executive’s annual Base Salary, bonus potential or overall compensation, (ii) Executive’s position, authority, or duties are materially reduced, (iii) Executive’s assigned work location is moved to a location more than 50 miles from San Diego, California, or (iv) the Corporation materially breaches the provisions of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice thereof from Executive. Executive shall not be entitled to any portion of the Separation Package described in this Section 7.2 unless Executive first executes, and does not revoke as may be allowed by law, a complete release of all claims in favor of the Corporation, its employees, officers, and agents, in form chosen by the Corporation in its reasonable discretion.

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7.3 Termination by the Corporation for Disability or upon Death. This Agreement shall automatically terminate upon the death of Executive. In addition, this Agreement may be terminated by the Corporation upon Executive’s Disability. For the purposes of this Agreement, the term “Disability” shall mean Executive’s failure to substantially perform his duties hereunder for either three (3) consecutive months or an aggregate of 120 days in any rolling twelve (12) month period, as determined by the Board acting in good faith, and after making reasonable accommodations and complying with all requirements of the Americans with Disabilities Act and any state law equivalent legislation. Any questions as to the existence, extent or potentiality of illness or incapacity of Executive upon which the Corporation and Executive cannot agree shall be determined by a qualified independent physician selected by Executive, a physician selected by the Corporation’s Board of Directors, and a third physician selected by the other two physicians. The determination of such physicians certified in writing to Executive and to the Corporation shall be final and conclusive for all purposes of this Agreement. In the event Executive’s employment is terminated in accordance with this Section 7.3, Executive shall be entitled to receive (a) the Base Salary through the effective date of termination, plus (b) payment for any expenses that may be due hereunder through the effective date of termination, plus (c) a lump sum cash severance payment for a prorated portion of any Incentive Bonus for which Executive was eligible during the Plan Year in which the termination occurs, provided that the relevant milestones have been achieved on a pro rata basis for the relevant period, plus (d) any other amounts required by applicable law.

7.4 Termination Upon a Change of Control. For purposes of this Agreement, “Change of Control” shall mean: (1) a merger or consolidation or the sale or exchange by the stockholders of the Corporation of all or substantially all of the capital stock of the Corporation, where the stockholders of the Corporation immediately before such transaction do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the surviving or acquiring corporation or other surviving or acquiring entity, in substantially the same proportion as before such transaction; (2) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred; or (3) the sale or exchange of all or substantially all of the Corporation’s assets (other than a sale or transfer to a subsidiary of the Corporation as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)), where the stockholders of the Corporation immediately before such sale or exchange do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the corporation or other entity acquiring the Corporation’s assets, in substantially the same proportion as before such transaction; provided, however, that a Change of Control shall not be deemed to have occurred pursuant to any transaction or series of transactions relating to a public or private financing or re-financing, the principal purpose of which is to raise money for the Corporation’s working capital or capital expenditures and which does not result in a change in a majority of the members of the Board of Directors. Immediately preceding a Change of Control, any then unvested portion of the Option will become fully vested. If, within three (3) months immediately preceding a Change of Control or within six (6) months immediately following a Change of Control, the Executive’s employment is terminated by the Corporation for any reason other than Cause or because of a Disability, then the Executive shall be entitled to receive each of the payments, accelerated vesting and other benefits provided in Section 7.2 above.

7.5 Resignation. In the event that Executive resigns or otherwise terminates this Agreement, other than for Good Reason, Executive will only be entitled to receive Executive’s Base Salary earned up to the date of termination.

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8. Duty of Loyalty. In consideration of the Corporation entering into this Agreement

8.1 Executive agrees that during the Term of this Agreement he will not directly or indirectly own, manage, operate, join, control, participate in, perform any services for, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, consultant, partner, investor or otherwise, any business entity which is engaged in any business in which the Corporation or any of its Affiliates is currently engaged or is engaged at the termination of this Agreement, provided however that nothing in this Section 8.1 shall be deemed to prohibit Executive (a) from managing the businesses or his investments identified on Attachment A or (ii) investing his funds in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive’s holdings therein represent less than five percent (5%) of the total number of shares or principal amount of other securities of such company outstanding.

8.2 Executive agrees that Executive will not, during the Term, and during the one (1) year period following the termination of the Executive’s employment, directly or indirectly, by action alone or in concert with others, induce or influence, or seek to induce or influence any person who is engaged by the Corporation or any of its Affiliates as an employee, agent, independent contractor or otherwise, to terminate his employment or engagement, nor shall Executive, directly or indirectly, through any other person, firm or corporation, employ or engage, or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by the Corporation.

9. Confidentiality Agreement.

9.1 As used herein, the term “Confidential Information” shall mean any and all information of the Corporation and of its Affiliates (for purposes of Sections 9, 10 and 11 of this Agreement, the Corporation’s Affiliates shall be deemed included within the meaning of “Corporation”), including, but not limited to, all data, compilations, programs, devices, strategies, or methods concerning or related to (a) the Corporation’s finances, financial condition, results of operations, employee relations, amounts of compensation paid to officers and employees and any other data or information relating to the internal affairs of the Corporation and its operations; (b) the terms and conditions (including prices) of sales and offers of sales of the Corporation’s products and services; (c) the terms, conditions and current status of the Corporation’s agreements and relationship with any customer or supplier; (d) the customer and supplier lists and the identities and business preferences of the Corporation’s actual and prospective customers and suppliers or any employee or agent thereof with whom the Corporation communicates; (e) the trade secrets, manufacturing and operating techniques, price data, costs, methods, systems, plans, procedures, formulas, processes, hardware, software, machines, inventions, designs, drawings, artwork, blueprints, specifications, and strategic plans possessed, developed, accumulated or acquired by the Corporation; (f) any communications between the Corporation, its officers, directors, shareholders, or employees, and any attorney retained by the Corporation for any purpose, or any person retained or employed by such attorney for the purpose of assisting such attorney in his or her representation of the Corporation;

(g) any other non-public information and knowledge with respect to the Corporation’s products, whether developed or in any stage of development by the Corporation; (h) the abilities and specialized training or experience of others who as employees or consultants of the Corporation during the Executive’s employment have engaged in the design or development of any such products; and (i) any other matter or thing, whether or not recorded on any medium, (x) by which the Corporation derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (y) which gives the Corporation an opportunity to obtain an advantage over its competitors who do not know or use the same.

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9.2 Executive acknowledges and agrees that the Corporation is engaged in a highly competitive business and has expended, or will expend, significant sums of money and has invested, or will invest, a substantial amount of time to develop and maintain the secrecy of the Confidential Information. The Corporation has thus obtained, or will obtain, a valuable economic asset which has enabled, or will enable, it to develop an extensive reputation and to establish long-term business relationships with its suppliers and customers. If such Confidential Information were disclosed to another person or entity or used for the benefit of anyone other than the Corporation, the Corporation would suffer irreparable harm, loss and damage. Accordingly, Executive acknowledges and agrees that, unless the Confidential Information becomes publicly known through legitimate origins not involving an act or omission by Executive:

(a) the Confidential Information is, and at all times hereafter shall remain, the sole property of the Corporation;

(b) Executive shall use his best efforts and the utmost diligence to guard and protect the Confidential Information from disclosure to any competitor, customer or supplier of the Corporation or any other person, firm, corporation or other entity; and

(c) unless the Corporation gives Executive prior express written permission, during his employment and thereafter, Executive shall not use for his own benefit, or divulge to any competitor or customer or any other person, firm, corporation, or other entity, any of the Confidential Information which Executive may obtain, learn about, develop or be entrusted with as a result of Executive’s employment by the Corporation.

9.3 Executive also acknowledges and agrees that all documentary and tangible Confidential Information including, without limitation, such Confidential Information as Executive has committed to memory, is supplied or made available by the Corporation to the Executive solely to assist him in performing his services under this Agreement. Executive further agrees that after his employment with the Corporation is terminated for any reason:

(a) Executive shall not remove from the property of the Corporation and shall immediately return to the Corporation, all documentary or tangible Confidential Information in his possession, custody, or control and not make or keep any copies, notes, abstracts, summaries or other record of any type of Confidential Information; and

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(b) Executive shall immediately return to the Corporation any and all other property of the Corporation in his possession, custody or control, including, without limitation, any and all keys, security cards, passes, credit cards and marketing literature.

9.4 Execute understands that nothing in this Agreement prohibits Executive from reporting to any governmental authority information concerning possible violations of law or regulation and that Executive may disclose Confidential Information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability, provided Executive files any document containing Confidential Information under seal and does not disclose the Confidential Information, except pursuant to court order.

10. Invention Disclosure. Executive agrees to disclose to the Corporation promptly and fully all ideas, inventions, discoveries, developments or improvements (“Inventions”) that may be made, conceived, created or developed by him (whether such Inventions are developed solely by him or jointly with others) during the course of and in connection with his employment by the Corporation which either (a) in any way is connected with or related to the actual or contemplated business, work, research or undertakings of the Corporation or (b) results from or is suggested by any task, project or work that he may do for, in connection with, or on behalf of the Corporation. Executive agrees that such Inventions shall become the sole and exclusive property of the Corporation and Executive hereby assigns to the Corporation all of his rights to any such Inventions. With respect to Inventions, Executive shall during the period of his employment hereunder and at any time and from time to time hereafter (i) execute all documents requested by the Corporation for vesting in the Corporation the entire right, title and interest in and to the same, (ii) execute all documents requested by the Corporation for filing and prosecuting such applications for patents, trademarks and/or copyrights as the Corporation, in its sole discretion, may desire to prosecute, and (iii) give the Corporation all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Corporation’s right therein and thereto. In any such assistance is required following the termination of Executive’s employment with the Corporation, the Corporation shall reimburse Executive for his lost wages or salary and the reasonable expenses incurred by him in rendering such assistance. Anything contained in this paragraph to the contrary notwithstanding, this paragraph does not apply to an Invention or Intellectual Material for which no equipment, supplies, facilities, or trade secret information of the Corporation was used and which was developed entirely on the Executive’s own time, unless the Invention or Intellectual Material relates: (x) to the business of the Corporation, (y) to the Corporation’s actual or demonstrably anticipated research or development, or (z) the Invention or Intellectual Material results from any work performed by Executive for the Corporation. Notwithstanding the foregoing, nothing in this Section 10 shall apply to any Inventions created by Executive in conjunction with the entities listed on Attachment A including without limitation the development of proprietary cannabis strains.

11. Remedies. Executive acknowledges and agrees that the business of the Corporation is highly competitive and that the provisions of Sections 8, 9 and 10 are reasonable and necessary for the protection of the Corporation and that any violation of such covenants would cause immediate, immeasurable and irreparable harm, loss and damage to the Corporation not adequately compensable by a monetary award. Accordingly, Executive agrees without limiting any of the other remedies available to the Corporation, that any violation of said covenants, or any one of them, may be enjoined or restrained by any court of competent jurisdiction, and that any temporary restraining order or emergency, preliminary or final injunctions may be issued by any court of competent jurisdiction, without notice and without bond. In the event any proceedings are commenced by the Corporation against Executive for any actual or threatened violation of any of said covenants and if the Corporation prevails in such litigation, then, Executive shall be liable to the Corporation for, and shall pay to the Corporation, all costs and expenses of any kind, including reasonable attorneys’ fees, which the Corporation may incur in connection with such proceedings.

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12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and no amendment or modification hereof shall be valid or binding unless made in writing and signed by both parties hereto.

13. Notices. Any notice, required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid as follows:

if to the Corporation at:

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

Attn: Brandon Kou

and, if to Executive:

Micah Anderson

2752 Carriagedale Row

La Jolla, CA 92037

Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given as provided herein. The date of the giving of any notice hereunder shall be the date delivered or if sent by mail, shall be the date of the posting of the mail.

14. Non-Assignability. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive except as may be permitted by the laws of decent or distribution in the event of Executive’s death or disability. This Agreement shall be binding upon Executive and inure to the benefit of his heirs, executors and administrators and be binding upon the Corporation and inure to the benefit of its successors and assigns.

15. Choice of Law And Forum. This Agreement shall be governed, interpreted and construed under the laws of the State of California without regard to its conflict of law principles. The parties agree that any dispute or litigation arising in whole or in part hereunder shall only be litigated in any state or Federal court of competent subject matter jurisdiction sitting in San Diego County, California, to the jurisdiction of which and venue in which each party irrevocably consents.

16. Waiver. No course of dealing nor any delay on the part of any party in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

17. Severability. If any provision of this Agreement, including any paragraph, sentence, clause or part thereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions of such paragraph, sentence, clause or part thereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

18. Counterparts. This Agreement may be executed in counterparts (by physical or electronic means, including DocuSign), each of which shall be deemed an original and together shall constitute one and the same agreement.

19. Survival at Termination. The termination of this Agreement or Executive’s employment hereunder shall not affect either party’s obligations under this Agreement which by the nature thereof are intended to survive any such termination including, without limitation, Executive’s obligations under Sections 8, 9 and 10.

[Signature Page to Follow]

-10-	Initial ____

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above set forth.

CORPORATION:

ICANIC BRANDS COMPANY INC.

By:
Name:
Title:

EXECUTIVE:

Micah Anderson

-11-	Initial ____

Attachment A

●	33 Holdings
●	Anderson Dev SB
●	ADSB Management
●	Anderson Dev Holdings SJ
●	Anderson Development SJ
●	Anderson Development Willits
●	Little Ry Holding
●	Lower Thomas Road
●	LTR Realty
●	MPA Farms, Inc
●	MPA Legacy Holdings Inc
●	Sunset Ridge Road
●	Orr Springs Road
●	Orr Springs Land Road
●	Chula Vista 2
●	Willowbrook Realestate
●	Willits Retail

-12-	Initial ____

EXHIBIT C

LOCK-UP AGREEMENT

(attached hereto)

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc. 789 West Pender Street, Suite 810 Vancouver, BC V6C 1H2	[●], 2022

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) [FOR MARK ADD]: any obligations of the undersigned under the Conditional Purchase Agreement dated as of the date hereof among Leef, Micah Anderson, as the representative of the shareholders of Leef, Mark Smith and Kamaldeep Thindal the (“Conditional Purchase Agreement”)], (B) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (C) securities sold to satisfy tax obligations on the exercise of any convertible securities; (D) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (E) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (D) and (E) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

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The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

[FOR MARK ADD]: For greater certainty, nothing in this Lock-Up Agreement shall restrict the undersigned from performing or satisfying his obligations under the Conditional Purchase Agreement.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

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DATED and effective as of the date set forth above. [Corporate Shareholder]

By:
Name:
Title:

[Individual Shareholder]

Signature of Witness	Signing Party Name

Appendix

A Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

EXHIBIT D

LEGENDING OF PAYMENT SHARES

i.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 12 months following Closing;

ii.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 15 months following Closing;

iii.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 18 months following Closing;

iv.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 21 months following Closing;

v.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 24 months following Closing;

vi.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 27 months following Closing;

vii.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 30 months following Closing; and

viii.	12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 33 months following Closing.

APPENDIX I

EARN-OUT EXAMPLE

EXHIBIT B

Form of Conditional Purchase Agreement

(attached hereto)

EXHIBIT B-1

Execution Copy

CONDITIONAL PURCHASE AGREEMENT

This Conditional Purchase Agreement (this “Agreement”) is dated as of January 21, 2022 among Leef Holdings, Inc. (“Leef”), Micah Anderson (the “Leef Representative”), Mark Smith (“Smith”), Kamaldeep Thindal (“Kam”) and Jagdish Thindal (“Jagdish”) (Smith, Kam and Jagdish, collectively, the “Grantors” and each a “Grantor”).

WHEREAS Leef and Icanic Brands Inc. (the “Corporation”) are proposing to enter into a merger agreement (the “Merger Agreement”) to combine their respective businesses by way of a three- cornered amalgamation pursuant to the laws of Nevada (the “Transaction”).

WHEREAS the Grantors have agreed to sell the Option Shares (as defined herein) if the Conditions (as defined herein) are not satisfied following the closing of the Transaction, and no later than the Outside Date (as defined herein).

NOW THEREFORE in consideration of the foregoing premises, which are an integral part hereof, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement:

(a)	“Additional Board Appointment Condition” means, following or concurrently with the appointment of the Leef Nominees to the Board, the appointment of the Additional Nominee to the Board;

(b)	“Additional Nominee” means, in addition to the Leef Nominees, such other nominee to the Board to be determined by the Board; provided that if the Additional Nominee is appointed concurrently with the appointment of the Leef Nominees, the Additional Nominee shall be mutually agreed upon by the Board and the Leef Nominees.

(c)	“Aggregate Exercise Price” has the meaning given to such term in Section 3(a);

(d)	“Board” means the board of directors of the Corporation as constituted from time to time, and includes, for greater certainty, the board of directors of the Corporation following the consummation of the Transaction;

(e)	“Board Appointment Condition” means the appointment of the Leef Nominees to the Board;

(f)	“Conditions” means, collectively, the Financing Condition, the Board Appointment Condition, the Additional Board Appointment Condition and the Management Appointment Condition.

(g)	“Corporation Shares” means the common shares in the capital of the Corporation;

(h)	“CSE” has the meaning given to such term in the Recitals;

(i)	“Debt Security” means any bond, debenture, note or other evidence of indebtedness of any kind, nature or description whatsoever;

(j)	“Effective Date” has the meaning given to such term in Section 2(a);

(k)	“Equity Securities” means the Corporation Shares and any other security of the Corporation that carries a residual right to participate in the earnings of the Corporation and, on liquidation or winding up of the Corporation, in its assets;

(l)	“Escrow Agent” has the meaning given to such term in Section 6(a);

(m)	“Escrow Arrangements” has the meaning given to such term in Section 6(a);

(n)	“Escrow Delivery Date” has the meaning given to such term in Section 6(a);

(o)	“Financing” means a private placement financing of at least $5,000,000 of Equity Securities at a price per Equity Security to be determined by the Board at the time of announcing the Financing, to be completed, in one tranche or multiple tranches, on or before the Financing Outside Date; provided that the Financing shall not be approved by the Board or publicly announced prior to the appointment of the Leef Nominees to the Board.

(p)	“Financing Outside Date” has the meaning given to such term in Section 3(a)(i);

(q)	“Leef Nominees” means two nominees to be selected by the Leef Representative or his successors or assigns in his sole and absolute discretion, such nominees expected, as of the date hereof, to be: (i) Micah Anderson, and (ii) such other individual as the Leef Representative may determine in his sole discretion;

(r)	“Market Capitalization” means the number of issued and outstanding Corporation Shares as of the close of business on the date that such calculation is performed, multiplied by the closing price of the Corporation Shares on such date;

(s)	“Merger Agreement” has the meaning given to such term in the Recitals;

(t)	“Management Appointment Condition” means (i) the appointment of Micah Anderson as Co-CEO of the Corporation, and (ii) the appointment of Emily Heitman to an executive position with the Corporation to be determined;

(u)	“New Securities” means any Equity Securities, Debt Securities or Share Rights which are issued by the Corporation for any reason;

(v)	“Option” has the meaning given to such term in Section 3(a);

(w)	“Option Shares” means 25,000,000 Corporation Shares;

(x)	“Outside Date” means 90 days following the date of closing of the Transaction;

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(y)	“Share Rights” means warrants, stock options, exchangeable or convertible securities, subscriptions or other like rights to purchase or otherwise acquire Equity Securities;

(z)	“Transaction” has the meaning given to such term in the Recitals; and

(aa)	“Triggering Event” means, as applicable, the occurrence of any of the following: (i) the Financing having not been completed by the Financing Outside Date; (ii) the Board Appointment Condition having not been satisfied by the Outside Date; (iii) the Additional Board Appointment Condition having not been satisfied by the Outside Date; (iv) the Management Appointment Condition having not been satisfied by the Outside Date; or (v) any issuance of New Securities before the Board Appointment Condition is satisfied, other than New Securities issued in connection with the Transaction, the Financing or upon the exercise of any convertible securities of the Corporation outstanding on the date hereof.

2.	EFFECTIVE DATE

(a)	Notwithstanding anything to the contrary contained herein, this Agreement shall only take effect and become binding upon the parties upon such date, and at such time, that the Transaction is consummated (the “Effective Date”).

3.	CONDITIONS AND OPTION GRANT

(a)	For consideration received, the Grantors hereby irrevocably grant the Leef Representative, for, and on behalf of the Leef shareholders, the right, but not the obligation (the “Option”), exercisable to acquire all of the Option Shares from the Grantors for $1.00 (the “Aggregate Exercise Price”), upon the occurrence of any of the following:

(i)	the Financing having not been completed by the date that is 6 months following the completion of the Transaction (the “Financing Outside Date”);

(ii)	the Board Appointment Condition having not been satisfied by the Outside Date;

(iii)	the Additional Board Appointment Condition having not been satisfied by the Outside Date; and

(iv)	the Management Appointment Condition having not been satisfied by the Outside Date.

(b)	The Leef Representative shall be entitled to exercise the Option in his sole and absolute discretion at any time following the occurrence of a Triggering Event. The Leef Representative may exercise the Option in whole, but not in part, by delivery of written notice to the Grantors and the Escrow Agent (as defined below) along with payment to Smith, on behalf of the Grantors, the Aggregate Exercise Price. Upon receipt of such notice and the Aggregate Exercise Price by Smith, the Grantors shall immediately execute any and all documents required by the Escrow Agent in order to cause the Option Shares to be transferred and delivered to the Leef Representative. For greater certainty, the parties acknowledge that following a Triggering Event, the Option shall remain in effect and be capable of being exercised in perpetuity.

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(c)	For greater certainty, the Grantors acknowledge and agree that the Option may be exercised if any Condition is not satisfied by the applicable outside date set forth in Section 3(a), irrespective of whether any of the other Conditions remain capable of being satisfied as of such date.

4. ADDITIONAL ACKNOWLEDGMENTS OF THE GRANTORS – BOARD APPOINTMENT CONDITION

(a)	The Grantors acknowledge that it is in the intention of the Corporation and Leef that following the implementation of the Board Appointment Condition and the Additional Board Appointment Condition set forth in Section 3, above, the Board of the Corporation will be comprised of five individuals as follows: (i) two nominees of the Corporation, (ii) the Leef Nominees, and (iii) the Additional Nominee. The Grantors agree to use all best efforts to cause the Corporation to, except with the prior written consent of the Leef Representative, maintain the size of the Board at five directors, and not appoint any additional nominees to the Board until such time that the Board Appointment Condition and Additional Board Appointment Condition are satisfied or this Agreement is otherwise terminated in accordance with its terms. If necessary, the Grantor agrees to use its best efforts to cause the Corporation to obtain such resignations as may be necessary from the current directors of the Corporation to ensure that the Board is constituted as contemplated under this Section 4(a) upon the appointment of the Leef Nominees and Additional Nominee to the Board.

(b)	Notwithstanding anything to the contrary contained herein, the Grantors expressly acknowledge and agree that if any additional nominees are appointed to the Board without the consent of the Leef Representative before the appointment of the Leef Nominees and the Additional Nominee to the Board, the Board Appointment Condition shall be deemed incapable of being satisfied, and a Triggering Event shall be deemed to have occurred.

(c)	For greater certainty, the Grantors acknowledge and agree that if the Board Appointment Condition is not satisfied for whatever reason (including the shareholders of the Corporation failing to elect the Leef Nominees to the Board), the Option shall remain in effect and be capable of being exercised by the Leef Representative in accordance with the terms of this Agreement.

5.	FINANCING AND NEW EQUITY ISSUANCES

(a)	The Grantors acknowledge and agree that if the Corporation is unable to raise aggregate gross proceeds of at least $5,000,000 under the Financing, the Grantors (including any affiliates of the Grantors) shall be required to make up any shortfall out of their own funds, or, if applicable, fund the entire amount of the Financing if the Corporation is unable to locate any subscribers for the Financing. Notwithstanding the foregoing, if the Corporation is unable to complete the Financing from third-party investors or otherwise and the Grantors fail to backstop the Financing in accordance with this Section 5(a) by the Financing Outside Date, the Leef Representative shall be entitled to exercise the Option in accordance with the terms of this Agreement.

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6.	ESCROW

(a)	On the Effective Date (the “Escrow Delivery Date”), the Grantors shall deliver to National Securities Administrators Ltd or such other escrow agent as agreed upon by the parties (the “Escrow Agent”) all of the Option Shares, to be held in escrow by the Escrow Agent until such time as the Leef Representative exercises the Option or consents to terminate this Agreement (the “Escrow Arrangements”). On or prior to the Escrow Delivery Date, the Grantors shall immediately execute any and all documents required by the Escrow Agent in order to hold the Option Shares in escrow pursuant to the terms of this Agreement, including, without limitation, the Escrow Agreement appended hereto as Schedule “A”.

(b)	Until the date the earlier of the date when the Leef Representative exercises the Option and the date that the Merger Agreement is terminated in accordance with its terms, the Grantors hereby agree that they shall not sell, transfer, assign, give, bequeath, hypothecate, pledge, create a security interest in, or lien on, encumber, place in trust (voting or other), or otherwise dispose of all or any portion of their respective interest in the Option Shares, or enter into any agreement to do any of the foregoing. In the event that this Agreement is terminated, the Escrow Agent shall return the Option Shares to the Grantors.

7.	REPRESENTATIONS AND WARRANTIES.

Each of the Grantors, on his or her own behalf and not on the behalf of any other Grantor, hereby severally (and, for greater certainty, not jointly with any other Grantor) represents and warrants to the Leef Representative that, as of the Effective Date and at all times until the earlier of the Leef Representative’s exercise of the Option or the date the Leef Representative consents to the termination of this Agreement:

(i)	Smith will be the registered and beneficial owner of 12,317,270 Corporation Shares that will be issued to Smith pursuant to his executive employment agreement immediately prior to the closing of the Transaction, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance.

(ii)	Kam is the registered owner of 6,211,379 Corporation Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance.

(iii)	Jagdish is the registered owner of 6,471,351 Corporation Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance.

(iv)	Each Grantor is, or will be, the sole registered and beneficial owner of the Option Shares set forth opposite his or her name in Schedule “B” hereto, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance. Upon exercise of the Option, the Leef Representative will acquire the legal and beneficial ownership of such Option Shares free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance.

(v)	there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting, issuance or transfer of any of the Option Shares;

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(vi)	Each Grantor has all requisite power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby; and

(vii)	the execution and delivery by each Grantor of this Agreement and the performance by each Grantor of its obligations hereunder does not require the consent of any other person.

8.	MISCELLANEOUS.

(a)	Obligations Joint and Several. Any obligations owing to the Leef Representative by the Grantors under this Agreement (including, greater certainty, the obligation of the Grantors to sell the Option Shares to the Leef Representative upon exercise of the Option in accordance with the terms of this Agreement) shall be a joint and several obligation of the Grantors.

(b)	Successors and Assigns. The rights under this Agreement may only be assigned (and only with all related obligations) in whole or in part by the Leef Representative. Any assignment by the Corporation, any Grantor or Leef may be made only with the prior written consent of the Leef Representative. The terms and conditions of this Agreement enure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(c)	Governing Law. This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein without regard to any conflicts of laws provisions.

(d)	Counterparts. This Agreement may be executed in two or more written, facsimile, PDF or other electronically delivered counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)	Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)	Notices. Except as otherwise provided in this Agreement or required by law, any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes if, upon the earlier of actual receipt, or:

(i)	personal delivery to the party to be notified;

(ii)	when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day;

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(iii)	five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(iv)	one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

All communications shall be sent to the respective parties at their address as set forth on the signature page or to such address as subsequently modified by written notice given in accordance with this Section.

(g)	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of each of the parties. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h)	Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

(i)	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(j)	Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts in Vancouver, British Columbia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts in Vancouver, British Columbia, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)	Costs and Expenses. The Corporation shall be responsible for all costs and expenses in connection with the transfer of the Option Shares to the Escrow Agent and all fees payable to the Escrow Agent in connection with the Escrow Arrangements. Each party will bear its own costs in respect of any disputes arising under this Agreement.

(l)	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(m)	Currency. All references to dollars or to $ are references to U.S. dollars, unless otherwise specified. Canadian Dollar equivalents of U.S. Dollars on any day shall be determined with reference to the foreign exchange ratio then in effect as of the end of such trading day, as reported on Bank of Canada, and with respect to any period during which a volume weighted average is calculated, such volume weighted average shall be calculated by further weighting each trading day’s activity by the foreign exchange ratio then in effect as of the end of such trading day, as reported on Bank of Canada.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

LEEF HOLDINGS, INC.

By:
Name:
Title

MICAH ANDERSON

MARK SMITH

KAMALDEEP THINDAL

JAGDISH THINDAL

SCHEDULE A

Escrow Agreement

(see attached)

SCHEDULE B

Grantor and Option Shares

Grantor	Number and Description of Option Shares	Share Certificate Number
Mark Smith	12,317,270	N/A
Kamaldeep Thindal	6,211,379	ICAN.1001107
Jagdish Thindal	6,471,351	ICAN.1001106

EXHIBIT C

Form of Escrow Agreement

(attached hereto)

EXHIBIT C-1

ESCROW AGREEMENT

THIS AGREEMENT is made as of the __________________day of January, 2022,

AMONG:

LEEF HOLDINGS INC., a corporation existing under the laws of the State of Nevada

(“Leef”)

- and –

MICAH ANDERSON, an individual resident in the State of California, in his capacity as representative of the shareholders of Leef

(“Leef Representative”)

- and –

MARK SMITH, an individual resident in the State of Colorado

(“Smith”)

- and –

RAJINDER GREWAL, an individual resident in the Province of British Columbia

(“Grewal” and together with Smith, the “Grantors”)

- and –

NATIONAL SECURITIES ADMINISTRATORS LTD., a trust company incorporated under the laws of the Province of British Columbia,

(the “Escrow Agent” and together with Leef, the Leef Representative and the Grantors, the “Parties”).

RECITALS:

A.	Leef and Icanic Brands Company Inc. (“Icanic”) entered into a merger agreement (the “Merger Agreement”) dated January [●], 2022 to combine their respective businesses by way of a three-cornered amalgamation pursuant to the laws of Nevada (the “Transaction”).

B.	Concurrently with the execution of the Merger Agreement, Leef, the Leef Representative and the Grantors entered into a conditional purchase agreement dated January [●], 2022 (the “Conditional Purchase Agreement”), appended as Schedule “A” hereto, pursuant to which the Leef Representative, for and on behalf of the shareholders of Leef (the “Leef Shareholders”) acquired an option (the “Option”) to purchase 25,000,100 common shares of Icanic held by the Grantors (the “Escrow Shares”) if certain conditions are not satisfied by a certain specified date following the completion of the Transaction.

C.	Pursuant to the terms of the Conditional Purchase Agreement, the Grantors have agreed, among other things, to place all of the Escrowed Shares in escrow with the Escrow Agent, to be released in accordance with the terms and conditions herein.

D.	The parties have requested that the Escrow Agent act as escrow agent in connection with the escrow of the Escrowed Shares and in accordance with the terms of this Agreement.

NOW THEREFORE in consideration of the premises and mutual representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1.	Appointment of Escrow Agent

(a)	Leef, the Leef Representative and the Grantors hereby appoint the Escrow Agent to act as the escrow agent in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby agrees to act in accordance with the terms and conditions of this Agreement. For the purposes of this Agreement, all references herein to “Escrow Agent” will mean National Securities Administrators Ltd. acting in the capacity of escrow agent hereunder or any other person that replaces National Securities Administrators Ltd. as escrow agent hereunder pursuant to the provisions hereof.

(b)	The Grantors shall pay the Escrow Agent fees as laid out in Schedule A, plus expenses reasonably incurred in connection with this Agreement, for acting as escrow agent (the “Escrow Fees”).

2.	Deposit of Escrowed Shares

The Grantors agrees with the Leef Representative that the Escrowed Shares will be delivered directly to the Escrow Agent to be deposited into escrow and released in accordance with the terms of this Escrow Agreement. The Escrow Agent will accept the Escrowed Shares upon their delivery and will hold the Escrowed Shares and administer the Escrowed Shares in accordance with the provisions of this Agreement. In addition, the Grantors will deliver to the Escrow Agent, concurrent with the execution hereof, an executed and undated stock transfer power of attorney in blank for the Escrowed Shares.

Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving the Escrowed Shares, or a sale or conveyance of all or substantially all the assets of Icanic to any other body corporate, trust, partnership or other entity (each, a “Change of Control”), other than the Transaction, the Escrow Agent shall receive and thereafter hold the consideration (the “Replacement Consideration”) payable to holders of common shares in the capital of Icanic (“Icanic Shares”), including the Escrowed Shares. The Escrow Agent will accept the Replacement Consideration and will hold and administer the Replacement Consideration in accordance with the provisions of this Agreement on the same terms, mutatis mutandis, as the Escrowed Shares. Any cash that forms part of the Replacement Consideration will be held by the Escrow Agent in a segregated interest-bearing account for the benefit of the Leef Representative. If, in connection with a Change of Control, a holder of Icanic Shares may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then the Escrow Agent will elect to receive an equal percentage of each of the different types of consideration offered, unless otherwise directed in writing by the Leef Representative prior to any applicable election deadline.

In the event that Icanic makes any distribution of cash, shares, other securities or other property (the “Distributed Property”) to the holders of the Icanic Shares, including the Escrowed Shares, the Escrow Agent shall receive and thereafter hold the Distributed Property in respect of the Escrowed Shares. The Escrow Agent will accept the Distributed Property and will hold and administer the Distributed Property in accordance with the provisions of this Agreement on the same terms, mutatis mutandis, as the Escrowed Shares. Any cash that forms part of the Distributed Property will be held by the Escrow Agent in a segregated interest-bearing account for the benefit of the Leef Representative.

3.	Escrow Release

The Escrow Agent shall not release any Escrowed Shares until it receives written notice (the “Release Notice”) from the Leef Representative and the Grantors that either:

a)	a Triggering Event (as such term is defined in the Conditional Purchase Agreement) has occurred and it has made a payment of $1.00 to the Grantors, in which case the Escrow Agent shall be authorized to release the Escrowed Shares to the Leef Representative in accordance with the Release Notice; or

b)	the Conditions (as such term is defined in the Conditional Purchase Agreement) have been satisfied, in which case the Escrow Agent shall be authorized to release the Escrowed Shares to the Grantors in accordance with the Release Notice.

Upon receipt of the Release Notice in the case of Section 3(a), the Escrow Agent shall be entitled to and shall take all steps necessary to re-register and deliver the Escrowed Shares as so directed by the Leef Representative in the Release Notice.

4.	Rights of Escrow Agent

4.1	Escrow Agent Not a Trustee

The Escrow Agent accepts duties and responsibilities under this Agreement and the Escrowed Shares and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

4.2	Escrow Agent Not Responsible for Genuineness

The Escrow Agent will not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any Escrowed Shares deposited with it.

4.3	Escrow Agent Not Responsible for Furnished Information

The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of the Escrowed Shares within escrow under this Agreement.

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4.4	Escrow Agent Not Responsible after Release

The Escrow Agent will have no responsibility for the Escrowed Shares that it has released in accordance with this Agreement.

4.5	Additional Provisions

(1) The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as “Documents”) furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(2) The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and, if required, approved by the securities regulators with jurisdiction and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

(3) The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to Leef, the Leef Representative and the Grantors as soon as practicable that it has retained legal counsel or other advisors. Grantors will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(4) In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(5) The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

(6) The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(7) The Escrow Agent is authorized to cancel any share certificate delivered to it and hold the Escrowed Shares in electronic or uncertificated form only, pending release of such securities from escrow.

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4.6	Limitation of Liability of Escrow Agent

The Escrow Agent will not be liable to any of the Parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, willful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more Parties, except for losses directly caused by its bad faith, willful misconduct or gross negligence, exceed the amount of its annual fees under this Agreement or the amount of $3,000.00, whichever amount shall be greater.

4.7	Remuneration of Escrow Agent

The Grantors will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days’ written notice. The Grantors will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

In the event the Grantors fail to pay the Escrow Agent any amounts owing to the Escrow Agent hereunder, the Escrow Agent shall have the right not to act (including the right not to release the Escrowed Shares from escrow) and will not be liable for refusing to act until it has been fully paid all amounts owing to it hereunder. Further, in the event that the Grantors fail to pay the Escrow Agent its reasonable remuneration for its services hereunder, the Escrow Agent shall be entitled to charge Leef or the Leef Representative for any release of Escrowed Shares and shall have the right not to act (including the right not to release the Escrowed Shares) until such amounts have been paid to the Escrow Agent.

In the event that the Grantors have failed to pay the amounts owing the Escrow Agent hereunder, the Escrow Agent shall not be liable for any loss caused by a delay in the release of the Escrowed Shares.

5.	Interpleader

The Escrow Agent may, in its sole discretion, deliver the Escrowed Shares into court by way of interpleader if any person, whether or not a party hereto, sues or threatens to sue the Escrow Agent in connection with the Escrowed Shares or the actions or omissions of any of the parties hereunder including the Escrow Agent or if the Escrow Agent is unable or unwilling to continue acting and there is no replacement under Section 6 within 30 days after the written notice of resignation in Section 6 or in the event of any disagreement or apparent disagreement between the parties hereto resulting in conflicting claims or demands with respect to the Escrowed Shares or if any of the parties hereto, including the Escrow Agent, are in or appear to be in disagreement about the interpretation of this Agreement or about the rights and obligations of the Escrow Agent or the propriety of an action contemplated by the Escrow Agent under this Agreement. Upon the Escrow Agent making such delivery, the Escrow Agent shall be released from all its duties and obligations under this Agreement.

6.	Resignation of Escrow Agent

(1) If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to Leef, the Leef Representative and the Grantors.

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(2) If Leef, the Leef Representative and the Grantors wish to terminate the Escrow Agent as escrow agent, Leef, the Leef Representative and the Grantors will give written notice to the Escrow Agent.

(3) If the Escrow Agent resigns or is terminated, the Grantors will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date by another escrow agent that is acceptable to the securities regulators having jurisdiction in the matter and that has accepted such appointment, which appointment will be binding on Leef, the Leef Representative and the Grantors.

(4) The resignation or termination of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above or on such other date as the Parties may agree upon (the “resignation or termination date”), provided that the resignation or termination date will not be less than 10 business days before a release date.

(5) If the Grantors have not appointed a successor escrow agent within 60 days of the resignation or termination date, the Escrow Agent will apply, at the Grantor’s expense, to a court of competent jurisdiction for the appointment of a successor escrow agent and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment.

(6) On any new appointment under this section, the successor Escrow Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor Escrow Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Escrow Agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Escrow Agent in relation to this Agreement and the predecessor Escrow Agent will thereupon be discharged as Escrow Agent.

(7) If any changes are made to Part 8 of this Agreement as a result of the appointment of the successor Escrow Agent, those changes must not be inconsistent with the terms of this Agreement.

7.	Indemnification

(a)	Indemnity. In consideration of the premises and of the Escrow Agent agreeing to act hereunder, Leef, the Leef Representative and Grantors agree to save, defend and keep harmless and fully indemnify the Escrow Agent, its partners, associates, employees and agents, and their respective heirs, executors, administrators, successors and assigns, from and against all losses, costs, liabilities, charges, suits, demands, claims, damages (including consequential damages) and expenses of any nature which the Escrow Agent, its successors or assigns, may at any time hereafter bear, sustain, suffer or be put to for or by any reason of or on account of its acting as escrow agent or anything in any matter relating thereto or by reason of the Escrow Agent’s compliance with the terms hereof. Notwithstanding any other provision of this Agreement, the Escrow Agent’s liability shall be limited, in the aggregate, to the amount of fees paid by the Grantors to the Escrow Agent under this Agreement, provided that the foregoing shall not apply to any liability arising from the Escrow Agent’s bad faith, fraud, wilful misconduct or gross negligence.

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(b)	Not Obliged to Defend. Without restricting the foregoing indemnity, if proceedings are taken by arbitration or in any court respecting the Escrowed Shares, the Escrow Agent shall not be obliged to defend or otherwise participate in any such proceedings until it shall have such security as the Escrow Agent determines, in its sole discretion, to be adequate for its costs in such proceedings in addition to the indemnity set out above.

(c)	Survival. The provisions of Section 7(a) and Section 7(b) will survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

(d)	Not to Expend Own Funds. None of the provisions contained in this Agreement shall require the Escrow Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

8.	Expenses

The Escrow Agent shall be entitled to be reimbursed for all documented expenses reasonably incurred in connection with acting hereunder, including without limitation, legal fees paid by the Escrow Agent in respect of this Agreement, such expenses and fees to be borne by the Grantors. The provisions of this Section 8 will survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

9.	General

(a)	Notices. Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by email, or other similar means of electronic communication, in each case to the applicable address set out below:

If to Leef:

Leef Holdings, Inc.

5580 La Jolla Boulevard #395

La Jolla, CA 92037

Attention:	Micah Anderson
Email:	micah@leefca.com

If to the Leef Representative:

[●]

Email:	micah@leefca.com

If to Smith:

1187 Gore Trail

Cordillera, Colorado 81632

United States

Email:	austinenergygroup@gmail.com

If to Grewal:

[●]

Email:	[●]

If to the Escrow Agent:

National Securities Administrators Ltd.

702 – 777 Hornby Street

Vancouver, BC V6Z 1S4

Attention:	Securities Processing
Email:	admin@endeavortrust.com

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Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of emailing or sending by other means of recorded electronic communication, provided that such day in either event is a business day (at the place of receipt) and the communication is so delivered, emailed, or sent prior to 4:30pm (at the place of receipt) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following business day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth business day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

Any party may from time to time change its address under this Section 9(a) by notice to the other parties given in the manner provided by this Section.

(b)	Time of Essence. Time shall be of the essence of this Agreement in all respects.

(c)	Further Assurances. Each party shall promptly do, execute, deliver, or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that another party may reasonably require for the purposes of giving effect to this Agreement.

(d)	Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns. No party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior consent of the other parties.

(e)	Amendment. No amendment of this Agreement will be effective unless made in writing and signed by all of the parties.

(f)	Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

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(g)	Waiver. A waiver of any default, breach, or non-compliance under this Agreement is not effective unless in writing and signed by the parties to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by another party. The waiver by a party of any default, breach, or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

(h)	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(i)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province and shall be treated, in all respects, as an British Columbia contract.

(j)	Counterparts. This Agreement may be executed by the parties in separate counterparts (by original or facsimile signature) each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together be construed as one and the same document.

(k)	Termination. This Agreement may be terminated at any time by and upon the receipt of the Escrow Agent of a written notice of termination executed by Leef, the Leef Representative and the Grantors, directing the release of the Escrowed Shares to the Grantors and such termination will be effective immediately after compliance by the Escrow Agent with such direction. This Agreement shall automatically terminate if and when all of the Escrowed Shares shall have been distributed by the Escrow Agent in accordance with this Agreement.

10.	Privacy

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Agreement. Notwithstanding any other provision of this Agreement, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. Leef, the Leef Representative and the Grantors shall, prior to transferring or causing to be transferred personal information to the Escrow Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Escrow Agent shall use commercially-reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Escrow Agent agrees: (i) to have a designated chief privacy officer; (ii) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (iii) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from Leef, the Leef Representative and the Grantors or the individual involved or as permitted by Privacy Laws; (iv) not to sell or otherwise improperly disclose personal information to any third party; and (v) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

11.	Right Not to Act

The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Escrow Agent, in its sole judgment, acting reasonably, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti- money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days prior written notice sent to all parties hereby provided that: (i) the Escrow Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the day and year first above written.

LEEF HOLDINGS, INC.

Per:
Authorized Signatory

NATIONAL SECURITIES ADMINISTRATORS LTD.

Per:
Authorized Signatory

Per:
Authorized Signatory

MICAH ANDERSON

MARK SMITH

RAJINDER GREWAL

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (the “Agreement”) is made as of the 15 day of the March, 2022 (the “Effective Date”)

BETWEEN:

ICANIC BRANDS COMPANY INC., a corporation incorporated pursuant to the laws of the Province of British Columbia

(hereinafter referred to as ·Icanic”)

-and-

LEEF HOLDINGS, INC., a company existing under the laws of the State of Nevada (hereinafter referred to as “Leer)

-and-

lCANIC MERGER SUB, INC., a company existing under the laws of the State of Nevada (hereinafter referred to as “Subco”)

-and-

MICAH ANDERSON, solely in his capacity as representative of the Company Stockholders

(hereinafter referred to as the “Stockholders Representative”)

RECITALS:

A.	WHEREAS lcanic, Leef, Subco and the Stockholders Representative entered into a Merger Agreement dated January 21, 2022 with respect to the acquisition of all issued and outstanding shares of common stock of Leef by lcanic (the ·Merger Agreement”);

B.	AND WHEREAS Section 10.1(d) of the Merger Agreement provides that lcanic and Leef have the right to terminate the Merger Agreement if the Effective Time (as defined in the Merger Agreement) has not occurred on or before 5:00 p.m. (Vancouver time) on March 22, 2022 (the “Outside Date”);

C.	AND WHEREAS the Parties (as defined in the Merger Agreement) have mutually agreed to extend the Outside Date by 30 days to April 21, 2022.

NOW THEREFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agrees as follows:

1.	Defined Terms. Except as otherwise expressly provided in this Agreement, the capitalized terms used herein shall have the meaning attributed to them in the Merger Agreement.

2.	Extension of Outside Date. The Parties hereby extend the Outside Date by 30 days until April 21, 2022 at 5:00 p.m. (Vancouver time).

3.	Governing Law. This Agreement shall be governed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

4.	Agreement Binding. This Agreement shall be binding upon, extend to and enure to the benefit of the Parties and each of their respective successors and assigns.

5.	Effect of the Agreement. Except as expressly modified by this Agreement, the terms, covenants, and conditions of the Merger Agreement, shall remain unchanged and in full force and effect. For greater certainty, the termination rights and conditions set out in Section 10.1 of the Merger Agreement shall remain in full force and effect, except as expressly modified by this Agreement.

6.	Counterparts. This Agreement may be signed in any number of counterparts, each of which is an original, and all of which taken together constitute one single document. Counterparts may be transmitted in electronically scanned form. Parties transmitting electronically shall also deliver the original counterpart to each other party, but failure to do so does not invalidate this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of the Effective Date.

ICANIC BRANDS COMPANY INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	CEO

LEEF HOLDINGS, INC.

By:
Name:
Title:

ICANIC MERGER SUB, INC.

By:
Name:
Title:

MICAH ANDERSON (solely in his capacity as the Stockholders Representative)

By:

IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of the Effective Date.

ICANIC BRANDS COMPANY INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	CEO

LEEF HOLDINGS, INC.

By:
Name:
Title:

ICANIC MERGER SUB, INC.

By:	/s/ Suhas Patel
Name:	Suhas Patel
Title:	Director

MICAH ANDERSON (solely in his capacity as the Stockholders Representative)

By:

Icanic Brands Company, Inc.

Suite 810, 789 West Pender Street

Vancouver, British Columbia, Canada V6C 1H2

Icanic Brands Announces Definitive Agreement to Acquire 100% of LEEF Holdings, California’s Premier Extraction Company

VANCOUVER, BRITISH COLUMBIA – January 25th, 2022– Icanic Brands Company, Inc. (CSE: ICAN, OTCQB: ICNAF) (“Icanic Brands” or the “Company”), a multi-state brand operator of premium Cannabis brands in California and Nevada, is pleased to announce that the Company has entered into a definitive agreement (the “Agreement”) with LEEF Holdings, Inc. (“LEEF”), a California based extractions company (the “Acquisition”).

LEEF is one of the largest cannabis extraction companies in the state of California and is a leading provider of bulk concentrates to many of the largest brands in the state. It is led by an expert group of legacy operators with decades of experience in organic soil-based farming and sophisticated extraction practices. LEEF’s manufacturing capabilities include a 12,000 sq.ft state of the art extraction and manufacturing facility with up to 45 tons of biomass throughput per month and up to 3,000 liters of distillate extraction capability per month. Headquartered in Willits, California, LEEF’s core manufacturing competencies include ethanol extraction (Type 6 manufacturing license), hydrocarbon extraction (Type 7 manufacturing license), and solventless extraction. LEEF also has an edibles production line and is in the process of building out a 45,000 sq.ft mid-stream processing facility which will allow it to dry its own product and provide additional services including processing, distribution and delivery to its customers. LEEF also recently received a 186.7 acre cultivation land use permit, which will make it the owner of one of the largest cannabis cultivation sites in California. The site sits on over 1,900 acres of prime California real estate.

Since inception, LEEF has experienced significant year over year growth with strong and consistent gross margins and positive cash flow. From 2019 to the end of 2021, LEEF experienced revenue growth exceeding 100%. With the build out of the cultivation site, LEEF will be able to provide consistency, quality and quantity to its customers and its’ margins are expected to increase substantially as it gains vertical efficiencies with its in-house supply chain.

In addition to its extraction and distribution capabilities, LEEF owns and operates the LEEF Organics, Heady, and Paleo Paw brands and currently operates and has an option to purchase the highly sought after Real Deal Resin brand. These brands will add to Icanic’s current brand portfolio which currently includes its award winning GanjaGold and Taylor’s brands. It is expected that LEEF’s expertise in manufacturing and supply chain management will allow for significant operating synergies on a go forward basis including reduced input costs and enhanced manufacturing efficiencies.

Management Commentary

“Today represents a huge milestone for Icanic. Our ability to come together as one with an amazing company like LEEF will only further enhance our position in the market. Micah and the rest of the team have done an amazing job building one of the leaders in the California market and we couldn’t be prouder to call them our partners” said Brandon Kou, CEO of Icanic Brands. “This marriage will allow us to accomplish our collective goals quicker and I am proud to say that the combined teams have already been hard at work analyzing the synergies and identifying efficiencies allowing us to build towards a singular infrastructure.”

Micah Anderson, CEO of LEEF commented, “I am incredibly excited to be taking LEEF into the next stage of its development and together with our new partners at Icanic. We look forward to continuing to build significant shareholder value for many years to come. It’s because of the relentless hard work of LEEF’s employees that we have found ourselves at what I believe is the starting point to the next chapter. I have been in the cannabis industry for many years and, along with the other founding partners of LEEF, have devoted our entire lives to building our company. Winning is the result of having the right people working together with the right vision and Icanic’s management team only strengthens the talents and relationships LEEF brings to the table. I look forward to working with the Icanic team to add tremendous value to the combined organization as it continues to expand and grow in the coming years.”

Terms of the Merger Agreement

Under the terms of the Agreement, the Company will acquire all the issued and outstanding shares of common stock of LEEF whereby LEEF will complete a statutory triangular merger under the Nevada Revised Statutes with a wholly-owned subsidiary of the Company. The purchase price (the “Purchase Price”) will be comprised of (i) the Closing Purchase Price (as defined below) and (ii) earn-out payments, tied to achieving certain revenue targets following the completion of the Acquisition.

The initial payment forming part of the Purchase Price (the “Closing Purchase Price”) will be equal to the higher of (i) US$120,000,000 or (i) two times the trailing 12-months revenue of LEEF for the period ended September 30, 2021. The Closing Purchase Price will be satisfied in full through the issuance of common shares of the Company (the “Icanic Shares”), at an issue price per share equal to the 30-day volume-weighted average trading price of the Icanic Shares on the Canadian Securities Exchange (the “CSE”) for the period ending on the business day prior to closing.

The Acquisition is anticipated to be completed during Q1 2022 and is subject to customary closing conditions, regulatory approvals and the approval of LEEF shareholders.

Financial and Legal Advisors

McMillan LLP is acting as legal counsel to Icanic Brands. Bayline Capital Partners is acting as financial advisor and Cassels Brock & Blackwell LLP and Jackson Tidus is acting as legal counsel to LEEF.

About Icanic Brands Company, Inc.

Icanic Brands Company, Inc. is a leading cannabis branded products manufacturer based in California & Nevada, the largest and most competitive cannabis markets in the world. The company’s mission is to make cannabis safe and approachable - that starts with manufacturing high-quality products delivering consistent experiences.

For more information, please visit the company’s website at: www.icaninc.com.

ICANIC BRANDS COMPANY INC.

Per:	“Brandon Kou”
Chief Executive Officer

For further information about Icanic Brands, please contact the Company at:

Email: ir@icaninc.com

The CSE does not accept responsibility for the adequacy or accuracy of this release.

The Canadian Securities Exchange has not in any way passed upon the merits of the Acquisition and has neither approved nor disapproved the contents of this press release.

Disclaimer for Forward Looking Statements

This news release contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities laws (collectively, “forward-looking information”). Forward-looking information are often, but not always, identified by the use of words such as “seek”, “anticipate”, “believe”, “plan”, “estimate”, “expect”, “likely” and “intend” and statements that an event or result “may”, “will”, “should”, “could” or “might” occur or be achieved and other similar expressions. Forward-looking information in this news release includes, without limitation, statements relating to the completion of the Acquisition, the growth of the California consumer segment of the California cannabis market, the anticipated benefits associated with the completion of the Acquisition, the receipt of all requisite approvals to complete the Acquisition, the closing date of the Acquisition, the Company’s goals following closing of the Acquisition and the Company’s business and strategic plans. Forward-looking information is based on assumptions that may prove to be incorrect, including but not limited to the ability of the Company to execute its business plan, the continued growth of the medical and/or recreational cannabis markets in the countries in which the Company operates or intends to operate and LEEF maintaining its existing cannabis licenses. The Company considers these assumptions to be reasonable in the circumstances. However, forward- looking information is subject to business and economic risks and uncertainties and other factors that could cause actual results of operations to differ materially from those expressed or implied in the forward-looking information. Such risks include, without limitation: the failure to obtain all necessary approvals related to the Acquisition, the ability of the Company to complete the Acquisition in a timely manner or at all; the ability of the Company to integrate the LEEF business into its existing operations and to realize the expected benefits and synergies of the acquisition; unexpected disruptions to the operations and businesses of the Company and/or LEEF as a result of the COVID-19 global pandemic or other disease outbreaks including a resurgence in the cases of COVID-19; engaging in activities considered illegal under United States federal law; the ability of the Company to comply with applicable government regulations in a highly regulated industry; unexpected changes in governmental policies and regulations affecting the production, distribution, manufacture or use of cannabis in the United States, or any other foreign jurisdictions in which the Company intends to operate; unexpected changes in governmental policies and regulations affecting the production, distribution, manufacture or use of adult-use recreational cannabis in the United States or Canada; any change in accounting practices or treatment affecting the consolidation of financial results; any unexpected failure of LEEF to renew its licenses and permits; any unexpected failure of LEEF to maintain any of its commercial facilities; the Company’s reliance on management; inconsistent public opinion and perception regarding the use of cannabis; perceived effects of medical cannabis products; adverse market conditions; the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses; costs of inputs; crop failures; litigation; currency fluctuations; competition; availability of capital and financing on acceptable terms; industry consolidation; loss of key management and/or employees; and other risks detailed herein and from time to time in the filings made by the Company with securities regulators. For more information on the Company and the risks and challenges of their businesses, investors should review their filings that are available at www.sedar.com.

SHAREHOLDERS LIST						Exchange Ratio
Name	Email	Shares Owned	Certificated	Address	Country	12.54755221	Icanic Shares
Little Ry Holdings	micah@leefca.com	6,303,500	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		79,093,495
The EH Trust	emily@leefca.com	4,937,762	Yes	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		61,956,826
MPA Legacy Holdings, Inc	debi@mpafarms.com	3,780,719	Yes	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		47,438,769
Plantlife, LLC	brett@leefca.com	3,442,500	Yes	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		43,194,948
Roots Origin, LLC	kelly@leefca.com	3,442,500	Yes	4350 EXECUTIVE DR., #320SAN DIEGO, CA 92121	US		43,194,948
Spagyrics, LLC	gary@leefca.com	3,442,500	Yes	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		43,194,948
TJM Holdings, Inc	tim.mulcahy@owenergy.com	2,000,000	Yes	2 Bloor St W, Suite 2700, Toronto, ON M4W 3E2	Canada		25,095,104
Air G, LLC	rudy27gobert@gmail.com	3,545,454	Yes	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		44,486,769
JAKFT, LLC	jimmybutlerthethird@gmail.com	3,545,454	Yes	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		44,486,769
The Marley Trust DTD 10/18/2013	bigame33@yahoo.com	1,090,909	Yes	3021 McGraw Street, San Diego CA 92117	US		13,688,237
Ian Mahinmi	ianou76@gmail.com	1,000,000	Yes	302 Pleasant Knoll, San Antonio TX 78260	US		12,547,552
Parnitha Capital Corp.	cdpower94@gmail.com	16,893	Yes	839 Heritage Blvd, North Vancouver, BC V7J 3G8	Canada		211,965
IFLY Ventures, LLC	bryonwcm@gmail.com	925,000	Yes	12110 Business Blvd, Suite 6 #241 Eagle River, AK 99577	US		11,606,485
Lyndsey Roach	lyndsey@boxcreativeagency.com	710,296	Yes	149 W AVENIDA CORNELIASAN CLEMENTE, CA 92672	US		8,912,476
Joan Dale Hubbard, Tamara Groat and Edward Alan	Burgeeburger@hubbardenterprise.com	500,000	No	PO Box 2498, Ruidoso NM 88355	US		6,273,776
R.D. and Joan Dale Hubbard Foundation	eburger@hubbardenterprise.com	500,000	Yes	PO Box 2498, Ruidoso NM 88355	US		6,273,776
Doug Benson	bensonmdoug@gmail.com	400,000	Yes	PO Box 2050 Amarillo, TX 79105	US		5,019,020
Stonegate Ventures, LLC	smcgrath@stonegatellc.com	300,000	Yes	83 Speen Street, Natick MA 01760	US		3,764,265
Will Kuss	wkuss@paofw.com	291,667	Yes	16 BELLINGHAMSHIRE PL NEW HOPE, PA 18938	US		3,659,706
Dillon DuPont	dillondupont@gmail.com	280,000	Yes	730 Great Highway #1 San Francisco CA 94121	US		3,513,314
Elliot DuPont	cocodereaux@gmail.com	280,000	Yes	PO Box 100, Teton Village, WY 83025 (USPS), 3820 McCollister Drive, Teton Village WY 83025 (FedEx)	US		3,513,314
Jackson DuPont	jackson.dupont@gmail.com	280,000	Yes	730 Great Highway #1 San Francisco CA 94121	US		3,513,314
Charles E duPont Jr.	buzz@charlesdupont.com	439,784	Yes	PO Box 100, Teton Village, WY 83025 (USPS), 3820 McCollister Drive, Teton Village WY 83025 (FedEx)	US		5,518,206
Sean Daneshmand	seandaneshmandmd@gmail.com	250,000	Yes	501 W Broadway Suite 510, San Diego, CA 92101	US		3,136,888
Hymel Family Trust	thymel@Volcom.com	200,000	Yes	1831 Park Skyline, Santa Ana, CA 92705	US		2,509,510
JOHN FIELDING	johnfielding@arraymarketing.com	189,003	Yes	45 Progress Avenue Toronto Ontario M1P2Y6	Canada		2,371,525
37 CFS Holdings, LLC	37cfsholdings@gmail.com or omarpalmieri@gmail.c	185,000	Yes	c/o Proskauer, 2255 Glades Road, Suite 421A, Boca Raton, FL 33431-7360	US		2,321,297
Kristina Bates	kristinabates88@gmail.com	181,746	Yes	88 Blythwood Road, Toronto, ON M4N 1A4	Canada		2,280,467
Richard Borkum	rborkum@btadvisor.com	86,096	Yes	3021 MCGRAW STREET SAN DIEGO, CA 92117	US		1,080,294
Rosebud Ireland	emeraldheartfarms@gmail.com	141,752	Yes	84-b State ST. Willits, CA 95490	US		1,778,640
Dream Box Capital Corp.	cdpower94@gmail.com	103,952	No	839 Heritage Blvd, North Vancouver, BC V7J 3G8	Canada		1,304,343
Tina Ziainia	tinaz077@yahoo.com	100,000	Yes	PO Box 5000, Pinb 166, Rancho Santa Fe, CA 92067	US		1,254,755
Rosenthal Living Trust June 1989	murray@hyperion-research.com	100,000	Yes	3860 GS Richards Blvd, Carson City, NV 89703	US		1,254,755
AP & Sons Residential Holdings	borna123@gmail.com	100,000	Yes	4901 - 1480 Howe Street, Vancouver, BC V6Z0G5	Canada		1,254,755
Elvio Del Sorbo	edelsorbo@rogers.com	204,229	Yes	25 Pheasant Lane, Toronto ON M9A 1T3	Canada		2,562,577
Matteo Del Sorbo	matteolucadelsorbo@gmail.com	194,501	Yes	No street address. Toronto ON M4V 1H4	Canada		2,440,511
Michael Doner	mjdoner@gmail.com	144,501	Yes	5 St Ives Crescent, Toronto ON M4N 3B2	Canada		1,813,133
Naveen Modi	naveenmodi@paulhastings.com	94,501	Yes	7614 McWeadon Lane, Springfield, VA 22150	US		1,185,756
Matthew Weinstein and Adriana Urtasun	adriana.urtasun@gmail.com	90,873	Yes	36 Balmoral ave, Toronto, ON M4V 1J4	Canada		1,140,233
Bryant Park Capital	jake.magerman@bryantparkcapital.com	90,000	Yes	489 Fifth Avenue, 16th Floor, New York, NY 10017	US		1,129,279
The Robbins Family Trust	BRobbins@robbinsarroyo.com	75,000	Yes	PO Box 675753, Rancho Santa Fe, CA 92067	US		941,066
Jon Cobb	jon@blancocc.com	75,000	Yes	4813 Twin Acres, Bee Cave TX, 78738	US		941,066
STEPHEN ANDERSON	sanderson@hoopp.com	70,876	Yes	2 Crofton Road, Toronto, ON M4G 2B4	Canada		889,320
Charles Dillion DuPont	dillondupont@gmail.com	66,151	Yes	730 Great Highway #1 San Francisco CA 94121	US		830,033
2103319 Alberta Inc.	keithbao@gmail.com	56,701	Yes	2030-10013 River Drive, Richmond BC V6X 1Z2	Canada		711,458
William Joseph Reilly, Jr	rgrouse8@icloud.com	50,000	Yes	100 Memorial Drive, 11-6A, Cambridge MA 02142	US		627,377
Michael Reilly Trust	michaeljpreilly@yahoo.com	54,790	Yes	121 Chrystie Street 3B, NY NY 10002	US		687,480
Josh Rubinstein	josh@dmtc.com	50,000	Yes	1414 Torrance St, San Diego, CA 92103	US		627,377
Justin White, Trustee of the Crow Omon Trust	justin@opus.attorney	50,000	Yes	662 Encinitas Blvd, Suite 248, Encinitas CA 92024	US		627,377
Kenneth E. Lowe, Jr.		50,000	Yes	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		627,377
Alan K Webb	alankwebb@gmail.com	47,251	Yes	26347 Thosand Oaks Blvd, Apt 182, Calabasas CA 91302	US		592,884
Sharad Agrawal	sharadmd@hotmail.com	47,251	Yes	7602 McWeadon Lane, Springfield VA 22150	US		592,884
Stephen F. Bierman	stevebierman00@gmail.com	85,130	Yes	143 8th Street, Del Mar CA 92014	US		1,068,170
Keith Ky Fu Bao	keithbao@gmail.com	37,801	Yes	170-422 Richards Street, Vancouver BC V6B 2Z4	Canada		474,310
Michael J. Bollus	mbollus@bolluslynch.com	37,801	Yes	25 Summerland Way, Worcester MA 01609	US		474,310
William Reilly Trust	rryles25@gmail.com	37,212	Yes	599 River Street, Norwell MA 02061	US		466,924
2695797 Ontario, Inc.		30,000	Yes	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		376,426

SHAREHOLDERS LIST						Exchange Ratio
Name	Email	Shares Owned	Certificated	Address	Country	12.54755221	Icanic Shares
SCOTT JAMES STEWART & JUDITH ANN BATES	scotfree@telus.net	27,262	Yes	6120 Mackenzie St. Vancouver BC V6N 1H5	Canada		342,071
Homevation, LLC	jhasson@obscc.com	25,000	Yes	5013 Gerald Ave, Encino, CA 91436	US		313,688
James Patrick Riha	patriha@live.com	40,500	Yes	7935 El Paseo Grande, La Jolla, CA 92037	US		508,175
MICHAEL HALVORSON	halvorson@shaw.ca	22,718	Yes	7928 Rowland Rd NW, Edmonton AB T6A 3W1	Canada		285,055
361 WIN Holdings, LLC.	DanP@thayerstreet.com	20,000	No	c/o Harrigman Miller Schwartz and Cohn LLP 660 Woodword Avenue,2290 First National Building, Detroit,	US		250,951
Captivate Ventures, LLC	captivateventures@gmail.com	20,000	Yes	425 E 79th St Apt 12G, NY NY 10075	US		250,951
Stephen A Lynch	slynch@bolluslynch.com	18,900	Yes	96 Pilgrim Drive, Holden MA 01520	US		237,148
SALEEM TYAB	styab@cgf.com	18,175	Yes	332 Stevens Dr, West Vancouver, BC V7S 1C6	Canada		228,051
RAGHBIR BOWAL	info@rickbowal.com	15,448	Yes	11471 Bird Road, Richmoond, BC. V6X 1N7	Canada		193,834
SIMON JACOBSON	sjacobson41@shaw.ca	9,087	Yes	6611 Adera Street, Vancouver BC v6p5b9	Canada		114,019
SEENA SABOR	seenasabor@gmail.com	9,087	Yes	733 18th street east, North Vancouver, V7L 2Y7	Canada		114,019
BEHROOZ AKHONDZADA	styab@cgf.com	4,544	Yes	#44-616 Lonsdale Ave, North Vancouver BC V7M 2G8	Canada		57,016
The James Money Penny Revocable Trust	bigame33@yahoo.com	86,097	Yes	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		1,080,306
Lisa Chiang	lisa.esq@gmail.com	217,048	Yes	3123 Stone Oak Dr, Los Angeles, CA 90049	US		2,723,416
John Viera	johndvieira@hotmail.com	2,560	Yes	1910 Berkley Ave, North Vancouver BC V7H 1Z5	Canada		32,115
Kim Steinhausen	k22stein@shaw.ca	25,595	Yes	601-995 Roche Point Dr, North Vancouver BC V7H 2X4	Canada		321,157
Salman Jamal	asj@syndicatedcc.com	12,798	Yes	211 - 1275 Hamilton Street, Vancouver, BC V6B 1E2	Canada		160,578
Hanifmohamed Hirji	hanifhirji@engelsbakeriesltd.ca	5,119	Yes	317 Valour Dr., Port Moody BC V3H 1R5	Canada		64,231
Asmina Hirji	hhirji@shaw.ca	5,119	Yes	317 Valour Dr., Port Moody BC V3H 1R5	Canada		64,231
Hunter Nixon Scharfe	hscharfe@raddcapital.com	5,119	Yes	1522 Atlas Lane, Vancouver BC V6P 0E1	Canada		64,231
Scott Paterson	spaterson@patersonpartners.com	12,798	Yes	300-110 Spadina Ave, Toronto ON M5V 2K4	Canada		160,578
Justin Kates	jkates@dumoulinblack.com	1,280	Yes	595 Howe St. 10th Floor, Vancouver, BC V6C 2T5	Canada		16,057
Luca Leone	luca@naturogroup.com	8,958	Yes	6387 Churchill Street, Vancouver BC V6M 3H8	Canada		112,405
Marcello Leone	mleone@shaw.ca	10,238	Yes	6387 Churchill Street, Vancouver BC V6M 3H8	Canada		128,463
Sonja Ciarniello	sonja.ciarniello@gmail.com	3,839	Yes	4849 Selkirk St. Vancouver BC V6H 3A2	Canada		48,173
Keavney MacDonald	kmacdonald@delanocapital.ca	2,560	Yes	205-218 Close Ave, Toronto ON M6K 2V5	Canada		32,115
Jared Behr	behr.jared@gmail.com	2,560	Yes	401-1178 Hamilton Street, Vancouver BC V6B 2S2	Canada		32,115
Shivreet Singh Deol	sdeol@horizoncpa.ca	2,560	Yes	2341 Upland Drive, Vancouver BC V5S 2B4	Canada		32,115
Samantha Barretto	samibarretto@gmail.com	5,119	Yes	206-545 N Hayworth Ave, Los Angeles CA, 90048	US		64,231
Arthur Kononuk	askononuk@gmail.com	28,155	Yes	612-719 3rd St W, North Vancouver BC V7M 0E7	Canada		353,273
Conor Power	Conordpower@gmail.com	8,410	Yes	839 Heritage Blvd, North Vancouver BC V7J 3G6	Canada		105,524
Petkovic Holdings Ltd	luka95@gmail.com	13,891	Yes	882 Tobruck Ave, North Vancouver, BC V7P 3M5	Canada		174,298
Pacific Reach Properties Capital Ltd	Ajamal@pacificreach.com	155,619	Yes	1818-701 West Georgia St, Vancouver, BC V7Y 1K9	Canada		1,952,637
Leslie Graham	lipstickfx@gmail.com	5,119	Yes	714-1641 Lonsdale Ave, North Vancouver,BC V7M 2J5	Canada		64,231
Christopher Sainas	chris_sainas@dakeryn.com	10,238	Yes	3151 Del Rio Dr, North Vancouver BC V7N 4C3	Canada		128,463
Connor Yuen	connoryuen@conquestvc.com	7,679	No	4906-1480 Howe Street, Vancouver BC V6Z 0G5	Canada		96,347
Gregory Terrasson	naskko26@gmail.com	10,238	Yes	4559 Brentlawn Dr, Burnaby BC V5C 3T9	Canada		128,463
Tyler Kepkay	tyler.kepkay@gmail.com	30,714	Yes	606 Palisade Dr, North Vancouver BC V7R 2J1	Canada		385,386
Armin Mizani	armin.mizani@gmail.com	10,238	Yes	1365 Honeysuckle Lane, Coquitlam BC V3E 2P1	Canada		128,463
Jacqueline Rey	chccapital@gmail.com	7,679	Yes	2690 Mathers Ave, West Vancouver BC V7V 2J4	Canada		96,347
Pao-Lian Chen	sam.allen.elaine@gmail.com	5,119	No	883 62nd Ave W, Vancouver BC V6P 2E3	Canada		64,231
Himesh Hewawasam	himeshhewawasam@gmail.com	10,238	Yes	40-5950 Oakdale Rd, Burnaby BC V5H 4R5	Canada		128,463
Allen Black	kblack@researchcapital.com	5,119	Yes	1920-1075 Georgia St W, Vancouver BC V6E 3C9	Canada		64,231
Matthew Cameron	mattcam11@icloud.com	5,119	No	1227-1205 Howe St, Vancouver, BC V6B 0Z1	Canada		64,231
Bryant Hsiao	brhsiao@hotmail.com	5,119	Yes	6016 Chancellor Blvd, Vancouver BC V6T 1E7	Canada		64,231
Roberto Brogin	rbrogin@gmail.com	7,679	Yes	3115 Capilano Cres, North Vancouver BC V7R 4X5	Canada		96,347
Scott Barker	scott@gtmfund.com	8,446	Yes	45 East Cordova, Unit 45, Vancouver, BC, Canada, V6A1K3	Canada		105,981
Marko Andric	andricm@gmail.com	9,871	Yes	33 Pond Ave, Apt 710, Brookline, MA, 02445	US		123,851
Dusko Novakovic	dusko_novakovic@outlook.com	10,238	Yes	3903 Pender St, Burnaby BC V5C 2L7	Canada		128,463
Kosi Stobbs	kosi.stobbs@gmail.com	40,952	Yes	6708 193 A st, Surrey, BC V4N 0B8	Canada		513,849
Conor Power (Penny Hatzimanolakis)	Conordpower@gmail.com	10,238	Yes	839 Heritage Blvd, North Vancouver BC V7J 3G6	Canada		128,463
Conor Power (Jeffrey Greenberg)	Conordpower@gmail.com	404,728	Yes	839 Heritage Blvd, North Vancouver BC V7J 3G6	Canada		5,078,341
Richard Watt	richard@projectfirst.ca	4,300	Yes	312 Princess St, New Westminster BC V3L 1V5	Canada		53,954
Dustin Leuenberger	malune56@gmail.com	14,410	Yes	45-6823 Tucelnuit Dr, Oliver BC V0H 1T2	Canada		180,811
Emily Rakhit	emily.rakhit@gmail.com	3,468	Yes	2205 Chairlift Road, West Vancouver, BC, CA, V7S2T4	Canada		43,510
Cole Bjerke	colebjerke@gmail.com	3,402	Yes	46585 Andrews Ave, Chilliwack BC V2P 2H9	Canada		42,681
Chad Buchanan	cj.futura@gmail.com	39,683	Yes	802 Indiana Ave, Venice, CA 90291	US		497,918
Chase Buchanan	chasebuchanan@icloud.com	19,841	Yes	8100 Dunaway Lane, Westerville, OH, 43082	US		248,959
Luvdeep Randhawa	james.randhawa@iompropertygroup.com	51,190	Yes	401-15336 31 Ave, Surrey BC V3Z 0X2	Canada		642,315

SHAREHOLDERS LIST						Exchange Ratio
Name	Email	Shares Owned	Certificated	Address	Country	12.54755221	Icanic Shares
Conor Power	Conordpower@gmail.com	5,481	Yes	839 Heritage Blvd, North Vancouver BC V7J 3G6	Canada		68,773
Dr. David V. Bridger Inc.	drbridger@telus.net	60,437	Yes	Suite 1001, 2128 West 43rd. Ave., Vancouver, BC, V6M 2E1	Canada		758,336
Steffan Anderson	steffenandersen46@gmail.com	18,000	No	4874 Drakewood Terrace, San Diego, CA 92130	US		225,855
Houston Grant	jeramiGrant39@protonmail.com	757,576	No	42 Sand Bar LnDetroit, MI 48214United States	US		9,505,721
Ed Burger	eburger@hubbardenterprise.com	378,788	No	PO Box 2498, Ruidoso, NM 88355	US		4,752,860
Jacintha Donor	mjdoner@gmail.com	32,000	No	5 St Ives Crescent, Toronto, ON M4N 3B3	Canada		401,521
Kyle J Jakobe	kylejakobe@gmail.com	56,818	No	17743 N 101st Way, Scottsdale, AZ, 85255	US		712,929
Davis Bertans	Bertans44@gmail.com	378,788	No	4929 Sherier PL NW Washington, DC 20016	US		4,752,860
Ken Kavanagh	kjkceo@yahoo.com	610,303	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		7,657,808
Janice Dicks	janice.dicks@yahoo.ca	68,182	No	56 Mary Chapman Blvd. Toronto Ontario, M9M 0B2	Canada		855,517
Colton Tempelton	colton@leefca.com	22,727	No	1552 Galveston St. San Diego, CA 92110	US		285,168
Gary Vandenburge	gary@leefca.com	1,000	No	8895 Main St. #300 Willits, CA 95490	US		12,547
Haleigh Roach	haleigh@leefca.com	2,000	No	6443 Caminto Formby, La Jolla, CA 92037	US		25,095
Debi Thomas	debi@mpafarms.com	5,000,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		62,737,761
Kevin Wilson	kwilson2944@gmail.com	2,000	No	56 Mary Chapman Blvd. Toronto Ontario, M9M 0B2	Canada		25,095
RTCMA Holdings Inc.	tim.mulcahy@owenergy.com	1,000,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		12,547,552
MRAA Inc.	moe@razidesign.com	1,000,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		12,547,552
Treasure Island Management Ltd.	dave@jokadainc.com	600,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		7,528,531
Toroverde Inc.	rob@rpccapital.ca	400,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		5,019,020
Patrica Del Sorbo	p_schaper@yahoo.com	250,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		3,136,888
689643 Ontario Inc.	dannys@allseas.net	300,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		3,764,265
Brian Marsellus	brian.marsellus@owenergy.com	100,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		1,254,755
DBSA Consulting Inc.	david.e.balaban@gmail.com	100,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		1,254,755
Aiden Holdings Inc.	jfox@ninepoint.com	400,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		5,019,020
Obaji Medical Management Inc.	jobaji@rogers.com	50,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		627,377
Jacintha Doner	jacdoner@gmail.com	50,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		627,377
David Shpilt	david@dsandfitz.com	150,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		1,882,132
Canaccord Genuity Corp. IN TRUST FOR DEREK HAM Ac	garden@cgf.com	50,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		627,377
Canaccord Genuity Corp. IN TRUST FOR STEVEN WINO	garden@cgf.com	50,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		627,377
Mark Arnstein	mark@markarnstein.com	35,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		439,164
Canaccord Genuity Corp. IN TRUST FOR PETER BECK A	peter.beck@cannacord.com	30,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		376,426
Giuseppina Marzario	pina.marzario@rogers.com	25,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		313,688
Canaccord Genuity Corp. IN TRUST FOR MATTHEW SHA	mshadbolt@cgf.com	25,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		313,688
Valerian Corp.	lgreenberg@starwoodgroup.com	15,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		188,213
6938141 Canada Inc.	david.huliyappa@owenergy.com	100,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		1,254,755
Brandon Infante	brandon.infante@owenergy.com	12,400	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		155,589
Margaret Mulcahy	reidpeg@outlook.com	35,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		439,164
Jechijo SRL	emanuele.busnelli@jechijo.com	1,000,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		12,547,552
Haywood Securities Inc. in trust for 4357376 Capital Corp	robjhalpern@gmail.com	50,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		627,377
Aaron Unger	aunger@baylinecapitalpartners.com	382,627	No	707 Briar Hill Ave, Toronto, ON, M6B 1L5	Canada		4,801,032
Alan Friedman	aunger@baylinecapitalpartners.com	382,627	No	707 Briar Hill Ave, Toronto, ON, M6B 1L5	Canada		4,801,032
Ethan Spence	aunger@baylinecapitalpartners.com	25,000	No	707 Briar Hill Ave, Toronto, ON, M6B 1L5	Canada		313,688
Jacob Goulette	debi@mpafarms.com	1,000	No	5666 La Jolla Blvd #270 La Jolla, CA 92037	US		12,547
Total Shares Issued and Outstanding		60,432,034					758,274,035

Trading Restrictions (Applies to all shares)

12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 12 months following Closing;
12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 15 months following Closing;
12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 18 months following Closing;
12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 21 months following Closing;
12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 24 months following Closing;
12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 27 months following Closing;
12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 30 months following Closing;
12.5% of the Payment Shares shall contain a legend prohibiting the transfer of the Payment Shares until 33 months following Closing.

Remaining			309,114	264,955	220,796	176,637	132,478	88,319	44,160	-
88	Conor Power			105,524	**13,191**	**13,191**	**13,191**	**13,191**	**13,191**	**13,191**	**13,191**	**13,187**
		Remaining			92,333	79,142	65,951	52,760	39,569	26,378	13,187	-
89	Petkovic Holdings Ltd			174,298	**21,787**	**21,787**	**21,787**	**21,787**	**21,787**	**21,787**	**21,787**	**21,789**
		Remaining			152,511	130,724	108,937	87,150	65,363	43,576	21,789	-
90	Pacific Reach Properties Capital Ltd			1,952,637	**244,080**	**244,080**	**244,080**	**244,080**	**244,080**	**244,080**	**244,080**	**244,077**
		Remaining			1,708,557	1,464,477	1,220,397	976,317	732,237	488,157	244,077	-
91	Leslie Graham			64,231	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,028**
		Remaining			56,202	48,173	40,144	32,115	24,086	16,057	8,028	-
92	Christopher Sainas			128,463	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,057**
		Remaining			112,405	96,347	80,289	64,231	48,173	32,115	16,057	-
93	Connor Yuen			96,347	**12,043**	**12,043**	**12,043**	**12,043**	**12,043**	**12,043**	**12,043**	**12,046**
		Remaining			84,304	72,261	60,218	48,175	36,132	24,089	12,046	-
94	Gregory Terrasson			128,463	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,057**
		Remaining			112,405	96,347	80,289	64,231	48,173	32,115	16,057	-
95	Tyler Kepkay			385,386	**48,173**	**48,173**	**48,173**	**48,173**	**48,173**	**48,173**	**48,173**	**48,175**
		Remaining			337,213	289,040	240,867	192,694	144,521	96,348	48,175	-
96	Armin Mizani			128,463	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,057**
		Remaining			112,405	96,347	80,289	64,231	48,173	32,115	16,057	-
97	Jacqueline Rey			96,347	**12,043**	**12,043**	**12,043**	**12,043**	**12,043**	**12,043**	**12,043**	**12,046**
		Remaining			84,304	72,261	60,218	48,175	36,132	24,089	12,046	-
98	Pao-Lian Chen			64,231	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,028**
		Remaining			56,202	48,173	40,144	32,115	24,086	16,057	8,028	-
99	Himesh Hewawasam			128,463	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,057**
		Remaining			112,405	96,347	80,289	64,231	48,173	32,115	16,057	-
100	Allen Black			64,231	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,028**
		Remaining			56,202	48,173	40,144	32,115	24,086	16,057	8,028	-
101	Matthew Cameron			64,231	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,028**
		Remaining			56,202	48,173	40,144	32,115	24,086	16,057	8,028	-
102	Bryant Hsiao			64,231	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,029**	**8,028**
		Remaining			56,202	48,173	40,144	32,115	24,086	16,057	8,028	-
103	Roberto Brogin			96,347	**12,043**	**12,043**	**12,043**	**12,043**	**12,043**	**12,043**	**12,043**	**12,046**
		Remaining			84,304	72,261	60,218	48,175	36,132	24,089	12,046	-
104	Scott Barker			105,981	**13,248**	**13,248**	**13,248**	**13,248**	**13,248**	**13,248**	**13,248**	**13,245**
		Remaining			92,733	79,485	66,237	52,989	39,741	26,493	13,245	-
105	Marko Andric			123,851	**15,481**	**15,481**	**15,481**	**15,481**	**15,481**	**15,481**	**15,481**	**15,484**
		Remaining			108,370	92,889	77,408	61,927	46,446	30,965	15,484	-
106	Dusko Novakovic			128,463	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,057**
		Remaining			112,405	96,347	80,289	64,231	48,173	32,115	16,057	-
107	Kosi Stobbs			513,849	**64,231**	**64,231**	**64,231**	**64,231**	**64,231**	**64,231**	**64,231**	**64,232**
		Remaining			449,618	385,387	321,156	256,925	192,694	128,463	64,232	-
108	Conor Power (Penny Hatzimanolakis)			128,463	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,058**	**16,057**
		Remaining			112,405	96,347	80,289	64,231	48,173	32,115	16,057	-
109	Conor Power (Jeffrey Greenberg)			5,078,341	**634,793**	**634,793**	**634,793**	**634,793**	**634,793**	**634,793**	**634,793**	**634,790**
		Remaining			4,443,548	3,808,755	3,173,962	2,539,169	1,904,376	1,269,583	634,790	-
110	Richard Watt			53,954	**6,744**	**6,744**	**6,744**	**6,744**	**6,744**	**6,744**	**6,744**	**6,746**
		Remaining			47,210	40,466	33,722	26,978	20,234	13,490	6,746	-
111	Dustin Leuenberger			180,811	**22,601**	**22,601**	**22,601**	**22,601**	**22,601**	**22,601**	**22,601**	**22,604**
		Remaining			158,210	135,609	113,008	90,407	67,806	45,205	22,604	-
112	Emily Rakhit			43,510	**5,439**	**5,439**	**5,439**	**5,439**	**5,439**	**5,439**	**5,439**	**5,437**
		Remaining			38,071	32,632	27,193	21,754	16,315	10,876	5,437	-
113	Cole Bjerke			42,681	**5,335**	**5,335**	**5,335**	**5,335**	**5,335**	**5,335**	**5,335**	**5,336**
		Remaining			37,346	32,011	26,676	21,341	16,006	10,671	5,336	-
114	Chad Buchanan			497,918	**62,240**	**62,240**	**62,240**	**62,240**	**62,240**	**62,240**	**62,240**	**62,238**
		Remaining			435,678	373,438	311,198	248,958	186,718	124,478	62,238	-
115	Chase Buchanan			248,959	**31,120**	**31,120**	**31,120**	**31,120**	**31,120**	**31,120**	**31,120**	**31,119**
		Remaining			217,839	186,719	155,599	124,479	93,359	62,239	31,119	-
116	Luvdeep Randhawa			642,315	**80,289**	**80,289**	**80,289**	**80,289**	**80,289**	**80,289**	**80,289**	**80,292**
		Remaining			562,026	481,737	401,448	321,159	240,870	160,581	80,292	-
117	Conor Power			68,773	**8,597**	**8,597**	**8,597**	**8,597**	**8,597**	**8,597**	**8,597**	**8,594**
		Remaining			60,176	51,579	42,982	34,385	25,788	17,191	8,594	-
118	Dr. David V. Bridger Inc.			758,336	**94,792**	**94,792**	**94,792**	**94,792**	**94,792**	**94,792**	**94,792**	**94,792**
		Remaining			663,544	568,752	473,960	379,168	284,376	189,584	94,792	-
119	Steffan Anderson			225,855	**28,232**	**28,232**	**28,232**	**28,232**	**28,232**	**28,232**	**28,232**	**28,231**
		Remaining			197,623	169,391	141,159	112,927	84,695	56,463	28,231	-
120	Houston Grant			9,505,721	**1,188,215**	**1,188,215**	**1,188,215**	**1,188,215**	**1,188,215**	**1,188,215**	**1,188,215**	**1,188,216**
		Remaining			8,317,506	7,129,291	5,941,076	4,752,861	3,564,646	2,376,431	1,188,216	-
121	Ed Burger			4,752,860	**594,108**	**594,108**	**594,108**	**594,108**	**594,108**	**594,108**	**594,108**	**594,104**
		Remaining			4,158,752	3,564,644	2,970,536	2,376,428	1,782,320	1,188,212	594,104	-
122	Jacintha Donor			401,521	**50,190**	**50,190**	**50,190**	**50,190**	**50,190**	**50,190**	**50,190**	**50,191**
		Remaining			351,331	301,141	250,951	200,761	150,571	100,381	50,191	-
123	Kyle J Jakobe			712,929	**89,116**	**89,116**	**89,116**	**89,116**	**89,116**	**89,116**	**89,116**	**89,117**
		Remaining			623,813	534,697	445,581	356,465	267,349	178,233	89,117	-
124	Davis Bertans			4,752,860	**594,108**	**594,108**	**594,108**	**594,108**	**594,108**	**594,108**	**594,108**	**594,104**
		Remaining			4,158,752	3,564,644	2,970,536	2,376,428	1,782,320	1,188,212	594,104	-
125	Ken Kavanagh			7,657,808	**957,226**	**957,226**	**957,226**	**957,226**	**957,226**	**957,226**	**957,226**	**957,226**
		Remaining			6,700,582	5,743,356	4,786,130	3,828,904	2,871,678	1,914,452	957,226	-
126	Janice Dicks			855,517	**106,940**	**106,940**	**106,940**	**106,940**	**106,940**	**106,940**	**106,940**	**106,937**
		Remaining			748,577	641,637	534,697	427,757	320,817	213,877	106,937	-
127	Colton Tempelton			285,168	**35,646**	**35,646**	**35,646**	**35,646**	**35,646**	**35,646**	**35,646**	**35,646**
		Remaining			249,522	213,876	178,230	142,584	106,938	71,292	35,646	-
128	Gary Vandenburge			12,547	**1,568**	**1,568**	**1,568**	**1,568**	**1,568**	**1,568**	**1,568**	**1,571**
		Remaining			10,979	9,411	7,843	6,275	4,707	3,139	1,571	-
129	Haleigh Roach			25,095	**3,137**	**3,137**	**3,137**	**3,137**	**3,137**	**3,137**	**3,137**	**3,136**
		Remaining			21,958	18,821	15,684	12,547	9,410	6,273	3,136	-
130	Debi Thomas			62,737,761	**7,842,220**	**7,842,220**	**7,842,220**	**7,842,220**	**7,842,220**	**7,842,220**	**7,842,220**	**7,842,221**
		Remaining			54,895,541	47,053,321	39,211,101	31,368,881	23,526,661	15,684,441	7,842,221	-
131	Kevin Wilson			25,095	**3,137**	**3,137**	**3,137**	**3,137**	**3,137**	**3,137**	**3,137**	**3,136**
		Remaining			21,958	18,821	15,684	12,547	9,410	6,273	3,136	-
132	RTCMA Holdings Inc.			12,547,552	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**
		Remaining			10,979,108	9,410,664	7,842,220	6,273,776	4,705,332	3,136,888	1,568,444	-
133	MRAA Inc.			12,547,552	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**

Remaining			10,979,108	9,410,664	7,842,220	6,273,776	4,705,332	3,136,888	1,568,444	-
134	Treasure Island Management Ltd.			7,528,531	**941,066**	**941,066**	**941,066**	**941,066**	**941,066**	**941,066**	**941,066**	**941,069**
		Remaining			6,587,465	5,646,399	4,705,333	3,764,267	2,823,201	1,882,135	941,069	-
135	Toroverde Inc.			5,019,020	**627,378**	**627,378**	**627,378**	**627,378**	**627,378**	**627,378**	**627,378**	**627,374**
		Remaining			4,391,642	3,764,264	3,136,886	2,509,508	1,882,130	1,254,752	627,374	-
136	Patrica Del Sorbo			3,136,888	**392,111**	**392,111**	**392,111**	**392,111**	**392,111**	**392,111**	**392,111**	**392,111**
		Remaining			2,744,777	2,352,666	1,960,555	1,568,444	1,176,333	784,222	392,111	-
137	689643 Ontario Inc.			3,764,265	**470,533**	**470,533**	**470,533**	**470,533**	**470,533**	**470,533**	**470,533**	**470,534**
		Remaining			3,293,732	2,823,199	2,352,666	1,882,133	1,411,600	941,067	470,534	-
138	Brian Marsellus			1,254,755	**156,844**	**156,844**	**156,844**	**156,844**	**156,844**	**156,844**	**156,844**	**156,847**
		Remaining			1,097,911	941,067	784,223	627,379	470,535	313,691	156,847	-
139	DBSA Consulting Inc.			1,254,755	**156,844**	**156,844**	**156,844**	**156,844**	**156,844**	**156,844**	**156,844**	**156,847**
		Remaining			1,097,911	941,067	784,223	627,379	470,535	313,691	156,847	-
140	Aiden Holdings Inc.			5,019,020	**627,378**	**627,378**	**627,378**	**627,378**	**627,378**	**627,378**	**627,378**	**627,374**
		Remaining			4,391,642	3,764,264	3,136,886	2,509,508	1,882,130	1,254,752	627,374	-
141	Obaji Medical Management Inc.			627,377	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,423**
		Remaining			548,955	470,533	392,111	313,689	235,267	156,845	78,423	-
142	Jacintha Doner			627,377	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,423**
		Remaining			548,955	470,533	392,111	313,689	235,267	156,845	78,423	-
143	David Shpilt			1,882,132	**235,267**	**235,267**	**235,267**	**235,267**	**235,267**	**235,267**	**235,267**	**235,263**
		Remaining			1,646,865	1,411,598	1,176,331	941,064	705,797	470,530	235,263	-
144	Canaccord Genuity Corp. In Trust For Derek Ham Account # 13E914F1			627,377	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,423**
		Remaining			548,955	470,533	392,111	313,689	235,267	156,845	78,423	-
145	Canaccord Genuity Corp. In Trust For Steven Winokur Account # 13A783F7			627,377	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,423**
		Remaining			548,955	470,533	392,111	313,689	235,267	156,845	78,423	-
146	Mark Arnstein			439,164	**54,896**	**54,896**	**54,896**	**54,896**	**54,896**	**54,896**	**54,896**	**54,892**
		Remaining			384,268	329,372	274,476	219,580	164,684	109,788	54,892	-
147	Canaccord Genuity Corp. In Trust For Peter Beck Account # 13E677B1			376,426	**47,053**	**47,053**	**47,053**	**47,053**	**47,053**	**47,053**	**47,053**	**47,055**
		Remaining			329,373	282,320	235,267	188,214	141,161	94,108	47,055	-
148	Giuseppina Marzario			313,688	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**
		Remaining			274,477	235,266	196,055	156,844	117,633	78,422	39,211	-
149	Canaccord Genuity Corp. In Trust For Matthew Shadbolt			313,688	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**
		Remaining			274,477	235,266	196,055	156,844	117,633	78,422	39,211	-
150	Valerian Corp.			188,213	**23,527**	**23,527**	**23,527**	**23,527**	**23,527**	**23,527**	**23,527**	**23,524**
		Remaining			164,686	141,159	117,632	94,105	70,578	47,051	23,524	-
151	6938141 Canada Inc.			1,254,755	**156,844**	**156,844**	**156,844**	**156,844**	**156,844**	**156,844**	**156,844**	**156,847**
		Remaining			1,097,911	941,067	784,223	627,379	470,535	313,691	156,847	-
152	Brandon Infante			155,589	**19,449**	**19,449**	**19,449**	**19,449**	**19,449**	**19,449**	**19,449**	**19,446**
		Remaining			136,140	116,691	97,242	77,793	58,344	38,895	19,446	-
153	Margaret Mulcahy			439,164	**54,896**	**54,896**	**54,896**	**54,896**	**54,896**	**54,896**	**54,896**	**54,892**
		Remaining			384,268	329,372	274,476	219,580	164,684	109,788	54,892	-
154	Jechijo SRL			12,547,552	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**	**1,568,444**
		Remaining			10,979,108	9,410,664	7,842,220	6,273,776	4,705,332	3,136,888	1,568,444	-
155	Haywood Securities Inc. In Trust For 4357376 Capital Corp			627,377	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,422**	**78,423**
		Remaining			548,955	470,533	392,111	313,689	235,267	156,845	78,423	-
156	Aaron Unger			4,801,032	**600,129**	**600,129**	**600,129**	**600,129**	**600,129**	**600,129**	**600,129**	**600,129**
		Remaining			4,200,903	3,600,774	3,000,645	2,400,516	1,800,387	1,200,258	600,129	-
157	Alan Friedman			4,801,032	**600,129**	**600,129**	**600,129**	**600,129**	**600,129**	**600,129**	**600,129**	**600,129**
		Remaining			4,200,903	3,600,774	3,000,645	2,400,516	1,800,387	1,200,258	600,129	-
158	Ethan Spence			313,688	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**	**39,211**
		Remaining			274,477	235,266	196,055	156,844	117,633	78,422	39,211	-
159	Jacob Goulette			12,547	**1,568**	**1,568**	**1,568**	**1,568**	**1,568**	**1,568**	**1,568**	**1,571**
		Remaining			10,979	9,411	7,843	6,275	4,707	3,139	1,571	-
	Total			**758,274,035**	**94,784,255**	**94,784,255**	**94,784,255**	**94,784,254**	**94,784,254**	**94,784,254**	**94,784,254**	**94,784,254**
	Contractual balance - Common Shares				663,489,780	568,705,525	473,921,270	379,137,016	284,352,762	189,568,508	94,784,254	-
	Notes			check	-	-	-	-	-	-	-	-

CONFIDENTIAL INFORMATION STATEMENT

LEEF HOLDINGS INC.

a Nevada corporation January 27, 2022

i

EXHIBIT A –	MERGER AGREEMENT (Disclosure Letter and Exhibits Not Included)
EXHIBIT B –	STOCKHOLDERS’ WRITTEN CONSENT (Approval of Merger and Related Transactions)
EXHIBIT C –	ACCREDITED INVESTOR CERTIFICATION
EXHIBIT D –	NEVADA LAW REGARDING DISSENTER RIGHTS EXHIBIT E – FORM OF DEMAND

ii

THIS INFORMATION STATEMENT IS CONFIDENTIAL AND MAY NOT BE DISTRIBUTED TO ANY PERSON OTHER THAN LEEF HOLDINGS, INC. (“LEEF”) STOCKHOLDERS (AND THEIR RESPECTIVE LEGAL, TAX AND ACCOUNTING ADVISORS) TO WHOM LEEF DIRECTLY PROVIDED THIS INFORMATION STATEMENT. THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS BEING PROVIDED TO THE STOCKHOLDERS OF LEEF FOR THE PURPOSE OF DISCLOSING RELEVANT INFORMATION ABOUT THE PROPOSED MERGER. THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS NOT TO BE USED FOR ANY OTHER PURPOSE OR RELEASED TO ANY OTHER PERSON (OTHER THAN THE STOCKHOLDERS’ RESPECTIVE LEGAL, TAX AND ACCOUNTING ADVISORS) WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LEEF.

THIS INFORMATION STATEMENT IS BEING FURNISHED TO THE STOCKHOLDERS OF LEEF IN CONNECTION WITH THE SOLICITATION OF THE WRITTEN CONSENT OF STOCKHOLDERS OF LEEF BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF LEEF (THE “COMPANY BOARD”). THE STOCKHOLDER WRITTEN CONSENT IS ENCLOSED FOR EACH STOCKHOLDER’S USE AS EXHIBIT B. THIS INFORMATION STATEMENT AND THE ACCOMPANYING WRITTEN CONSENTS ARE BEING DISTRIBUTED TO LEEF STOCKHOLDERS ON OR ABOUT JANUARY 27, 2022.

THE STOCKHOLDER CONSENT SOLICITED HEREBY WILL BECOME EFFECTIVE UPON RECEIPT BY LEEF OF PROPERLY EXECUTED WRITTEN CONSENTS REPRESENTING THE NUMBER OF SHARES REQUIRED FOR APPROVAL OF THE MATTERS DISCUSSED HEREIN WITH REGARD TO THE PROPOSAL TO APPROVE THE MERGER AGREEMENT (AS DEFINED BELOW) AND THE TRANSACTIONS CONTEMPLATED THEREBY. PLEASE REFER TO THE INFORMATION UNDER THE CAPTION “RECORD DATE FOR DETERMINATION OF STOCKHOLDERS ENTITLED TO VOTE; VOTES REQUIRED” BEGINNING ON PAGE 6.

BY THIS INFORMATION STATEMENT, THE COMPANY BOARD SEEKS STOCKHOLDER APPROVAL OF THE MERGER AGREEMENT, SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS EXHIBIT A (THE “MERGER AGREEMENT”), WHICH PROVIDES FOR THE ACQUISITION OF LEEF BY ICANIC BRANDS COMPANY INC., A COMPANY INCORPORATED PURSUANT TO THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA) (“PURCHASER”), THROUGH THE MERGER OF PURCHASER’S WHOLLY OWNED SUBSIDIARY, ICANIC MERGER SUB, INC., A NEVADA CORPORATION (“MERGER SUB”), WITH AND INTO LEEF, WITH LEEF AS THE SURVIVING CORPORATION UPON THE CONSUMMATION OF SUCH MERGER (“MERGER”). EXHIBITS TO THE MERGER AGREEMENT ARE AVAILABLE UPON REQUEST TO LEEF.

THE COMPANY BOARD BELIEVES THAT THE MERGER IS ADVISEABLE AND IN THE BEST INTERESTS OF LEEF AND ITS STOCKHOLDERS. THE COMPANY BOARD HAS APPROVED THE MERGER, THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT ALL STOCKHOLDERS PROVIDE THEIR CONSENT APPROVING THE MERGER, THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY.

IN ORDER TO CONSENT TO THE MERGER, THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY, YOU MUST RETURN AN EXECUTED SIGNATURE PAGE TO THE WRITTEN CONSENT ATTACHED AS EXHIBIT B, (I) BY DOCUSIGN (OR EMAIL), OR (II) BY MAIL TO THE ATTENTION OF KEVIN WILSON, VICE PRESIDENT OF FINANCE OF LEEF, 175 N. LENORE AVENUE, WILLITS, CALIFORNIA 95490 AS SOON AS POSSIBLE BUT IN NO EVENT LATER THAN CLOSE OF BUSINESS ON FEBRUARY 27, 2022.

THE MERGER INVOLVES CERTAIN RISKS TO THE STOCKHOLDERS OF LEEF. SEE “RISK FACTORS” SET FORTH BELOW ON PAGE 22 FOR A DISCUSSION OF THESE RISKS.

THE PROPOSED MERGER IS A COMPLEX TRANSACTION. IN CONSIDERING THE RECOMMENDATION OF THE COMPANY BOARD, STOCKHOLDERS SHOULD REVIEW AND CONSIDER CAREFULLY ALL THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT, INCLUDING THE INFORMATION CONTAINED IN THE ATTACHED DOCUMENTS. EACH STOCKHOLDER OF LEEF MUST PURSUE HIS, HER OR ITS OWN INDEPENDENT EVALUATION AND MAKE SUCH INVESTIGATION AS HE, SHE OR IT DEEMS APPROPRIATE WITH RESPECT TO THE CONSEQUENCES OF THE TRANSACTIONS DESCRIBED IN THIS INFORMATION STATEMENT. STOCKHOLDERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS INFORMATION STATEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM OR WITH LEEF OR PURCHASER OR ANY PROFESSIONAL ASSOCIATED WITH THE MERGER AS LEGAL, TAX OR INVESTMENT ADVICE. STOCKHOLDERS OF LEEF SHOULD CONSULT THEIR OWN LEGAL COUNSEL, ACCOUNTANT AND INVESTMENT ADVISORS, RESPECTIVELY, AS TO LEGAL, TAX AND OTHER MATTERS CONCERNING THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND DESCRIBED HEREIN, AND THE CONSEQUENCES OF THE TRANSACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LEEF OR PURCHASER. THE DELIVERY OF THIS INFORMATION STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EITHER LEEF OR PURCHASER SINCE THE DATE HEREOF.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO, AN INVITATION TO OR A SOLICITATION OF ANY PERSON OTHER THAN TO A STOCKHOLDER OF LEEF, AND DOES NOT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON (INCLUDING STOCKHOLDERS OF LEEF) IN A JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO ANY PERSON (INCLUDING STOCKHOLDERS OF LEEF) TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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LEEF HOLDINGS, INC.

CONFIDENTIAL INFORMATION

STATEMENT

INTRODUCTION

Leef Holdings, Inc., a Nevada corporation (variously referred to herein as “Leef” or the “Company”) is furnishing this Confidential Information Statement (“Information Statement”) in connection with the solicitation of action by written consent in lieu of a meeting of stockholders of the Company. In the written consent (the “Written Consent”), all Company stockholders are being asked to approve the proposed merger (the “Merger,” or the “Transaction”) of Icanic Merger Sub, Inc. (“Merger Sub”), a Nevada corporation and wholly-owned subsidiary of Icanic Brands Company Inc., a Company incorporated pursuant to the Business Corporations Act (British Columbia) (the “Purchaser”), with and into the Company. As a result of the Merger, the Company will be the surviving corporation (the “Surviving Corporation”) and will become a wholly owned subsidiary of Purchaser. The Merger will become effective (the “Effective Time”) upon the filing of a certificate of merger with the Secretary of State of the State of Nevada pursuant to the laws of the State of Nevada or such later time as Purchaser and the Company may agree in the Certificate of Merger. This Information Statement is accompanied by the following documents for use for this purpose:

1)	Action by Written Consent (attached as Exhibit B); and

2)	Accredited Investor Certification (attached as Exhibit C).

All of the above documents will need to be completed and returned to Kevin Wilson, Vice President of Finance of LEEF at 175 N. Lenore Avenue, Willits, California 95490 or by either DocuSign or email at kevin@leefca.com as soon as possible, but not later than February 27, 2022.

The Merger is subject to the terms and conditions of the Merger Agreement by and among Purchaser, Merger Sub, Company and Micah Anderson, solely in his capacity as the Stockholders’ Representative (the “Stockholder Representative”) dated January 21, 2022 (the “Merger Agreement”). A copy of the Merger Agreement is attached as Exhibit A to this Information Statement. Terms used but not otherwise defined herein have the meanings set forth in the Merger Agreement.

In full consideration for the Transaction, and subject to the terms and conditions set forth in the Merger Agreement, the aggregate amount payable by the Purchaser shall be the issuance of a number of Purchaser Common Shares in an amount equal to (the “Closing Payment”) the higher of (a) $120,000,000 or (b) two times the TTM Company Revenue for the period ended September 30, 2021, divided by the 30-day VWAP of the Purchaser Common Shares on the CSE for the period ended on the Business Day prior to the effective date of the Merger, using the daily foreign exchange rate for Canadian to United States dollars published by the Bank of Canada on the date the 30-day VWAP of the Purchaser Common Shares on the CSE is determined. No cash consideration will be payable by Purchaser, and no Company Stockholder will be entitled to receive any cash consideration, for any Company Common Shares.

As of the Effective Time, all Company Common Shares (other than Company Common Shares for which appraisal rights are perfected), will be converted into the right to receive from Purchaser, subject to all of the terms and conditions set forth in the Merger Agreement, for each share of Company Common Shares a pro rata portion of the Payment Shares. Each issued and outstanding share of capital stock of Merger Sub will be converted into one share of common stock of the Company as the surviving corporation after the Merger (the “Surviving Corporation”).

3

In addition, the Merger Agreement includes an earnout component pursuant to which the Company Stockholders may receive additional consideration following the Closing of the Merger contingent upon the achievement of certain financial milestones as more particularly described in Section 2.10 to the Merger Agreement. The potential earnout payments (each, an “Earnout Payment”), will be based on the TTM Company Revenue following the Closing and paid, if at all, as follows:

●	On the date this 15 months following Closing, an amount of Purchaser Common Shares equal in value to 10% of the difference of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following Closing minus (B) the Closing Payment (the “First Earn-Out Payment”);

●	On the date this is 27 months following Closing, an amount of Purchaser Common Shares equal in value to 10% of the difference of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following the first anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment (the “Second Earn-Out Payment”); and

●	39 months following Closing, an amount of Purchaser Common Shares equal in value to 10% of the difference of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following the second anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment minus (D) any amounts paid pursuant to the Second Earn-Out Payment.

Each Earnout Payment or any portion thereof, if any, will be paid out in a number of Purchaser Common Shares equal in value to the applicable Earnout Payment divided by the 30-day VWAP of the Purchaser Common Shares on the CSE for the period ended on the Business Day prior to the applicable payment date, using the daily foreign exchange rate for Canadian to United States dollars published by the Bank of Canada on the date the 30-day VWAP of the Purchaser Common Shares on the CSE is determined. Each Company Stockholder shall be entitled to receive their respective pro rata portion of the Purchaser Common Shares issued as to each Earnout Payment. Each Earnout Payment is a contingent payment and there is no guarantee that the Company will achieve revenues in amounts necessary to earn part or all of any Earnout Payment.

No person has been authorized to give any information or to give any representation not contained in this Information Statement in connection with the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement (as described herein), and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or Purchaser. Neither the delivery of this Information Statement nor any distribution of the Closing Payment as to which this Information Statement relates shall, under any circumstances, create an implication that there has been no change in the information contained herein since the date hereof.

The parties currently anticipate that the closing of the Merger will take place on or before March 22, 2022, although there can be no guarantee that the Merger will be completed by this time, or at all. The date of this Information Statement is January 27, 2022.

The Company and certain of its stockholders are parties to one or more of the following agreements: (i) Voting Agreement of Leef Holdings, Inc. dated January 28, 2019 by and among Micah Anderson and certain Company Stockholders (the “Voting Agreement”) and/or (ii) Stockholders’ Agreement of Leef Holdings, Inc. dated January 28, 2019 by and among certain Company Stockholders (the “Shareholders’ Agreement”). Pursuant to the terms of the Voting Agreement and Shareholders’ Agreement, all Company Stockholders that are a party to either are required to vote in favor of and approve the Transaction. As such, EACH COMPANY STOCKHOLDER THAT IS A PARTY TO EITHER THE VOTING AGREEMENT AND/OR THE SHAREHOLDERS’ AGREEMENT IS REQUESTED TO COMPLETE, SIGN AND PROMPTLY RETURN THE (I) WRITTEN CONSENT AND (II) ACCREDITED INVESTOR CERTIFICATION, EACH ATTACHED HERETO TO KEVIN WILSON, VICE PRESIDENT OF FINANCE OF LEEF, 175 N. LENORE AVENUE, WILLITS, CALIFORNIA 95490 OR BY EITHER DOCUSIGN OR EMAIL AT KEVIN@LEEFCA.COM NO LATER THAN FEBRUARY 27, 2022.

Should any Company Stockholder have any questions regarding the Merger and the transactions contemplated thereby, please contact Kevin Wilson, Vice President of LEEF, by mail, email or telephone at:

Kevin Wilson

Vice President of Finance

175 N. Lenore Avenue

Willits, California 95490

(416) 797-6455

kevin@leefca.com

4

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. When used in this Information Statement, the words “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements and, therefore, you should not place undue reliance on any forward-looking statements.

THE WRITTEN CONSENT

Purpose

The Written Consent accompanying this Information Statement is being solicited on behalf of the Company’s Board of Directors (the “Company Board”). As required by the Voting Agreement and Stockholders’ Agreement, certain Company Stockholders are requested to execute the accompanying Written Consent and promptly return the signature page and other related documents to Kevin Wilson, Vice President of Finance of LEEF, 175 N. Lenore Avenue, Willits, California 95490 or by either DocuSign or by email to kevin@leefca.com.

Written Consent

In the Action by Written Consent (the “Written Consent”) (attached hereto as Exhibit B), all Company Stockholders are being asked to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the appointment of Micah Anderson as the Stockholder Representative (the “Transaction Proposal”).

Additionally, all Company stockholders are being asked in the Written Consent to approve, and to be bound by, the indemnification and other obligations set forth in the Merger Agreement, including, without limitation, those set forth in Article 11 thereof.

Record Date for Determination of Stockholders Entitled to Vote; Votes Required

Record Date; Stockholders Entitled to Vote

Only holders of record of Company Common Shares as of the close of business on January 21, 2022 (the “Record Date”) are entitled to receive notice of and to grant or withhold consent with respect to approval and adoption of each of the resolutions set forth in the Written Consent. At the close of business on the Record Date, there were outstanding 86,764,427 Company Common Shares.

Votes Required

Approval of the Merger. Under Nevada law, the articles of incorporation and bylaws of the Company, the approval and adoption of the Merger Agreement and the transactions contemplated thereby will require the written consent of at least a majority of the then-outstanding Company Common Shares.

Appointment of Stockholder Representative. The approval of the appointment of Micah Anderson to serve as the Stockholder Representative pursuant to the Merger Agreement is also being sought by the holders of a majority of the Company Common Shares.

Agreement. Pursuant to the terms of the Voting Agreement and Shareholders’ Agreement, certain Company Stockholders that are a party to either are required to vote in favor of and approve the Transaction and the matters set forth in the Written Consent.

5

Consent Procedure

Section 78.320 of the Nevada Revised Statutes states that, unless otherwise provided in the articles of incorporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of a corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Those consents must be delivered to the corporation for inclusion in the minutes or filing with the corporate records. The articles of incorporation and bylaws of the Company do not limit the applicability of Section 78.320 of the Nevada Revised Statutes.

Under Chapter 78 of the Nevada Revised Statutes, only stockholders of record on the Record Date are eligible to give their consent. Persons owning shares “beneficially” (i.e., deriving the economic benefits of ownership thereof, or having the power to vote or dispose of shares), but not of “record” (i.e., whose names are recorded on the stock transfer records of the Company), should instruct such nominee to execute the consent on their behalf or have such nominee execute and mail such consent. A written consent may be revoked by a writing to that effect received by the corporation prior to the receipt by the corporation of unrevoked written consents sufficient in number to approve the Transaction.

Pursuant to the terms of the Voting Agreement and Shareholders’ Agreement, all Company Stockholders that are a party to either are required to vote in favor of and approve the Transaction.

Recommendation of the Company Board

After careful consideration, the Company Board has determined that the Transaction Proposal is fair to and in the best interests of the Company’s stockholders. Accordingly, the Company Board recommends that the Company’s stockholders approve the Transaction Proposal. Please refer to the information under the captions “Background” and “Reasons for the Merger” beginning on page 9 below for a discussion of the matters considered by the Company Board in connection with its approval of the Transaction Proposal.

Interests of the Company Board

In considering such recommendation of the Company Board, you should be aware that Micah Anderson serves as a director and member of the Company Board, and Mr. Anderson may have interests in the matters proposed that are different from, or in addition to, your interests. The Company Board was aware of these interests and considered them, among other things, in approving such matters. Please refer to the information under the caption “Interests of the Company Board and Management” beginning on page 28.

Dissenter’s Rights

Holders of Company Common Shares who do not vote in favor of the Merger may, under certain circumstances and by following procedures prescribed by Nevada law (as defined below), exercise dissenter’s rights or the right to receive cash for their Company Common Shares. Please refer to the section of this Information Statement under the caption “Dissenter’s Rights” beginning on page 26 for additional information. Any Company Stockholders that are a party to either the Voting Agreement and/or Stockholders’ Agreement are required to vote in favor of and approve the Transaction, and therefore will not be entitled to exercise dissenter’s rights.

6

TRANSACTION PROPOSAL

All Company Stockholders are being asked to vote to approve the Merger, the Merger Agreement and the transactions contemplated thereby, including the appointment of Micah Anderson as the Stockholder Representative. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company. The Company will survive the Merger and become a wholly owned subsidiary of Purchaser. Subject to the satisfaction or waiver of all conditions set forth in the Merger Agreement, the Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Nevada. The Merger is structured is a “reverse takeover” or “RTO” transaction, and as such the Company Stockholders, in the aggregate, will own greater than 50% of the issued and outstanding Purchaser Common Shares following the closing of the Merger.

The Companies

The Purchaser

Corporate Structure

The Purchaser was incorporated on September 15, 2011, under the laws of the Province of British Columbia and is registered extra-provincially under the laws of the Province of Ontario. The Purchaser is a public company whose common shares are listed for trading on the CSE under the symbol “ICAN”. The head office of the Company is located at Suite 810 - 789 West Pender Street, Vancouver, BC, V6C 1H2, Canada.

Business

The Purchaser is a cannabis branded products manufacturer based in California, the largest and most competitive cannabis market in the world. The Purchaser’s mission is to make cannabis safe and approachable, which starts with manufacturing high-quality products delivering consistent experiences.

Additional information about the Purchaser, including Purchaser’s public filings, can be obtained from the Purchaser’s SEDAR profile at www.sedar.com.

Merger Sub

Merger Sub is a Nevada corporation and wholly owned subsidiary of Purchaser. Merger Sub is not an operating company and has the sole purpose of facilitating the Merger.

The Company

Corporate Structure

The Company is a Nevada corporation. The Company owns all of the membership interests in (i) Seven Zero Seven, LLC, a California limited liability company, (ii) Payne’s Distribution, LLC, a California limited liability; (iii) Paleo Paw, Corp., a California corporation; (iv) ZBN Research, LLC; and (v) Willits retail, LLC.

Business

The Company is a vertically integrated cannabis holding company with its primary operations in Willits, California. The Company owns and operates multiple licensed cannabis operations throughout California as well as a CBD wellness operation shipping globally.

The Company’s core business is the production and distribution of cannabis oil and other related products manufactured in Willits California using a type 7 extraction license. Type 7 licenses allow the extraction of cannabis material using organic ethanol and hydrocarbon solvents.

7

The Company also has a consumer package goods line outside of the cannabis industry that focuses on CBD and wellness products under the Leef Organics product line. Leef Organics products are available via the Company’s online store direct to consumers, as well as sold directly into retailers such as Nordstrom, Anthropology and the Marriott hotels. In addition, Paleo Paw, the Company’s dog treat and wellness brand, is also available through these channels.

In early 2020, The Company established ZBN Research, LLC (“ZBN”). ZBN is the Company’s pharmaceutical research company that will focus on researching and creating new compounds and products. ZBN was founded to develop data driven endo-cannabinoid and psychedelic based formulations, foster original research and create new plant based pharmaceutical products. ZBN is currently pursuing preclinical and clinical trials on endocannabinoid formulations with indications of insomnia and pain relief.

Background

Purchaser delivered to the Company a written proposal with respect to the acquisition of the Company by Purchaser (the “LOI”). The Company Board believed such offer to be in good faith and proceeded to negotiate the terms of the transaction including, without limitation, the aggregate consideration (as more fully described below) and the related documentation. Over the course of several weeks, the parties negotiated the terms of the LOI and ultimately executed such LOI on August 18, 2021. Since that time, the parties and their respective legal counsel and advisors have negotiated the Merger Agreement and related documentation. On January 21, 2022, the Company Board approved the execution of the Merger Agreement and the related documentation, and the terms of the Merger.

Reasons for the Merger

The Company Board has determined that the terms of the Transaction are advisable•• to, and in the best interests of, the Company and its stockholders, and the Company Board has approved the Merger Agreement and the transactions contemplated thereby. The Company Board believes that a number of strategic benefits will accrue from the Transaction, although there can be no assurance that any of the benefits expected from the Transaction will be realized.

In reaching such determination to recommend approval of the Merger Agreement and the Transaction, the Company Board considered, among other things, the following factors (a) the consideration to be received by the holders of Common Stock in the Transaction; (b) the Company’s prospects if it were to remain independent; (c) the financial condition, results of operations and business and strategic objectives of the Company on both an historical and prospective basis, and current industry, economic and market conditions; (d) the possible strategic growth opportunities that might be available to the Company absent the Transaction, and the belief, based on the review of such opportunities, that the stockholders would benefit most from the potential Transaction; (e) the alternatives available to the Company, the likelihood that the Company would be able to negotiate and consummate a transaction with another party and the strategic fit of the Company’s business with that of Purchaser; (f) the relative certainty associated with consummating a transaction with Purchaser; (g) the perceived ability to retain employees of the Company following a transaction with Purchaser; and (h) the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and indemnification obligations.

During such proceedings, the Company Board also considered and balanced against the potential benefits of the Merger a number of potentially negative factors, including, but not limited to, the following (a) the risk that the Transaction would not be consummated; and (b) other risks.

After considering these factors, the Company Board concluded that the potential benefits of the Transaction outweighed the negative factors against recommending the Transaction and determined that the Transaction was fair to and in the best interests of the Company’s Stockholders.

8

The above discussion of the factors considered by the Company Board in making its decision is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Transaction, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determination.

The Company has not sought or obtained an opinion from an outside investment bank or financial advisor as to the fairness of the Transaction to the Company’s Stockholders.

The Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The provisions of the Merger Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Merger Agreement that is important to the Company’s stockholders and this summary is qualified in its entirety by the terms of the Merger Agreement. The Merger Agreement is attached to this Information Statement as Exhibit A, and you are encouraged to read it carefully and in its entirety for a more complete understanding of the Merger.

Purchase Price

In full consideration for the Transaction, and subject to the terms and conditions set forth in the Merger Agreement, the aggregate amount payable by the Purchaser shall be the issuance of a number of Purchaser Common Shares in an amount equal to (the “Closing Payment”) the higher of (a) $120,000,000 or (b) two times the TTM Company Revenue for the period ended September 30, 2021, divided by the 30-day VWAP of the Purchaser Common Shares on the CSE for the period ended on the Business Day prior to the effective date of the Merger, using the daily foreign exchange rate for Canadian to United States dollars published by the Bank of Canada on the date the 30-day VWAP of the Purchaser Common Shares on the CSE is determined. No cash consideration will be payable by Purchaser, and no Company Stockholder will be entitled to receive any cash consideration, for any Company Common Shares. The issuance of Purchaser Common Shares shall be the exclusive consideration payable for Company Common Shares.

As of the Effective Time, all Company Common Shares (other than Company Common Shares for which appraisal rights are perfected), will be converted into the right to receive from Purchaser, subject to all of the terms and conditions set forth in the Merger Agreement, for each share of Company Common Shares a pro rata portion of the Payment Shares. Each issued and outstanding share of capital stock of Merger Sub will be converted into one share of common stock of the Company as the surviving corporation after the Merger (the “Surviving Corporation”).

Earnout Payment

The Merger Agreement includes an earnout component pursuant to which the Company Stockholders may receive additional consideration following the Closing of the Merger contingent upon the achievement of certain financial milestones as more particularly described in Section 2.10 to the Merger Agreement. The potential earnout payments (each, an “Earnout Payment”), will be based on the TTM Company Revenue following the Closing and paid, if at all, as follows:

●	On the date this 15 months following Closing, an amount of Purchaser Common Shares equal in value to 10% of the difference of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following Closing minus (B) the Closing Payment (the “First Earn-Out Payment”);

●	On the date this is 27 months following Closing, an amount of Purchaser Common Shares equal in value to 10% of the difference of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following the first anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment (the “Second Earn-Out Payment”); and

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●	39 months following Closing, an amount of Purchaser Common Shares equal in value to 10% of the difference of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following the second anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment minus (D) any amounts paid pursuant to the Second Earn-Out Payment.

Each Earnout Payment or any portion thereof, if any, will be paid out in a number of Purchaser Common Shares equal in value to the applicable Earnout Payment divided by the 30-day VWAP of the Purchaser Common Shares on the CSE for the period ended on the Business Day prior to the applicable payment date, using the daily foreign exchange rate for Canadian to United States dollars published by the Bank of Canada on the date the 30-day VWAP of the Purchaser Common Shares on the CSE is determined. Each Company Stockholder shall be entitled to receive their respective pro rata portion of the Purchaser Common Shares issued as to each Earnout Payment. Each Earnout Payment is a contingent payment and there is no guarantee that the Company will achieve revenues in amounts necessary to earn part or all of any Earnout Payment.

Treatment of Convertible Debt

The Company is a party to that certain Indenture dated June 6, 2019 by and among the Company and Odyssey Trust Company, as both Trustee and Collateral Agent thereunder (the “Indenture”). Pursuant to the terms of the Indenture, the Company issued 9% Convertible Senior Secured Debentures due June 6, 2022 (the “Convertible Debentures”), of which there are currently Convertible Debentures in the aggregate amount of $13,972,937 in principal and interest outstanding. All debts and obligations under the Convertible Debentures will be assumed by the Purchaser. In addition, the holders of Convertible Debentures will be entitled to convert their Company Debentures for Purchaser Common Shares in accordance with the terms of the Indenture.

Treatment of Stock Options

The Company currently has 9,667,362 options to purchase Company Common Shares issued and outstanding under its 2019 Stock Incentive Plan (the “Company Options”). Upon Closing, all Company Options will be assumed by Purchaser, and the Purchaser will replace all such assumed Company Options with newly issued options under the Purchaser’s equity incentive plan to purchase Purchaser Common Shares. All newly issued options by the Purchaser will be on substantially identical terms as the Company Options, except that the number of shares such options are exercisable for and the exercise price will be proportionately adjusted.

Treatment of Warrants

The Company currently has 527,338 warrants to purchase Company Common Shares issued and outstanding (the “Company Warrants”). Upon Closing, all Company Warrants will be assumed by the Purchaser. By the terms of the Company Warrants, all Company Warrants will automatically become exercisable for Purchaser Common Shares, except that the number of shares such Company Warrants are exercisable for and the exercise price of such Company Warrants will be proportionately adjusted.

Financial Advisory Fees

The Company retained Bayline Capital Partners, Inc. (“Bayline”) to advise it in connection with the Transaction. Pursuant to the terms of the engagement agreement with Bayline as compensation for its services in connection with the Transaction, Bayline will be entitled to a fee equal in amount to 2.65% of any consideration payable in the Transaction. Bayline’s fee will be paid by a combination of cash and the issuance of Purchaser Common Shares. As such, Bayline will be entitled to receive its portion of any consideration (including any Earnout Payment) payable to the Company Stockholders under the Merger Agreement.

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Stockholder Representative

By approving the Merger Agreement and by executing and delivering the Written Consent, the Company’s stockholders are deemed to have approved the appointment of Micah Anderson as their agent and attorney-in-fact in his capacity as the Stockholders’ Representative, with authority to take, on their behalf, all actions required or permitted pursuant to the Merger Agreement, including with respect to administering claims for indemnification pursuant to Article 11 of the Merger Agreement. As such, the Stockholder Representative will have full power to give and receive notices and communications as provided in the Merger Agreement, to object to any claims of an Indemnified Party, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, such claims or Losses, to determine and finally resolve any disputes with respect to the Earnout Payment, to waive after the Closing any breach or default of the Purchaser or Surviving Corporation of any obligation to be performed by it under this Agreement, to receive service of process on behalf of each Company Stockholder in connection with any claims against such Company Stockholder arising under or in connection with this Agreement, any document or instrument provided for hereby or any of the transactions contemplated by the Merger Agreement or under any other Ancillary Agreements, and to take all other actions that are either (a) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (b) specifically mandated by the terms of the Merger Agreement. The Stockholder Representative will have no liability to the Company Stockholders for his actions or failures to act in such capacity while acting in good faith. In addition, the Company Stockholders are obligated to indemnify the Stockholder Representative for any loss, liability, damage, claim, penalty, fine, forfeiture, actions, fee, cost or expense he incurs in performing his duties under the Merger Agreement.

Stockholder Approval

The Merger Agreement requires that the Company obtain by written consent of the requisite vote of the Company’s Stockholders in accordance with the Company’s articles of incorporation, its bylaws and Nevada law.

Indemnification Provisions

Indemnification by Company Stockholders

Subject to the limitations set forth in Article 11 of the Merger Agreement, each of the Company Stockholders shall severally and not jointly (according to their respective pro rata portion), indemnify Purchaser, Merger Sub and their Affiliates (including the Surviving Corporation) and each of their respective successors and assigns (hereinafter referred to as, the “Purchaser Indemnitees”) and hold each of them harmless from and against of any Loss which such Purchaser Indemnitee suffers, sustains or becomes subject to as a result of, arising out of, relating to or in connection with the following:

(i) any inaccuracy of any representation or warranty of the Company set forth in Article 4 of the Merger Agreement (as supplemented or qualified by the Company Disclosure Letter) or in any certificate, agreement or other document delivered pursuant to the Merger Agreement; and

(ii) the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under the Merger Agreement, or any certificate, agreement or other document delivered pursuant to the Merger Agreement.

Indemnification by Purchaser

Subject to the limitations set forth in Article 11 of the Merger Agreement, the Purchaser shall indemnify the Company Stockholders and each of their Affiliates and each of their respective successors and assigns (hereinafter referred to as, the “Company Indemnitees”) and hold each of them harmless from and against of any Loss which such Company Indemnitee suffers, sustains or becomes subject to as a result of, arising out of, relating to or in connection with the following:

(i) any inaccuracy of any representation or warranty of Purchaser set forth in Article 3 of the Merger Agreement (as supplemented or qualified by the Purchaser Disclosure Letter) or in any certificate, agreement or other document delivered pursuant to the Merger Agreement; and

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(ii) the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation of the Purchaser under the Merger Agreement, or any certificate, agreement or other document delivered pursuant to the Merger Agreement.

Indemnification Limitations

Neither the Purchaser Indemnitees nor the Company Indemnitees may recover any Losses (other than a breach of a Fundamental Representation or for fraud) unless and until Losses in an aggregate amount greater than Seven Hundred Thousand Dollars ($700,000.00) (the “Deductible”) have been incurred, paid or properly accrued by the Purchaser Indemnitees or Company Indemnitees, as applicable, in which case the Purchaser Indemnitees or Company Indemnitees, as applicable, may recover for all Losses in excess of the Deductible. In no event shall the aggregate Liability of the Company Stockholders for any Losses (other than a breach of Fundamental Representation or for fraud), exceed ten percent (10.0%) of the aggregate amount paid to such Company Stockholders (the “General Cap”). In addition, in no event shall the aggregate Liability of the Company Stockholders for any Losses (other than for fraud), exceed sixty percent (60.0%) of the aggregate amount paid to such Company Stockholders (the “Aggregate Cap”).

Notwithstanding the foregoing, Losses recoverable from any Company Stockholder in respect of any fraud on the part of any such Company Stockholder will not be subject to the Deductible, General Cap, Aggregate Cap or in any way limited as set forth above. However, Purchaser Indemnitees will be entitled to recover Losses in connection with any such fraud only from the Company Stockholders responsible for the commission of such fraud and no other Company Stockholders will be liable for such Losses.

Exchange Procedure for Common Stock

In order to receive his, her or its portion of the Closing Payment and Earnout Payment, each Company Stockholder must complete, sign and return to the Purchaser’s depository, National Securities Administrators Ltd. (the “Depository”) a letter of transmittal (the “Letter of Transmittal”). Purchaser shall cause a Letter of Transmittal to be sent to each Company Stockholder, together with instructions for its return to the Depository. Each Company Stockholder who returns to the Depository his, her or its Letter of Transmittal executed and completed in accordance with its instructions, and a duly executed Accredited Investor Certificate to the extend not previously completed, shall receive such aggregate Closing Payment and Earnout Payment to which such Company Stockholder is entitled pursuant to the Merger Agreement.

Regulatory Matters

The consummation of the Merger is subject to, among other conditions, the receipt of consent to the Merger by various state and local governmental agencies as well as filings with and notifications to certain governmental entities and other organizations such as the CSE. In particular, the following state and local governmental agencies and entities are required: (i) Bureau of Cannabis Control (State of California), (ii) City of Willits, California and (iii) City of Arvin, California.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties regarding, among other things (a) organizational matters (including, without limitation, standing and power to conduct business); (b) authority to enter into and perform its obligations under the Merger Agreement; and (c) the execution, delivery and performance of the Merger Agreement will not violate or contravene any provision of the Company’s articles of incorporation, bylaws, certain agreements or applicable law.

In addition, the Company has made representations and warranties regarding, among other things: (a) its subsidiaries; (b) its capitalization; (c) any consents required necessary for the consummation of the Transaction; (d) its financial statements; (e) absence of certain changes; (f) absence of undisclosed liabilities; (g) litigation; (h) restrictions on business activities; (i) governmental authorizations; (j) title to property; (k) intellectual property; (l) environmental matters; (m) taxes; (n) employee benefit plans; (o) matters related to employees; (p) interested party transactions; (q) leased property; (r) compliance with laws; (s) its books and records; (t) brokers’ and finders’ fees; and (u) material contracts.

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Purchaser and Merger Sub also made representations and warranties regarding, among other things: (a) their subsidiaries; (b) their capitalization; (c) any consents required necessary for the consummation of the Transaction; (d) their public filings and financial statements; (e) absence of certain changes; (f) absence of undisclosed liabilities; (g) litigation; (h) restrictions on business activities; (i) governmental authorizations; (j) title to property; (k) intellectual property; (l) environmental matters; (m) taxes; (n) employee benefit plans; (o) matters related to employees; (p) interested party transactions; (q) leased property; (r) compliance with laws; (s) its books and records; (t) brokers’ and finders’ fees; (u) material contracts; (v) the Purchaser Common Shares to be issued; and (w) available cash reserves.

Covenants Relating to the Company’s Conduct of Business

From the date of the Merger Agreement until the Closing Date, the Company agreed that it would carry on its business in the ordinary course consistent with past practice.

In addition, the Company is prohibited from taking certain actions without the consent of Purchaser from the date of the Merger Agreement until the Closing Date, including but not limited to: (a) amending any of the Company’s organizational documents; (b) declaring, authorizing or paying dividends; (c) issuing stock or equity; (d) increasing the compensation of any officer, director, employee or consultant; (e) terminating, amending or entering into any material contract or lease; (f) selling, transferring, leasing or encumbering any assets outside the ordinary course of business; (g) instituting, settling or compromising any action or legal proceeding involving the payment of monetary damages; (h) acquiring (by merger, purchaser or consolidation) any equity securities or assets of any business or any person; (i) borrowing money, incurring indebtedness, guarantying the indebtedness of another or making any loans; (j) splitting, combining or reclassifying the equity securities of the Company or repurchasing or redeeming any equity securities of the Company; (k) making any capital expenditure in excess of $150,000 or outside the ordinary course of business; (l) terminating or modifying any material insurance policy; (m) selling, assigning, transferring or granting any security interest in or to any material intellectual property; (n) engaging in any business outside the ordinary course; (o) adopting a stockholder rights or similar plan; (p) organizing any new subsidiary that is not wholly-owned; (q) adopting any plan of partial or complete liquidation or dissolution or effecting a reorganization or restructuring; and (o) entering into any agreement or contract to do any of the foregoing.

Covenants Relating to the Purchaser’s Conduct of Business

From the date of the Merger Agreement until the Closing Date, the Purchaser agreed that it would carry on its business in the ordinary course consistent with past practice.

In addition, the Purchaser is prohibited from taking certain actions without the consent of the Company from the date of the Merger Agreement until the Closing Date, including but not limited to: (a) amending any of the Purchaser’s organizational documents; (b) declaring, authorizing or paying dividends; (c) issuing stock or equity; (d) increasing the compensation of any officer, director, employee or consultant; (e) terminating, amending or entering into any material contract or lease; (f) selling, transferring, leasing or encumbering any assets outside the ordinary course of business; (g) instituting, settling or compromising any action or legal proceeding involving the payment of monetary damages; (h) acquiring (by merger, purchaser or consolidation) any equity securities or assets of any business or any person; (i) borrowing money, incurring indebtedness, guarantying the indebtedness of another or making any loans; (j) splitting, combining or reclassifying the equity securities of the Purchaser or repurchasing or redeeming any equity securities of the Purchaser; (k) making any capital expenditure in excess of $100,000 or outside the ordinary course of business; (l) terminating or modifying any material insurance policy; (m) selling, assigning, transferring or granting any security interest in or to any material intellectual property; (n) engaging in any business outside the ordinary course; (o) adopting a stockholder rights or similar plan; (p) organizing any new subsidiary that is not wholly-owned; (q) adopting any plan of partial or complete liquidation or dissolution or effecting a reorganization or restructuring; and (o) entering into any agreement or contract to do any of the foregoing.

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Additional Covenants of the Company and Purchaser

In addition to covenants relating to the conduct of the Company’s business, the Merger Agreement includes covenants of the Company relating to: (a) notification requirements upon the occurrence of certain events; (b) updates to disclosure schedules to the Merger Agreement; (c) use of commercially reasonable efforts to perform its obligations under the Merger Agreement and obtain all necessary consents and approvals; and (d) public disclosure.

In addition to covenants relating to the conduct of the Purchaser’s business, the Merger Agreement includes covenants of the Purchaser relating to: (a) non-solicitation; (b) notification requirements upon the occurrence of certain events; (c) updates to disclosure schedules to the Merger Agreement; (d) use of commercially reasonable efforts to perform its obligations under the Merger Agreement and obtain all necessary consents and approvals; and

(e) public disclosure.

Expenses

Whether or not the Transaction is consummated, all costs and expenses arising out of, relating to or incidental to the discussion, evaluation, negotiation and documentation of the Merger Agreement and the transactions contemplated by the Merger Agreement (including reasonable fees and expenses of legal counsel and financial advisors and accountants), will be paid by the party incurring such expense.

Conditions to the Merger

Purchaser and Merger Sub Closing Conditions

Purchaser and Merger Sub’s obligations to close the Merger are conditioned upon satisfaction of certain conditions, unless waived in writing, including without limitation, of the following: (a) the Company’s performance of its obligations and the truth and accuracy of the Company’s representations and warranties as of the Closing Date; (b) obtaining all necessary approvals, including governmental approvals, for the consummation of the Merger and the continued operation of the Company after the Merger, including the approval of the Written Consent by the requisite percentage of the Company’s stockholders; (c) completion of all proceedings necessary to effect the Merger; (d) the absence of any actual or threatened action or legal proceeding that could restrict or enjoin the Transaction or result in a Material Adverse Effect on the Company; (d) available exemptions form registration under U.S. and Canadian securities laws for Purchaser Common Shares issued under the Merger Agreement; (e) delivery to Purchaser of the Company Capitalization Spreadsheet; (f) delivery to Purchaser of an employment agreement executed by Micah Anderson; (g) delivery to Purchaser of lock-up agreements by certain personnel of the Company; and (h) the delivery of various closing certificates executed by certain officers of the Company.

The Company’s Closing Conditions

The Company’s obligation to close the Merger are conditioned upon satisfaction of certain conditions, unless waived in writing, including without limitation, of the following: (a) the Purchaser’s and Merger Sub’s performance of their obligations and the truth and accuracy of the Purchaser’s and Merger Sub’s representations and warranties as of the Closing Date; (b) obtaining all necessary approvals, including governmental approvals, for the consummation of the Merger and the continued operation of the Company after the Merger, including the approval of the Written Consent by the requisite percentage of the Company’s stockholders; (c) completion of all proceedings necessary to effect the Merger; (d) the absence of any actual or threatened action or legal proceeding that could restrict or enjoin the Transaction or result in a Material Adverse Effect on the Purchaser; (d) available exemptions form registration under U.S. and Canadian securities laws for Purchaser Common Shares issued under the Merger Agreement; (e) there shall not have been a Material Adverse Effect on Purchaser; (f) that Purchaser shall have an unrestricted cash balance of at least $3.0 Million; (f) that Purchaser shall not have liabilities exceeding $500,000.00; (g) delivery to the Company of lock-up agreements by certain personnel of the Purchaser; and (h) the delivery of various closing certificates executed by certain officers of the Purchaser.

Termination and Amendment of the Merger Agreement

Termination. The Merger Agreement may be terminated and the Merger abandoned by written notice explaining the reason for such termination, whether or not the stockholders have approved the Merger (a) at any time prior to the Closing by mutual written consent of Purchaser and the Company; (b) at any time prior to the Closing by the Purchaser, if (i) the Company is in material breach of any material provision of the Merger Agreement and such breach is not cured within ten (10) days of receipt by the Company of written notice from Purchaser of such breach, and (ii) the Purchaser and Merger Sub is not, on the date of termination, in material breach of any material provision of the Merger Agreement; (c) at any time prior to the Closing by the Company if (i) the Purchaser or the Merger Sub is in material breach of any material provision of the Merger Agreement and such breach is not cured within ten (10) days of receipt by such party of written notice from the Company of such breach, and (ii) the Company is not, on the date of termination, in material breach of any material provision of the Merger Agreement; (d) by the Purchaser or by the Company, if (i) the Closing has not occurred on or prior to March 22, 2022 for any reason; and (ii) the terminating Party is not, on the date of termination, in material breach of any material provision of the Merger Agreement; or (e) by the Purchaser or by the Company, if (i) there shall be a final non-appealable order of any governmental authority in effect preventing consummation of the Merger, or (ii) there shall be any law or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority that would make consummation of the Merger illegal, or (iii) the Company Stockholders do not ratify and approve the Merger.

Amendment. The Merger Agreement may be amended, modified or supplemented at any time, but only pursuant to an instrument in writing signed by the parties; provided, that any amendment which by Law requires further approval by the Company’s Stockholders will not be made without such approval.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of material U.S. federal income tax consequences of the Merger to the Company’s Stockholders. The summary is based on the Code, applicable Treasury Regulations under the Code, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Neither Purchaser nor the Company has requested or will request an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger, nor will counsel to Purchaser or the Company render a tax opinion in connection with the Merger. The following summary is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the consequences described below.

The following summary applies only to the Company’s stockholders who hold shares of the Company’s Common Stock (the “Shares”) as capital assets. The summary below does not address all tax considerations that may be relevant to a particular Company stockholder in light of such holder’s individual circumstances or to the Company’s stockholders that may be subject to special treatment under U.S. federal income tax law (for example, (1) financial institutions, (2) investors in pass-through entities, (3) tax-exempt organizations, (4) non-U.S. individuals or entities and (5) the Company’s stockholders who received their Shares through the exercise or conversion of options or otherwise as compensation). Furthermore, the following summary does not address alternative minimum taxes, estate and gift taxes, or any tax consequences under the laws of any state, local or foreign jurisdiction.

THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR OWN PARTICULAR CIRCUMSTANCES. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL TAX CONSEQUENCES OF THE MERGER TO YOU IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

General

The Merger will be treated as a taxable sale of your Company Common Shares in exchange for the Closing Payment received by you. In general (and subject to the discussion below), you will recognize gain or loss in connection with the Merger equal to the difference between (i) your share of the Closing Payment and (ii) your adjusted tax basis in such Company Common Shares. Such gain or loss will constitute capital gain or loss, except that a portion of any payment of consideration due more than one (1) year after the Merger generally will be treated as imputed interest, taxable as ordinary income as described below. The capital gain or loss you recognize will be long term capital gain or loss if you held the Company Common Shares for more than one year immediately prior to the Effective Time of the Merger. Net long term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to significant limitations. Gain or loss realized generally will be calculated separately for each block of Company Common Shares (i.e., shares acquired at the same cost in a single transaction) surrendered in the Merger by you. Certain U.S. individuals, estates and trusts are subject to an additional 3.8% tax on net investment income, including gain from the disposition of the Company Common Shares.

Installment Sale Rules

Because you may receive payments after the end of 2022, you generally would be eligible to report gain realized from the Merger under the installment sale rules. In general, under the installment sale rules, your gain is reported periodically as payments (i.e., pursuant to the Earnout Payments, if any) are received. Each payment of consideration that you receive generally will be treated as consisting of two components: (i) taxable gain on the sale of your Company Common Shares; and (ii) a partial tax-free return of your adjusted tax basis in the Company Common Shares. However, a portion of any payment due more than one (1) year after the Merger generally will be treated as imputed interest, taxable as ordinary income as described below.

In general, in determining the portion of each payment that is treated as a tax-free return of your adjusted tax basis, you must allocate your tax basis in your Company Common Shares between your share of the Closing Payment that you have a right to receive at the Effective Time and the portion of the Closing Payment that you receive thereafter on a ratable basis. For this purpose, you must assume that you will receive the maximum possible payment to which you may be entitled pursuant to any Earnout Payments. If the amount you actually receive pursuant to any Earnout Payments is less than such maximum amount (e.g., as a result of payments made in connection with claims for indemnification under Article 11 of the Merger Agreement), you could be required to recompute the balance of gain to be recognized or to recognize a loss to the extent of unrecovered basis.

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A portion of the amount, if any, distributed to you pursuant to the Earnout Payments generally will be recharacterized as imputed interest, taxable as ordinary income. The portion of any such distribution that will be characterized as interest income will equal the excess of the total amount of the payment actually received over the present value of such payment as of the Effective Time of the Merger, computed using the appropriate applicable federal rate.

If you report gain under the installment sale method, you may be required to pay interest on the deferred tax liability. In general, to the extent that the total face amount of all installment obligations (pursuant to the Earnout Payments) held by you that arose during, and are outstanding at the close of, your taxable year that includes the Merger exceeds $5,000,000, interest is required to be paid to the Internal Revenue Service on the deferred tax liability attributable to that excess.

The installment method is not available to you if you will recognize a loss in the Merger or you affirmatively elect out of installment method treatment. You may elect out of the installment method by appropriately reporting the entire amount of gain realized on your U.S. federal income tax return for the taxable year in which the Merger occurs.

THE INSTALLMENT SALE RULES ARE COMPLEX AND THEIR APPLICATION TO YOU WILL DEPEND ON YOUR PARTICULAR CIRCUMSTANCES. ACCORDINGLY, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS REGARDING YOUR ABILITY TO DEFER A PORTION OF GAIN REALIZED IN THE MERGER UNDER THE INSTALLMENT SALE RULES OF THE CODE, THE ISSUES THAT ARISE IN CONNECTION WITH SUCH DEFERRAL AND WHETHER TO ELECT OUT OF INSTALLMENT METHOD TREATMENT.

Tax on Net Investment Income

A 3.8% net investment tax applies to certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes gain recognized on the disposition of Company Common Shares. In the case of an individual, the tax will be imposed on the lesser of (i) the individual’s net investment income or (ii) the amount by which the individual’s modified adjusted gross income exceeds $250,000 (if the individual is married and filing jointly or a surviving spouse), $125,000 (if the individual is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. Company Stockholders should consult their own tax advisors regarding the implications of this additional tax to their particular circumstances.

Backup Withholding

Payments in connection with the Merger may be subject to U.S. federal backup withholding tax, unless an exception applies under the applicable rules and regulations. Currently, the backup withholding tax rate is 28%. If backup withholding tax applies to you, you may use the amounts withheld as a refund or credit against your U.S. federal income tax liability, if certain information is provided to the Internal Revenue Service. To prevent backup withholding with respect to payments made in connection with the Merger, you must provide your correct taxpayer identification number and certify that you are not subject to backup withholding by completing the substitute Form W-9 included in the letter of transmittal.

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THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY STOCKHOLDERS. COMPANY STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

CERTAIN CANADIAN INCOME TAX CONSIDERATIONS

The following is a summary of the principal Canadian federal income tax considerations under subsection 85(1) of the Income Tax Act (Canada) (THE “Tax Act”) in respect of the Merger to the Company Stockholders who, for purposes of the Tax Act and at all relevant times (i) hold the Company Common Shares pursuant to the Merger as capital property, (ii) deals at arm’s length with, and is not affiliated with, the Company, or the Purchaser, and (iii) is a resident of Canada or who is deemed to be a resident of Canada for purposes of the Tax Act (a “Resident Holder”).

The Company Common Shares generally will be considered capital property to a Resident Holder for purposes of the Tax Act unless the Resident Holder holds such shares in the course of carrying on a business of buying and selling shares or the Resident Holder has acquired or holds such shares in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act in force as of the date of this Information Statement and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date of this Information Statement. This summary takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Information Statement (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. No assurance can be given that the Proposed Amendments will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any other changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ materially from those described in this summary.

This summary is not applicable to a Resident Holder (i) that is a “financial institution” for the purposes of the mark-to-market rules in the Tax Act, (ii) that is a “specified financial institution” (as defined in the Tax Act), (iii) an interest in which is, or whose Company Common Shares are, a “tax shelter investment” (as defined in the Tax Act), (iv) that has elected to determine its “Canadian tax results” in a currency other than Canadian currency pursuant to the “functional currency reporting” rules in the Tax Act, (v) that has entered into a “synthetic disposition agreement” (as defined in the Tax Act) or a “derivative forward agreement” (as defined in the Tax Act) with respect to the Shares, (vi) a person who is exempt from tax under Part I of the Tax Act or (vii) in relation to which the Company is a “foreign affiliate” (as defined in the Tax Act). Such Resident Holders should consult their own tax advisors.

THIS SUMMARY IS NOT EXHAUSTIVE OF ALL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS AND IS ONLY LIMITED TO A DISCUSSION OF THE APPLICATION OF SUBSECTION 85(1) OF THE TAX ACT. IT IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR RESIDENT HOLDER. ACCORDINGLY, RESIDENT HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, PROVINCIAL, TERRITORIAL AND OTHER APPLICABLE TAX LEGISLATION. THE DISCUSSION BELOW IS QUALIFIED ACCORDINGLY.

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A Resident Holder may obtain a full or partial deferral in respect of the exchange of the Company Common Shares under the Merger by filing with the CRA (and, where applicable, with a provincial tax authority) a joint election made by the Resident Holder and the Purchaser under subsection 85(1) of the Tax Act (or, in the case of a partnership, under subsection 85(2) of the Tax Act, provided all members of the partnership jointly elect) and the corresponding provisions of any applicable provincial tax legislation (collectively, the “Section 85 Election”).

The availability and extent of the deferral will depend on the Elected Amount (as defined below) designated and the Resident Holder’s adjusted cost base of the Shares at the time of the exchange, and is subject to the Section 85 Election requirements being met under the Tax Act.

A Resident Holder making a Section 85 Election will be required to designate an amount (the “Elected Amount”) in the election form that will be deemed to be the proceeds of disposition of the Resident Holder’s Shares at the time of exchange. In general, the Elected Amount may not be:

(a)	less than the lesser of (i) the Resident Holder’s adjusted cost base of the Company Common Shares immediately before the time of the exchange, and (ii) the fair market value of the Company Coimmon Shares, at the time of the exchange; or

(b)	greater than the fair market value of the Company Common Shares at the time of the exchange.

The Canadian federal income tax treatment to a Resident Holder who properly makes a valid Section 85 Election generally will be as follows:

(a)	the Resident Holder will be deemed to have disposed of the Resident Holder’s Company Common Shares for proceeds of disposition equal to the Elected Amount;

(b)	to the extent that the Elected Amount exceeds the aggregate of the adjusted cost base of the Company Common Shares to the Resident Holder and any reasonable costs of disposition, the Resident Holder will in general realize a capital gain equal to such excess; and

(c)	the aggregate cost to the Resident Holder of Payment Shares acquired as a result of the exchange will be equal to the Elected Amount, and such cost will be averaged with the adjusted cost base of all other Payment Shares held by the Resident Holder immediately prior to the exchange as capital property for the purpose of determining thereafter the adjusted cost base of each Payment Share held by such Resident Holder.

The Purchaser has agreed to make a Section 85 Election with a Resident Holder at the amount determined by such Resident Holder, subject to the limitations set out in subsection 85(1) or subsection 85(2), as applicable, of the Tax Act (or any applicable provincial tax legislation).

To make a Section 85 Election, a Resident Holder must provide two signed copies of the necessary joint election forms to an appointed representative, as directed by the Purchaser in the Letter of Transmittal, within 60 days after the Effective Time, duly completed with the details of the Shares transferred and the applicable agreed amount for the purposes of such joint elections.

The Purchaser shall, within 30 days after receiving the completed joint election forms from a Resident Holder, and subject to such joint election forms being correct and complete and in compliance with requirements imposed under the Tax Act (or any analogous provision of provincial income tax law), sign and return such forms to such Resident Holder. Each Resident Holder is solely responsible for ensuring the Section 85 Election is completed correctly and filed with the CRA (and any applicable provincial tax authority) by the required deadline. In its sole discretion, the Purchaser or any successor corporation may choose to sign and return a joint election form received by it more than 60 days following the Effective Time but will have no obligation to do so.

Neither the Company, the Purchaser nor any successor corporation shall be responsible for the proper completion and filing of any joint election form, except for the obligation to sign and return the duly completed joint election forms which are received within 60 days of the Effective Time. The Resident Holder will be solely responsible for the payment of any taxes, interest or penalties arising as a result of the failure of a Resident Holder to properly or timely complete and file such joint election forms in the form and manner prescribed by the Tax Act (or any applicable provincial legislation).

Any Resident Holder who does not ensure that information necessary to make a Section 85 Election has been received by the Purchaser within the time period noted above may not be able to benefit from the tax deferral provisions in subsections 85(1) or 85(2) of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). Accordingly, all Resident Holders who wish to make a Section 85 Election with the Purchaser should give their immediate attention to this matter

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RISK FACTORS

Except for historical information contained herein or therein, this Information Statement, as well as information incorporated by reference, contains forward-looking statements that involve risks and uncertainties. In the judgment of the Company, the following factors should be considered carefully by each Company stockholder, in addition to the other information provided elsewhere or incorporated by reference in this Information Statement, in evaluating whether to vote for the Merger.

Failure to complete the Merger could negatively affect the Company and handicap its ability to enter into alternative transactions.

The fees and expenses incurred by the Company in connection with the Merger are significant, and were not originally factored into the Company’s 2021 operating plan. In addition, the Company’s management has spent considerable time negotiating the terms and conditions of the Merger, at the expense of other business activities. Should the Merger not be consummated, the Company will need to pay its Merger related fees and expenses, which will substantially reduce the Company’s cash available to address its operating plan. Further, the Company believes its business will suffer due to the reduced management resources it has directed at ongoing business activities.

Further, if the Merger is terminated and the Company determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner at an attractive price. In addition, while the Merger Agreement is in effect, the Company is prohibited from directly or indirectly soliciting, initiating or encouraging or entering into a merger, consolidation, purchase of assets, or other business combination with any party. As a result of this prohibition, the Company will be precluded from discussing alternative proposals during the term of the Merger Agreement, and may lose an opportunity for a transaction with another potential partner at a favorable price if the Merger is not completed.

The directors and officers of the Company and its subsidiaries may have interests different from the interests of the stockholders that could have affected their decision to support the Merger.

To the extent that the interests of the directors and executive officers of the Company and its subsidiaries in the Merger are potentially different from, or are in addition to, those of the Company stockholders, such interests could have affected the directors’ and executive officers’ decision to support or approve the Merger. These interests include: (a) financial compensation from the Merger; (b) ongoing employment arrangements with the Purchaser for certain of the Company’s and its subsidiaries’ employees, directors and officers; and (c) additional equity compensation and bonuses pursuant to plans to be established following the Closing. As a result of these interests, these directors and officers may be more likely to recommend that you approve the Merger than if they did not have these interests. Please refer to the section captioned “Interests of the Company Board and Management” beginning on page 28 for more information.

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The Merger may not be consummated if either one or both of the parties does not fulfill its respective conditions to closing the Merger.

Pursuant to the Merger Agreement, each of the Company, Purchaser and Merger Sub are required to fulfill certain requirements as a precondition to effecting the Merger. If any of the Company, Purchaser and Merger Sub does not meet its respective closing conditions, the parties may decide not to consummate the Merger.

If the Merger is not completed, the Company will need to raise additional funds to support its presently anticipated capital requirements.

If the Merger is not completed, the Company will be required to seek additional outside funding to meet its capital requirements. This additional financing may not be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to complete development of or enhance its products or services or respond to customer requirements or competitive pressures, which could harm its business. In addition, if the Company continues to raise capital through the sale of equity securities, stockholders’ percentage ownership of the Company may be reduced. Furthermore, these equity securities may have rights, preferences or privileges senior to those of the Common Stock. If the Company raises additional funds through the sale of debt, the holders of debt will have priority over the holders of Common Stock in any liquidation.

Failure to complete the Merger could negatively affect the Company and its operating results.

If the Merger is not completed for any reason, the Company may be subject to a number of material risks, including costs related to the Merger, such as legal fees, which must be paid even if the Merger is not completed, thereby negatively affecting the Company’s operating results. Any public announcement of the Merger could strain the Company’s partner and business relationships. If the Company’s business partners learn about the Merger and the Merger is ultimately not completed, it could cause a lack of confidence in the Company and place strain on the Company’s business relationships.

Failure to complete the merger may have an adverse impact on the growth of the Company as a stand-alone entity.

If the Merger does not receive the required votes of the Company’s stockholders to accomplish the transaction, the Company will continue as a stand-alone entity. Remaining a stand-alone entity could have important consequences to the Company, including but not limited to the following: (i) the markets in which the Company competes and seeks to compete are subject to frequent new product and branded introductions, changing customer preferences for new products; (ii) the Company faces intense competition from both established and start-up companies offering cannabis products and similar to those of the Company; (iii) existing and potential competitors may have substantially greater financial, marketing and distribution resources than the Company; and (iv) current and potential competitors may establish cooperative relationships among themselves or with third parties to compete more effectively against the Company.

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OTHER ANCILLARY AGREEMENTS

Pursuant to the terms of the Merger Agreement, all Company Stockholders will be required to deliver to the Purchaser certain additional documents as described below:

Accredited Investor Certification

All Company Stockholders will be required to execute and deliver to the Purchaser an Accredited Investor Certification, in substantially the form attached as Exhibit C hereto, prior, and as a condition, to receiving any consideration in the Merger. The Merger has been specifically negotiated and designed only for the participation of “accredited investors”, as defined in Rule 502 promulgated under the 1933 Act. The Company has previously confirmed, and the Purchaser is relying upon the representation, that all Company Stockholders are currently “accredited investors”. The Accredited Investor Certification certifies to the Purchaser that, as of the date such Company Stockholder approved the Merger, such Company Stockholder was an “accredited investor”.

Letter of Transmittal

All Company Stockholders will be required to execute and deliver to the Purchaser a Letter of Transmittal, which will be provided prior to or after the Closing, prior, and as a condition, to receiving any consideration in the Merger. The Letter of Transmittal must also be accompanied by a duly executed and completed IRS Form W-9 or W-8BEN, as applicable, together with a duly executed Accredited Investor Certificate to the extent not previously delivered. The Letter of Transmittal will effectively surrender each Company Stockholders’ respective shares of Company capital stock to Purchaser upon Closing of the Merger in exchange for such Company Stockholders’ respective potion of the Merger consideration.

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RESTRICTIONS ON TRANSFER OF PURCHASER COMMON SHARES

All Purchaser Common Shares you receive as a portion of your Merger consideration will be subject to restrictions imposed by the SEC and the terms of the Merger Agreement.

The 1933 Act

Any Purchaser Common Shares you receive as a portion of your Merger consideration will not have been registered with the SEC under the 1933 Act, but instead will be issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and applicable law. Purchaser Common Shares may not be resold unless and until such time as the Purchaser Common Shares are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

Lock-Up Restrictions

Pursuant to the terms and conditions of the Merger Agreement, all Purchaser Common Shares issuable upon Closing (the “Payment Shares”) will be subject to restrictions on transfer that prohibit all Company Shareholders from transferring or selling such Payment Shares so received in the Merger during the restrictive period (the “Restriction Period”) as set forth below:

Percentage of Payment Shares	Restriction Period (Months following the Closing)
12.5%	12
12.5%	15
12.5%	18
12.5%	21
12.5%	24
12.5%	27
12.5%	30
12.5%	33

All certificates issued to Company Shareholders evidencing any Payment Shares shall bear a restrictive legend, and all such Payment Shares held in book entry shall bear a restrictive notation, with respect to the Restricted Period and non-transferability of the Payment Shares subject thereto.

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DISSENTER’S RIGHTS

If the Merger occurs, the Company’s Stockholders who do not vote their shares of the Company’s Common Stock in favor of the Merger may, under certain conditions, become entitled to be paid cash for their shares of the Company’s Common Stock in lieu of receiving the consideration in the Merger pursuant to the Merger Agreement. As previously discussed above, any Company Stockholders that are a party to either the Voting Agreement or the Stockholders Agreement are required to vote in favor of the Transaction and the Merger, and are therefore ineligible to exercise the rights discussed below.

The Merger Agreement provides that Company Common Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who has not voted in favor of the Merger or consented to the Merger in writing and who has delivered a demand properly in writing in the manner provided in Chapter 92A.300 et seq. of the Nevada Revised Statutes and who, as of the Effective Time, has not effectively withdrawn or lost such right to dissenters’ rights (“Dissenting Shares”) will not be canceled, extinguished and, if applicable, converted into or represent a right to receive the Merger Consideration pursuant to the Merger Agreement, but instead will be entitled only to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions Chapter 92A.300 et seq. of the Nevada Revised Statutes, and upon payment of such amount, such Dissenting Shares shall be deemed cancelled. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Chapter 92A.300 et seq. of the Nevada Revised Statutes will receive payment from the Surviving Corporation in accordance with Nevada law; provided, however, that if any such holder of Dissenting Shares will have effectively withdrawn such holder’s demand for appraisal of such shares or lost such holder’s right to appraisal and payment of such shares under Chapter 92A.300 et seq. of the Nevada Revised Statutes, such holder will forfeit the right to appraisal of such shares and each such share will thereupon be deemed to have been canceled, extinguished and, if applicable, converted, as of the Effective Time, into and represent the right to receive distribution from the Surviving Corporation of the Merger Consideration.

Dissenters Rights Under Nevada Law

When the Merger becomes effective, stockholders of the Company who comply with the procedures prescribed in Chapter 92A.300 et seq. of the Nevada Revised Statutes (“Section 92A.300”), will potentially be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, and to receive from the surviving company payment of the fair value of their shares.

The following is a brief summary of the statutory procedures that must be followed by a stockholder of the Company in order to perfect dissenters’ rights under Nevada law. This summary is not intended to be complete and is qualified in its entirety by reference to Section 92A.300, the text of which is included as Exhibit D to this Information Statement. We advise any Company Stockholder considering demanding appraisal to consult legal counsel.

In order to exercise dissenters’ rights under Nevada law, a stockholder must be the stockholder of record of the shares of the Company’s Common Stock as to which dissenters’ rights are to be exercised on the date that the written demand for appraisal described below is made, and the stockholder must continuously hold such shares through the effective time of the Merger.

The Company’s stockholders electing to exercise their dissenters’ rights under Section 92A.300 must not vote in favor of approval of the Merger. A vote by a Company stockholder against approval of the Merger is not required in order for that stockholder to exercise dissenters’ rights.

A record owner who holds Company Common Shares as a nominee for other beneficial owners of the shares may exercise appraisal rights with respect to the Company Common Shares held for all or less than all beneficial owners of the Company’s Common Stock for which the holder is the record owner. In that case, the written demand must state the number of shares of Company’s Common Stock covered by the demand. Where the number of shares of the Company’s Common Stock is not expressly stated, the demand will be presumed to cover all shares of the Company’s Common Stock outstanding in the name of that record owner. Beneficial owners who are not record owners and who intend to exercise dissenters’ rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand prior to the taking of the vote on the Merger.

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Each Company stockholder of record who is eligible to exercise dissenters’ rights under Nevada law and who has timely delivered a written demand to the Company and not voted for approval of the Merger will be referred to in this section as a dissenting stockholder.

Any Company stockholder who elects to exercise dissenters’ rights must deliver the written demand to:

Leef Holdings Inc.

Attn: Chief Executive Officer

5580 La Jolla Boulevard #395

La Jolla, CA 92037

With a copy to:

Jackson Tidus, A Law Corporation

Attn: Jason R. Wisniewski, Esq.

2030 Main Street, 12th Floor

Irvine, CA 92614

The written demand must be in the form attached to this Information Statement as Exhibit E (“Form of Demand”). The Form of Demand must be received within thirty (30) days of the date of this Information Statement, or February 26, 2022 (the “Deadline”). If the Form of Demand is not received on or prior to the Deadline, the stockholder’s rights to dissent shall be deemed waived. Additionally, the Form of Demand must be completely filled out and should specify the stockholder’s name and mailing address, the number of Company Common Shares covered by the demand, a certification of the date on which the stockholder acquired record ownership of such shares and should state that the stockholder is thereby demanding appraisal of such stockholder’s Company Common Shares in accordance with Section 92A.300. A proxy or vote against the Merger shall not constitute a written demand for appraisal. The Company shall place appropriate stock transfer restrictions on all uncertificated Company Common Shares that are Dissenting Shares.

Within thirty (30) days of receipt of a written demand for dissenters’ rights under Section 92A.300, the Company shall pay to such holder of Dissenting Shares in cash the estimated fair market value of such Dissenting Shares as determined by the Company, plus accrued interest. The payment shall include (a) a copy of the dissenting stockholders’ written demand, (b) the Company’s financial statements for the fiscal year in question, (c) a statement setting forth the Company’s estimation of the fair market value of such Dissenting Shares and (d) a statement that unless such holder of Dissenting Shares notifies the Company within thirty (30) days that such holder is dissatisfied with such payment that such payment shall be deemed accepted in full satisfaction of the Company’s obligations to the holder of Dissenting Shares under Section 92A.300. If a holder of Dissenting Shares is dissatisfied with the determination of fair value and corresponding payment of the Company for the Dissenting Shares, such stockholder must notify the Company in writing of such fact within thirty (30) days and set forth such stockholder’s determination of fair value for such Dissenting Shares.

If the Company and the holder of Dissenting Shares are unable to settle on the payment for such Dissenting Shares, the Company shall have sixty (60) days after receiving such demand from the holder of Dissenting Shares to file a petition in with the Nevada district court to determine the fair value of such Dissenting Shares.

Any stockholder who fails to comply with the requirements of Chapter 92A.300 et seq. of the Nevada Revised Statutes, attached as Exhibit D to this Information Statement will forfeit his, her or its rights to dissent from the Merger and will receive his, her or its portion of the Closing Payment, if any.

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INTERESTS OF THE COMPANY BOARD AND MANAGEMENT

In considering the recommendation of the Company Board with respect to the Merger Agreement, the Merger and the transactions contemplated thereby, you should be aware that members of the Company Board, and certain members of the Company’s management, may have interests in such matters that are different from, or in addition to, your interests. The Company Board was aware of these interests and considered them, among other matters, in approving each such matter.

The following descriptions of the members of the Company Board and certain members of the Company’s management may be relevant to you in evaluating their recommendation to approve the Merger Agreement, the Merger and the transactions contemplated thereby.

Micah Anderson. Mr. Anderson is the Chief Executive Officer and a member of the Company Board, as well as a director, officer and/or manager, as applicable, of each of the Company’s subsidiaries. In addition to his financial interests in the Company as a holder of Company capital stock, Mr. Anderson will also receive the following additional financial benefits from the Merger:

In connection with the Merger, Mr. Anderson will enter into a three year employment agreement with the Purchaser effective upon Closing, pursuant to which he will serve as the Chief Executive Officer of the Company. Under the terms of his employment agreement, Mr. Anderson will receive an annual base salary of $250,000.00 per year, subject to annual review by Purchaser’s Board of Directors, an annual performance bonus of up to 100% of his annual base salary contingent upon satisfaction of certain performance milestones to be stablished by the Purchaser. In connection with his employment and travel, Mr. Anderson will be entitled to receive up to $2,000 per month for reimbursements in connection with housing, transportation and related expenses, as well as $1,000 per month for an automobile allowance. Mr. Anderson will also be entitled to reimbursement of personal business expenses and may also participate in all benefit plans afforded to other employees and executives of Purchaser. The Purchaser will also reimburse Mr. Anderson up to $5,000 per month for the purchase of health insurance and will cover the cost of a life insurance policy with a death benefit of $1,000,000 payable to Mr. Anderson’s designated beneficiaries. Upon closing of the Merger, the Purchaser will also grant to Mr. Anderson options to purchase up to 4,200,000 Purchaser Common Shares with an exercise price equal to the fair market value of Purchaser’s Common Shares as of the grant date. In the event Mr. Anderson’s employment is terminated by the Purchaser for any reason other than cause, death or disability, or by Mr. Anderson for good reason, he will be entitled to twenty-four (24) months of severance paid in a single lump sum, and the pro rata portion of any performance bonus earned as of the date of termination in a single lump sum. In addition to Mr. Anderson’s compensation, he will also be entitled to receive an amount of Purchaser Common Shares in an amount equal to any Purchaser Common Shares issuable as Earnout Payments in the Merger, which such shares Mr. Anderson shall be entitled to award and distributed to Company employees as performance incentive compensation.

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EXHIBIT A

MERGER AGREEMENT

(Disclosure Letter and Exhibits Omitted)

(attached hereto)

MERGER AGREEMENT

Made as of

Between

ICANIC BRANDS COMPANY INC.

(the “Purchaser”)

and

LEEF HOLDINGS, INC.

(the “Company”)

and

ICANIC MERGER SUB, INC.

(“Subco”)

and

MICAH ANDERSON

(the “Stockholders Representative”)

MERGER AGREEMENT

MERGER AGREEMENT

Exhibits and Appendix

Exhibit A	Form of Accredited Investor Certification
Exhibit B	Form of Employment Agreement
Exhibit C	Lock-Up Agreement
Exhibit D	Legending of Payment Shares
Appendix I	Earn-Out Example

MERGER AGREEMENT

MERGER AGREEMENT

This Agreement is entered into on January 21, 2022 by and among Icanic Brands Company Inc. (the “Purchaser”), a company incorporated pursuant to the Business Corporations Act (British Columbia), LEEF Holdings, Inc. (the “Company”), a Nevada corporation, Icanic Merger Sub, Inc., a Nevada corporation (“Subco”), and Micah Anderson, solely in his capacity as representative of the Company Stockholders (the “Stockholders Representative”). Defined terms used herein have the meaning set forth in Section 1.1.

To the extent possible under the Tax Act, the Parties intend that for Canadian federal income purposes, an Eligible Holder shall be entitled to make a joint income tax election, pursuant to section 85 of the Tax Act (and any analogous provision of provincial income tax law), to have the Eligible Holder’s disposition of their Company Common Shares pursuant to the Merger occur on a full or partial rollover basis.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions

In this Agreement (including the preamble, recitals and each Schedule hereto), the following terms have the meanings ascribed thereto as follows:

(1) “Accredited Investor” means an accredited investor as defined in Rule 501(a) under the U.S. Securities Act.

(2) “Accredited Investor Certification” means the Accredited Investor Certification, in substantially the form attached hereto as Exhibit A.

(3) “Acquisition” means the acquisition of the Company by Purchaser effected through the Merger.

(4) “Affiliate” has the meaning ascribed thereto in the BCBCA.

(5) “Aggregate Company Shares Deemed Outstanding” means the aggregate number of Company Common Shares issued and outstanding as of immediately prior to the Effective Time.

(6) “Agreement” means this Agreement and any instrument supplemental or ancillary hereto; and the expressions “Article”, “Section”, and “subsection” followed by a number means and refer to the specified Article, section or subsection of this Agreement.

(7) “Ancillary Agreements” means all agreements, certificates and other instruments delivered or given pursuant to this Agreement, including without limitation the Employment Agreement.

(8) “Applicable Money Laundering Laws” has the meaning ascribed thereto in Section 3.1(mm).

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(9) “Applicable Securities Laws” means applicable securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders having the force of law, in force from time to time.

(10) “Arbitration” has the meaning ascribed thereto in Section 12.5(a).

(11) “Arbitrator” has the meaning ascribed thereto in Section 12.5(a).

(12) “Articles of Merger” means the Articles of Merger as required pursuant to Section 92A.200 of the NRS to be filed with the Secretary of Sate of the State of Nevada to effect the Merger.

(13) “Basket” has the meaning ascribed thereto in Section 11.4(a).

(14) “BCBCA” means Business Corporations Act (British Columbia).

(15) “BCC License” means each and all Cannabis Licenses issued to the Company and its Subsidiaries by the State of California Bureau of Cannabis Control, as required for, or in connection with, the Company’s business operations.

(16) “Business Day” means any day, other than a Saturday, Sunday or statutory holiday in Vancouver, British Columbia or in the State of California, United States.

(17) “Cannabis License” means any temporary, provisional or permanent permit, license, registration, variance, clearance, consent, commission, franchise, exemption, order, authorization, or approval from any Governmental Authority that regulates the cultivation, manufacture, processing, marketing, sale or distribution of cannabis products, whether for medical or recreational use, including but not limited to the annual cannabis license issued by the State of California (including by the Bureau of Cannabis Control, the California Department of Food and Agriculture or the California Department of Public Health, as applicable).

(18) “Cash” means the consolidated amount of cash and cash equivalents of the Purchaser, as defined by and determined in accordance with IFRS and shall also include any funds advanced to the Company with respect to the Company’s cannabis manufacturing facility located in Arvin, California, including the Loan; provided, however, Cash shall (a) not include (i) any Restricted Cash or (ii) cash and cash equivalents in respect of uncollected accounts receivable (other than the Loan) and (b) be calculated net of any amounts required to cover wire transfers, automated clearing house transactions, checks and similar instruments issued by the Company which have not cleared.

(19) “Claim” means any claim, action, audit, suit, assessment, arbitration, mediation, litigation, demand, inquiry, governmental charge, order, hearing or any proceeding or investigation, in each case that is by or before any Governmental Authority, whether civil, criminal, investigative, informal, administrative or otherwise.

(20) “Closing” means the completion of the Acquisition in accordance with the terms and conditions of this Agreement.

(21) “Closing Date” means the Business Day on which all conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived or such other Business Day as the Parties may agree to in writing.

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(22) “Closing Payment” has the meaning ascribed thereto in Section 2.2(a)(i).

(23) “Closing Press Release” has the meaning ascribed thereto in Section 12.1(b)(ii).

(24) “Code” means the United States Internal Revenue Code of 1986, as amended.

(25) “Company” means LEEF Holdings, Inc., a corporation incorporated under the laws of Nevada.

(26) “Company Auditors” means MGO.

(27) “Company Capitalization Spreadsheet” means the spreadsheet delivered at Closing setting out the outstanding share capital of the Company, including the issued and outstanding Company Common Shares, Company Options, Company Warrants and Company Debentures, together with the address of record of each such holder.

(28) “Company Common Shares” means the shares of common stock of the Company, $0.001 par value per share.

(29) “Company Debentures” means each of the outstanding 9% Convertible Senior Secured Debentures due June 6, 2022 issued pursuant to the Company Indenture.

(30) “Company Disclosure Letter” means the disclosure letter dated as of the date hereof delivered by the Company to Purchaser prior to the execution and delivery of this Agreement.

(31) “Company Financial Statements” means (i) the unaudited income statement for the years ended December 31, 2019 and 2020 and for the five month period ended May 31, 2021, (ii) the unaudited statement of financial position as at December 31, 2019, December 31, 2020 and May 31, 2021, (iii) the unaudited statement of cash flows for the year ended December 31, 2020 and for the five month period ended May 31, 2021, and (iv) the unaudited statement of changes in equity as at December 31, 2020.

(32) “Company Fundamental Representations” shall mean the representations of the Company set forth in Section 4.1(a), (b), (f), (g), (h) and (m).

(33) “Company Indenture” means that certain Indenture dated June 6, 2019 by and among the Company and Odyssey Trust Company, as both Trustee and Collateral Agent thereunder.

(34) “Company Key Personnel” means each officer and director of the Company.

(35) “Company Options” means the outstanding stock options of the Company, as set forth in the Company Capitalization Spreadsheet, with each such option entitling the holder thereof to acquire the number of Company Common Shares set forth beside such holder’s name on the Company Capitalization Spreadsheet, subject to adjustments, pursuant to the terms of the applicable option agreement.

(36) “Company Revenue” means the sum of (i) all Direct Revenue plus (ii) all Referred Revenue.

(37) “Company Stockholder Indemnified Persons” has the meaning ascribed thereto in Section 11.2.

(38) “Company Stockholders” means holders of the Company Common Shares.

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(39) “Company Warrants” means common share purchase warrants of the Company, each entitling the holder thereof to acquire the number of Company Common Shares set forth beside such holder’s name on the Company Capitalization Spreadsheet.

(40) “Confidential Information” means any information concerning the Company or Purchaser (the “Disclosing Party”) or its business, properties and assets made available to the other party or its representatives (the “Receiving Party”); provided that it does not include information which (i) is generally available to or known by the public other than as a result of improper disclosure by the Receiving Party or pursuant to a breach of Section 12.1 by the Receiving Party, or (ii) is obtained by the Receiving Party from a source other than the Disclosing Party, provided that (to the reasonable knowledge of the Receiving Party) such source was not bound by a duty of confidentiality to the Disclosing Party or another party with respect to such information.

(41) “Contract” means, with respect to a Person, any contract, instrument, permit, concession, licence, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, partnership or joint venture agreement or other legally binding agreement, arrangement or understanding, whether written or oral, to which the Person is a party or by which, to the knowledge of such Person, the Person or its property and assets is bound or affected.

(42) “CSE” means the Canadian Securities Exchange.

(43) “Depositary” means National Securities Administrators Ltd. or any other trust company, bank or other financial institution agreed to in writing by the Company and the Purchaser for the purpose of, among other things, exchanging certificates representing Company Common Shares for the Resulting Issuer Common Shares in connection with the Merger.

(44) “Direct Revenue” means the revenue of the Company and each of its Subsidiaries.

(45) “Dissenting Shares” means any Company Common Shares that are held by a Company Stockholder immediately prior to the Effective Time and in respect of which appraisal rights have been perfected in accordance with the NRS in connection with the Merger and have not been effectively withdrawn or lost (through failure to perfect or otherwise).

(46) “DRS” means the Direct Registration System of the Purchaser’s transfer agent for Resulting Issuer Common Shares.

(47) “Earn-Out Payments” means collectively, the First Earn-Out Payment, the Second Earn-Out Payment and the Third Earn-Out Payment, and “Earn-Out Payment” means any one of them.

(48) “Earn-Out Payments Certificate” has the meaning ascribed thereto in Section 2.10.

(49) “Earn-Out Payments Certificate Objection” has the meaning ascribed thereto in Section 2.10.

(50) “Earn-Out Payments Firm” has the meaning ascribed thereto in Section 2.12.

(51) “Effective Date” means the day on which the Effective Time of the Merger occurs.

(52) “Effective Time” means the time of acceptance by the Secretary of State of the State of Nevada of the Articles of Merger in accordance with Section 92A.200 of the NRS or such later time as may be agreed to by the Parties and set forth in such filing for the effectiveness of the Merger.

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(53) “Eligible Holder” means a beneficial owner of Company Common Shares immediately prior to the Effective Time (other than with respect to Dissenting Shares) who is: (a) a resident of Canada for purposes of the Tax Act (other than a Tax Exempt Person) or (b) a partnership any member of which is a resident of Canada for the purposes of the Tax Act (other than a Tax Exempt Person).

(54) “Employee” means an officer or employee of the Company, Purchaser or Subco.

(55) “Employee Plan” has the meaning ascribed thereto in Section 3.1(dd).

(56) “Employment Agreement” means the form of Employment Agreement, in substantially the form attached hereto as Exhibit B.

(57) “Environmental Laws” means all Laws relating to workplace safety or health, pollution or protection of the environment, including without limitation, laws relating to the exposure to, or Releases or threatened Releases of, hazardous materials, substances or wastes as the foregoing are enacted or in effect on or prior to Closing.

(58) “Escrow Agreement” means that certain escrow agreement to be dated as of the Closing Date, and substantially in the form agreed to by the Purchaser and Leef as of the date hereof, pursuant to which the Purchaser Common Shares issuable to Mark Smith under the Smith Employment Agreement shall be deposited.

(59) “Exchange Ratio” means an amount equal to the number of Payment Shares divided by the Aggregate Company Shares Deemed Outstanding (as shown on the Company Capitalization Spreadsheet), but excluding any Dissenting Shares.

(60) “Expiration Date” has the meaning ascribed thereto in Section 11.3(a).

(61) “First Earn-Out Payment” has the meaning ascribed thereto in Section 2.10(a).

(62) “First Pay-Out Date” has the meaning ascribed thereto in Section 2.10(a).

(63) “Fraud” means common law fraud that is committed with actual (as opposed to imputed or constructive) knowledge of falsity and with the intention to deceive or mislead (as opposed to reckless indifference to the truth) another who is relying thereon (excluding, for the avoidance of doubt, any theory of fraud premised upon recklessness or gross negligence).

(64) “Fundamental Representations” means the Company Fundamental Representations and the Purchaser Fundamental Representations;

(65) “GAAP” means United States Generally Accepted Accounting Principles.

(66) “Governmental Authority” means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, including the CSE.

(67) “Hazardous Materials” means any materials or substances or wastes as to which liability or standards of conduct may be imposed under any Environmental Law.

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(68) “IFRS” means International Financial Reporting Standards.

(69) “include” or “including” shall be deemed to be followed by the words “without limitation”.

(70) “Indemnifiable Claim” has the meaning ascribed thereto in Section 11.5.

(71) “Indemnification Notice” has the meaning ascribed thereto in Section 11.5.

(72) “Indemnified Party” has the meaning ascribed thereto in Section 11.5.

(73) “Indemnifying Party” has the meaning ascribed thereto in Section 11.5.

(74) “Information Statement” has the meaning ascribed thereto in Section 6.6.

(75) “Intellectual Property” means, in any and all jurisdictions throughout the world, all (a) patents and patent applications, (b) registered trademarks, trade names, service marks, logos, corporate names, internet domain names, and any applications for registration of any of the foregoing, together with all goodwill associated with each of the foregoing, (c) registered and material unregistered copyrights, including copyrights in computer software, mask works and databases and (d) trade secrets and other proprietary know-how.

(76) “JAMS” has the meaning ascribed thereto in Section 12.5(a).

(77) “Laws” means all laws, statutes, by-laws, rules, regulations, orders, decrees, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Authority applicable to the Company or Purchaser, other than U.S. Federal Cannabis Laws.

(78) “Leased Real Property” means any real property leased, subleased, licensed or otherwise used by the Company or the Purchaser, as applicable, as tenant, subtenant, licensee or occupant, as applicable, together with, to the extent leased by the Company or the Purchaser, as applicable. all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or the Purchaser, as applicable, attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

(79) “Leases” has the meaning ascribed thereto in Section 3.1(y).

(80) “Letter of Transmittal” means that certain Letter of Transmittal included with the Information Statement to be delivered to the Company Stockholders.

(81) “Loan” means the $500,000 loan advanced by Purchaser to the Company pursuant to the promissory note dated October 22, 2021 between Purchaser and the Company.

(82) “Lock-Up Agreement” means that certain Lock-Up Agreement, in substantially the form attached hereto as Exhibit C.

(83) “Losses” shall mean all direct, out of pocket costs related to any awards, Liabilities, damages, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts’ fees and expenses), whether or not involving a Third Party Claim. For the avoidance of doubt Losses shall not include any indirect, incidental, consequential or punitive damages or diminution in value or lost profits.

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(84) “Material Adverse Change” or “Material Adverse Effect” with respect to Purchaser or the Company, as the case may be, means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of Purchaser or the Company, as the case may be, taken as a whole on a consolidated basis; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Material Adverse Change or Material Adverse Effect with respect to such entity (except to the extent, in the case of clauses (i) through (iii) below, they have a disproportionate effect on such Party and its Subsidiaries, taken as a whole, as compared to the other companies in the industry in which such Party and its Subsidiaries operate): (i) changes in conditions in the U.S., Canadian or global economy, capital or financial markets generally, including, without limitation, changes in interest or exchange rates, (ii) changes in legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Party and its Subsidiaries conduct business, (iii) changes in GAAP and/or IFRS, (iv) the negotiation, execution, announcement or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including, without limitation, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, landlords, tenants, lenders, investors or employees, (v) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism that do not disproportionately affect the Party or its Subsidiaries, (vi) any pandemic, epidemic or any publicly declared health emergency (including the COVID-19 virus); (vii) any action taken by the Party at the request of the other Party or (viii) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided that the underlying changes, events, circumstances, conditions or effects that contributed to such failure may be taken into account in determining whether such failure has resulted in a Material Adverse Change or Material Adverse Effect).

(85) “Mergeco” means the Company, which shall be the surviving corporation of the Merger of Subco with and into the Company pursuant to the Merger.

(86) “Merger” means the merger of Subco with and into the Company pursuant to the provisions of the NRS in the manner contemplated in and pursuant to the terms and conditions of this Agreement.

(87) “Minimum Cash Balance” means $3,000,000.

(88) “NRS” means the Nevada Revised Statutes.

(89) “Ordinary Course” means, with respect to the Company and Purchaser, as applicable, the operation of its business in a prudent and business-like manner consistent with the normal day-to-day operations of the business of such Party and in a manner consistent with past practice.

(90) “Party” means each of the Company, Purchaser, Subco and the Stockholders Representative and “Parties” means the Company, Purchaser, Subco and the Stockholders Representative.

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(91) “Pay-Out Dates” means the First Pay-Out Date, the Second Pay-Out Date and the Third Pay-Out Date and “Pay-Out Date” means any of the First Pay-Out Date, the Second Pay-Out Date or the Third Pay-Out Date.

(92) “Payment Shares” means that number of Purchaser Common Shares equal to the higher of (a) $120,000,000 or (b) two times the TTM Company Revenue for the period ended September 30, 2021, divided by the 30-day VWAP of the Purchaser Common Shares on the CSE for the period ended on the Business Day prior to the Closing Date, using the daily foreign exchange rate for Canadian to United States dollars published by the Bank of Canada on the date the 30-day VWAP of the Purchaser Common Shares on the CSE is determined.

(93) “Permits” has the meaning ascribed thereto in Section 3.1(r).

(94) “Person” includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other juridical entity.

(95) “Pro Rata Share” means with respect to any Company Stockholder, a ratio (expressed as a percentage) equal to (a) the number of Company Common Shares held by such Company Stockholder as of immediately prior to the Effective Time divided by (b) the Aggregate Company Shares Deemed Outstanding.

(96) “Purchase Price” has the meaning ascribed thereto in Section 2.2(a).

(97) “Purchaser” has the meaning ascribed thereto on the first page of this Agreement.

(98) Purchaser Assets” means the property and assets of Purchaser, of every kind and description and wheresoever situated.

(99) “Purchaser Common Shares” means the common shares in the capital of Purchaser.

(100) “Purchaser Disclosure Letter” means the disclosure letter dated as of the date hereof delivered by Purchaser to the Company prior to the execution and delivery of this Agreement.

(101) “Purchaser Financial Statements” means (i) the audited consolidated financial statements of the Purchaser for the years ended July 31, 2021 and 2020, prepared in accordance with IFRS, and (ii) the unaudited interim financial statements of the Company for the three month period ended October 31, 2021, prepared in accordance with IFRS.

(102) “Purchaser Fundamental Representations” shall mean the following representations of the Purchaser set forth in Section 3.1(a), (b), (c), (g), (h) and (i).

(103) “Purchaser Indemnified Persons” has the meaning ascribed thereto in Section 11.1.

(104) “Purchaser Key Personnel” means each officer and director of Purchaser.

(105) “Purchaser Stock Option Plan” means the stock option and incentive plan adopted by the shareholders of the Purchaser on May 27, 2016, as amended from time to time.

(106) “Purchaser Transaction Approvals” has the meaning ascribed thereto in Section 7.8(b).

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(107) “Referred Revenue” means all revenue of Purchaser and its Subsidiaries (other than Direct Revenue) resulting from (i) the acquisition, whether by merger, stock sale or purchase of assets, of any Person by the Purchaser or its Subsidiaries that is first introduced by Micah Anderson and/or his Representatives or Affiliates, including without limitation, those Persons set forth in that certain written list delivered to Purchaser by Micah Anderson prior to the Closing Date, and (ii) sales and services to any Person that is directly referred to Purchaser and its Subsidiaries by the Company or Micah Anderson and/or his Representatives or Affiliates.

(108) “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the soil, surface water or groundwater.

(109) “Representatives” means, with respect to any Person, the advisors, attorneys, accountants, consultants or other representatives (acting in such capacity) retained by such Person or any of its controlled Affiliates, together with directors, officers and employees of such Person and its Subsidiaries.

(110) “Requisite Stockholder Vote” means the affirmative vote of greater than fifty percent (50.0%) of the issued and outstanding Company Common Shares as of the date of this Agreement approving this Agreement and the Merger.

(111) “Restricted Cash” means any trapped cash, cash security or performance deposits, cash escrow accounts, cash subject to a lockbox, dominion, control or similar agreement, cash held on behalf of or for the benefit of another Person or otherwise subject to any restrictions, limitations on use, or Taxes on use, transfer or distribution by Law, Contract or otherwise, including outstanding and un-cleared checks, wires in transit, repatriations, cash securing letters of credit obligations and customer, landlord or security deposits.

(112) “Resulting Issuer” means the Purchaser from and after the Effective Time.

(113) “Resulting Issuer Common Shares” means the common shares in the capital of the Resulting Issuer.

(114) “Resulting Issuer Options” means the options of the Resulting Issuer to be issued in exchange for the Company Options as provided in Section 2.2 hereof, with each such Resulting Issuer Option entitling the holder to purchase one Resulting Issuer Common Share.

(115) “Second Earn-Out Payment” has the meaning ascribed thereto in Section 2.10(b).

(116) “Second Pay-Out Date” has the meaning ascribed thereto in Section 2.10(b).

(117) “Signing Press Release” has the meaning ascribed thereto in Section 12.1(b)(ii).

(118) “Smith Employment Agreement” means the executive employment agreement dated January 27, 2021 between Mark Smith and the Purchaser.

(119) “Stockholders Representative” has the meaning ascribed thereto on the first page of this Agreement.

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(120) “Subco” means Icanic Merger Sub, Inc., a direct, wholly-owned subsidiary of Purchaser incorporated under the NRS for the sole purpose of effecting the Merger in accordance with the terms of this Agreement.

(121) “Subsidiary” means, when used with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that, in the case of Purchaser, the term “Subsidiary” will be deemed to include Subco prior to the Effective Time and Mergeco following the Effective Time.

(122) “Supplemental Indenture” means a Supplemental Indenture entered into by and among Purchaser and Odyssey Trust Company, as both trustee and collateral agent thereunder, pursuant to Section 10.01(b) of the Company Indenture, pursuant to which Purchaser shall assume the duties and obligations of the Company under the Company Indenture and the Company Debentures outstanding thereunder as of Closing.

(123) “Taxes” means all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto.

(124) “Tax Act” means the Income Tax Act (Canada), as amended.

(125) “Tax Exempt Person” means a person who is exempt from tax under Part I of the Tax Act.

(126) “Termination Date” has the meaning ascribed thereto in Section 10.1.

(127) “Third Earn-Out Payment” has the meaning ascribed thereto in Section 2.10(c).

(128) “Third Pay-Out Date” has the meaning ascribed thereto in Section 2.10(c).

(129) Third Party” shall mean any Person other than Purchaser or the Company or their respective Affiliates.

(130) “Third Party Claim” mean any claim, demand, action, suit, proceeding or litigation asserted by a Third Party against any Party entitled to indemnification under Article 11 of this Agreement.

(131) “TTM” means the trailing 12-months.

(132)  “United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

(133) “U.S. Federal Cannabis Laws” means any U.S. federal law, civil, criminal or otherwise, that prohibit or penalize, the advertising, cultivation, harvesting, production, distribution, sale and possession of Cannabis and/or related substances or products containing or relating to the same, and related activities, including the prohibition on drug trafficking under the Controlled Substances Act (21 U.S.C. § 801, et seq.), the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957 and 1960.

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(134) U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(135) “VWAP” means the volume-weighted average trading price.

ARTICLE 2

ACQUISITION

Section 2.1 Agreement to Merge.

Upon the terms and subject to the conditions contained in this Agreement, the Parties hereby agree to implement the Merger in accordance with the NRS. Purchaser shall, in its capacity as the sole stockholder of Subco, approve the Merger as soon as reasonably practicable with the intent that the same shall be completed on or before the date that is 60 days following the date hereof.

Section 2.2 Merger Events.

(a)	Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Subco and Purchaser, or any holder of Company Common Shares:

(i)	each issued and outstanding Company Common Share (other than Dissenting Shares) will automatically be converted into the right to receive: (A) a number of Resulting Issuer Common Shares equal to one multiplied by the Exchange Ratio (the “Closing Payment”); and (B) the Pro Rata Share of each Earn-Out Payment, if any, payable pursuant to Section 2.10 (the amounts payable pursuant to this Section 2.2(a)(i) collectively, the “Purchase Price”). For greater certainty, issued and outstanding Company Common Shares (other than Dissenting Shares) will be disposed of to the Purchaser by an Eligible Holder for the Purchase Price;

(ii)	each Company Option outstanding immediately prior to the Effective Time will be cancelled and exchanged for one Resulting Issuer Option on the following basis:

(A)	the number of Resulting Issuer Common Shares subject to the Resulting Issuer Option, rounded down to the nearest whole share, will equal the number of Company Common Shares issuable upon exercise of the Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio;

(B)	the exercise price of each Resulting Issuer Option will equal the exercise price of the Company Option divided by the Exchange Ratio;

(C)	the other terms and conditions of the Resulting Issuer Option will be equivalent to the terms and conditions of the Company Option, including with respect to term, expiry date and vesting;

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(D)	the Resulting Issuer Options will otherwise be governed by the Purchaser Stock Option Plan;

(E)	it is the intention of the Parties that each Resulting Issuer Option issued pursuant to this Section 2.2(ii) shall continue to qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent the related Company Option qualified as an incentive stock option immediately prior to the Effective Time; and

(F)	notwithstanding Section 2.2(a)(ii)(B), the exercise price per share and the number of Resulting Issuer Common Shares purchasable pursuant to each exchanged for Company Option following the Effective Time as well as the terms and conditions of such option shall be adjusted, to the extent necessary, in order to comply with Sections 424(a) and 409A of the Code;

(iii)	each outstanding Company Warrant will be assumed by Purchaser on the following basis:

(A)	the number of Resulting Issuer Common Shares subject to the Company Warrant will equal the number of Company Common Shares issuable upon exercise of the Company Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio;

(B)	the exercise price of each Company Warrant will equal the exercise price of the Company Warrant divided by the Exchange Ratio;

(C)	the other terms and conditions of the Company Warrant will remain unchanged and will continue to be governed by the applicable warrant certificate evidencing such Company Warrant; and

(iv)	each share of Subco common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of Mergeco such that Mergeco shall be a wholly-owned subsidiary of the Resulting Issuer. As consideration for the issuance of the Payment Shares, Mergeco shall issue Purchaser one share of Mergeco common stock for each Resulting Issuer Common Share issued to the Company Stockholders as a part of the Merger.

Section 2.3 Payment of Consideration and Exchange Procedures.

(a)	On the day immediately prior to the Effective Date, the Purchaser shall deposit in escrow pending the Effective Time, with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably), sufficient Payment Shares to satisfy the Closing Payment to be paid to the Company Stockholders in accordance with Section 2.2(a)(i) of this Agreement. The Depositary shall hold the Payment Shares as agent and nominee for the Company Stockholders for distribution to such Company Stockholders and, following the Effective Time, the Depositary shall deliver the Payment Shares deposited with the Depositary to the Company Stockholders in accordance with Section 2.3(d) and the depositary agreement to be entered into among the Parties and the Depositary.

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(b)	Following the Effective Time on the Effective Date, the original stock certificate of Subco registered in the name of Purchaser shall be cancelled and Purchaser shall be issued a stock certificate for the number of shares of the common stock of Mergeco to be issued to Purchaser as provided in Section 2.2(iv) hereof;

(c)	Upon the Effective Time and subject to the treatment of Dissenting Shares in Section 2.7 hereof, certificates or other evidence representing the Company Common Shares, Company Options or Company Warrants, as applicable, shall cease to represent any claim upon or interest in the Company other than the right of the holder to receive, pursuant to the terms hereof and thereof, the Purchase Price, Resulting Issuer Options and Resulting Issuer Common Shares upon exercise of Company Warrants, respectively, in accordance with Section 2.2 hereof;

(d)	On or prior to the Effective Date, the Purchaser shall mail or otherwise cause to be delivered to each holder of record of Company Common Shares, at the address of record for such Company Stockholder: (i) a Letter of Transmittal for the surrender of stock certificates representing the Company Common Shares, (ii) an Accredited Investor Certification (for Company Stockholders that are a U.S. Person) and (iii) instructions for use in effecting the surrender of the Company Common Shares and certificates therefor to the Purchaser in exchange for the applicable portion of the Purchase Price. As soon as reasonably practicable after, but in no event more than five Business Days after the date that the Company Stockholder has surrendered the Company Common Shares for cancellation to the Purchaser, together with such Letter of Transmittal (including a completed and duly executed Accredited Investor Certification, if applicable) and any required Form W-9 or Form W-8, duly completed and validly executed in accordance with the instructions thereto (including all required deliverables), the holder of such Company Common Shares shall receive, and the Purchaser shall cause the Depositary, upon surrender thereof, to deliver share certificates or evidence of DRS entry in such Common Stockholder’s name of the aggregate amount of Resulting Issuer Common Shares issuable to such Company Stockholder pursuant to Section 2.2(a)(i), and any Company Common Shares so surrendered to the Purchaser shall be canceled.

(e)	As soon as practicable following the Effective Date, the Purchaser shall mail or otherwise cause to be delivered to each holder of Company Options, at the address set forth for such holder of Company Options on the Company Capitalization Spreadsheet the new Resulting Issuer Options in such holder’s name pursuant to Section 2.2(a)(ii).

(f)	As soon as practicable following the Effective Date, the Purchaser shall mail or otherwise cause to be delivered to each holder of a Company Warrant, at the address set forth for such holder of Company Warrants on the Company Capitalization Spreadsheet a written notice setting forth (i) the terms of the Company Warrant as adjusted pursuant to their terms and as provided for in Section 2.2(a)(iii), and (ii) that such Company Warrants will continue to be governed by the applicable warrant certificate as so adjusted.

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Section 2.4 Legending of Payment Shares

(a)	The Company, on behalf of the Company Stockholders, acknowledges that at the discretion of the Purchaser and the Stock Representative, the Payment Shares issued as consideration to the Company Stockholders pursuant to this Agreement shall be issued bearing the legends set forth in Exhibit D attached hereto (in additional to any legend required pursuant to the U.S. Securities Act).

Section 2.5 Merged Corporation.

(a)	The Articles of Incorporation and the Bylaws of the Company shall be the Certificate of Incorporation and Bylaws of Mergeco, with any amendments thereto, to be made in accordance with applicable law at the Effective Time, as may be necessary to give effect to this Agreement, including the following provisions (i) through (vii):

(i)	Number of Directors. The board of directors of Mergeco shall consist of a minimum of one (1) director and a maximum of two (2) directors.

(ii)	Officers and Directors. As of the Effective Time, the initial directors of Mergeco shall be Micah Anderson and Emily Heitman. As of the Effective Time, the initial officers of Mergeco shall be:

Name	Title

Micah Anderson	Chief Executive Officer and President
Emily Heitman	Chief Operating Officer

(iii)	Fiscal Year. The fiscal year end of Mergeco shall be July 31 in each year, unless and until changed by resolution of the board of directors.

(iv)	Registered Office. The registered office of Mergeco shall be the registered office of the Company.

(v)	Authorized Capital. The authorized capital of Mergeco shall be 100,000,000,000 shares of common stock with a par value of $0.001 each, all of which shall be common stock.

(vi)	Business and Powers. There shall be no restriction on the business that Mergeco may carry on or on the powers that Mergeco may exercise.

Section 2.6 Fractional Shares.

No fractional Resulting Issuer Common Shares will be issued or delivered pursuant to the Merger. Any fractional share will be rounded down to the next lowest number and no consideration will be paid in lieu thereof.

Section 2.7 Dissenting Shares.

(a)	Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares shall not be converted into or represent a right to receive the Company Stockholder’s Pro-Rata Share of the Purchase Price for Company Common Shares pursuant to Section 2.2(a)(i), but shall instead be converted into and represent only the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to Section 92A.300 et seq. of the NRS.

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(b)	Notwithstanding the provisions of Section 2.7(a), if any Company Stockholder who demands appraisal of such Company Common Shares under the NRS shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time, or (ii) the occurrence of such event, such Company Stockholder’s Company Common Shares shall automatically be converted into and represent only the right to receive such Company Stockholder’s Pro-Rata Share of the Purchase Price as provided in Section 2.2(a)(i).

(c)	The Company shall give Purchaser prompt notice of any written demands for appraisal of any Company Common Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Purchaser, make any payment with respect to any demands for appraisal of Company Common Shares or offer to settle or settle any such demands unless required by applicable Laws.

Section 2.8 Effect of Merger.

At the Effective Time:

(a)	Subco shall merge with and into the Company in accordance with the NRS and the separate existence of Subco shall cease and the Company shall continue as the surviving corporation.

(b)	Mergeco shall possess all the rights, powers, privileges and franchise and be subject to all the obligations, liabilities and duties of the Company and Subco, all as provided under the NRS.

Section 2.9 Filing of Articles of Merger.

Following receipt of the Requisite Stockholder Vote and the approval of the stockholders of Subco to implement the Merger and subject to the satisfaction or waiver of all of the conditions precedent to the Merger set forth herein, the Company shall file the Articles of Merger and such other documents as required under the NRS to effect the Merger pursuant to the NRS.

Section 2.10 Earn-Out Payments

Following the Effective Date and the completion of the transactions contemplated by this Agreement, Purchaser shall pay to the Company Stockholders, on a Pro Rata Share basis, the following performance earn-out payments:

(a)	15 months following Closing (the “First Pay-Out Date”), an amount equal to 10% of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following Closing minus (B) the Closing Payment (the “First Earn-Out Payment”);

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(b)	27 months following Closing (the “Second Pay-Out Date”), an amount equal to 10% of (A) the product equal to two times the TTM Company Revenue calculated for the 12- month period immediately following the first anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment (the “Second Earn-Out Payment”); and

(c)	39 months following Closing (the “Third Pay-Out Date”), an amount equal to 10% of (A) the product equal to two times the TTM Company Revenue calculated for the 12-month period immediately following the second anniversary of the Closing minus (B) the Closing Payment minus (C) any amounts paid pursuant to the First Earn-Out Payment minus (D) any amounts paid pursuant to the Second Earn-Out Payment (the “Third Earn- Out Payment”).

By way of example and for illustrative purposes only, Appendix I, attached hereto, sets forth a sample calculation of each of the First Earn-Out Payment, the Second Earn-Out Payment and the Third Earn-Out Payment.

Each Earn-Out Payment will be payable in Resulting Issuer Common Shares (the “Earn-Out Shares”) at a price per Earn-Out Share equal to the 30-day VWAP of the Resulting Issuer Common Shares for the period ending on the Business Day prior to the date of issuance. All Earn-Out Shares issuable pursuant to this Section 2.10 shall be issued in DRS entry in such Common Stockholder’s name within five Business Days following final resolution of the applicable Earn-Out Payment Certificate pursuant to Section 2.10 or Section 2.12(b).

Section 2.11 Review of Earn-Out Payment Certificate

Within 30 days following the applicable Pay-Out Date, Purchaser shall deliver to the Stockholders Representative a statement, executed by the Chief Financial Officer of Purchaser, setting forth Purchaser’s good faith calculation of the applicable Earn-Out Payment, together with all supporting documentation (the “Earn-Out Payments Certificate”). If the Stockholders Representative disagrees with the computation of the applicable Earn-Out Payment set forth in the Earn-Out Payment Certificate, the Stockholders Representative may, within 30 calendar days after its receipt of the Earn- Out Payments Certificate, deliver a notice (an “Earn-Out Payments Certificate Objection Notice”) to Purchaser setting forth in reasonable detail which components of the calculation and reasonable supporting details for such disagreement to the extent known at such time. If the Stockholders Representative agrees with the computation of the applicable Earn-Out Payment set forth in the Earn- Out Payment Certificate, the Stockholders Representative shall confirm same in writing to the Purchaser and the Earn-Out Payment Certificate shall be final and binding and the Purchaser shall effect the applicable Earn-Out Payment as soon as practicable and in any event, no later than five Business Days thereafter.

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Section 2.12 Dispute Settlement

(a)	Purchaser and the Stockholders Representative will attempt in good faith to resolve any disagreements set forth in any Earn-Out Payments Certificate Objection Notice for a period of not less than 30 calendar days. Any disputed items resolved in writing between Purchaser and the Stockholders Representative within such 30 day period shall be final and binding with respect to such items and shall not be subject to appeal or further review, absent Fraud or manifest error. If Purchaser and the Stockholders Representative do not agree in writing on a final resolution of all objections set forth in the Earn-Out Payments Certificate Objection Notice within such 30 calendar days after delivery of any Earn-Out Payments Certificate Objection Notice, Purchaser and the Stockholders Representative will, as promptly as practicable, jointly retain an independent accounting firm of national recognition to be mutually agreed upon (the “Earn-Out Payments Firm”) to resolve any remaining disagreements, which determination must be in writing and must set forth, in reasonable detail, the basis therefor and must be based solely on (i) the definitions and other applicable provisions of this Agreement, (ii) a single presentation (which presentations shall be limited to the remaining items in dispute set forth in the Earn-Out Payments Certificate Objection Notice (and not otherwise resolved by Purchaser and the Stockholders Representative in writing)) submitted by each of Purchaser and the Stockholders Representative to the Earn-Out Payments Firm within 15 calendar days after the engagement of such firm (which the Earn-Out Payments Firm shall forward to Purchaser or the Stockholders Representative, as applicable) and (iii) one written response submitted to the Earn-Out Payments Firm within 10 calendar days after receipt of each such other Party’s presentation (which the Earn-Out Payments Firm shall forward to Purchaser or the Stockholders Representative, as applicable), and not on independent review, which such determination shall be conclusive and binding on each Party and the Company Stockholders, absent Fraud or manifest error. Purchaser and the Stockholders Representative shall use commercially reasonable efforts to cause the Earn-Out Payments Firm to render a written determination as to each disputed item and the amount of the applicable Earn-Out Payment within 45 days of the date of its engagement, and Purchaser and the Stockholders Representative shall, and shall cause their respective Affiliates and Representatives to, cooperate with the Earn-Out Payments Firm during its engagement. In resolving any disputed item, the Earn-Out Payments Firm may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. All communications with the Earn-Out Payments Firm must include each of Purchaser and the Stockholders Representative. In acting under this Agreement, the Earn-Out Payments Firm shall function solely as an expert and not as an arbitrator. Purchaser and the Stockholders Representative shall bear the costs and expenses of any dispute resolution pursuant to this Section 2.12, including the fees and expenses of the Earn-Out Payments Firm and any enforcement of the determination thereof, based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party, which percentage allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Earn-Out Payments Firm at the time the determination of such Earn-Out Payments Firm is rendered on the merits of the matters submitted. The fees and disbursements of the Representatives of each Party incurred in connection with the preparation or review of the Earn-Out Payments Certificate and preparation or review of any Earn-Out Payments Certificate Objection Notice, as applicable, shall be borne by such Party. The determination by the Earn-Out Payments Firm shall be conclusive and binding and judgment may be entered upon the written determination of the Earn-Out Payments Firm in accordance with this Section 2.12.

(b)	The Earn-Out Payments Certificate shall be deemed final for the purposes of this Section 2.11 upon the earliest of (i) the date Purchaser and the Stockholders Representative so agree in writing, (ii) the failure of the Stockholders Representative to deliver an Earn-Out Payments Certificate Objection Notice within thirty (30) calendar days of the date of receipt of the applicable Earn-Out Payments Certificate, and (iii) the resolution of all disputes, pursuant to Section 2.12, by Purchaser and the Stockholders Representative or the Earn-Out Payments Firm.

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Section 2.13 Reasonable Cooperation.

At all times prior to the date that the Earn-Out Payments are paid to the Company Stockholders in accordance with Section 2.10, Purchaser shall, and shall cause Mergeco and their respective Subsidiaries to, make available all financial records and personnel that the Stockholders Representative (including any of its Representatives) or the Earn-Out Payments Firm may request, at any time during normal business hours, in connection with the transactions contemplated by Section 2.10, 2.11 and 2.12 subject to execution by the Stockholders Representative of a confidentiality agreement to reasonably ensure the confidentiality of the information provided by Purchaser, Mergeco and their respective Subsidiaries.

Section 2.14 Canadian Tax Treatment.

An Eligible Holder shall be entitled to make a joint income tax election, pursuant to section 85 of the Tax Act (and any analogous provision of provincial income tax law) with respect to the disposition of Company Common Shares under this Merger by providing two signed copies of the necessary joint election form(s) to an appointed representative, as directed by the Purchaser, within 60 days after the Effective Date, duly completed with the details of the Company Common Shares transferred and the applicable agreed amount for the purposes of such joint election(s). Purchaser shall, within 30 days after receiving the completed joint election form(s) from an Eligible Holder, and subject to such joint election form(s) being correct and complete and in compliance with requirements imposed under the Tax Act (or any analogous provision of provincial income tax law), sign and return such form(s) to such Eligible Holder for filing with the Canada Revenue Agency (or any applicable provincial taxation authority). Neither Purchaser, the Company nor any successor corporation shall be responsible for the proper completion and filing of any joint election form, and except for the obligation to sign and return the duly completed joint election form(s) which are received within 60 days of the Effective Date, for any taxes, interest or penalties arising as a result of the failure of an Eligible Holder to properly or timely complete and file such joint election form(s) in the form and manner prescribed by the Tax Act (or any applicable provincial legislation). In its sole discretion, Purchaser or any successor corporation may choose to sign and return a joint election form received by it more than 60 days following the Effective Date, but will have no obligation to do so.

Section 2.15 Company Debentures.

The Purchaser acknowledges and agrees that following the Effective Time, (i) the Company Debentures will remain outstanding and will continue to be governed in accordance with the terms of the Company Indenture, (ii) that the transactions contemplated by this Agreement will constitute a “Liquidity Event” (as such term is defined in the Company Indenture) entitling the holders of the Company Debentures to convert their Company Debentures for Resulting Issuer Common Shares in accordance with the terms of the Company Indenture, and (iii) all obligations of the Company pursuant to the Company Indenture (including, for greater certainty, the obligation to repay the principal amount outstanding under each such Company Debenture) will become obligations of the Resulting Issuer. The Purchaser agrees to execute and enter into such documents as may be requested by Odyssey, as collateral agent, to give effect to the foregoing, including, without limitation, the Supplemental Indenture.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 3.1 Representations and Warranties of Purchaser.

Purchaser represents and warrants to and in favour of the Company as follows, and acknowledges that the Company is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	Each of Purchaser and Subco is a corporation incorporated and validly existing under the laws of their respective jurisdiction of incorporation. In each case, each such entity has all requisite corporate power and authority and is duly qualified and holds all Permits necessary or required to carry on its business as now conducted and in the case of Purchaser, to own, lease or operate the Purchaser Assets, and neither Purchaser nor, to the knowledge of Purchaser, any other Person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing the dissolution or winding up of Purchaser or Subco, and Purchaser and Subco have all requisite corporate power and authority to enter into this Agreement and to carry out their obligations hereunder.

(b)	The authorized share capital of Purchaser consists of: (i) an unlimited number of Purchaser Common Shares, of which 238,235,947 Purchaser Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of Purchaser; and (ii) an unlimited number of preferred shares, of which no preferred shares are issued and outstanding. Other than described in the Purchaser Disclosure Letter, there are no other options, warrants, other rights, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by Purchaser of any securities of Purchaser or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire any shares of Purchaser.

(c)	Other than as described in the Purchaser Disclosure Letter, Purchaser has no direct or indirect Subsidiaries nor any investment in any Person or any agreement, option or commitment to acquire any such investment. All of the issued and outstanding securities of Subco are held by Purchaser. Subco has no liabilities and is not party to any agreement other than this Agreement.

(d)	Purchaser is conducting its business in compliance in all material respects with all applicable Laws and regulations of each jurisdiction in which it carries on business and has not received a notice of non-compliance, and, to the knowledge of Purchaser, there are no facts that would give rise to a notice of material noncompliance with any such Laws and regulations. Each of Purchaser and its Subsidiaries and their respective Affiliates hold the applicable Cannabis Licenses required to conduct their present business. Each Cannabis License is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired. There are no pending or, to Purchaser’s knowledge, threatened actions by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate and/or materially adversely modify any Cannabis License. True and complete copies of all of Cannabis Licenses held by Purchaser or its Subsidiaries have been made available to the Company and are set forth in Section 3.1(d) of the Purchaser Disclosure Letter.

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(e)	No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to Purchaser and Subco in connection with the execution and delivery of and the performance by Purchaser and Subco of their respective obligations under this Agreement, the Ancillary Agreements and the consummation by Purchaser and Subco of the transactions contemplated hereunder and thereunder.

(f)	Since July 31, 2021, (i) Purchaser and its Subsidiaries have operated their respective businesses in the Ordinary Course, and (ii) there has not been any Material Adverse Change with respect to the Purchaser or any of its Subsidiaries.

(g)	Each of the execution and delivery of this Agreement and the applicable Ancillary Agreements, the performance by each of Purchaser and Subco of their obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and the applicable Ancillary Agreements, including the Merger and the issue of the Resulting Issuer Common Shares and Resulting Issuer Options and Resulting Issuer Common Shares issuable upon the exercise of the Resulting Issuer Options and Company Warrants in connection with the Merger, do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to Purchaser or Subco, including Applicable Securities Laws; (ii) the constating documents, Bylaws or resolutions of Purchaser or Subco; (iii) any material mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which Purchaser or Subco is a party or by which it is bound; or (iv) any judgment, decree or order binding Purchaser or Subco or their respective assets. Upon consummation of the Merger, the Company Stockholders will own the Payment Shares to which each such Company Stockholder is entitled free and clear of any liens.

(h)	This Agreement has been duly authorized and executed by Purchaser and Subco and constitutes a valid and binding obligation of each of them and shall be enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable Law.

(i)	Other than this Agreement, the Purchaser is not currently party to any binding agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Purchaser whether by asset sale, transfer of shares or otherwise in excess of $100,000 in the aggregate; or (ii) the change of control of the Purchaser (whether by sale or transfer of shares or sale of all or substantially all of the property or assets of the Purchaser or otherwise).

(j)	The Purchaser Financial Statements will be prepared in accordance with IFRS consistently applied throughout the periods referred to therein and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise as required by IFRS) of Purchaser as at such dates and the results of its operations and its cash flows for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of Purchaser in accordance with IFRS and there has been no change in accounting policies or practices of Purchaser since July 31, 2020. The Purchaser does not have any outstanding indebtedness or any liabilities or obligations including any unfunded obligation under any Employee plan, whether accrued, absolute, contingent or otherwise as of the date of the applicable Purchaser Financial Statements other than those required to be set forth in such Purchaser Financial Statements by IFRS and as disclosed in writing to the Company on or substantially concurrently with the date of this Agreement. The Purchaser Financial Statements will present fairly, in all material respects, the consolidated financial position, financial performance and cash flows of the Purchaser for the dates and periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal period-end adjustments) and reflect reserves required by IFRS in respect of all material contingent liabilities, if any, of the Purchaser on a consolidated basis. There has been no material change in the Purchaser’s accounting policies since July 31, 2020.

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(k)	Purchaser is a taxable Canadian corporation for Canadian tax purposes and all Taxes due and payable or required to be collected or withheld and remitted, by Purchaser and Subco have been paid, collected or withheld and remitted as applicable. All tax returns, declarations, remittances and filings required to be filed by Purchaser and Subco have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Purchaser has not received notice of any examination of any tax return of Purchaser or Subco, and to the knowledge of Purchaser, no such examination is currently in progress by any Governmental Authorities and there are no issues or disputes outstanding with any Governmental Authorities respecting any Taxes that have been paid, or may be payable, by Purchaser or Subco. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to Purchaser and its Subsidiaries.

(l)	The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements (including the Purchaser Financial Statements) in conformity with IFRS and to maintain accountability for assets.

(m)	The Purchaser’s current auditors who will audit the Purchaser Financial Statements are independent with respect to the Purchaser within the meaning of the rules of professional conduct applicable to auditors in Canada and there has never been a “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with the current or, to the knowledge of the Purchaser, any predecessor auditors of the Purchaser during the last three years.

(n)	No Person is entitled to any pre-emptive or any similar rights to subscribe for any Purchaser Common Shares or other securities of Purchaser and no rights to acquire, or instruments convertible into or exchangeable for, any securities in the capital of Purchaser or Subco are outstanding.

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(o)	No legal or governmental actions, suits, judgments, investigations or proceedings are pending to which Purchaser or Subco, or to the knowledge of Purchaser, the directors or officers of Purchaser or Subco are a party, or to which the Purchaser Assets are subject and, to the knowledge of Purchaser, no such proceedings have been threatened against or are pending with respect to Purchaser or Subco, or with respect to the Purchaser Assets and neither Purchaser or Subco is subject to any judgment, order, writ, injunction, decree or award of any Governmental Authorities. Neither Purchaser, nor any of its Subsidiaries, nor any of the Purchaser Assets or properties, is subject to any material outstanding judgment, order, writ, injunction or decree applicable to Purchaser or any of its subsidiaries on a consolidated basis.

(p)	Neither the Purchaser nor Subco is in violation of its organizational documents or in default, in any material respect, in the performance or observance of any obligation, agreement, covenant or condition contained in any material Contract to which it is a party or by which it or its property and the Purchaser Assets may be bound and all material Contracts to which the Purchaser is a party are in good standing in all respects and in full force and effect.

(q)	Except as set forth in Section 3.1(q) of the Purchaser Disclosure Letter, the Purchaser owns or has all necessary rights to use (as currently used) all material property and assets owned or used that are necessary in the conduct of the business of the Purchaser as now conducted free and clear of any actual, pending or, to the knowledge of the Purchaser, threatened claims, liens, charges, options, set-offs, free-carried interests, royalties, encumbrances, security interests or other interests whatsoever other than such security interests, liens and encumbrances granted in the Ordinary Course of business by the Purchaser. Such assets comprise all of the assets, properties and rights used in or necessary to the conduct of the business of the Purchaser and are adequate and sufficient to conduct the business of the Purchaser.

(r)	Except as set forth in Section 3.1(r) of the Purchaser Disclosure Letter, the Purchaser holds all material permits, licenses, approvals, consents, orders, markings, certificates and like authorizations necessary for it to own, lease and license its property and the Purchaser Assets and carry on its business, as now carried on as of the date of this Agreement, in each jurisdiction where such business is carried on, including, but not limited to, permits, licenses, approvals, consents, orders, certificates and like authorizations from Governmental Authorities(collectively, the “Permits”).

(s)	Section 3.1(s) of the Purchaser Disclosure Letter sets forth a complete and accurate list of all of the following that constitutes material Intellectual Property: (i) registered Intellectual Property, (ii) pending applications for registration of Intellectual Property, (iii) all computer software (other than commercially available, off-the-shelf software with a replacement cost or annual license fee of less than $10,000), and (iv) trade or corporate names and material unregistered trademarks and service marks. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Purchaser, (i) to the knowledge of the Purchaser, (A) the conduct of the Purchaser’s business as currently conducted does not infringe or otherwise violate any Person’s registered Intellectual Property and (B) there is no claim of such infringement or other violation pending or to the knowledge of the Purchaser, threatened in writing, against the Purchaser, and (ii) to the knowledge of the Purchaser (A) no Person is infringing or otherwise violating any Intellectual Property owned by the Purchaser and (B) no claims of such infringement or other violation are pending or threatened in writing against any Person by the Purchaser.

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(t)	The information technology equipment and related systems owned, used or held for use by the Purchaser (“Systems”) are reasonably sufficient to operate the business of the Purchaser as currently conducted. During the last three (3) years, to the Purchaser’s knowledge, there has been no unauthorized access, use, intrusion, or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Systems that has caused any substantial disruption to the use of such Systems or the business of the Purchaser or any material loss or harm to the Purchaser or its personnel, property, or the Purchaser Assets.

(u)	The Purchaser has complied in all material respects with all Laws and contractual and fiduciary obligations as to protection and security of personal data to which it is subject. The Purchaser has not received any written inquiries from or been subject to any audit or legal proceeding by any Governmental Authority regarding personal data. The Purchaser has complied with its policies and procedures as to collection, use, processing, storage and transfer of personal data. No legal proceeding alleging (i) a material violation of any Person’s privacy rights or (ii) unauthorized access, use or disclosure of personal data has been asserted or threatened in writing to the Purchaser.

(v)	Section 3.1(v) of the Purchaser Disclosure Letter sets forth a complete and accurate list of the Purchaser Transaction Approvals. Except as set forth in Section 3.1(v) of the Purchaser Disclosure Letter, there are no third party consents or other approvals required to be obtained in order for the Purchaser to implement the Merger and complete the Acquisition.

(w)	Except for those matters that, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Purchaser, (i) the Purchaser is in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Permits required under Environmental Laws for the operation of its business, (ii) there is no investigation, suit, claim or action relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material) that is pending or, to the knowledge of the Purchaser, threatened in writing against the Purchaser or any real property currently owned, operated or leased by the Purchaser and (iii) the Purchaser has not received any written notice of, or entered into any order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved liabilities or corrective or remedial obligations relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material).

(x)	The Purchaser is not a party to or bound by any collective bargaining agreement and is not currently conducting negotiations with any labour union or employee association.

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(y)	Other than as disclosed in Section 3.1(y) of the Purchaser Disclosure Letter, the Purchaser does not own any real property. Section 3.1(y) of the Purchaser Disclosure Letter lists: (i) each lease, sublease, license or other agreement and any amendments or modifications thereto relating to all Leased Real Property (each a “Lease” and collectively, the “Leases”), true and complete copies of which have been made available to the Company, (ii) the street address of each parcel of Leased Real Property, (iii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iv) the current use of each such parcel of Leased Real Property. The Purchaser and each Subsidiary, as applicable, has a valid and enforceable leasehold interest under each Lease relating to Leased Real Property used by it. Each Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Purchaser or Subsidiary and each other party thereto. Neither the Purchaser nor any Subsidiary is in default nor has it received a notice of default or termination that remains outstanding under any Lease, and to the Purchaser’s knowledge, no uncured default or breach on the part of the landlord exists under any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under any such Lease. The Leased Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Purchaser or any of its Subsidiaries.

(z)	Other than as disclosed in Section 3.1(z) of the Purchaser Disclosure Letter, no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Purchaser has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Purchaser, are pending, contemplated or threatened by any Governmental Authority.

(aa)	The Purchaser is in material compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and has not and is not engaged in any unfair labour practice and there has never been any material labour disruption. There is no action with respect to any employment-related matters, including payment of wages, salary or overtime pay, that has been asserted or is now pending or, to Purchaser’s knowledge, threatened by or before any Governmental Authority with respect to any Persons currently or formerly employed (or engaged as an independent contractor) by, or who are or were applicants for employment with, Purchaser or any Subsidiary.

(bb)	Other than as set forth in Section 3.1(bb) of the Purchaser Disclosure Letter, neither Purchaser nor Subco are party to any Contract, written or oral, involving an amount in excess of $50,000 other than this Agreement and the Loan Agreement.

(cc)	Neither Purchaser nor, to the knowledge of Purchaser, any other party thereto is in default or breach of any Contract of Purchaser and, to the knowledge of Purchaser, there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute a default or breach under any Contract of Purchaser which would give rise to a right of termination on the part of any other party to such Contract or would otherwise have a Material Adverse Effect on the Purchaser. Purchaser has not received written, or to the knowledge of Purchaser, other notice of, any alleged breach of or alleged default under or dispute in connection with any Contract or of any intention of any party to any Contract of Purchaser to cancel, terminate or otherwise materially modify or not renew its relationship with the Purchaser.

(dd)	Purchaser is not a party to any agreement, nor, to the knowledge of Purchaser, is there any shareholders agreement, pooling agreement, voting trust, or other contract which in any manner affects the ownership or voting control of any of the securities of Purchaser or Subco.

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(ee)	Other than as set forth in Section 3.1(ee) of the Purchaser Disclosure Letter, the Purchaser does not have any agreements, plans or practices relating to the payment of any management, consulting, service or other fees or any bonuses, pensions, share of profits or retirement allowance, insurance, health or other Employee benefits or any plan for retirement, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Purchaser for the benefit of any current or former director, officer, Employee or consultant of the Purchaser (each, an “Employee Plan”). The Purchaser has made available to the Company the opportunity to review true and complete copies of documents, contracts and arrangements relating to the Employee Plans. The Employee Plans have been established, operated in the Ordinary Course and administered in all material respects in accordance with their terms and applicable Laws.

(ff)	Except as set out in the Purchaser Disclosure Letter, none of the directors or officers of the Purchaser or any of its associates or Affiliates has any interest, direct or indirect, in any transaction with the Purchaser that materially affects the Purchaser and its Subsidiaries, taken as a whole.

(gg)	Copies of the minute books and records of the Purchaser and Subco made available to the Company in connection with the due diligence investigation of the Purchaser and Subco for the period from July 31, 2018 to the date hereof are all of the minute books of the Purchaser and Subco and contain copies of all material organizational documents, bylaws, shareholder minutes, directors minutes and committee minutes of the Purchaser and Subco.

(hh)	There is no Person acting or purporting to act at the request or on behalf of Purchaser that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated by this Agreement.

(ii)	The Payment Shares will, on Closing, be issued, and the Earn-Out Shares will, if issued in accordance with the terms and conditions of this Agreement, at the time of issuance be issued, in compliance with all applicable Laws (including Applicable Securities Laws). The Payment Shares, Earn-Out Shares and Resulting Issuer Common Shares issuable upon exercise of the Resulting Issuer Options and Company Warrants have been reserved for issuance by all necessary action on the part of Purchaser and, when issued by Purchaser and delivered by Purchaser, will be validly issued and will be outstanding as fully paid and non-assessable.

(jj)	Purchaser is a “reporting issuer” and not on the list of reporting issuers in default in the provinces of British Columbia, Alberta and Ontario and, other than in respect of the Purchaser’s failure to file the audited financial statements comprising the Purchaser Financial Statements, is in compliance, in all material respects, with the Applicable Securities Laws of such provinces and the applicable rules and regulations of the CSE. The issued and outstanding Purchaser Common Shares are listed and posted for trading on the CSE, and the Payment Shares, Earn-Out Shares, and Resulting Issuer Common Shares issuable upon exercise of the Resulting Issuer Options and Company Warrants when, and if, issued, will be listed and posted for trading on the CSE. Other than with respect to the Purchaser Financial Statements, no delisting, suspension of trading in, or cease trading order with respect to, the Purchaser Common Shares or any other securities of Purchaser is in effect, pending or, to the knowledge of Purchaser, threatened, and no legal proceedings have been instituted that might result in any such action being taken or order being made, and no written notification or other communication in writing from a securities regulator threatening to take any such action or make any such order has been received by Purchaser.

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(kk)	Other than the audited financial statements comprising the Purchaser Financial Statements, Purchaser has prepared and filed with the securities regulators in each of the jurisdictions where it is a “reporting issuer”, and under its profile on System for Electronic Document Analysis and Retrieval, all material documents required to be filed by it under Applicable Securities Laws and the rules of the CSE. All documents and information included in the public record were, as of their respective dates, in compliance in all material respects with applicable Laws and did not, as of their respective dates, contain a misrepresentation (as such term is defined in the Securities Act (British Columbia) and its equivalent legislation in the United States), untrue statement of material fact or omit to state a material fact required to be stated therein or required in order to make the statements therein, in light of the circumstances under which they were made. As of the date of this Agreement (i) Purchaser has not filed any confidential material change report or similar document that is not generally available to the public with any securities regulator or any stock exchange, and (ii) there is no adverse “material change” (as such term is defined the Securities Act (British Columbia) and its equivalent legislation in the United States) or material fact in respect of Purchaser or the Purchaser Common Shares that has not been generally disclosed (within the meaning of Applicable Securities Laws).

(ll)	The Purchaser has conducted all transactions, negotiations, discussions and dealings in full compliance with anti-bribery and anti-corruption Laws and regulations applicable in any jurisdiction in which they are located or conducting business. The Purchaser has not made any offer, payment, promise to pay or authorization of payment of money or anything of value to any government official, or any other person while having reasonable grounds to believe that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a government official, for the purpose of (i) assisting the parties in obtaining, retaining or directing business; (ii) influencing any act or decision of a government official in his or its official capacity; (iii) inducing a government official to do or omit to do any act in violation of his or its lawful duty, or to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; or (iv) securing any improper advantage.

(mm)	The operations of the Purchaser are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Applicable Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority involving the Purchaser with respect to Applicable Money Laundering Laws is, to the knowledge of the Purchaser, pending or threatened.

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(nn)	The Purchaser’s Cash balance as of the Closing Date will equal or exceed the Minimum Cash Balance.

No representation or warranty by Purchaser in this Agreement and no statement contained in the Purchaser Disclosure Letter or any certificate or other document furnished or to be furnished to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein in any material respect as of the date they were provided, in light of the circumstances in which they are made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1 Representations and Warranties of the Company.

The Company represents and warrants to and in favour of Purchaser and Subco as follows, and acknowledges that Purchaser and Subco are relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada and has all requisite corporate power and corporate authority and is duly qualified and holds all Permits necessary or required to carry on its business as now conducted in each of the jurisdictions it carries on business and to own, lease or operate its assets and properties and neither the Company nor, to the knowledge of the Company, any other Person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing the Company’s dissolution or winding up, and the Company has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations hereunder.

(b)	Other than as set forth in Section 4.1(b) of the Company Disclosure Letter, the Company has no direct or indirect Subsidiaries nor any investment in any Person or any agreement, option or commitment to acquire any such investment.

(c)	The Company is conducting its business in compliance in all material respects with all applicable Laws and regulations of each jurisdiction in which it carries on business and has not received a notice of non-compliance, and, to the knowledge of the Company, there are no facts that would give rise to a notice of material noncompliance with any such Laws and regulations. Each of the Company and its Subsidiaries and their respective Affiliates hold the applicable Cannabis Licenses required to conduct their present business. Each Cannabis License is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired. There are no pending or, to the Company’s knowledge, threatened actions by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate and/or materially adversely modify any Cannabis License. True and complete copies of all of Cannabis Licenses held by the Company or its Subsidiaries have been made available to the Purchaser and are set forth in Section 4.1(c) of the Company Disclosure Letter.

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(d)	Other than as set forth in Section 4.1(d) of the Company Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of and the performance by the Company of its obligations under this Agreement, the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereunder and thereunder.

(e)	Since January 1, 2021 (i) the Company and its Subsidiaries have operated their respective businesses in the Ordinary Course, and (ii) there has not been any Material Adverse Change with respect to the Company.

(f)	Each of the execution and delivery of this Agreement and the applicable Ancillary Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated in this Agreement and the applicable Ancillary Agreements do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both), (i) the Articles of Incorporation, Bylaws or resolutions of the Company which are in effect at the date hereof; or (ii) any material mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company is a party or by which it is bound.

(g)	This Agreement has been duly authorized and executed by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable Law.

(h)	Other than as set forth in Section 4.1(h) of the Company Disclosure Letter, other than this Agreement, the Company is not currently party to any binding agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares or otherwise in excess of $100,000 in the aggregate; or (ii) the change of control of the Company (whether by sale or transfer of shares or sale of all or substantially all of the property or assets of the Company or otherwise).

(i)	Other than as set forth in Section 4.1(i) of the Company Disclosure Letter, the Company Financial Statements are based on the books and records of the Company, and fairly present, in all material respects, the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

(j)	Other than as set forth in Section 4.1(j) of the Company Disclosure Letter, all Taxes due and payable shown to be due on the Company’s tax returns or required to be collected or withheld and remitted, by the Company have been paid, collected or withheld and remitted as applicable. Other than as set forth in Section 4.1(j) of the Company Disclosure Letter, all tax returns, declarations, remittances and filings required to be filed by the Company have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Other than as set forth in Section 4.1(j) of the Company Disclosure Letter, to the knowledge of the Company, no examination of any tax return of the Company is currently in progress by any Governmental Authorities and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to the Company.

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(k)	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets.

(l)	The Company Auditors who will audit the audited consolidated financial statements of the Company for the financial year ended December 31, 2021 will be independent public accountants for the purposes of IFRS.

(m)	The authorized share capital of the Company is 250,000,000 Company Common Shares. The number of Company Common Shares issued and outstanding as of the date hereof is set out in Section 4.1(m) of the Company Disclosure Letter, each of which is outstanding as fully paid and non-assessable. Except as set forth in Section 4.1(m) of the Company Disclosure Letter, there are no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Company of any shares of the Company or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of the Company as of the date hereof. The number of Company Common Shares issued and outstanding as of the Effective Time will be set out in the Company Capitalization Spreadsheet, each of which will be outstanding as fully paid and non-assessable. Except as set forth in the Company Capitalization Spreadsheet, there will be no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by the Company of any shares of the Company or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of the Company as of the Effective Time.

(n)	Except as set forth in Section 4.1(n) of the Company Disclosure Letter, the Company is not aware of any legal or governmental actions, suits, judgments, investigations or proceedings to which the Company, or to the knowledge of the Company, the directors or officers of the Company are a party or to which the property and assets of the Company is subject and, to the knowledge of the Company, no such proceedings have been threatened against or are pending with respect to the Company, or with respect to its property and assets, and the Company is not subject to any judgment, order, writ, injunction, decree or award of any Governmental Authority. Neither the Company nor any of its Subsidiaries, nor any of its assets or properties, is subject to any material outstanding judgment, order, writ, injunction or decree applicable to the Company or any of its Subsidiaries on a consolidated basis.

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(o)	The Company is not in violation of its organizational documents or, to the Company’s knowledge, in default, in any material respect, in the performance or observance of any obligation, agreement, covenant or condition contained in any material Contract to which it is a party or by which it or its property and assets may be bound and all material Contracts to which the Company is a party are in good standing in all respects and in full force and effect, other than the Company is currently in arrears in remitting rental payments to its landlord.

(p)	Other than as set forth in Section 4.1(p) of the Company Disclosure Letter, the Company owns or has all necessary rights to use (as currently used) all material property and assets owned or used that are necessary in the conduct of the business of the Company as now conducted free and clear of any actual, pending or, to the knowledge of the Company, threatened claims, liens, charges, options, set-offs, free-carried interests, royalties, encumbrances, security interests or other interests whatsoever other than such security interests, liens and encumbrances granted in the Ordinary Course of business by the Company. Such assets comprise all of the assets, properties and rights used in and necessary to the conduct of the business of the Company and are adequate and sufficient to conduct the business of the Company.

(q)	Except as set forth in Section 4.1(q) of the Company Disclosure Letter, the Company holds all material Permits necessary for it to own, lease and license its property and assets and carry on its business, as now carried on as of the date of this Agreement, in each jurisdiction where such business is carried on, including, but not limited to, Permits from Governmental Authorities.

(r)	Section 4.1(r) of the Company Disclosure Letter sets forth a complete and accurate list of all of the following that constitutes material Intellectual Property: (i) registered Intellectual Property, (ii) pending applications for registration of Intellectual Property, (iii) all computer software (other than commercially available, off-the-shelf software with a replacement cost or annual license fee of less than $10,000), and (iv) trade or corporate names and material unregistered trademarks and service marks. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (i) to the knowledge of the Company, (A) the conduct of the Company’s business as currently conducted does not infringe or otherwise violate any Person’s registered Intellectual Property and (B) there is no claim of such infringement or other violation pending or to the knowledge of the Company, threatened in writing, against the Company, and (ii) to the knowledge of the Company (A) no Person is infringing or otherwise violating any Intellectual Property owned by the Company and (B) no claims of such infringement or other violation are pending or threatened in writing against any Person by the Company.

(s)	The Systems are reasonably sufficient to operate the business of the Company as currently conducted. During the last three (3) years, to the Company’s knowledge, there has been no unauthorized access, use, intrusion, or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Systems that has caused any substantial disruption to the use of such Systems or the business of the Company or any material loss or harm to the Company or its personnel, property, or other assets.

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(t)	The Company has complied in all material respects with all Laws and contractual and fiduciary obligations as to protection and security of personal data to which it is subject. The Company has not received any written inquiries from or been subject to any audit or legal proceeding by any Governmental Authority regarding personal data. The Company has complied with its policies and procedures as to collection, use, processing, storage and transfer of personal data. No legal proceeding alleging (i) a material violation of any Person’s privacy rights or (ii) unauthorized access, use or disclosure of personal data has been asserted or threatened in writing to the Company.

(u)	Except for the Requisite Stockholder Vote required in connection with the Merger or as otherwise set forth in Section 4.1(u) in the Company Disclosure Letter, there are no third party consents or other approvals required to be obtained in order for the Company to complete the Acquisition.

(v)	Except for those matters that, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company, (i) the Company is in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Permits required under Environmental Laws for the operation of its business, (ii) there is no investigation, suit, claim or action relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material) that is pending or, to the knowledge of the Company, threatened in writing against the Company or any real property currently owned, operated or leased by the Company and (iii) the Company has not received any written notice of, or entered into any order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved liabilities or corrective or remedial obligations relating to or arising under Environmental Laws (including, without limitation, relating to or arising from the Release, threatened Release or exposure to any Hazardous Material).

(w)	Other than as set forth in Section 4.1(w) of the Company Disclosure Letter, the Company is not a party to or bound by any collective bargaining agreement and is not currently conducting negotiations with any labour union or employee association.

(x)	The Company does not own any real property. Section 4.1(x) of the Company Disclosure Letter lists: (i) each Lease relating to all Leased Real Property, true and complete copies of which have been made available to the Purchaser, (ii) the street address of each parcel of Leased Real Property, (iii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (iv) the current use of each such parcel of Leased Real Property. The Company and each Subsidiary, as applicable, has a valid and enforceable leasehold interest under each Lease relating to Leased Real Property used by it. Each Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Company or Subsidiary and each other party thereto. Neither the Company nor any Subsidiary is in default nor has it received a notice of default or termination that remains outstanding under any Lease, and to the Company’s knowledge, no uncured default or breach on the part of the landlord exists under any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under any such Lease. The Leased Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

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(y)	No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened by any Governmental Authority.

(z)	Except for employment contracts entered into in the Ordinary Course of business and the agreements set forth in Section 4.1(z) in the Company Disclosure Letter, there are no agreements with holders of Company Common Shares to which the Company is a party or any pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the securities of the Company.

(aa)	The Company is in material compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and has not and is not engaged in any unfair labour practice and there has never been any material labour disruption. There is no action with respect to any employment-related matters, including payment of wages, salary or overtime pay, that has been asserted or is now pending or, to the Company’s knowledge, threatened by or before any Governmental Authority with respect to any Persons currently or formerly employed (or engaged as an independent contractor) by, or who are or were applicants for employment with, the Company or any Subsidiary.

(bb)	Other than Employee Plans established or entered into in the Ordinary Course of business by the Company, the Company does not have any Employee Plans. The Company has made available to Purchaser the opportunity to review true and complete copies of documents, contracts and arrangements relating to the Employee Plans. The Employee Plans have been established, operated in the Ordinary Course and administered in all material respects in accordance with their terms and applicable Laws.

(cc)	Except as set forth in Section 4.1(cc) of the Company Disclosure Letter, neither the Company nor its Subsidiaries are party to any Contract, written or oral, involving an amount in excess of $50,000, other than this Agreement.

(dd)	Neither the Company nor, to the knowledge of the Company, any party thereto is in default or breach of Contract of the Company and, to the knowledge of the Company, there exists no condition, event or act which, with the giving of notice or lapse of time or both would constitute a default or breach under any Contract of the Company which would give rise to a right of termination on the part of any other party to such Contract or would otherwise have a Material Adverse Effect on the Company. The Company has not received written, or to the knowledge of the Company, other notice of, any alleged breach of or alleged default under or dispute in connection with any Contract or of any intention of any party to any Contract of the Company to cancel, terminate or otherwise materially modify or not renew its relationship with the Company.

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(ee)	Except as set out in Section 4.1(ee) Company Disclosure Letter, none of the directors or officers of the Company or any of its associates or Affiliates has any interest, direct or indirect, in any transaction with the Company that materially affects the Company and its Subsidiaries, taken as a whole.

(ff)	Copies of the minute books and records of the Company made available to Purchaser in connection with the due diligence investigation of the Company for the period from the date of incorporation to the date hereof are all of the minute books of the Company and contain copies of all material organizational documents, bylaws, shareholder minutes, directors minutes and committee minutes of the Company.

(gg)	Except as set out in Section 4.1(gg) of the Company Disclosure Letter, there is no Person acting or purporting to act at the request or on behalf of the Company that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated hereby.

(hh)	The Company has conducted all transactions, negotiations, discussions and dealings in full compliance with anti-bribery and anti-corruption Laws and regulations applicable in any jurisdiction in which they are located or conducting business. The Company has not made any offer, payment, promise to pay or authorization of payment of money or anything of value to any government official, or any other person while having reasonable grounds to believe that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to a government official, for the purpose of (i) assisting the parties in obtaining, retaining or directing business; (ii) influencing any act or decision of a government official in his or its official capacity; (iii) inducing a government official to do or omit to do any act in violation of his or its lawful duty, or to use his or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or department, agency, instrumentality or entity thereof; or (iv) securing any improper advantage.

(ii)	The operations of the Company are and have been conducted at all times in compliance with Applicable Money Laundering Laws and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to Applicable Money Laundering Laws is, to the knowledge of the Company, pending or threatened.

(jj)	The Company is not an “investment company” pursuant to the United States Investment Company Act of 1940, as amended.

(kk)	Except for the representations and warranties contained in this Article 4 and the Company Disclosure Letter, the Company makes no other express or implied representation or warranty and hereby disclaims any such representations or warranties.

ARTICLE 5

STOCKHOLDERS REPRESENTATIVE

Section 5.1 Stockholders Representative.

(a)	The Stockholders Representative is hereby appointed, authorized and empowered to act as the representative of the Company Stockholders for all purposes hereunder and for the benefit of the Company Stockholders, as the exclusive agent and attorney-in-fact to act on behalf of each of the Company Stockholders, in connection with and to facilitate the consummation of the Acquisition, which shall include the power, authority and discretion:

(i)	to enter into amendments to this Agreement and to execute and deliver any Ancillary Agreements (with such modifications or changes therein as to which the Stockholders Representative, in its sole discretion, shall have consented) and to agree to such amendments or modifications thereto as the Stockholders Representative, in its sole discretion, determines to be desirable, in each case, whether before or after the Closing;

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(ii)	to execute and deliver such waivers and consents in connection with this Agreement and any Ancillary Agreements and the consummation of the Merger as the Stockholders Representative, in its sole discretion, may deem necessary or desirable;

(iii)	to enforce and protect the rights and interests of the Company Stockholders (including the Stockholders Representative, in his capacity as a Company Stockholder) and to enforce and protect the rights and interests of the Stockholders Representative arising out of or under or in any manner relating to this Agreement, and each other agreement, document, instrument or certificate referred to herein or therein or the transactions provided for herein or therein, including the Ancillary Agreements, and to take any and all actions which the Stockholders Representative believes are necessary or appropriate under this Agreement for and on behalf of the Company Stockholders, including asserting or pursuing any Claim against Purchaser, Subco, Mergeco or any of their Affiliates or Representatives, consenting to, compromising or settling any such Claims, conducting negotiations with Purchaser, Subco, Mergeco or any of their Affiliates and Representatives, regarding such Claims, and, in connection therewith, to: (A) assert or institute any Claim; (B) investigate, defend, contest or litigate any Claim initiated by Purchaser, Subco, Mergeco or any other Person, or by any federal, state or local Governmental Authority against the Stockholders Representative or against all Company Stockholders, and receive process on behalf of any or all such Company Stockholders in any such Claim and compromise or settle on such terms as the Stockholders Representative shall determine to be appropriate, and give receipts, releases and discharges with respect to, any such Claim; (C) file any proofs of debt, claims and petitions as the Stockholders Representative may deem advisable or necessary; and (D) file and prosecute appeals from any decision, judgment or award rendered in any such Claim, it being understood that the Stockholders Representative shall not (x) have any obligation to take any such actions, and shall not have any liability for any failure to take any such actions and (y) shall not have the authority to investigate, defend, contest or litigate any Claim (or compromise or settlement thereof) made against one or more Company Stockholders that is not made against all such Persons;

(iv)	to refrain from enforcing any right of the Company Stockholders or the Stockholders Representative arising out of or under or in any manner relating to this Agreement, or any other agreement, instrument or document in connection with the foregoing; provided, however, that no such failure to act on the part of the Stockholders Representative, except as otherwise provided in this Agreement, shall be deemed a waiver of any such right or interest by the Stockholders Representative or by such Company Stockholder unless such waiver is in writing signed by the waiving party or by the Stockholders Representative;

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(v)	to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholders Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to implement the Merger, and all other agreements, documents or instruments referred to herein or therein or executed in connection herewith and therewith; and

(vi)	to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Stockholders Representative) to conclusively rely on the opinions and advice of such Persons.

(b)	This Article 5 and all of the indemnities, immunities and powers granted to the Stockholders Representative hereunder and under this Agreement shall survive the Closing Date or any termination of this Agreement in accordance with its terms.

(c)	Except as provided for herein, Purchaser, Subco and Mergeco shall have the right to rely upon all actions taken or omitted to be taken by the Stockholders Representative pursuant to this Agreement and any Ancillary Agreement, as applicable, all of which actions or omissions shall be legally binding upon the Company Stockholders.

(d)	The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Company Stockholder, and (ii) shall survive the consummation of the Merger.

(e)	Upon the written request of any Company Stockholder, the Stockholders Representative shall provide such Person with an accounting of all monies or proceeds (including the Payment Shares and Earn-Out Shares) received and distributed by the Stockholders Representative, in its capacity as the Stockholders Representative, and shall provide such Person with such other reasonable information regarding the Stockholders Representative’s actions and its other costs and expenses, in its capacity as the Stockholders Representative, as such Person may reasonably request.

Section 5.2 Indemnification of Stockholders Representative.

Except as contemplated pursuant to Section 5.1(e), the Stockholders Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the payment by the Company Stockholders of all its expenses incurred as the Stockholders Representative. In connection with this Agreement, and any Ancillary Agreement, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholders Representative hereunder (i) the Stockholders Representative shall incur no responsibility whatsoever to any Company Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with any such Ancillary Agreement, excepting only responsibility for any act or failure to act which represents gross negligence or willful misconduct, and (ii) the Stockholders Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholders Representative pursuant to such advice shall in no event subject the Stockholders Representative to liability to any Company Stockholders. Each of the Company Stockholders shall indemnify, pro rata based upon such Person’s Pro Rata Share, the Stockholders Representative against all Losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against them, of any nature whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any Claim or in connection with any appeal thereof, relating to the acts or omissions of the Stockholders Representative hereunder or otherwise in his capacity as the Stockholders Representative. The foregoing indemnification shall not apply in the event of any Claim which finally adjudicates the liability of the Stockholders Representative hereunder for its gross negligence or willful misconduct. In the event of any indemnification hereunder, upon written notice from the Stockholders Representative to the Company Stockholders as to the existence of a deficiency toward the payment of any such indemnification amount, each of the Company Stockholders shall promptly deliver to the Stockholders Representative full payment of his or her Pro Rata Share of the amount of such deficiency, in accordance with such Person’s Pro Rata Share.

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ARTICLE 6

COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with Purchaser as follows until the earlier of the Effective Date or the termination of this Agreement in accordance with its terms:

Section 6.1 Necessary Consents.

The Company shall use its commercially reasonable efforts to obtain from the Company’s directors, stockholders and all federal, state or other governmental or administrative bodies such approvals or consents (other than with respect to any BCC License) as are required to complete the transactions contemplated herein. Following the Closing, the Company and Purchaser shall, as promptly as possible, with respect to any BCC License, (a) make, or cause to be made, all filings and submissions required by an Governmental Authority to transfer ownership of such BCC License from the Company to the Purchaser and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary in connection thereof.

Section 6.2 Conduct of Business of the Company.

The Company will operate its business in the Ordinary Course, and to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted or required by this Agreement, as required by applicable Law or as set forth in Section 6.2 of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)	split, combine, or reclassify any equity securities of the Company or any Subsidiary;

(b)	repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of the Company or any Subsidiary;

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(c)	declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

(d)	issue, sell, pledge, dispose of or encumber any debt, equity or other securities, except the issuance of Company Common Shares upon the exercise of any outstanding Company Options, Company Warrants, Company Debentures or other convertible securities outstanding on the date hereof;

(e)	borrow money or incur any indebtedness for money borrowed or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing;

(f)	make loans, advances, or other payments, excluding salaries and bonuses at current rates and routine advances to Employees of the Company for expenses incurred in the Ordinary Course or as contemplated pursuant to or in conjunction with the transactions contemplated herein;

(g)	acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person;

(h)	transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien, any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, in each case in the Ordinary Course;

(i)	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(j)	enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Contract that is material to the Company and its Subsidiaries or any lease with respect to material real estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a material Contract or Lease with respect to material real estate hereunder;

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(k)	institute, settle, or compromise any Claim involving the payment of monetary damages by the Company or any of its Subsidiaries;

(l)	declare or pay any dividends or distribute any of the Company’s properties or assets to shareholders or otherwise dispose of any of the Company’s properties or assets;

(m)	alter, amend or propose to alter or amend the Company’s articles or by-laws in any manner which may adversely affect the success of the transactions contemplated herein;

(n)	except as otherwise permitted or contemplated herein, enter into any transaction or material Contract which is not in the Ordinary Course of business or engage in any business enterprise or activity materially different from that carried on by the Company as of the date hereof;

(o)	abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Intellectual Property, or grant any right or license to any Intellectual Property other than pursuant to non-exclusive licenses entered into in the Ordinary Course;

(p)	provide any guarantee in respect of the obligations of any Person;

(q)	except as may be contemplated pursuant to the Employment Agreement between Micah Anderson and the Company, increase any compensation for any director, officer, Employee or consultant of the Company;

(r)	except in respect of capital and operating expenditures at the Company’s cannabis manufacturing facility located in Arvin, California, incur any expense in excess of $150,000 individually or make any capital expenditures, other than in the Ordinary Course of business of the Company;

(s)	terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(t)	adopt or implement any stockholder rights plan or similar arrangement;

(u)	organize any new Subsidiary (other than those that are wholly-owned) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(v)	use funds from its treasury or the net proceeds received by the Company from the exercise of the Company Warrants to address or pay any tax liabilities of any Company Stockholder; or

(w)	agree or commit to do any of the foregoing.

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Section 6.3 All Other Action.

The Company shall cooperate fully with Purchaser and will use all reasonable commercial efforts to assist Purchaser in its efforts to implement the Merger, unless such cooperation and efforts would subject the Company to liability or would be in breach of applicable statutory or regulatory requirements.

Section 6.4 Updated Company Disclosure Letter.

No later than 5 Business Days prior to Closing, the Company shall deliver an updated Company Disclosure Letter to reflect any updates or changes to the Company Disclosure Letter between the date hereof and the Closing Date. Any new disclosures set forth in such updated Company Disclosure Letter shall not constitute an exception to the representations and warranties set forth in Article 4, shall not limit the rights of Purchaser under this Agreement for any breach by the Company of such representations and warranties and shall not have the effect of satisfying any of the conditions to obligations of Purchaser; provided, that (a) if (i) such disclosure by the Company is made in order to set forth any matter, fact or item first occurring or arising after the date hereof and (ii) Purchaser has the right to, but does not elect to, terminate this Agreement in accordance with Section 10.1, then from and after the Closing, the Purchaser shall be deemed to have irrevocably waived its right to indemnification under Article 11 with respect to such matter; or (b) if such disclosure is made in order to set forth any matter, fact or item first occurring or arising on or prior to the date hereof, then from and after the Closing, Purchaser shall have the right to indemnification pursuant to Article 11 with respect to such matter, and the applicable representation and warranty (and related schedule in the Company Disclosure Letter) shall be read for purposes of Article 11 as if such disclosure had not been made by the Company hereunder.

Section 6.5 Company Capitalization Spreadsheet.

Three (3) Business Days prior to Closing, the Company shall deliver the Company Capitalization Spreadsheet to the Purchaser.

Section 6.6 Company Information Statement.

The Company shall promptly, but in no event later than ten (10) Business Days after the date hereof arrange to provide to each Company Stockholder an information statement (as amended or supplemented, the “Information Statement”), for Company Stockholders to adopt this Agreement and approve the Merger. The Information Statement shall include information regarding (i) the Company and the Purchaser (the latter of which shall be furnished by the Purchaser no later than five (5) Business Days after the date hereof), (ii) the terms of the Merger and this Agreement, (ii) the notice of appraisal rights required pursuant to the NRS to Company Stockholders who may be entitled to elect appraisal rights under such Laws, (iv) the notice required by Section 92A.410 of the NRS, and (v) the written consent of the Company Stockholder and Accredited Investor Certification to be executed by the Company Stockholders who have not yet executed the Accredited Investor Certifications and written consent of the Company Stockholder.

Section 6.7 Audited Company Financial Statements

On or before 120 days following the Closing Date, the Company shall provide to the Purchaser audited financial statements of the Company for the periods ended December 31, 2021 and 2020, prepared in accordance with IFRS and, if any, unaudited interim financial statements of the Company most recently ended prior to the Closing Date prepared in accordance with IFRS.

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Section 6.8 Notices of Certain Events

Subject to applicable Law, the Company shall notify the Purchaser and Subco, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Section 8.1 of this Agreement to be satisfied; provided that, the delivery of any notice pursuant to this Section 6.7 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

ARTICLE 7

COVENANTS OF PURCHASER

Purchaser hereby covenants and agrees with the Company as follows until the earlier of the Effective Date or the termination of this Agreement in accordance with its terms, or as otherwise set forth in the applicable covenant:

Section 7.1 Necessary Consents.

Purchaser shall use its reasonable efforts to obtain from Purchaser’s directors, shareholders, if applicable, and all federal, provincial, municipal or other governmental or administrative bodies such approvals or consents as are required to complete the transactions contemplated herein. Following the Closing, the Company and Purchaser shall, as promptly as possible, with respect to any BCC License, (a) make, or cause to be made, all filings and submissions required by an Governmental Authority to transfer ownership of such BCC License from the Company to the Purchaser and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary in connection thereof.

Section 7.2 Non-Solicitation.

Purchaser hereby covenants and agrees until the Termination Date not to, directly or indirectly, solicit, initiate, knowingly encourage, cooperate with or facilitate (including by way of furnishing any non-public information or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or written inquiries or proposals or expressions of interest regarding, constituting or that may reasonably be expected to lead to any activity, arrangement or transaction or propose any activities or solicitations in opposition to or in competition with the Acquisition, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid,” exempt or otherwise, within the meaning of the Securities Act (British Columbia), for securities of Purchaser, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Acquisition, including, without limitation, allowing access to any third party (other than its representatives) to conduct due diligence, nor to permit any of its officers or directors to do so, except as required by statutory obligations or in respect of which Purchaser board of directors determines, in its good faith judgment, after receiving advice from its legal advisors, that failure to recommend such alternative transaction to Purchaser shareholders would be a breach of its fiduciary duties under applicable law. In the event Purchaser or any of its Affiliates, including any of their officers or directors, receives any form of offer or inquiry in respect of any of the foregoing, Purchaser shall forthwith (in any event within one (1) Business Day following receipt) notify the Company of such offer or inquiry and provide the Company with such details as it may request.

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Section 7.3 Conduct of Business of the Purchaser

Purchaser will operate its business in the Ordinary Course, and to the extent consistent therewith, the Purchaser shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly permitted or required by this Agreement, or as required by applicable Law, the Purchaser shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)	split, combine, or reclassify any equity securities of the Purchaser or any Subsidiary;

(b)	repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of the Purchaser or any Subsidiary;

(c)	declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiaries);

(d)	issue, sell, pledge, dispose of or encumber any debt, equity or other securities, except in connection with or the transactions contemplated herein;

(e)	borrow money or incur any indebtedness for money borrowed or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Purchaser or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing;

(f)	make any loans, advances or other payments other than payment of professional fees or expenses in connection with or ancillary to the transactions contemplated herein;

(g)	acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person;

(h)	transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien, any assets, including the capital stock or other equity interests in any Subsidiary of the Purchaser; provided, that the foregoing shall not prohibit the Purchaser and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, in each case in the Ordinary Course;

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(i)	adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(j)	enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Contract that is material to the Purchaser and its Subsidiaries or any lease with respect to material real estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a material Contract or Lease with respect to material real estate hereunder;

(k)	institute, settle, or compromise any Claim involving the payment of monetary damages by the Purchaser or any of its Subsidiaries;

(l)	declare or pay any dividends or distribute any of Purchaser’s properties or assets to shareholders or otherwise of any of the Purchaser’s properties or assets;

(m)	alter, amend or propose to alter or amend Purchaser’s notice of articles or articles in any manner which may adversely affect the success of the transactions contemplated herein;

(n)	except as otherwise permitted or contemplated herein, enter into any transaction or material Contract which is not in the Ordinary Course of business or engage in any business enterprise or activity materially different from that carried on by Purchaser as of the date hereof;

(o)	abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Intellectual Property, or grant any right or license to any Intellectual Property other than pursuant to non-exclusive licenses entered into in the Ordinary Course;

(p)	provide any guarantee in respect of the obligations of any person;

(q)	increase any compensation for any director, officer, Employee or consultant of Purchaser;

(r)	incur any expense in excess of $100,000 individually or in the aggregate or make any capital expenditures, other than in the Ordinary Course of business of the Purchaser;

(s)	terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(t)	adopt or implement any stockholder rights plan or similar arrangement;

(u)	organize any new Subsidiary (other than those that are wholly-owned) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

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(v)	use funds from its treasury or the net proceeds received by the Purchaser from the exercise of any outstanding convertible securities of the Purchaser to address or pay any tax liabilities of any shareholder of the Purchaser; or

(w)	agree or commit to do any of the foregoing.

Section 7.4 Reasonable Best Efforts.

Purchaser and Subco shall cooperate fully with the Company and will use all reasonable best efforts to assist the Company in its efforts to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the date that is 60 days following the date hereof), the Merger and the transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from a Governmental Authority and the making of all necessary registrations, filings, and notifications (including filings with a Governmental Authority) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any a Governmental Authority; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement, including without limitation the Supplemental Indenture. Purchaser and Subco shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the Company in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the Company with any information that may be reasonably required in order to effectuate the taking of such actions. Purchaser and Subco shall promptly inform the Company of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement.

Section 7.5 Notices of Certain Events

Subject to applicable Law, Purchaser and Subco shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in Section 8.2 of this Agreement to be satisfied; provided that, the delivery of any notice pursuant to this Section 7.5 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 7.6 Subco.

Subco shall be validly subsisting and in good standing under the NRS immediately prior to the Merger. Purchaser covenants and agrees that Subco shall not carry on any business, shall not enter into any contracts, agreements, commitments, indentures or other instruments prior to the Closing Date other than as required to effect the Merger and shall be debt free as of the time of the Merger.

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Section 7.7 Stockholder Approval.

Subject to and conditioned upon a determination at any time that approval of this Agreement, the Merger and the transaction contemplated hereby by the Purchaser’s stockholders and/or the CSE is required at any time under applicable Law (including Applicable Securities Laws) or by the rules and regulations of the CSE, the Purchaser shall:

(a)	promptly notify the Company of such fact;

(b)	as promptly as practicable after the date thereof, prepare with the assistance, cooperation and commercially reasonable efforts of the Company, and file with all applicable Governmental Authorities (including the CSE, as applicable) all necessary statements, documents, materials for the purpose of (i) soliciting proxies from Purchaser’s stockholders for the approval of this Agreement and the Merger and (ii) approval of all Governmental Authorities (including the CSE) of the Agreement, the Merger and the issuance of all Resulting Issuer Common Shares (collectively, “Purchaser Transaction Approvals”); and

(c)	take any and all reasonable and necessary actions required to satisfy the requirements of applicable Law, Applicable Securities Law and the regulations of the CSE in connection with the Purchaser Transaction Approvals, if any.

Section 7.8 Warrant Exercise Price.

The Purchaser covenants and agrees that it will not, for a period of 6 months following the Closing Date, reduce the exercise price of any outstanding warrants to purchase Purchaser Common Shares.

Section 7.9 Further Assurances.

Purchaser will take all action necessary to cause Subco to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. At and after the Effective Time, the officers and directors of Mergeco shall execute and deliver, in the name and on behalf of Mergeco, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of Mergeco, any other actions and things to vest, perfect, or confirm of record or otherwise in Mergeco any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by Mergeco as a result of, or in connection with, the Merger.

Section 7.10 Updated Purchaser Disclosure Letter.

No later than 5 Business Days prior to Closing, the Purchaser shall deliver an updated Purchaser Disclosure Letter to reflect any updates or changes to the Purchaser Disclosure Letter between the date hereof and the Closing Date. Any new disclosures set forth in such updated Purchaser Disclosure Letter shall not constitute an exception to the representations and warranties set forth in Article 3, shall not limit the rights of the Company under this Agreement for any breach by the Purchaser of such representations and warranties and shall not have the effect of satisfying any of the conditions to obligations of Company; provided, that (a) if (i) such disclosure by the Purchaser is made in order to set forth any matter, fact or item first occurring or arising after the date hereof and (ii) the Company has the right to, but does not elect to, terminate this Agreement in accordance with Section 10.1, then from and after the Closing, the Company shall be deemed to have irrevocably waived its right to indemnification under Article 11 with respect to such matter; or (b) if such disclosure is made in order to set forth any matter, fact or item first occurring or arising on or prior to the date hereof, then from and after the Closing, Company shall have the right to indemnification pursuant to Article 11 with respect to such matter, and the applicable representation and warranty (and related schedule in the Purchaser Disclosure Letter) shall be read for purposes of Article 11 as if such disclosure had not been made by the Purchaser hereunder.

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ARTICLE 8

CONDITIONS PRECEDENT

Section 8.1 Conditions for the Benefit of Purchaser.

The transactions contemplated herein are subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of Purchaser and may be waived, in whole or in part, by Purchaser in its sole discretion:

(a)	Truth of Representations and Warranties. With respect to the representations and warranties of the Company set forth in Article 4 (in each case as qualified by the Company Disclosure Letter and as updated pursuant to Section 6.4):

(i)	the Company Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date;

(ii)	the representations and warranties made by the Company in this Agreement that are qualified by materiality or the expression “Material Adverse Effect” shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date; and

(iii)	all other representations and warranties of the Company in this agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, in each case except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

(b)	Performance of Obligations. The Company shall have performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by the Company at or prior to the Closing Date.

(c)	Approvals and Consents. All required approvals, consents and authorizations of third parties in respect of the transactions contemplated herein, including without limitation all necessary shareholder and regulatory approvals (other than with respect to the Company’s BCC Licenses, which may be obtained after Closing), shall have been obtained on terms acceptable to Purchaser acting reasonably.

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(d)	Deliveries. The Company shall deliver or cause to be delivered to Purchaser the closing documents set forth in Section 9.2 in a form satisfactory to Purchaser acting reasonably.

(e)	Proceedings. All proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be satisfactory in form and substance to Purchaser, acting reasonably, and Purchaser shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation or closing of such transactions and the taking of all necessary proceedings in connection therewith.

(f)	No Legal Action or Prohibition of Law. There shall be no action or proceeding pending or threatened by any Person in any jurisdiction, or any applicable Laws proposed, enacted, promulgated or applied, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a Material Adverse Effect on the Company.

(g)	Securities Law Exemptions. The issuance of all securities of the Resulting Issuer contemplated hereunder to be issued in connection with the Merger or otherwise pursuant to this Agreement shall be exempt from, or not subject to, the registration requirements of the U.S. Securities Act, and all applicable state securities Laws and shall be exempt from the prospectus requirements of Applicable Securities Laws in Canada either by virtue of exemptive relief from the securities authorities of each of the provinces of Canada or by virtue of exemptions under Applicable Securities Laws and shall not be subject to resale restrictions under Applicable Securities Laws.

(h)	Company Capitalization Spreadsheet. The Purchaser shall have received the Company Capitalization Spreadsheet, in a form satisfactory to the Purchaser, acting reasonably.

Section 8.2 Conditions for the Benefit of the Company.

The transactions contemplated herein are subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of the Company and may be waived, in whole or in part, by the Company in its sole discretion:

(a)	Truth of Representations and Warranties. With respect to the representations and warranties of Purchaser set forth in Article 3 of this Agreement:

(i)	the Purchaser Fundamental Representations shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date;

(ii)	the representations and warranties made by Purchaser in this Agreement that are qualified by materiality or the expression “Material Adverse Effect” shall be true and correct as of the Closing Date as if made on and as of the Closing Date; and

(iii)	all other representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date, in each case, except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

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(b)	Performance of Obligations. Purchaser shall have performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by Purchaser at or prior to the Closing Date.

(c)	No Material Adverse Change. There shall have been no Material Adverse Change in the business, results of operations, assets, liabilities, financial condition or affairs of Purchaser or any subsidiaries of the Purchaser, or any change that would, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Change.

(d)	Approvals and Consents. All required approvals, consents and authorizations of third parties in respect of the transactions contemplated herein, including without limitation all necessary shareholder and regulatory approvals (other than with respect to the Company’s BCC Licenses, which will be obtained after Closing), shall have been obtained on terms acceptable to the Company acting reasonably.

(e)	Issuance. The Resulting Issuer Common Shares that are issued as consideration for the Company Common Shares at Closing shall be issued as fully paid and non-assessable Resulting Issuer Common Shares, free and clear of any and all encumbrances, liens, charges and demands of whatsoever nature;

(f)	Securities Law Exemptions. The issuance of all securities of the Resulting Issuer contemplated hereunder to be issued in connection with the Merger or otherwise pursuant to this Agreement shall be exempt from, or not subject to, the registration requirements of the U.S. Securities Act, and all applicable state securities Laws and shall be exempt from the prospectus requirements of Applicable Securities Laws in Canada either by virtue of exemptive relief from the securities authorities of each of the provinces of Canada or by virtue of exemptions under Applicable Securities Laws and shall not be subject to resale restrictions under Applicable Securities Laws.

(g)	Deliveries. Purchaser and Subco, as applicable shall deliver or cause to be delivered to the Company, the closing documents as set forth in Section 9.3 in a form satisfactory to the Company, acting reasonably.

(h)	Proceedings. All proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be satisfactory in form and substance to the Company, acting reasonably, and the Company shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation or closing of such transactions and the taking of all necessary proceedings in connection therewith.

(i)	No Legal Action or Prohibition of Law. There shall be no action or proceeding pending or threatened by any Person in any jurisdiction, or any applicable Laws proposed, enacted, promulgated or applied, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a Material Adverse Effect on Purchaser.

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(j)	Requisite Stockholder Vote. This Agreement and the Merger shall have been approved by the Requisite Stockholder Vote.

(k)	Purchaser Transaction Approvals. All Purchaser Transaction Approvals, if any, shall have been obtained and the Company shall have received evidence satisfactory to the Company to that effect.

(l)	Cash Balance. The Purchaser’s Cash shall equal or exceed the Minimum Cash Balance.

(m)	Purchaser Financial Statements. The Purchaser shall have filed (i) audited financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries for the year ended July 31, 2021, (ii) unaudited income statement of the Company and its consolidated subsidiaries for the three months ended October 31, 2021, and (iii) unaudited statement of financial position of the Company and its subsidiaries dated October 31, 2021, such financial statements having been prepared in conformity with IFRS.

(n)	No Cease Trade Order. The Purchaser shall have delivered evidence satisfactory to the Company that the Purchaser is not subject to any cease trade or other order of any applicable stock exchange or securities regulatory authority which may operate to prevent or restrict trading of any securities of the Purchaser, and no such order being pending before any applicable stock exchange or securities regulatory authority, whether as a result of any failure of the Company to file the financial statements pursuant to Section 8.2(m) or otherwise (including, for greater certainty, the management cease trade in effect as of the date of this Agreement).

(o)	Purchaser’s Liabilities. The Purchaser’s liabilities as determined in accordance with IFRS, excluding lease payable, payroll payable, derivative liability and accounts payable shall not exceed $500,000.

(p)	Issuance of Purchaser Common Shares to Mark Smith. Immediately prior to the Closing, the 15,000,000 Purchaser Common Shares payable to Mark Smith in accordance with the terms of the Smith Employment Agreement shall have been issued and deposited in escrow with a third-party escrow agent pursuant to the terms of the Escrow Agreement.

ARTICLE 9

CLOSING

Section 9.1 Time of Closing.

The Closing of the transactions contemplated herein shall be held remotely via the electronic exchange of counterpart signature pages on the Closing Date, or in such other manner or at such other time or date as the parties may mutually agree upon in writing.

Section 9.2 Company Closing Documents.

On Closing, the Company shall deliver to Purchaser the following documents:

(a)	a certificate signed on behalf of the Company by a duly authorized officer certifying as to (i) the Company’s Articles of Incorporation and Bylaws in effect immediately prior to Closing, (ii) the resolutions of the board of directors of the Company approving the Merger and the transactions contemplated hereby, (ii) receipt of the Requisite Stockholder Approval for the Merger and (iv) the incumbency of the officers and directors of the Company executing the documents contemplated by this Agreement.

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(b)	a certificate signed on behalf of the Company by a duly authorized officer of the Company to the effect of Section 8.1(a) and Section 8.1(b);

(c)	executed counterpart and delivery of the applicable Employment Agreements by Micah Anderson;

(d)	a certificate of good standing from the Secretary of State of Nevada;

(e)	a Lock-Up Agreement, duly executed by each Company Key Personnel; and

(f)	the Articles of Merger, duly executed by an authorized officer of the Company.

Section 9.3 Purchaser’s Closing Documents.

On Closing, Purchaser shall deliver to the Company the following:

(a)	evidence that the the Payment Shares have been registered in the name of the Depositary in trust for the former holders of Company Common Shares;

(b)	a certificate signed on behalf of Purchaser by a duly authorized officer of Purchaser certifying as to (i) Purchaser’s constating documents in effect immediately prior to Closing, (ii) the resolutions of the board of directors of Purchaser approving the Merger and the transactions contemplated hereby, (iii) any Purchaser Transaction Approvals and (iv) the incumbency of the officers and directors of Purchaser executing the documents contemplated by this Agreement;

(c)	a certificate signed on behalf of Subco by a duly authorized officer of Subco certifying as to (i) Subco’s constating documents in effect immediately prior to Closing, (ii) the resolutions of the board of directors of Subco approving the Merger and the transactions contemplated hereby, and (iii) the incumbency of the officers and directors of Subco executing the documents contemplated by this Agreement;

(d)	a certificate of status for Purchaser from the jurisdiction in which Purchaser is incorporated, dated as of a date not earlier than two (2) days prior to the Closing;

(e)	a certificate of status for Subco from the jurisdiction in which Subco is incorporated, dated as of a date not earlier than two (2) days prior to the Closing;

(f)	a certificate signed on behalf of the Purchaser by a duly authorized officer of the Purchaser to the effect of Section 9.2(a), (b) and (c);

(g)	executed counterpart signature pages to the Employment Agreement of Micah Anderson;

(h)	if required pursuant to CSE rules applicable to Purchaser, the consent of the CSE in respect of the Acquisition and the issuance of the Payment Shares, Resulting Issuer Options and Resulting Issuer Common Shares upon exercise of the Company Warrants as contemplated in this Agreement;

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(i)	the Articles of Merger, duly executed by an authorized officer of Subco;

(j)	the Supplemental Indenture, duly executed by an authorized officer of Purchaser and Odyssey Trust Company, as both trustee and collateral agent;

(k)	a certificate signed on behalf of the Purchaser by the Purchaser’s Chief Financial Officer certifying (i) as to Purchaser’s Cash balance, (ii) that the Purchaser’s liabilities as determined in accordance with IFRS excluding lease payable, payroll payable, derivative liability and accounts payable do not exceed $500,000 and (iii) attaching evidence satisfactory to the Company as to such Cash balance and liabilities thereto;

(l)	a Lock-Up Agreement, duly executed by each Purchaser Key Personnel; and

(m)	such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings or other instruments as may be reasonably requested by the Company or the Shareholder Representative in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE 10

TERMINATION

Section 10.1 Termination.

This Agreement may be terminated at any time prior to Closing (the “Termination Date”) in any of the following circumstances:

(a)	written agreement of the Parties to terminate this Agreement;

(b)	by written notice from Purchaser if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company has not cured such breach within ten (10) Business Days after Purchaser delivers written notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) if not cured within such ten (10) Business Day period and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 8.1 to be satisfied, provided further, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 10.1(b) if the Purchaser or Subco is then in material breach of any representation, warranty, covenant, or agreement hereunder that would cause any condition set forth in Section 8.2 not to be satisfied.

(c)	by written notice from Company if (i) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Purchaser or Subco and (i) the Purchaser or Subco has not cured such breach within ten (10) Business Days after Company delivers written notice of such breach to the Purchaser or Subco (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) if not cured within such ten (10) Business Day period and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 8.2 to be satisfied, provided further, that Company shall not have the right to terminate this Agreement pursuant to this Section 10.1(c) if the Company is then in material breach of any representation, warranty, covenant, or agreement hereunder that would cause any condition set forth in Section 8.1 not to be satisfied.

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(d)	by written notice from either Purchaser or the Company if: (i) the Effective Time has not occurred on or before 5:00 p.m. (Vancouver time) on March 22, 2022 (provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to any Party whose willful breach has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date), (ii) there shall be a final and non-appealable order of any Governmental Authority in effect preventing consummation of the Merger, (iii) there shall be any final and non-appealable Law or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority that would make consummation of the Merger illegal, or (iv) if the Company Stockholders do not ratify and approve the Merger Agreement.

Section 10.2 Notice and Effect of Termination.

The Party desiring to terminate this Agreement pursuant to this Article 10 shall deliver written notice of such termination to each other Party specifying with particularity the reason for such termination, and any such termination in accordance with this Section 10.2 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article 10, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, Employee, agent, or Representative of such party) to any other party hereto; provided, however, that Purchaser, Subco and the Company shall each remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of this Section 10.2, Article 12 and the applicable definitions set forth in Article 1 shall remain in full force and effect and survive any termination of this Agreement.

ARTICLE 11

INDEMNIFICATION

Section 11.1 Indemnification by the Company Stockholders.

Subject to the limits set forth in this Article 11, from and after the Closing, each Company Stockholder shall severally (according to such Company Stockholder’s Pro Rata Share), and not jointly and severally, indemnify, defend and hold harmless Purchaser and each of Purchaser’s Affiliates, officers, agents, representatives, directors, employees, successors and assigns (Purchaser and such Persons are collectively hereinafter referred to as the “Purchaser Indemnified Persons”), from and against any and all Losses that such Purchaser Indemnified Persons may suffer, sustain, incur or become subject to, arising out of, caused by or directly or indirectly relating to:

(a)	any inaccuracy of any representation or warranty of the Company set forth in Article 4 of this Agreement (as supplemented or qualified by the Company Disclosure Letter) or in any certificate, agreement or other document delivered pursuant hereto; and

(b)	the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under this Agreement, or any certificate, agreement or other document delivered pursuant hereto.

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Section 11.2 Indemnification by Purchaser.

Subject to the limits set forth in this Article 11, from and after the Closing, Purchaser shall indemnify, defend and hold harmless each of the Company Stockholders and each of their respective Affiliates, officers, controlling Persons, agents, representatives, directors, employees, successors and assigns (such Persons are hereinafter collectively referred to as the “Company Stockholder Indemnified Persons”), from and against any and all Losses that such Company Stockholder Indemnified Persons may suffer, sustain, incur or become subject to arising out of, caused by or directly or indirectly relating to:

(a)	any inaccuracy of any representation or warranty of Purchaser set forth in Article 3 of this Agreement (as supplemented or qualified by the Purchaser Disclosure Letter) or in any certificate, agreement or other document delivered pursuant hereto; and

(b)	the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation of Purchaser or Subco under this Agreement or in any certificate, agreement or other document delivered pursuant hereto.

Section 11.3 Survival of Representations and Warranties.

(a)	The representations and warranties contained in this Agreement (other than the Fundamental Representations), or in any certificate or document delivered pursuant hereto, and the right to indemnity pursuant to Section 11.1(a) and 11.2(a) in connection therewith, shall survive the Closing and shall remain in full force and effect thereafter for a period of twelve (12) months after the Closing Date (the “Expiration Date”) and shall thereupon terminate and be of no further force or effect;

(b)	The Fundamental Representations (and the right to indemnity pursuant to Section 11.1(a) and 11.2(a) in connection therewith) shall survive the Closing and shall remain in full force and effect until the date that is thirty (30) days after the expiration of the statute of limitations period applicable to the matters covered thereby;

(c)	Notwithstanding the foregoing, none of the covenants or agreements contained in this Agreement or any agreement delivered pursuant hereto shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, which shall survive the Closing in accordance with their terms; provided, however, that claims for indemnification pursuant to Section 11.1(b) and 11.2(b) in connection with breaches of such covenants or agreements to be performed prior to or at the Closing may be made at any time after the Closing until the Expiration Date.

(d)	Each Indemnified Party shall give written notice to the respective Indemnifying Party of any claim for indemnification pursuant to this Article 11; provided, however, that failure to provide such notice shall not affect such Indemnified Party’s right to indemnification hereunder unless and only to the extent the Indemnifying Party was actually prejudiced by such failure to deliver notice. Any claim for indemnification made in writing by the Indemnified Party on or prior to the expiration of the applicable survival period shall survive until such claim is finally and fully resolved.

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Section 11.4 Limitation on Indemnification.

(a)	Except as set forth in Section 11.4(e), no Purchaser Indemnified Person shall be entitled to any recovery pursuant to Section 11.1(a) and Section 11.1(b) unless and until the aggregate amount of Losses for which all Purchaser Indemnified Persons are otherwise entitled to indemnification pursuant to Section 11.1(a) and Section 11.1(b) exceeds $700,000.00 (the “Basket”), at which point the Purchaser Indemnified Persons shall be entitled to be indemnified for the aggregate amount of all Losses in excess of such Basket.

(b)	At the time of recovery by a Purchaser Indemnified Person under any indemnification claim under Section 11.1(a) and Section 11.1(b), the maximum aggregate recovery by all Purchaser Indemnified Persons pursuant to Section 11.1(a) and Section 11.1(b) shall not exceed an amount equal to ten percent (10.0%) of the aggregate proceeds paid to the Company Stockholders under this Agreement, at the time of such recovery.

(c)	Except as set forth in Section 11.4(e), no Company Stockholder Indemnified Person shall be entitled to any recovery pursuant to Section 11.2(a) and Section 11.2(b) unless and until the aggregate amount of Losses for which all Company Stockholder Indemnified Persons are otherwise entitled to indemnification pursuant to Section 11.2(a) and Section 11.2(b) exceeds the Basket, at which point the Company Stockholder Indemnified Persons shall be entitled to be indemnified for the aggregate amount of all Losses in excess of such Basket.

(d)	Notwithstanding any provision herein to the contrary, but subject to limitations on recovery set forth in Section 11.6, the restrictions and limitations set forth in Sections 11.4(a), 11.4(b) and 11.4(c) shall not be applicable to claims based upon Fraud or arising under any breach of a Fundamental Representation; provided, however, that in no event shall any Company Stockholder be liable hereunder for any amount in excess of such Company Stockholder’s Pro Rata Share of sixty percent (60.0%) of the proceeds paid to such Company Stockholder pursuant to this Agreement.

(e)	The amount of any and all Losses subject to indemnification pursuant to Section 11.4 or this Article 11 shall be determined net of any indemnity, contribution, insurance proceeds, tax benefit or other similar payment actually received or realized, as applicable, by such Indemnified Party with respect to such Losses (less the reasonable costs of recovery incurred by such Purchaser Indemnified Person in connection therewith).

(f)	Purchaser shall, and shall cause each of its Affiliates (including Mergeco) to (i) use commercially reasonable efforts to mitigate any of its Losses (except for Losses relating to Taxes) that Purchaser Indemnified Persons may recover pursuant to this Article 11 solely to the extent required by common law, and (ii) notify all of their respective applicable insurance carriers of such possible Losses and diligently seek to recover all possible insurance coverage, payments and proceeds relating to such Losses under any and all policies of insurance held by them. The Company Stockholders shall, and shall cause each of their respective Affiliates to use commercially reasonable efforts to mitigate any of their Losses that the Company Stockholder Indemnified Persons may recover pursuant to this Article 11 solely to the extent required by common law.

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(g)	Notwithstanding any other provision of this Agreement, no Losses shall be recoverable under this Article 11 or otherwise under this Agreement that constitute punitive or special damages or consequential or indirect damages, except in the case owed to a Third Party in connection with a Third Party Claim.

(h)	Notwithstanding the rights of the Purchaser Indemnified Persons to recover Losses pursuant to Section 11.1, Purchaser and Mergeco are not aware of any facts or circumstances that would serve as the basis for a claim by any Purchaser Indemnified Person against Company or any Company Stockholder based upon a breach of any representation or warranty of the Company contained in this Agreement or breach of any of Company’s covenants or agreement to be performed by it at or prior to Closing. Purchaser and Mergeco, on behalf of themselves and all Purchaser Indemnified Persons, shall be deemed to have waived in full any breach of any of Company’s representations and warranties and any such covenants and agreements of which Purchaser and/or Mergeco has such awareness at the Closing.

Section 11.5 Indemnification Procedure.

Promptly after the incurrence of any Losses by any Purchaser Indemnified Person or Company Stockholder Indemnified Person (an “Indemnified Party”), or receipt by an Indemnified Party of notice of a Third Party Claim for which such Indemnified Party is entitled to indemnification pursuant to Section 11.1 or 11.2 (an “Indemnifiable Claim”), such Indemnified Party will give the Stockholders Representative written notice thereof, and if the Indemnified Party is a Company Stockholder Indemnified Party, the Stockholders Representative shall also provide the Purchaser with written notice thereof (an “Indemnification Notice”); provided, however, that delay or failure to so notify the Stockholders Representative and Purchaser, as applicable, shall only relieve the indemnifying Party (an “Indemnifying Party”) of its obligations to the extent, if at all, that it is materially prejudiced by reasons of such delay or failure. Such Indemnification Notice by the Indemnified Party shall describe the Indemnifiable Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Stockholders Representative, in the case the Indemnified Party is a Purchaser Indemnified Person, and the Purchaser, in the case the Indemnified Party is a Company Stockholder Indemnified Person, as applicable, shall have a period of thirty (30) days within which to respond to such Indemnification Notice. If the Stockholders Representative or Purchaser, as applicable, accepts responsibility for the entirety of such Indemnifiable Claim within such thirty (30) day period, the Stockholders Representative or Purchaser, whichever is the Indemnifying Party as the case may be, shall be entitled to compromise or defend, at its own expense and by counsel chosen by it and reasonably satisfactory to the Indemnified Party, such matter. If the Stockholders Representative (on behalf of the Company Stockholder Indemnified Persons) or Purchaser (on behalf of the Purchaser Indemnified Persons), as applicable, rejects responsibility for the matter set forth in an Indemnification Notice in whole or in part or does not respond within thirty (30) calendar days after receiving such Indemnification Notice, the Indemnified Party shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to the Indemnified Party under applicable Law at the Indemnifying Party’s expense. The applicable Indemnified Party agrees to cooperate fully with the Stockholders Representative or Purchaser, as the case may be, and its respective counsel in the defense against any such Indemnifiable Claim. In any event, the Indemnified Party shall have the right to participate in a non-controlling manner and at its own expense in the defense of such Indemnifiable Claim. Neither the Stockholders Representative nor Purchaser shall enter into a settlement of such Indemnifiable Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed), and until such consent is obtained the Stockholders Representative or Purchaser, as applicable, shall continue the defense of such Indemnifiable Claim. If a firm offer is made to settle an Indemnifiable Claim (i) that does not involve any admission of liability or wrongdoing by any Indemnified Party or its Affiliates or the creation of financial or other obligation on the part of the Indemnified Party or its Affiliates, (ii) provides for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Indemnifiable Claim, (iii) does not involve injunctive relief binding upon the Indemnified Party or any of its Affiliates, and (iv) such settlement does not encumber any of the material assets of any Indemnified Party or impose any restriction or condition that would apply to or materially affect any Indemnified Party or the conduct of any Indemnified Party’s business, and the Indemnifying Party desires to accept and agree to such offer, the Stockholders Representative or Purchaser, as applicable, shall give written notice to that effect to the Indemnified Party. The Indemnified Party shall thereupon have the option of either consenting to such firm offer or assuming the defense of such Indemnifiable Claim. If the Indemnified Party fails to consent to such firm offer within thirty (30) calendar days after its receipt of such notice, and also fails to assume defense of such Indemnifiable Claim, the Stockholders Representative or Purchaser, as applicable, may settle the Indemnifiable Claim upon the terms set forth in such firm offer to settle such Indemnifiable Claim. If the Indemnified Party has assumed the defense pursuant to this Section 11.5, it shall not agree to any settlement without the written consent of the Stockholders Representative (in the case the Indemnified Party is a Purchaser Indemnified Person) or the Purchaser (in the case the Indemnified Party is a Company Stockholder Indemnified Person), in each case which such consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provisions in this Section 11.5 to the contrary, neither the Stockholders Representative (in the case the Indemnified Party is a Purchaser Indemnified Person) nor the Purchaser (in the case the Indemnified Party is a Company Stockholder Indemnified Person), shall be entitled to assume or continue control of the defense of any Indemnifiable Claim of the other Party if (i) such Indemnifiable Claim relates to or arises in connection with any governmental proceeding, action, indictment, allegation or investigation involving the Indemnified Party; (ii) such Indemnifiable Claim relates primarily to the Intellectual Property of such Indemnified Party; (iii) the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (iv) the Indemnifying Party fails to defend such Indemnifiable Claim in good faith. If the Indemnified Party controls the defense of any Indemnifiable Claim, the Indemnified Party shall be entitled to be reimbursed by the Indemnifying Party for its reasonable defense costs as such costs are incurred.

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Section 11.6 Remedies.

(a)	Notwithstanding any provisions contained in this Agreement to the contrary, except as provided in Section 5.2 (Indemnification of Stockholder Representative) and Section 12.10 (Specific Performance) or in respect of claims based upon Fraud, indemnification pursuant to the provisions of this Article 11 shall be the sole and exclusive remedy for any claim under this Agreement, the Merger or the other transactions contemplated by this Agreement.

(b)	Notwithstanding any provisions contained in this Agreement, except in respect of claims based upon Fraud, the Purchaser’s right to set-off under Section 11.9 shall be the Purchaser Indemnified Persons’ sole and exclusive remedies for any such claim for indemnification under this Article 11.

(c)	Any and all amounts payable to Purchaser Indemnified Persons as a result of any claim for indemnification based upon Fraud by the Company shall be paid directly by the Company Stockholders to Purchaser in accordance with their Pro Rata Share, (i) first by set-off of any consideration payable to such Company Stockholders pursuant to Section 11.9, and second, if such set-off is insufficient to satisfy the entire Losses suffered, (ii) by wire payment of immediately available funds for such excess.

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(d)	Any and all amounts payable to Purchaser Indemnified Persons as a result of any claim for indemnification for Fraud by such Company Stockholder shall be paid directly by the applicable Company Stockholder to Purchaser, by wire payment of immediately available funds. Notwithstanding any provisions contained in this Agreement to the contrary, no Company Stockholder shall be liable for the Fraud committed by any other Company Stockholder.

(e)	The indemnification provisions set forth in this Article 11 are intended as a bargained- for contractual remedy for the Indemnified Parties, contain all of the terms and provisions that the Parties intend be applied in any connection with any claim or action for indemnification pursuant to this Article 11 and are intended to be enforced without regard to principles of breach of contract or other Law that would result in a broader or narrower remedy.

Section 11.7 Adjustment to Purchase Price.

To the extent permitted by applicable Law, any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes.

Section 11.8 Right to Bring Actions; No Contribution.

Notwithstanding any provision in this Article 11 or elsewhere in this Agreement to the contrary, only the Stockholders Representative shall have the right, power and authority to commence any action, suit or proceeding after the Closing, by and on behalf of any or all Company Stockholders, against Purchaser or Mergeco or any other Indemnifying Party in connection with this Agreement and the transactions contemplated hereby and thereby, and in no event shall any Company Stockholder himself, herself or itself have the right to commence any action, suit or proceeding against Purchaser or Mergeco, or any other Indemnifying Party in such connection. By virtue of the adoption of this Agreement and the approval of the Merger by the Company Stockholders, each Company Stockholder (regardless of whether or not such Company Stockholder votes in favor of the adoption of the Agreement and the approval of the Merger, whether at a meeting or by written consent in lieu thereof) shall be deemed to have waived, and shall be deemed to have acknowledged and agreed that such Company Stockholder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Mergeco in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the related facts and circumstances underlying any such indemnification obligation or other liability.

Section 11.9 Set-Off.

In addition to all other remedies contemplated herein, subject to the limitations on recovery set forth in Article 11 (including, without limitation Section 11.4), Purchaser’s exclusive right to payment under this Article 11 (except in the case of Fraud) shall be to set-off, deduct or retain any amount due or payable to Purchaser in respect of any claim (for indemnification) against the Company Stockholders under Section 11.1 by a reduction to any obligation of Purchaser to pay any unpaid Earn-Out Payment, in each case in accordance with each Company Stockholder’s Pro Rata Share. In addition, Purchaser may carry-forward and set-off against a future Earn-Out Payment the amount of any Losses not deducted from a previous Earn-Out Payment. In no event, other than in the case of Fraud, shall Purchaser be entitled to claw-back any consideration actually paid to the Company Stockholders.

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ARTICLE 12

GENERAL

Section 12.1 Confidential Information; Press Release.

(a)	Confidential Information.

(i)	A Receiving Party will not disclose or use, and it will cause its Representatives not to disclose or use, any Confidential Information furnished, or to be furnished, by a Disclosing Party or its Representatives to the Receiving Party or its Representatives at any time or in any manner other than for purposes of evaluating and completing the transactions proposed in this Agreement, unless such information is known, or until such information becomes known, to the public without wrongful disclosure by any Disclosing Party or its Representatives, or such information is required, in legal counsel’s written opinion, to be disclosed in legal or administrative proceedings; provided, however, that the Parties may disclose such information to their respective attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services.

(ii)	If this Agreement is terminated, each Receiving Party will promptly return to the Disclosing Party or destroy any Confidential Information and any work product produced from such Confidential Information in its possession or in the possession of any of its Representatives.

(b)	Press Releases.

(i)	No disclosure or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated herein will be made by Purchaser or the Company or the respective Representatives without the prior agreement of the other Party as to timing, content and method, hereto, provided that the obligations herein will not prevent any party from making, after consultation with the other Party, such disclosure as its counsel advises is required by applicable law or the rules and policies of the CSE, and provided further, that the Party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release, statement, announcement, or other disclosure in advance of such issuance.

(ii)	Purchaser and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement, issue a press release announcing the execution of this Agreement (the “Signing Press Release”). The form, contents and timing of the Signing Press Release shall be subject to the review, comment and approval of the Stockholders Representative prior to its issuance.

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(iii)	Purchaser and the Stockholders Representative shall mutually agree upon and, as promptly as practicable after the Closing, issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). The form, contents and timing of the Closing Press Release shall be subject to the review, comment and approval of the Stockholders Representative prior to its issuance.

Section 12.2 Counterparts.

This Agreement may be executed in several counterparts (by original or facsimile signature), each of which when so executed shall be deemed to be an original and each of such counterparts, if executed by each of the Parties, shall constitute a valid and enforceable agreement among the Parties.

Section 12.3 Severability.

In the event that any provision or part of this Agreement is determined by any court or other judicial or administrative body to be illegal, null, void, invalid or unenforceable, that provision shall be severed to the extent that it is so declared and the other provisions of this Agreement shall continue in full force and effect.

Section 12.4 Applicable Law; Jurisdiction; Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the conflict of law principles therein. Subject to Section 12.5, the Parties hereto irrevocably consent to the exclusive jurisdiction and venue of any court within San Diego County, State of California in connection with any matter based upon or arising out of this Agreement, the Merger or any other matters contemplated herein (and any federal court within the Southern District of California). Subject to Section 12.5, each Party agrees not to commence any legal proceedings related hereto except in such court. By execution and delivery of this Agreement, subject to Section 12.5, each Party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The Parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such Party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law. The Parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

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Section 12.5 Arbitration.

(a)	Any dispute, claim or controversy arising out of or relating to this Agreement, the Merger and any transactions contemplated hereby or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration (the “Arbitration”) in San Diego County, California before one arbitrator. Any Arbitration will be held under the auspices of the San Diego County office of the Judicial Arbitration & Mediation Services (“JAMS”), or any successor. The Arbitration shall be in accordance with its Comprehensive Rules & Procedures (or, to the extent available, the Streamlined Ruled & Procedures, and in no event any other rules); provided, however, that notwithstanding any provision to the contrary in the JAMS Rules, a court will resolve any dispute over the formation, enforceability, revocability, or validity of this Agreement or any portion thereof. The arbitrator (the “Arbitrator”) shall be selected pursuant to JAMS rules or by mutual agreement of the Parties.

(b)	Should any Party refuse or neglect to appear for, or participate in, the arbitration hearing, the Arbitrator shall have the authority to decide the dispute based upon whatever evidence is presented.

(c)	Within thirty (30) days of the close of the Arbitration hearing, any Party will have the right to prepare, serve on the other party, and file with the Arbitrator, a brief. The Arbitrator shall render an award and written opinion, normally no later than thirty (30) calendar days from the date the Arbitration hearing concludes or the post-hearing briefs are received, whichever is later. The opinion shall include the factual basis for the award. Except as may be permitted or required by law neither a Party nor an Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all Parties. Any decision of the Arbitrator hereunder shall be deemed final, binding and non-appealable.

Section 12.6 Disclosure Schedule

Nothing in the Company Disclosure Letter or Purchaser Disclosure Letter, as applicable, is intended to broaden the scope of any representation or warranty contained in this Agreement or to create any covenant unless clearly specified to the contrary herein or therein. Inclusion of any item in the Company Disclosure Letter or Purchaser Disclosure Letter, as applicable, (a) does not represent a determination that such item is material nor shall it be deemed to establish a standard of materiality, (b) does not represent a determination that such item did not arise in the Ordinary Course, and (c) shall not constitute, or be deemed to be, an admission to any third party concerning such item. The Company Disclosure Letter and Purchaser Disclosure Letter, as applicable, include descriptions of instruments or brief summaries of certain aspects of the Company and the Purchaser and their respective business and operations. The descriptions and brief summaries are not necessarily complete and are provided therein to identify documents or other materials previously delivered or made available.

Section 12.7 Successors and Assigns.

This Agreement shall accrue to the benefit of and be binding upon each of the Parties hereto and their respective heirs, executors, administrators and assigns, provided that this Agreement shall not be assigned by any one of the Parties without the prior written consent of the other Parties.

Section 12.8 Interpretation.

The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

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Section 12.9 Expenses.

Each of the Parties hereto shall be responsible for its own costs and charges incurred with respect to the transactions contemplated herein including, without limitation, all costs and charges incurred prior to the date hereof and all legal and accounting fees and disbursements relating to preparing this Agreement or any Ancillary Agreement or otherwise relating to the transactions contemplated herein.

Section 12.10 Specific Enforcement

The Parties agree that immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Parties agree that, if for any reason Purchaser or the Company or any other Person shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the Party seeking to enforce this Agreement against such nonperforming Party under this Agreement shall be entitled to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity.

Section 12.11 Further Assurances.

Each of the Parties hereto will, without further consideration, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such other documents, instruments of transfer, conveyance, assignment and assurances and secure all necessary consents and authorizations as may be reasonably requested by another Party and take such further action as the other may reasonably require to give effect to any matter provided for herein.

Section 12.12 Entire Agreement.

This Agreement and the schedules referred to herein constitute the entire agreement among the Parties hereto and supersede all prior communications, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the Parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the schedules, documents and instruments to be delivered on the Closing Date pursuant to this Agreement. The Parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on the Closing Date, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

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Section 12.13 Notices.

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent prepaid courier service or (iii) sent by registered or certified mail (return receipt requested) addressed as follows:

in the case of notice to Purchaser or Subco:

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

Attn: Brandon Kou

Email: brandon@icaninc.com

with a copy to (which shall not constitute notice):

McMillan LLP

1500-1055 West Georgia Street

Vancouver, British Columbia

V6E 4N7

Attn: Desmond Balakrishnan

Email: desmond.balakrishnan@mcmillan.ca

in the case of notice to the Company:

LEEF Holdings, Inc.

5580 La Jolla Boulevard #395

La Jolla, CA 92037

Attn: Micah Anderson

Email: micah@leefca.com

with a copy to (which shall not constitute notice):

Jackson Tidus, A Law Corporation

2030 Main Street, 12th Floor

Irvine, California 92614

Attn: Jason R. Wisniewski

Email: jwisniewski@jacksontidus.law

and

Cassels, Brock & Blackwell LLP

2100 Scotia Plaza, 40 King Street West

Toronto, Ontario

M5H 3C2

Attn: Jonathan Sherman

Email: jsherman@cassels.com

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Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

(a)	if delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery; and

(b)	if sent by mail as aforesaid, be deemed to have been given, sent, delivered and received on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mail, allowing for such discontinuance or interruption of regular postal service.

Section 12.14 Waiver.

Any Party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Date, provided however that such waiver shall be evidenced by written instrument duly executed on behalf of such Party.

Section 12.15 Amendments.

No modification or amendment to this Agreement may be made unless agreed to by the Parties hereto in writing.

Section 12.16 Remedies Cumulative.

The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any Party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

Section 12.17 Currency.

Unless otherwise indicated, all dollar amounts referred to in this Agreement are in the lawful money of the United States of America.

Section 12.18 Number and Gender.

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a)	words in the singular number include the plural and such words shall be construed as if the plural had been used;

(b)	words in the plural include the singular and such words shall be construed as if the singular had been used; and

(c)	words importing the use of any gender shall include all genders where the context or the Party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

Section 12.19 Time of Essence.

Time shall be of the essence hereof.

[Remainder of page intentionally blank]

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EXHIBIT B

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS

(Approval of Merger and Related Transactions)

(attached hereto)

ACTION BY

WRITTEN CONSENT

OF THE STOCKHOLDERS OF

LEEF HOLDINGS, INC.,

a Nevada corporation

The undersigned, being holders of not less than a majority of the outstanding shares of the Common Stock (the “Common Stock”) of Leef Holdings, Inc., a Nevada corporation (the “Company”), and acting pursuant to Sections 78.320 and 78.565 of the Nevada Revised Statutes (the “NRS”) and the Company’s Bylaws, do hereby adopt the following resolutions by written consent, which shall have the same force and effect as if adopted at a special meeting of the stockholders of the Company (the “Stockholders”) duly called and held for the purpose of acting upon proposals to adopt such resolutions in accordance with the NRS. A copy of this consent shall be filed with the minutes of the Stockholders:

APPROVAL OF MERGER AGREEMENT AND RELATED ACTIONS

WHEREAS, the Company’s Board of Directors (the “Board”) has unanimously approved a Merger Agreement to be entered into by and among the Company, Icanic Brands Company Inc., a company incorporated pursuant to the Business Corporations Act (British Columbia) (“Parent”), Icanic Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Stockholders Representative (as defined therein, the “Representative”), including all exhibits and schedules attached thereto, in substantially the form attached as Exhibit A to that certain Confidential Information Statement which accompanied this written consent (the “Merger Agreement”), pursuant to which the Company will be merged with and into Merger Sub, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, the Board declared the Merger Agreement and the Merger fair to, advisable and in the best interests of, the Company and its Stockholders, and has adopted and approved the Merger Agreement, the Merger and the transactions contemplated thereby upon the terms and subject to the conditions set forth in the Merger Agreement, and has resolved to submit to, and unanimously recommend the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated thereby, as more specifically described in that certain Confidential Information Statement which accompanied this written consent (the “Information Statement”), by, the Stockholders of the Company; and

WHEREAS, each of the undersigned Stockholders (i) acknowledges receipt of a copy of the Information Statement and the Merger Agreement and acknowledges that he, she or it has had the opportunity to ask the Company questions and to receive answers regarding the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (ii) has been urged to consult with his, her or its own legal, tax and/or financial advisor(s) regarding the consequences to him, her or it of the Merger and the Merger Agreement, and the execution of this Action by Written Consent of the Stockholders, (iii) believes he, she or it has received all information necessary to provide an informed consent of the Merger Agreement and the transactions contemplated thereby, (iv) has reviewed and understands the Merger Agreement and this Action by Written Consent of the Stockholders, and deems approving the Merger and the Merger Agreement to be in the best interests of such Stockholder and the Company, (v) is competent to execute this Action by Written Consent of the Stockholders free from coercion, duress or undue influence and (vi) has confirmed to the Company and Parent that he, she or it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the exhibits and schedules attached thereto, in substantially the forms attached as Exhibit A to the Information Statement, and the transactions and agreements contemplated thereby, including the apportionment of the Purchase Price (as defined in the Merger Agreement) pursuant to Article 2 of the Merger Agreement and the indemnification obligations of the Stockholders pursuant to Article 11 of the Merger Agreement, are hereby adopted, ratified and approved, and the undersigned Stockholders irrevocably consent to be bound by the indemnification and other obligations of the Company Stockholders (as defined in the Merger Agreement) set forth in the Merger Agreement, including without limitation, those set forth in Article 11 thereof; and

RESOLVED FURTHER, that the Merger be, and it hereby is, authorized, approved and consented to in all respects.

WAIVER OF NOTICE

RESOLVED, that the undersigned Stockholders hereby waive any and all notice or consent requirements, as well as any right of first refusal, tag-along rights and other similar rights, that may be applicable to, or triggered by, the Merger, the Merger Agreement and any of the transactions contemplated therein that are contained in the Company’s current articles of incorporation, the bylaws, in any contract between the Company and/or its subsidiaries, on the one hand, and the undersigned, on the other hand, or under applicable law.

APPOINTMENT OF REPRESENTATIVE

WHEREAS, under the terms of the Merger Agreement Micah Anderson shall act on behalf of the Company Stockholders as the Representative.

NOW, THEREFORE, BE IT RESOLVED, that the appointment of Micah Anderson as the Representative to act on behalf of the Company Stockholders in accordance with the terms, provisions and powers set forth in the Merger Agreement be, and hereby is, acknowledged, ratified and approved;

RESOLVED FURTHER, that the Representative is authorized to execute and deliver all documents and to take all actions which he deems necessary or advisable to effect his duties pursuant to the Merger Agreement and any other transaction documents;

RESOLVED FURTHER, that the obligation of the Company Stockholders to indemnify the Representative and hold the Representative harmless against any loss, liability or expense incurred in good faith on the part of the Representative and arising out of or in connection with the acceptance or administration of its duties as Representative, on the terms and subject to the conditions set forth in the Merger Agreement be, and hereby is, authorized, confirmed and approved in all respects; and

RESOLVED FURTHER, that all actions, notices, communications and determinations given or made by the Representative in connection with the Merger Agreement shall be deemed to have been authorized by, and shall be binding upon, any and all Company Stockholders, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, voting all of the shares of the Company’s capital stock held of record by him, her or it in favor of the resolutions set forth above has executed this Written Consent of the Stockholders as of the date set forth below. This written consent may be executed in two or more counterparts and delivered by facsimile or other electronic transmission (including DocuSign), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

STOCKHOLDER:

Stockholder Name of Record (Print)*

Signature of Stockholder

By (name of signatory, if stockholder is an entity)

Title (title of signatory, if stockholder is an entity)

Date of Signature

Shares of Common Stock

* Note: Name must be exactly as set forth in the stock records of the Company (i.e., as set forth on the face of stockholder’s stock certificate). If stockholder holds shares in more than one name of record, stockholder must execute a separate signature page for each name of record under which he, she or it holds shares.

(Signature Page Action by Written Consent of the Stockholders of LEEF Holdings, Inc.)

EXHIBIT C

ACCREDITED INVESTOR CERTIFICATION

(attached hereto)

U.S. Representation Letter

To:	Icanic Brands Company Inc. (“Icanic”)

Re:	Merger Agreement dated January 21, 2022 (the “Merger Agreement”) between Icanic and Leef Holdings, Inc. (“Leef”)

Upon the completion of the acquisition by Icanic of Leef by way of a merger (the “Merger”) contemplated by the Merger Agreement, Leef shall become a wholly-owned subsidiary of Icanic. Pursuant to the Merger, the undersigned holder of shares of common stock of Leef (“Leef Shares”) will receive common shares of Icanic in exchange for the shareholder’s Leef Shares (the “Icanic Shares”).

This Representation Letter is to be executed and delivered by each holder of Leef Shares or securities convertible into Leef Shares (collectively, “Leef Securities”) who is, or is acting for the account or benefit of, a U.S. Person or a person within the United States (each, an “Leef U.S. Securityholder”).

The undersigned holder of Leef Securities covenants, represents and warrants to Icanic that:

(a)	It has full right, power and authority to deliver its Leef Securities and this Representation Letter.

(b)	It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Icanic Shares or securities convertible into the common shares of Icanic (the “Consideration Securities”) to be issued to it pursuant to the Merger, and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the Leef U.S. Securityholder has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Merger Agreement and owning the Consideration Securities.

(c)	Icanic has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement and it has had access to such information concerning Icanic as it has considered necessary or appropriate in connection with its investment decision to acquire the Consideration Securities, including disclosure document(s) furnished to the Leef U.S. Securityholder in connection with the solicitation of written consents of the shareholders of Leef to approve the Merger, and access to Icanic’s public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the Leef U.S. Securityholder’s satisfaction.

(d)	It is acquiring the Consideration Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Consideration Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph shall not restrict the Leef U.S. Securityholder from selling or otherwise disposing of the Consideration Securities pursuant to registration thereof pursuant to the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Act”) and any applicable state securities laws or under an exemption from such registration requirements.

(e)	The address of the Leef U.S. Securityholder set out in the signature block below is the true and correct principal address of the Leef U.S. Securityholder and can be relied on by Icanic for the purposes of state blue sky laws, and the Leef U.S. Securityholder is not an entity that has been formed for the specific purpose of purchasing or acquiring the Securities.

(f)	It understands (i) the Consideration Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated by the Merger Agreement is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act.

(g)	The Leef U.S. Securityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the criteria set forth in Appendix A hereto (please initial on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof.

(h)	The Leef U.S. Securityholder has not purchased the Consideration Securities as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)	It understands and agrees that the Consideration Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(j)	It acknowledges that it is not acquiring the Consideration Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Consideration Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Consideration Securities.

(k)	If it is entitled to receive share purchase warrants or options convertible into Icanic Shares under the Merger Agreement, it acknowledges and agrees that:

i)	the securities of Icanic issuable upon exercise of such warrants or options convertible into Icanic Shares (the “Icanic Underlying Securities” and together with the Consideration Securities, the “Securities”) have not been and will not be registered under the U.S. Securities Act or any state securities laws; and

ii)	such warrants or options convertible into Icanic Shares may not be exercised in the United States, or for the account or benefit of a U.S. Person or a person in the United States, absent an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(l)	It acknowledges that the Securities will be “restricted securities”, as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(i)	to Icanic;

(i)	outside the United States in an “offshore transaction” meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(ii)	in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iii)	in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities,

and, in the case of each of (ii) and (iii) above, it has prior to such sale furnished to Icanic an opinion of counsel in form and substance reasonably satisfactory to Icanic stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (m) below may be removed.

(m)	The certificates representing the Securities, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY [for Icanic options and warrants add: AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (C) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION SHALL FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAW. [For Icanic Shares add: DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]”

provided, that if at the time of original issuance of the Securities, Icanic is a “foreign issuer” (as such term is defined in Rule 902(e) of Regulation S under the U.S. Securities Act), and are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, the legend set forth above may be removed by providing to the registrar and transfer agent of Icanic:

(i)	an executed declaration and undertaking in substantially the form set forth as Appendix B attached hereto (or in such other forms as Icanic may prescribe from time to time);

(ii)	an executed broker affirmation, in substantially the form included in Appendix B attached hereto (or in such other forms as Icanic may prescribe from time to time); and

(iii)	if requested by Icanic or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to Icanic and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and

provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to Icanic, the legend may be removed by delivery to the registrar and transfer agent and Icanic of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to Icanic, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(n)	It understands and agrees that there may be material tax consequences to the Leef U.S. Securityholder of an acquisition, holding or disposition of any of the securities of Icanic. Icanic gives no opinion and makes no representation with respect to the tax consequences to the Leef U.S. Securityholder under United States federal, state, local or other tax laws of the undersigned’s acquisition, holding or disposition of such securities.

(o)	It consents to Icanic making a notation on its records or giving instructions to any transfer agent of Icanic in order to implement the restrictions on transfer set forth and described in this Representation Letter and the Merger Agreement.

(p)	It understands that (i) Icanic may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if Icanic is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Securities unless the requirements of Rule 144(i) under the U.S. Securities Act are met, and (iii) Icanic will not be obligated to make Rule 144 under the U.S. Securities Act available for resales of the Securities.

(q)	It understands and agrees that the financial statements of Icanic have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(r)	It understands and acknowledges that Icanic is incorporated outside the United States, consequently, it may be difficult to provide service of process on Icanic and it may be difficult to enforce any judgment against Icanic.

(s)	It understands that Icanic will not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or “blue sky” laws or to take action so as to permit resales of such Securities. Accordingly, the Leef U.S. Securityholder understands that absent registration, it may be required to hold the Securities indefinitely. As a consequence, the Leef U.S. Securityholder understands it must bear the economic risks of the investment in such Securities for an indefinite period of time.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing. If any such representations shall not be true and accurate prior to the Closing, the undersigned shall give immediate written notice of such fact to Icanic prior to the Closing.

Dated ________________________2022.

X
Signature of individual (if Leef U.S. Securityholder is an individual)

X
Signature of Authorized signatory (if Leef U.S. Securityholder is not an individual)

Name of Leef U.S. Securityholder (please print)

Address of Leef U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “A” to

U.S. Representation Letter for Leef U.S. Securityholders

To be completed by Leef U.S. Securityholders who qualify as Accredited Investors

In addition to the covenants, representations and warranties contained in the Merger Agreement and the Representation Letter to which this Appendix is attached, the undersigned Leef U.S. Securityholder covenants, represents and warrants to Icanic that the Leef U.S. Securityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the following criteria (please initial on the appropriate lines):

1. Initials________	Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the “Commission”) under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any rural business investment company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D under the U.S. Securities Act);

2. Initials________	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

3. Initials________	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

4. Initials________	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

5. Initials________	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), excluding the value of that person’s primary residence, at the time of purchase, exceeds US$1,000,000 (Note: For purposes of calculating net worth,

(i) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this Representation Letter, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this Representation Letter exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability);

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; and

(iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A) joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly);

6. Initials________	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Initials________	Any director or executive officer of Icanic; or

8. Initials________	Any entity in which all of the equity owners meet the requirements of at least one of the above categories – if this category is selected, you must identify each equity owner and indicate the category of accredited investor (by reference to the applicable number in this Representation Letter):

	Name of Equity Owner	Category of Accredited Investor

Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category will be available;

9. Initials________	Any entity, of a type not listed in Categories 1- 4 or 8, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 9, “investments is defined in Rule 2a51-1(b) under the Investment Company Act of 1940);

10. Initials________	Any natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65);

11. Initials________	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

12. Initials________	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 11 above and whose prospective investment in Icanic is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

Dated__________________2022.

X
Signature of individual (if Leef U.S. Securityholder is an individual)

X
Signature of authorized signatory (if Leef U.S. Securityholder is not an individual)

Name of Leef U.S. Securityholder (please print)

Address of Leef U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “B”

Form of Declaration and Undertaking for Removal of Legend – Rule 904 under the U.S. Securities Act of 1933

To: Icanic Brands Company Inc. (the “Company”)

And To: The transfer agent for the Company’s Common Shares

The undersigned (A) acknowledges that the sale of                                         common shares in the capital of the Company, represented by Share Certificate No.(s)                                                                   or held through the Direct Registration System (DRS) in DRS Holder Account No.                                        , to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company (except solely by virtue of being an officer or director of the Company) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated                   20   .

X
Signature of individual (if Seller is an individual)

X
Signature of authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representations of our customer                                   (the “Seller”) contained in the foregoing Declaration for Removal of Legend, dated                                  , 20 , with regard to the sale, for such Seller’s account, of                                   common shares (the “Securities”) of the Company represented by certificate number(s)                              , or held through the Direct Registration System (DRS) in DRS Holder Account No.                               . We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1) no offer to sell Securities was made to a person in the United States;

(2) the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3) no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4) we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated this           day of                                           , 20       .

Signature of Signatory:

Name and Title of Authorized Signatory:

Name of Brokerage Company:

EXHIBIT D

NEVADA REVISED STATUTES

CHAPTER 92A.300 - 500

RIGHTS OF DISSENTING OWNERS

N.R.S. 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

N.R.S. 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

N.R.S. 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

N.R.S. 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

N.R.S. 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.	Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.	Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.	Without discounting for lack of marketability or minority status.

N.R.S. 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

N.R.S. 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

N.R.S. 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

N.R.S. 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

N.R.S. 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

N.R.S. 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited- liability company is a constituent entity.

N.R.S. 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

N.R.S. 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2) If the domestic corporation is a subsidiary and is merged with its Purchaser pursuant to NRS 92A.180; or

(3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

3. Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

N.R.S. 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1. There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a) Cash;

(b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c) Any combination of paragraphs (a) and (b).

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the Purchaser domestic corporation if the plan of merger does not require action of the stockholders of the Purchaser domestic corporation under NRS 92A.180.

6. There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

N.R.S. 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

N.R.S. 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

2. If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

N.R.S. 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2. If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

N.R.S. 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

N.R.S. 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

N.R.S. 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

N.R.S. 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

N.R.S. 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered

N.R.S. 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

N.R.S. 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject

N.R.S. 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

EXHIBIT E

FORM OF DEMAND

The undersigned stockholder of Leef Holdings Inc., a Nevada corporation (the “Company”), is hereby demanding appraisal of such stockholder’s shares of the Company’s Common Stock (set forth below) in accordance with Section 92A.300 of the Nevada Revised Statutes as set forth herein in connection with the merger of the Company with and into Icanic Merger Sub, Inc. (the “Merger”), which such Merger was first announced to the public on January 24, 2022 (the “Announcement Date”):

[Type name of Stockholder]

[Type address of Stockholder]

[Type number of shares of Common Stock to which Appraisal is Demanded]

[Type date record ownership of such shares of Common Stock were acquired]

The undersigned hereby certifies to the Company the information set forth herein.

By:
Print Name:
Title (if an entity):
Dated:

Customer	Orders	Revenue	Gross Profit	Gross Profit %	Total Quantity	Avg $ /Order	Last Order Date
Bloom Network	29	$4,716,112	$416,014	9%	1,123,656	$162,624.54	12/22/2021
Goodness 4 Life	15	$3,020,262	$(252,842)	-8%	1,169,643	$201,350.78	2/15/2022
Mendo Distribution and Transportation LLC	22	$2,277,282	$764,483	34%	487,269	$103,512.82	1/28/2022
Thirty One Labs, LLC	10	$2,186,134	$551,005	25%	938,023	$218,613.36	3/31/2022
Cura CA, LLC	9	$1,945,261	$1,124,315	58%	693,939	$216,140.08	3/25/2022
Xtracta Distribution, LLC	31	$1,943,726	$794,687	41%	651,824	$62,700.83	10/15/2021
Ametrine Wellness	22	$1,793,159	$672,349	37%	527,739	$81,507.25	3/23/2022
Aureus DHS LLC	51	$1,788,326	$601,309	34%	376,295	$35,065.21	3/23/2022
Pure CA, LLC	8	$1,478,024	$157,156	11%	417,385	$184,753.03	3/10/2022
Searls Group LLC	21	$1,381,759	$601,467	44%	376,497	$65,798.04	3/14/2022
Melrose Facility Management LLC	7	$1,304,628	$484,111	37%	320,639	$186,375.39	12/30/2021
Hash Tag Distribution, Inc	28	$1,296,902	$522,179	40%	465,198	$46,317.93	3/14/2022
Reaps Company LLC	9	$1,096,869	$200,745	18%	10,110	$121,874.36	1/25/2021
Mota, Inc	18	$948,570	$333,989	35%	270,781	$52,698.35	6/23/2021
Promontory Holdings	12	$864,688	$613,074	71%	275,241	$72,057.33	2/22/2022
Korben Labs, LLC	34	$862,987	$491,445	57%	221,090	$25,381.96	3/26/2022
Heirloom Valley LLC	4	$816,877	$(64,448)	-8%	360,500	$204,219.19	7/14/2021
ULBP, INC (Scislc, LLC)	16	$800,330	$55,432	7%	903	$50,020.60	3/16/2022
Purity Analytics, LLC	5	$770,891	$65,126	8%	647	$154,178.24	5/11/2021
Higher Purpose Distribution	4	$710,016	$(108,803)	-15%	231,493	$177,504.06	6/30/2021
Sublime Machining Inc.	30	$632,689	$312,936	49%	133,096	$21,089.64	3/10/2022
Fumé Growth Fund II, Inc.	8	$517,044	$43,438	8%	448	$64,630.53	4/30/2021
Fluids Manufacturing Inc	17	$513,962	$173,000	34%	250,318	$30,233.04	10/28/2021
Green Lion Group	10	$494,775	$174,423	35%	191,877	$49,477.47	3/22/2022
Kiva Manufacturing Inc.	8	$492,930	$407,726	83%	54,741	$61,616.27	3/24/2022
Nanogen Oakland, LLC	13	$492,329	$184,878	38%	185,133	$37,871.42	3/25/2022
5MIL Logistics, Inc.	7	$421,885	$35,792	8%	358	$60,269.33	3/31/2021
Utopia Manufacturing (Calith Creations)	10	$419,568	$193,519	46%	207,587	$41,956.80	3/21/2022
ULBP, INC	24	$396,421	$219,727	55%	40,931	$16,517.55	2/24/2022
The Hive Laboratory, LLC	10	$357,306	$90,830	25%	84,739	$35,730.60	3/14/2022
Focused Health, LLC	14	$322,138	$196,429	61%	115,036	$23,009.84	3/18/2022
Mission Nurseries	5	$320,594	$115,440	36%	95,039	$64,118.75	6/25/2021
HPTF Holdings	4	$295,442	$32,646	11%	103,149	$73,860.54	3/14/2022
Greenpoint Holdings, LLC	14	$279,777	$123,538	44%	157,602	$19,984.08	3/10/2022
Higher Purpose Distribution LLC	6	$277,310	$21,988	8%	184	$46,218.27	10/31/2021
Kiva Sales & Service, Inc	3	$270,194	$265,596	98%	30,038	$90,064.80	5/28/2021
Paynes Distribution	7	$261,134	$(12)	-0%	21,306	$37,304.92	3/1/2022
Urban Therapies Manufacturing (Platinum Vape)	5	$232,963	$104,827	45%	152,363	$46,592.50	3/31/2022
Final Bell Corp. (Westside Caregivers Club, Inc)	7	$230,634	$131,695	57%	29,882	$32,947.66	2/24/2022
Work Right Building LLC	6	$195,441	$11,335	6%	167,575	$32,573.48	1/1/2022
Therapeutic Health Collective	2	$154,046	$20,450	13%	249	$77,022.80	3/9/2021
Axion Dynamics, LLC	9	$153,212	$(86,219)	-56%	56,464	$17,023.55	1/26/2021
Norcal Distribution Solutions, LLC	2	$150,896	$23,539	16%	30,947	$75,448.10	12/15/2020
Potters Brand Holdings Inc.	3	$149,784	$83,749	56%	38,312	$49,928.15	12/31/2021
Integral Innovations, LLC	5	$140,888	$64,157	46%	19,004	$28,177.66	4/15/2021
Cannex Holdings (4 Front Ventures)	4	$139,596	$83,028	59%	72,271	$34,898.94	2/21/2022
Emsky, LLC (Emerald Sky)	13	$137,904	$65,891	48%	43,034	$10,608.03	3/15/2022
TLG Solutions | Plug N Play	1	$117,185	$65,936	56%	22,717	$117,184.85	3/16/2022
Mendocino Grasslands (Hensley Creek)	32	$107,473	$73,526	68%	64,127	$3,358.53	2/24/2022
Evergreen Management Services, LLC	4	$106,896	$50,869	48%	30,463	$26,724.04	12/1/2021
Jayne Health LLC	1	$104,000	$(28,629)	-28%	25,000	$104,000.00	3/5/2021
Preferred Brand LLC	8	$100,258	$38,037	38%	30,573	$12,532.21	3/15/2022
BRAND NEW CONCEPTS, LLC	2	$95,902	$10,252	11%	103	$47,951.05	3/10/2021
Tetra Worx Inc.	3	$92,086	$50,429	55%	40,940	$30,695.25	3/28/2022
High Line Distribution, Inc.	8	$89,761	$9,168	10%	92	$11,220.17	2/26/2021
BPX LLC	2	$88,248	$13,966	16%	18,142	$44,124.15	8/17/2021
SCU INC	1	$87,225	$17,969	21%	22,954	$87,225.20	7/21/2021
Superior Herbal Health, LLC	1	$86,817	$(6,488)	-7%	20,190	$86,817.00	6/11/2021
Greenfield Organix	1	$83,731	$41,885	50%	25,373	$83,730.90	12/31/2021
Metta Distribution and Transportation LLC	1	$78,379	$36,327	46%	7,359	$78,379.00	12/11/2020
Pure Vape, Inc	3	$78,338	$38,615	49%	23,264	$26,112.72	12/7/2021
Joyus Recreation and Wellness Group, LLC	4	$70,230	$24,905	35%	17,927	$17,557.50	10/27/2021
Industrial Court L11, LLC	2	$61,777	$5,782	9%	59	$30,888.65	4/16/2021

Voyager Distribution, Inc.	1	$57,720	$1,400	2%	50	$57,720.00	8/13/2021
Crown Genetics LLC (Dabwoods)	1	$55,000	$19,214	35%	10,000	$55,000.00	3/15/2022
de Krown Enterprises, LLC	14	$50,995	$54,950	108%	12,953	$3,642.48	3/24/2022
Rio Verde Corporation	3	$50,323	$382	1%	10,517	$16,774.33	3/8/2021
Mendogrown Inc.	10	$45,695	$31,852	70%	48,170	$4,569.53	5/18/2021
Integrative Partners Group	2	$44,086	$27,341	62%	12,332	$22,042.92	11/30/2021
California Loyal, Inc.	1	$42,011	$37,291	89%	12,003	$42,010.50	9/14/2021
Dbm Industries, LLC (ThinC)	3	$41,277	$22,684	55%	24,874	$13,759.08	1/24/2022
Eden Infusions LLC	3	$41,175	$23,315	57%	16,325	$13,725.00	1/17/2022
Highland Park Patient Collective, Inc	1	$31,624	$1,320	4%	7,012	$31,624.12	3/25/2021
Eagle Bay Enterprises (PROCAN)	1	$30,500	$28,923	95%	85,390	$30,500.45	3/4/2022
Sota Extracts (Halara / State of the Art Extracts)	6	$30,315	$11,790	39%	6,078	$5,052.50	3/16/2022
Iron Summit Distribution Inc.	5	$29,172	$14,804	51%	14,536	$5,834.45	3/31/2022
March and Ash - Mission Valley	7	$23,400	$18,051	77%	790	$3,342.86	2/17/2022
VBX Labs	1	$22,400	$10,329	46%	3,200	$22,400.00	3/4/2022
Mendogrown, Inc.	8	$19,857	$12,362	62%	8,149	$2,482.07	7/30/2021
Hueneme Patient Consumer Collective, LLC	4	$16,930	$13,012	77%	628	$4,232.50	11/18/2021
Valley Greens Retail Outlet, Inc.	4	$16,640	$15,848	95%	439	$4,160.00	7/2/2021
Green Bean Pharm LLC	4	$16,030	$13,756	86%	488	$4,007.50	11/10/2021
Omni Manufacturing (Seaport Manufacturing, LLC)	1	$15,172	$6,737	44%	3,852	$15,172.46	2/22/2022
Phog Center LLC	5	$14,888	$12,703	85%	475	$2,977.50	11/16/2021
WCW ORGANIZATION INC.	2	$14,400	$13,751	95%	360	$7,200.00	8/6/2021
Erba Collective	1	$14,306	$12,142	85%	1,079	$14,306.00	11/23/2021
Space Coyote (Ms. Parker’s Flowers LLC)	2	$13,982	$4,598	33%	3,107	$6,990.75	2/18/2022
Voyage Distribution	2	$12,010	$14,045	117%	6,005	$6,005.00	1/18/2022
BTC Ventures, LLC	3	$11,478	$11,478	100%	1,591	$3,826.00	4/23/2021
Eureka Social Operating	2	$10,628	$10,628	100%	2,041	$5,313.75	2/1/2022
Elefante Inc (Elephant Extracts LLC)	2	$10,423	$3,801	36%	849	$5,211.70	10/25/2021
TRIM DEPOT	2	$10,000	$10,000	100%	2,010	$5,000.00	3/8/2021
March and Ash - Nirvana	5	$9,900	$7,232	73%	340	$1,980.00	2/17/2022
Honey Oil Collective	3	$9,768	$9,346	96%	329	$3,256.00	1/18/2022
March and Ash - Vista	3	$9,450	$8,047	85%	270	$3,150.00	2/17/2022
SF Bay LGSY LLC (Ohaijo LLC)	2	$8,834	$8,675	98%	37,307	$4,417.03	12/1/2021
Heritage Mendocino	1	$8,000	$7,638	95%	200	$8,000.00	5/14/2021
Greenfield Organix 4th Street	1	$6,998	$3,919	56%	3,181	$6,998.20	3/4/2022
All About Wellness (PDEE Inc)	3	$6,510	$3,896	60%	280	$2,170.00	11/22/2021
Chronic Pain Releaf Center	1	$6,400	$6,113	96%	160	$6,400.00	5/25/2021
Wellgreens (Lake Murray Ventures, LLC)	4	$6,225	$1,050	17%	415	$1,556.25	3/7/2022
Haute Supply LLC	1	$5,895	$2,659	45%	1,310	$5,895.00	2/3/2022
Natural Healing Center	1	$5,600	$5,313	95%	160	$5,600.00	8/3/2021
NHC Lemoore LLC	1	$5,600	$5,313	95%	160	$5,600.00	8/20/2021
South Coast Safe Access (SCSA)	1	$4,905	$3,937	80%	390	$4,905.00	11/23/2021
CA Innovation LLC	1	$4,609	$242	5%	1,213	$4,609.40	7/22/2021
March and Ash - Imperial Valley	1	$4,410	$4,342	98%	98	$4,410.00	1/7/2022
March and Ash - City Heights	2	$3,555	$3,500	98%	79	$1,777.50	1/28/2022
Will Kuss	1	$3,502	$(0)	-0%	25	$3,501.77	12/28/2020
Atrium	1	$3,302	$2,559	78%	353	$3,301.53	11/19/2021
Heart of Humboldt	1	$3,200	$3,065	96%	80	$3,200.00	8/6/2021
Token Farms Inc.	1	$3,200	$3,065	96%	80	$3,200.00	8/13/2021
Compassionate Heart	2	$3,150	$1,870	59%	140	$1,575.00	11/5/2021
NHC MB LLC	1	$2,800	$2,665	95%	80	$2,800.00	8/3/2021
Golden State Greens	1	$2,700	$2,169	80%	120	$2,700.00	10/18/2021
SCISLC, LLC.	3	$2,344	$2,225	95%	636	$781.33	3/31/2022
CHILLWORX, LLC	2	$2,343	$2,343	100%	252	$1,171.40	2/12/2021
Kaneh Co	2	$2,252	$17	1%	1,501	$1,125.75	2/11/2022
Honey Suckle Lotus	1	$2,250	$2,250	100%	3	$2,250.00	12/9/2021
March and Ash - H Street	1	$2,250	$2,216	98%	50	$2,250.00	1/6/2022
Matada LLC	1	$2,209	$200	9%	2	$2,208.80	4/1/2021
Happy Leaf	1	$2,150	$1,790	83%	165	$2,150.25	11/23/2021
Skyhigh LA (Medical Caregivers CO-OP)	1	$2,000	$1,941	97%	100	$2,000.00	11/23/2021
Cannavine (Ukiah Valley Holistics Inc)	1	$1,680	$1,040	62%	70	$1,680.00	11/17/2021
Wild West Industries, Inc. (Mankind Cannabis)	2	$1,680	$1,013	60%	70	$840.00	12/1/2021
HABBCO	1	$661	$661	100%	9	$660.93	4/15/2021
Heritage Holdings	1	$500	$500	100%	1	$500.00	9/28/2021

Rancho Ecomar (Margarita Depot LLC)	1	$380	$380	100%	1	$380.00	1/28/2022
DHS Developement, Inc.	1	$329	$(133)	-40%	47	$329.00	2/3/2022
Wellgreens (Lake Murray Ventures LLC)	2	$150	$111	74%	17	$75.00	1/21/2022
Wellgreens CA, Inc (License Expired)	1	$150	$150	100%	2	$150.00	1/6/2022
Washington Sage, LLC	1	$79	$79	100%	2	$79.00	1/21/2021
Leef	1	$7	$0	0%	2	$7.11	5/27/2021
Heart of the Emerald	1	$1	$1	100%	1	$0.59	11/12/2020
Tropicanna	1	$0	$(11)	-12011%	9	$0.09	11/23/2021
	103	$0	$0		0	$0.00	3/30/2022
9701 Enterprises, Inc.	1	$0	$(26)		5	$0.00	2/21/2021
Cannable Organics, Inc.	1	$0	$0		0	$0.00	11/20/2020
Cannaco Research Corp.	4	$0	$178		1	$0.00	11/24/2021
Cannasafe	35	$0	$(3,916)		821	$0.00	1/31/2021
CRFT Manufacturing, INC	2	$0	$(27)		8	$0.00	12/22/2020
CW Analytical Laboratories	1	$0	$(182)		30	$0.00	1/7/2021
Double Barrel	1	$0	$(92)		20	$0.00	11/30/2020
Encore Labs	2	$0	$(85)		40	$0.00	3/25/2022
I.O.N. Distribution LLC	1	$0	$(30)		6	$0.00	2/26/2021
Icanic	1	$0	$(1,492)		154	$0.00	11/1/2021
KDM Holdings, LLC	1	$0	$(533)		57	$0.00	1/28/2022
Kevin Wilson	1	$0	$0		0	$0.00	12/17/2020
Kinda High	1	$0	$(443)		166	$0.00	3/4/2022
Legion of Bloom	1	$0	$(86)		34	$0.00	3/15/2022
Long Beach Distribution Solutions		$0	$49,287		-15,153
Matanzas Alliance LLC	1	$0	$0		0	$0.00	11/30/2020
Miracle Education	1	$0	$0		0	$0.00	3/9/2021
New Normal	1	$0	$(93)		28	$0.00	3/28/2022
Preferred Brand LLC (Canna Network/Ganja Gold)	1	$0	$0		0	$0.00	12/31/2021
SC Labs California LLC	43	$0	$(1,443)		471	$0.00	4/8/2021
Seed 2 Soul	1	$0	$(243)		40	$0.00	1/4/2021
ThinC	1	$0	$(315)		240	$0.00	11/2/2021
Vista Prime	1	$0	$(399)		110	$0.00	3/31/2022
Kelly Mayhugh		$(1,229)	$(1,229)	100%	-1
Total	829	$42,845,104	$12,170,417	28%	11,881,922	$51,682.88	3/31/2022

Available upon request.

COMPANY SUPPLEMENTAL DISCLOSURE LETTER

STRICTLY CONFIDENTIAL

The Directors

ICANIC BRANDS COMPANY INC.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

April 20, 2022

Re: Merger Agreement dated January 21, 2022 (the “Merger Agreement”), between lcanic Brands Company Inc. (the “Purchaser”), LEEF Holdings, Inc. (the “Company”), lcanic Merger Sub, Inc., and Micah Anderson

Dear Sirs:

1.	We refer to the Merger Agreement relating to the proposed acquisition of the entire issued share capital of the Company.

2.	This letter constitutes the Company’s updated Disclosure Letter as required by Section 6.4 of the Merger Agreement (referred to herein as the “Supplemental Disclosure Letter”).

3.	Capitalized words and expressions used in this Supplemental Disclosure Letter have the same meanings as ascribed to such capitalized words and expressions in the Merger Agreement unless otherwise defined herein or the context otherwise requires.

4.	All matters described in this Supplemental Disclosure Letter are to be taken as having been “disclosed” in accordance with the provisions of Section 6.4 of the Merger Agreement for the purposes of the Merger Agreement.

Section 4.1 (b)

The Company terminated its proposed acquisition of Arvin Drying Facility, LLC.

The Company entered into that certain Letter of Interest dated February 23, 2022 with DNA Organics, Inc. (the “DNA LOI”).

The Company acquired Leef Investments, Inc., one of its existing stockholders, and issue to the stockholders of Leef Investments, Inc. an aggregate amount of 6,077,400 Company Common Shares in exchange for the 6,077,400 Company Common Shares held by Leef Investments, Inc. (the “LEEF Reorg”). Leef Investments, Inc. is now a wholly-owned subsidiary.

Section 4.l(h)

The DNA LOI

Section 4.l(m)

The Company issued an aggregate amount of 790,254 shares as the Bayline Shares.

The Company raised $3,600,000.00 in the aggregate in an equity financing and issued an aggregate of 2,727,272 Company Common Shares.

The Company exchanged an aggregate of 6,077,400 Company Common Shares in the LEEF Reorg.

Section 4.l(cc)

The DNA LOI

Yours faithfully,

/s/ Micah Anderson

Micah Anderson

Chief Executive Officer

LEEF Holdings, Inc.

We hereby accept the contents of this Supplemental Disclosure Letter and acknowledge receipt of the same

Brandon Kao

lcanic Brands Company, Inc.

Brandon Kao

lcanic Merger Sub, Inc.

Available upon request.

LEEF HOLDINGS, INC.

5580 La Jolla Boulevard #395

La Jolla, California 92037

April 13, 2022

DRAG ALONG NOTICE

To the stockholders of LEEF Holdings, Inc.:

As you are aware, LEEF Holdings, Inc., a Nevada corporation (the “Company”), has entered into that certain Merger Agreement dated January 21, 2022 (the “Merger Agreement”) by and among Icanic Brands Company Inc., a Company incorporated pursuant to the Business Corporations Act (British Columbia) (the “Purchaser”), Icanic Merger Sub, Inc. (“Merger Sub”), a Nevada corporation and wholly- owned subsidiary of Purchaser, and Micah Anderson in his capacity as the stockholders’ representative, pursuant to which the Company will be merged with and into Merger Sub with the Company surviving as a wholly-owned subsidiary of Purchaser (the “Merger”).

On or about January 27, 2022, the Company delivered to you a Confidential Information Statement (the “Information Statement”) that described the terms and conditions of the Merger and which also requested that you execute and deliver a written consent of the stockholders approving the Merger on the terms and conditions set forth in the Merger Agreement and further described in the Information Statement (the “Written Consent”). As of the date hereof, the Company has still not received your executed Written Consent to the Merger.

As a stockholder of the Company, you are a party to that certain Stockholders’ Agreement dated January 28, 2019 (the “Stockholders’ Agreement”). This notice is being sent to you by order of the Company’s Board of Directors (the “Board”) pursuant to Section 5.4(b) of the Stockholders’ Agreement to notify you that (i) the Merger Agreement is a Drag-Along Offer (as defined in the Stockholders’ Agreement), (ii) the Controlling Stockholders (as defined in the Stockholders’ Agreement) have determined to sell a Control Block (as defined in the Stockholders’ Agreement) pursuant to the terms and conditions set forth in the Merger Agreement, (iii) the Board has unanimously approved the Merger Agreement, (iv) the shares of the Company’s common stock held by you are Dragged Interests (as defined in the Stockholders’ Agreement) and (v) the Board is requiring you to participate in the Merger with respect to your Dragged Interests on the terms and conditions set forth in the Merger Agreement and as further described in the Information Statement. A copy of the Information Statement and Merger Agreement, is enclosed with this notice for your reference.

In order to efficiently close the Merger transaction, the Board hereby respectfully requests that as a holder of Dragged Interests you promptly execute and deliver to the Company your Written Consent and other materials requested in the Information Statement by no later than April 19, 2022. Should your Written Consent not be received by that date, Micah Anderson, as the Designated Officer (as defined in the Stockholders’ Agreement), shall execute the Written Consent on your behalf as your attorney-in-fact pursuant to Section 10.9 of the Stockholders’ Agreement.

Should you have any further questions, please contact Jason R. Wisniewski, legal counsel to the Company, by mail, email or telephone at:

Jason R. Wisniewski, Esq.

Jackson Tidus, A Law Corporation

2030 Main Street, 12th Floor

Irvine, CA 92614

(949) 851-7647

jwisniewski@jacksontidus.law

LEEF HOLDINGS, INC.

5580 La Jolla Boulevard #395

La Jolla, California 92037

Your prompt attention to this matter is greatly appreciated. By order of the Board of Directors.

Yours truly,

LEEF HOLDINGS, INC.

/s/ Micah Anderson

Micah Anderson
Chief Executive Officer

Enclosures (Information Statement)

Available upon request.

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of April 20, 2022 by and between Icanic Brands Company Inc., a company incorporated pursuant to the Business Corporations Act (British Columbia) (the “Corporation”), and Micah Anderson, an individual and resident of the State of California (hereinafter called “Executive”).

W I T N E S S E T H:

WHEREAS, this Agreement is entered into in connection with that certain Merger Agreement dated as of January 21, 2022 (the “Merger Agreement”) by and among the Corporation, LEEF Holdings, Inc., a Nevada corporation (the “Company”), Icanic Merger Sub, Inc., a Nevada corporation (“Subco”), and Micah Anderson, in his capacity as representative of the Company Stockholders, pursuant to which Subco was merged with and into the Company with the Company surviving as a wholly-owned subsidiary of the Corporation (the “Merger”);

WHEREAS, the Closing (as defined in the Merger Agreement) of the Merger is conditioned upon the execution and delivery of this Agreement; and

WHEREAS, the Corporation and/or its Affiliates (as defined below) desires to employ Executive from and after the Closing under the terms of this new Agreement, and Executive is willing to accept such employment on the terms and subject to the conditions hereinafter set forth from and after the Closing.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Employment by Corporation; Location. The Corporation and/or its Affiliates hereby agrees to employ Executive as the Company’s full-time Chief Executive Officer. As the Company’s Chief Executive Officer, Executive will report to the Corporation’s Board of Directors (the “Board of Directors”), and shall have such duties consistent with that of a Chief Executive Officer of the Company and/or that may from time to time be designated or assigned to Executive pursuant to the directives of the Board of Directors. Upon mutual agreement of the Corporation and Executive, the Executive’s title and/or position may be changed.

Except for travel when and as required in the performance of Executive’s duties hereunder, Executive shall perform his duties hereunder from the Company’s principal executive offices in San Diego, California. Executive shall not be required to relocate his primary residency to perform his duties under this Agreement. Executive shall only be required to travel to the Corporation’s corporate headquarters not more than once a calendar quarter and for any scheduled meetings of the Board of Directors or meetings in which the entire executive team is required.

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2. Executive’s Acceptance of Employment. Executive hereby accepts such employment and agrees that throughout the period of his employment hereunder, he will devote the necessary attention, knowledge and skills, faithfully, diligently and to the best of his ability, in furtherance of the business of the Corporation and companies in which the Corporation owns at least 50% of the entity’s voting shares (its “Affiliates”), he will perform the duties assigned to him pursuant to Section 1 hereof, subject, at all times, to the direction and control of the Board of Directors, and he will do such reasonable traveling as may be required of him in the performance thereof. Notwithstanding the foregoing, the Corporation acknowledges that Executive currently maintains an ownership interest in the entities identified in Attachment A and that Executive shall be authorized to devote sufficient time to managing those investments provided that (i) such activities in no way interfere with the performance of Executive’s duties pursuant to this Agreement, and (ii) Executive will not take on any additional ownership interests in any other cannabis related entities absent disclosure to and approval of the Board of Directors, not to be unreasonably withheld. Notwithstanding the foregoing and for the avoidance of doubt, Executive shall be entitled to receive equity in third-party entities applying for cannabis licenses that utilize Executive’s resume from time to time; provided, Executive first brings such opportunities to the Corporation.

Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Corporation shall from time to time establish. Executive agrees that he shall not, without the prior written approval of the Board of Directors, directly or indirectly, accept employment or compensation from or perform services of any nature for, any business enterprise other than the Corporation and its Affiliates, excluding those entities attached on Attachment A. Nothing in this Agreement shall preclude Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, as long as such activities and/or services do not interfere or conflict with his responsibilities or duties to the Corporation as determined by the Board of Directors in its sole reasonable discretion.

3. Term. The term of Executive’s employment under this Agreement shall be the period commencing on the Closing Date (as defined in the Merger Agreement) and continuing until the third (3rd) anniversary thereof, unless terminated earlier pursuant to Section 7 (the “Initial Term”). At the conclusion of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each, a “Renewal Term”) unless either party gives the other written notice of non-renewal at least ninety (90) days’ prior to the end of the Initial Term or a Renewal Term, as the case may be, and subject to earlier termination as provided in Section 7 hereof. As used in this Agreement, the “Term” shall mean the Initial Term together with any Renewal Terms, if any.

4. Compensation/Bonus/Options/Benefits/Equity.

4.1 The Corporation will pay to Executive as compensation for his services hereunder an annual base salary (the “Base Salary”) of Two Hundred Fifty Thousand U.S. Dollars (US$250,000) per annum payable in equal installments in accordance with the Corporation’s normal payroll policy, but not less than monthly. The Base Salary shall be reviewed annually by Executive and the Board of Directors may be increased at any time; provided, however, that Executive’s Base Salary shall not be subject to reduction. Upon any increase to Executive’s Base Salary, the then current salary as so increased shall be the “Base Salary” for purposes of this Agreement.

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4.2 Commencing with the calendar year ending December 31, 2021, and for each calendar year thereafter while this Agreement is in effect (each, a “Plan Year”), Executive shall be eligible for an annual incentive performance bonus (the “Incentive Bonus”). The target potential amount of the Incentive Bonus payable to Executive shall be up to 100% of Executive’s Base Salary earned during the applicable Plan Year. The Incentive Bonus will be conditioned on the satisfaction of individual and company objectives as set forth below and subject to Section 7 of this Agreement, and shall be payable on or before February 15 of the year following the Plan Year. By the end of January of each Plan Year, the Corporation’s Board of Directors and/or Compensation Committee of the Board of Directors and Executive shall jointly establish the incentive target objectives that Executive has to meet to earn the Incentive Bonus; provided, however, for the initial partial year of this Agreement through December 31, 2021, the targets shall be those as previously determined by the Board of Directors of the Company pursuant to the terms and conditions of Executive’s Prior Agreement (as defined below). The payment of any Incentive Bonus pursuant to this Section 4.2 shall be made in accordance with the normal payroll practices of the Corporation, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions, and provided Executive satisfies the conditions for earning the Incentive Bonus.

4.3 Effective upon the Closing, the Corporation shall grant you stock options to purchase up to 7,508,259(as adjusted for stock splits, reclassifications and the like) shares (the “Option Shares”) of the Company’s common stock. The Option Shares shall vest in thirty-six (36) equal monthly installments over the three (3) year period measured from the date of Closing subject to Executive’s continuing employment, and such options shall have an expiration date of five (5) years from the date of grant. Additionally, following the Closing, the Executive shall, subject to the approval of the Board of Directors, receive such other grants of Option Shares, restricted stock (“Restricted Stock”) and/or restricted stock units (“RSUs”, and together with the Option Shares and Restricted Stock, the “Equity Awards”) in connection with (a) Executive’s individual performance and/or (b) the performance of the Corporation and/or certain operating subsidiaries of the Corporation (including the Company and its subsidiaries), in each case equivalent in amount and value granted to other similar situated executives of the Corporation. All such Equity Awards shall be issued pursuant to, and subject to the terms and conditions of the Corporation’s stock option and incentive plan adopted by the shareholders of the Corporation on May 27, 2016, as amended from time to time (the “Equity Plan”) and an award agreement thereunder (the “Award Agreement”) to be entered into with the Corporation. The Equity Awards shall vest as set forth in the Award Agreement; provided, that to the extent the Corporation grants any Equity Awards to Executive during the Term, then the Corporation shall in such Award Agreement provide that (x) in the event a Change of Control (as defined below) is consummated during the Term, or (y) Executive either (i) is terminated other than for Cause, death or Disability or (ii) resigns for Good Reason (as defined below), then all of Executive’s unvested Equity Awards shall automatically and immediately vest in full. Executive shall, subject to the approval of the Board of Directors, participate in a management incentive plan (the “Management Plan”). The Management Plan shall allocate stock grants of the Corporation’s common shares based on all business acquisitions (whether by merger, asset purchase or stock purchase) completed by the Corporation as well as revenue growth of the Corporation post-closing of any such acquisition transaction. The Management Plan shall also provide for stock grants of the Corporation’s common shares to Executive if there is a Change of Control (as defined below) of the Corporation.

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4.4 Executive shall be entitled to the Corporation’s group medical and dental insurance benefits. At Executive’s request, however, in lieu of providing Executive with group medical and dental insurance benefits, the Corporation shall reimburse Executive for the cost of obtaining his own private medical and dental insurance policy, provided that the monthly amount of such insurance premiums shall not exceed Five Thousand Dollars ($5,000) per month. Executive shall also be entitled to a life insurance policy covering his own death with the beneficiary as determined by Executive in his sole discretion in the amount of not less than One Million U.S. Dollars (US$1,000,000) with the Corporation responsible for paying all expenses and premiums of such policy during the Term.

4.5 The Corporation recognizes that Executive is required to drive throughout California to fully perform his duties. As such the Corporation agrees to provide Executive with a monthly auto subsidy of One Thousand U.S. Dollars (US$1,000), and shall also reimburse Executive up to Two Thousand U.S. Dollars (US$2,000) for other travel expense, including airfare. Such auto subsidy payments shall be in lieu of any obligation to reimburse Executive for mileage or other driving related expenses, notwithstanding any other policy of the Corporation.

4.6 The Corporation shall issue to Executive and/or to such other employees of the Corporation and its Affiliates as the Executive shall direct, the following performance equity payments (capitalized terms used in this Section 4.6 shall have the meaning ascribed to them in the Merger Agreement):

(a) On the First Payout-Date, a number of Resulting Issuer Common Shares equal to the number of Earnout-Shares issued to the Company Stockholders pursuant to Section 2.9(a) of the Merger Agreement;

(b) On the Second Payout-Date, a number of Resulting Issuer Common Shares equal to the number of Earnout-Shares issued to the Company Stockholders pursuant to Section 2.9(b) of the Merger Agreement; and

(c) On the Third Payout-Date, a number of Resulting Issuer Common Shares equal to the number of Earnout-Shares issued to the Company Stockholders pursuant to Section 2.9(c) of the Merger Agreement.

The Resulting Issuer Common Shares issuable pursuant to this Section 4.6 may be issued as Equity Awards under the Equity Plan; provided, that such Resulting Issuer Common Shares so issued under the Equity Plan shall be fully vested upon issuance and shall not be subject to vesting or any other condition of issuance.

5. Business Expenses. For business travel related to Executive’s duties, the Corporation shall reimburse Executive for all out-of-pocket expenses reasonably incurred by him in accordance with the Corporation’s travel and entertainment policy and procedures and any amendment thereof that the Corporation may adopt during his employment. Executive shall be authorized to fly Business Class or First Class for any air travel.

6. Vacation. Executive shall be entitled to vacation in accordance with the Corporation’s vacation policy as in effect from time to time; provided that Executive shall be entitled to no less than a minimum amount of six (6) weeks per year.

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7. Termination.

7.1 Termination by the Corporation for Cause. The Corporation may terminate Executive’s employment immediately at any time and without notice for “Cause”, subject to any applicable notice and cure period. For purposes of this Agreement, “Cause” shall mean (a) a material breach by Executive of his obligations under this Agreement that is not cured within thirty (30) days following receipt of written notice thereof from the Corporation’s Board of Directors; (b) Executive’s theft or knowing falsification of any Corporation documents or records; (c) Executive’s conviction (including any plea of guilty or nolo contendere) of any felony or other misdemeanor (excepting in each case any conviction or plea relating to any charge associated with state or federal laws relating to cannabis, hemp, psychedelics and/or money laundering or tax fraud from related activities) that involves theft, fraud or an act of dishonesty; (d) Executive’s repeated failure to perform his duties on behalf of the Corporation in a competent and diligent manner, which such failure causes material financial harm to the Corporation, if such failure is not cured within thirty (30) days following receipt of written notice thereof from the Corporation’s Board of Directors. Any notice of termination required under this Section 7.1 shall identify the events or conduct constituting the grounds for termination with sufficient specificity so as to enable Executive to take steps to cure such default as permitted. In the event Executive’s employment is terminated in accordance with this Section 7.1, Executive shall be entitled to receive only the Base Salary through the effective date of termination, plus payment for any expenses that may be due hereunder through the effective date of termination, plus any other amounts required by applicable law.

7.2 Termination Without Cause By The Corporation/By the Executive for Good Reason/By the Corporation - Separation Package. In the event that at any time (a) the Corporation terminates Executive’s employment under this Agreement without Cause (as defined above) or (b) Executive terminates his employment for Good Reason, Executive will receive all Base Salary and Incentive Bonus amounts payable through the effective date of termination plus (A) a lump sum cash severance payment equal to twenty-four (24) months of his Base Salary then in effect, plus (B) a lump sum cash severance payment for a prorated portion of any Incentive Bonus for which Executive was eligible during the Plan Year in which the termination occurs, provided that the relevant milestones have been achieved on a pro rata basis for the relevant period, plus (C) payment for any expenses that may be due hereunder through the effective date of termination, plus (D) any other amounts required by applicable law. In addition, all Equity Awards granted shall fully accelerate and vest. For the purposes of this Agreement, the term “Good Reason” shall mean (i) any material reduction in Executive’s annual Base Salary, bonus potential or overall compensation, (ii) Executive’s position, authority, or duties are materially reduced, (iii) Executive’s assigned work location is moved to a location more than 50 miles from San Diego, California, or (iv) the Corporation materially breaches the provisions of this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice thereof from Executive. Executive shall not be entitled to any portion of the Separation Package described in this Section 7.2 unless Executive first executes, and does not revoke as may be allowed by law, a complete release of all claims in favor of the Corporation, its employees, officers, and agents, in form chosen by the Corporation in its reasonable discretion.

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7.3 Termination by the Corporation for Disability or upon Death. This Agreement shall automatically terminate upon the death of Executive. In addition, this Agreement may be terminated by the Corporation upon Executive’s Disability. For the purposes of this Agreement, the term “Disability” shall mean Executive’s failure to substantially perform his duties hereunder for either three (3) consecutive months or an aggregate of 120 days in any rolling twelve (12) month period, as determined by the Board acting in good faith, and after making reasonable accommodations and complying with all requirements of the Americans with Disabilities Act and any state law equivalent legislation. Any questions as to the existence, extent or potentiality of illness or incapacity of Executive upon which the Corporation and Executive cannot agree shall be determined by a qualified independent physician selected by Executive, a physician selected by the Corporation’s Board of Directors, and a third physician selected by the other two physicians. The determination of such physicians certified in writing to Executive and to the Corporation shall be final and conclusive for all purposes of this Agreement. In the event Executive’s employment is terminated in accordance with this Section 7.3, Executive shall be entitled to receive (a) the Base Salary through the effective date of termination, plus (b) payment for any expenses that may be due hereunder through the effective date of termination, plus (c) a lump sum cash severance payment for a prorated portion of any Incentive Bonus for which Executive was eligible during the Plan Year in which the termination occurs, provided that the relevant milestones have been achieved on a pro rata basis for the relevant period, plus (d) any other amounts required by applicable law.

7.4 Termination Upon a Change of Control. For purposes of this Agreement, “Change of Control” shall mean: (1) a merger or consolidation or the sale or exchange by the stockholders of the Corporation of all or substantially all of the capital stock of the Corporation, where the stockholders of the Corporation immediately before such transaction do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the surviving or acquiring corporation or other surviving or acquiring entity, in substantially the same proportion as before such transaction; (2) any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred; or (3) the sale or exchange of all or substantially all of the Corporation’s assets (other than a sale or transfer to a subsidiary of the Corporation as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)), where the stockholders of the Corporation immediately before such sale or exchange do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the corporation or other entity acquiring the Corporation’s assets, in substantially the same proportion as before such transaction; provided, however, that a Change of Control shall not be deemed to have occurred pursuant to any transaction or series of transactions relating to a public or private financing or re-financing, the principal purpose of which is to raise money for the Corporation’s working capital or capital expenditures and which does not result in a change in a majority of the members of the Board of Directors. Immediately preceding a Change of Control, any then unvested portion of the Option will become fully vested. If, within three (3) months immediately preceding a Change of Control or within six (6) months immediately following a Change of Control, the Executive’s employment is terminated by the Corporation for any reason other than Cause or because of a Disability, then the Executive shall be entitled to receive each of the payments, accelerated vesting and other benefits provided in Section 7.2 above.

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7.5 Resignation. In the event that Executive resigns or otherwise terminates this Agreement, other than for Good Reason, Executive will only be entitled to receive Executive’s Base Salary earned up to the date of termination and all Option Shares and other Equity Awards that have vested up to and including such date of termination.

8. Duty of Loyalty. In consideration of the Corporation entering into this Agreement

8.1 Executive agrees that during the Term of this Agreement he will not directly or indirectly own, manage, operate, join, control, participate in, perform any services for, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, consultant, partner, investor or otherwise, any business entity which is engaged in any business in which the Corporation or any of its Affiliates is currently engaged or is engaged at the termination of this Agreement, provided however that nothing in this Section 8.1 shall be deemed to prohibit Executive (a) from managing the businesses or his investments identified on Attachment A or (ii) investing his funds in securities of a company if the securities of such company are listed for trading on a national stock exchange or traded in the over-the-counter market and Executive’s holdings therein represent less than five percent (5%) of the total number of shares or principal amount of other securities of such company outstanding.

8.2 Executive agrees that Executive will not, during the Term, and during the one (1) year period following the termination of the Executive’s employment, directly or indirectly, by action alone or in concert with others, induce or influence, or seek to induce or influence any person who is engaged by the Corporation or any of its Affiliates as an employee, agent, independent contractor or otherwise, to terminate his employment or engagement, nor shall Executive, directly or indirectly, through any other person, firm or corporation, employ or engage, or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by the Corporation.

9. Confidentiality Agreement.

9.1 As used herein, the term “Confidential Information” shall mean any and all information of the Corporation and of its Affiliates (for purposes of Sections 9, 10 and 11 of this Agreement, the Corporation’s Affiliates shall be deemed included within the meaning of “Corporation”), including, but not limited to, all data, compilations, programs, devices, strategies, or methods concerning or related to (a) the Corporation’s finances, financial condition, results of operations, employee relations, amounts of compensation paid to officers and employees and any other data or information relating to the internal affairs of the Corporation and its operations; (b) the terms and conditions (including prices) of sales and offers of sales of the Corporation’s products and services; (c) the terms, conditions and current status of the Corporation’s agreements and relationship with any customer or supplier; (d) the customer and supplier lists and the identities and business preferences of the Corporation’s actual and prospective customers and suppliers or any employee or agent thereof with whom the Corporation communicates; (e) the trade secrets, manufacturing and operating techniques, price data, costs, methods, systems, plans, procedures, formulas, processes, hardware, software, machines, inventions, designs, drawings, artwork, blueprints, specifications, and strategic plans possessed, developed, accumulated or acquired by the Corporation; (f) any communications between the Corporation, its officers, directors, shareholders, or employees, and any attorney retained by the Corporation for any purpose, or any person retained or employed by such attorney for the purpose of assisting such attorney in his or her representation of the Corporation; (g) any other non-public information and knowledge with respect to the Corporation’s products, whether developed or in any stage of development by the Corporation; (h) the abilities and specialized training or experience of others who as employees or consultants of the Corporation during the Executive’s employment have engaged in the design or development of any such products; and (i) any other matter or thing, whether or not recorded on any medium, (x) by which the Corporation derives actual or potential economic value from such matter or thing being not generally known to other persons or entities who might obtain economic value from its disclosure or use, or (y) which gives the Corporation an opportunity to obtain an advantage over its competitors who do not know or use the same.

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9.2 Executive acknowledges and agrees that the Corporation is engaged in a highly competitive business and has expended, or will expend, significant sums of money and has invested, or will invest, a substantial amount of time to develop and maintain the secrecy of the Confidential Information. The Corporation has thus obtained, or will obtain, a valuable economic asset which has enabled, or will enable, it to develop an extensive reputation and to establish long-term business relationships with its suppliers and customers. If such Confidential Information were disclosed to another person or entity or used for the benefit of anyone other than the Corporation, the Corporation would suffer irreparable harm, loss and damage. Accordingly, Executive acknowledges and agrees that, unless the Confidential Information becomes publicly known through legitimate origins not involving an act or omission by Executive:

(a) the Confidential Information is, and at all times hereafter shall remain, the sole property of the Corporation;

(b) Executive shall use his best efforts and the utmost diligence to guard and protect the Confidential Information from disclosure to any competitor, customer or supplier of the Corporation or any other person, firm, corporation or other entity; and

(c) unless the Corporation gives Executive prior express written permission, during his employment and thereafter, Executive shall not use for his own benefit, or divulge to any competitor or customer or any other person, firm, corporation, or other entity, any of the Confidential Information which Executive may obtain, learn about, develop or be entrusted with as a result of Executive’s employment by the Corporation.

9.3 Executive also acknowledges and agrees that all documentary and tangible Confidential Information including, without limitation, such Confidential Information as Executive has committed to memory, is supplied or made available by the Corporation to the Executive solely to assist him in performing his services under this Agreement. Executive further agrees that after his employment with the Corporation is terminated for any reason:

(a) Executive shall not remove from the property of the Corporation and shall immediately return to the Corporation, all documentary or tangible Confidential Information in his possession, custody, or control and not make or keep any copies, notes, abstracts, summaries or other record of any type of Confidential Information; and

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(b) Executive shall immediately return to the Corporation any and all other property of the Corporation in his possession, custody or control, including, without limitation, any and all keys, security cards, passes, credit cards and marketing literature.

9.4 Execute understands that nothing in this Agreement prohibits Executive from reporting to any governmental authority information concerning possible violations of law or regulation and that Executive may disclose Confidential Information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability, provided Executive files any document containing Confidential Information under seal and does not disclose the Confidential Information, except pursuant to court order.

10. Invention Disclosure. Executive agrees to disclose to the Corporation promptly and fully all ideas, inventions, discoveries, developments or improvements (“Inventions”) that may be made, conceived, created or developed by him (whether such Inventions are developed solely by him or jointly with others) during the course of and in connection with his employment by the Corporation which either (a) in any way is connected with or related to the actual or contemplated business, work, research or undertakings of the Corporation or (b) results from or is suggested by any task, project or work that he may do for, in connection with, or on behalf of the Corporation. Executive agrees that such Inventions shall become the sole and exclusive property of the Corporation and Executive hereby assigns to the Corporation all of his rights to any such Inventions. With respect to Inventions, Executive shall during the period of his employment hereunder and at any time and from time to time hereafter (i) execute all documents requested by the Corporation for vesting in the Corporation the entire right, title and interest in and to the same, (ii) execute all documents requested by the Corporation for filing and prosecuting such applications for patents, trademarks and/or copyrights as the Corporation, in its sole discretion, may desire to prosecute, and (iii) give the Corporation all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect the Corporation’s right therein and thereto. In any such assistance is required following the termination of Executive’s employment with the Corporation, the Corporation shall reimburse Executive for his lost wages or salary and the reasonable expenses incurred by him in rendering such assistance. Anything contained in this paragraph to the contrary notwithstanding, this paragraph does not apply to an Invention or Intellectual Material for which no equipment, supplies, facilities, or trade secret information of the Corporation was used and which was developed entirely on the Executive’s own time, unless the Invention or Intellectual Material relates: (x) to the business of the Corporation, (y) to the Corporation’s actual or demonstrably anticipated research or development, or (z) the Invention or Intellectual Material results from any work performed by Executive for the Corporation. Notwithstanding the foregoing, nothing in this Section 10 shall apply to any Inventions created by Executive in conjunction with the entities listed on Attachment A including without limitation the development of proprietary cannabis strains.

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11. Remedies. Executive acknowledges and agrees that the business of the Corporation is highly competitive and that the provisions of Sections 8, 9 and 10 are reasonable and necessary for the protection of the Corporation and that any violation of such covenants would cause immediate, immeasurable and irreparable harm, loss and damage to the Corporation not adequately compensable by a monetary award. Accordingly, Executive agrees without limiting any of the other remedies available to the Corporation, that any violation of said covenants, or any one of them, may be enjoined or restrained by any court of competent jurisdiction, and that any temporary restraining order or emergency, preliminary or final injunctions may be issued by any court of competent jurisdiction, without notice and without bond. In the event any proceedings are commenced by the Corporation against Executive for any actual or threatened violation of any of said covenants and if the Corporation prevails in such litigation, then, Executive shall be liable to the Corporation for, and shall pay to the Corporation, all costs and expenses of any kind, including reasonable attorneys’ fees, which the Corporation may incur in connection with such proceedings.

12. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and no amendment or modification hereof shall be valid or binding unless made in writing and signed by both parties hereto.

13. Notices. Any notice, required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid as follows:

if to the Corporation at:

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

Attn: Brandon Kou

and, if to Executive:

Micah Anderson

2752 Carriagedale Row

La Jolla, CA 92037

Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given as provided herein. The date of the giving of any notice hereunder shall be the date delivered or if sent by mail, shall be the date of the posting of the mail.

14. Non-Assignability. Neither this Agreement nor the right to receive any payments hereunder may be assigned by Executive except as may be permitted by the laws of decent or distribution in the event of Executive’s death or disability. This Agreement shall be binding upon Executive and inure to the benefit of his heirs, executors and administrators and be binding upon the Corporation and inure to the benefit of its successors and assigns.

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15. Choice of Law And Forum. This Agreement shall be governed, interpreted and construed under the laws of the State of California without regard to its conflict of law principles. The parties agree that any dispute or litigation arising in whole or in part hereunder shall only be litigated in any state or Federal court of competent subject matter jurisdiction sitting in San Diego County, California, to the jurisdiction of which and venue in which each party irrevocably consents.

16. Waiver. No course of dealing nor any delay on the part of any party in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

17. Severability. If any provision of this Agreement, including any paragraph, sentence, clause or part thereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions of such paragraph, sentence, clause or part thereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

18. Counterparts. This Agreement may be executed in counterparts (by physical or electronic means, including DocuSign), each of which shall be deemed an original and together shall constitute one and the same agreement.

19. Survival at Termination. The termination of this Agreement or Executive’s employment hereunder shall not affect either party’s obligations under this Agreement which by the nature thereof are intended to survive any such termination including, without limitation, Executive’s obligations under Sections 8, 9 and 10.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above set forth.

CORPORATION:

ICANIC BRANDS COMPANY INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	CEO

EXECUTIVE:

Micah Anderson

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above set forth.

CORPORATION:

ICANIC BRANDS COMPANY INC.

By:
Name:
Title:

EXECUTIVE:

/s/ Micah Anderson
Micah Anderson

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Attachment A

●	33 Holdings
●	Anderson Dev SB
●	ADSB Management
●	Anderson Dev Holdings SJ
●	Anderson Development SJ
●	Anderson Development Willits
●	Little Ry Holding
●	Lower Thomas Road
●	LTR Realty
●	MPA Farms, Inc
●	MPA Legacy Holdings Inc
●	Sunset Ridge Road
●	Orr Springs Road
●	Orr Springs Land Road
●	Chula Vista 2
●	Willowbrook Realestate
●	Willits Retail
●	Adere, LLC
●	Hilife Group NC, LLC

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LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef’), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder oflcanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

LITTLE RY HOLDINGS

By:	/s/ Micah Anderson
Title:	Micah Anderson
CEO	CEO

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef’), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder oflcanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

THE EH TRUST

By:	/s/ Emily Heitman
Name:	Emily Heitman
Title:	Secretary

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef’), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder oflcanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

MPA LEGACY HOLDINGS, INC.

By:	/s/ Micah Anderson
Name:	Micah Anderson
Title:	CEO

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef’), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder oflcanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

PLANTLIFE, LLC

By:	/s/ Brett Colombini
Name:	Brett Colombini
Title:	Manager

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef’), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder oflcanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

ROOTS ORIGIN, LLC

By:	/s/ Kelly Mayhugh
Name:	Kelly Mayhugh
Title:	Owner

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef’), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder oflcanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

SPAGYRICS, LLC

By:	/s/ Gary Vandenberghe
Name:	Gary Vandenberghe
Title:	President

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef’), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder oflcanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

/s/ Micah Anderson	/s/ Emily Heitman
Signature of Witness	Emily Heitman

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef’), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder oflcanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

/s/ Emily Heitman	/s/ Micah Anderson
Signature of Witness	Micah Anderson

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

SECRETARY’S CERTIFICATE

April 20, 2022

This certificate is being delivered pursuant to Section 9.2(a) of that certain Merger Agreement (the “Merger Agreement”) dated January 21, 2022 by and among Icanic Brands Company Inc. (the “Purchaser”), a company incorporated pursuant to the Business Corporations Act (British Columbia), LEEF Holdings, Inc., a Nevada corporation (the “Company”), Icanic Merger Sub, Inc., a Nevada corporation, and Micah Anderson, solely in his capacity as representative of the Company Stockholders. All capitalized terms used, but not defined herein, shall have the meaning given to them in the Merger Agreement. The undersigned, being the duly elected and appointed Secretary of the Company, hereby certifies in her capacity as such to the Purchaser, that:

1. Attached hereto as Exhibit A is a true and correct copy of the Company’s Articles of Incorporation and all amendments and restatements thereto as currently in effect as of the date hereof.

3. Attached hereto as Exhibit B is a true and correct copy of the Company’s Bylaws and all amendments and restatements thereto as currently in effect as of the date hereof.

4. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company by unanimous written consent on January 21, 2022, relating to the approval of the Merger and the execution, delivery and performance of the Merger Agreement and the transactions contemplated therein and thereby. Such resolutions have not been amended or rescinded and continue in full force and effect on and as of the date hereof.

5. The Company has obtained the Requisite Stockholder Approval.

6. The following persons are a duly appointed, qualified and acting officer of the Company, holding the office(s) in the Company as set forth opposite such person’s name listed below, and the signature set forth opposite such person’s name below is such person’s true and genuine signature:

Name	Office	Signature

Micah Anderson	Chief Executive Officer and President	/s/ Micale Anderson

Emily Heitman	Secretary and Treasurer	/s/ Emily Heitman

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date first written above.

By:	/s/ Emily Heitman
Name:	Emily Heitman
Title:	Secretary

EXHIBIT A

Articles of Incorporation

(attached hereto)

040103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of [signature] Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20190036910-71
	Filing Date and Time 01/28/2019 2:32 PM
	Entity Number E0040172019-2

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Leef Holdings, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Registered Agent Solutions, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 250,000,000 — Par value per share: $ 0.001 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Micah Anderson (Name) 5666 La Jolla Blvd, #270 (Street Address) — La Jolla (City) — CA (State) — 92037 (Zip Code) 2) Emily Heitman (Name) 5666 La Jolla Blvd, #270 (Street Address) — La Jolla (City) — CA (State) — 92037 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: Any lawful purpose. **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Sheri Berndt-Smith (Name) — X [signature] (Incorporator Signature) 701 Fifth Avenue, Suite 6100 (Address) — Seattle (City) — WA (State) — 98104 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form. X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 1-28-2019 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 8-26-17

EXHIBITB

Bylaws

(attached hereto)

BYLAWS

OF

LEEF HOLDINGS, INC.

a Nevada corporation

ARTICLE I

Meetings of Stockholders

Section 1. PLACE OF MEETINGS. All annual meetings of stockholders and all other meetings of stockholders shall be held at any place or places within or without the State of Nevada which may be designated either by the President of the corporation or the Board of Directors, or by the written consent of all stockholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

Section 2. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of the directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors.

Written notice of each annual meeting signed by the President or Vice President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the Directors shall designate, shall be given to each stockholder entitled to vote thereat either personally or by mail, electronic mail or other means of written or electronic communication, charges prepaid, addressed to such stockholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given him if sent by mail, electronic mail or other means of written or electronic communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each stockholder entitled thereto not less than ten (10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting.

Section 3. SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the President, Vice President or by a majority of the Board of Directors, or by one or more stockholders holding a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meetings the purpose or purposes for which the meeting is called.

Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at any such meeting.

Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. However, when any stockholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 5. ENTRY OF NOTICE. Whenever any stockholder entitled to vote has been absent from any meeting of stockholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such stockholders, as required by law and these Bylaws.

Section 6. VOTING. At all meetings of stockholders, every stockholder entitled to vote shall have the right to vote, in person or by proxy, on each matter to come before the meeting, the number of shares standing in his own name on the stock records of the corporation. There shall be no cumulative voting. Such vote may be by voice or by ballot upon demand made by a stockholder at any election and before the voting begins.

Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8. CONSENT OF ABSENTEES. The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. However, no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 10. ACTION WITHOUT A MEETING.

(a) Any action which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.

(b) In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

2

Section 11. TELEPHONIC MEETINGS. At any meeting held pursuant to these Bylaws, stockholders may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting.

ARTICLE II

Directors

Section 1. POWERS. Subject to the limitations of the Articles of Incorporation, of these Bylaws, of the Stockholders’ Agreement of the corporation, dated on or about the date hereof (as amended from time to time, the “Stockholders’ Agreement”), and the provisions of the Nevada Revised Statutes as to action to be authorized or approved by the stockholders, and subject to the duties of Directors as prescribed by these Bylaws and the Stockholders’ Agreement of the corporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

First - To select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation, these Bylaws or the Stockholders’ Agreement, fix their compensation, and require from them security for faithful service.

Second - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation, these Bylaws or the Stockholders’ Agreement, as they may deem best.

Third - To fix and locate from time to time one or more offices of the corporation within or without the State of Nevada; to designate any place within or without the State of Nevada for the holding of any stockholders’ meeting or meetings; and to prescribe the forms of certificates of stock, and to alter the form of such certificates from time to time, as in their judgment they may deem best, provided such certificates shall at all times comply with the provisions of law.

Fourth - To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or service actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

Fifth-To borrow money and incur indebtedness for the purpose of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefor.

Sixth - To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the corporation. The executive committee shall be composed of one or more Directors.

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Section 2. NUMBER AND OUALIFICATION OF DIRECTORS. Initially, the authorized number of Directors of the corporation shall be three (3). The number of Directors may be increased or decreased by a duly adopted resolution of the Board of Directors or the Stockholders to a maximum number of seven (7).

Section 3. ELECTION AND TERM OF OFFICE. All Directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the Directors are not selected at such meeting, the Directors may be elected at any special meeting of stockholders. All Directors shall hold office until their respective successors are elected.

Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and Directors so elected shall hold office until their successors are elected at an annual or a special meeting of the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or if the original incorporators shall fail to designate the total authorized number of Directors for the initial Board of Directors.

The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Special meetings of the Board may be held at a place so designated.

Section 6. ANNUAL MEETING. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, or, if he is absent or unable or refuses to act, by any Vice President or by any three Directors.

Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each Director by mail, electronic mail, facsimile machine (if the recipient has a facsimile machine properly connected to a telephone line), a commercially reasonable overnight express service, or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case the notice is mailed, it shall be deposited in the United States mail at least three days before the meeting. If the notice is sent by an overnight express service, it must be sent at least one day before the meeting. If the notice is personally delivered or sent by electronic mail or facsimile machine, it shall be so delivered at least twenty-four (24) hours before the meeting. Such mailing or delivery as above provided shall be due, legal and personal notice to such Director.

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Section 8. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting shall be given to absent Directors at least twenty-four (24) hours before the adjourned meeting is reconvened.

Section 9. ENTRY OF NOTICE. Whenever any Director has been absent from any special meeting of the Board of Directors, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such special meeting was given to such Director, as required by law and these Bylaws.

Section 10. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent shall be filed with the minutes of the proceedings of the Board or committee.

Section 12. QUORUM. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting fully held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation or the Stockholders’ Agreement.

Section 13. ADJOURNMENT. A quorum of the Directors may adjourn any Directors’ meeting to meet again at a stated day and hour. However, in the absence of a quorum, a majority of the Directors present at any Directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 14. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 15. REMOVAL. Any Director may be removed from office without cause by the vote of stockholders holding two-thirds of the issued and outstanding stock at a meeting duly called for that purpose at any time.

Section 16. TELEPHONIC MEETINGS. At any meeting held pursuant to these Bylaws, Directors may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participating in such a meeting constitutes presence in person at the meeting.

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ARTICLE III

Officers

Section 1. OFFICERS. The officers of the corporation shall be a President, a Secretary and a Treasurer or Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Officers other than the Chairman of the Board need not be Directors. One person may hold two or more offices.

Section 2. ELECTION. The officers of this corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board.

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Bylaws.

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Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice President or Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the registered office of all meetings of Directors and stockholders, setting forth the time and place of each meeting, whether the meeting is regular or special, and if special, how authorized, the manner by which notice was given, the names of those present, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the registered office in this state, (as described in NRS 78.105) a stock ledger or duplicate stock ledger showing the names of the stockholders, and the number of shares held by each. The Secretary shall also keep at said registered office certified copies of the Articles of Incorporation, these Bylaws and the Stockholders’ Agreement, each with all amendments.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 10. TREASURER/CHIEF FINANCIAL OFFICER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all times be open to inspection by any Director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as such an officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE IV

Assessment of Shares

The stock of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to any assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and these Bylaws shall not be amended in this particular.

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ARTICLE V

Preemptive Rights

The shareholders of the Corporation shall not be entitled to preemptive or preferential rights, as such rights are defined by law, other than to the extent, if any, the Board of Directors, in its discretion may determine from time to time, including any such preemptive or preferential rights set forth in the Stockholders’ Agreement.

ARTICLE VI

Perpetual. Existence

This Corporation shall have perpetual existence.

ARTICLE VII

Miscellaneous

Section 1. RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a time in the future, not exceeding sixty (60) days before the date of any meeting of stockholders, and not exceeding thirty (30) days before the date fixed for the payment of any dividend or distribution or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. Only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of any such period.

Section 2. INSPECTION OF CORPORATE RECORDS. Stockholders shall have the right to inspect such corporate records at such times and based upon such limitations of such rights as may be set forth in the Nevada Revised Statutes Chapter 78 from time to time.

Section 3. CHECKS. DRAFTS. ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 4. ANNUAL REPORT. The Board of Directors of the corporation may cause an annual report to be made available to the stockholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.

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Section 5. CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents to enter into any contract, deed or lease or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

Section 6. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and the written signature of the Secretary or an Assistant Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and a registrar.

Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors or these Bylaws may provide. However, any such certificate so issued before full payment shall state the amount remaining unpaid and the terms of payment thereof.

Section 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 8. INSPECTION OF BYLAWS. The corporation shall keep in its registered office the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

Section 9. CONFLICT WITH STOCKHOLDERS’ AGREEMENT. In the event of a conflict between these Bylaws and the Stockholders Agreement, the provisions of the Stockholders’ Agreement shall control.

ARTICLE VIII

Amendments

Section 1. POWER OF STOCKHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of stockholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such stockholders.

Section 2. POWER OF DIRECTORS. Subject to the right of stockholders as provided in Section 1 of this Article VIII to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors.

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ARTICLE IX

Indemnification

Section 1. INDEMNIFICATION IN THIRD PARTY ACTIONS. The corporation shall, to the extent permitted by the Act, indemnify any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the corporation; or

Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Section 2. INDEMNIFICATION IN ACTIONS BY OR ON BEHALF OF THE CORPORATION. The corporation shall, to the extent permitted by the Act, indemnify any Indemnitee against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either:

Did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the corporation; or

Acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation.

Section 3. INDEMNIFICATION AGAINST EXPENSES. The corporation shall, to the extent permitted by the Act, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Sections 1 and 2 above, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense. To the fullest extent permitted by law, the corporation will periodically advance expenses an Indemnitee incurs in defending any claim or proceeding subject to this Article IX before the final disposition of the claim or proceeding, upon receipt by the corporation of a written undertaking by the Indemnitee to repay the expenses advanced if the criteria for indemnification under this Article IX have not been satisfied.

Section 4. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification set out in this Article IX shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the corporation, any action taken by the disinterested directors or stockholders of the corporation, or otherwise. The indemnification provided under this Article IX shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

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EXHIBIT C

Board Resolutions

WHEREAS, the Board has fully reviewed and considered the price, terms and conditions of the proposed business combination with Icanic Brands Company Inc., a company incorporated pursuant to the Business Corporations Act (British Columbia) (“Parent’), proposed to be effected pursuant to a Merger Agreement by and among the Company, Parent, Icanic Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Stockholders Representative (as defined therein, the “Representative”), including all exhibits and schedules attached thereto, in substantially the form attached hereto as Exhibit A (the “Merger Agreement’), pursuant to which the Company will be merged with and into Merger Sub, with the Company surviving as a wholly-owned subsidiary of Parent (such combination of transactions, the “Transaction”);

WHEREAS, in connection with the Merger Agreement, the Board has considered all of the Company Ancillary Agreements (as defined in the Merger Agreement) referenced in the Merger Agreement attached thereto as exhibits (the “Ancillary Agreements”);

WHEREAS, in making its determination to recommend the Merger Agreement and Transaction to the stockholders of the Company (the “Stockholders”), the Board considered, among other things, the following factors: (i) the consideration to be received by the Stockholders in the Transaction; (ii) the Company’s prospects if it were to remain independent; (iii) the financial condition, results of operations and business and strategic objectives of the Company on both an historical and prospective basis, and current industry, economic and market conditions; (iv) the possible strategic growth opportunities that might be available to the Company absent the Transaction, and the belief, based on the review of such opportunities, that the Stockholders would benefit most from the potential Transaction; (v) the alternatives available to the Company, including the likelihood that the Company would be able to negotiate and consummate a transaction with another party; (vi) the strategic fit of the Company’s business with that of Parent and its affiliates; (vii) the relative certainty associated with consummating a transaction with Parent; and (viii) the terms of the Merger Agreement, including the parties’ representations warranties and covenants and the conditions to their respective obligations; and

WHEREAS, the Board has determined the following: (i) the Merger Agreement and the Transaction is advisable, fair and in the best interests of the Company and its Stockholders; (ii) it is advisable and in the best interests of the Company and the Stockholders to enter into definitive agreements with respect to the Merger and the other transactions contemplated by the Merger Agreement (including, without limitation, the Merger Agreement and the Company Ancillary Agreements to which the Company is a party); and (iii) it is advisable and in the best interests of the Company and the Stockholders that the Company take all such additional actions, including the actions set forth below, in connection with and in furtherance of the Merger and the other transactions contemplated by the Merger Agreement and Transaction.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby determines that the Merger Agreement and the Transaction (and the consideration to be paid to the Stockholders with respect thereto) are fair to, and in the best interests of, the Company and its Stockholders, and that the execution, delivery and performance of the Merger Agreement, the Ancillary Agreements and all other transactions, agreements, certificates, documents, exhibits and schedules contemplated thereby or related thereto (collectively, the“Transaction Documents”), are advisable and in the best interests of the Company and its Stockholders, and are hereby approved and adopted in all respects;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered to finalize negotiations with Parent and Merger Sub regarding the Transaction and the Transaction Documents and execute, deliver and perform the Transaction Documents to which the Company is a party in substantially the forms attached hereto or otherwise presented to the Board together with such changes, modifications or amendments thereto as any officer of the Company may approve, after consultation with the Company’s counsel, and their execution and delivery thereof to be conclusive evidence of such approval as so executed and delivered and as may be changed, modified or amended;

RESOLVED FURTHER, that the Board hereby directs that the Transaction, the Transaction Documents and the transactions contemplated thereby be submitted to the Stockholders of the Company for approval and unanimously recommends that the Stockholders approve and adopt the Transaction, the Transaction Documents and the transactions contemplated thereby;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered to: (i) prepare, execute and deliver an information statement to the Stockholders of the Company that sets forth the material terms, conditions and other information regarding the Transaction Documents and the Transaction contemplated thereby; and (ii) generally take any and all actions necessary or advisable to solicit written consents and/or waivers of dissenters’ rights from the Stockholders in connection with the approval and adoption of the Transaction Documents;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered to cause to be prepared and delivered on behalf of the Company to the Stockholders any other notices, agreements, certificates or other documents deemed necessary or advisable by the officers of the Company in connection with the approval and adoption of the Transaction Documents by the Company’s Stockholders;

RESOLVED FURTHER, that, subject to obtaining the requisite consent of the Stockholders, the officers of the Company be, and each of them hereby is, authorized, directed and empowered to take all actions and to execute such documents as they may deem necessary or advisable in order to carry out the purposes of the foregoing resolutions and consummate the proposed Transaction and other transactions contemplated by the Transaction Documents, including the filing of a Articles of Merger with the Secretary of State of the State of Nevada in accordance with the NRS; and

RESOLVED FURTHER, that all acts and deeds heretofore done or actions taken by any officer of the Company in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents in carrying out the terms and intentions of the foregoing resolutions are hereby ratified, confirmed and approved in all respects.

APPROVAL OF ANCILLARY AGREEMENTS

WHEREAS, in connection with the Merger Agreement, it is proposed that the Company enter into that certain (i) Conditional Purchase Agreement, in substantially the form attached hereto as Exhibit B (the“Option Agreement’), and (ii) Escrow Agreement, in substantially the form attached hereto as Exhibit C (the “Escrow Agreement’, and together with the Option Agreement, the “Side Agreements”); and

WHEREAS, the Board has determined (i) that the Side Agreements are advisable, fair and in the best interests of the Company and its Stockholders; (ii) that it is advisable and in the best interests of the Company and the Stockholders to enter into the Side Agreements; and (iii) to authorized the execution, delivery and performance thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby determines that the Side Agreements are advisable, fair to, and in the best interests of, the Company and its Stockholders, and that the execution, delivery and performance of the Side Agreements and all other transactions, agreements, certificates, documents, exhibits and schedules contemplated thereby or related thereto, are advisable and in the best interests of the Company and its Stockholders, and are hereby approved and adopted in all respects;

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered to execute, deliver and perform the Side Agreements, in substantially the forms attached hereto or otherwise presented to the Board together with such changes, modifications or amendments thereto as any officer of the Company may approve, after consultation with the Company’s counsel, and their execution and delivery thereof to be conclusive evidence of such approval as so executed and delivered and as may be changed, modified or amended;

RESOLVED FURTHER, that, the officers of the Company be, and each of them hereby is, authorized, directed and empowered to take all actions and to execute such documents as they may deem necessary or advisable in order to carry out the purposes of the foregoing resolutions; and

RESOLVED FURTHER, that all acts and deeds heretofore done or actions taken by any officer of the Company in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents in carrying out the terms and intentions of the foregoing resolutions are hereby ratified, confirmed and approved in all respects

APPOINTMENT OF REPRESENTATIVE

WHEREAS, under the terms of the Merger Agreement, Micah Anderson shall act on behalf of the Company Stockholders (as defined in the Merger Agreement) as the Representative.

NOW, THEREFORE, BE IT RESOLVED, that the appointment of Micah Anderson as the Representative to act on behalf of the Company Stockholders in accordance with the terms, provisions and powers set forth in the Merger Agreement be, and hereby is, acknowledged, ratified and approved.

SIZE OF BOARD OF DIRECTORS

WHEREAS, pursuant to the terms of the Merger Agreement, upon the Effective Time (as defined in the Merger Agreement) of the Merger, the total number of directors that shall constitute the entire Board is to be fixed at two (2) directors; and

WHEREAS, upon the Effective Time, all of the Company’s existing directors other than Micah Anderson and Emily Heitman shall resign as directors.

NOW, THEREFORE, BE IT RESOLVED, that effective immediately upon the Effective Time, the number of directors that shall constitute the entire Board be, and hereby is, fixed at two (2) directors; and

RESOLVED FURTHER, that effective immediately upon the Effective Time, the resignations of all directors of the Company other than Micah Anderson and Emily Heitman be, and hereby are, accepted.

APPOINTMENT OF OFFICERS

WHEREAS, the Board desires to appoint and confirm the officers of the Company as of the Effective Time of the Merger.

NOW, THEREFORE, BE IT RESOLVED, that effective immediately upon the Effective Time, the following individuals be, and hereby are, appointed and confirmed as the officers of the Company to the offices set forth besides their respective name, to hold such office at the pleasure of the Board and until their earlier death, resignation or removal:

Name	Title

Micah Anderson	Chief Executive Officer and President
Emily Heitman	Chief Operating Officer

GENERAL AUTHORIZATION

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered, for and on behalf of the Company, to execute all documents and take such further action, as they may deem necessary, appropriate or advisable to effect the purposes of each of the foregoing preambles and resolutions; and

RESOLVED FURTHER, that any and all actions heretofore taken by any officer of the Company in connection with the carrying out of the actions contemplated by these resolutions are hereby ratified, adopted, approved and confirmed in all respects as authorized acts in the name and on behalf of the Company and the Stockholders.

*** End Exhibit C ***

COMPLIANCE CERTIFICATE

April    20   , 2022

This certificate is being delivered pursuant to Section 9.2(b) of that certain Merger Agreement (the “Merger Agreement”) dated January 21, 2022 by and among Icanic Brands Company Inc. (the “Purchaser”), a company incorporated pursuant to the Business Corporations Act (British Columbia), LEEF Holdings, Inc., a Nevada corporation (the “Company”), Icanic Merger Sub, Inc., a Nevada corporation, and Micah Anderson, solely in his capacity as representative of the Company Stockholders. All capitalized terms used, but not defined herein, shall have the meaning given to them in the Merger Agreement. The undersigned, being the duly elected and appointed Chief Executive Officer and President of the Company, hereby certifies in his capacity as such to the Purchaser, that:

1.	The Company Fundamental Representations are true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date, except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date.

2.	The representations and warranties made by the Company in the Merger Agreement that are qualified by materiality or the expression “Material Adverse Effect” are true and correct as of the date of the Merger Agreement and as of the Closing Date, except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date.

3.	All other representations and warranties of the Company in the Merger Agreement (other than those described in paragraphs 1 and 2 above) are true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date, except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date.

4.	The Company has performed, fulfilled or complied with, in all material respects, all of its obligations, covenants and agreements contained in the Merger Agreement and in any Ancillary Agreement to be fulfilled or complied with by the Company at or prior to the Closing Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

By:	/s/ Micah Anderson
Name:	Micah Anderson
Title:	Chief Executive Officer

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING

I, Barbara K. Cegavske, the duly qualified and elected Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporations sole, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **LEEF HOLDINGS, INC.**, as a DOMESTIC CORPORATION (78) duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since 01/28/2019, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/18/2022.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202204182588059
You may verify this certificate
online at http://www.nvsos.gov

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

4/20/2022 2:17:26 PM

Work Order Number: W2022042003665
Reference Number: 20222264538
Through Date: 4/20/2022 2:17:26 PM
Corporate Name: ICANIC MERGER SUB, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20222264195	Articles of Merger	7

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Becky Skretta
Certificate Number: B202204202597366
You may verify this certificate
online at **http://www.nvsos.gov**

Filed in the Office of	Business Number E0040172019-2
Barbara K. Cegavske	Filing Number 20222264195
Secretary of State State Of Nevada	Filed On 4/20/2022 12:51:00 PM
	Number of Pages 7

THE GREAT SEAL OF THE STATE OF
NEVADA
ALL FOR OUR COUNTRY

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Icanic Merger Sub, Inc.
Name of **merging** entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of **merging** entity

Jurisdiction	Entity type *

Name of **merging** entity

Jurisdiction	Entity type *

Name of **merging** entity

Jurisdiction	Entity type *

and,

LEEF Holdings, Inc.
Name of **surviving** entity

Nevada	Corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Icanic Merger Sub, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

LEEF Holdings, Inc.
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: **Time:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Icanic Merger Sub, Inc.
Name of **merging** entity

X ______________________ | ______ | ______
Signature | Title | Date

Name of **merging** entity

X ______________________ | ______ | ______
Signature | Title | Date

Name of **merging** entity

X ______________________ | ______ | ______
Signature | Title | Date

Name of **merging** entity

X ______________________ | ______ | ______
Signature | Title | Date

and,

LEEF Holdings, Inc.
Name of **surviving** entity

X [signature] | CEO | 4/13/2022
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Icanic Merger Sub, Inc.
Name of **merging** entity

X Suhas Patel — President — 4/16/2022
Signature — Title — Date

Name of **merging** entity

X
Signature — Title — Date

Name of **merging** entity

X
Signature — Title — Date

Name of **merging** entity

X
Signature — Title — Date

and,

LEEF Holdings, Inc.
Name of **surviving** entity

X
Signature — Title — Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

140105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Icanic Merger Sub, Inc.
Name of **merging** entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

LEEF Holdings, Inc.
Name of **surviving** entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Icanic Merger Sub, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

LEEF Holdings, Inc.
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: **Time:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Icanic Merger Sub, Inc.
Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

and,

LEEF Holdings, Inc.
Name of **surviving** entity

X [signature] CEO 4/13/2022
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Icanic Merger Sub, Inc.
Name of **merging** entity

X ______________________ | Title | Date
Signature

Name of **merging** entity

X ______________________ | Title | Date
Signature

Name of **merging** entity

X ______________________ | Title | Date
Signature

Name of **merging** entity

X ______________________ | Title | Date
Signature

and,

LEEF Holdings, Inc.
Name of **surviving** entity

X ______________________ | Title | Date
Signature

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 1-5-15

WAIVER OF CONDITION

TO:	Icanic Brands Company Inc. (“Icanic”)

RE:	Merger Agreement dated January 21, 2022 (the “Merger Agreement”) among Icanic, Icanic Merger Sub, Inc. and Leef Holdings, Inc. (“Leef’).

Leef hereby confirms and acknowledges to Icanic that the condition in Section 8.2(1) under the heading “Conditions for the Benefit of the Company” in the Merger Agreement with respect to Icanic’s Cash being equal to or exceeding the Minimum Cash Balance, for the benefit of Leef, has been waived by Leef and will continue to be waived as at the Effective Time, subject to and on the condition that Icanic’s cash balance at the Effective Time is equal to approximately US$2.5 million and Icanic certifies the same as a part of the officer’s certificate being delivered to Leef pursuant to Section 9.3(k) of the Merger Agreement.

Capitalized terms not otherwise defined herein have the respective meanings given to them in the Merger Agreement.

DATED this     20     day of April, 2022.

LEEF HOLDINGS, INC.

Per	/s/ Micah Anderson
Micah Anderson
Chief Executive Officer

FORM 10

NOTICE OF PROPOSED SIGNIFICANT TRANSACTION (not involving

an issuance or potential issuance of a listed security)1

Name of Listed Issuer: Icanic Brands Company Inc.                                                                                                          (the “Issuer”).

Trading Symbol: ICAN

Issued and Outstanding Securities of the Issuer Prior to Transaction: 238,235,947

Date of News Release Fully Disclosing the Transaction: January 25, 2022

1.	Transaction

1.	Provide details of the transaction including the date, description and location of assets, if applicable, parties to and type of agreement (eg: sale, option, license, contract for Investor Relations Activities etc.) and relationship to the Issuer. The disclosure should be sufficiently complete to enable a reader to appreciate the significance of the transaction without reference to any other material:

On January 21, 2022, the Issuer entered into a Merger Agreement (the “Merger Agreement”) with LEEF Holdings, Inc. (“LEEF”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of LEFF stockholders (“LEFF Stockholders Representative”), pursuant to which the Issuer will acquire all the issued and outstanding shares of common stock of LEEF (the “Acquisition”) whereby LEEF will complete a statutory triangular merger under the Nevada Revised Statutes with Subco.

2.	Provide the following information in relation to the total consideration for the transaction (including details of all cash, non-convertible debt securities or other consideration) and any required work commitments:

The purchase price (the “Purchase Price”) will be comprised of (i) the Closing Purchase Price (as defined below) and (ii) earn-out payments, tied to achieving certain revenue targets following the completion of the Acquisition (the “Earn-Out Payments”).

[1]	If the transaction involved the issuance of securities, other than debt securities that are not convertible into listed securities, use Form 9.

FORM 10 - NOTICE OF PROPOSED SIGNIFICANT TRANSACTION January 2015 Page 1

The initial payment forming part of the Purchase Price (the “Closing Purchase Price”) will be equal to the higher of (i) US$120,000,000 or (i) two times the trailing 12-months revenue of LEEF (the “TTM Revenue”) for the period ended September 30, 2021. The Closing Purchase Price will be satisfied in full through the issuance of common shares of the Issuer (the “Icanic Shares”), at an issue price per share equal to the 30-day volume-weighted average trading price of the Icanic Shares on the Canadian Securities Exchange (the “CSE”) for the period ending on the business day prior to the closing of the Acquisition (the “Closing”).

The Earn-Out Payments are comprised of the following:

●	15 months following Closing, an amount equal to 10% of (A) the product equal to two times the TTM Revenue calculated for the 12- month period immediately following Closing minus (B) the Closing Purchase Price (the “First Earn-Out Payment”);

●	27 months following Closing, an amount equal to 10% of (A) the product equal to two times the TTM Revenue calculated for the 12- month period immediately following the first anniversary of the Closing minus (B) the Closing Purchase Price minus (C) any amounts paid pursuant to the First Earn-Out Payment (the “Second Earn-Out Payment”); and

●	39 months following Closing, an amount equal to 10% of (A) the product equal to two times the TTM Revenue calculated for the 12- month period immediately following the second anniversary of the Closing minus (B) the Closing Purchase Price minus (C) any amounts paid pursuant to the First Earn-Out Payment minus (D) any amounts paid pursuant to the Second Earn-Out Payment.

(a)	Total aggregate consideration in Canadian dollars: see above .

(b)	Cash: see above .

Other: see above                                                                                                                                             .

(c)	Work commitments: N/A .

3.	State how the purchase or sale price and the terms of any agreement were determined (e.g. arm’s-length negotiation, independent committee of the Board, third party valuation etc).

The purchase price and the other terms as set forth in the Merger Agreement were determined through arm’s length negotiation between the parties.

FORM 10 - NOTICE OF PROPOSED SIGNIFICANT TRANSACTION January 2015 Page 2

4.	Provide details of any appraisal or valuation of the subject of the transaction known to management of the Issuer: N/A.

5.	If the transaction is an acquisition, details of the steps taken by the Issuer to ensure that the vendor has good title to the assets being acquired:

The Issuer, with assistance of legal counsel, completed a due diligence review in respect of LEFF and its books and records. The Merger Agreement also contains customary representations and warranties for a transaction of this nature.

6.	Provide the following information for any agent’s fee, commission, bonus or finder’s fee, or other compensation paid or to be paid in connection with the transaction (including warrants, options, etc.): N/A

(a)	Details of any dealer, agent, broker or other person receiving compensation in connection with the transaction (name, address. If a corporation, identify persons owning or exercising voting control over 20% or more of the voting shares if known to the Issuer): .

(b)	Cash .

(c)	Other .

7.	State whether the vendor, sales agent, broker or other person receiving compensation in connection with the transaction is a Related Person or has any other relationship with the Issuer and provide details of the relationship.

N/A

8.	If applicable, indicate whether the transaction is the acquisition of an interest in property contiguous to or otherwise related to any other asset acquired in the last 12 months. N/A .

2.	Development

Provide details of the development. The disclosure should be sufficiently complete to enable a reader to appreciate the significance of the transaction without reference to any other material:

N/A.

FORM 10 - NOTICE OF PROPOSED SIGNIFICANT TRANSACTION January 2015 Page 3

3.	Certificate Of Compliance

The undersigned hereby certifies that:

1.	The undersigned is a director and/or senior officer of the Issuer and has been duly authorized by a resolution of the board of directors of the Issuer to sign this Certificate of Compliance.

2.	To the knowledge of the Issuer, at the time an agreement in principle was reached, no party to the transaction had knowledge of any undisclosed material information relating to the Issuer, other than in relation to the transaction.

3.	As of the date hereof there is no material information concerning the Issuer which has not been publicly disclosed.

4.	The undersigned hereby certifies to the Exchange that the Issuer is in compliance with the requirements of applicable securities legislation (as such term is defined in National Instrument 14-101) and all Exchange Requirements (as defined in CNSX Policy 1).

5.	All of the information in this Form 10 Notice of Proposed Significant Transaction is true.

Dated	January 31, 2022.
Brandon Kou
Name of Director or Senior Officer

/s Brandon Kou
Signature

Chief Executive Officer
Official Capacity

FORM 10 - NOTICE OF PROPOSED SIGNIFICANT TRANSACTION January 2015 Page 4

Form 51–102F3

MATERIAL CHANGE REPORT

Item 1.	Name and Address of Company

Icanic Brands Company Inc. (the “Company” or “Icanic”)

789 West Pender Street, Suite 810

Vancouver, BC V6C 1H2

Item 2.	Date of Material Change

January 21, 2022

Item 3.	News Release

News Release dated January 25, 2022 were disseminated via GlobeNewswire and subsequently filed on SEDAR.

Item 4.	Summary of Material Change

The Company announced a definitive agreement to acquire 100% of LEEF Holdings, Inc. (“LEEF”)

Item 5.	Full Description of Material Change

5.1	Full Description of Material Change

The Company announced that it has entered into a definitive agreement (the “Agreement”) with LEEF, a California based extractions company (the “Acquisition”).

Under the terms of the Agreement, the Company will acquire all the issued and outstanding shares of common stock of LEEF whereby LEEF will complete a statutory triangular merger under the Nevada Revised Statutes with a wholly-owned subsidiary of the Company. The purchase price (the “Purchase Price”) will be comprised of (i) the Closing Purchase Price (as defined below) and (ii) earn-out payments, tied to achieving certain revenue targets following the completion of the Acquisition (the “Earn-Out Payments”).

The initial payment forming part of the Purchase Price (the “Closing Purchase Price”) will be equal to the higher of (i) US$120,000,000 or (i) two times the trailing 12-months revenue of LEEF (the “TTM Revenue”) for the period ended September 30, 2021. The Closing Purchase Price will be satisfied in full through the issuance of common shares of the Company (the “Icanic Shares”), at an issue price per share equal to the 30-day volume-weighted average trading price of the Icanic Shares on the Canadian Securities Exchange for the period ending on the business day prior to the closing of the Acquisition (the “Closing”).

The Earn-Out Payments are comprised of the following:

a.	15 months following Closing, an amount equal to 10% of (A) the product equal to two times the TTM Revenue calculated for the 12-month period immediately following Closing minus (B) the Closing Purchase Price (the “First Earn-Out Payment”);

b.	27 months following Closing, an amount equal to 10% of (A) the product equal to two times the TTM Revenue calculated for the 12-month period immediately following the first anniversary of the Closing minus (B) the Closing Purchase Price minus (C) any amounts paid pursuant to the First Earn-Out Payment (the “Second Earn-Out Payment”); and

c.	39 months following Closing, an amount equal to 10% of (A) the product equal to two times the TTM Revenue calculated for the 12-month period immediately following the second anniversary of the Closing minus (B) the Closing Purchase Price minus (C) any amounts paid pursuant to the First Earn-Out Payment minus (D) any amounts paid pursuant to the Second Earn-Out Payment.

The Acquisition is anticipated to be completed during Q1 2022 and is subject to customary closing conditions, regulatory approvals and the approval of LEEF shareholders.

5.2	Disclosure for Restructuring Transactions

Not applicable.

Item 6.	Reliance on subsection 7.1(2) of National Instrument 51–102

Not applicable.

Item 7.	Omitted Information

None.

Item 8.	Executive Officers

Brandon Kou

Chief Executive Officer

Tel: 604-687-2038

Item 9.	Date of Report

January 31, 2022

Forward Looking Information

This material change report contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities laws (collectively, “forward- looking information”). Forward-looking information are often, but not always, identified by the use of words such as “seek”, “anticipate”, “believe”, “plan”, “estimate”, “expect”, “likely” and “intend” and statements that an event or result “may”, “will”, “should”, “could” or “might” occur or be achieved and other similar expressions. Forward-looking information in this material change report includes, without limitation, statements relating to the completion of the Acquisition on the terms described herein, or at all, the receipt of all requisite approvals to complete the Acquisition, the closing date of the Acquisition and the payment of the Earn-Out Payments. Forward-looking information is based on assumptions that may prove to be incorrect, including but not limited to the ability of the Company to execute its business plan, the continued growth of the medical and/or recreational cannabis markets in the countries in which the Company operates or intends to operate and LEEF maintaining its existing cannabis licenses. The Company considers these assumptions to be reasonable in the circumstances. However, forward-looking information is subject to business and economic risks and uncertainties and other factors that could cause actual results of operations to differ materially from those expressed or implied in the forward-looking information. Such risks include, without limitation: the failure to obtain all necessary approvals related to the Acquisition, the ability of the Company to complete the Acquisition in a timely manner or at all; the ability of the Company to integrate the LEEF business into its existing operations and to realize the expected benefits and synergies of the acquisition; unexpected disruptions to the operations and businesses of the Company and/or LEEF as a result of the COVID-19 global pandemic or other disease outbreaks including a resurgence in the cases of COVID-19; engaging in activities considered illegal under United States federal law; the ability of the Company to comply with applicable government regulations in a highly regulated industry; unexpected changes in governmental policies and regulations affecting the production, distribution, manufacture or use of cannabis in the United States, or any other foreign jurisdictions in which the Company intends to operate; unexpected changes in governmental policies and regulations affecting the production, distribution, manufacture or use of adult-use recreational cannabis in the United States or Canada; any change in accounting practices or treatment affecting the consolidation of financial results; any unexpected failure of LEEF to renew its licenses and permits; any unexpected failure of LEEF to maintain any of its commercial facilities; the Company’s reliance on management; inconsistent public opinion and perception regarding the use of cannabis; perceived effects of medical cannabis products; adverse market conditions; the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses; costs of inputs; crop failures; litigation; currency fluctuations; competition; availability of capital and financing on acceptable terms; industry consolidation; loss of key management and/or employees; and other risks detailed herein and from time to time in the filings made by the Company with securities regulators. For more information on the Company and the risks and challenges of their businesses, investors should review their filings that are available at www.sedar.com.

April 20, 2022

PRIVATE AND CONFIDENTIAL

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia, V6C 1H2

Dear Sirs:

Re:	Merger Agreement between Icanic Brands Company, Inc. (the “Company”), Icanic Merger Sub, Inc. and LEEF Holdings, Inc. (“LEEF”) dated January 21, 2022 (the “Merger Agreement”)

This letter (the “Disclosure Letter”), as required by Section 7.10 of the Merger Agreement, updates the disclosure letter dated January 21, 2022 that was delivered to LEEF by the Company. The purpose of this Disclosure Letter is to set forth, in writing, certain additional disclosures, exceptions and exclusions contemplated or permitted by the Merger Agreement. Any capitalized terms used herein but not defined in this Disclosure Letter shall have the respective meanings attributed to such terms in the Merger Agreement.

Before dealing in detail with the various representations and warranties of the Company set out in the Merger Agreement, the Company makes the following general disclosures:

(a)	any information contained or referred to in this Disclosure Letter is to be treated as a disclosure by the Company to LEEF or the agreement of the Parties with respect to the matters disclosed herein, as the case may be, in respect of each and every covenant, representation, warranty, term and condition contained in the Merger Agreement to which such information may reasonably be regarded as being relevant (regardless of the section number references set forth below) and not solely in respect of any particular representation, warranty, covenant or condition contained in the Merger Agreement, provided that the relevance of the information so disclosed for any other section of the Merger Agreement or this Disclosure Letter is reasonably apparent on the face of such disclosure.

(b)	where any statement contained in the text of this Disclosure Letter is in conflict with any information contained in any of the documents provided to the Company and it is reasonable to assume that the Company would have been misled thereby, the statement contained in the text of this Disclosure Letter shall prevail over the information contained in the relevant document;

(c)	no reference to or disclosure of any item or other matter in this Disclosure Letter shall be construed as an admission or indication that such item or other matter is material, unless expressly stated;

(d)	nothing in this Disclosure Letter constitutes an admission of any liability or obligation of the Company or any of its subsidiaries or affiliates to any third party, nor an admission against the interests of the Company or any of its subsidiaries or affiliate;

(e)	notwithstanding paragraph (a) hereof, this Disclosure Letter and the information and disclosure contained in this Disclosure Letter are intended only to qualify and limit the representations, warranties and covenants of the Company contained in the Merger Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants. This Disclosure Letter itself does not constitute or imply and shall not be construed as any representation, warranty, covenant, agreement, assurance or undertaking which is not expressly set out in the Merger Agreement; and

(f)	disclosure of any information in this Disclosure Letter that is not strictly required under the Merger Agreement has been made for informational purposes only and does not imply disclosure of all matters of a similar nature.

All of the information contained in this Disclosure Letter is provided as of the date of this Disclosure Letter. This Disclosure Letter forms an integral part of the Merger Agreement and all references to the Merger Agreement include this Disclosure Letter. The titles and headings in this Disclosure Letter are for convenient reference only and are not to affect the interpretation of the Merger Agreement or this Disclosure Letter. This Disclosure Letter may not be amended, supplemented or otherwise modified except by written agreement signed by the Parties.

[Remainder of page has been left intentionally blank]

Yours truly,

ICANIC BRANDS COMPANY INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	Chief Executive Officer

The section number reference set forth below correspond to sections of the Merger Agreement.

Section 3.1(b) - Capitalization of the Company

The Company is authorized to issue unlimited common shares without par value and unlimited preferred shares without par value.

As of the date hereof, the Company has 13,852,998 options and 7,880,000 common share purchase warrants outstanding.

Share Exchange Agreement dated June 1, 2021 between the Company, De Krown Enterprises LLC (“De Krown”) and the unitholders of De Krown whereby the Company shall issue additional common shares to the unitholders upon meeting certain conditions as set out in the Share Exchange Agreement.

Share Exchange Agreement dated April 7, 2021 between the Company, THC Engineering, LLC, THC Engineering Holdings, LLC and the unitholders of De Krown whereby the Company shall issue additional common shares to the unitholders upon meeting certain conditions as set out in the Share Exchange Agreement.

$223,673.06 common shares of the Company at a share price equal to the market price of the common shares of the Company on the CSE as of the repayment date, less the allowable discount permitted under the policies of the Canadian Securities Exchange (“CSE”) as of the repayment date, less an agreed upon discount permitted under the policies of the CSE will be issued pursuant to the Secured Loan Agreement between the Company and Block One Capital Inc. dated March 1, 2020 as amended.

Section 3.1(c) - Subsidiaries

Subsidiary	Jurisdiction	Ownership
1127466 B.C. Ltd.	British Columbia	Icanic Brands Company Inc. (100%)
1200665 B.C. Ltd.	British Columbia	Icanic Brands Company Inc. (100%)
Canna Network Enterprise Inc.	California	Icanic Brands Company Inc. (100%)
Preferred Brand LLC	California	Icanic Brands Company Inc. (100%)
THC Engineering, LLC	California	Icanic Brands Company Inc. (100%)
THC Engineering Holdings, LLC	California	Icanic Brands Company Inc. (100%)
Ganja Gold Inc.	California	Icanic Brands Company Inc. (100%)
De Krown Enterprises, LLC	California	Icanic Brands Company Inc. (100%)
X-Sprays Industries Inc.	Delaware	1127466 B.C. Ltd. (100%)

The Company has a binding letter of intent to acquire all the issued and outstanding shares of common stock of Substance USA LLC.

Section 3.1(d) - Cannabis Licenses

Licensee	License	Jurisdiction	Term
Preferred Brand LLC	Cannabis Manufacturer License Adult-Use and Medicinal (CDPH- 10004678)	California	August 12, 2021 to August 12, 2022

De Krown Enterprises, LLC	Annual Manufacturing License (10003571)	California	June 27, 2021 to June 27, 2022

Section 3.1(q) - Encumbrances

Secured Loan Agreement between the Company and Block One Capital Inc. dated March 1, 2020 as amended. The Company has been informed that Block One Capital Inc. shall be exercising the conversion feature on the loan, converting the loan to $223,673.06 common shares of the Company at a share price equal to the market price of the common shares of the Company on the CSE as of the repayment date, less an agreed upon discount permitted under the policies of the CSE.

Section 3.1(r) - Permits

Nil

Section 3.1(s) - Intellectual Property

There is a pending patent with the U.S Patent and Trademark (USPTO) office for an Automated Fill and Twist Machine and Method. The patent application is at the publication stage of the process pending power of attorney filing and any subsequent requests from the USPTO.

Section 3.1(v) - Purchaser Transaction Approvals The Purchaser is required to file a Form 10 with the CSE. Section 3.1(y) - Real Property and Leases

Lease Agreement dated January 2, 2020 between PCH Partners LLC and Preferred Brand LLC. for the premises located at 5135 Port Chicago Highway, Concord, California 94520.

Lease Agreement dated January 15th, 2022 between 6002 Warehouse Way Investors LLC and De Krown Enterprises, LLC for the premises located at 6002 Warehouse Way Sacramento, CA 95828.

Lease Agreement dated June 1st, 2020 between 8583 Holdings, LLC for the premises located at as 8583 Elder Creek Road, Suite 300, Sacramento, California 95828.

Section 3.1(z) - Cease Trade Orders

The failure-to-file cease trade order issued in each of British Columbia and Ontario respectively on February 15, 2022 with respect to the Company’s failure to file the audited annual financial statements and accompanying management’s discussion and analysis for the year ended July 31, 2021 by November 29, 2021 was revoked on April 13, 2022.

The management cease trade order issued on November 30, 2021 was revoked on April 13, 2022.

Section 3.1(bb) - Contracts exceeding $50,000

Letter of Intent between the Company and Substance USA LLC dated August 30, 2021.

Share Exchange Agreement among the Company, THC Engineering, LLC, THC Engineering Holdings, LLC and unitholders of THC Engineering, LLC and THC Engineering Holdings, LLC dated April 7, 2021.

Share Exchange Agreement between the Company and de Krown Enterprise, LLC dated June 30th, 2021. Employment Agreement dated June 30th, 2021 between De Krown Enterprises, LLC and Stuart Chang.

Employment Agreement dated June 30th, 2021 between De Krown Enterprises, LLC and Josh Gjoraas.

Employment Agreement dated June 30th, 2021 between De Krown Enterprises, LLC and Dave Johnson.

Employment Agreement dated June 30th, 2021 between De Krown Enterprises, LLC and David Kirsch.

Corporate Officer Engagement Agreement dated December 9, 2019 and Brandon Kou.

Executive Employment Agreement dated in January 2021 between the Company and Mark Austin Smith.

Section 3.1(ee) - Employee Plans

Stock option plan adopted by the board of directors on May 27, 2016.

Corporate Officer Engagement Agreement dated December 9, 2019 between the Company and Brandon Kou, which provides shares and warrants compensation based on meeting certain milestones.

Executive Employment Agreement dated in January 2021 between the Company and Mark Austin Smith, which provides a bonus payment of cash and shares based on meeting certain conditions.

Section 3.1(ff ) - Interest of Directors, Officers, associates and Affiliates

Nil

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc. 789 West Pender Street, Suite 810 Vancouver, BC V6C 1H2	April 19, 2022

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any obligations of the undersigned under the Conditional Purchase Agreement dated as of the date hereof among Leef, Micah Anderson, as the representative of the shareholders of Leef, Mark Smith and Kamaldeep Thindal (the “Conditional Purchase Agreement”); (B) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (C) securities sold to satisfy tax obligations on the exercise of any convertible securities; (D) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (E) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (D) and (E) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

1.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

For greater certainty, nothing in this Lock-Up Agreement shall restrict the undersigned from performing or satisfying his obligations under the Conditional Purchase Agreement.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

2.

DATED and effective as of the date set forth above.

/s/ RAJINDER GREWAL
Signature of Witness	RAJINDER GREWAL

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc. 789 West Pender Street, Suite 810 Vancouver, BC V6C 1H2	April 19, 2022

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly 200,200 common shares (“Common Shares”) and 875,000 stock options or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

2.

DATED and effective as of the date set forth above.

/s/ BRANDON KOU
Signature of Witness	BRANDON KOU

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810 Vancouver, BC V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

1.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

2.

DATED and effective as of the date set forth above.

/s/ CHRISTOPHER CHERRY
Signature of Witness	CHRISTOPHER CHERRY

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc. 789 West Pender Street, Suite 810 Vancouver, BC V6C 1H2	April 19, 2022

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any obligations of the undersigned under the Conditional Purchase Agreement dated as of the date hereof among Leef, Micah Anderson, as the representative of the shareholders of Leef, Mark Smith and Kamaldeep Thindal (the “Conditional Purchase Agreement”); (B) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (C) securities sold to satisfy tax obligations on the exercise of any convertible securities; (D) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (E) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (D) and (E) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

1.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

For greater certainty, nothing in this Lock-Up Agreement shall restrict the undersigned from performing or satisfying his obligations under the Conditional Purchase Agreement.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

2.

DATED and effective as of the date set forth above.

/s/ JAGDISH THINDAL
Signature of Witness	JAGDISH THINDAL

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc. 789 West Pender Street, Suite 810 Vancouver, BC V6C 1H2	April 19, 2022

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any obligations of the undersigned under the Conditional Purchase Agreement dated as of the date hereof among Leef, Micah Anderson, as the representative of the shareholders of Leef, Mark Smith and Kamaldeep Thindal (the “Conditional Purchase Agreement”); (B) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (C) securities sold to satisfy tax obligations on the exercise of any convertible securities; (D) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (E) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (D) and (E) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

1.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

For greater certainty, nothing in this Lock-Up Agreement shall restrict the undersigned from performing or satisfying his obligations under the Conditional Purchase Agreement.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

2.

DATED and effective as of the date set forth above.

/s/ KAMALDEEP THINDAL
Signature of Witness	KAMALDEEP THINDAL

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef’), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way ofa merger between Subco and Leefpursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion ofthe Transaction.

The undersigned is an officer, director and/or a shareholder of lcanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly 22,748,224 common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any obligations ofthe undersigned under the Conditional Purchase Agreement dated as of the date hereof among Leef, Micah Anderson, as the representative of the shareholders of Leef, Mark Smith and Kamaldeep Thindal (the “Conditional Purchase Agreement”); (B) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (C) securities sold to satisfy tax obligations on the exercise of any convertible securities; (D) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (E) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (D) and (E) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

1.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

For greater certainty, nothing in this Lock-Up Agreement shall restrict the undersigned from performing or satisfying his obligations under the Conditional Purchase Agreement.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.}

2.

DATED and effective as of the date set forth above.

/s/ MARK SMITH
Signature of Witness	MARK SMITH

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 19, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) and stock options or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

1.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

2.

DATED and effective as of the date set forth above.

/s/ NISHAL KUMAR
Signature of Witness	NISHAL KUMAR

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 20, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

DATED and effective as of the date set forth above.

/s/ RIPAL PATEL
Signature of Witness	RIPAL PATEL

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc.	April 19, 2022
789 West Pender Street, Suite 810
Vancouver, BC
V6C 1H2

Attention: Brandon Kou, Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A.200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer, director and/or a shareholder of Icanic or a proposed officer, director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly common shares (“Common Shares”) and stock options or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale, transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) any such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

1.

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warrants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of Icanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows.]

2.

DATED and effective as of the date set forth above.

/s/ SUHAS PATEL
Signature of Witness	SUHAS PATEL

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 18 months following the date hereof;

ii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 21 months following the date hereof;

iii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 24 months following the date hereof;

iv.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 27 months following the date hereof;

v.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 30 months following the date hereof;

vi.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 33 months following the date hereof; and

vii.	16.66% of the Locked Up Securities shall be subject to this Lock-Up Agreement for a period of 36 months following the date hereof.

LOCK-UP LETTER AGREEMENT

Icanic Brands Company Inc. 789 West Pender Street, Suite 810 Vancouver, BC V6C1H2	April 19, 2022

Attention: Brandon Koul Chief Executive Officer

Re: Lock-up Letter Agreement with Icanic Brands Company Inc.

Reference is made to the Merger Agreement (the “Merger Agreement”) dated as of January 21, 2022 among Icanic Brands Company Inc. (“Icanic”), Leef Holdings, Inc. (“Leef”), Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson, solely in his capacity as representative of the shareholders of Leef, relating to the acquisition by Icanic of all the outstanding common stock of Leef to be effected way of a merger between Subco and Leef pursuant to Section 92A. 200 of the Nevada Revised Statutes and on and subject to the terms and conditions of the Merger Agreement (the “Transaction”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement. References to “Icanic” includes Icanic following the completion of the Transaction.

The undersigned is an officer director and/or a shareholder of Icanic or a proposed officer director and/or shareholder of Icanic following the completion of the Transaction who, or who will, beneficially own(s) or exercise(s) control or direction over, directly or indirectly 22, 090, 184 common shares (“Common Shares”) or other equity securities of Icanic or securities convertible into or exchangeable for or otherwise exercisable to acquire Common Shares or other equity securities of Icanic, whether now owned or hereinafter acquired (collectively, the “Locked-Up Securities”).

In consideration of the foregoing, the undersigned hereby agrees that for the periods set forth in Appendix A to this Lock-Up Agreement (the “Lock-Up Period”), the undersigned will not without the prior written consent of Icanic, such consent not to be unreasonably withheld, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option to purchase, purchase any option or contract to sell, hypothecate, pledge, transfer, assign, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with any of the Locked-Up Securities whether through the facilities of a stock exchange, by private placement or otherwise, (ii) engage in any hedging transaction, or enter into any form of agreement the consequence of which is to alter economic exposure to, any Locked-Up Securities, or (iii) announce any intention to do any of the foregoing, except that the foregoing restrictions shall not apply to: (A) any sale transfer or tender of any of the Locked-Up Securities to a take-over bid or in connection with a merger, business combination, arrangement, restructuring or similar transaction involving the Common Shares, provided that in the event such transaction is not completed the Locked-Up Securities shall continue to be subject to this agreement; (B) securities sold to satisfy tax obligations on the exercise of any convertible securities; (C) transfers to affiliates of the undersigned, any family members of the undersigned, or any company, trust or other entity owned by or maintained for the benefit of the undersigned for tax or other planning purposes; or (D) transfers occurring by operation of law or in connection with transactions arising as a result of the death of the undersigned provided that in each of (C) and (D) my such transferee shall first enter into an agreement in substantially similar form to this agreement, which shall remain in full force and effect until the expiry of the Lock-Up Period. If the undersigned is a shareholder of Leef entitled to receive Common Shares pursuant to the Transaction, the undersigned acknowledges that the Lock-Up Period pursuant to this Lock-Up Agreement is in addition to, and shall run concurrently with, any lock-up period for the Common Shares contemplated under the Merger Agreement.

1

The undersigned authorizes Icanic, during the Lock-Up Period, to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Icanic with respect to any Locked-Up Securities for which the undersigned is the record holder and, in the case of any such Locked-Up Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such securities.

The undersigned represents, warants, and covenants with Icanic and acknowledges that Icanic is relying on the representations and agreements of the undersigned contained in this agreement in carrying out and completing the Transaction, (i) that they have or will have good and marketable title to the Locked-Up Securities, (ii) that they have full capacity, power, and authority to enter into this Lock-Up Agreement, and (iii) that upon the reasonable request of leanic, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and that he or she will do all such acts and take all such steps as reasonably required to fully perform and carry out the provisions of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and the associates and affiliates thereof and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

This Lock-Up Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the undersigned’s respective successors, heirs, personal or legal representatives and permitted assigns.

This Lock-Up Agreement may be executed by counterpart signatures (including counterparts by facsimile, pdf or other electronic means), each of which shall be effective as original signatures.

[Signature page follows]

2

DATED and effective as of the date set forth above

/s/ ALEX PATEL
Signature of Witness	ALEX PATEL

3

Appendix A

Lock-Up Period

The Lock-Up Period is as follows:

i.	100% of the Locked Up Securities shall be subject to this Lock-Up Agreement until December 31st, 2022;

OFFICER’S CERTIFICATE

TO:	LEEF Holdings, Inc. (the “Company”)

RE:	Merger Agreement dated January 21, 2022 by and among Icanic Brands Company Inc. (the “Purchaser”), the Company, Icanic Merger Sub, Inc. and Micah Anderson (the “Merger Agreement”)

This certificate is being provided to the Company pursuant to §9.3(b) of the Merger Agreement. Capitalized terms used but not otherwise defined herein have the same meanings ascribed to such terms in the Merger Agreement.

Pursuant to §9.3(b) of the Merger Agreement, the undersigned, Brandon Kou, Chief Executive Officer of the Purchaser, hereby certifies, in such capacity and not in his personal capacity that:

1.	the constating documents of the Purchaser, attached hereto as Schedule “A”, in effect immediately prior to Closing are full, true and correct copies thereof and have not been modified or rescinded as of the date of this certificate;

2.	the resolutions of the board of directors of the Purchaser dated January 20, 2022, attached hereto as Schedule “B”, approving the Merger and the transactions contemplated thereby are full, true and correct copies thereof and have not been modified or rescinded as of the date of this certificate;

3.	the Purchaser Transaction Approvals have been obtained; and

4.	the persons listed in Schedule “C” attached hereto are duly elected directors and/or appointed officers of the Purchaser and have been duly appointed to and now hold the offices set opposite their names and are duly authorized to execute the documents contemplated by the Merger Agreement.

DATED this 20 day of April, 2022.

/s/ Brandon Kou
Brandon Kou
Chief Executive Officer

SCHEDULE “A”

To Officer’s Certificate dated April 20, 2022

Constating Documents

[See attached]

DUPLICATE

Number: BC0920360

BRITISH COLUMBIA
The Best Place on Earth

CERTIFICATE OF INCORPORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that CNRP MINING INC. was incorporated under the Business Corporations Act on September 15, 2011 at 11:53 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On September 15, 2011

RON TOWNSHEND
Registrar of Companies
Province of British Columbia
Canada

BRITISH COLUMBIA

Number: BC0920360

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that CNRP MINING INC. changed its name to INTEGRATED CANNABIS COMPANY, INC. on June 6, 2018 at 12:01 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On June 6, 2018

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE

DUPLICATE

Number: BC0920360

BRITISH COLUMBIA

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that INTEGRATED CANNABIS COMPANY, INC. changed its name to ICANIC BRANDS COMPANY INC. on February 13, 2020 at 08:11 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On February 13, 2020

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

Date and Time: April 19, 2022 10:23 AM Pacific Time

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 3, 2021 11:14 AM Pacific Time

Incorporation Number:	BC0920360

Recognition Date and Time: Incorporated on September 15, 2011 11:53 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

ICANIC BRANDS COMPANY INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA	810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA	810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Smith, Mark

Mailing Address:	Delivery Address:

SUITE 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA	SUITE 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA

Last Name, First Name, Middle Name:
Patel, Suhas

Mailing Address:	Delivery Address:
SUITE 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA	SUITE 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA

Last Name, First Name, Middle Name:
Patel, Ripal

Mailing Address:	Delivery Address:
SUITE 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA	SUITE 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA

Last Name, First Name, Middle Name:
Kou, Brandon

Mailing Address:	Delivery Address:
SUITE 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA	SUITE 810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA

Last Name, First Name, Middle Name:
Kumar, Nishal

Mailing Address:	Delivery Address:
2008 - 128 W CORDOVA STREET VANCOUVER BC V6B 0E6 CANADA	2008 - 128 W CORDOVA STREET VANCOUVER BC V6B 0E6 CANADA

Last Name, First Name, Middle Name:
Cherry, Christopher

Mailing Address:	Delivery Address:
810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA	810 - 789 WEST PENDER STREET VANCOUVER BC V6C 1H2 CANADA

Page: 2 of 3

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

February 18, 2013

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

2.	No Maximum	Preferred Shares	Without Par Value

With Special Rights or Restrictions attached

Page: 3 of 3

ICANIC BRANDS COMPANY INC.

INTEGRATED CANNABIS COMPANY, INC.

CNRP MINING INC.

 (the “Company”)

The company has as its articles the following articles.

FULL name and singnature of a Director	Date of signing

/s/ DANIEL WETTREICH	January 3. 2013
DANIEL WETTREICH

/s/ Eugene Beukman	February 13, 2020
Eugene Beukman	Incorporation number: BC0920360

ARTICLES

1.	INTERPRETATION		1

	1.1	Definitions	1
	1.2	Business Corporations Act and Interpretation Act Definitions Applicable	1
			1
2.	SHARES AND SHARE CERTIFICATES		1

	2.1	Authorized Share Structure	1
	2.2	Form of Share Certificate	1
	2.3	Shareholder Entitled to Certificate or Acknowledgment	1
	2.4	Delivery by Mail	2
	2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement.	2
	2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment	2
	2.7	Splitting Share Certificates	2
	2.8	Certificate Fee	2
	2.9	Recognition of Trusts	2

3.	ISSUE OF SHARES		3

	3.1	Directors Authorized	3
	3.2	Commissions and Discounts	3
	3.3	Brokerage	3
	3.4	Conditions of Issue	3
	3.5	Share Purchase Warrants and Rights	3

4.	SHARE REGISTERS		4

	4.1	Central Securities Register	4
	4.2	Closing Register	4

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5.	SHARE TRANSFERS		4

	5.1	Registering Transfers	4
	5.2	Form of Instrument of Transfer	4
	5.3	Transferor Remains Shareholder	4
	5.4	Signing of Instrument of Transfer	4
	5.5	Enquiry as to Title Not Required	5
	5.6	Transfer Fee	5

6.	TRANSMISSION OF SHARES		5

	6.1	Legal Personal Representative Recognized on Death	5
	6.2	Rights of Legal Personal Representative	5

7.	PURCHASE OF SHARES		5

	7.1	Company Authorized to Purchase Shares	5
	7.2	Purchase When Insolvent	6
	7.3	Sale and Voting of Purchased Shares	6

8.	BORROWING POWERS		6

9.	ALTERATIONS		6

	9.1	Alteration of Authorized Share Structure	6
	9.2	Special Rights and Restrictions	7
	9.3	Change of Name	7
	9.4	Other Alterations	7

10.	MEETINGS OF SHAREHOLDERS		7

	10.1	Annual General Meetings	7
	10.2	Resolution Instead of Annual General Meeting	8
	10.3	Calling of Meetings of Shareholders	8
	10.4	Notice for Meetings of Shareholders	8
	10.5	Record Date for Notice	8
	10.6	Record Date for Voting	8
	10.7	Faiture to Give Notice and Waiver of Notice	9
	10.8	Notice of Special Business at Meetings of Shareholders	9
	10.9	Location of Meetings of Shareholders	9

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		9

	11.1	Special Business	9
	11.2	Special Business Public Company	10
	11.3	Special Majority	10
	11.4	Quorum	10
	11.5	One Shareholder May Constitute Quorum	10
	11.6	Other Persons May Attend	10
	11.7	Requirement of Quorum	10
	11.8	Lack of Quorum	10
	11.9	Lack of Quorum at Succeeding Meeting	11
	11.10	Chair	11

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	11.11	Selection of Alternate Chair	11
	11.12	Adjournments	11
	11.13	Notice of Adjourned Meeting	11
	11.14	Decisions by Show of Hands or Poll	11
	11.15	Declaration of Result	12
	11.16	Motion Need Not be Seconded	12
	11.17	Casting Vote	12
	11.18	Manner of Taking Poll	12
	11.19	Demand for Poll on Adjournment	12
	11.20	Chair Must Resolve Dispute	12
	11.21	Casting of Votes	12
	11.22	Demand for Poll	13
	11.23	Demand for Poll Not to Prevent Continuance of Meeting	13
	11.24	Retention of Ballots and Proxies	13

12.	VOTES OF SHAREHOLDERS		13

	12.1	Number of Votes by Shareholder or by Shares	13
	12.2	Votes of Persons in Representative Capacity	13
	12.3	Votes by Joint Holders	13
	12.4	Legal Personal Representatives as Joint Shareholders	14
	12.5	Representative of a Corporate Shareholder	14
	12.6	Proxy Provisions Do Not Apply to AU Companies	14
	12.7	Appointment of Proxy Holders	14
	12.8	Alternate Proxy Holders	14
	12.9	When Proxy Holder Need Not Be Shareholder .	15
	12.10	Deposit of Proxy	15
	12.11	Validity of Proxy Vote	15
	12.12	Form of Proxy	16
	12.13	Revocation of Proxy	16
	12.14	Revocation of Proxy Must Be Signed	16
	12.15	Production of Evidence of Authority to Vote	16

13.	DIRECTORS		17

	13.1	Number of Directors	17
	13.2	Change in Number of Directors	17
	13.3	Directors’ Acts Valid Despite Vacancy	17
	13.4	Qualifications of Directors	17
	13.5	Remuneration of Directors	17
	13.6	Reimbursement of Expenses of Directors	18
	13.7	Special Remuneration for Directors	18
	13.8	Gratuity, Pension or Allowance on Retirement of Director	18

14.	ELECTION AND REMOVAL OF DIRECTORS		18

	14.1	Election at Annual General Meeting	18
	14.2	Consent to be a Director	18
	14.3	Failure to Elect or Appoint Directors	18

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	14.4	Places of Retiring Directors Not Filled	19
	14.5	Directors May Fill Casual Vacancies	19
	14.6	Remaining Directors Power to Act	19
	14.7	Shareholders May Fill Vacancies	19
	14.8	Additional Directors	19
	14.9	Ceasing to be a Director	20
	14.10	Removal of Director by Shareholders	20
	14.11	Removal of Director by Directors	20

15.	ALTERNATE DIRECTORS		20

	15.1	Appointment of Alternate Director	20
	15.2	Notice of Meetings	20
	15.3	Alternate for More Than One Director Attending Meetings	20
	15.4	Consent Resolutions	21
	15.5	Alternate Director Not an Agent	21
	15.6	Revocation of Appointment of Alternate Director	21
	15.7	Ceasing to be an Alternate Director	21
	15.8	Remuneration and Expenses of Alternate Director	21

16.	POWERS AND DUTIES OF DIRECTORS		21

	16.1	Powers of Management	21
	16.2	Appointment of Attorney of Company	22
	16.3	Setting the Remuneration of Auditors	22

17.	DISCLOSURE OF INTEREST OF DIRECTORS		22

	17.1	Obligation to Account for Profits	22
	17.2	Restrictions on Voting by Reason of Interest	22
	17.3	Interested Director Counted in Quorum	22
	17.4	Disclosure of Conflict of Interest or Property	22
	17.5	Director Holding Other Office in the Company	23
	17.6	No Disqualification	23
	17.7	Professional Services by Director or Officer	23
	17.8	Director or Officer in Other Corporations	23

18.	PROCEEDINGS OF DIRECTORS		23

	18.1	Meetings of Directors	23
	18.2	Voting at Meetings	23
	18.3	Chair of Meetings	23
	18.4	Meetings by Telephone or Other Communications Medium	24
	18.5	Calling of Meetings	24
	18.6	Notice of Meetings	24
	18.7	When Notice Not Required	24
	18.8	Meeting Valid Despite Failure to Give Notice	25
	18.9	Waiver of Notice of Meetings	25
	18.10	Quorum	25
	18.11	Validity of Acts Where Appointment Defective	25

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	18.12	Consent Resolutions in Writing	25

19.	EXECUTIVE AND OTHER COMMITTEES		25

	19.1	Appointment and Powers of Executive Committee	25
	19.2	Appointment and Po11vers of Other Committees	26
	19.3	Obligations of Committees	26
	19.4	Powers of Board	26
	19.5	Committee Meetings	27

20.	OFFICERS		27

	20.1	Directors May Appoint Officers	27
	20.2	Functions, Duties and Powers of Officers	27
	20.3	Qualifications	27
	20.4	Remuneration and Terms of Appointment	27

21.	INDEMNIFICATION		28

	21.1	Definitions	28
	21.2	Mandatory Indemnification of Directors and Former Directors	28
	21.3	Mandatory Advancement of Expenses	28
	21.4	Indemnification of Other Persons	28
	21.5	Non-Compliance with Business Corporations Act	28
	21.6	Company May Purchase Insurance	29

22.	DIVIDENDS		29

	22.1	Payment of Dividends Subject to Special Rights	29
	22.2	Declaration of Dividends	29
	22.3	No Notice Required	29
	22.4	Record Date	29
	22.5	Manner of Paying Dividend	29
	22.6	Settlement of Difficulties	29
	22.7	When Dividend Payable	30
	22.8	Dividends to be Paid in Accordance with Number of Shares	30
	22.9	Receipt by Joint Shareholders	30
	22.10	Dividend Bears No Interest	30
	22.11	Fractional Dividends	30
	22.12	Payment of Dividends	30
	22.13	Capitalization of Surplus	30

23.	DOCUMENTS, RECORDS AND REPORTS		31

	23.1	Recording of Financial Affairs	31
	23.2	Inspection of Accounting Records	31

24.	NOTICES		31

	24.1	Method of Giving Notice	31
	24.2	Deemed Receipt of Mailing	32
	24.3	Certificate of Sending	32

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	24.4	Notice to Joint Shareholders	32
	24.5	Notice to Trustees	32

25.	SEAL		32

	25.1	Who May Attest Seal	32
	25.2	Sealing Copies	33
	25.3	Mechanical Reproduction of Seal	33

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PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

ARTICLES OF

CNRP RESOURCES INC.

1.	INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	’‘board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

{2)	“Business Corporations Act’ means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)	“legal personal representative” means the personal or other legal representative of the shareholder;

(4)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register; and

(5)	“seal” means the seal of the Company, if any.

1.2	Business Corporations Act. and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes. so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any. described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non- transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

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2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(1)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any, and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

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3.	ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(d)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

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4.	SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register

5.	SHARE TRANSFERS

5.1	Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

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(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company Transfer Agent, in relation to the registration of any transfer, the amount, if any, determined by the Transfer Agent.

6.	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

ln case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.	PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

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7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.	ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by a majority vote of the Board of Directors:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

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(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by majority vote of the Board of Directors:

(1)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by directors’ resolution authorize an alteration of its Notice of Articles in order to change its name

9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by directors’ resolution alter these Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

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10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit. call a meeting of shareholders.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting and to each director of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent. the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set. the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

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10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1 or 11.2, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9	Location of Meetings of Shareholders

Meetings of shareholders may be held at any location within Canada, or at any location outside of Canada if authorized by directors· resolution.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

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(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Business Public Company

If and for so long as the Company is a public company, Article 11.1 does not apply and any business presented to a general meeting of shareholders, is special business if a special resolution is being submitted to shareholders to approve such business.

11.3	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.4	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.5	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.6	Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.7	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.8	Lack of Quorum

If. within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

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(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.9	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.8(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.10	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president or chief executive officer, if any.

11.11	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president or chief executive officer present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.12	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.13	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.14	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy

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11.15	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.14, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.16	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.17	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.18	Manner of Taking Poll

Subject to Article 11.19, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.19	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.20	Chair Must Resolve Dispute

ln the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.21	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

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11.22	Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.23	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.24	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

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12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Proxy Provisions Do Not Apply to All Companies

Article 12.9 will not apply to the Company if and for so long as it is a public company.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

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12.9	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	by the chair of the meeting, before the vote is taken.

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12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

name of company

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): _____________________

Signed [month, day, year]

[Signature of shareholder]

[Signature of shareholder]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	provided, at the meeting, to the chair of the meeting.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12. 5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

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13.	DIRECTORS

13.1	Number of Directors

The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by ordinary resolution at a shareholders meeting (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4 and subject to Article 14.8;

(2)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(a)(1) or 13.1(b)(1):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(b)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to remuneration for acting as directors, if any, as the directors may from time to time determine. The directors may determine the remuneration of any officers of the Company by majority vote, and may delegate that power to the Chief Executive Officer of the Company, who may appoint a remuneration committee of which the Chief Executive Officer is the chair.

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13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(2)	that individual is elected or appointed at a meeting and the individual does not refuse, at the meeting, to be a director.

14.3	Failure to Elect or Appoint Directors

If:

(1)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act, or

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(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	the date on which his or her successor is elected or appointed: and

(4)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

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Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re- appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by ordinary resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	ALTERNATIVE DIRECTORS

15.1	Appointment of Alternate Director

The directors’ may determine to approve an appointee as an alternate director to an existing director in their sole discretion.

15.2	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3	Alternate for More Than One Director Attending Meetings

If a person has been accepted as an alternate director by the directors, then an alternate director:

(1)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointers and, in the case of an appointee who is also a director, once more in that capacity;

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(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)	will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)	has a separate vote at a meeting of a committee of directors for each of his or her appointers who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointer any resolutions to be consented to in writing.

15.5	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director; or

(5)	his or her appointor revokes the appointment of the alternate director.

15.8	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointer as the appointer may from time to time direct.

16.	POWERS AND DUTIES OF DIRECTORS

16.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

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16.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.3	Setting the Remuneration of Auditors

The directors may from time to time set the remuneration of the auditors of the Company.

17.	DISCLOSURE OF INTEREST OF DIRECTORS

17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nati..iie and extent of the conflict as required by the Business Corporations Act.

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17.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.	PROCEEDINGS OF DIRECTORS

18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president or chief executive officer, if any, if the president or chief executive officer is a director; or

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(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president or chief executive officer, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president or chief executive officer, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president or chief executive officer, if a director, have advised the secretary, if any, or any other director. that they will not be present at the meeting.

18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director or alternate director, as the case may be, has waived notice of the meeting.

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18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.	EXECUTIVE AND OTHER COMMITTEES

19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the inteNals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

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(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3	Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

19.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

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19.5	Committee Meetings

Subject to Article 19.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.	OFFICERS

20.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director or chief executive officer must be a director. Any other officer need not be a director.

20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

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21.	INDEMNIFICATION

21.1	Definitions

In this Article 21:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act; and

(4)	“senior officer” has the meaning set out in the Business Corporations Act.

21.2	Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director, senior officer, former senior officer or alternate director of the Company and his or her heirs and legal personal representatives (each, an “indemnitee”) against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each indemnitee is deemed to have contracted with the Company on the terms of the indemnity contained in these Articles 21.2 and 21.3.

21.3	Mandatory Advancement of Expenses

The Company must pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnitee in respect of that proceeding but the Company must first receive from the indemnitee a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the Business Corporations Act, the indemnitee will repay the amounts advanced.

21.4	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.5	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or senior officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

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21.6	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, senior officer, employee or agent of the Company;

(2)	is or was a director, alternate director, senior officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, senior officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or senior officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, senior officer, employee or agent or person who holds or held such equivalent position.

22.	DIVIDENDS

22.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5	Manner of Paying Dividend

A directors resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or, other securities of the Company, or in any one., or more of those ways.

22.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

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(2)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

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23.	DOCUMENTS, RECORDS ANO REPORTS

23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24.	NOTICES

24.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case. the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient.

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24.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5	Notice to Trustees

A notice, statement, report or other record may be provided by the·Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)	if an address referred to in paragraph (a)(2) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

25.	SEAL

25.1	Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company may create a seal, and the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

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25.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26.	SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SHARES

26.1	Common Shares

The special rights and restrictions attached to the Common shares are as follows:

(1)	Each holder of a Common share shall be entitled to receive notice of and to attend all meetings of shareholders ,ot the Company, except meetings at which only holders of other classes or series of shares are entitled to attend, and at all such meetings shall be entitled to one vote in respect of each Common share held by such holder.

(2)	The holders of Common shares shall be entitled to receive dividends if and when declared by the directors.

(3)	In the event of any liquidation, dissolution or winding-up of the Company or other distribution of the assets of the company among its shareholders for the purpose of winding-up its affairs, the holders of Common shares shall be entitled, subject to the rights of the holders of shares of any class ranking prior to the Common shares, to receive the remaining property or assets of the Company.

26.2	Preferred Shares

The directors may create different series of preferred shares with different rights and restrictions as determined by the directors.

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The special rights and restrictions attached to any series of Preferred shares are as follows:

(1)	Subject to the provisions of the Business Corporations Act, the holders of the Preferred shares shall not, as such, have any right to vote at a general meeting of the Company, nor shall they be entitled, as such, to notice of or to attend shareholders’ meetings other than a meeting of the class of shareholders holding Preferred shares.

(2)	The Preferred shares may from time to time be issued in one or more series and subject to the following provisions, the directors may fix from time to time before such issuance the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares, including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption, purchase and I or conversion prices and terms and conditions of redemption, purchase and I or conversion, and any sinking fund or other provisions.

(3)	The Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, rank on a parity with the Preferred shares of every other series and be entitled to preference over the Common shares and over any other shares of the Company ranking junior to the Preferred shares. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Preferred shares and any other shares of the Company ranking junior to the Preferred shares as provided herein.

(4)	If any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of such dividends and return of capital.

(5)	The Preferred shares of any series may be made convertible into Preferred shares of any other series or Common shares at such rate and upon such basis as the directors may determine.

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SCHEDULE “B”

To Officer’s Certificate dated April 20, 2022

Directors’ Resolutions

[See attached]

ICANIC BRANDS COMPANY INC.

THE FOLLOWING ARE RESOLUTIONS OF ALL OF THE DIRECTORS OF ICANIC BRANDS COMPANY INC. (THE “COMPANY”) CONSENTED TO IN WRITING BY ALL OF THE DIRECTORS OF THE COMPANY TO BE EFFECTIVE JANUARY 20, 2022

Merger Agreement WHEREAS:

A. The Company entered into a binding term sheet (the “Term Sheet”) with LEEF Holdings, Inc. (“LEEF”) dated August 18, 2021 pursuant to which the Company and LEEF agreed, to among other things, negotiate a definitive agreement and deal exclusively and in good faith in regards to a proposed acquisition by the Company of all the issued and outstanding shares of common stock of LEEF (each, a “LEEF Share”);

B. The board of directors of the Company (the “Board”) has reviewed and considered the terms of a merger agreement (the “Merger Agreement”) among the Company, Icanic Merger Sub, Inc., the Company’s wholly-owned Nevada subsidiary (“Subco”), LEEF and Micah Anderson (collectively, the “Parties”), whereby Subco will merge with and into LEEF pursuant to the provisions of the Nevada Revised Statutes (“NRS”), with LEEF as the surviving entity on terms more particularly set forth in the Merger Agreement (the “Merger”);

C. Pursuant to terms and conditions of the Merger Agreement and on the Effective Date (as defined in the Merger Agreement):

a.	Subco shall merge with and into LEEF under the NRS, with LEEF continuing as the surviving company subsequent to the Merger (“Mergeco”);

b.	each issued and outstanding LEEF Share, other than Dissenting Shares (as defined in the Merger Agreement), will automatically be converted into the right to receive: (A) a number of common shares of the Company (the “Shares”) equal to one multiplied by the Exchange Ratio (as defined in the Merger Agreement) (the “Closing Payment”); and (B) the Pro Rata Share of each Earn-Out Payment (both as defined in the Merger Agreement), if any, payable pursuant to Section 2.10 of the Merger Agreement;

c.	each option of LEEF (each, a “LEEF Option”) outstanding immediately prior to the Effective Time will be cancelled and exchanged for one option of the Company (the “Options”) on the following basis:

i.	the number of Shares subject to the Option, rounded down to the nearest whole share, will equal the number of LEEF Shares issuable upon exercise of the LEEF Option immediately prior to the Effective Time, multiplied by the Exchange Ratio;

ii.	the exercise price of each Option will equal the exercise price of the LEEF Option divided by the Exchange Ratio; and

iii.	the other terms and conditions of the Option will be equivalent to the terms and conditions of the LEEF Option, including with respect to term, expiry date and vesting;

d.	each outstanding warrant of LEEF (each, a “LEEF Warrant”) will be assumed by the Company on the following basis:

i.	the number of Shares subject to the LEEF Warrant will equal the number of LEEF Shares issuable upon exercise of the LEEF Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio;

ii.	the exercise price of each LEEF Warrant will equal the exercise price of the LEEF Warrant divided by the Exchange Ratio;

iii.	the other terms and conditions of the LEEF Warrant will remain unchanged and will continue to be governed by the applicable warrant certificate evidencing such LEEF Warrant; and

e.	each share of Subco common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of Mergeco such that Mergeco shall be a wholly-owned subsidiary of the Company. As consideration for the issuance of the Payment Shares (as defined in the Merger Agreement), Mergeco shall issue the Company one share of Mergeco common stock for each Share issued to the stockholders of LEEF as a part of the Merger; and

D. Having reviewed and considered the terms of the Merger Agreement, all of the directors of the Company consider that it is in the best interests of the Company to enter into the Merger Agreement and to consummate the transactions described therein.

NOW THEREFORE BE IT RESOLVED THAT:

1.	The entering into the Term Sheet by the Chief Executive Officer of the Company, a copy of which has been presented to and reviewed by the Board, be and is hereby ratified and confirmed.

2.	Subject to approval from the shareholders of the Company, if applicable, the Merger pursuant to the terms of the Merger Agreement be and is hereby approved.

3.	The Merger Agreement and the terms therein, in substantially the form circulated to the directors of the Company, be and are hereby approved and authorized by the directors of the Company, and any one director or officer of the Company is hereby authorized to execute the Merger Agreement on behalf of the Company, to deliver the Merger Agreement to LEEF and, if applicable, present the Merger Agreement to the shareholders of the Company for their approval.

4.	Any one director or officer of the Company be and is hereby authorized and directed to do and perform all such acts, deeds and things and to execute, under the seal of the Company or otherwise, and deliver and to file or cause to be executed, delivered or filed in the name and on behalf of the Company or otherwise, all such documents, forms, deeds or other writings, which they in their discretion shall deem necessary, desirable or proper in order to give effect to the true intent of the foregoing resolutions.

5.	All prior acts by an one director or officer of the Company related to the foregoing resolutions be and are hereby approved, ratified, sanctioned, and confirmed.

[Signature page follows]

Execution in Counterpart

RESOLVED that these resolutions may be signed by the directors in as may counterparts as may be necessary, each of which so signed will be deemed to be an original (and each signed copy sent by electronic transmission, including email, facsimile or otherwise, will be deemed to be an original), and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date set forth above.

/s/ NISHAL R. KUMAR
MARK SMITH	NISHAL R. KUMAR

/s/ SUHAS PATEL	/s/ BRANDON KOU
SUHAS PATEL	BRANDON KOU

/s/ CHRIS CHERRY	/s/ RIPAL PATEL
CHRIS CHERRY	RIPAL PATEL

Execution in Counterpart

RESOLVED that these resolutions may be signed by the directors in as may counterparts as may be necessary, each of which so signed will be deemed to be an original (and each signed copy sent by electronic transmission, including email, facsimile or otherwise, will be deemed to be an original), and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date set forth above.

/s/ MARK SMITH
MARK SMITH	NISHAL R. KUMAR

SUHAS PATEL	BRANDON KOU

CHRIS CHERRY	RIPAL PATEL

ICANIC BRANDS COMPANY INC.

THE FOLLOWING ARE RESOLUTIONS OF ALL OF THE DIRECTORS OF ICANIC BRANDS COMPANY INC. (THE “COMPANY”) CONSENTED TO IN WRITING BY ALL OF THE DIRECTORS OF THE COMPANY TO BE EFFECTIVE APRIL 18, 2022

Extension Agreement

WHEREAS:

A.	On January 20, 2022, the Company approved the entering into of a merger agreement (the “Merger Agreement”) among LEEF Holdings, Inc. (“LEEF”), Icanic Merger Sub, Inc., the Company’s wholly-owned Nevada subsidiary (“Subco”), and Micah Anderson (“Anderson”), pursuant to which Subco will merge with and into LEEF pursuant to the provisions of the Nevada Revised Statutes and the Company will indirectly acquire of all the issued and outstanding shares of common stock of LEEF (the “Transaction”);

B.	On March 22, 2022, the Company, LEEF, Subco, and Anderson entered into an extension agreement (the “Extension Agreement”) pursuant to which the parties agreed to extend the Outside Date (as defined in the Merger Agreement) by 30 days to April 21, 2022; and

C.	Having reviewed and consider the terms of the Extension Agreement, the directors consider that it is in the best interests of the Company to ratify the Extension Agreement and to consummate the transactions described therein.

NOW THEREFORE BE IT RESOLVED THAT:

1.	The Extension Agreement, a copy of which has been presented to the directors, made as of March 22, 2022 among the Company, LEEF, Subco, and Anderson, be and is hereby ratified, confirmed, and approved.

2.	The execution and delivery of the Extension Agreement by Brandon Kou, Chief Executive Officer of the Company, for and on behalf of the Company, be and is hereby ratified and confirmed.

3.	The Company be and is hereby authorized to complete the transactions and perform all of its obligations and covenants contemplated in the Extension Agreement.

Supplemental Indenture

WHEREAS:

A.	On June 6, 2019, LEEF, Odyssey Trust Company, in its capacity as a trustee (the “Trustee”) and Odyssey Trust Company, in its capacity as collateral agent (the “Collateral Agent”), entered into a debenture indenture (the “Indenture”) governing the terms of convertible senior unsecured debentures of LEEF (the “Debentures”);

B.	The Transaction constitutes a “Liquidity Event” under the Indenture, entitling each holder of a Debenture to convert its Debentures into common shares in the capital of LEEF (“LEEF Shares”) at the Conversion Price (as defined in the Indenture) in accordance with Section 13.01 of the Indenture;

C.	Pursuant to Sections 11.01 and 13.11 of the Indenture, upon completion of the Transaction, each holder of Debentures will no longer have the right to receive LEEF Shares on conversion of its Debentures, but will have the right to receive, in lieu of LEEF Shares, common shares in the capital of the Company (“Icanic Shares”) in accordance with this First Supplemental Indenture (as defined herein);

D.	The Company wishes to expressly assume the obligations of LEEF under the Debentures and the Indenture and the performance or observance of every covenant and provision of the Indenture and the Debentures required on the part of Indenture, and to enter into a first supplemental debenture indenture (the “First Supplemental Indenture”) with LEEF, the Trustee, and the Collateral Agent in conjunction with the closing of the Transaction; and

E.	Having reviewed and considered the terms of the First Supplemental Indenture, the directors of the Company have determined that it is in the best interests of the Company to enter into the First Supplemental Indenture and to consummate the transactions described therein.

NOW THEREFORE BE IT RESOLVED THAT:

1.	The First Supplemental Indenture be and is hereby confirmed and approved.

2.	The entering into, execution, and delivery of the First Supplemental Indenture by any one officer or director of the Company, for and on behalf of the Company be, and is hereby authorized and approved.

3.	The Company be and is hereby authorized to complete the transactions and perform all of its obligations and covenants contemplated in the First Supplemental Indenture.

Lock-Up Agreements

WHEREAS:

A.	Pursuant to the terms and conditions of the Merger Agreement, each director and officer of the Company is required to enter into a lock-up agreement (the “Lock-Up Agreement”) with the Company, substantially in the form attached to the Merger Agreement, pursuant to which such directors and officers are not permitted to offer or sell any equity securities or convertible securities in the capital of the Company for a period of up to 36 months following the completion of the Transaction; and

B.	Having reviewed and considered the terms of the terms of the Lock-Up Agreement, the directors consider that it is in the best interests of the Company to enter into the Lock-Up Agreement with each director and officer of the Company and consummate the transactions described therein.

NOW THEREFORE BE IT RESOLVED THAT:

1.	The Lock-Up Agreement be and is hereby confirmed and approved.

2.	The execution and delivery of the Lock-Up Agreement by any one director or officer of the Company, for and on behalf of the Company, with each director and officer of the Company be and is hereby authorized and approved.

3.	The Company be and is hereby authorized to complete the transactions and perform all of its obligations and covenants contemplated in the Lock-Up Agreements.

Mark Smith Employment Agreement

WHEREAS:

A.	In January 2022, the Company entered into an executive employment agreement (the “Smith Employment Agreement”) with Mark Austin Smith (“Smith”) pursuant to which the Company engaged Smith as the Company’s Executive Chairman;

B.	On April 19th, 2022, the Company entered into an amendment to executive employment agreement (the “Amending Agreement”) with Smith which amended the terms of the Smith Employment Agreement;

C.	Pursuant to Section 3.2 of the Smith Employment Agreement, as amended by the Amending Agreement, the Company agreed to pay Smith a bonus payment of USD$3,600,000 (the “Bonus Payment”) as consideration for facilitating the Transaction as set out in the Merger Agreement;

D.	The Bonus Payment shall be payable in fully-paid and non-assessable common shares in the capital of the Company with an aggregate deemed issue price equal to the Bonus Payment (the “Bonus Shares”), issuable at a deemed issue price per Bonus Share equal to the volume weighted average trading price of the common shares in the capital of the Company on the Canadian Securities Exchange (the “CSE”) for the thirty (30) trading days prior to the closing of the Transaction; and

E.	Having reviewed and considered the terms of the Smith Employment Agreement, as amended by the Amending Agreement, the directors of the Company have determined that it is in the best interests of the Company to ratify, confirm and approve the execution of the Smith Employment Agreement and the Amending Agreement, approve the Bonus Payment, and the Company’s performance of its obligations thereunder.

NOW THEREFORE BE IT RESOLVED THAT:

1.	The Smith Employment Agreement and the Amending Agreement be and is hereby ratified, confirmed and approved.

2.	The entering into, execution, and delivery of the Smith Employment Agreement and the Amending Agreement by any one director or officer of the Company, for and on behalf of the Company, be and is hereby ratified and confirmed.

3.	The Company be and is hereby authorized to complete the Bonus Payment to Smith, such Bonus Payment to be paid through the issuance of 22,748,224 Bonus Shares, which shall be issued as fully-paid and non-assessable common shares with a deemed issue price equal to $.19978.

4.	Pursuant to the policies of the CSE, the Bonus Shares will be subject to a four-month and a day resale restriction from the date of grant.

5.	Any one director or officer of the Company be and is hereby authorized to execute all necessary filings with the CSE.

Micah Anderson Employment Agreement

WHEREAS:

A.	In connection with the completion of the Transaction and pursuant to the terms and conditions of the Merger Agreement, the Company wishes to enter into an employment agreement (the “Anderson Employment Agreement”) with Anderson pursuant to which the Company will engage Anderson as its Chief Executive Officer;

B.	In consideration for the engagement of Anderson, the Company will:

a.	pay Anderson an annual base salary of USD$250,000 per annum (the “Base Salary”), payable in equal installments in accordance with the Company’s normal payroll policy;

b.	grant Anderson 7,508,259 Options (the “Anderson Options”) to purchase 7,508,259 Option Shares (the “Anderson Option Shares”) at an exercise price equal to the closing share price of the common shares of the Company on the CSE on the date of grant (the “Exercise Price”) until the date that is five years from the date of grant. The Anderson Options will be subject to the Plan; and

c.	provide Anderson with a monthly auto subsidy of USD$1,000 and a monthly travel subsidy of US$2,000 (together, the “Subsidies”); and

C.	Having reviewed and considered the terms of the Anderson Employment Agreement, the directors of the Company have determined that it is in the best interests of the Company to enter into the Anderson Employment Agreement, and to authorize and approve the grant of Anderson Options in connection therewith and the Company’s performance of its obligations thereunder.

NOW THEREFORE BE IT RESOLVED THAT:

1.	The Anderson Employment Agreement be and is hereby confirmed and approved.

2.	The entering into, execution, and delivery of the Anderson Employment Agreement by any one officer or director of the Company, for and on behalf of the Company be, and is hereby authorized and approved.

3.	The Company be and is hereby authorized to pay the Base Salary and Subsidies to Anderson.

4.	The Company be and is hereby authorized to grant 7,508,259 Anderson Options to Anderson for the purchase of up to an aggregate of 7,508,259 Anderson Option Shares at the Exercise Price per Anderson Option Share until the date that is five years from the date of grant.

5.	Pursuant to the terms and conditions of the Plan, up to 7,508,259 Anderson Option Shares may be acquired by Anderson upon exercise of the Anderson Options at any before the expiry of the Anderson Options (or earlier in accordance with the terms of the Plan).

6.	Up to 7,508,259 Anderson Option Shares are hereby allotted for issuance at the Exercise Price per Anderson Option Share upon exercise of the Anderson Options described herein in whole or in part from time to time, and upon receipt by the Company of funds for the payment of such Anderson Option Shares, and proper notice of exercise of any such Anderson Options, such Anderson Option Shares shall be issued and any two directors or officers of the Company are hereby authorized to execute a treasury order to direct the Company’s transfer agent to issue Anderson Option Shares upon the exercise of such Options from time to time.

7.	Pursuant to policies of the CSE, the Anderson Options and any Anderson Option Shares issued upon exercise of the Anderson Options will be subject a four-month and a day resale restriction from the date of grant.

8.	Any one director or officer of the Company is authorized to execute and deliver an option certificate representing the Anderson Options to Anderson on behalf of the Company.

9.	The particulars of such grant of Anderson Options are to be entered in the Option Register of the Company.

10.	Any one director or officer of the Company be and is hereby authorized to execute all necessary filings with the CSE.

General Authority

NOW THEREFORE BE IT RESOLVED THAT:

1.	Any one director or officer of the Company be authorized for and on behalf of the Company to do such things and to execute and deliver, whether under the common seal of the Company or otherwise, all such statements, forms, certificates, treasury orders and other documents as such director or officer may consider advisable in connection with the foregoing and to take all such action and do all such things to give effect to the transactions contemplated by the foregoing resolutions and the execution by any one director or officer shall be conclusive proof of his or her authority to execute the same on behalf of the Company.

2.	All prior acts by an one director or officer of the Company related to the foregoing resolutions be and are hereby approved, ratified, sanctioned, and confirmed.

[Signature page follows]

Execution in Counterpart

RESOLVED that these resolutions may be signed by the directors in as may counterparts as may be necessary, each of which so signed will be deemed to be an original (and each signed copy sent by electronic transmission, including email, facsimile or otherwise, will be deemed to be an original), and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date set forth above.

/s/ NISHAL R. KUMAR
MARK SMITH	NISHAL R. KUMAR

/s/ SUHAS PATEL	/s/ BRANDON KOU
SUHAS PATEL	BRANDON KOU

/s/ CHRIS CHERRY	/s/ RIPAL PATEL
CHRIS CHERRY	RIPAL PATEL

Execution in Counterpart

RESOLVED that these resolutions may be signed by the directors in as may counterparts as may be necessary, each of which so signed will be deemed to be an original (and each signed copy sent by electronic transmission, including email, facsimile or otherwise, will be deemed to be an original), and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date set forth above.

/s/ MARK SMITH
MARK SMITH	NISHAL R. KUMAR

SUHAS PATEL	BRANDON KOU

CHRIS CHERRY	RIPAL PATEL

SCHEDULE “C”

To Officer’s Certificate dated April 20, 2022

Certificate of Incumbency

NAME	TITLE	SIGNATURE

Brandon Kou	Chief Executive Officer and Director	/s/ Brandon Kou

Christopher Cherry	Chief Financial Officer and Director	/s/ Christopher Cherry

Mark Smith	Executive Chairman and Director	/s/ Mark Smith

Suhas Patel	Director	/s/ Suhas Patel

Nishal Kumar	Director	/s/ Nishal Kumar

Ripal Patel	Director	/s/ Ripal Patel

OFFICER’S CERTIFICATE

TO:	LEEF Holdings, Inc. (the “Company”)

RE:	Merger Agreement dated January 21, 2022 by and among Icanic Brands Company Inc., the Company, Icanic Merger Sub, Inc. (“Subco”) and Micah Anderson (the “Merger Agreement”)

This certificate is being provided to the Company pursuant to §9.3(c) of the Merger Agreement. Capitalized terms used but not otherwise defined herein have the same meanings ascribed to such terms in the Merger Agreement.

Pursuant to §9.3(c) of the Merger Agreement, the undersigned, Suhas Patel, President, Secretary and Treasurer of Subco, hereby certifies, in such capacities and not in his personal capacity that:

1.	the constating documents of Subco, attached hereto as SCHEDULE “A”, in effect immediately prior to Closing are full, true and correct copies thereof and have not been modified or rescinded as of the date of this certificate;

2.	the resolutions of the sole director of Subco dated January 20, 2022, attached hereto as SCHEDULE “B”, approving the Merger and the transactions contemplated thereby are full, true and correct copies thereof and have not been modified or rescinded as of the date of this certificate; and

3.	the person listed in SCHEDULE “C” attached hereto is the duly elected and appointed officer of Subco and has been duly appointed to and now holds the offices set opposite his name and is duly authorized to execute the documents contemplated by the Merger Agreement. The signature or facsimile copy thereof set opposite his name is the genuine signature of such person.

DATED this 20 day of April, 2022.

/s/ Suhas Patel
Suhas Patel
President, Secretary and Treasurer

SCHEDULE “A”

To Officer’s Certificate dated April 20, 2022

Constating Documents

[See attached]

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **ICANIC MERGER SUB, INC.** did, on 12/14/2021, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/15/2021.

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202112152234438
You may verify this certificate online at http://www.nvsos.gov

Filed in the Office of	Business Number E19588962021-8
Barbara K. Cegavske	Filing Number 20211958895
Secretary of State State Of Nevada	Filed On 12/14/2021 12:09:00 PM
	Number of Pages 1

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ICANIC MERGER SUB, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Capitol Corporate Services, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) *OR* [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: City: Nevada Zip Code:

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 1000 | Par value per share: $ 0.001 | Number of shares without par value: N/A

4. Names and Addresses of the Board of Directors/ Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ rustees)

1) Suhas Patel
Name
789 West Pender Street, Suite 810 | Vancouver | BC | V6C 1H2
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: all legal purposes

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Icanic Brands Company Inc.
Name

X [signature]
Incorporator Signature

789 West Pender Street, Suite 810 | Vancouver | BC |
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X [signature] Michelle Ellis, Asst. Secretary — 12/14/2021
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 9-26-17

SCHEDULE “B”

To Officer’s Certificate dated April 20, 2022

Director’s Resolutions

[See attached]

ICANIC MERGER SUB, INC.

THE FOLLOWING ARE RESOLUTIONS OF THE SOLE DIRECTOR OF ICANIC MERGER SUB, INC. (THE “COMPANY”) CONSENTED TO IN WRITING BY THE SOLE DIRECTOR OF THE COMPANY TO BE EFFECTIVE JANUARY 20 , 2022

Merger Agreement

WHEREAS:

A. The Company wishes to enter into a merger agreement dated effective January 21 , 2022 (the “Merger Agreement”) among the Company, Icanic Brands Company Inc. (“Icanic”), LEEF Holdings, Inc. (“LEEF”) and Micah Anderson (collectively, the “Parties”), whereby the Company will merge with and into LEEF pursuant to the provisions of the Nevada Revised Statutes (“NRS”), with LEEF as the surviving entity on terms more particularly set forth in the Merger Agreement (the “Merger”);

B. Pursuant to terms and conditions of the Merger Agreement and on the Effective Date (as defined in the Merger Agreement):

a.	the Company shall merge with and into LEEF under the NRS, with LEEF continuing as the surviving company subsequent to the Merger (“Mergeco”);

b.	each issued and outstanding share of common stock in the capital of LEEF (each, a “LEEF Share” (other than Dissenting Shares, as defined in the Merger Agreement) will automatically be converted into the right to receive: (A) a number of common shares of Icanic (the “Shares”) equal to one multiplied by the Exchange Ratio (as defined in the Merger Agreement) (the “Closing Payment”); and (B) the Pro Rata Share of each Earn- Out Payment (both as defined in the Merger Agreement), if any, payable pursuant to Section 2.10 of the Merger Agreement;

c.	each option of LEEF (each, a “LEEF Option”) outstanding immediately prior to the Effective Time will be cancelled and exchanged for one option of Icanic (the “Options”) on the following basis:

i.	the number of Shares subject to the Option, rounded down to the nearest whole share, will equal the number of LEEF Shares issuable upon exercise of the LEEF Option immediately prior to the Effective Time, multiplied by the Exchange Ratio;

ii.	the exercise price of each Option will equal the exercise price of the LEEF Option divided by the Exchange Ratio;

iii.	the other terms and conditions of the Option will be equivalent to the terms and conditions of the LEEF Option, including with respect to term, expiry date and vesting;

d.	each outstanding warrant of LEEF (each, a “LEEF Warrant”) will be assumed by Icanic on the following basis:

i.	the number of Shares subject to the LEEF Warrant will equal the number of LEEF Shares issuable upon exercise of the LEEF Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio;

ii.	the exercise price of each LEEF Warrant will equal the exercise price of the LEEF Warrant divided by the Exchange Ratio;

iii.	the other terms and conditions of the LEEF Warrant will remain unchanged and will continue to be governed by the applicable warrant certificate evidencing such LEEF Warrant; and

e.	each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of Mergeco such that Mergeco shall be a wholly-owned subsidiary of the Company. As consideration for the issuance of the Payment Shares (as defined in the Merger Agreement), Mergeco shall issue Icanic one share of Mergeco common stock for each Share issued to the stockholders of LEEF as a part of the Merger; and

C. Having reviewed and considered the terms of the Merger Agreement, the sole director of the Company considers that it is in the best interests of the Company to enter into the Merger Agreement and to consummate the transactions described therein.

NOW THEREFORE BE IT RESOLVED THAT:

1.	Subject to approval from the shareholders of the Company, if applicable, the Merger pursuant to the terms of the Merger Agreement be and is hereby approved.

2.	The Merger Agreement and the terms therein, in substantially the form circulated to the sole director of the Company, be and are hereby approved and authorized by the sole director of the Company, and the director is hereby authorized to execute the Merger Agreement on behalf of the Company, to deliver the Merger Agreement to LEEF and, if applicable, present the Merger Agreement to the shareholders of the Company for their approval.

3.	The Merger is in the best interests of the Company and its shareholders, and the Merger is fair, from a financial point of view, to the shareholders of the Company.

4.	Any one director or officer of the Company be and is hereby authorized and directed to do and perform all such acts, deeds and things and to execute, under the seal of the Company or otherwise, and deliver and to file or cause to be executed, delivered or filed in the name and on behalf of the Company or otherwise, all such documents, forms, deeds or other writings, which they in their discretion shall deem necessary, desirable or proper in order to give effect to the true intent of the foregoing resolutions.

[Signature page follows]

Execution by Facsimile

RESOLVED that these resolutions may be signed by the sole director and transmitted by electronic facsimile and shall be deemed to be an original and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

/s/ Suhas Patel
SUHAS PATEL

SCHEDULE “C”

To Officer’s Certificate dated April 20, 2022

Certificate of Incumbency

NAME	TITLE	SIGNATURE

Suhas Patel	President, Secretary, Treasurer and Director	/s/ Suhas Patel

OFFICER’S CERTIFICATE

TO:	LEEF Holdings, Inc. (the “Company”)

RE:	Merger Agreement dated January 21, 2022 by and among Icanic Brands Company Inc. (the “Purchaser”), the Company, Icanic Merger Sub, Inc. and Micah Anderson (the “Merger Agreement”)

This certificate is being provided to the Company pursuant to §9.3(f) of the Merger Agreement. Capitalized terms used but not otherwise defined herein have the same meanings ascribed to such terms in the Merger Agreement.

Pursuant to §9.3(f) of the Merger Agreement, the undersigned, Brandon Kou, Chief Executive Officer of the Purchaser, hereby certifies, in such capacity and not in his personal capacity that:

1.	with respect to the representations and warranties of the Purchaser set forth in Article 3 of the Merger Agreement:

(a)	the Purchaser Fundamental Representations are true and correct in all respects as of the Closing Date;

(b)	the representations and warranties made by the Purchaser in the Merger Agreement that are qualified by materiality or the expression “Material Adverse Effect” are true and correct as of the Closing Date; and

(c)	all other representations and warranties of the Purchaser in the Merger Agreement are true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date, in each case, except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty are true and correct as of such earlier date.

2.	all of the obligations, covenants and agreements contained in the Merger Agreement and in any Ancillary Agreement to be fulfilled or complied with by the Purchaser at or prior to the Closing Date have been performed, fulfilled or complied with;

3.	there has been no Material Adverse Change in the business, results of operations, assets, liabilities, financial condition or affairs of the Purchaser or any subsidiaries of the Purchaser, or any change that would, individually or in the aggregate, reasonably be expected to constitute a Material Adverse Change.

DATED this 20 day of April, 2022.	/s/ Brandon Kou
Brandon Kou
Chief Executive Officer

OFFICER’S CERTIFICATE

TO:	LEEF Holdings, Inc. (the “Company”)
RE:	Merger Agreement dated January 21, 2022 by and among Icanic Brands Company Inc. (the “Purchaser”), the Company, Icanic Merger Sub, Inc. and Micah Anderson (the “Merger Agreement”)

This certificate is being provided to the Company pursuant to §9.3(k) of the Merger Agreement. Capitalized terms used but not otherwise defined herein have the same meanings ascribed to such terms in the Merger Agreement.

Pursuant to §9.3(k) of the Merger Agreement, the undersigned, Christopher Cherry, Chief Financial Officer of the Purchaser, hereby certifies, in such capacity and not in his personal capacity that:

1.	the Purchaser’s Cash balance is approximately $2.5 million

2.	the Purchaser’s liabilities as determined in accordance with IFRS excluding lease payable, payroll payable, derivative liability and accounts payable do not exceed US$500,000; and

3.	attached hereto as Schedule “A” is evidence as to such liabilities.

DATED this 20 day of April, 2022.

/s/ Christopher Cherry
Christopher Cherry
Chief Financial Officer

SCHEDULE “A”

To Officer’s Certificate dated April 20, 2022

Liabilities

$223,673.06 (Block One Loan)

Number: **BC0920360**

BRITISH
COLUMBIA

CERTIFICATE
OF
GOOD STANDING

BUSINESS CORPORATIONS ACT

I Hereby Certify *that,* according to the corporate register maintained by me, **ICANIC BRANDS COMPANY INC.** was incorporated as a company under the laws of the Province of British Columbia, is a valid and existing company and is, with respect to the filing of annual reports, in good standing.

Issued *under my hand at Victoria, British Columbia*
On April 19, 2022

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING

I, Barbara K. Cegavske, the duly qualified and elected Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporations sole, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **ICANIC MERGER SUB, INC.**, as a DOMESTIC CORPORATION (78) duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since 12/14/2021, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/19/2022.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202204192591469
You may verify this certificate
online at http://www.nvsos.gov

FIRST SUPPLEMENTAL DEBENTURE INDENTURE

THIS FIRST SUPPPLEMENTAL DEBENTURE INDENTURE (the “First Supplemental Indenture”) made as of the 20th day of April, 2022,

BETWEEN:	ICANIC BRANDS COMPANY INC., a corporation existing under the laws of the Province of British Columbia

(“Icanic”)

AND:	LEEF HOLDINGS, INC., a corporation existing under the laws of the State of Nevada

(the “Company”)

AND:	ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of the Loan and Trust Corporations Act (Albert) with an office in the city of Calgary in the Province of Alberta

(the “Trustee”)

AND:	ODYSSEY TRUST COMPANY, a trust company incorporated under the laws of the Loan and Trust Corporations Act (Albert) with an office in the city of Calgary in the Province of Alberta

(the “Collateral Agent”)

WHEREAS the Company, the Trustee and the Collateral Agent entered into a debenture indenture dated June 6, 2019 (the “Indenture”) governing the terms of convertible senior secured debentures of the Company (the “Debentures”);

AND WHEREAS pursuant to a merger transaction (the “Transaction”) between the Company and Icanic pursuant to the Nevada Revised Statutes, effective concurrent with the date hereof (the “Effective Date”), Icanic acquired all of the issued and outstanding shares of common stock of the Company (the “Leef Shares”) in exchange for common shares in the capital of Icanic (the “Icanic Shares”) at an exchange ratio of 12.54755 of a Icanic Share for each Leef Share (the “Exchange Ratio”);

AND WHEREAS the Transaction constitutes a “Liquidity Event” under the Indenture, entitling each holder of a Debenture to convert its Debentures into Leef Shares at the Conversion Price in accordance with Section 13.01 of the Indenture;

AND WHEREAS pursuant to Sections 11.01 and 13.11 of the Indenture, upon completion of the Transaction, each holder of Debentures will no longer have the right to receive Leef Shares on conversion of its Debentures, but will have the right to receive, in lieu of Leef Shares, Icanic Shares in accordance with this First Supplemental Indenture;

FIRST SUPPLEMENTAL DEBENTURE INDENTURE

AND WHEREAS Icanic wishes to expressly assume the obligations of the Company under the Debentures and the Indenture and, other than as provided herein, the performance or observance of every covenant and provision of the Indenture and the Debentures required on the part of the Company, as required under Section 11.01 of the Indenture;

AND WHEREAS pursuant to Section 11.02 of the Indenture, upon completion of the Transaction and the express assumption by Icanic of the obligations of the Company under the Debentures and the Indenture, the Company shall be relieved of all obligations and covenants under the Indenture and the Debentures, other than as provided herein;

AND WHEREAS in order to support the specific security granted by it in support of all obligations and covenants under the Indenture and the Debentures, the Company shall continue to be a party to the Indenture for the purposes of Article 14 of the Indenture;

AND WHEREAS Section 10.01(b) of the Indenture provides that the Company and the Trustee may, subject to the terms and conditions therein, enter into indentures supplemental to the Indenture evidencing the succession of others to the Company and the covenants of and obligations assumed by any such successor;

AND WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this First Supplemental Indenture, and the other documents contemplated therein, by each of Icanic and the Company, to make the same effective and binding upon Icanic and the Company, as applicable;

AND WHEREAS each of the Trustee and the Collateral Agent has agreed to enter into this First Supplemental Indenture, and the Trustee has agreed to hold all rights, interests and benefits contained herein for and on behalf of those persons who are holders of the Debentures issued pursuant to the Indenture, as modified by this First Supplemental Indenture, from time to time;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by Icanic and the Company and neither by the Trustee nor the Collateral Agent;

NOW THEREFORE that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

DEFINITIONS AND AMENDMENTS TO INDENTURE

1.1	Definitions

All capitalized terms not defined herein shall have the meanings given to them in the Indenture.

1.2	Amendments to Indenture

(a)	This First Supplemental Indenture is supplemental to the Indenture, and the Indenture and this First Supplemental Indenture shall hereafter be read together and shall have effect, so far as practicable, with respect to the Indenture and the Debentures as if all the provisions of the Indenture and this First Supplemental Indenture were contained in one instrument.

(b)	As of and from the date hereof, the Indenture is amended by removing the Company as a party to the Indenture and replacing the Company with its successor, Icanic, and making all changes necessary to give full and intended effect to this amendment and to ensure consistency in the Indenture.

FIRST SUPPLEMENTAL DEBENTURE INDENTURE

(c)	In accordance with Section 13.11 of the Indenture, and notwithstanding any other provision of Article 13 of the Indenture, as and from the date hereof, any holder of Debentures who exercises its right to convert Debentures pursuant to the Indenture and the Debentures shall be entitled to receive and shall accept, in lieu of Leef Shares, Icanic Shares. Upon exercise of their rights to convert Debentures pursuant to the Indenture, holders of Debentures will be entitled to convert the principal amount of their Debentures, in multiples of $1,000, into Icanic Shares at a Conversion Price equal to $0.12 (based on (i) a Liquidity Event Price of $1.99 per Leef Share, discounted by 25% in accordance with Section 13.01(ii) of the Indenture and (ii) an Exchange Ratio of 12.54755 Icanic Shares for each Leef Share) subject to further adjustments in accordance with Article 13 of the Indenture.

(d)	Each Debenture Certificate outstanding immediately prior to the Effective Date shall thereafter be deemed to include the amendments made hereunder. A replacement Debenture Certificate may be issued by Icanic in exchange for such outstanding Debenture Certificate, on substantially the same terms (other than modifications to reflect Icanic as the issuer of such Debenture Certificate, the new Conversion Price and the issuance of Icanic Shares).

(e)	The Indenture is and shall remain in full force and effect with regards to all matters governing it and the Debentures, except as the Indenture is amended, superseded, modified or supplemented by this First Supplemental Indenture, and the Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects confirmed.

ARTICLE 2

SUCCESSOR CORPORATION

2.1	Assumption of Obligations

Except as provided in Section 2.4. hereof, Icanic hereby expressly covenants and agrees to assume and does assume all of the rights, covenants, provisions and obligations of the Company in and to the Indenture, and all of the covenants, provisions and obligations of the Company under the Debentures, in each case, as and from the date of this First Supplemental Indenture. Without limiting the generality of the foregoing, from and after the date hereof, the Debentures will be valid and binding obligations of Icanic entitling the holders thereof, as against Icanic, to all rights of Debentureholders under the Indenture such that the interests of Debentureholders are not prejudiced negatively by the changes.

2.2	Obligations of Icanic to issue Icanic Shares

(a)	Icanic hereby agrees that, in accordance with Section 13.01 of the Indenture, Icanic will issue and deliver Icanic Shares payable on behalf of Leef upon any holder of a Debenture’s exercise of the right of conversion, on the basis set out in Section 1.2(c) of this First Supplemental Indenture, with the intent and to the extent that any and all such obligations of Leef in respect of the issuance and delivery of Leef Shares under the Indenture will be satisfied by the issuance or delivery by Icanic of Icanic Shares rather than by the issuance or delivery by Leef of Leef Shares.

(b)	Where the Indenture refers to Leef Shares or an obligation of the Company to issue or deliver Leef Shares, the provisions of the Indenture will be read mutatis mutandis to reflect that Icanic will issue and deliver Icanic Shares and not Leef, and references to Leef having an obligation to issue or deliver Leef Shares will refer to Icanic having an obligation to issue or deliver Leef Shares.

FIRST SUPPLEMENTAL DEBENTURE INDENTURE

(c)	Any issuance or delivery of Icanic Shares by Icanic pursuant to this Section 2.2 will be treated, for the purposes of the Indenture, as if issued or delivered by Leef and will have the same effect under the Indenture as if made by Leef.

2.3	No Fractional Shares

In no event shall any holder of a Debenture be entitled to a fractional Icanic Share upon conversion of any Debentures. Any fractional Icanic Shares that Icanic may otherwise be required to issue to a holder of a Debenture upon conversion of the Debentures, in accordance with the terms hereof, shall be rounded down to the nearest whole number and no consideration will be paid in lieu thereof.

2.4	Release of the Company

(a)	Except as otherwise provided in this Section 2.4, the parties hereby expressly acknowledge and agree that, the Company is released from all of its rights, covenants and obligations in and to the Indenture, and all of its covenants and obligations under the Debentures concurrently with Icanic’s assumption of obligations in section 2.1 of this First Supplemental Indenture.

(b)	The Company shall continue to be a party to the Indenture for the purposes of Article 14 of the Indenture and, for the avoidance of doubt, all references to “the Company” in Article 14 of the Indenture and in the definitions of “Security Documents”, “General Security Agreement” and “Pledge Agreement” shall continue to read if “LEEF Holdings, Inc.” was spelled out in full in lieu thereof.

ARTICLE 3

NOTICES

3.1	Notice to Icanic

Any notice to Icanic under the provisions of the Indenture shall be valid and effective if delivered to Icanic in accordance with Section 15.03 of the Indenture at:

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

Attn: Brandon Kou

Email: brandon@icaninc.com

With a copy to legal counsel at

McMillan LLP

1500 – 1055 West Georgia St.

Vancouver, BC V6E 4N7

Attention: Desmond Balakrishnan

Email : desmond.balakrishnan@mcmillan.ca

FIRST SUPPLEMENTAL DEBENTURE INDENTURE

ARTICLE 4

CONFIRMATION OF INDENTURE

4.1	Confirmation

The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed.

ARTICLE 5

ACCEPTANCE OF TRUST BY TRUSTEE

5.1	Acceptance

The Trustee and Collateral Agent hereby accept the trusts in this First Supplemental Indenture declared and created and agrees to perform the same upon the terms and conditions hereinbefore set forth but subject to the provisions of the Indenture.

ARTICLE 6

ADDITIONAL MATTTERS

6.1	Applicable Law

This First Supplemental Indenture shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

6.2	Further Assurances

The parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this First Supplemental Indenture, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this First Supplemental Indenture and carry out its provisions.

6.3	Execution

This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture by facsimile or any other electronic format (including “pdf” or “tiff” files) shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.

{Remainder of page intentionally left blank. Signature page follows.}

FIRST SUPPLEMENTAL DEBENTURE INDENTURE

IN WITNESS WHEREOF the parties hereto have executed these presents by the hands of their proper officers.

ODYSSEY TRUST COMPANY, as Trustee

By:
Name:
Title:

By:
Name:
Title:

ODYSSEY TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ICANIC BRANDS COMPANY INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	Chief Executive Officer

LEEF HOLDINGS, INC.

By:	/s/ Micah Anderson
Name:	Micah Anderson
Title:	President

FIRST SUPPLEMENTAL DEBENTURE INDENTURE

IN WITNESS WHEREOF the parties hereto have executed these presents by the hands of their proper officers.

ODYSSEY TRUST COMPANY, as Trustee

By:
Name:
Title:

By:
Name:
Title:

ODYSSEY TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ICANIC BRANDS COMPANY INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	Chief Executive Officer

LEEF HOLDINGS, INC.

By:	/s/ Micah Anderson
Name:	Micah Anderson
Title:	President

FIRST SUPPLEMENTAL DEBENTURE INDENTURE

IN WITNESS WHEREOF the parties hereto have executed these presents by the hands of their proper officers.

ODYSSEY TRUST COMPANY, as Trustee

By:	/s/ Dan Sander
Name:	Dan Sander
Title:	President, Corporate Trust

By:	/s/ Amy Douglas
Name:	Amy Douglas
Title:	Director, Corporate Trust

ODYSSEY TRUST COMPANY, as Collateral Agent

By:	/s/ Dan Sander
Name:	Dan Sander
Title:	President, Corporate Trust

By:	/s/ Amy Douglas
Name:	Amy Douglas
Title:	Director, Corporate Trust

ICANIC BRANDS COMPANY INC.

By:	/s/ Brandon Kou
Name:	Brandon Kou
Title:	Chief Executive Officer

LEEF HOLDINGS, INC.

By:	/s/ Amy Douglas
Name:	Micah Anderson
Title:	President

FIRST SUPPLEMENTAL DEBENTURE INDENTURE

Icanic Brands Announces the Closing of its Acquisition of 100% of LEEF Holdings, California’s Premier Extraction Company

VANCOUVER, BRITISH COLUMBIA – April 21, 2022– Icanic Brands Company, Inc. (CSE: ICAN, OTCQB: ICNAF) (“Icanic Brands” or the “Company”), a multi-state brand operator of premium cannabis brands in California, is pleased to announce that, further to its news release on January 25, 2022, the Company has acquired all of the common stock (the “Leef Shares”) of LEEF Holdings, Inc. (“LEEF”), a California based extractions company pursuant to the terms of a merger agreement (the “Merger Agreement”) among the Company, its wholly-owned subsidiary, Icanic Merger Sub, Inc. (“Subco”) and LEEF, dated January 21, 2022 (the “Merger”).

LEEF is one of the largest cannabis extraction companies in the state of California and is a leading provider of bulk concentrates to many of the largest brands in the state. It is led by an expert group of legacy operators with decades of experience in organic soil-based farming and sophisticated extraction practices. LEEF’s manufacturing capabilities include a 12,000 square foot extraction and manufacturing facility with significant throughput and distillate extraction capability. Headquartered in Willits, California, LEEF’s core manufacturing competencies include ethanol extraction (Type 6 manufacturing license), hydrocarbon extraction (Type 7 manufacturing license), and solventless extraction. LEEF has also recently received a 186.7 acre cultivation land use permit, which will make it the owner of one of the largest cannabis cultivation sites in California. The site sits on over 1,900 acres of prime California real estate. Since inception, LEEF has experienced significant year over year growth with strong and consistent gross margins and positive cash flow. From 2019 to the end of 2021, LEEF experienced revenue growth exceeding 100%. With the build out of the cultivation site, LEEF will be able to provide consistency, quality and quantity to its customers and its’ margins are expected to improve as it gains vertical efficiencies with its in-house supply chain.

Micah Anderson, CEO of LEEF commented, “This is an extremely exciting milestone for LEEF and our entire team. We have all worked tirelessly to build LEEF into what it is today and I truly look forward to continuing to build shareholder value with our new partners at Icanic. I believe that our combined company is well positioned to dominate the California marketplace with our highly sophisticated manufacturing capabilities combined with our ability to continue to build the brands that we currently have and those that we will seek out. Icanic’s business is highly complementary to the rest of our operations, and we are excited to work alongside their experienced management team to build a stronger company together.”

“Today is a historic day for Icanic as we officially welcome Micah Anderson and the rest of the Leef Holdings team to our family. Micah has created a truly amazing business and we couldn’t be more excited for this transformational acquisition that now positions the company extremely well to be a market leader in the state of California and beyond” said Brandon Kou, CEO of Icanic Brands. “The significance of this transaction cannot be understated as it finalizes the foundation that we have been building and will now allow the combined entity to take advantage of market opportunities that present themselves over the coming years that should result in some very exciting growth. I want to thank everyone on both teams for their dedication and determination during this process in seeing the transaction to a close.”

Terms of the Merger

Pursuant to the terms of the Merger Agreement, the Company acquired all the issued and outstanding LEEF Shares in accordance with the Nevada Revised Statutes. In consideration for the acquisition of the LEEF Shares, Icanic issued an aggregate of 758,274,035 common shares of the Company (the “Icanic Shares”), resulting in former LEEF shareholders being entitled to receive approximately 12.54755 Icanic Shares for each Leef Share held. The Icanic Shares received as consideration pursuant to the Merger are subject to a contractual hold period in accordance with the terms of the Merger Agreement, with an initial one-eighth of the Icanic Shares received to be released one-year from today, and the remaining Icanic Shares to be released in equal one-eighth installments every three months thereafter. Additionally, all directors, officers and key shareholders of Icanic and LEEF have entered into lock-up agreements pursuant to which one-sixth of their Icanic Shares shall be released eighteen months from closing with the remaining Icanic Shares to be released in equal one-sixth installments every three months thereafter.

Pursuant to the terms of the Merger Agreement, former LEEF shareholders will also be entitled to receive the following contingent earn-out payments (the “Earn-Out Payments”):

1.	On July 20, 2023, an amount equal to 10% of (A) the product equal to two times the trailing 12-months (“TTM”) revenue calculated for the 12-month period immediately following the date hereof minus (B) US$120 million (the “First Earn-Out Payment”);

2.	On July 20, 2024, an amount equal to 10% of (A) the product equal to two times the TTM revenue calculated for the 12-month period immediately following the date that is one year from the date hereof minus (B) the US$120 million and minus (C) any amounts paid pursuant to the First Earn-Out Payment (the “Second Earn-Out Payment”); and

3.	On July 20, 2025, an amount equal to 10% of (A) the product equal to two times the TTM revenue calculated for the 12-month period immediately following the date that is two years from the date hereof minus (B) US$120 million, minus (C) any amounts paid pursuant to the First Earn-Out Payment, minus (D) any amounts paid pursuant to the Second Earn-Out Payment (the “Third Earn-Out Payment”).

Each of the foregoing Earn-Out Payments will be satisfied in full through the issuance of Icanic Shares based on the 30-day volume weighted average trading price of the Icanic Shares on the Canadian Securities Exchange (the “CSE”) for the period ending on the business day prior to the issuance.

Upon closing of the Merger, the Company entered into an employment agreement with Micah Anderson whereby Mr. Anderson has been appointed Chief Executive Officer of LEEF. Upon closing of the Merger and pursuant to Mr. Anderson’s employment agreement, the Company granted Mr. Anderson 7,508,259 stock options of the Company (each, an “Option”), whereby each Option entitles the holder thereof to acquire one Icanic Share at $0.185 per Icanic Share for a period of five years from the date of issuance, vesting in 36 equal monthly installments over three years.

In connection with the Merger, the Company has issued 22,748,223 Icanic Shares at $0.19978 per Icanic Share to Mark Smith pursuant to his employment agreement as bonus payment.

Information for Former LEEF Shareholders

In order to receive Icanic Shares in exchange for LEEF Shares, each former LEEF shareholder (other than holders of uncertificated Leef Shares) must complete, sign, date and return (together with the certificate representing their LEEF Shares) the letter of transmittal that was mailed to them prior to closing of the Merger.

Advisors and Counsel

Bayline Capital Partners is acting as financial advisor to LEEF. Cassels Brock & Blackwell LLP is acting as Canadian legal advisor to LEEF and Jackson Tidus LLP is acting as US legal advisor to LEEF. McMillan LLP is acting as legal advisor to Icanic.

About Icanic Brands Company Inc.

Icanic Brands Company Inc. is a cannabis branded products manufacturer based in California & Nevada, the largest and most competitive cannabis markets in the world. The company’s mission is to make cannabis safe and approachable - that starts with manufacturing high-quality products delivering consistent experiences.

For more information, please visit the company’s website at: www.icaninc.com.

ICANIC BRANDS COMPANY INC.

Per:	“Brandon Kou”

Co-Chief Executive Officer

For further information about Icanic Brands, please contact the Company at:

Email: ir@icaninc.com

The CSE does not accept responsibility for the adequacy or accuracy of this release.

Disclaimer for Forward Looking Statements

This news release contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities laws (collectively, “forward-looking information”). Forward-looking information are often, but not always, identified by the use of words such as “seek”, “anticipate”, “believe”, “plan”, “estimate”, “expect”, “likely” and “intend” and statements that an event or result “may”, “will”, “should”, “could” or “might” occur or be achieved and other similar expressions. Forward-looking information in this news release includes, without limitation, statements relating to the ability of Icanic and LEEF to integrate their businesses following the closing of the Merger and the payment of the Earn-Out Payments. Forward-looking information is based on assumptions that may prove to be incorrect, including but not limited to the ability of the Company to execute its business plan, the continued growth of the medical and/or recreational cannabis markets in the countries in which the Company operates or intends to operate and LEEF maintaining its existing cannabis licenses. The Company considers these assumptions to be reasonable in the circumstances. However, forward-looking information is subject to business and economic risks and uncertainties and other factors that could cause actual results of operations to differ materially from those expressed or implied in the forward-looking information. Such risks include, without limitation: the ability of the Company to integrate the LEEF business into its existing operations and to realize the expected benefits and synergies of the Acquisition; unexpected disruptions to the operations and businesses of the Company and/or LEEF as a result of the COVID-19 global pandemic or other disease outbreaks including a resurgence in the cases of COVID-19; engaging in activities considered illegal under United States federal law; the ability of the Company to comply with applicable government regulations in a highly regulated industry; unexpected changes in governmental policies and regulations affecting the production, distribution, manufacture or use of cannabis in the United States, or any other foreign jurisdictions in which the Company intends to operate; unexpected changes in governmental policies and regulations affecting the production, distribution, manufacture or use of adult-use recreational cannabis in the United States or Canada; any change in accounting practices or treatment affecting the consolidation of financial results; any unexpected failure of LEEF to renew its licenses and permits; any unexpected failure of LEEF to maintain any of its commercial facilities; the Company’s reliance on management; inconsistent public opinion and perception regarding the use of cannabis; perceived effects of medical cannabis products; adverse market conditions; the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses; costs of inputs; crop failures; litigation; currency fluctuations; competition; availability of capital and financing on acceptable terms; industry consolidation; loss of key management and/or employees; and other risks detailed herein and from time to time in the filings made by the Company with securities regulators. For more information on the Company and the risks and challenges of their businesses, investors should review their annual filings that are available at www.sedar.com.

LETTER OF TRANSMITTAL OF

MERGER AGREEMENT

With Respect to Certificates Representing Capital Stock

of

LEEF Holdings, Inc., a Nevada corporation (“LEEF”),

Surrendered in Connection with the Exchange of shares

with

Icanic Brands Company Inc., a British Columbia corporation (“Icanic”).

Delivery Instructions:

ENDEAVOR TRUST CORPORATION

(the “Depositary”)

By Mail, Registered Mail, Hand or Courier

702 – 777 Hornby Street

Vancouver, BC V6Z 1S4

Attn. Corporate Actions

This Letter of Transmittal, (the “Letter of Transmittal”) must be completed, signed, and delivered to the Depositary if certificates formerly representing LEEF Common Shares (defined below) are to be surrendered for issuance of common shares of Icanic Brands Company Inc. in connection with the Merger (defined below).

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE YOU COMPLETE THIS LETTER OF TRANSMITTAL.

Description of LEEF Common Shares Surrendered (See Instruction 2)
	Certificate Number(s)	LEEF Common Shares	Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Certificate(s))

Total Shares

Lost Instrument Declaration: If any or all of your certificates representing your LEEF Common Shares are lost, stolen or destroyed, please check the following box to indicate a Lost Instrument Declaration and complete the remaining portions of and submit this Letter of Transmittal as indicated above, together with an executed Lost Instrument Certificate for Stock in the form attached hereto as Exhibit A. ☐

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

In accordance with the Merger Agreement dated January 21, 2022 (the “Merger Agreement) among LEEF Holdings, Inc., a Nevada corporation (“LEEF”), Icanic Brands Company Inc., a British Columbia company (“Icanic”), Icanic Merger Sub, Inc., a Nevada corporation (“Subco “) and a wholly-owned subsidiary of Icanic, and Micah Anderson, solely in his capacity as representative of the stockholders of LEEF, providing for a merger (the “Merger”) between LEEF and Subco pursuant to Chapter 92A of the Nevada Revised Statutes, which will result in Icanic acquiring 100% of the LEEF Common Shares in exchange for common shares of Icanic pursuant to the terms of the Merger Agreement. In accordance with the terms of the Merger Agreement, each LEEF Common Share will entitle the holder thereof to receive such number of common shares of Icanic (the “Payment Shares”) equal to the Exchange Ratio (as defined in the Merger Agreement).

The certificate(s) (the “Certificate(s)”) representing the LEEF Common Shares described on the preceding page are hereby surrendered to Icanic in exchange for the Payment Shares.

For each LEEF Common Share submitted, the undersigned requests that the Depositary register and deliver the Payment Shares in accordance with the instructions set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement, a copy of which is enclosed herewith. Additionally, the term “LEEF” will be used interchangeably herein with the term “Company” as defined in the Merger Agreement (e.g., the term “LEEF Common Share” herein will have the same meaning as “Company Common Share” in the Merger Agreement).

The stockholders of LEEF who are Eligible Holders (defined herein) and who receive Payment Shares pursuant to the Merger may elect pursuant to section 85 of the Income Tax Act (the “Tax Act”) (and any corresponding provisions of any applicable provincial tax legislation) to defer some or all of the capital gain they would otherwise realize on the exchange of their Shares. Please refer to the Information Statement for details and Instruction 8.

The undersigned understands that in order to receive the Payment Shares to which the undersigned is entitled, the undersigned is required to deliver:

(1) this Letter of Transmittal,

(2) Certificates with respect to all LEEF Common Shares recorded in the undersigned’s name on the books of LEEF,

(3) a form W-9 in the form attached hereto as Exhibit B, or an appropriate Form W-8BEN or W-8BEN-E, as applicable; and

(4) if you are a U.S. Resident Holder,* a completed U.S. Representation Letter in the form attached hereto as Exhibit C, but only to the extent you did not previously deliver such U.S. Representation Letter in connection with the solicitation of written consents to the Merger.

* “U.S. Resident Holder” means (i) a U.S. Person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act of 1933, as amended, (ii) any person acquiring the securities on behalf of, or for the account or benefit of any U.S. Person or any person in the United States, (iii) any person who is resident in the United States as of the record date for the special meeting of the shareholders of LEEF or was in the United States at the time when such person received the solicitation materials for the written consent of the stockholders of LEEF with respect to the Merger, or (iv) any person who is resident in the United States or was in the United States at the time when such person completed and delivered the written consent of the stockholders of LEEF with respect to the Merger.

The undersigned understands that the surrender of any Certificate shall not be deemed to have been in acceptable form until the Depositary receives this Letter of Transmittal properly completed and signed, together with all required documents, in form reasonably satisfactory to the Depositary, Icanic and LEEF. All questions as to the documents, validity, form, eligibility and acceptance for payment of any Certificate surrendered pursuant to any of the procedures described herein will be determined by Icanic and LEEF.

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The undersigned hereby irrevocably constitutes Icanic, or its designee or appointee, the undersigned’s true and lawful attorney-in-fact with respect to any and all Certificates surrendered herewith to deliver any and all of such Certificates together with all accompanying evidences of authority against receipt therefor (as the undersigned’s agent) of the Payment Shares as provided in the Merger Agreement and in this Letter of Transmittal (such power of attorney being deemed a power coupled with an interest).

No interest will accrue on any amounts payable hereunder.

By completion and delivery of this Letter of Transmittal, the undersigned hereby expressly represents and warrants (severally and not jointly with other Company Stockholders) to LEEF and Icanic as follows:

(i)	As of the date hereof, the undersigned is, and as of the effective date of the Merger (the “Effective Date”) the undersigned was or will be, the registered holder of the LEEF Common Shares, with good title to the LEEF Common Shares and full power and authority to sell, assign, and transfer the LEEF Common Shares represented by the Certificate(s), free and clear of all liens, claims, restrictions, charges, and encumbrances of any kind whatsoever and not subject to any adverse claim. The undersigned, upon request, will execute and deliver any additional documents reasonably necessary or desirable to complete the proper surrender of the Certificate(s). All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

(ii)	The undersigned has the full legal right, power, and authority to execute and deliver this Letter of Transmittal and deliver the Certificates evidencing the above-listed LEEF Common Shares and that this Letter of Transmittal has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid, and binding obligation of the undersigned, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(iii)	The execution and delivery of this Letter of Transmittal has been duly authorized by all necessary action (including, without limitation, if the undersigned is a corporation, approval by its board of directors and, if necessary, stockholders, as the case may be, and if the undersigned is a partnership, approval by its general partner or limited partners, as the case may be) on the part of the undersigned, if any, and this Letter of Transmittal constitutes a valid and binding obligation of the undersigned, enforceable against him, her, or it in accordance with its terms.

(iv)	The undersigned has read the Merger Agreement, and has been given the opportunity to ask LEEF questions and consult with legal counsel regarding the terms thereof.

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INSTRUCTIONS

1. Guarantee of Signatures. Signatures on this Letter of Transmittal (refer to the signature box on page 7 hereof) need not be guaranteed: (a) if this Letter of Transmittal is signed by the registered holder(s) of the Certificate(s) transmitted herewith and such holder(s) has (have) not completed the instruction entitled “Special Payment and Delivery Instruments” on page 7 of this Letter of Transmittal or (b) if such Certificates are transmitted for the account of an Eligible Institution (as hereinafter defined). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each of the foregoing, an “Eligible Institution”). See Instruction 4.

2. Delivery of Letter of Transmittal and Certificates; Lost Certificates. Certificates surrendered, as well as a properly completed and duly executed Letter of Transmittal, any required signature guarantees and any other documents required by this Letter of Transmittal, must be delivered to Endeavor Trust Corporation at its address set forth on the cover of this Letter of Transmittal. In the event that any Certificate of the undersigned has been lost or destroyed, the undersigned should so indicate by checking the box on the face of this Letter of Transmittal and complete and sign the Lost Instrument Certificate for Stock attached to this Letter of Transmittal as Exhibit A. Delivery of this Lost Instrument Certificate or another instrument reasonably satisfactory to the Depositary and Icanic pursuant to which the undersigned agrees to indemnify the Depositary, Icanic and LEEF against any claim that may be made against Icanic or LEEF with respect to any lost or destroyed Certificate is required for any such lost or destroyed Certificate. All questions as to the documents, validity, form, eligibility, and acceptance for payment of any Certificate surrendered pursuant to any of the procedures described herein will be determined by Icanic, and its reasonable determination shall be final and binding. Delivery of any Certificate surrendered hereby shall be effected and risk of loss and title to such Certificate shall pass only upon proper delivery thereof to the Depositary. Delivery of documents to an address other than the address as set forth on the cover of this Letter of Transmittal does not constitute delivery to the Depositary. The delivery and surrender of a Certificate will be deemed made only when this Letter of Transmittal and any other documents required in connection therewith are actually received by the Depositary.

The method of delivery of Certificates and other required documents is at the option and risk of the tendering holder. If sent by mail, registered mail with return receipt requested is recommended.

3. Inadequate Space. If the space provided herein is inadequate, the Certificate numbers and/or the number of LEEF Common Shares should be listed on a separate signed schedule and attached hereto.

4. Signatures on Letter of Transmittal, Stock Powers, and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Certificate(s) transmitted hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If any Certificate transmitted hereby is held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

If any Certificate transmitted hereby is registered in a different name than any other Certificate transmitted hereby, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

When this Letter of Transmittal is signed by the registered holder(s) of the Certificate(s) listed and transmitted hereby, no endorsements of certificates or separate stock powers or signature guarantees are required. If, however, this Letter of Transmittal is signed by a person other than the registered holder(s), then the Certificate(s) transmitted hereby must be endorsed or accompanied by appropriate stock powers. An Eligible Institution must guarantee all signatures on such Certificates or stock powers and on this Letter of Transmittal if special payment instructions are given.

If this Letter of Transmittal or any Certificate is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Icanic of this authority so to act must be submitted.

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5. Special Payment and Delivery Instructions. If any certificate for Payment Shares issued (each, an “Exchange Certificate”) is to be sent to someone other than the signer of this Letter of Transmittal or to an address other than the address completed in the signature box on page 7 hereof, the appropriate boxes on this Letter of Transmittal should be completed.

6. Requests for Assistance and Additional Copies. Requests for assistance may be directed prior to the Effective Date to LEEF at 175 N. Lenore Avenue, Willits, CA 95490 (Attention: Kevin Wilson) and after the Effective Date to Icanic at 789 West Pender Street, Suite 810, Vancouver, BC V6C 1H2 (Attention: Chief Executive Officer) or at any time to the broker, dealer, commercial bank, or trust company of the undersigned. Additional copies of this Letter of Transmittal and related documentation may be obtained from the Depositary at 702 -777 Hornby Street Vancouver BC V6Z 1S4, attention: Corporate Actions.

7. Form W-9 and/or W-8BEN. Each tendering holder is required to provide the Depositary with a correct taxpayer identification number (“TIN”), generally the holder’s social security or federal employer identification number. Each tendering holder that is a natural person and US tax resident may use the Form W-9, which is attached hereto. Each tendering holder that is an entity or that is not a US tax resident should complete and submit the Form W-8BEN for W-8BEN-E, as applicable. Each tendering holder completing the attached Form W-9 must cross out item (2) in the certification box on the Form W-9 if such tendering holder is subject to backup withholding. Failure to provide the information on the form (or in a form W-8BEN or W- 8BEN-E, as applicable) may subject the tendering holder to federal income tax withholding on the payments made to the holder or other payee with respect to the Certificate surrendered hereby.

8. Tax Election for Eligible Holders. A beneficial owner of LEEF Common Shares who is an Eligible Holder (as defined below) and who receives Payment Shares pursuant to the Merger may be entitled to make a joint tax election under section 85 of the Tax Act or corresponding provisions of any applicable provincial tax legislation (each one a “Section 85 Election”) with Icanic as described in the Information Statement under the heading, “Certain Canadian Federal Income Tax Considerations “ if the box below is checked. See further instructions in Exhibit D.

An “Eligible Holder” means a beneficial owner of the LEEF Common Shares immediately prior to the Effective Time (other than with respect to Dissenting Shares) who is (a) a resident of Canada for purposes of the Tax Act (other than a Tax Exempt Person), or (b) a partnership any member of which is a resident of Canada for the purposes of the Tax Act (other than a Tax Exempt Person).

9. No Conditional Surrender. No alternative, conditional or contingent surrender of Certificates will be accepted.

10. Miscellaneous and Inquires. All inquiries regarding the surrender of shares and this Letter of Transmittal should be directed to Endeavor Trust Corporation at 604-559-8880 702 – 777 Hornby Street Vancouver, BC V6Z 1S4, Attn: Corporate Actions.

Privacy Notice: Endeavor Trust Corporation is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you – from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. Some of your information may be transferred to servicers in the U.S.A. for data processing and/or storage. Endeavor Trust Corporation will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

5

1. SIGN HERE

Also complete Form W-9 (or Form W-8BEN or W-8BEN-E, as Applicable)

Signature(s) of Holder(s):

Dated: ______ , 2022

(Must be signed by registered holder(s) exactly as name(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by an officer of a corporation, attorney-in-fact, executor, administrator, trustee, guardian or other person(s) acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name(s):

(Print Name)

Capacity (Full Title):

Address:

Area Code and Telephone No: _____________

Email Address: _____________

Taxpayer Identification or Social Security Number: _____________

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4 and 5)

To be completed ONLY if the Exchange Certificate is to be sent to someone other than the registered holder or to the registered holder at an address other than that above.

Mail Exchange Certificate to:

Name:
(Please Print)
Address:
(Zip Code)

Email address:

(Taxpayer Identification or Social Security No.): _____________

GUARANTEE OF SIGNATURE(S) (If Required—See Instructions 1 and 4)

Authorized Signature: _____________________________________

Name(s): _______________________________________________
(Please Print)

Name of Firm: ____________________________________________

Address: _______________________________________________

Area Code and Telephone No.: _______________ Dated: __________

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TAX DEFERRAL ELECTION FOR ELIGIBLE HOLDERS UNDER SECTION 85 OF THE TAX ACT

☐ Check this box if the beneficial owner of the LEEF Common Shares represented by the shares listed in this Letter of Transmittal (a) is an “Eligible Holder” entitled to make a Section 85 Election with Icanic, and (b) may wish to make the Section 85 Election with Icanic for the Eligible Holder’s LEEF Common Shares disposed of under the Merger.

Each Eligible Holder should consult the holder’s own tax advisor as to whether the holder should make a Section 85 Election and the procedures for doing so. It is the Eligible Holder’s responsibility to take the steps required to make a valid Section 85 Election.

REMEMBER TO ENCLOSE:

☐ either (A) the Certificates representing your LEEF Common Shares or (B) a Lost Instrument Certificate for Stock in the form attached hereto as Exhibit A;

☐ a Form W-9 in the form attached hereto as Exhibit B, or an appropriate Form W-8BEN or W-8BEN-E, as applicable, also attached hereto as Exhibit B; and

☐ if you are a U.S. Resident Holder and did not previously complete and submit the attached U.S. Representation Letter with your written consent, a fully completed U.S. Representation Letter in the form attached hereto as Exhibit C.

7

IMPORTANT TAX INFORMATION

Under federal tax law, a holder who transmits any Certificate hereby is required by law to provide Icanic with such holder’s correct TIN. If such holder is an individual, the TIN is his or her social security number. If Icanic is not provided with the correct TIN, the holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder or other payee with respect to any Certificate may be subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit to Icanic a properly completed Internal Revenue Form W-8BEN or W-8BEN-E, as applicable, signed under penalties of perjury, attesting to that holder’s exempt status. A Form W-8BEN and W-8BEN-E are each attached hereto as Exhibit B.

If backup withholding applies, Icanic is required to withhold the applicable percentage of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Form W-9

To prevent backup withholding on payments made to a holder or other payee with respect to any Certificate, the holder is required to notify Icanic of the holder’s correct TIN by completing the form W-9 attached hereto, certifying that the TIN provided on Form W-9 is correct (or that such holder is awaiting a TIN) and that (1) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends, (2) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding or (3) the holder is a

U.S. person (including a U.S. resident alien).

What Number to Give Icanic

The holder is required to give Icanic the TIN (e.g., social security number or employer identification number) of the record owner of each Certificate. If a Certificate is in more than one name or is not in the name of the actual owner, the undersigned should consult the Instructions to Form W-9, attached to this Letter of Transmittal as Exhibit B for additional guidance on which number to report.

NOTE:	Failure to complete and return a Substitute Form W-9 (or a Form W-8BEN or W-8BEN-E, as applicable) may result in backup withholding of the applicable percentage of any payments made to the undersigned in connection with the Exchange. The undersigned should review the Instructions to Form W-9 attached to this Letter of Transmittal as Exhibit B. Instructions for completing Form W-8BEN and W-8BEN-E, as applicable, are available on the IRS’s website as set forth at the top of Forms W-8BEN and W-8BEN-E.

8

Exhibit A

LOST INSTRUMENT CERTIFICATE FOR STOCK

The undersigned hereby certifies that the undersigned is the sole owner and recordholder of ________ shares of Common Stock of LEEF Holdings, Inc., a Nevada corporation (the “Company”), being represented by certificate number(s) _________________; that the undersigned has never endorsed, delivered, transferred, assigned or otherwise disposed of such securities or such certificate in any manner that would give any other person any interest therein; that the undersigned has searched diligently for such certificate but has been unable to locate it; and that such certificate has been lost or destroyed.

In order to induce the Company to issue a new certificate to replace the aforesaid certificate (s) and/or to accept this Lost Instrument Certificate for Stock in lieu of the surrender of such other certificate(s), the undersigned agrees to indemnify, defend, and hold harmless the Company, Icanic Brands Company Inc. and Endeavor Trust Corporation and their respective stockholders, directors, officers, and agents from and against any and all claims, losses or damages whatsoever arising out of or related in any manner to the aforesaid instrument that has been lost or destroyed.

Dated: ___________________

If individual:

(signature)

Print Name: ______________________________________

If entity:

(Name of entity)

By
Name:
Title:

Exhibit B

FORM W-9 (AND INSTRUCTIONS THERETO)

AND

FORM W-8BEN AND W-8BEN-E

(attached hereto)

Form **W-8BEN**

(Rev. October 2021)

Department of the Treasury
Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)

▶ **For use by individuals. Entities must use Form W-8BEN-E.**
▶ **Go to *www.irs.gov/FormW8BEN* for instructions and the latest information.**
▶ **Give this form to the withholding agent or payer. Do not send to the IRS.**

OMB No. 1545-1621

Do NOT use this form if:	**Instead, use Form:**
• You are NOT an individual	W-8BEN-E
• You are a U.S. citizen or other U.S. person, including a resident alien individual	W-9
• You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the United States (other than personal services)	W-8ECI
• You are a beneficial owner who is receiving compensation for personal services performed in the United States	8233 or W-4
• You are a person acting as an intermediary	W-8IMY

Note: If you are resident in a FATCA partner jurisdiction (that is, a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence.

Part I Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner

2 Country of citizenship

3 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address.**

City or town, state or province. Include postal code where appropriate.

Country

4 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.

Country

5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions)

6a Foreign tax identifying number (see instructions)

6b Check if FTIN not legally required . . . ☐

7 Reference number(s) (see instructions)

8 Date of birth (MM-DD-YYYY) (see instructions)

Part II Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

9 I certify that the beneficial owner is a resident of ______________________ within the meaning of the income tax treaty between the United States and that country.

10 **Special rates and conditions** (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph ______________ of the treaty identified on line 9 above to claim a ____ % rate of withholding on (specify type of income): ______________________________.

Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding: ______________

Part III Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income or proceeds to which this form relates or am using this form to document myself for chapter 4 purposes;
- The person named on line 1 of this form is not a U.S. person;
- This form relates to:

  (a) income not effectively connected with the conduct of a trade or business in the United States;

  (b) income effectively connected with the conduct of a trade or business in the United States but is not subject to tax under an applicable income tax treaty;

  (c) the partner's share of a partnership's effectively connected taxable income; or

  (d) the partner's amount realized from the transfer of a partnership interest subject to withholding under section 1446(f);
- The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country; and
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. **I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.**

Sign Here ▶ ☐ I certify that I have the capacity to sign for the person identified on line 1 of this form.

Signature of beneficial owner (or individual authorized to sign for beneficial owner) Date (MM-DD-YYYY)

Print name of signer

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 25047Z Form **W-8BEN** (Rev. 10-2021)

Form **W-8BEN-E**

(Rev. October 2021)

Department of the Treasury
Internal Revenue Service

Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)

► For use by entities. Individuals must use Form W-8BEN. ► Section references are to the Internal Revenue Code.
► Go to *www.irs.gov/FormW8BENE* for instructions and the latest information.
► Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form for: **Instead use Form:**

- U.S. entity or U.S. citizen or resident . . . W-9
- A foreign individual . . . W-8BEN (Individual) or Form 8233
- A foreign individual or entity claiming that income is effectively connected with the conduct of trade or business within the United States (unless claiming treaty benefits) . . . W-8ECI
- A foreign partnership, a foreign simple trust, or a foreign grantor trust (unless claiming treaty benefits) (see instructions for exceptions) . . W-8IMY
- A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming that income is effectively connected U.S. income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (unless claiming treaty benefits) (see instructions for other exceptions) . . . W-8ECI or W-8EXP
- Any person acting as an intermediary (including a qualified intermediary acting as a qualified derivatives dealer) . . . W-8IMY

Part I Identification of Beneficial Owner

1 Name of organization that is the beneficial owner

2 Country of incorporation or organization

3 Name of disregarded entity receiving the payment (if applicable, see instructions)

4 Chapter 3 Status (entity type) (Must check one box only):

☐ Corporation ☐ Partnership
☐ Simple trust ☐ Tax-exempt organization ☐ Complex trust ☐ Foreign Government - Controlled Entity
☐ Central Bank of Issue ☐ Private foundation ☐ Estate ☐ Foreign Government - Integral Part
☐ Grantor trust ☐ Disregarded entity ☐ International organization

If you entered disregarded entity, partnership, simple trust, or grantor trust above, is the entity a hybrid making a treaty claim? If "Yes," complete Part III. ☐ Yes ☐ No

5 Chapter 4 Status (FATCA status) (See instructions for details and complete the certification below for the entity's applicable status.)

☐ Nonparticipating FFI (including an FFI related to a Reporting IGA FFI other than a deemed-compliant FFI, participating FFI, or exempt beneficial owner).
☐ Participating FFI.
☐ Reporting Model 1 FFI.
☐ Reporting Model 2 FFI.
☐ Registered deemed-compliant FFI (other than a reporting Model 1 FFI, sponsored FFI, or nonreporting IGA FFI covered in Part XII). See instructions.
☐ Sponsored FFI. Complete Part IV.
☐ Certified deemed-compliant nonregistering local bank. Complete Part V.
☐ Certified deemed-compliant FFI with only low-value accounts. Complete Part VI.
☐ Certified deemed-compliant sponsored, closely held investment vehicle. Complete Part VII.
☐ Certified deemed-compliant limited life debt investment entity. Complete Part VIII.
☐ Certain investment entities that do not maintain financial accounts. Complete Part IX.
☐ Owner-documented FFI. Complete Part X.
☐ Restricted distributor. Complete Part XI.

☐ Nonreporting IGA FFI. Complete Part XII.
☐ Foreign government, government of a U.S. possession, or foreign central bank of issue. Complete Part XIII.
☐ International organization. Complete Part XIV.
☐ Exempt retirement plans. Complete Part XV.
☐ Entity wholly owned by exempt beneficial owners. Complete Part XVI.
☐ Territory financial institution. Complete Part XVII.
☐ Excepted nonfinancial group entity. Complete Part XVIII.
☐ Excepted nonfinancial start-up company. Complete Part XIX.
☐ Excepted nonfinancial entity in liquidation or bankruptcy. Complete Part XX.
☐ 501(c) organization. Complete Part XXI.
☐ Nonprofit organization. Complete Part XXII.
☐ Publicly traded NFFE or NFFE affiliate of a publicly traded corporation. Complete Part XXIII.
☐ Excepted territory NFFE. Complete Part XXIV.
☐ Active NFFE. Complete Part XXV.
☐ Passive NFFE. Complete Part XXVI.
☐ Excepted inter-affiliate FFI. Complete Part XXVII.
☐ Direct reporting NFFE.
☐ Sponsored direct reporting NFFE. Complete Part XXVIII.
☐ Account that is not a financial account.

6 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address** (other than a registered address).

City or town, state or province. Include postal code where appropriate. | Country

7 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate. | Country

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 59689N Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 2

Part I Identification of Beneficial Owner *(continued)*

8 U.S. taxpayer identification number (TIN), if required

9a GIIN	b Foreign TIN	c Check if FTIN not legally required . . . . . . ▶ ☐

10 Reference number(s) (see instructions)

Note: Please complete remainder of the form including signing the form in Part XXX.

Part II Disregarded Entity or Branch Receiving Payment. (Complete only if a disregarded entity with a GIIN or a branch of an FFI in a country other than the FFI's country of residence. See instructions.)

11 Chapter 4 Status (FATCA status) of disregarded entity or branch receiving payment

☐ Branch treated as nonparticipating FFI. ☐ Reporting Model 1 FFI. ☐ U.S. Branch.
☐ Participating FFI. ☐ Reporting Model 2 FFI.

12 Address of disregarded entity or branch (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address** (other than a registered address).

City or town, state or province. Include postal code where appropriate.

Country

13 GIIN (if any) ____________________

Part III Claim of Tax Treaty Benefits (if applicable). (For chapter 3 purposes only.)

14 I certify that (check all that apply):

a ☐ The beneficial owner is a resident of ____________________ within the meaning of the income tax treaty between the United States and that country.

b ☐ The beneficial owner derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits. The following are types of limitation on benefits provisions that may be included in an applicable tax treaty (check only one; see instructions):

☐ Government
☐ Tax-exempt pension trust or pension fund
☐ Other tax-exempt organization
☐ Publicly traded corporation
☐ Subsidiary of a publicly traded corporation
☐ Company that meets the ownership and base erosion test
☐ Company that meets the derivative benefits test
☐ Company with an item of income that meets active trade or business test
☐ Favorable discretionary determination by the U.S. competent authority received
☐ No LOB article in treaty
☐ Other (specify Article and paragraph): ____________________

c ☐ The beneficial owner is claiming treaty benefits for U.S. source dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation and meets qualified resident status (see instructions).

15 **Special rates and conditions** (if applicable—see instructions):
The beneficial owner is claiming the provisions of Article and paragraph ____________________
of the treaty identified on line 14a above to claim a __________ % rate of withholding on (specify type of income): __________
Explain the additional conditions in the Article the beneficial owner meets to be eligible for the rate of withholding: __________

Part IV Sponsored FFI

16 Name of sponsoring entity: ____________________

17 **Check whichever box applies.**

☐ I certify that the entity identified in Part I:

- Is an investment entity;
- Is not a QI, WP (except to the extent permitted in the withholding foreign partnership agreement), or WT; **and**
- Has agreed with the entity identified above (that is not a nonparticipating FFI) to act as the sponsoring entity for this entity.

☐ I certify that the entity identified in Part I:

- Is a controlled foreign corporation as defined in section 957(a);
- Is not a QI, WP, or WT;
- Is wholly owned, directly or indirectly, by the U.S. financial institution identified above that agrees to act as the sponsoring entity for this entity; **and**
- Shares a common electronic account system with the sponsoring entity (identified above) that enables the sponsoring entity to identify all account holders and payees of the entity and to access all account and customer information maintained by the entity including, but not limited to, customer identification information, customer documentation, account balance, and all payments made to account holders or payees.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 3

Part V Certified Deemed-Compliant Nonregistering Local Bank

18 ☐ I certify that the FFI identified in Part I:

• Operates and is licensed solely as a bank or credit union (or similar cooperative credit organization operated without profit) in its country of incorporation or organization;

• Engages primarily in the business of receiving deposits from and making loans to, with respect to a bank, retail customers unrelated to such bank and, with respect to a credit union or similar cooperative credit organization, members, provided that no member has a greater than 5% interest in such credit union or cooperative credit organization;

• Does not solicit account holders outside its country of organization;

• Has no fixed place of business outside such country (for this purpose, a fixed place of business does not include a location that is not advertised to the public and from which the FFI performs solely administrative support functions);

• Has no more than $175 million in assets on its balance sheet and, if it is a member of an expanded affiliated group, the group has no more than $500 million in total assets on its consolidated or combined balance sheets; **and**

• Does not have any member of its expanded affiliated group that is a foreign financial institution, other than a foreign financial institution that is incorporated or organized in the same country as the FFI identified in Part I and that meets the requirements set forth in this part.

Part VI Certified Deemed-Compliant FFI with Only Low-Value Accounts

19 ☐ I certify that the FFI identified in Part I:

• Is not engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, notional principal contracts, insurance or annuity contracts, or any interest (including a futures or forward contract or option) in such security, partnership interest, commodity, notional principal contract, insurance contract or annuity contract;

• No financial account maintained by the FFI or any member of its expanded affiliated group, if any, has a balance or value in excess of $50,000 (as determined after applying applicable account aggregation rules); **and**

• Neither the FFI nor the entire expanded affiliated group, if any, of the FFI, have more than $50 million in assets on its consolidated or combined balance sheet as of the end of its most recent accounting year.

Part VII Certified Deemed-Compliant Sponsored, Closely Held Investment Vehicle

20 Name of sponsoring entity: ____________________

21 ☐ I certify that the entity identified in Part I:

• Is an FFI solely because it is an investment entity described in Regulations section 1.1471-5(e)(4);

• Is not a QI, WP, or WT;

• Will have all of its due diligence, withholding, and reporting responsibilities (determined as if the FFI were a participating FFI) fulfilled by the sponsoring entity identified on line 20; **and**

• 20 or fewer individuals own all of the debt and equity interests in the entity (disregarding debt interests owned by U.S. financial institutions, participating FFIs, registered deemed-compliant FFIs, and certified deemed-compliant FFIs and equity interests owned by an entity if that entity owns 100% of the equity interests in the FFI and is itself a sponsored FFI).

Part VIII Certified Deemed-Compliant Limited Life Debt Investment Entity

22 ☐ I certify that the entity identified in Part I:

• Was in existence as of January 17, 2013;

• Issued all classes of its debt or equity interests to investors on or before January 17, 2013, pursuant to a trust indenture or similar agreement; **and**

• Is certified deemed-compliant because it satisfies the requirements to be treated as a limited life debt investment entity (such as the restrictions with respect to its assets and other requirements under Regulations section 1.1471-5(f)(2)(iv)).

Part IX Certain Investment Entities that Do Not Maintain Financial Accounts

23 ☐ I certify that the entity identified in Part I:

• Is a financial institution solely because it is an investment entity described in Regulations section 1.1471-5(e)(4)(i)(A), **and**

• Does not maintain financial accounts.

Part X Owner-Documented FFI

Note: This status only applies if the U.S. financial institution, participating FFI, or reporting Model 1 FFI to which this form is given has agreed that it will treat the FFI as an owner-documented FFI (see instructions for eligibility requirements). In addition, the FFI must make the certifications below.

24a ☐ (All owner-documented FFIs check here) I certify that the FFI identified in Part I:

• Does not act as an intermediary;

• Does not accept deposits in the ordinary course of a banking or similar business;

• Does not hold, as a substantial portion of its business, financial assets for the account of others;

• Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account;

• Is not owned by or in an expanded affiliated group with an entity that accepts deposits in the ordinary course of a banking or similar business, holds, as a substantial portion of its business, financial assets for the account of others, or is an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account;

• Does not maintain a financial account for any nonparticipating FFI; **and**

• Does not have any specified U.S. persons that own an equity interest or debt interest (other than a debt interest that is not a financial account or that has a balance or value not exceeding $50,000) in the FFI other than those identified on the FFI owner reporting statement.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page **4**

Part X Owner-Documented FFI *(continued)*

Check box 24b or 24c, whichever applies.

b ☐ I certify that the FFI identified in Part I:

- Has provided, or will provide, an FFI owner reporting statement that contains:
  - **(i)** The name, address, TIN (if any), chapter 4 status, and type of documentation provided (if required) of every individual and specified U.S. person that owns a direct or indirect equity interest in the owner-documented FFI (looking through all entities other than specified U.S. persons);
  - **(ii)** The name, address, TIN (if any), and chapter 4 status of every individual and specified U.S. person that owns a debt interest in the owner-documented FFI (including any indirect debt interest, which includes debt interests in any entity that directly or indirectly owns the payee or any direct or indirect equity interest in a debt holder of the payee) that constitutes a financial account in excess of $50,000 (disregarding all such debt interests owned by participating FFIs, registered deemed-compliant FFIs, certified deemed-compliant FFIs, excepted NFFEs, exempt beneficial owners, or U.S. persons other than specified U.S. persons); **and**
  - **(iii)** Any additional information the withholding agent requests in order to fulfill its obligations with respect to the entity.
- Has provided, or will provide, valid documentation meeting the requirements of Regulations section 1.1471-3(d)(6)(iii) for each person identified in the FFI owner reporting statement.

c ☐ I certify that the FFI identified in Part I has provided, or will provide, an auditor's letter, signed within 4 years of the date of payment, from an independent accounting firm or legal representative with a location in the United States stating that the firm or representative has reviewed the FFI's documentation with respect to all of its owners and debt holders identified in Regulations section 1.1471-3(d)(6)(iv)(A)(2), and that the FFI meets all the requirements to be an owner-documented FFI. The FFI identified in Part I has also provided, or will provide, an FFI owner reporting statement of its owners that are specified U.S. persons and Form(s) W-9, with applicable waivers.

Check box 24d if applicable (optional, see instructions).

d ☐ I certify that the entity identified on line 1 is a trust that does not have any contingent beneficiaries or designated classes with unidentified beneficiaries.

Part XI Restricted Distributor

25a ☐ (All restricted distributors check here) I certify that the entity identified in Part I:

- Operates as a distributor with respect to debt or equity interests of the restricted fund with respect to which this form is furnished;
- Provides investment services to at least 30 customers unrelated to each other and less than half of its customers are related to each other;
- Is required to perform AML due diligence procedures under the anti-money laundering laws of its country of organization (which is an FATF-compliant jurisdiction);
- Operates solely in its country of incorporation or organization, has no fixed place of business outside of that country, and has the same country of incorporation or organization as all members of its affiliated group, if any;
- Does not solicit customers outside its country of incorporation or organization;
- Has no more than $175 million in total assets under management and no more than $7 million in gross revenue on its income statement for the most recent accounting year;
- Is not a member of an expanded affiliated group that has more than $500 million in total assets under management or more than $20 million in gross revenue for its most recent accounting year on a combined or consolidated income statement; **and**
- Does not distribute any debt or securities of the restricted fund to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs.

Check box 25b or 25c, whichever applies.

I further certify that with respect to all sales of debt or equity interests in the restricted fund with respect to which this form is furnished that are made after December 31, 2011, the entity identified in Part I:

b ☐ Has been bound by a distribution agreement that contained a general prohibition on the sale of debt or securities to U.S. entities and U.S. resident individuals and is currently bound by a distribution agreement that contains a prohibition of the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI.

c ☐ Is currently bound by a distribution agreement that contains a prohibition on the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI and, for all sales made prior to the time that such a restriction was included in its distribution agreement, has reviewed all accounts related to such sales in accordance with the procedures identified in Regulations section 1.1471-4(c) applicable to preexisting accounts and has redeemed or retired any, or caused the restricted fund to transfer the securities to a distributor that is a participating FFI or reporting Model 1 FFI securities which were sold to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 5

Part XII Nonreporting IGA FFI

26 ☐ I certify that the entity identified in Part I:

• Meets the requirements to be considered a nonreporting financial institution pursuant to an applicable IGA between the United States and ____________________. The applicable IGA is a ☐ Model 1 IGA or a ☐ Model 2 IGA; and is treated as a ____________________ under the provisions of the applicable IGA or Treasury regulations (if applicable, see instructions);

• If you are a trustee documented trust or a sponsored entity, provide the name of the trustee or sponsor ____________________.

The trustee is: ☐ U.S. ☐ Foreign

Part XIII Foreign Government, Government of a U.S. Possession, or Foreign Central Bank of Issue

27 ☐ I certify that the entity identified in Part I is the beneficial owner of the payment, and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)).

Part XIV International Organization

Check box 28a or 28b, whichever applies.

28a ☐ I certify that the entity identified in Part I is an international organization described in section 7701(a)(18).

b ☐ I certify that the entity identified in Part I:

• Is comprised primarily of foreign governments;

• Is recognized as an intergovernmental or supranational organization under a foreign law similar to the International Organizations Immunities Act or that has in effect a headquarters agreement with a foreign government;

• The benefit of the entity's income does not inure to any private person; **and**

• Is the beneficial owner of the payment and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)).

Part XV Exempt Retirement Plans

Check box 29a, b, c, d, e, or f, whichever applies.

29a ☐ I certify that the entity identified in Part I:

• Is established in a country with which the United States has an income tax treaty in force (see Part III if claiming treaty benefits);

• Is operated principally to administer or provide pension or retirement benefits; **and**

• Is entitled to treaty benefits on income that the fund derives from U.S. sources (or would be entitled to benefits if it derived any such income) as a resident of the other country which satisfies any applicable limitation on benefits requirement.

b ☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• No single beneficiary has a right to more than 5% of the FFI's assets;

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operated; **and**

(i) Is generally exempt from tax on investment income under the laws of the country in which it is established or operates due to its status as a retirement or pension plan;

(ii) Receives at least 50% of its total contributions from sponsoring employers (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, other retirement funds described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A));

(iii) Either does not permit or penalizes distributions or withdrawals made before the occurrence of specified events related to retirement, disability, or death (except rollover distributions to accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), to retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or to other retirement funds described in this part or in an applicable Model 1 or Model 2 IGA); **or**

(iv) Limits contributions by employees to the fund by reference to earned income of the employee or may not exceed $50,000 annually.

c ☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• Has fewer than 50 participants;

• Is sponsored by one or more employers each of which is not an investment entity or passive NFFE;

• Employee and employer contributions to the fund (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A)) are limited by reference to earned income and compensation of the employee, respectively;

• Participants that are not residents of the country in which the fund is established or operated are not entitled to more than 20% of the fund's assets; **and**

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operates.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 6

Part XV Exempt Retirement Plans *(continued)*

d ☐ I certify that the entity identified in Part I is formed pursuant to a pension plan that would meet the requirements of section 401(a), other than the requirement that the plan be funded by a trust created or organized in the United States.

e ☐ I certify that the entity identified in Part I is established exclusively to earn income for the benefit of one or more retirement funds described in this part or in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), or retirement and pension accounts described in an applicable Model 1 or Model 2 IGA.

f ☐ I certify that the entity identified in Part I:

- Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are current or former employees of the sponsor (or persons designated by such employees); **or**
- Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are not current or former employees of such sponsor, but are in consideration of personal services performed for the sponsor.

Part XVI Entity Wholly Owned by Exempt Beneficial Owners

30 ☐ I certify that the entity identified in Part I:

- Is an FFI solely because it is an investment entity;
- Each direct holder of an equity interest in the investment entity is an exempt beneficial owner described in Regulations section 1.1471-6 or in an applicable Model 1 or Model 2 IGA;
- Each direct holder of a debt interest in the investment entity is either a depository institution (with respect to a loan made to such entity) or an exempt beneficial owner described in Regulations section 1.1471-6 or an applicable Model 1 or Model 2 IGA.
- Has provided an owner reporting statement that contains the name, address, TIN (if any), chapter 4 status, and a description of the type of documentation provided to the withholding agent for every person that owns a debt interest constituting a financial account or direct equity interest in the entity; **and**
- Has provided documentation establishing that every owner of the entity is an entity described in Regulations section 1.1471-6(b), (c), (d), (e), (f) and/or (g) without regard to whether such owners are beneficial owners.

Part XVII Territory Financial Institution

31 ☐ I certify that the entity identified in Part I is a financial institution (other than an investment entity) that is incorporated or organized under the laws of a possession of the United States.

Part XVIII Excepted Nonfinancial Group Entity

32 ☐ I certify that the entity identified in Part I:

- Is a holding company, treasury center, or captive finance company and substantially all of the entity's activities are functions described in Regulations section 1.1471-5(e)(5)(i)(C) through (E);
- Is a member of a nonfinancial group described in Regulations section 1.1471-5(e)(5)(i)(B);
- Is not a depository or custodial institution (other than for members of the entity's expanded affiliated group); **and**
- Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle with an investment strategy to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XIX Excepted Nonfinancial Start-Up Company

33 ☐ I certify that the entity identified in Part I:

- Was formed on (or, in the case of a new line of business, the date of board resolution approving the new line of business) ____________ (date must be less than 24 months prior to date of payment);
- Is not yet operating a business and has no prior operating history or is investing capital in assets with the intent to operate a new line of business other than that of a financial institution or passive NFFE;
- Is investing capital into assets with the intent to operate a business other than that of a financial institution; **and**
- Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XX Excepted Nonfinancial Entity in Liquidation or Bankruptcy

34 ☐ I certify that the entity identified in Part I:

- Filed a plan of liquidation, filed a plan of reorganization, or filed for bankruptcy on ______________________________;
- During the past 5 years has not been engaged in business as a financial institution or acted as a passive NFFE;
- Is either liquidating or emerging from a reorganization or bankruptcy with the intent to continue or recommence operations as a nonfinancial entity; **and**
- Has, or will provide, documentary evidence such as a bankruptcy filing or other public documentation that supports its claim if it remains in bankruptcy or liquidation for more than 3 years.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page 7

Part XXI 501(c) Organization

35 ☐ I certify that the entity identified in Part I is a 501(c) organization that:

• Has been issued a determination letter from the IRS that is currently in effect concluding that the payee is a section 501(c) organization that is dated ________________ ; **or**

• Has provided a copy of an opinion from U.S. counsel certifying that the payee is a section 501(c) organization (without regard to whether the payee is a foreign private foundation).

Part XXII Nonprofit Organization

36 ☐ I certify that the entity identified in Part I is a nonprofit organization that meets the following requirements.

• The entity is established and maintained in its country of residence exclusively for religious, charitable, scientific, artistic, cultural or educational purposes;

• The entity is exempt from income tax in its country of residence;

• The entity has no shareholders or members who have a proprietary or beneficial interest in its income or assets;

• Neither the applicable laws of the entity's country of residence nor the entity's formation documents permit any income or assets of the entity to be distributed to, or applied for the benefit of, a private person or noncharitable entity other than pursuant to the conduct of the entity's charitable activities or as payment of reasonable compensation for services rendered or payment representing the fair market value of property which the entity has purchased; **and**

• The applicable laws of the entity's country of residence or the entity's formation documents require that, upon the entity's liquidation or dissolution, all of its assets be distributed to an entity that is a foreign government, an integral part of a foreign government, a controlled entity of a foreign government, or another organization that is described in this part or escheats to the government of the entity's country of residence or any political subdivision thereof.

Part XXIII Publicly Traded NFFE or NFFE Affiliate of a Publicly Traded Corporation

Check box 37a or 37b, whichever applies.

37a ☐ I certify that:

• The entity identified in Part I is a foreign corporation that is not a financial institution; **and**

• The stock of such corporation is regularly traded on one or more established securities markets, including ________________ (name one securities exchange upon which the stock is regularly traded).

b ☐ I certify that:

• The entity identified in Part I is a foreign corporation that is not a financial institution;

• The entity identified in Part I is a member of the same expanded affiliated group as an entity the stock of which is regularly traded on an established securities market;

• The name of the entity, the stock of which is regularly traded on an established securities market, is ________________ ; **and**

• The name of the securities market on which the stock is regularly traded is ________________ .

Part XXIV Excepted Territory NFFE

38 ☐ I certify that:

• The entity identified in Part I is an entity that is organized in a possession of the United States;

• The entity identified in Part I:

(i) Does not accept deposits in the ordinary course of a banking or similar business;

(ii) Does not hold, as a substantial portion of its business, financial assets for the account of others; **or**

(iii) Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account; **and**

• All of the owners of the entity identified in Part I are bona fide residents of the possession in which the NFFE is organized or incorporated.

Part XXV Active NFFE

39 ☐ I certify that:

• The entity identified in Part I is a foreign entity that is not a financial institution;

• Less than 50% of such entity's gross income for the preceding calendar year is passive income; **and**

• Less than 50% of the assets held by such entity are assets that produce or are held for the production of passive income (calculated as a weighted average of the percentage of passive assets measured quarterly) (see instructions for the definition of passive income).

Part XXVI Passive NFFE

40a ☐ I certify that the entity identified in Part I is a foreign entity that is not a financial institution (other than an investment entity organized in a possession of the United States) and is not certifying its status as a publicly traded NFFE (or affiliate), excepted territory NFFE, active NFFE, direct reporting NFFE, or sponsored direct reporting NFFE.

Check box 40b or 40c, whichever applies.

b ☐ I further certify that the entity identified in Part I has no substantial U.S. owners (or, if applicable, no controlling U.S. persons); **or**

c ☐ I further certify that the entity identified in Part I has provided the name, address, and TIN of each substantial U.S. owner (or, if applicable, controlling U.S. person) of the NFFE in Part XXIX.

Form **W-8BEN-E** (Rev. 10-2021)

Form W-8BEN-E (Rev. 10-2021) Page **8**

Part XXVII Excepted Inter-Affiliate FFI

41 ☐ I certify that the entity identified in Part I:

- Is a member of an expanded affiliated group;
- Does not maintain financial accounts (other than accounts maintained for members of its expanded affiliated group);
- Does not make withholdable payments to any person other than to members of its expanded affiliated group;
- Does not hold an account (other than depository accounts in the country in which the entity is operating to pay for expenses) with or receive payments from any withholding agent other than a member of its expanded affiliated group; **and**
- Has not agreed to report under Regulations section 1.1471-4(d)(2)(ii)(C) or otherwise act as an agent for chapter 4 purposes on behalf of any financial institution, including a member of its expanded affiliated group.

Part XXVIII Sponsored Direct Reporting NFFE (see instructions for when this is permitted)

42 Name of sponsoring entity: ____________________

43 ☐ I certify that the entity identified in Part I is a direct reporting NFFE that is sponsored by the entity identified on line 42.

Part XXIX Substantial U.S. Owners of Passive NFFE

As required by Part XXVI, provide the name, address, and TIN of each substantial U.S. owner of the NFFE. Please see the instructions for a definition of substantial U.S. owner. If providing the form to an FFI treated as a reporting Model 1 FFI or reporting Model 2 FFI, an NFFE may also use this part for reporting its controlling U.S. persons under an applicable IGA.

Name	Address	TIN

Part XXX Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- The entity identified on line 1 of this form is the beneficial owner of all the income or proceeds to which this form relates, is using this form to certify its status for chapter 4 purposes, or is submitting this form for purposes of section 6050W or 6050Y;
- The entity identified on line 1 of this form is not a U.S. person;
- This form relates to: (a) income not effectively connected with the conduct of a trade or business in the United States, (b) income effectively connected with the conduct of a trade or business in the United States but is not subject to tax under an income tax treaty, (c) the partner's share of a partnership's effectively connected taxable income, or (d) the partner's amount realized from the transfer of a partnership interest subject to withholding under section 1446(f); **and**
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which the entity on line 1 is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the entity on line 1 is the beneficial owner.

I agree that I will submit a new form within 30 days if any certification on this form becomes incorrect.

☐ **I certify that I have the capacity to sign for the entity identified on line 1 of this form.**

Sign Here ▶ ____________________ Signature of individual authorized to sign for beneficial owner | ____________________ Print Name | ____________ Date (MM-DD-YYYY)

Form **W-8BEN-E** (Rev. 10-2021)

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page **2**

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page **5**

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships,* earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) Page 6

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Visit *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Exhibit C

U.S. REPRESENTATION LETTER

(U.S. RESIDENT HOLDERS ONLY)

(attached hereto)

* “U.S. Resident Holder” means (i) a U.S. Person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act of 1933, as amended, (ii) any person acquiring the securities on behalf of, or for the account or benefit of any U.S. Person or any person in the United States, (iii) any person who is resident in the United States as of the record date for the special meeting of the ) LEEF or was in the United States at the time when such person received the solicitation for written consents of the stockholders of LEEF with respect to the Transaction, or (iv) any person who is resident in the United States or was in the United States at the time when such person completed and delivered the written consent of the stockholders of LEEF with respect to the Merger.

U.S. Representation Letter

To:	Icanic Brands Company Inc. (“Icanic”)
Re:	Merger Agreement dated January 21, 2022 (the “Merger Agreement”) between Icanic and Leef Holdings, Inc. (“Leef”)

Upon the completion of the acquisition by Icanic of Leef by way of a merger (the “Merger”) contemplated by the Merger Agreement, Leef shall become a wholly-owned subsidiary of Icanic. Pursuant to the Merger, the undersigned holder of shares of common stock of Leef (“Leef Shares”) will receive common shares of Icanic in exchange for the shareholder’s Leef Shares (the “Icanic Shares”).

This Representation Letter is to be executed and delivered by each holder of Leef Shares or securities convertible into Leef Shares (collectively, “Leef Securities”) who is, or is acting for the account or benefit of, a U.S. Person or a person within the United States (each, an “Leef U.S. Securityholder”).

The undersigned holder of Leef Securities covenants, represents and warrants to Icanic that:

(a)	It has full right, power and authority to deliver its Leef Securities and this Representation Letter.

(b)	It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Icanic Shares or securities convertible into the common shares of Icanic (the “Consideration Securities”) to be issued to it pursuant to the Merger, and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the Leef U.S. Securityholder has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Merger Agreement and owning the Consideration Securities.

(c)	Icanic has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger Agreement and it has had access to such information concerning Icanic as it has considered necessary or appropriate in connection with its investment decision to acquire the Consideration Securities, including disclosure document(s) furnished to the Leef U.S. Securityholder in connection with the solicitation of written consents of the shareholders of Leef to approve the Merger, and access to Icanic’s public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the Leef U.S. Securityholder’s satisfaction.

(d)	It is acquiring the Consideration Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Consideration Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph shall not restrict the Leef U.S. Securityholder from selling or otherwise disposing of the Consideration Securities pursuant to registration thereof pursuant to the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “U.S. Securities Act”) and any applicable state securities laws or under an exemption from such registration requirements.

(e)	The address of the Leef U.S. Securityholder set out in the signature block below is the true and correct principal address of the Leef U.S. Securityholder and can be relied on by Icanic for the purposes of state blue sky laws, and the Leef U.S. Securityholder is not an entity that has been formed for the specific purpose of purchasing or acquiring the Securities.

(f)	It understands (i) the Consideration Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated by the Merger Agreement is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act.

(g)	The Leef U.S. Securityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the criteria set forth in Appendix A hereto (please initial on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof.

(h)	The Leef U.S. Securityholder has not purchased the Consideration Securities as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(i)	It understands and agrees that the Consideration Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(j)	It acknowledges that it is not acquiring the Consideration Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Consideration Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Consideration Securities.

(k)	If it is entitled to receive share purchase warrants or options convertible into Icanic Shares under the Merger Agreement, it acknowledges and agrees that:

i)	the securities of Icanic issuable upon exercise of such warrants or options convertible into Icanic Shares (the “Icanic Underlying Securities” and together with the Consideration Securities, the “Securities”) have not been and will not be registered under the U.S. Securities Act or any state securities laws; and

ii)	such warrants or options convertible into Icanic Shares may not be exercised in the United States, or for the account or benefit of a U.S. Person or a person in the United States, absent an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(l)	It acknowledges that the Securities will be “restricted securities”, as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(i)	to Icanic;

(i)	outside the United States in an “offshore transaction” meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(ii)	in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iii)	in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities,

and, in the case of each of (ii) and (iii) above, it has prior to such sale furnished to Icanic an opinion of counsel in form and substance reasonably satisfactory to Icanic stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (m) below may be removed.

(m)	The certificates representing the Securities, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (C) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION SHALL FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAW. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if at the time of original issuance of the Securities, Icanic is a “foreign issuer” (as such term is defined in Rule 902(e) of Regulation S under the U.S. Securities Act), and are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, the legend set forth above may be removed by providing to the registrar and transfer agent of Icanic:

(i)	an executed declaration and undertaking in substantially the form set forth as Appendix B attached hereto (or in such other forms as Icanic may prescribe from time to time);

(ii)	an executed broker affirmation, in substantially the form included in Appendix B attached hereto (or in such other forms as Icanic may prescribe from time to time); and

(iii)	if requested by Icanic or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to Icanic and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and

provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to Icanic, the legend may be removed by delivery to the registrar and transfer agent and Icanic of an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to Icanic, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(n)	It understands and agrees that there may be material tax consequences to the Leef U.S. Securityholder of an acquisition, holding or disposition of any of the securities of Icanic. Icanic gives no opinion and makes no representation with respect to the tax consequences to the Leef U.S. Securityholder under United States federal, state, local or other tax laws of the undersigned’s acquisition, holding or disposition of such securities.

(o)	It consents to Icanic making a notation on its records or giving instructions to any transfer agent of Icanic in order to implement the restrictions on transfer set forth and described in this Representation Letter and the Merger Agreement.

(p)	It understands that (i) Icanic may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if Icanic is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Securities unless the requirements of Rule 144(i) under the U.S. Securities Act are met, and (iii) Icanic will not be obligated to make Rule 144 under the U.S. Securities Act available for resales of the Securities.

(q)	It understands and agrees that the financial statements of Icanic have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(r)	It understands and acknowledges that Icanic is incorporated outside the United States, consequently, it may be difficult to provide service of process on Icanic and it may be difficult to enforce any judgment against Icanic.

(s)	It understands that Icanic will not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or “blue sky” laws or to take action so as to permit resales of such Securities. Accordingly, the Leef U.S. Securityholder understands that absent registration, it may be required to hold the Securities indefinitely. As a consequence, the Leef U.S. Securityholder understands it must bear the economic risks of the investment in such Securities for an indefinite period of time.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing. If any such representations shall not be true and accurate prior to the Closing, the undersigned shall give immediate written notice of such fact to Icanic prior to the Closing.

Dated _________________ 2022.

X
Signature of individual (if Leef U.S. Securityholder is an individual)

X
Signature of Authorized signatory (if Leef U.S. Securityholder is not an individual)

Name of Leef U.S. Securityholder (please print)

Address of Leef U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “A” to

U.S. Representation Letter for Leef U.S. Securityholders

To be completed by Leef U.S. Securityholders who qualify as Accredited Investors

In addition to the covenants, representations and warranties contained in the Merger Agreement and the Representation Letter to which this Appendix is attached, the undersigned Leef U.S. Securityholder covenants, represents and warrants to Icanic that the Leef U.S. Securityholder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act by virtue of meeting one of the following criteria (please initial on the appropriate lines):

1. Initials________	Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the “Commission”) under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any rural business investment company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as such term is defined in Rule 501 of Regulation D under the U.S. Securities Act);

2. Initials________	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

3. Initials________	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

4. Initials________	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

5. Initials________	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), excluding the value of that person’s primary residence, at the time of purchase, exceeds US$1,000,000 (Note: For purposes of calculating net worth,

(i) the person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of this Representation Letter, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this Representation Letter exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability);

(iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; and

(iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A) joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly);

6. Initials________	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Initials________	Any director or executive officer of Icanic; or

8. Initials________	Any entity in which all of the equity owners meet the requirements of at least one of the above categories – if this category is selected, you must identify each equity owner and indicate the category of accredited investor (by reference to the applicable number in this Representation Letter):

	Name of Equity Owner	Category of Accredited Investor

Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category will be available;

9. Initials________	Any entity, of a type not listed in Categories 1- 4 or 8, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 9, “investments is defined in Rule 2a51-1(b) under the Investment Company Act of 1940);

10. Initials________	Any natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65);

11. Initials________	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

12. Initials________	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 11 above and whose prospective investment in Icanic is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

Dated__________________2022.

X
Signature of individual (if Leef U.S. Securityholder is an individual)

X
Signature of authorized signatory (if Leef U.S. Securityholder is not an individual)

Name of Leef U.S. Securityholder (please print)

Address of Leef U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix “B”

Form of Declaration and Undertaking for Removal of Legend – Rule 904 under the U.S. Securities Act of 1933

To:	Icanic Brands Company Inc. (the “Company”)

And To:	The transfer agent for the Company’s Common Shares

The undersigned (A) acknowledges that the sale of                                   common shares in the capital of the Company, represented by Share Certificate No.(s)                                        or held through the Direct Registration System (DRS) in DRS Holder Account No.                             , to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company (except solely by virtue of being an officer or director of the Company) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S under the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated                           20    .

X
Signature of individual (if Seller is an individual)

X
Signature of authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representations of our customer                                   (the “Seller”) contained in the foregoing Declaration for Removal of Legend, dated                                  , 20     , with regard to the sale, for such Seller’s account, of                                   common shares (the “Securities”) of the Company represented by certificate number(s)                              , or held through the Direct Registration System (DRS) in DRS Holder Account No.                               . We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1) no offer to sell Securities was made to a person in the United States;

(2) the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3) no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4) we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated this          day of                                              , 20     .

Signature of Signatory:

Name and Title of Authorized Signatory:

Name of Brokerage Company:

Exhibit D

INSTRUCTIONS FOR ELIGIBLE HOLDERS WISHING TO FILE A TAX ELECTION FOR PURPOSES OF THE TAX ACT

Eligible Holders should consult their tax advisors as to the proper completion and delivery of the relevant tax election forms to Icanic, and the applicable filing deadlines. The comments made in this section, are of a general nature only and are not intended to be (nor should they be construed to be) legal or tax advice to any particular Eligible Holder.

Under the terms of the Merger, Icanic will execute the necessary joint election form(s) (the “Tax Election Forms”) for making the Section 85 Election for an Eligible Holder from whom two signed, correct and complete copies of the Tax Election Forms are received by Icanic within 60 days after the Effective Date (the “Tax Election Deadline”) and to return such Tax Election Forms to the Eligible Holder within 30 days after receipt of such Tax Election Forms. Eligible Holders are solely responsible for timely filing any Tax Election Forms with the Canada Revenue Agency.

Neither LEEF, Icanic nor any successor corporation shall be responsible for the proper completion and filing of the Tax Election Forms, except for the obligation to sign and return the duly completed Tax Election Forms which are received within the Tax Election Deadline. The Eligible Holder will be solely responsible for the payment of any taxes, interest or penalties arising as a result of the failure of a Eligible Holder to properly or timely complete and file such joint election forms in the form and manner prescribed by the Tax Act (or any applicable provincial legislation).

Summary of what an Eligible Holder needs to do to file a Section 85 Election

Submit two copies of your Tax Election Forms to Icanic in accordance with the procedures in the Information Statement. Any Tax Election Forms must be received on or before the Tax Election Deadline. Send your signed, correct and complete copies of the Tax Election Forms to Icanic at the address below.

Address: 789 West Pender Street, Suite 810,Vancouver, BC, V6C 1H2

Attention: Chief Financial Officer

The Tax Election Form

The following is a partial discussion of certain information that an Eligible Holder would require to fill out a Tax Election Form.

1.	Corporation’s name (transferee)

The name of the transferee corporation is “Icanic Brands Company Inc.”.

2.	Business number

The business number for Icanic is 849317284BC0001.

3.	Address

Icanic’s address is 789 West Pender Street, Suite 810,Vancouver, BC.

4.	Postal code

Icanic’s postal code is V6C 1H2.

5.	Tax year of the corporation

Icanic’s tax year is July 31.

6.	Tax services office

Icanic’s Tax Services Office is 468 Terminal Ave. Vancouver, British Columbia V6A 0C1

7.	Paid up capital of the common shares of Icanic

Eligible Holders do not have the information necessary to complete this portion of the form and should therefore not complete this portion of the form. Icanic will complete this portion of the form.

Eligible Holders should consult their tax advisors as to the income tax consequences under the Tax Act of the Earn-Out Payment.

ELIGIBLE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THEIR ELIGIBILITY UNDER THE TAX ACT TO FILE A TAX ELECTION FORM AND THE PROPER COMPLETION AND DELIVERY OF THE RELEVANT TAX ELECTION FORMS TO ICANIC, AND THE APPLICABLE FILING DEADLINES.

DEPOSITARY AGREEMENT

February 23, 2022

Endeavor Trust Corporation

702 - 777 Hornby Street

Vancouver, BC V6Z IS4

Attention: David Eppert, Chief Executive Officer

Dear Youhee:

LEEF Holdings, Inc. (“Leef’) and Icanic Brands Company Inc. (“Icanic” and with Leef, the “Companies”) wish to engage Endeavor Trust Corporation (“Endeavor”) as depositary in connection with a proposed three-cornered amalgamation (the “Merger”) under the terms and conditions of a merger agreement dated January 21, 2022 (the “Merger Agreement”), among Icanic, lcanic Merger Sub, Inc. (“Subco”), Leef and Micah Anderson, solely in his capacity as representative of Leef stockholders (the “Leef Stockholders”). lcanic will acquire all of the issued and outstanding shares of common stock of Leef (the “Leef Shares”) by way of a statutory triangular merger under the Nevada Revised Statutes between Leef and Subco. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, in consideration for the Leef Shares, lcanic will, on the effective date of ihe Merger (the “Effective Date”) issue from treasury to each Leef Stockholder the number of common shares of lcanic (the “Payment Shares”) as determined pursuant to the terms of the Merger Agreement in exchange for one Leef Share.

All Payment Shares will be issued as direct registration system statements (the “DRS statements”). Each Leef Stockholder who is a U.S. Resident Holder must complete, execute and deliver a representation letter (the “U.S. Representation Letter”) either (i) in the form attached as Exhibit “C” to the information statement of Leef dated Januaiy 27, 2022, or (ii) in the form accompanying the Letter of Transmittal, in order to receive the Payment Shares that such U.S. Resident Holder is entitled to receive under the Merger.

No fractional Payment Shares shall be issued to Leef Stockholders in connection with the Merger. The number of Payment Shai·es to be issued to each Leef Stockholder shall be rounded down to the nearest whole Payment Share in the event that any Leef Stockholder is otherwise entitled to a fractional share representing less than a whole Payment Share without any compensation therefor.

The Companies wish to confirm the terms of Endeavor’s appointment as depositary in connection with the Merger.

1.  Appointment

1.1 Endeavor is hereby appointed to act as depositary, and Endeavor accepts such appointment in accordance with the terms and conditions of this agreement (this “Agreement”).

1.2 After the six-month anniversaiy of the Effective Date, Endeavor shall mail to each registered Leef Stockholder who has not properly deposited Leef Shares under the Merger at the time of such mailing (a) a letter reminding the Leef Stockholder of the completion of the Merger, (b) a Letter of Transmittal (revised as necessary) and (c) a self-addressed envelope for use by such Leef Stockholder (collectively, the “Reminder Notice”). The Reminder Notice will be sent by first class mail to the address of the Leef Stockholder as shown on the register of Leef Stockholders provided to Endeavor prior to such mailing. Upon the request of Endeavor, Icanic shall prepare and deliver to Endeavor the form of reminder letter and letter of transmittal for use in the Reminder Notice.

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2. Deuosit of Shares

2.1 Endeavor is hereby authorized to accept certificates representing Leef Shares (collectively, the “Share Instruments”) which are deposited to Endeavor and to hold same upon the terms and conditions set forth herein. In doing so, Endeavor will:

(a)	hold all Share Instruments and Letters of Transmittal properly deposited under the Merger until completion of the Merger or until the Companies provide joint written notice to Endeavor that the Merger will not be completed;

(b)	date and time stamp all deposited Letters of Transmittal when received in duly completed form (together with all other required documentation including Share Instruments);

(c)	ascertain and ensure that each deposit of Leef Shares under the Merger is accompanied by a duly signed and completed Letter of Transmittal, the appropriate Share Instruments and all other documents that may be required to give Icanic good title to the Leef Shares so deposited at the effective time of the Merger, and that such documents delivered are properly executed and completed in accordance with the instructions set forth in the Letter of Transmittal;

(d)	verify that the Share Instrument(s) accompanying a Letter of Transmittal conform with the information contained in the Letter of Transmittal;

(e)	keep a record of each deposit of a Letter of Transmittal that is not accompanied by a Share Instrument and of all deficiencies in received Letters of Transmittal;

(f)	send to each registered Leef Stockholder who deposits a Share Instrument that is not accompanied by a duly completed and signed Letter of Transmittal, a letter informing such Leef Stockholder of the requirement to duly complete, sign and submit a Letter of Transmittal in addition to the appropriate Share Instruments; and

(g)	perform such other services as the Companies may reasonably request as are incidental to the above-mentioned services.

2.2 Endeavor will be entitled to treat as issued and outstanding the Leef Shares represented by any Share Instrument(s) deposited under the Merger, if the name on such Share Instrument conforms to the name of a Leef Stockholder as it appears on the register of Leef Stockholders maintained by Leef and transferred to Endeavor immediately prior to completion of the Merger on the Effective Date.

2.3 Endeavor will direct any Leef Stockholder whose Share Instrument has been lost, stolen or destroyed to submit a Letter of Transmittal completed to the best of their ability and to complete and submit a letter describing the loss, theft or destruction.

2.4 Endeavor will promptly upon request and in any case with reasonable frequency advise the Companies and their respective representatives of the number of Leef Shares deposited with Endeavor in connection with the Merger. Such requests will be invoiced by Endeavor to the Companies in accordance with the fee schedule attached as Schedule “A.”

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3. Improper Deposits

3.1 If a Letter of Transmittal or other required document has been improperly completed or signed, or the Share Instrument(s) accompanying a Letter of Transmittal are not in proper form for deposit to the Merger, or some other irregularity in connection with a deposit exists, Endeavor will make reasonable efforts to contact the applicable Leef Stockholder to cause such irregularity to be corrected. If reasonable efforts to correct such irregularity prove to be unsuccessful, and Icanic determines to not accept such deposit pursuant to Section 3.4 and after following the procedures set out in Section 3.2, Endeavor will return to the depositing Leef Stockholder, as soon as reasonably practicable, the Share Instrument(s) that is the subject of the improper or defective deposit.

3.2 If Endeavor has any doubt whether any Leef Shares have been properly deposited under the Merger or there is any irregularity with respect to the completion of a Letter of Transmittal, Endeavor will seek the advice oflegal counsel to Icanic as to the acceptability of the deposit. If reasonable efforts to correct an improper deposit prove to be unsuccessful, Endeavor will seek the advice of such legal counsel with respect to the procedures to be followed. Endeavor will reject any deposit if, in the opinion of Icanic’s legal counsel, the deposit has been made improperly and Endeavor will take such action as directed to by such legal counsel.

3.3 Notwithstanding any other prov1s10n of this Agreement, in the case of the loss, theft or destruction of a certificate representing Leef Shares, the holder of such certificate must deliver to Icanic and Endeavor (a) evidence satisfactory to Icanic and Endeavor, each acting reasonably, of the loss, theft or destruction of such certificate and (b) an affidavit describing the loss, theft or destruction, as applicable, before the Leef Shares will be considered properly deposited under the Merger.

3.4 Subject to Section 3.3 above, Jeanie shall have full discretion, acting reasonably, to determine whether any type of deposit is complete and proper and Jeanie has the absolute right to determine whether to accept or reject any category of deposit not in proper form.

4.  Payment Sh.ares

4.1 Endeavor aclmowledges that as of the date hereof, the number of Payment Shares to be issued as consideration to each Leef Stockholder for each one Leef Share (the “Exchange Ratio”) has not been determined, and that the Exchange Ratio will not be determined until immediately prior to the Effective Time. On or immediately prior to the Effective Time, the Companies agree to provide Endeavor with notice of the Exchange Ratio, and Endeavor shall be entitled to rely on such notice to determine the proper number of Payment Shares to be delivered to each former Leef Stockholder in accordance with Section 4 of this Agreement.

4.2 On or prior to the Effective Date, Jeanie shall deposit with Endeavor, for the benefit of the Leef Stockholders, the aggregate number of Payment Shares which the Leef Stockholders are entitled to receive pursuant to the Merger. The Payment Shares shall be held by Endeavor as agent and nominee for the Leef Stockholders for distribution to such Leef Stockholders in accordance with the terms of the Merger Agreement and this Section 4. Promptly following receipt of the Payment Shares and in any event on the same Business Day, Endeavor shall deliver a written receipt to the Companies acknowledging receipt of the Payment Shares.

4.3 For properly deposited Leef Shares received prior to the Effective Date, Endeavor will, upon Endeavor’s receipt of the Payment Shares in accordance with Section 4.2 and written notice from the Companies that the Merger has become effective, arrange for the delivery by first class (postage prepaid) insured mail as soon as practicable (but in any event no later than five Business Days) after the Effective Date of a DRS statement representing the Payment Shares in accordance with the instructions of the registered Leef Stockholders as set forth in their respective Letters of Transmittal. Endeavor will not arrange for the delivery of the Payment Shares until the Share Jnstrument(s), Letter of Transmittal and all required documents are received by Endeavor, unless Endeavor is otherwise instructed in writing by the Companies. Thereafter, for properly deposited Leef Shares received by Endeavor on or after the Effective Date, Endeavor will, as soon as practicable (but in any event no later than five Business Days) following the receipt of the Letter of Transmittal accompanying such properly deposited Leef Shares, arrange for the delivery by first class (postage prepaid) insured mail of a DRS statement representing the Payment Shares, in accordance with the instructions of the depositing Leef Stockholders as set forth in their respective Letters of Transmittal.

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4.4

(a)	If a dividend or other distribution is declared or made after the Effective Time with a record date after the Effective Date by Icanic with respect to Payment Shares held by Endeavor pursuant to this Agreement, Endeavor will accrue any such dividends due to former Leef Stockholders on behalf of former Leef Stockholders

(b)	At such time as a former Leef Stockholder deposits to Endeavor a duly completed Letter of Transmittal and the Share Instrument(s) representing the Leef Shares held by such former Leef Stockholder, together with such other additional documents and instruments as provided for in the Letter of Transmittal duly executed and completed as Endeavor may reasonably require, Endeavor shall, in addition to delivering the DRS statement representing the Payment Shares to which such former Leef Stockholder is entitled to receive, as soon as reasonably practicable, forward or cause to be forwarded by first class (postage prepaid) insured mail a cheque representing the amount of dividends accrued on behalf of such shareholder in accordance with the instructions of the depositing holder of Leef Shares as set forth in the Letters of Transmittal, unless such depositing holder of Leef Shares.

(c)	Notwithstanding Sections 4.4(a) and 4.4(b), no dividend or other distribution declared or made after the Effective Date with respect to Payment Shares with a record date after the Effective Date shall be delivered to the holder of any unsurrendered Share Instrument that, immediately prior to the Effective Time, represented outstanding Leef Shares unless and until the holder of such Share Instrument shall have surrendered the same to Endeavor, along with a duly completed Letter of Transmittal and such other additional documents and instruments as provided for in the Letter of Transmittal duly executed and completed as Endeavor may reasonably require. At the time of such compliance, there shall, in addition to the delivery of the DRS statement representing the Payment Shares to which the former Leef Stockholder is entitled to receive, be delivered to such holder, without interest, a cheque for the amount of the applicable dividend or other distribution with respect to such Payment Shares.

(d)	Endeavor shall be entitled to deduct or withhold (or cause to be deducted or withheld) from any dividends, distributions or other amounts otherwise payable to any former Leef Stockholder such Taxes or other amounts as Endeavor may be instructed by Icanic, and shall provide tax information returns, slips, summaries and reports in accordance with instructions provided by Icanic to each former Leef Stockholder in the same name(s) that has been issued dividend funds. Icanic will provide Endeavor with a notification at least five Business Days before the dividend record date each time a dividend is declared by Jeanie, as the case may be. The notification shall include the record date, payable date, and dividend rate.

(e)	Any dividend funds delivered to Endeavor (the “Amount Held”) will be held in an account of Endeavor designated in the name of Icanic for the benefit of the former Leef Stockholders entitled to receive the same. Until paid out in accordance with this Agreement, the Amount Held shall be kept segregated in Endeavor’s records and shall be deposited in one or more trust accounts to be maintained by Endeavor in Icanic’s name at a Canadian Schedule I chartered bank acceptable to Icanic and Endeavor, each acting reasonably, distinct from Endeavor’s own assets and distinguishable in the registers and other books of accounts kept by Endeavor from those of any other person until disbursed in accordance with this Agreement. All amounts held by Endeavor pursuant to this Agreement shall be held by Endeavor in accordance with this Section 4.4. Endeavor shall have no responsibility or liability for any diminution of the Amount Held which may result from any deposit made pursuant to this Section 4.4, including any losses resulting from a default by the Canadian Schedule I chartered bank holding the Amount Held. Upon written request from Icanic, Endeavor shall provide a written statement of reasonable detail regarding the quantum of the Amount Held as well as such other information as Icanic may reasonably request. At any time and from time to time, Icanic shall be entitled to direct Endeavor by written notice to withdraw all or any of the Amount Held that may then be deposited with a Canadian Schedule I chartered bank and deposit such Amount Held with an alternative Canadian Schedule I chartered bank acceptable to Icanic and Endeavor, each acting reasonably. With respect to any withdrawal notice, Endeavor will endeavor to withdraw such amount specified in the notice as soon as reasonably practicable and Icanic acknowledges and agrees that such specified amount remains at the sole risk of Icanic prior to and after such withdrawal. Endeavor does not have any interest in the Amount Held but is serving as depositary only and is not a debtor of the Companies in respect of the Amount Held.

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4.5 If Icanic determines and advises Endeavor in writing that delivery by mail may be delayed, Endeavor will make arrangements for f01mer Leef Stockholders to take delivery of the Payment Shares in person at Endeavor’s office located in Vancouver, British Columbia or by electronic transmission to the email address of Leef Stockholders provided by the Leef Stockholders until Icanic determines that delivery by mail will no longer be delayed. Any additional costs associated therewith shall be paid by Icanic.

4.6 In the event of a transfer of ownership of Leef Shares which is not registered in the transfer records of Leef, a DRS statement representing the Payment Shares shall be delivered to a transferee if the applicable Share Instrument(s) representing the Leef Shares is presented to Endeavor, accompanied by all documents and instruments required to evidence and effect such transfer.

4.7 From and after the Effective Date, each Share Instrument which immediately prior to the Effective Date represented Leef Shares will be deemed after the Effective Date to represent only the right to receive a DRS statement representing Payment Shares which such former Leef Stockholder is entitled to receive pursuant to the Merger Agreement in exchange for the Leef Shares.

4.8 All of the issued and outstanding Leef Shares deposited under the terms of the Merger Agreement are to be transferred to and registered in the name of Icanic as of the Effective Date.

4.9 Notwithstanding Section 4.6, the foregoing, but subject to any applicable unclaimed property laws, any Share Instruments formerly representing Leef Shares that have not been duly deposited to Endeavor with all other documents as required by the Merger on or before the day that is six years from the Effective Date, shall cease to represent a claim or interest of any kind or nature, including a claim for dividends or other distributions, against the Companies or Endeavor by a former Leef Stockholder. Upon receipt by Endeavor on or after the day that is six years from the Effective Date of a written request from Icanic (the “Written Request”), Endeavor shall return to Icanic the unclaimed Payment Shares held by Endeavor at such time in respect of such former Leef Stockholders. If Endeavor has not received a Written Request within three months following the sixth anniversary of the Effective Date, Endeavor shall, as soon as reasonably practicable, provide Icanic with a reconciliation report summarizing the remaining Payment Shares and request further instructions from Icanic.

4.10 Leef shall, on or before the last business day prior to the Effective Date, provide Endeavor and Icanic with a list of Leef Shareholders and a list of all Leef Shareholders who have delivered and not withdrawn notices of dissent (“Dissenting Leef Shareholders”), if any. Endeavor shall inform the Companies in writing promptly upon the receipt of any Letters of Transmittal and any accompanying Share Instruments from any Dissenting Leef Shareholders, if received, and provide such further information about the Share Instruments surrendered by a Dissenting Leef Shareholder and the documents accompanying such surrender as the Companies may request. Endeavor shall not act on the receipt of Letters of Transmittal and any accompanying Share Instruments from any Dissenting Leef Shareholders, unless provided with joint written instructions from the Companies.

5

5.  Return of Deposited Shares

5.1 If the Companies give Endeavor written notice that the Merger has not been completed, Endeavor will arrange, as soon as practicable after receipt of such written notice, for the return of deposited Share Instruments representing deposited Leef Shares to each respective Leef Stockholder by first class (postage prepaid) insured mail in the name of and to the address specified by the Leef Stockholder in the Letter of Transmittal or, if such name and address is not so specified, as directed by Leef.

6.  Notices

Any demand, notice or communication required or contemplated by this Agreement shall be in writing and sent by personal delivery, courier, mail or email addressed to Icanic as indicated below, and to Endeavor as indicated in the heading of this Agreement or to such other address, individual or email address as may be designated by notice provided by any party to the others. In the event of actual or anticipated postal disruption, courier service personal delivery or email transmission shall be used. Any demand, notice or other communication shall be deemed conclusively to have been received by the addressee (i) if sent by mail, five business days after posting; (ii) if sent by courier service or personal delivery, upon actual delivery; and (iii) if sent by email, upon the same business day if given during the ordinary business hours of the addressee, or the next following business day if given outside of such hours.

Icanic Brands Company Inc.

789 West Pender Street, Suite 810

Vancouver, British Columbia

V6C 1H2

Attention:	Brandon Kou
Email:	brandon@icaninc.com

LEEF Holdings, Inc.

5580 La Jolla Boulevard #395

La Jolla, CA 92037

Attention: Micah Anderson

Email: micah@leefca.com

with a courtesy copy (which copy will not constitute notice to Icanic) to:

McMillan LLP

1500 Royal Centre

1055 West Georgia Street

Vancouver, British Columbia V6E 4N7

Attention:	Desmond Balakrishnan
E-mail:	desmond.balakrishnan@mcmillan.ca

6

7.  Fees

Endeavor’s fees for acting hereunder will be those set forth in Schedule “A” attached hereto. Icanic will pay all of Endeavor’s reasonable out-of-pocket expenses in connection with Endeavor’s duties hereunder (including, without limitation, overtime expenses, postage, courier, long distance calls, P.S.T., mailing insurance, photocopying, and expert consultant and counsel fees and disbursements). All fees and out- of pocket expenses will be paid by Icanic within 30 days from the date of invoice and Jeanie acknowledges that late payment may be subject to interest charges as indicated on the invoice. Icanic acknowledges and agrees that Endeavor’s fees are confidential information. As such, Icanic agrees not to disclose any such fees to any third party without Endeavor’s prior written consent, save and except for disclosure (a) to Icanic’s professional advisors, held to strict confidence; and (b) as required or otherwise compelled by law.

8.  Liability and Indemnity

8.1 Endeavor shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses caused by its bad faith, willful misconduct or gross negligence.

8.2 Icanic indemnifies and holds harmless Endeavor, its affiliates, successors and permitted assigns, and its and their respective current and former directors, officers and employees, from and against any and all claims, demands, assessments, interest, penalties, actions, suits, proceedings, liabilities, losses, damages, costs and expenses (including, without limiting the foregoing, consultant fees and counsel fees and disbursements on a solicitor and client basis), arising from or in connection with this Agreement, except, subject to Section 8.4, where same results from bad faith, willful misconduct or gross negligence on the part of Endeavor.

8.3 Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, except in the event of bad faith, fraud or wilful misconduct on the part of Endeavor, Endeavor shall not be liable under any circumstances whatsoever for any (a) breach by any other party of any securities law or other rule of any securities regulatory authority, (b) lost profits, or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

8.4 Notwithstanding any other provision of this Agreement, Endeavor’s liability shall be limited, in the aggregate, to the amount of fees paid by Icanic to Endeavor under this Agreement in the 12 months immediately prior to Endeavor receiving the first notice of claim, except with respect to any liability resulting from Endeavor’s bad faith, fraud or willful misconduct, in which case Endeavor’s liability shall be unlimited.

8.5 In the event of any claim, action or proceeding brought or commenced against Endeavor, Endeavor shall notify Icanic promptly after Endeavor has received written assertion of such claim or shall have been served with a summons or other legal process, giving information as to the nature and basis of the claim, action or proceeding. Icanic shall undertake the investigation and defence of any such claim, action or proceeding and Endeavor shall have the right to retain other counsel, at Endeavor’s own expense, to act on Endeavor’s behalf, provided that, if Endeavor reasonably determines that a conflict of interest or other circumstances wherein Endeavor’s best interests would not be adequately represented exist that make representation by counsel chosen by Icanic not advisable, the fees and disbursements of such other counsel shall be paid by Icanic. In the event of an unreasonable delay in Endeavor’s notification or failure to notify Icanic of any action, claim or proceeding, Icanic shall not be liable under this indemnity to the extent (but only to the extent) that any such delay or failure to give notice as herein required prejudices the defence of such action, claim or proceeding or results in any material increase in the liability oflcanic under this indemnity.

8.6 The provisions of this Section 8 shall survive indefinitely, including the termination of this Agreement.

7

8.7 Endeavor shall retain the right not to act and shall not be liable for refusing to act under this Agreement if, due to a lack of information or for any other reason whatsoever, Endeavor, in Endeavor’s sole judgment, determines in good faith and acting reasonably that such act might cause Endeavor to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should Endeavor, in Endeavor’s sole judgment, determine in good faith and acting reasonably at any time that Endeavor’s acting under this Agreement has resulted in Endeavor being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then Endeavor shall have the right to resign on JO days written notice to Icanic, provided (a) that Endeavor’s written notice shall describe the circumstances of such non-compliance; and (b) that if such circumstances are rectified to Endeavor’s satisfaction within such I0- day period, then such resignation shall not be effective.

9.  Termination

9.1 This Agreement may be terminated by Endeavor, Icanic or Leef (i) for any reason whatsoever upon 90 days’ written notice to the other parties or such other shorter period as the parties may agree to in writing or (ii) by either party upon 30 days’ written notice if there has been a breach of or failure to perform any representation, warranty, covenant, or agreement on the pm1 of the other party set forth in this Agreement, which breach or failure remains uncured for IO days after written notice thereof.

9.2 This Agreement will automatically terminate upon the earlier of: (a) the aggregate Payment Shares being distributed to former Leef Stockholders in accordance with the provisions hereof; (b) the return of Leef Shares pursuant to Section 5 as a result of the Merger not being completed

9.3 Upon any termination of this Agreement as set forth in this Section 9, Endeavor shall deliver to any successor depositary appointed by the Companies, or at the direction of the Companies, (i) all Payment Shares held by Endeavor hereunder, and (ii) all originals or copies, as applicable, of Letters of Transmittal and Share Instruments and any other documents held by Endeavor in connection with its services hereunder.

10.  General

10.1 In acting as depositary, Endeavor:

(a) shall have no duties or obligations other than those set forth herein or as may subsequently be agreed to by Endeavor and the Companies;

(b) shall not be obliged to take any legal action that might, in Endeavor’s judgment, involve any expense or liability unless Endeavor shall have been furnished with reasonable funding and indemnity;

(c) may consult counsel satisfactory to Endeavor (including Icanic’s counsel) at Jeanie’s expense and the advice or opinion of such counsel shall be full and complete authorization or protection in respect of any action or omission taken by Endeavor thereunder, in good faith, in accordance with the advice or opinion of such counsel;

(d) shall not be called upon at any time to advise any person depositing or considering depositing Leef Shares as to the wisdom in making such deposit or as to the increase or decrease in the market value of the Leef Shares; and

(e) may rely upon any instruction, instrument, certificate, repot1 or paper believed by Endeavor to be genuine and to have been signed or presented by the proper person(s) and Endeavor shall be under no duty to make any investigation or inquity as to any signature or statement contained therein, but may accept the same as having been properly given and as conclusive evidence of the truth and accuracy of any statements therein contained.

8

10.2 It is agreed that Endeavor and the Companies shall treat all Leef Stockholders in the same manner and shall not provide preferential treatment to any Leef Stockholder or Leef Stockholders in connection with the Merger.

10.3 This Agreement shall not be assigned by any of the patties hereto without the prior written consent of the other parties.

10.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.5 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

10.6 This Agreement may be signed in any number of counterparts, including counterparts sent by facsimile or in Portable Document Format (.pdf) by email transmission, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.7 Time shall be of the essence of this Agreement.

10.8 Any inconsistency between this Agreement and the Merger Agreement, as they may from time to time be amended, shall be resolved in favour of the latter, except with respect to the duties, liabilities and indemnifications of Endeavor as depositmy, which will be resolved in favour of this Agreement.

10.9 No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. This Agreement and the schedules attached hereto represent the entire Agreement between the parties with respect to the subject matter hereof.

10.10 The use of headings and division of sections and paragraphs is for convenience reference only and does not affect the construction or interpretation of the Agreement.

10.11 Endeavor shall not be liable, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 10.

10.12 Endeavor shall protect and hold all confidential information of the Companies in confidence with at least the same degree of care as it protects its own confidential information, but not less than a reasonable degree of care, except as required by Jaw.

10.13 Endeavor and the Companies hereto confirm that it is their wish that this Agreement as well as all other documents relating hereto, including notices, have been and shall be drawn up in English. Les parties aux présentes confirment leur consentement à ce que cette convention de méme que taus les documents, ainsi que tout avis s’y rattachant, soient rédigés en anglais.

[Remainder of page intentionally left blank; signature page follows.]

9

Kindly indicate Endeavor’s acceptance of the terms of this letter by signing and returning to the Companies the duplicate hereof, in which case this letter will form an Agreement between us.

ICANIC BRANDS COMPANY INC.

Per:
Title:	Chief Executive Officer

LEEF HOLDINGS, INC.

Per:
Title:	Chief Executive Officer

Accepted and agreed to as of the 23rd day of February, 2022.

ENDEAVOR TRUST CORPORATION

Per:
Title:	Chief Executive Officer

Per:
Title:	Chief Executive Officer

Kindly indicate Endeavor’s acceptance of the terms of this letter by signing and returning to the Companies the duplicate hereof, in which case this letter will form an Agreement between us.

ICANIC BRANDS COMPANY INC.

Per:
Title:	Chief Executive Officer

LEEF HOLDINGS, INC.

Per:
Title:	Chief Executive Officer

Accepted and agreed to as of the       day of February, 2022.

ENDEAVOR TRUST CORPORATION

Per:
Title:	Chief Executive Officer

Per:
Title:	Chief Executive Officer

SCHEDULE “A”

SCHEDULE OF FEES

Endeavor Trust Corooration
Fee Schedule Sunnlemental
Depository Agreement:	$2,500
Certificate Exchange:	Hourly ($150/hour)
Certificates:	$20 each
Courier Cost:	Hourly plus fees charged by Courier
Mail:	Hourly plus postage and printing
Lost Securities Bond:	Paid by shareholder to insurance company
Note: See Fee schedule for complete list of fees.

TREASURY ORDER

TO:	ENDEAVOR TRUST CORPORATION
Suite 760 – 777 Hornby Street
Vancouver, BC, V6Z 1S4

Attn: Processing Department

You are hereby authorized and directed to register and issue a non-certificated position evidencing an aggregate of 758,274,035 common shares of Icanic Brands Company Inc. (each, a “Payment Share”, and collectively, the “Payment Shares”) in the name of:

Endeavor Trust Corporation as Depositary for the former shareholders of shares of common stock of LEEF Holdings, Inc.

Suite 760 – 777 Hornby Street

Vancouver, BC, V6Z 1S4

We confirm that:

1.	The directors of the Company have duly authorized the allotment and issuance of the fully paid and non-assessable common shares;

2.	The Payment Shares issued are fully paid at a price of $0.19978 per Payment Share;

3.	The Company is issuing the Payment Shares as consideration for the acquisition of all of the issued and outstanding shares of LEEF Holdings, Inc.

4.	Each former holder of shares of common stock of LEEF Holdings, Inc. will receive DRS statements representing the Payment Shares with the following legends:

i.	The holder of this security must not trade this security before April 20, 2023
ii.	The holder of this security must not trade this security before July 20, 2023
iii.	The holder of this security must not trade this security before October 20, 2023
iv.	The holder of this security must not trade this security before January 20, 2024
v.	The holder of this security must not trade this security before April 20, 2024
vi.	The holder of this security must not trade this security before July 20, 2024
vii.	The holder of this security must not trade this security before October 20, 2024
viii.	The holder of this security must not trade this security before January 20, 2025

5.	The DRS statements representing the Payment Shares issuable to U.S. shareholders will have the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (C) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION SHALL FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAW. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

6.	The present treasury order adheres to the requirements as set out in the Company’s Articles and any and all applicable statutes and regulations.

DATED at Vancouver, British Columbia, this 20th day of April, 2022

ICANIC BRANDS COMPANY INC.

Per:		Per:
	Brandon Kou, CEO		Christopher Cherry, CFO

5.	The DRS statements representing the Payment Shares issuable to U.S. shareholders will have the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (C) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION SHALL FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAW. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

6.	The present treasury order adheres to the requirements as set out in the Company’s Articles and any and all applicable statutes and regulations.

DATED at Vancouver, British Columbia, this 20th day of April, 2022

ICANIC BRANDS COMPANY INC.

Per:		Per:
	Brandon Kou, CEO		Christopher Cherry, CFO

SCHEDULE “A”

[See attached]

ICANIC BRANDS COMPANY INC.

Schedule “A” for Treasury Order dated April 20, 2022

					(Applicable only to U.S. Address)
Registered Name	Registered Address	Delivery Address	Number of Shares	Certificate or DRS	Covered Shares Y/N	Acquisition Date	Acquisition Price	CAD or USD	Legend
Endeavor Trust Corporation in trust for the former holders of common shares of LEEF Holdings, Inc., 5580 La Jolla Boulevard #395, La Jolla, CA 92037, United States	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	94,784,255	DRS					[1][9]
Endeavor Trust Corporation in trust for the former holders of common shares of LEEF Holdings, Inc., 5580 La Jolla Boulevard #395, La Jolla, CA 92037, United States	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	94,784,255	DRS					[2][9]
Endeavor Trust Corporation in trust for the former holders of common shares of LEEF Holdings, Inc., 5580 La Jolla Boulevard #395, La Jolla, CA 92037, United States	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	94,784,255	DRS					[3][9]
Endeavor Trust Corporation in trust for the former holders of common shares of LEEF Holdings, Inc., 5580 La Jolla Boulevard #395, La Jolla, CA 92037, United States	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	94,784,254	DRS					[4][9]

Endeavor Trust Corporation in trust for the former holders of common shares of LEEF Holdings, Inc., 5580 La Jolla Boulevard #395, La Jolla, CA 92037, United States	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	94,784,254	DRS	[5][9]
Endeavor Trust Corporation in trust for the former holders of common shares of LEEF Holdings, Inc., 5580 La Jolla Boulevard #395, La Jolla, CA 92037, United States	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	94,784,254	DRS	[6][9]
Endeavor Trust Corporation in trust for the former holders of common shares of LEEF Holdings, Inc., 5580 La Jolla Boulevard #395, La Jolla, CA 92037, United States	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	94,784,254	DRS	[7][9]
Endeavor Trust Corporation in trust for the former holders of common shares of LEEF Holdings, Inc., 5580 La Jolla Boulevard #395, La Jolla, CA 92037, United States	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	Suite 760 - 777 Hornby Street Vancouver, BC V6Z 1S4	94,784,254	DRS	[8][9]
Total Number of Shares			758,274,035

[1]	The holder of this security must not trade this security before April 20, 2023.
[2]	The holder of this security must not trade this security before July 20, 2023.
[3]	The holder of this security must not trade this security before October 20, 2023.
[4]	The holder of this security must not trade this security before January 20, 2024.
[5]	The holder of this security must not trade this security before April 20, 2024.
[6]	The holder of this security must not trade this security before July 20, 2024.
[7]	The holder of this security must not trade this security before October 20, 2024.
[8]	The holder of this security must not trade this security before January 20, 2025.

[9]	Applies to Payment Shares issuable to U.S. shareholders only:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (C) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION SHALL FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAW. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

TREASURY ORDER

TO:	ENDEAVOR TRUST CORPORATION
Suite 760 – 777 Hornby Street
Vancouver, BC, V6Z 1S4

Attn: Processing Department

You are authorized and directed to issue certificate or direct registration system statement for common shares of Icanic Brands Company Inc. (the “Company”) to the person named in the attached Schedule “A” for the number of common shares set opposite their name.

We confirm that:

1.	The directors of the Company have duly authorized the allotment and issuance of the fully paid and non-assessable common shares to the person named in the attached Schedule “A”;

2.	The Company has received the full consideration payable for the common shares;

3.	The 22,748,223 common shares issued are fully paid at a price of $0.19978 per common share;

4.	The Certificate or direct registration system statement representing the common shares will have the following legends (see Schedule “A”):

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (C) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION SHALL FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAW. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 21, 2022.

5.	The Certificate representing 12,317,270 common shares will be delivered to Endeavor Trust Company to be held in escrow pursuant to the terms of the Escrow Agreement dated April 20, 2022 among Endeavor Trust Company, Leef Holdings, Inc., Micah Anderson, Mark Smith, Kamaldeep Thindal and Jagdish Thindal.

6.	The present treasury order adheres to the requirements as set out in the Company’s Articles and any and all applicable statutes and regulations.

7.	You are hereby authorized to send a copy of this treasury order to the Canadian Securities Exchange and any other relevant regulatory authority within five business days following such issuance.

DATED at Vancouver, British Columbia, this 20th day of April, 2022

ICANIC BRANDS COMPANY INC.

Per:		Per:
	Brandon Kou, CEO		Christopher Cherry, CFO

SCHEDULE “A”

[See attached]

ICANIC BRANDS COMPANY INC.

Schedule “A” for Treasury Order dated April 20, 2022

					(Applicable only to U.S. Address)
Registered Name	Registered Address	Delivery Address	Number of Shares	Certificate or DRS	Covered Shares Y/N	Acquisition Date	Acquisition Price	CAD or USD?	Legend
Mark Smith	1187 Gore Trail Cordillera, Colorado United States	Endeavor Trust Corporation Suite 760 – 777 Hornby Street Vancouver, BC, V6Z 1S4	12,317,270	Restricted Book	Y			CAD	[1][2]
Mark Smith	1187 Gore Trail Cordillera, Colorado United States	Mark Smith 1187 Gore Trail Cordillera, Colorado United States	10,430,953	DRS	Y			CAD	[1][2]
Total Number of Shares			22,748,223

LEGENDS

[1]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, PROVIDED THAT PRIOR TO ANY TRANSFER PURSUANT TO CLAUSES (C) OR (D) ABOVE, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE CORPORATION SHALL FIRST BE PROVIDED TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY STATE SECURITIES LAW. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

[2]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 21, 2022.

ESCROW AGREEMENT

THIS AGREEMENT is made as of the 20th day of April, 2022,

AMONG:

LEEF HOLDINGS, INC., a corporation existing under the laws of the State of Nevada

(“Leef’)

- and -

MICAH ANDERSON, an individual resident in the State of California, in his capacity as representative of the shareholders of Leef

(“Leef Representative”)

- and -

MARK SMITH, an individual resident in the State of Colorado

(“Smith”)

- and -

KAMALDEEP THINDAL, an individual resident in the Province of British Columbia

(“Kam”)

- and -

JAGDISH THINDAL, an individual resident in the Province of British Columbia

(“Jagdish” and together with Smith and Kam, the “Grantors”)

- and -

ENDEAVOR TRUST CORPORATION, a trust company incorporated under the laws of the Province of British Columbia,

(the “Escrow Agent” and together with Leef, the Leef Representative and the Grantors, the “Parties”)

RECITALS:

A.	Leef and lcanic Brands Company Inc. (“lcanic”) entered into a merger agreement (the “Merger Agreement”) dated January 21, 2022 to combine their respective businesses by way of a three-cornered amalgamation pursuant to the laws of Nevada (the “Transaction”).

B.	Concurrently with the execution of the Merger Agreement, Leef, the Leef Representative and the Grantors entered into a conditional purchase agreement dated January 21, 2022 (the “Conditional Purchase Agreement”), appended as Schedule “A” hereto, pursuant to which the Leef Representative, for and on behalf of the shareholders of Leef (the “Leef Shareholders”) acquired an option (the “Option”) to purchase 25,000,000 common shares of .lcanic held by the Granters (the “Escrow Shares”) if certain conditions are not satisfied by a certain specified date following the completion of the Transaction.

C.	Pursuant to the terms of the Conditional Purchase Agreement, the Granters have agreed, among other things, to place all of the Escrowed Shares in escrow with the Escrow Agent, to be released in accordance with the terms and conditions herein.

D.	The parties have requested that the Escrow Agent act as escrow agent in connection with the escrow of the Escrowed Shares and in accordance with the terms of this Agreement.

NOW THEREFORE in consideration of the premises and mutual representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1.	Appointment of Escrow Agent

(a)	Leef, the Leef Representative and the Granters hereby appoint the Escrow Agent to act as the escrow agent in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby agrees to act in accordance with the terms and conditions of this Agreement. For the purposes of this Agreement, all references herein to “Escrow Agent” will mean Endeavor Trust Corporation acting in the capacity of escrow agent hereunder or any other person that replaces Endeavor Trust Corporation as escrow agent hereunder pursuant to the provisions hereof.

(b)	The Granters shall pay the Escrow Agent fees as laid out in Schedule “B”, plus expenses reasonably incurred in connection with this Agreement, for acting as escrow agent (the “Escrow Fees”).

2.	Deposit of Escrowed Shares

The Granters agrees with the Leef Representative that the Escrowed Shares will be delivered directly to the Escrow Agent to be deposited into escrow and released in accordance with the terms of this Escrow Agreement. The Escrow Agent will accept the Escrowed Shares upon their delivery and will hold the Escrowed Shares and administer the Escrowed Shares in accordance with the provisions of this Agreement. In addition, the Granters will deliver to the Escrow Agent, concurrent with the execution hereof, an executed and undated stock transfer power of attorney in blank for the Escrowed Shares.

Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving the Escrowed Shares, or a sale or conveyance of all or substantially all the assets of lcanic to any other body corporate, trust, partnership or other entity (each, a “Change of Control”), other than the Transaction, the Escrow Agent shall receive and thereafter hold the consideration (the “Replacement Consideration”) payable to holders of common shares in the capital of lcanic (“lcanic Shares”), including the Escrowed Shares. The Escrow Agent will accept the Replacement Consideration and will hold and administer the Replacement Consideration in accordance with the provisions of this Agreement on the same terms, mutatis mutandis, as the Escrowed Shares. Any cash that forms part of the Replacement Consideration will be held by the Escrow Agent in a segregated interest-bearing account for the benefit of the Leef Representative. If, in connection with a Change of Control, a holder of lcanic Shares may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then the Escrow Agent will elect to receive an equal percentage of each of the different types of consideration offered, unless otherwise directed in writing by the Leef Representative prior to any applicable election deadline.

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In the event that lcanic makes any distribution of cash, shares, other securities or other property (the “Distributed Property”) to the holders of the lcanic Shares, including the Escrowed Shares, the Escrow Agent shall receive and thereafter hold the Distributed Property in respect of the Escrowed Shares. The Escrow Agent will accept the Distributed Property and will hold and administer the Distributed Property in accordance with the provisions of this Agreement on the same terms, mutatis mutandis, as the Escrowed Shares. Any cash that forms part of the Distributed Property will be held by the Escrow Agent in a segregated interest-bearing account for the benefit of the Leef Representative.

3.	Escrow Release

The Escrow Agent shall not release any Escrowed Shares until it receives written notice (the “Release Notice”) from the Leef Representative and the Grantors that either:

a)	a Triggering Event (as such term is defined in the Conditional Purchase Agreement) has occurred and it has made a payment of $1.00 to the Grantors, in which case the Escrow Agent shall be authorized to release the Escrowed Shares to the Leef Representative in accordance with the Release Notice; or

b)	the Conditions (as such term is defined in the Conditional Purchase Agreement) have been satisfied, in which case the Escrow Agent shall be authorized to release the Escrowed Shares to the Grantors in accordance with the Release Notice.

Upon receipt of the Release Notice in the case of Section 3(a}, the Escrow Agent shall be entitled to and shall take all steps necessary to re-register and deliver the Escrowed Shares as so directed by the Leef Representative in the Release Notice.

4.	Rights of Escrow Agent

4.1	Escrow Agent Not a Trustee

The Escrow Agent accepts duties and responsibilities under this Agreement and the Escrowed Shares and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

4.2	Escrow Agent Not Responsible for Genuineness

The Escrow Agent will not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any Escrowed Shares deposited with it.

4.3	Escrow Agent Not Responsible for Furnished Information

The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of the Escrowed Shares within escrow under this Agreement.

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4.4	Escrow Agent Not Responsible after Release

The Escrow Agent will have no responsibility for the Escrowed Shares that it has released in accordance with this Agreement.

4.5	Additional Provisions

(1) The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as “Documents”) furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(2) The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and, if required, approved by the securities regulators with jurisdiction and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

(3) The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to Leef, the Leef Representative and the Grantors as soon as practicable that it has retained legal counsel or other advisors. Grantors will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(4) In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(5) The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

(6) The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(7) The Escrow Agent is authorized to cancel any share certificate delivered to it and hold the Escrowed Shares in electronic or uncertificated form only, pending release of such securities from escrow.

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4.6	Limitation of Liability of Escrow Agent

The Escrow Agent will not be liable to any of the Parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, willful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more Parties, except for losses directly caused by its bad faith, willful misconduct or gross negligence, exceed the amount of its annual fees under this Agreement or the amount of $3,000.00, whichever amount shall be greater.

4.7	Remuneration of Escrow Agent

The Grantors will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days’ written notice. The Grantors will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

In the event the Grantors fail to pay the Escrow Agent any amounts owing to the Escrow Agent hereunder, the Escrow Agent shall have the right not to act (including the right not to release the Escrowed Shares from escrow) and will not be liable for refusing to act until it has been fully paid all amounts owing to it hereunder. Further, in the event that the Grantors fail to pay the Escrow Agent its reasonable remuneration for its services hereunder, the Escrow Agent shall be entitled to charge Leef or the Leef Representative for any release of Escrowed Shares and shall have the right not to act (including the right not to release the Escrowed Shares) until such amounts have been paid to the Escrow Agent.

In the event that the Grantors have failed to pay the amounts owing the Escrow Agent hereunder, the Escrow Agent shall not be liable for any loss caused by a delay in the release of the Escrowed Shares.

5.	lnterpleader

The Escrow Agent may, in its sole discretion, deliver the Escrowed Shares into court by way of interpleader if any person, whether or not a party hereto, sues or threatens to sue the Escrow Agent in connection with the Escrowed Shares or the actions or omissions of any of the parties hereunder including the Escrow Agent or if the Escrow Agent is unable or unwilling to continue acting and there is no replacement under Section 6 within 30 days after the written notice of resignation in Section 6 or in the event of any disagreement or apparent disagreement between the parties hereto resulting in conflicting claims or demands with respect to the Escrowed Shares or if any of the parties hereto, including the Escrow Agent, are in or appear to be in disagreement about the interpretation of this Agreement or about the rights and obligations of the Escrow Agent or the propriety of an action contemplated by the Escrow Agent under this Agreement. Upon the Escrow Agent making such delivery, the Escrow Agent shall be released from all its duties and obligations under this Agreement.

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6.	Resignation of Escrow Agent

(1)	If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to Leef, the Leef Representative and the Grantors.

(2)	If Leef, the Leef Representative and the Grantors wish to terminate the Escrow Agent as escrow agent, Leef, the Leef Representative and the Grantors will give written notice to the Escrow Agent.

(3)	If the Escrow Agent resigns or is terminated, the Grantors will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date by another escrow agent that is acceptable to the securities regulators having jurisdiction in the matter and that has accepted such appointment, which appointment will be binding on Leef, the Leef Representative and the Grantors.

(4)	The resignation or termination of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above or on such other date as the Parties may agree upon (the “resignation or termination date”), provided that the resignation or termination date will not be less than 10 business days before a release date.

(5)	If the Grantors have not appointed a successor escrow agent within 60 days of the resignation or termination date, the Escrow Agent will apply, at the Grantor’s expense, to a court of competent jurisdiction for the appointment of a successor escrow agent and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment.

(6)	On any new appointment under this section, the successor Escrow Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor Escrow Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Escrow Agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Escrow Agent in relation to this Agreement and the predecessor Escrow Agent will thereupon be discharged as Escrow Agent.

(7)	If any changes are made to Part 4 of this Agreement as a result of the appointment of the successor Escrow Agent, those changes must not be inconsistent with the terms of this Agreement.

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7.	Indemnification

(a)	Indemnity. In consideration of the premises and of the Escrow Agent agreeing to act hereunder, Leef, the Leef Representative and Grantors agree to save, defend and keep harmless and fully indemnify the Escrow Agent, its partners, associates, employees and agents, and their respective heirs, executors, administrators, successors and assigns, from and against all losses, costs, liabilities, charges, suits, demands, claims, damages (including consequential damages) and expenses of any nature which the Escrow Agent, its successors or assigns, may at any time hereafter bear, sustain, suffer or be put to for or by any reason of or on account of its acting as escrow agent or anything in any matter relating thereto or by reason of the Escrow Agent’s compliance with the terms hereof. Notwithstanding any other provision of this Agreement, the Escrow Agent’s liability shall be limited, in the aggregate, to the amount of fees paid by the Grantors to the Escrow Agent under this Agreement, provided that the foregoing shall not apply to any liability arising from the Escrow Agent’s bad faith, fraud, wilful misconduct or gross negligence.

(b)	Not Obliged to Defend. Without restricting the foregoing indemnity, if proceedings are taken by arbitration or in any court respecting the Escrowed Shares, the Escrow Agent shall not be obliged to defend or otherwise participate in any such proceedings until it shall have such security as the Escrow Agent determines, in its sole discretion, to be adequate for its costs in such proceedings in addition to the indemnity set out above.

(c)	Survival. The provisions of Section 7(a) and Section 7(b) will survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

(d)	Not to Expend Own Funds. None of the provisions contained in this Agreement shall require the Escrow Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

8.	Expenses

The Escrow Agent shall be entitled to be reimbursed for all documented expenses reasonably incurred in connection with acting hereunder, including without limitation, legal fees paid by the Escrow Agent in respect of this Agreement, such expenses and fees to be borne by the Granters. The provisions of this Section 8 will survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

9.	General

(a)	Notices. Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by email, or other similar means of electronic communication, in each case to the applicable address set out below:

If to Leef:

Leef Holdings, Inc.

5580 La Jolla Boulevard #395

La Jolla, CA 92037

Attention: Micah Anderson

Email:micah@leefca.com

If to the Leef Representative:

Email:micah@leefca.com

If to Smith:

1187 Gore Trail

Cordillera, Colorado 81632

United States

Email: austinenergygroup@gmail.com

7

If to Kam or Jagdish:

Email: kam@ccpartnersinc.com

If to the Escrow Agent:

Endeavor Trust Corporation

702 - 777 Hornby Street

Vancouver, BC V6Z 1S4

Attention: Securities Processing

Email:admin@endeavortrust.com

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of emailing or sending by other means of recorded electronic communication, provided that such day in either event is a business day (at the place of receipt) and the communication is so delivered, emailed, or sent prior to 4:30pm (at the place of receipt) on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following business day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth business day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

Any party may from time to time change its address under this Section 9(a) by notice to the other parties given in the manner provided by this Section.

(b)	Time of Essence. Time shall be of the essence of this Agreement in all respects.

(c)	Further Assurances. Each party shall promptly do, execute, deliver, or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that another party may reasonably require for the purposes of giving effect to this Agreement.

(d)	Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns. No party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior consent of the other parties.

(e)	Amendment. No amendment of this Agreement will be effective unless made in writing and signed by all of the parties.

(f)	Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

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(g)	Waiver. A waiver of any default, breach, or non-compliance under this Agreement is not effective unless in writing and signed by the parties to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by another party. The waiver by a party of any default, breach, or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

(h)	Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(i)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in that Province and shall be treated, in all respects, as an British Columbia contract.

(j)	Counterparts. This Agreement may be executed by the parties in separate counterparts (by original or facsimile signature) each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together be construed as one and the same document.

(k)	Termination. This Agreement may be terminated at any time by and upon the receipt of the Escrow Agent of a written notice of termination executed by Leef, the Leef Representative and the Grantors, directing the release of the Escrowed Shares to the Grantors and such termination will be effective immediately after compliance by the Escrow Agent with such direction. This Agreement shall automatically terminate if and when all of the Escrowed Shares shall have been distributed by the Escrow Agent in accordance with this Agreement.

10.	Privacy

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to certain obligations and activities under this Agreement. Notwithstanding any other provision of this Agreement, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. Leef, the Leef Representative and the Grantors shall, prior to transferring or causing to be transferred personal information to the Escrow Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Escrow Agent shall use commercially-reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Escrow Agent agrees: (i) to have a designated chief privacy officer; (ii) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (iii) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and to comply with applicable laws and not to use it for any other purpose except with the consent of or direction from Leef, the Leef Representative and the Granters or the individual involved or as permitted by Privacy Laws; (iv) not to sell or otherwise improperly disclose personal information to any third party; and (v) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

11.	Right Not to Act

The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Escrow Agent, in its sole judgment, acting reasonably, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days prior written notice sent to all parties hereby provided that: (i) the Escrow Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

[SIGNATURE PAGE FOLLOWS]

9

IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the day and year first above written.

LEEF HOLDINGS, INC.

Per:
Authorized Signatory

ENDEAVOR TRUST CORPORATION

Per:
Authorized Signatory

Per:
Authorized Signatory

MICAH ANDERSON

MARK SMITH

KAMALDEEP THINDAL

JAGDISH THINDAL

IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the day and year first above written.

LEEF HOLDINGS, INC.

Per:	/s/ Micah Anderson
Authorized Signatory

NATIONAL SECURITIES ADMINISTRATORS LTD.

Per:
Authorized Signatory

Per:
Authorized Signatory

/s/ Micah Anderson
MICAH ANDERSON

MARK SMITH

KAMALDEEP THINDAL

JAGDISH THINDAL

IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the day and year first above written.

LEEF HOLDINGS, INC.

Per:
Authorized Signatory

ENDEAVOR TRUST CORPORATION

Per:
Authorized Signatory

Per:
Authorized Signatory

MICAH ANDERSON

MARK SMITH

/s/ Kamaldeep Thindal
KAMALDEEP THINDAL

JAGDISH THINDAL

IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the day and year first above written

LEEF HOLDINGS, INC.

Per:
Authorized Signatory

ENDEAVOR TRUST CORPORATION

Per:
Authorized Signatory

Per:
Authorized Signatory

MICAH ANDERSON

MARK SMITH

KAMALDEEP THINDAL

/s/ Jagdish Thindal
JAGDISH THINDAL

IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the day and year first above written.

LEEF HOLDINGS, INC.

Per:	/s/ Micah Anderson
Authorized Signatory

NATIONAL SECURITIES ADMINISTRATORS LTD.

Per:
Authorized Signatory

Per:
Authorized Signatory

/s/ Micah Anderson
MICAH ANDERSON

/s/ Mark Smith
MARK SMITH

KAMALDEEP THINDAL

JAGDISH THINDAL

IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the day and year first above written.

LEEF HOLDINGS, INC.

Per:	/s/ Micah Anderson
Authorized Signatory

NATIONAL SECURITIES ADMINISTRATORS LTD.

Per:
Authorized Signatory

Per:
Authorized Signatory

/s/ Micah Anderson
MICAH ANDERSON

MARK SMITH

KAMALDEEP THINDAL

JAGDISH THINDAL

Schedule A

Conditional Purchase Agreement

[See Attached)

Schedule B

Schedule of Fees

Endeavor Trust Corooration
Fee Schedule Sunnlemental
Escrow Agreement:	$2,500
Certificate Exchange:	Hourlv ($150/hour)
Certificates:	$20 each
Courier Cost:	Hourlv plus fees charged bv Courier
Mail:	Hourlv olus oostai,e and minting
Lost Securities Bond:	Paid bv shareholder to insurance comoanv
Note: All fees are subject to applicable taxes. See Fee schedule for comnlete list of fees.

CERTIFICATE NO.

ICAN.1001107

INTEGRATED CANNABIS COMPANY, INC.

BRITISH COLUMBIA BUSINESS CORPORATIONS ACT

CUSIP NO.

45827L109

THIS CERTIFIES THAT KAMALDEEP THINDAL

Shares

IS THE REGISTERED HOLDER OF

6,211,379*******
6,211,379******
*****6,211,379*******
******6,211,379******

SIX MILLION TWO HUNDRED ELEVEN THOUSAND THREE HUNDRED SEVENTY NINE AND 00/100***************

INTEGRATED CANNABIS COMPANY, INC.

COMMON STOCK

in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia

02/06/2020

Countersigned

By:

TRANSFER AGENT - AUTHORIZED SIGNATURE

EUGENE BEUKMAN,
DIRECTOR & CHIEF FINANCIAL OFFICER

NISHAL KUMAR, DIRECTOR

For value received the undersigned hereby sells, assigns and transfers unto

Insert the name and address of transferee

shares represented by this certificate and does hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED ________________________
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The Signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule 1 Chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP).

The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, Signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions, or Caisses Populaires unless they are members of the Stamp Medallion Program.

CERTIFICATE NO.

ICAN.1001106

INTEGRATED CANNABIS COMPANY, INC.

BRITISH COLUMBIA BUSINESS CORPORATIONS ACT

CUSIP NO.

45827L109

Shares

THIS CERTIFIES THAT JAGDISH THINDAL

IS THE REGISTERED HOLDER OF

SIX MILLION FOUR HUNDRED SEVENTY ONE THOUSAND THREE HUNDRED FIFTY ONE AND 00/100**********

6,471,351*******
6,471,351*****
****6,471,351*******
*****6,471,351******

INTEGRATED CANNABIS COMPANY, INC.

COMMON STOCK

in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia

02/06/2020

Countersigned

By:

TRANSFER AGENT - AUTHORIZED SIGNATURE

EUGENE BEUKMAN,
DIRECTOR & CHIEF FINANCIAL OFFICER

NISHAL KUMAR, DIRECTOR

For value received the undersigned hereby sells, assigns and transfers unto

Insert the name and address of transferee

shares represented by this certificate and does hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED ________________________
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The Signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule 1 Chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP).

The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, Signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions, or Caisses Populaires unless they are members of the Stamp Medallion Program.